Exhibit 10.1

Execution Version

AMENDMENT NO. 3 TO CREDIT AGREEMENT

THIS AMENDMENT NO. 3 TO CREDIT AGREEMENT (this “Agreement”), dated as of October 31, 2025, is entered into among ELANCO ANIMAL HEALTH INCORPORATED, a corporation formed under the laws of Indiana (the “U.S. Borrower” or the “Borrower Representative”), ELANCO US INC., a corporation formed under the laws of Delaware (the “Co-Borrower”), ELANCO FINANCING (NETHERLANDS) B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) under Dutch law, having its official seat in Utrecht, the Netherlands, and registered in the Dutch trade register under number 77870263 (the “Dutch Borrower”, and together with the U.S. Borrower and the Co-Borrower, the “Borrowers”), the SUBSIDIARY LOAN PARTIES party hereto, the LENDERS and the ISSUING BANKS party hereto (who, for the avoidance of doubt, constitute (i) all of the Revolving Facility Lenders, Existing Farm Credit Lenders and Issuing Banks party to the Existing Credit Agreement and (ii) the Required Lenders party to the Existing Credit Agreement) and JPMorgan Chase Bank, N.A. (acting through such of its branches and affiliates as it deems appropriate, “JPMorgan”), as administrative agent for the Lenders (in such capacity, the “Administrative Agent”) and U.S. and Canadian collateral agent (in such capacities, the “N.A. Collateral Agent”), and Wilmington Trust, National Association, as non-U.S. and non-Canadian collateral agent and security trustee (the “Non-N.A. Collateral Agent” and together with the N.A. Collateral Agent and the Administrative Agent, collectively, the “Agents”).

RECITALS

WHEREAS, reference is made to that certain Credit Agreement, dated as of August 1, 2020 (as amended by Amendment No. 1 to Credit Agreement, dated as of March 31, 2023, as further amended by Amendment No. 2 to Credit Agreement, dated as of July 3, 2024 and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement”; the Existing Credit Agreement, as amended by this Agreement, the “Credit Agreement”), by and among the U.S. Borrower, the Co-Borrower, the Administrative Agent, each Issuing Bank from time to time party thereto, the lenders from time to time party thereto and the other agents and arrangers party thereto;

WHEREAS, on the Closing Date, certain Existing TLB Lenders (as defined below) extended to the U.S. Borrower a senior secured term loan facility in the form of $4,275,000,000 of term loans (the “Initial TLB Loans” and the Lenders with Initial TLB Loans immediately prior to giving effect to this Agreement, the “Existing TLB Lenders”) pursuant to the Existing Credit Agreement;

WHEREAS, certain existing Lenders have extended to the U.S. Borrower incremental term loans pursuant to the Incremental Assumption Agreement No. 1, Incremental Assumption Agreement No. 2 and Incremental Assumption Agreement No. 4 (the “Existing Farm Credit Lenders”);

WHEREAS, the U.S. Borrower has requested that, on the Amendment No. 3 Effective Date (as defined below), all or a portion of the outstanding Initial TLB Loans as of the Amendment No. 3 Effective Date be refinanced with a new term facility in accordance with the applicable provisions of the Existing Credit Agreement (including Section 2.21(j) thereof) consisting of 2025 Refinancing TLB Loans (as defined below);

WHEREAS, each Existing TLB Lender that executes and delivers a consent to this Agreement substantially in the form of Exhibit A hereto will be deemed to have agreed to the terms of this Agreement and the Credit Agreement;

WHEREAS, each Existing TLB Lender that elects the “Consent and Cashless Roll” on their signature page hereto (such election, a “Cashless Conversion Election” and each such Existing TLB Lender making a Cashless Conversion Election, a “Cashless Conversion Lender”) will be deemed to have (a) agreed to the terms of this Agreement and the Credit Agreement and (b) converted 100% of the outstanding principal amount (or such lesser amount (including $0) as allocated to such Lender) of its existing Initial TLB Loans into an equal principal amount of 2025 Refinancing TLB Loans in accordance with the terms of, and subject to the conditions of this Agreement and the Credit Agreement;

WHEREAS, each of the Existing TLB Lenders who are to provide the 2025 Refinancing TLB Loans (as defined below) (the “2025 Refinancing TLB Lenders”) (including the applicable Cashless Conversion Lenders) have committed (the amount of such commitment, the “2025 Refinancing TLB Commitment”), subject to the terms and conditions hereinafter set forth, to make (or cashlessly roll, as applicable) a 2025 Refinancing TLB Loan on the Amendment No. 3 Effective Date to the applicable Borrower in an aggregate principal amount equal to all or a portion of the aggregate principal amount of Initial TLB Loans outstanding on the Amendment No. 3 Effective Date immediately prior to the consummation of this Agreement;

WHEREAS, in connection with the foregoing, it is intended that (a) the U.S. Borrower and the Required Lenders will amend and modify the Existing Credit Agreement to permit the Dutch Borrower to incur euro-denominated Term Loans in an aggregate principal amount equal to €400,000,000 (the “2025 Euro TLA Facility”, and the loans thereunder, the “2025 Euro TLA Loans”) on the Amendment No. 3 Effective Date, (b) the U.S. Borrower and the Required Lenders will amend and modify the Existing Credit Agreement to incur Farm Credit Term Loans in an aggregate principal amount equal to $540,000,000 (the “2025 Farm Credit Term Facility” and the loans thereunder, the “2025 Farm Credit Term Loans” and together with the 2025 Refinancing TLB Loans and the 2025 Euro TLA Loans, collectively, the “2025 Term Loans”) on the Amendment No. 3 Effective Date and (c) the proceeds of the 2025 Refinancing TLB Loans, the 2025 Euro TLA Loans and the 2025 Farm Credit Term Loans will be used to repay the outstanding Initial TLB Loans;

WHEREAS, each Lender that executes and delivers a signature page to this Agreement as a 2025 Euro TLA Lender consents to this Agreement and agrees to make 2025 Euro TLA Loans (collectively, the “2025 Euro TLA Lenders”) to the Dutch Borrower on the Amendment No. 3 Effective Date in such amount (not in excess of its commitment) as determined by the Administrative Agent and notified to such 2025 Euro TLA Lender;

WHEREAS, each Lender that executes and delivers a signature page to this Agreement as a 2025 Farm Credit Term Lender consents to this Agreement and agrees to make 2025 Farm Credit Term Loans (collectively, the “2025 Farm Credit Term Lenders” and together with the 2025 Refinancing TLB Lenders and the 2025 Euro TLA Lenders, the “2025 Term Lenders”) to the U.S. Borrower and the Co-Borrower on the Amendment No. 3 Effective Date in such amount (not in excess of its commitment);

WHEREAS, the 2025 Refinancing TLB Lenders are willing to provide 2025 Refinancing TLB Loans, the 2025 Euro TLA Lenders are willing to provide 2025 Euro TLA Loans and the 2025 Farm Credit Term Lenders are willing to provide 2025 Farm Credit Term Loans, in each case, to the applicable Borrower on the Amendment No. 3 Effective Date, and the Lenders are willing to amend the Existing Credit Agreement on the terms and subject to the conditions set forth herein and in the Credit Agreement;

WHEREAS, pursuant to Section 8.10 of the Existing Credit Agreement, the Administrative Agent under the Existing Credit Agreement may resign as the Administrative Agent and the Collateral Agent upon 10 days’ notice to the Lenders and the U.S. Borrower (the “Notice Requirement”) and the Borrowers and the Lenders party hereto have agreed to waive such Notice Requirement pursuant to Section 11 hereof;

WHEREAS, pursuant to that certain Agency Resignation, Appointment and Assumption Agreement, dated as of the date hereof, among the Loan Parties, Goldman Sachs Bank USA (the “Resigning Agent”), JPMorgan Chase Bank, N.A., as successor agent and Wilmington Trust, National Association, as successor non-N.A. collateral agent (the “Resignation and Appointment Agreement”, a copy of which is attached hereto as Annex IV), upon the occurrence of the Effective Date as defined in the Resignation and Appointment Agreement, the Resigning Agent resigned in its capacity as Administrative Agent and Collateral Agent under the Existing Credit Agreement and the other Loan Documents and JPMorgan succeeded as Administrative Agent and N.A. Collateral Agent and Wilmington Trust, National Association succeeded as Non-N.A. Collateral Agent;

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.        Defined Terms. Capitalized terms used herein but not otherwise defined herein shall have the meanings provided to such terms in the Credit Agreement. This Agreement is a “Loan Document” as defined in the Credit Agreement.

SECTION 2.        2025 Refinancing TLB Loans.

(a)            Subject to the terms and conditions set forth herein, on the Amendment No. 3 Effective Date, the 2025 Refinancing TLB Lender agrees to make (or cashlessly roll its entire or a portion of its existing Initial TLB Loans (including $0) as allocated to such Lender) a new term loan (a “2025 Refinancing TLB Loans”) to the applicable Borrower in an aggregate original principal amount equal to its 2025 Refinancing TLB Commitment under the Credit Agreement as set forth opposite its name on Annex I-A hereto (the “2025 Refinancing TLB Facility”);

(b)            Each 2025 Refinancing TLB Lender hereby agrees to waive any requirement for a prepayment notice set forth in Section 2.11 of the Credit Agreement in connection with the prepayment or replacement of Initial TLB Loans contemplated hereby and any indemnity claim for Term SOFR breakage costs payable to such 2025 Refinancing TLB Lender under Section 2.16 of the Credit Agreement in connection with the prepayment or replacement of Initial Term Loans contemplated hereby.

(c)            The proceeds of the 2025 Refinancing TLB Loans shall be used solely to refinance a portion of the Initial TLB Loans and to pay fees and expenses in connection therewith.

SECTION 4.        2025 Euro TLA Loans.

(a)            Subject to the terms and conditions set forth herein, each 2025 Euro TLA Lender agrees to make 2025 Euro TLA Loans on the Amendment No. 3 Effective Date to the applicable Borrower in a principal amount equal to such 2025 Euro TLA Lender’s 2025 Euro TLA Commitment (as defined below). The proceeds of the 2025 Euro TLA Loans shall be used solely to repay the Initial TLB Loans.

(b)            A Person shall become a party to this Agreement and to the Credit Agreement as a 2025 Euro TLA Lender as of the Amendment No. 3 Effective Date by executing and delivering to the Administrative Agent on or prior to the Amendment No. 3 Effective Date a signature page to this Agreement in its capacity as a 2025 Euro TLA Lender.

(c)            Each 2025 Euro TLA Lender will make its 2025 Euro TLA Commitment on the Amendment No. 3 Effective Date by making available to the Administrative Agent, in accordance with the Credit Agreement, an aggregate principal amount equal to the amount set forth opposite such 2025 Euro TLA Term Lender’s name on Annex I-B hereto (the “2025 Euro TLA Commitment”). The commitments of the 2025 Euro TLA Lenders are several, and no such Lender will be responsible for any other such Lender’s failure to make its 2025 Euro TLA Loan.

(d)            On and after the Amendment No. 3 Effective Date, each reference to “Term Loans” shall be deemed to include a reference to the 2025 Euro TLA Loans contemplated hereby and each reference to “Lenders” shall be deemed to include the 2025 Euro TLA Lenders. The 2025 Euro TLA Loans established hereunder are established as a separate and distinct “Class” and “Facility” of “Other Term Loans”.

SECTION 5.        2025 Farm Credit Term Loans.

(a)            Subject to the terms and conditions set forth herein, each 2025 Farm Credit Term Lender agrees to make 2025 Farm Credit Term Loans on the Amendment No. 3 Effective Date to the U.S. Borrower and the Co-Borrower in a principal amount equal to such 2025 Farm Credit Term Lender’s 2025 Farm Credit Term Loan Commitment (as defined below). The proceeds of the 2025 Farm Credit Term Loans shall be used solely to refinance a portion of the Term Loans outstanding prior to the Amendment No. 3 Effective Date and to pay fees and expenses in connection therewith.

(b)            A Person shall become a party to this Agreement and to the Credit Agreement as a 2025 Farm Credit Term Lender as of the Amendment No. 3 Effective Date by executing and delivering to the Administrative Agent on or prior to the Amendment No. 3 Effective Date a signature page to this Agreement in its capacity as a 2025 Farm Credit Term Lender.

(c)            Each 2025 Farm Credit Term Lender will make its 2025 Farm Credit Term Loan on the Amendment No. 3 Effective Date by making available to the applicable Borrowers, in accordance with the Credit Agreement, an aggregate principal amount equal to the amount set forth opposite such 2025 Farm Credit Term Lender’s name on Annex I-C hereto (the “2025 Farm Credit Term Commitment”).

(d)            On and after the Amendment No. 3 Effective Date, each reference to “Term Loans” shall be deemed a reference to the 2025 Farm Credit Term Loans contemplated hereby and each reference to “Lenders” shall be deemed to include the 2025 Farm Credit Term Lenders. The 2025 Farm Credit Term Loans established as a separate and distinct “Class” and “Facility” of “Other Term Loans”.

SECTION 6.        Amendments to Credit Agreement. Subject to satisfaction (or waiver) of the conditions set forth in Section 7 hereof, on the Amendment No. 3 Effective Date,

(a)            the Existing Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in Annex II attached hereto;

(b)            Exhibit A to the Existing Credit Agreement shall be amended and restated as set forth in Annex III hereto; and

(c)            a new Schedule 1.13 (Agreed Guarantee and Securities Principles), 5.10 (Certain Properties), 6.01 (Indebtedness), 6.02(a) (Liens), 6.04 (Investments), 6.07 (Transactions with Affiliates), 9.01 (Notice Information) and 9.04(d) (Initial Voting Participants) as set forth in Annex V hereto shall be added to the Credit Agreement;

provided, that, to the extent necessary to effectuate such amendments, any amendments which require the consent of the Required Lenders shall become effective on the Amendment No. 3 Effective Date upon the making of the 2025 Refinancing TLB Loans (and the substantially concurrent prepayment of Initial TLB Loans) on the Amendment No. 3 Effective Date. For the avoidance of doubt and without limiting the foregoing, each of the parties hereto acknowledges and agrees that as a result of the foregoing amendments to the Existing Credit Agreement, the Farm Credit Term Facilities shall be benefited by Section 6.11(c), the definition of “Required FCTL Lenders” and related voting rights, notwithstanding anything to the contrary in Incremental Assumption Agreement No. 1, Incremental Assumption Agreement No. 2 and Incremental Assumption Agreement No. 4.

SECTION 7.        Conditions Precedent. This Agreement shall become effective as of October 31, 2025 (the “Amendment No. 3 Effective Date”) upon satisfaction (or waiver thereof by the Administrative Agent and FCMA (as defined below), except for clause (b) below) of each of the following conditions:

(a)            Each Agent shall have received a counterpart signature page of this Agreement, executed and delivered by (i) the Borrowers, (ii) each other Loan Party, (iii) the Administrative Agent, (iv) the N.A. Collateral Agent and the Non-N.A. Collateral Agent, (v) the 2025 Refinancing TLB Lenders, (vi) the 2025 Euro TLA Lenders, (vii) the 2025 Farm Credit Term Lenders, (viii) each Revolving Facility Lender, each Issuing Bank and the Swingline Lender and (ix) each Lender under the Farm Credit Term Loan Facilities.

(b)            Each Agent shall have received an executed version of the Amended and Restated Guarantee Agreement, countersigned by the Administrative Agent, the N.A. Collateral Agent, the Non-N.A. Collateral Agent and each Loan Party.

(c)            Prior to or substantially concurrently with the Amendment No. 3 Effective Date, (i) except as provided in the following clause (ii), (A) the Administrative Agent shall have received (x) for the account of itself and each 2025 Term Lender, any fees (including any upfront fees) to be due and payable on or prior to the Amendment No. 3 Effective Date pursuant to the Fee Letter and (y) all reasonable and documented out-of-pocket expenses required to be paid by the Borrowers on the Amendment No. 3 Effective Date and (B) the Non-N.A. Collateral Agent shall have received the fees and expenses (including attorney’s fees and expenses) due and payable on or prior to the Amendment No. 3 Effective Date pursuant to the Non-N.A. Collateral Agency Fee Letter (as defined in the Credit Agreement, as amended by this Agreement), in each case, for which invoices have been presented at least three (3) Business Days prior to the Amendment No. 3 Effective Date and (ii) Farm Credit Mid-America, PCA (“FCMA”) shall have received (A) for the account of itself and each 2025 Farm Credit Term Lender, any fees (including any upfront fees) to be due and payable on or prior to the Amendment No. 3 Effective Date pursuant to the engagement letter executed in connection with this Agreement and (B) all expenses of FCMA required to be reimbursed in connection herewith pursuant to the Engagement Letter.

(d)            The representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct in all material respects on and as of the Amendment No. 3 Effective Date (except to the extent such representations and warranties are qualified by “materiality” or “Material Adverse Effect,” in which case such representations and warranties shall be true and correct in all respects as of such date), in each case, with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date (except to the extent such representations and warranties are qualified by “materiality” or “Material Adverse Effect,” in which case such representations and warranties shall be true and correct in all respects as of such date)).

(e)            No Default or Event of Default shall have occurred and be continuing on the Amendment No. 3 Effective Date, both immediately before and after giving effect to the amendments contemplated herein.

(f)            The Administrative Agent shall have received from the U.S. Borrower (i) an officer’s certificate certifying as to the matters set forth in clause (d) and (e) above and (ii) a solvency certificate substantially in the form of Exhibit C to the Credit Agreement and signed by a Financial Officer of the U.S. Borrower confirming the solvency of the U.S. Borrower and its Subsidiaries on a consolidated basis after giving effect to this Agreement and the transactions contemplated thereby on the Amendment No. 3 Effective Date;

(g)            Each Agent shall have received a written opinion (addressed to the Administrative Agent, the Collateral Agents, the 2025 Refinancing TLB Lenders, the 2025 Euro TLA Lenders, the 2025 Farm Credit Term Lenders, each Issuing Bank and the Swingline Lender and dated as of the Amendment No. 3 Effective Date) of Gibson Dunn & Crutcher LLP, as special New York and Delaware counsel for the Loan Parties, Faegre Drinker Biddle & Reath LLP, as special Indiana counsel for the Loan Parties, King & Wood Mallesons, as special Australian counsel for the Administrative Agent, VISCHER AG, as special Swiss counsel for the Loan Parties, Walder Wyss AG, as special Swiss counsel for the Administrative Agent and Loyens & Loeff N.V., as Dutch counsel for the Administrative Agent.

(h)            The Administrative Agent, the N.A. Collateral Agent and the Non-N.A. Collateral Agent shall have received a certificate of the Secretary, Assistant Secretary, Director or similar officer of each Loan Party (other than the Dutch Loan Party and each Australian Loan Party) dated the Amendment No. 3 Effective Date and certifying:

(i)            a copy of the memorandum, certificate or articles of incorporation, certificate of limited partnership, certificate of formation or other equivalent constituent and governing documents, including all amendments thereto, of such Loan Party, (1) in the case of a corporation, certified (to the extent available in any non-U.S. jurisdiction) as of a recent date by the Secretary of State (or other similar official or Governmental Authority in the case of any Loan Party organized outside the United States of America) of the jurisdiction of its organization, or (2) otherwise certified by the Secretary, Assistant Secretary, Director or similar officer of such Loan Party or other person duly authorized by the constituent documents of such Loan Party (or a certification that such memorandum, certificate or articles of incorporation, certificate of limited partnership, certificate of formation or other equivalent constituent and governing documents, including all amendments thereto, previously delivered to the Administrative Agent remain true and correct),

(ii)           with the exception of any English Loan Party or Swiss Loan Party, a certificate as to the good standing (to the extent such concept or a similar concept exists under the laws of such jurisdiction) of such Loan Party as of a recent date from such Secretary of State (or other similar official or Governmental Authority in the case of any Loan Party organized outside the United States of America),

(iii)          that attached thereto is a true and complete copy of the by-laws (or partnership agreement, limited liability company agreement, constitution or other equivalent constituent and governing documents) (to the extent such concept or a similar concept exists under the laws of such Loan Party’s jurisdiction of formation) of such Loan Party as in effect on the Amendment No. 3 Effective Date and at all times since a date prior to the date of the resolutions described in clause (iv) below (or a certification that such by-laws (or partnership agreement, limited liability company agreement, constitution or other equivalent constituent and governing documents) previously delivered to the Administrative Agent remain true and correct),

(iv)          that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors (or equivalent governing body) of such Loan Party (or its managing general partner or managing member), and, if required by law or customary in the jurisdiction of incorporation of such Loan Party (including, without limitation, England and Switzerland), the shareholders and other relevant corporate body, authorizing the execution, delivery and performance of this Agreement and, in the case of Elanco UK AH Limited and Elanco Europe GmbH, the Supplemental Debenture, and that such resolutions have not been modified, rescinded or amended and are in full force and effect on the Amendment No. 3 Effective Date,

(v)           as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party (or a certification that such incumbency and specimen signatures previously delivered to the Administrative Agent remain true and correct),

(vi)          with the exception of any English Loan Party, as to the absence of any pending proceeding for the dissolution or liquidation of such Loan Party or, to the knowledge of such person, threatening the existence of such Loan Party,

(vii)         that attached thereto is a true and complete copy of the companies register or commercial register, list of shareholders and the rules of procedure of any corporate body of such Loan Party (in each case, to the extent such concept or a similar concept exists under the laws of such Loan Party’s jurisdiction of formation and delivery of such document in a formalities certificate is customary in the relevant jurisdiction) of such Loan Party as in effect as at the Amendment No. 3 Effective Date (or a certification that such companies register or commercial register, list of shareholders and rules of procedure previously delivered to the Administrative Agent remain true and correct),

(viii)        that, subject to the guarantee limitations set out in the Credit Agreement, borrowing or guaranteeing or securing (as appropriate) the 2025 Term Loans extended hereunder would not cause any borrowing, guarantee, security or other similar limit binding on it to be exceeded, subject to any limitations provided for in the Loan Documents, and

(ix)          The Administrative Agent shall have received, in respect of each Australian Loan Party, (x) ASIC company extracts and Australian PPS Register searches in relation to such Australian Loan Party and (y) a verification certificate dated as of the Amendment No. 3 Effective Date and signed by a director of such Australian Loan Party, (A) certifying the following items: (1) the constitution (or other equivalent constituent and governing documents) and certificate of registration of such Australian Loan Party last provided on 28 June 2022 remain correct, complete and in full force and effect and there have been no amendments as at the date of the verification certificate, (2) a copy of a true, complete and up-to-date extract board resolutions (or equivalent) approving the entry by such Australian Loan Party into this Agreement, the Amended and Restated Guarantee Agreement and the Resignation and Appointment Agreement, (3) a copy of a true, complete and up-to-date shareholders’ resolutions (or equivalent) approving the resolutions referred to under (2) (if required), (4) a true and complete specimen of signatures for each of the directors or authorized signatories of such Australian Loan Party authorized by the extract board resolutions (or equivalent) referred to above to execute this Agreement, the Amended and Restated Guarantee Agreement and the Resignation and Appointment Agreement and otherwise be appointed for the purposes of this Agreement and other Loan Documents and (B) confirming that: (1) such Australian Loan Party is solvent and (2) such Australian Loan Party is not prevented by Chapter 2E or Part 2J.3 of the Australian Corporations Act from entering into this Agreement, the Amended and Restated Guarantee Agreement and the Resignation and Appointment Agreement.

(i)            with respect to the German Loan Parties:

(i)            an up-to-date certificate of the managing directors (Geschäftsführer) of each German Loan Party certifying:

(A)	that attached thereto is a true and complete copy of resolutions duly adopted by the shareholders, authorizing the execution, delivery and performance of the Agreement and the German law security confirmation agreements to be delivered pursuant to this Agreement, and that such resolutions have not been modified, rescinded or amended and are in full force and effect on the date of the delivery of such certificate,

(B)	the specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party (or a certification that such specimen signatures previously delivered to the Administrative Agent remain true and correct), and

(C)	that attached thereto is a true and complete copy of the companies register or commercial register, list of shareholders and the rules of procedure of any corporate body of such Loan Party as in effect as at the date of delivery of such certificate.

(ii)           duly executed confirmation and junior ranking account pledge agreement governed by German law over bank accounts between Elanco GmbH, Elanco Deutschland GmbH, Lohmann Animal Health GmbH, Elanco Animal Health GmbH and KVP Pharma+Veterinär Produkte GmbH as pledgors and the Non-N.A. Collateral Agent as pledgee;

(iii)          duly executed confirmation and junior ranking intellectual property pledge agreement governed by German law over intellectual property between Lohmann Animal Health GmbH and Elanco Animal Health GmbH as pledgors and the Non-N.A. Collateral Agent as pledgee;

(iv)          duly executed security confirmation and amendment agreement governed by German law in relation to the existing non-accessory (nicht akzessorische) German law security agreements between Elanco GmbH, Elanco Deutschland GmbH, Lohmann Animal Health GmbH, Elanco Animal Health GmbH and KVP Pharma+Veterinär Produkte GmbH as security grantors and the Non-N.A. Collateral Agent;

(v)           a confirmation and junior ranking share pledge agreement governed by German law (duly notarised) between Elanco GmbH, Lohmann Animal Health International, Inc. and Elanco Animal Health GmbH as pledgors and the Non-N.A. Collateral Agent as pledgee regarding a pledge of shares in Elanco Deutschland GmbH, Lohmann Animal Health GmbH and Elanco Animal Health GmbH;

(vi)          confirmation and junior ranking share pledge agreement governed by German law (duly notarised) between Elanco Animal Health GmbH as pledgor and the Non-N.A. Collateral Agent as pledgee regarding a pledge of shares in KVP Pharma+Veterinär Produkte GmbH;

(vii)         duly executed agency transfer agreement governed by German law between Lohmann Animal Health International, Inc., Elanco GmbH, Elanco Deutschland GmbH, Lohmann Animal Health GmbH, Elanco Animal Health GmbH and KVP Pharma+Veterinär Produkte GmbH as security grantors, Goldman Sachs Bank USA as resigning collateral agent and the Non-N.A. Collateral Agent; and

(viii)        a written opinion (addressed to the Administrative Agent, the Collateral Agents, the 2025 Refinancing TLB Lenders, the 2025 Euro TLA Lenders, the 2025 Farm Credit Term Lenders, each Issuing Bank and the Swingline Lender) of Hengeler Mueller, Partnerschaft von Rechtsanwälten mbB, as special German counsel for the Loan Parties (in respect of the capacity and authority of the German Loan Parties to enter into this Agreement and the German law agreements referred to under paragraphs (i)(ii) to (i)(vi) (inclusive) above of this Section 7) and Milbank LLP, as special German counsel for the Administrative Agent (in respect of the validity and enforceability of the German law agreements referred to under paragraphs (i)(ii) to (i)(vii) (inclusive) above of this Section 7), in each case substantially in the form of the respective legal opinions delivered previously in connection with the Existing Credit Agreement

(j)            a Swiss law governed security confirmation and transfer agreement regarding, inter alia, the confirmation of the security interests in any Collateral for any of the Obligations granted under the Swiss Security Documents;

(k)            a confirmation from the Swiss Federal Tax Administration for Swiss Withholding Tax purposes, confirming the tax ruling request dated October 15, 2025 in a form and substance satisfactory to the Administrative Agent.

(l)            a Canadian law governed security confirmation agreement regarding, inter alia, the confirmation of the security interests in any Collateral for any of the Obligations granted under the Canadian Security Documents;

(m)            [Reserved].

(n)            With regards to the Dutch Borrower:

(i)	A copy of the constitutional documents of the Dutch Borrower.

(ii)	A copy of an up-to-date extract of the chamber of commerce in respect of the Dutch Borrower.

(iii)	A copy of a resolution of the board of directors of the Dutch Borrower:

(A)	approving the terms of, and the transactions contemplated by, the Loan Documents to which it is a party and resolving that it execute, deliver and perform the Loan Documents to which it is a party;

(B)	authorising a specified person or persons to execute the Loan Documents to which it is a party on its behalf; and

(C)	authorising a specified person or persons, on its behalf, to sign and/or dispatch all documents and notices to be signed and/or dispatched by it under or in connection with the Loan Documents to which it is a party.

(iv)	A specimen of the signature of each person authorised by the resolution referred to in paragraph (iii) above in relation to the Loan Documents and related documents.

(v)	If applicable a copy of a resolution signed by all the holders of the issued shares in the Dutch Borrower approving the terms of, and the transactions contemplated by, the Loan Documents to which the Dutch Borrower is a party.

(vi)	If applicable, (a) an unconditional positive or neutral advice (advies) from each relevant works council, or with such conditions that are in the reasonable opinion of the directors of the relevant company acceptable and capable of being satisfied and which do not adversely affect the interests of the Lenders, including the request for advice or (b) a confirmation of the board of directors of the Dutch Borrower included in the board resolutions that no works council has jurisdiction in respect of any of the transactions contemplated by the Loan Documents.

(vii)	A certificate of the Dutch Borrower confirming that borrowing or guaranteeing or securing, as appropriate, the Commitments would not cause any borrowing, guarantee, security or similar limit binding on the Dutch Borrower to be exceeded.

(viii)	A certificate of an authorised signatory of the Dutch Borrower certifying that each copy document relating to it specified in Section 7 (n) is correct, complete and in full force and effect and has not been amended or superseded as at a date no earlier than the date of this Agreement.

(ix)	A Dutch law governed security agreement between the Dutch Borrower as pledgor and the Non-N.A. Collateral Agent as pledgee.

(x)	A Dutch law share pledge over the shares in the capital of the Dutch Borrower, between Elanco Tiergesundheit AG as pledgor, the Dutch Borrower as company and the Non-N.A. Collateral Agent as pledgee.

(xi)	A written opinion (addressed to the Administrative Agent, the Collateral Agents, the 2025 Refinancing TLB Lenders, the 2025 Euro TLA Lenders, the 2025 Farm Credit Term Lenders, each Issuing Bank and the Swingline Lender and dated as of the Amendment No. 3 Effective Date) of Loyens & Loeff N.V. as special Dutch counsel for the Administrative Agent and Arrangers.

(o)            The Administrative Agent shall have received a Borrowing Request with respect to the 2025 Refinancing TLB Loans, the 2025 Euro TLA Loans and the 2025 Farm Credit Term Loans not later than such time and date as agreed to by the Administrative Agent in its reasonable discretion.

(p)            The Borrowers shall have paid to the Administrative Agent, for the ratable account of the Lenders holding Initial TLB Loans, all outstanding principal with respect to the Initial TLB Loans and all accrued and unpaid interest and fees on such Initial TLB Loans to, but not including, the Amendment No. 3 Effective Date.

(q)            The 2025 Term Lenders shall have received at least three (3) Business Days prior to the Amendment No. 3 Effective Date all information with respect to the Loan Parties reasonably requested by them in writing at least ten (10) Business Days prior to the Amendment No. 3 Effective Date under applicable “know-your-customer” and anti-money laundering rules and regulations, including, without limitation, the PATRIOT Act and 31 C.F.R. § 1010.230 (the “Beneficial Ownership Regulation”).

(r)            The Borrowers shall have made at least the minimum equity investment in FCMA (or any other applicable Farm Credit System Institution that is a Lender) as required by Section 9.31 of the Credit Agreement.

(s)            Duly executed Resignation and Appointment Agreement between the Administrative Agent, Goldman Sachs Bank USA, Wilmington Trust, National Association, the U.S. Borrower and each other Loan Party dated on or before the date of this Agreement and confirmation that the “Effective Date” as that term is defined in the Resignation and Appointment Agreement has occurred (which includes, for the avoidance of doubt, the Successor Non-N.A. Collateral Agent and the Resigning Agent having executed and delivered, the document entitled “Deed of Retirement and Appointment of Security Trustee”).

SECTION 8.        Post-Closing Obligations. Each relevant Loan Party shall deliver, or cause to be delivered, to the Administrative Agent, each in form and substance reasonably satisfactory to the Administrative Agent:

(a)            Promptly following the Amendment No. 3 Effective Date (or such other date as agreed to by the Administrative Agent in writing), the Administrative Agent shall publish a notice of replacement of hypothecary representative at the Register of Personal and Movable Real Rights (Québec) (the “Movable Register”) to reflect that the Administrative Agent has replaced and succeeded to Goldman Sachs Bank USA, as the hypothecary representative in connection with the deed of hypothec granted by Elanco Canada Limited in favor of Goldman Sachs Bank USA, as the hypothecary representative and entered into before Mtre Angelo Febbraio, Notary, under his minute number 1856, on July 28, 2020, notice of which was registered at the Movable Register on July 28, 2020 under number 20-0728081-0001 (the “Hypothec”).

(b)            Within one (1) Business Day following the Amendment No. 3 Effective Date (or such other date as agreed to by the Administrative Agent in writing), the Administrative Agent shall receive a written Ontario and Alberta legal opinion from Blake, Cassels & Graydon LLP, as Canadian counsel for the Loan Parties.

(c)            Within three (3) Business Days following receipt of the certified statement issued by the Movable Register confirming the replacement of the hypothecary representative for registration number 20-0728081-0001 (or such other date as agreed to by the Administrative Agent in writing), the Administrative Agent shall receive a written Québec legal opinion from Blake, Cassels & Graydon LLP, acting as Canadian counsel for the Loan Parties. This opinion shall address the continuous validity of the Hypothec and shall be in a form consistent with the legal opinions previously delivered in connection with the Existing Credit Agreement.

(d)            Within five (5) Business Days following the Amendment No. 3 Effective Date (or such other date as agreed to by the Administrative Agent in writing), the Administrative Agent shall receive an English law governed supplemental debenture (the “Supplemental Debenture”) between the Non-N.A. Collateral Agent and Elanco UK AH Limited and Elanco Europe GmbH.

(e)            Within five (5) Business Days following the Amendment No. 3 Effective Date (or such other date as agreed to by the Administrative Agent in writing), the Administrative Agent shall receive a written English law legal opinion from Milbank LLP, as English counsel for the Administrative Agent.

SECTION 9.        Representations and Warranties. Each Loan Party represents and warrants to each Agent that, as of the date hereof:

(a)            this Agreement has been duly authorized, executed and delivered by such Loan Party and constitutes the legal, valid and binding obligation of such Loan Party enforceable against each such Loan Party in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other similar laws affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), (iii) implied covenants of good faith and fair dealing and (iv) any foreign laws, rules and regulations as they relate to pledges of Equity Interests of Foreign Subsidiaries that are not Loan Parties; and

(b)            the execution, delivery and performance by each Loan Party of this Agreement will not (i) violate (A) any provision of law, statute, rule or regulation applicable any such Loan Party, (B) the certificate or articles of incorporation or other constitutive documents (including any partnership, limited liability company or operating agreements) or by-laws of any such Loan Party, (C) any applicable order of any court or any rule, regulation or order of any Governmental Authority or (D) any provision of any indenture, certificate of designation for preferred stock, agreement or other instrument to which any such Loan Party is a party or by which any of them or any of their property is or may be bound, (ii) result in a breach of or constitute (alone or with due notice or lapse of time or both) a default under, give rise to a right of or result in any cancellation or acceleration of any right or obligation (including any payment) under any such indenture, certificate of designation for preferred stock, agreement or other instrument, where any such conflict, violation, breach or default referred to in clause (i) (except subclause (B) thereof) or this clause (ii) would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by any such Loan Party, other than the Liens permitted under Section 6.02 of the Credit Agreement, or any Equity Interests of the Borrowers now owned or hereafter acquired by any Parent Entity, other than Liens created by the Loan Documents.

SECTION 10.        Reaffirmation; Reference to and Effect on the Loan Documents.

(a)            From and after the Amendment No. 3 Effective Date, each reference in the Credit Agreement to “hereunder,” “hereof,” “this Agreement” or words of like import and each reference in the other Loan Documents to “Credit Agreement,” “thereunder,” “thereof” or words of like import shall, unless the context otherwise requires, mean and be a reference to the Credit Agreement as amended by this Agreement. This Agreement is a Loan Document.

(b)            The Loan Documents, and the obligations of the Borrowers and the Subsidiary Loan Parties under the Loan Documents, are hereby ratified and confirmed and shall remain in full force and effect according to their terms.

(c)            Each Borrower and each Subsidiary Loan Party (i) acknowledges and consents to all of the terms and conditions of this Agreement, (ii) affirms all of its obligations under the Loan Documents, (iii) agrees that this Agreement and all documents executed in connection herewith do not operate to reduce or discharge its obligations under the Loan Documents, (iv) agrees that the Security Documents continue to be in full force and effect and are not impaired or adversely affected in any manner whatsoever, (v) confirms its grant of security interests pursuant to the Security Documents to which it is a party as Collateral for the Obligations, and (vi) acknowledges that all Liens granted (or purported to be granted) pursuant to the Security Documents remain and continue in full force and effect in respect of, and to secure, the Obligations. Each Subsidiary Loan Party hereby reaffirms its obligations under the Subsidiary Guarantee and agrees that its obligation to guarantee the Obligations is in full force and effect as of the date hereof.

(d)            The execution, delivery and effectiveness of this Agreement shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Agents under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

(e)            In the event of any conflict between the terms of this Agreement and the terms of the Credit Agreement or the other Loan Documents, the terms hereof shall control; provided that notwithstanding the foregoing or anything to the contrary in this Agreement, in the event of any conflict between the terms hereof and the terms of any of Incremental Assumption Agreement No. 1, Incremental Assignment Agreement No. 2, Incremental Assumption Agreement No. 3 or Incremental Assumption Agreement No. 4, as applicable, (i) solely with respect to the 2021 Incremental Term Loans, the terms and provisions of Incremental Assumption Agreement No. 1 (as in effect on the date hereof ) shall apply, (ii) solely with respect to the 2022 Incremental Term Loans, the terms and provisions of Incremental Assumption Agreement No. 2 (as in effect on the date hereof ) shall apply, (iii) solely with respect to the 2022 Incremental Term A-2 Loans, the terms and provisions of Incremental Assumption Agreement No. 3 (as in effect on the date hereof ) shall apply and (iv) solely with respect to the 2024 Incremental Term Loans, the terms and provisions of Incremental Assumption Agreement No. 4 (as in effect on the date hereof ) shall apply.

(f)            The Dutch Borrower shall become a party to this Agreement and to the Credit Agreement as a Borrower as of the Amendment No. 3 Effective Date by executing and delivering to the Administrative Agent on or prior to the Amendment No. 3 Effective Date a signature page to this Agreement in its capacity as a Borrower.

SECTION 11.        Waiver of Notice Requirement. Each of the Borrowers, the Lenders and Issuing Banks party hereto who, for the avoidance of doubt, constitute (i) all of the Revolving Facility Lenders and Issuing Banks party to the Existing Credit Agreement and (ii) the Required Lenders party to the Existing Credit Agreement) by their execution of this Agreement (x) acknowledge, accept and agree to the terms of the Resignation and Appointment Agreement, including the resignation of Goldman Sachs Bank USA and the appointment of JPMorgan as the Administrative Agent and N.A. Collateral Agent and of Wilmington Trust, National Association, as Non-N.A. Collateral Agent and the acceptance thereof by each Agent are effective under the Loan Documents and binding on each of the parties hereto and the other Lenders and Secured Parties under the Existing Credit Agreement, (y) authorize and direct each Agent to take such actions as necessary to effectuate the terms of the Resignation and Appointment Agreement and (z) waive the Notice Requirement.

SECTION 12.        Governing Law; Jurisdiction; Consent to Service of Process; Waiver of Jury Trial, Etc.

(a)          THIS AGREEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSES OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY PRINCIPLE OF CONFLICTS OF LAW THAT COULD REQUIRE THE APPLICATION OF ANY OTHER LAW.

(b)            EACH PARTY HERETO HEREBY AGREES AS SET FORTH IN SECTIONS 9.11 AND 9.15 OF THE CREDIT AGREEMENT AS IF SUCH SECTIONS WERE SET FORTH IN FULL HEREIN.

SECTION 13.        Amendments; Headings; Severability. This Agreement may not be amended nor may any provision hereof be waived except pursuant to a writing signed by the Borrowers, the other Loan Parties and each Agent. The Section headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting this Agreement. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof, and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 14.        Execution in Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by telecopy, emailed pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement. It is understood and agreed that, subject to any Requirement of Law, the words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require the Administrative Agent to accept electronic signatures in any form or format without its prior written consent.

SECTION 15.        Notices. All notices hereunder shall be given in accordance with the provisions of Section 9.01 of the Credit Agreement.

SECTION 16.        Joint Lead Arrangers. The Borrowers hereby appoint (i) JPMorgan Chase Bank, N.A., Goldman Sachs Bank USA, Citigroup Global Markets Inc., BofA Securities, Inc., BNP Paribas Securities Corp., Mizuho Bank, Ltd., Coöperatieve Rabobank U.A., New York Branch, MUFG Bank, Ltd. and ING Capital LLC as joint lead arrangers and bookrunners in connection with the 2025 Refinancing TLB Facility (in such capacities, collectively, the “Joint Lead Arrangers”) and (ii) Farm Credit Mid-America, PCA as sole arranger and bookrunner in connection with the 2025 Farm Credit Term Facility. The Joint Lead Arrangers shall have no right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, the Joint Lead Arrangers so identified and Farm Credit Mid-America, PCA shall not have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

SECTION 17.        Collateral Agents. By their execution of this Agreement , each of the Lenders and Issuing Banks party hereto (who, for the avoidance of doubt, constitute the Required Lenders under the Credit Agreement) hereby (a) authorize and directs each Collateral Agent to execute and deliver this Agreement and each of the documents listed in Section 7 and any other documents related to the transactions (including each transfer, supplement or amendment to any Security Documents) contemplated herein and therein (in each case, in the forms provided to each Collateral Agent by local counsel for the Borrowers, the Administrative Agent or any Lenders for execution with the execution of this Agreement ) (such documents, collectively, the “Amendment No. 3 Documents”) (b) approve, authorize or ratify such Amendment No. 3 Documents, (c) acknowledge and agree that each Collateral Agent shall be fully protected in relying upon the foregoing authorization and direction and (d) reaffirm its obligations under Section 8.08 of the Credit Agreement, in connection with the foregoing clauses (a) through (c). In entering this Agreement and the Amendment No. 3 Documents, each Collateral Agent shall be entitled to all of the same rights, protections, immunities and indemnities afforded to such Collateral Agent under the Credit Agreement and the other Loan Documents, as if the same were fully set forth herein and therein. No Collateral Agent assumes any responsibility for the accuracy or correctness of the recitals or any other statements contained herein nor shall such Collateral Agent be responsible or accountable in any way whatsoever for or with respect to the validity, execution or sufficiency of this Agreement and no Collateral Agent makes any representation with respect thereto. With respect to any releases or transfers to be executed by the Collateral Agents concurrently with the execution of this Agreement , the undersigned Responsible Officer of the U.S. Borrower certifies that such releases and transfers (and the execution of any documents provided to a Collateral Agent for execution) is authorized or permitted by the terms of this Agreement and the other Loan Documents and all conditions precedent to such release or transfer have been satisfied.

[remainder of page intentionally left blank]

Each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

ELANCO ANIMAL HEALTH INCORPORATED,
as the U.S. Borrower

By:	/s/ Eric Seremet
	Name:	Eric Seremet
	Title:	Treasurer

ELANCO US INC,
as the Co-Borrower

By:	/s/ Eric Seremet
	Name:	Eric Seremet
	Title:	Treasurer

ELANCO FINANCING (NETHERLANDS) B.V.,
as the Dutch Borrower

By:	/s/ T.Queis
	Name:	T.Queis
	Title:	Managing Director

SUBSIDIARY LOAN PARTIES:

ELANCO INTERNATIONAL,INC.
EXPERT PET CARE INC.
LOHMANN ANIMAL HEALTH
INTERNATIONAL,INC.

By:	/s/ Eric Seremet
	Name:	Eric Seremet
	Title:	Treasurer

[Signature Page to Amendment No. 3 to Credit Agreement]

ELANCO CANADA LIMITED

By:	/s/ Wa (Brianna) Niu
	Name:	Wa (Brianna) Niu
	Title:	CFO – Canada

[Signature Page to Amendment No. 3 to Credit Agreement]

ELANCO DEUTSCHLAND GMBH

By:	/s/ Inga Drosse
	Name:	Inga Drosse
	Title:	Managing Director

ELANCO GMBH

By:	/s/ Stefan Gebauer
	Name:	Stefan Gebauer
	Title:	Managing Director

LOHMANN ANIMAL HEALTH GMBH

By:	/s/ Luise Gryschok
	Name:	Luise Gryschok
	Title:	Managing Director

ELANCO ANIMAL HEALTH GMBH

By:	/s/ Liska Vehling
	Name:	Liska Vehling
	Title:	Managing Director

KVP PHARMA+VETERINÄR PRODUKTE GMBH

By:	/s/ F. Küpker
	Name:	Dr. F. Küpker
	Title:	Managing Director

[Signature Page to Amendment No. 3 to Credit Agreement]

ELANCO EUROPE GMBH

By:	/s/ Stefan Gebauer
	Name:	Stefan Gebauer
	Title:	Member of the board of managing directors

ELANCO TIERGESUNDHEIT AG

By:	/s/ Stefan Gebauer
	Name:	Stefan Gebauer
	Title:	Member of the board of directors

ELANCO FINANCING SA

By:	/s/ Stefan Gebauer
	Name:	Stefan Gebauer
	Title:	Member of the board of directors

[Signature Page to Amendment No. 3 to Credit Agreement]

ELANCO UK AH LIMITED

By:	/s/ Matthew Frost
	Name:	Matthew Frost
	Title:	Director

[Signature Page to Amendment No. 3 to Credit Agreement]

Executed by Elanco Australia Holding Pty Limited in accordance with section 127 of the Corporations Act 2001 (Cth) by:

/s/ Lance Ren Williams	/s/ Victorio Enrico Guevara
Signature of director	Signature of director/secretary

LANCE REN WILLIAMS	VICTORIO ENRICO GUEVARA
Name of director (print)	Name of director/secretary (print)

Executed by Elanco Australasia Pty Ltd in accordance with section 127 of the Corporations Act 2001 (Cth) by:

/s/ Lance Ren Williams	/s/ Victorio Enrico Guevara
Signature of director	Signature of director/secretary

LANCE REN WILLIAMS	VICTORIO ENRICO GUEVARA
Name of director (print)	Name of director/secretary (print)

[Signature Page to Amendment No. 3 to Credit Agreement]

JPMORGAN CHASE BANK, N.A., as the Administrative Agent, N.A. Collateral Agent, a 2025 Refinancing TLB Lender, a 2025 Euro TLA Lender, a Revolving Facility Lender, an Issuing Bank and the Swingline Lender

By:	/s/ William R. Doolittle
Name:	William R. Doolittle
Title:	Executive Director

[Signature Page to Amendment No. 3 to Credit Agreement]

WILMINGTON TRUST, NATIONAL ASSOCIATION, in its individual capacity, but solely as the Non-N.A. Collateral Agent

By:	/s/ Joseph B. Feil
Name:	Joseph B. Feil
Title:	Vice President

[Signature Page to Amendment No. 3 to Credit Agreement]

Signature Page to the Amendment Agreement No. 3 dated as of the date first above written

GOLDMAN SACHS BANK USA,
as a 2025 Euro TLA Lender, a Revolving Facility Lender and an Issuing Bank

By:	/s/ Dana Siconolfi
Name:	Dana Siconolfi
Title:	Authorized Signatory

Signature Page to Amendment Agreement No. 3

Signature Page to the Amendment Agreement No. 3 dated as of the date first above written

Citibank, N.A.,
as a 2025 Euro TLA Lender, Revolving Facility Lender, and an Issuing Bank

By:	/s/ Michael Tortora
Name:	Michael Tortora
Title:	Managing Director & Vice President

Signature Page to Amendment Agreement No. 3

Signature Page to the Amendment Agreement No. 3 dated as of the date first above written

BANK OF AMERICA, N.A.,
as a 2025 Euro TLA Lender and a Revolving Facility Lender

By:	/s/ Tyler Morgan
Name:	Tyler Morgan
Title:	Director

Signature Page to Amendment Agreement No. 3

Signature Page to the Amendment Agreement No. 3 dated as of the date first above written

BNP PARIBAS,
as a 2025 Euro TLA Lender and Revolving Facility Lender

By:	/s/ John Bosco
Name:	John Bosco
Title:	Managing Director

By:	/s/ David Foster
Name:	David Foster
Title:	Director

Signature Page to Amendment Agreement No. 3

Signature Page to the Amendment Agreement No. 3 dated as of the date first above written

MIZUHO BANK, LTD.,
as a 2025 Euro TLA Lender and Revolving Facility Lender

By:	/s/ Tracy Rahn
Name:	Tracy Rahn
Title:	Managing Director

Signature Page to Amendment Agreement No. 3

COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH, as a 2025 Euro TLA Lender and Revolving Facility Lender

By:	/s/ Elizabeth Halfin
Name:	Elizabeth Halfin
Title:	Executive Director

By:	/s/ Matthew Plominski
Name:	Matthew Plominski
Title:	Managing Director

[Signature Page to Amendment No. 3 to Credit Agreement]

Signature Page to the Amendment Agreement No. 3 dated as of the date first above written

MUFG Bank, Ltd.,
as a 2025 Euro TLA Lender Revolving Facility Lender

By:	/s/ Brian Mattesich
Name:	Brian Mattesich
Title:	Vice President

Signature Page to Amendment Agreement No. 3

Signature Page to the Amendment Agreement No. 3 dated as of the date first above written

ING Capital LLC,
as a 2025 Euro TLA Lender

By:	/s/ Renata Medeiros
Name:	Renata Medeiros
Title:	Managing Director

By:	/s/ Eanna Mulkere
Name:	Eanna Mulkere
Title:	Director

Signature Page to Amendment Agreement No. 3

FARM CREDIT MID-AMERICA, PCA, as an Existing Farm Credit Term Lender and the 2025 Farm Credit Term Lender

By:	/s/ W. Heath Heagland
Name:	W. Heath Heagland
Title:	Vice President Food & Agribusiness

[Signature Page to Amendment No. 3 to Credit Agreement]

BARCLAYS BANK, PLC, as a Revolving Facility Lender

By:	/s/ Evan Moriarty
Name:	Evan Moriarty
Title:	Authorized Signatory

[Signature Page to Amendment No. 3 to Credit Agreement]

2025 Refinancing TLB Lender Consent Signature Pages On File With The Administrative Agent

ANNEX I

Annex I-A

2025 Refinancing TLB Commitment as of the Amendment No. 3 Effective Date

2025 Refinancing TLB Lender	2025 Refinancing TLB Commitment
JPMorgan Chase Bank, N.A.	$726,627,682.26
Lenders cashlessly rolling on file with the Administrative Agent	$373,372,317.74
TOTAL	$1,100,000,000

Annex I-B

2025 Euro TLA Commitments as of the Amendment No. 3 Effective Date

Lender	2025 Euro TLA Commitments
JPMorgan Chase Bank, N.A.	€50,000,000.02
Goldman Sachs Bank USA	€48,000,000.00
Citibank, N.A.	€48,000,000.00
Bank of America, N.A.	€42,333,333.33
BNP Paribas	€42,333,333.33
Mizuho Bank, Ltd.	€42,333,333.33
Coöperatieve Rabobank U.A., New York Branch	€42,333,333.33
MUFG Bank, Ltd.	€42,333,333.33
ING Capital LLC	€42,333,333.33
TOTAL	€400,000,000.00

Annex I-C

2025 Farm Credit Term Loan Commitments as of the Amendment No. 3 Effective Date

2025 Farm Credit Term Loan Lender	2025 Farm Credit Term Loan Commitment
Farm Credit Mid-America, PCA	$540,000,000
TOTAL	$540,000,000

ANNEX II

Credit Agreement

[See attached]

~~EXHIBIT A~~Annex II

CREDIT AGREEMENT

dated as of

August 1, 2020,

as amended by Amendment No. 1 to Credit Agreement, dated as of March 31, 2023 ~~and~~, Amendment No. 2 to Credit Agreement, dated as of July 3, 2024~~,~~ and Amendment No. 3 to Credit Agreement, dated as of October 31, 2025 among

ELANCO ANIMAL HEALTH INCORPORATED,
as U.S. Borrower,

ELANCO US INC.,

as Co-Borrower,

ELANCO FINANCING (NETHERLANDS) B.V.
as Dutch Borrower,

THE LENDERS AND ISSUING BANKS FROM TIME TO TIME PARTY HERETO,

and

~~GOLDMAN SACHS~~

JPMORGAN CHASE BANK ~~USA~~, N.A.,
as ~~Term Loan~~ Administrative Agent and N.A. Collateral Agent,

WILMINGTON TRUST, NATIONAL ASSOCIATION,

~~JPMORGAN CHASE BANK, N.A.,~~
~~as Revolver Administrative~~as Non-N.A. Collateral Agent,

~~GOLDMAN SACHS~~JPMORGAN CHASE BANK ~~USA,~~
~~CITIBANK~~, N.A.,

~~and~~

~~JPMORGAN CHASE BANK, N.A.,~~
~~as Joint Lead Arrangers~~
~~__________________________________~~

~~BARCLAYS BANK PLC,~~

GOLDMAN SACHS BANK USA,
Citigroup Global Markets Inc.,
BOFA SECURITIES, INC.,
BNP Paribas Securities Corp.,

Mizuho Bank, Ltd.,

COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH,

~~and~~

~~BNP PARIBAS SECURITIES CORP.,~~
~~as Senior Managing Agents~~

~~__________________________________~~

~~MIZUHO BANK, LTD.,~~
MUFG BANK, LTD.,

and

~~STIFEL, NICOLAUS & COMPANY INCORPORATED,~~
~~as Co-Managers~~

ING CAPITAL LLC

as Joint Lead Arrangers

TABLE OF CONTENTS

Page

Article I Definitions		1

Section 1.01	Defined Terms	1
Section 1.02	Terms Generally	~~77~~87
Section 1.03	Effectuation of Transactions	~~78~~88
Section 1.04	Exchange Rates; Currency Equivalents	~~78~~88
Section 1.05	Additional Alternate Currencies for Loans	~~78~~89
Section 1.06	Change of Currency	~~79~~90
Section 1.07	Timing of Payment or Performance	~~80~~90
Section 1.08	Times of Day	~~80~~90
Section 1.09	Election Date	~~80~~90
Section 1.10	Administrative ~~Agents~~Agent	~~80~~91
Section 1.11	Australian Terms	~~81~~91
Section 1.12	Canadian Province of Québec Terms	~~81~~92
Section 1.13	Agreed Guarantee and Security Principles	~~81~~92
Section 1.14	Interest Rates; Benchmark Notification	~~81~~93
Section 1.15	German Terms	~~82~~93
Section 1.16	Effect of Benchmark Transition Event	~~82~~93
Section 1.17	Joint and Several Liability of Borrowers	~~83~~95
Section 1.18	Effect of Incremental Assumption Agreements	~~84~~95
Section 1.19	U.S. Borrower as Borrower Representative	95
Section 1.20	Dutch Terms	95
Section 1.21	Dutch Fiscal Unity	96

Article II The Credits		~~84~~96

Section 2.01	Commitments	~~84~~96
Section 2.02	Loans and Borrowings	~~84~~97
Section 2.03	Requests for Borrowings	~~85~~98
Section 2.04	Swingline Loans	~~86~~99
Section 2.05	Letters of Credit	~~88~~101
Section 2.06	Funding of Borrowings	~~93~~106
Section 2.07	Interest Elections	~~94~~107
Section 2.08	Termination and Reduction of Commitments	~~95~~108
Section 2.09	Repayment of Loans; Evidence of Debt	~~96~~109
Section 2.10	Repayment of Term Loans and Revolving Facility Loans	~~96~~110
Section 2.11	Prepayment of Loans	~~98~~112
Section 2.12	Fees	~~100~~114
Section 2.13	Interest	~~101~~115
Section 2.14	Alternate Rate of Interest	~~103~~117

i

Section 2.15	Increased Costs	~~103~~118
Section 2.16	Break Funding Payments	~~105~~119
Section 2.17	Taxes	~~105~~119
Section 2.18	Payments Generally; Pro Rata Treatment; Sharing of Set-offs	~~109~~124
Section 2.19	Mitigation Obligations; Replacement of Lenders	~~111~~126
Section 2.20	Illegality	~~112~~127
Section 2.21	Incremental Commitments	~~113~~128
Section 2.22	Defaulting Lender	~~122~~138

Article III Representations and Warranties		~~124~~140

Section 3.01	Organization; Powers	~~124~~140
Section 3.02	Authorization	~~125~~140
Section 3.03	Enforceability	~~125~~141
Section 3.04	Governmental Approvals	~~125~~141
Section 3.05	Financial Statements	~~126~~141
Section 3.06	No Material Adverse Effect	~~126~~142
Section 3.07	Title to Properties; Possession Under Leases	~~126~~142
Section 3.08	Subsidiaries	~~126~~142
Section 3.09	Litigation; Compliance with Laws	~~127~~143
Section 3.10	Federal Reserve Regulations	~~127~~143
Section 3.11	Investment Company Act	~~127~~143
Section 3.12	Use of Proceeds	~~127~~143
Section 3.13	Tax Returns	~~128~~144
Section 3.14	No Material Misstatements	~~128~~144
Section 3.15	Employee Benefit Plans	~~128~~145
Section 3.16	Environmental Matters	~~129~~145
Section 3.17	Security Documents	~~130~~146
Section 3.18	Location of Real Property	~~131~~147
Section 3.19	Solvency	~~131~~147
Section 3.20	Labor Matters	~~131~~147
Section 3.21	Insurance	~~132~~148
Section 3.22	No Default	~~132~~148
Section 3.23	Intellectual Property; Licenses, Etc.	~~132~~148
Section 3.24	Senior Debt	~~132~~148
Section 3.25	USA PATRIOT Act; Anti-Money Laundering Laws; Sanctions; Foreign Corrupt Practices Act	~~132~~148
Section 3.26	Financial Assistance	~~133~~149

Article IV Conditions of Lending		~~133~~149

Section 4.01	All Credit Events	~~133~~149
Section 4.02	First Credit Event	~~134~~150

Article V Affirmative Covenants		~~138~~155

Section 5.01	Existence; Business and Properties; Performance	~~138~~155
Section 5.02	Insurance	~~139~~155
Section 5.03	Taxes	~~140~~156
Section 5.04	Financial Statements, Reports, etc.	~~140~~156
Section 5.05	Litigation and Other Notices	~~142~~159
Section 5.06	Compliance with Laws	~~142~~159
Section 5.07	Maintaining Records; Access to Properties and Inspections	~~142~~159
Section 5.08	Use of Proceeds	~~142~~159
Section 5.09	Compliance with Environmental Laws	~~142~~159
Section 5.10	Further Assurances; Additional Security	~~143~~160
Section 5.11	Ratings	~~146~~163
Section 5.12	Post-Closing	~~146~~163
Section 5.13	Centre of Main Interests and Establishments	~~146~~163
Section 5.14	Lender Meetings	~~146~~163
Section 5.15	[Reserved]	~~146~~163
Section 5.16	Compliance with USA PATRIOT Act, FCPA, Sanctions, Anti-Terrorism and Anti-Money Laundering Laws	~~146~~163

Article VI Negative Covenants		~~146~~164

Section 6.01	Indebtedness	~~147~~164
Section 6.02	Liens	~~154~~171
Section 6.03	Sale and Lease-Back Transactions	~~160~~178
Section 6.04	Investments, Loans and Advances	~~160~~178
Section 6.05	Mergers, Consolidations, Sales of Assets and Acquisitions	~~165~~184
Section 6.06	Dividends, Distributions and Payments of Certain Indebtedness	~~168~~188
Section 6.07	Transactions with Affiliates	~~171~~191
Section 6.08	Business of the U.S. Borrower and the Subsidiaries	~~173~~193
Section 6.09	Limitation on Payments and Modifications of Indebtedness; Modifications of Certificate of Incorporation, By-Laws and Certain Other Agreements; etc.	~~173~~193
Section 6.10	Fiscal Year	~~176~~197
Section 6.11	Financial Covenant	~~177~~197
Section 6.12	Material Intellectual Property	~~177~~197
Section 6.13	Amendment No. 2 Covenants	~~177~~197
Section 6.14	Outbound Investment Rules	198

Article VII Events of Default		~~177~~198

Section 7.01	Events of Default	~~177~~198
Section 7.02	Treatment of Certain Payments	~~180~~202
Section 7.03	Right to Cure	~~181~~202
Section 7.04	Clean-Up Period	~~181~~203

Article VIII The Agents		~~181~~203

Section 8.01	Appointment	~~181~~203

Section 8.02	~~Term Loan Administrative Agent and Revolver Administrative Agent~~[Reserved.]	~~185~~207
Section 8.03	Delegation of Duties	~~185~~207
Section 8.04	Exculpatory Provisions	~~185~~208
Section 8.05	Reliance by Agents	~~186~~211
Section 8.06	Notice of Default	~~187~~211
Section 8.07	Non-Reliance on Agents and Other Lenders	~~187~~212
Section 8.08	Indemnification	~~187~~214
Section 8.09	Agent in Its Individual Capacity	~~188~~214
Section 8.10	Successor Agents	~~188~~215
Section 8.11	Arrangers	~~189~~216
Section 8.12	Security Documents and Collateral Agent	~~189~~216
Section 8.13	Right to Realize on Collateral and Enforce Guarantees	~~190~~217
Section 8.14	Withholding Tax	~~191~~218
Section 8.15	Certain ERISA Matters	~~191~~218
Section 8.16	Payments Set Aside	~~192~~219
Section 8.17	Borrower Communications	220

Article IX Miscellaneous		~~193~~221

Section 9.01	Notices; Communications	~~193~~221
Section 9.02	Survival of Agreement	~~194~~222
Section 9.03	Binding Effect	~~194~~222
Section 9.04	Successors and Assigns	~~194~~222
Section 9.05	Expenses; Indemnity	~~199~~229
Section 9.06	Right of Set-off	~~201~~231
Section 9.07	Applicable Law	~~202~~232
Section 9.08	Waivers; Amendment	~~202~~232
Section 9.09	Interest Rate Limitation	~~206~~237
Section 9.10	Entire Agreement	~~207~~238
Section 9.11	WAIVER OF JURY TRIAL	~~207~~238
Section 9.12	Severability	~~207~~238
Section 9.13	Counterparts; Electronic Execution of Assignments and Certain Other Documents	~~207~~238
Section 9.14	Headings	~~208~~239
Section 9.15	Jurisdiction; Consent to Service of Process	~~208~~240
Section 9.16	Confidentiality	~~209~~241
Section 9.17	Platform; Borrower Materials	~~209~~242
Section 9.18	Release of Liens and Guarantees	~~210~~242
Section 9.19	Judgment Currency	~~212~~245
Section 9.20	USA PATRIOT Act Notice	~~212~~245
Section 9.21	No Advisory or Fiduciary Responsibility	~~212~~245
Section 9.22	Agency of the Borrower for the Loan Parties	~~213~~246
Section 9.23	No Liability of the Issuing Banks	~~213~~246
Section 9.24	Acknowledgment and Consent to Bail-In of Affected Financial Institutions	~~214~~246
Section 9.25	No Swiss Borrowers	~~214~~247

Section 9.26	Exclusion of the Australian PPSA Provisions	~~214~~247
Section 9.27	Acknowledgment Regarding any Supported QFCs	~~215~~248
Section 9.28	Material Non-Public Information	248
Section 9.29	Appointment of Service of Process Agent	248
Section 9.30	Designation of Borrowers or Co-Borrowers under Incremental Facilities	248
Section 9.31	Certain Farm Credit Matters	249

v

Exhibits and Schedules

Exhibit A	Form of Assignment and Acceptance
Exhibit B	~~Form of Administrative Questionnaire~~[Reserved]
Exhibit C	Form of Solvency Certificate
Exhibit D-1	~~Form of Borrowing Request~~[Reserved]
Exhibit D-2	~~Form of Swingline Borrowing Request~~[Reserved]
Exhibit E	~~Form of Interest Election Request~~[Reserved]
Exhibit F	Form of Permitted Loan Purchase Assignment and Acceptance
Exhibit G	Form of First Lien/First Lien Intercreditor Agreement
Exhibit H	Form of First Lien/Second Lien Intercreditor Agreement
Exhibit I	Form of Intercompany Subordination Terms

Schedule 1.01(A)	Certain Excluded Equity Interests
Schedule 1.01(B)(i)	Certain Subsidiaries
Schedule 1.01(C)	Subsidiary Loan Parties
Schedule 1.01(D)	Closing Date Unrestricted Subsidiaries
Schedule 1.01(E)	Closing Date Mortgaged Properties
Schedule 1.01(F)	Specified L/C Sublimit
Schedule 1.01(G)	Existing Roll-Over Letters of Credit
Schedule 1.13	Agreed Guarantee and Security Principles
Schedule 2.01	Commitments
Schedule 3.01	Organization and Good Standing
Schedule 3.04	Governmental Approvals
Schedule 3.05	Financial Statements
Schedule 3.07(c)	Notices of Condemnation
Schedule 3.08(a)	Subsidiaries
Schedule 3.08(b)	Subscriptions
Schedule 3.13	Taxes
Schedule 3.21	Insurance
Schedule 3.23	Intellectual Property
Schedule 5.12	Post-Closing Items
Schedule 6.01	Indebtedness
Schedule 6.02(a)	Liens
Schedule 5.10	Certain Properties
Schedule 6.04	Investments
Schedule 6.07	Transactions with Affiliates
Schedule 9.01	Notice Information
Schedule 9.04(d)	Initial Voting Participants

CREDIT AGREEMENT, dated as of August 1, 2020 (as amended, restated, amended and restated, modified or supplemented from time to time, this “Agreement”), among ELANCO ANIMAL HEALTH INCORPORATED, a corporation formed under the laws of Indiana (the “U.S. Borrower” or the “Borrower Representative”), ELANCO US INC., a corporation formed under the laws of Delaware (the “Co-Borrower”), ~~the~~ELANCO FINANCING (NETHERLANDS) B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) under Dutch law, having its official seat in Utrecht, the Netherlands, and registered in the Dutch trade register under number 77870263 (the “Dutch Borrower”), the LENDERS party hereto from time to time, ~~GOLDMAN SACHS BANK USA, as term facility agent (in such capacity, the “Term Loan Administrative Agent”) and as collateral agent and security trustee (in such capacities, the “Collateral Agent”) for the Secured Parties and~~ JPMORGAN CHASE BANK, N.A., as ~~revolving facility agent (~~administrative agent for the Lenders (acting through such of its affiliates or branches as it deems necessary, together with its successors and permitted assigns in such capacity and any sub-agent, the “~~Revolver~~ Administrative ~~Agent”) for the Lenders.~~Agent”) and as U.S. and Canadian collateral agent (together with its successors and permitted assigns in such capacity and any sub-agent, in such capacities, the “N.A. Collateral Agent”) for the Secured Parties and Wilmington Trust, National Association, as non-U.S. and non-Canadian collateral agent and security trustee (together with its successors and permitted assigns in such capacity and any sub-agent, in such capacities, the “Non-N.A. Collateral Agent”) for the Secured Parties.

WHEREAS, the U.S. Borrower (the “Purchaser”) and others have entered into the Acquisition Agreement (as defined below) pursuant to which the U.S. Borrower and certain of its subsidiaries shall acquire certain assets, including certain Equity Interests (the “Acquired Business”) from Bayer Aktiengesellschaft, a German stock corporation (the “Seller”); and

WHEREAS, in connection with the consummation of the transactions contemplated by the Acquisition Agreement, the Borrowers have requested the Lenders to extend credit as set forth herein;

NOW, THEREFORE, the Lenders, the Swingline Lender and the Issuing Banks are willing to extend such credit to the Borrowers on the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:

Article I

Definitions

Section 1.01      Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:

“2021 Incremental Term Loans” shall mean the Loans incurred pursuant to Incremental Assumption Agreement No. 1.

“2022 Incremental Term Loans” shall mean the Loans incurred pursuant to Incremental Assumption Agreement No. 2.

“2022 Incremental Term A-2 Loans” shall mean the Loans incurred pursuant to Incremental Assumption Agreement No. 3.

“2024 Incremental Term Loans” shall mean the Loans incurred pursuant to Incremental Assumption Agreement No. 4.

“2024 Extended Revolving Facility” shall mean the Revolving Facility as in effect on the Amendment No. 2 Effective Date.

“2025 Euro TLA Commitment” shall mean the commitment of a Term Lender to make 2025 Euro TLA Loans hereunder on the Amendment No. 3 Effective Date. The initial amount of each Lender’s 2025 Euro TLA Commitment is as set forth on Annex I to Amendment No. 3.

“2025 Euro TLA Facility” has the meaning provided in in Amendment No. 3.

“2025 Euro TLA Lender” shall mean a Lender with a 2025 Euro TLA Commitment or an outstanding 2025 Euro TLA Loan.

“2025 Euro TLA Loans” has the meaning provided in Amendment No. 3. As of the Amendment No. 3 Effective Date, the aggregate principal amount of 2025 Euro TLA Loans is €400,000,000.

“2025 Farm Credit Term Facility” has the meaning provided in Amendment No. 3.

“2025 Farm Credit Term Loan Commitment” shall mean the commitment of a Term Lender to make 2025 Farm Credit Term Loans hereunder on the Amendment No. 3 Effective Date. The initial amount of each Lender’s 2025 Farm Credit Term Loan Commitment is as set forth on Annex I to Amendment No. 3.

“2025 Farm Credit Term Lender” shall mean a Lender with a 2025 Farm Credit Term Loan Commitment or an outstanding 2025 Farm Credit Term Loan.

“2025 Farm Credit Term Loans” has the meaning provided in Amendment No. 3. As of the Amendment No. 3 Effective Date, the aggregate principal amount of 2025 Farm Credit Term Loans is $540,000,000.

“2025 Refinancing TLB Facility” has the meaning provided in Amendment No. 3.

“2025 Refinancing TLB Lender” shall mean a Lender with a 2025 Refinancing TLB Commitment or an outstanding 2025 Refinancing TLB Loan.

“2025 Refinancing TLB Loans” has the meaning provided in Amendment No. 3. As of the Amendment No. 3 Effective Date, the aggregate principal amount of 2025 Refinancing TLB Loans is $1,100,000,000.

“2025 Refinancing TLB Commitment” shall mean the commitment of a Term Lender to make 2025 Refinancing TLB Loans hereunder on the Amendment No. 3 Effective Date. The initial amount of each Lender’s 2025 Refinancing TLB Commitment is as set forth on Annex I to Amendment No. 3.

“2025 Term Facilities” shall mean, collectively, the 2025 Refinancing TLB Facility, the 2025 Euro TLA Facility and the 2025 Farm Credit Term Facility.

“ABR” shall mean, for any day, a fluctuating rate per annum equal to the highest of (a) the Federal Funds Effective Rate in effect for such day plus 0.50%, (b) the Prime Rate in effect on such day and (c) the Adjusted Term SOFR Rate for a one-month Interest Period as published two U.S. Government Securities Business Days prior to such day (or if such day is not a U.S. Government Securities Business Day, the immediately preceding U.S. Government Securities Business Day) plus 1.00%; provided that for the purpose of this definition, the Adjusted Term SOFR Rate for any day shall be based on the Term SOFR Reference Rate at approximately 5:00 a.m. Chicago time on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology). Any change in such rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted Term SOFR Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted Term SOFR Rate, as the case may be.

“ABR Borrowing” shall mean a Borrowing comprised of ABR Loans.

“ABR Loan” shall mean any ABR Term Loan, ABR Revolving Loan or Swingline Loan.

“ABR Revolving Facility Borrowing” shall mean a Borrowing comprised of ABR Revolving Loans.

“ABR Revolving Loan” shall mean any Revolving Facility Loan bearing interest at a rate determined by reference to the ABR in accordance with the provisions of Article II.

“ABR Term Loan” shall mean any Term Loan bearing interest at a rate determined by reference to the ABR in accordance with the provisions of Article II.

“Acquired Business” shall have the meaning assigned to such term in the recitals hereto.

“Acquisition” shall mean the acquisition of certain assets, including certain Equity Interests, pursuant to the terms of the Acquisition Agreement.

“Acquisition Agreement” shall mean that Share and Asset Purchase Agreement, dated August 20, 2019, by and between the U.S. Borrower and Seller, and any other agreements or instruments contemplated thereby, in each case, as may be amended, restated, supplemented or otherwise modified from time to time.

“Additional Term A Loans” shall mean Other Term Loans that have scheduled amortization of 2.50% or more per annum, a final maturity date of five years or less and that are primarily syndicated to commercial banks, farm credit associations or industry credit unions in connection with the primary syndication thereof (as reasonably determined by the Borrower Representative and the ~~Term Loan~~ Administrative Agent).

“Adjusted Daily Simple SOFR” shall mean (i) with respect to the Term Loans (other than the Term Loans under the 2025 Term Facilities or as expressly otherwise provided in an Incremental Assumption Agreement), an interest rate per annum equal to (a) Daily Simple SOFR, plus (b) 0.10% and (ii) with respect to the 2025 Term Facilities and the Revolving Facility, an interest rate per annum equal to Daily Simple SOFR; provided that, in each case, if Adjusted Daily Simple SOFR would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Adjusted EURIBO Rate” shall mean with respect to any Term Benchmark Borrowing denominated in Euros for any Interest Period, an interest rate per annum equal to the EURIBO Rate in effect for such Interest Period; provided that, if such Adjusted EURIBO Rate would be less than the Floor, such interest rate shall be deemed to be equal to the Floor for purposes of this Agreement.

“Adjusted Term SOFR Rate” shall mean, with respect to any Term Benchmark Borrowing denominated in Dollars for any Interest Period, (i) with respect to the Term Loans (other than the Term Loans under the 2025 Term Facilities or as expressly otherwise provided in an Incremental Assumption Agreement), an interest rate per annum equal to (a) the Term SOFR Rate for such Interest Period, plus (b) 0.10% and (ii) with respect to the 2025 Term Facilities and the Revolving Facility, an interest rate per annum equal to the Term SOFR Rate; provided that, in each case, if the Adjusted Term SOFR Rate would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Adjustment Date” shall have the meaning assigned to such term in the definition of “Pricing Grid.”

“Administrative Agent” shall ~~mean the Revolver Administrative Agent or the Term Loan Administrative Agent, as the context may require, and “Administrative Agents” shall mean the Revolver Administrative Agent and Term Loan Administrative Agent, collectively.~~have the meaning assigned to such term in the preamble.

“Administrative Questionnaire” shall mean an Administrative Questionnaire in ~~the form of Exhibit B or such other~~a form supplied by the ~~applicable~~ Administrative Agent to the Applicable Borrower or any Lender, as the context requires.

“Affected Financial Institution” ~~means~~shall mean (a) any EEA Financial Institution or (b) any U.K. Financial Institution.

“Affiliate” shall mean, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified.

“Agency Fees” shall have the meaning assigned to such term in Section 2.12(c).

“Agency Resignation Agreement” shall mean the Agency Resignation Agreement, dated as of the Amendment No. 3 Effective Date, by and among the Borrowers, the Agents and the Previous Agent.

“Agents” shall mean the Administrative ~~Agents~~Agent and the Collateral ~~Agent~~Agents.

“Agreed Currencies” shall mean Dollars, Euros and each Alternate Currency.

“Agreed Guarantee and Security Principles” shall mean the Agreed Guarantee and Security Principles set forth on Schedule 1.13.

“Agreement” shall have the meaning assigned to such term in the introductory paragraph of this Agreement, as may be amended, restated, supplemented or otherwise modified from time to time.

“Agreement Currency” shall have the meaning assigned to such term in Section 9.19.

“All-in Yield” shall mean, as to any Loans (or Pari Term Loans, if applicable), the yield thereon payable to all Lenders (or other lenders, as applicable) providing such Loans (or Pari Term Loans, if applicable) in the primary syndication thereof, as reasonably determined by the ~~Term Loan~~ Administrative Agent in consultation with the Borrower Representative, whether in the form of interest rate, margin, original issue discount, up-front fees, rate floors or otherwise; provided~~,~~  that original issue discount and up-front fees shall be equated to interest rate assuming a 4-year life to maturity (or, if less, the life of such Loans (or Pari Term Loans, if applicable)); and provided, further, that “All-in Yield” shall not include arrangement, commitment, underwriting, structuring or similar fees and customary consent fees for an amendment paid generally to consenting lenders.

“Alternate Currency” shall mean (i) with respect to any Letter of Credit, any currency (other than Dollars and Euros) as may be acceptable to the Administrative Agent and the Issuing Bank that is approved in accordance with Section 1.05, and (ii) with respect to any Revolving Facility Loan or Incremental Term Loan, any currency (other than Dollars and Euros) that is approved in accordance with Section 1.05.

“Alternate Currency Equivalent” shall mean, at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable Alternate Currency as determined by the Administrative Agent or the applicable Issuing Bank, as the case may be, at such time on the basis of the ~~Spot Rate~~Dollar Equivalent amount (determined in respect of the most recent Revaluation Date) for the purchase of such Alternate Currency with Dollars.

“Alternate Currency Letter of Credit” shall mean any Letter of Credit denominated in an Alternate Currency.

“Alternate Currency Loan” shall mean any Revolving Facility Loan denominated in an Alternate Currency.

“Amendment No. 1” shall mean Amendment No. 1 to Credit Agreement, dated as of March 31, 2023, among the U.S. Borrower, the Co-Borrower, the Subsidiary Loan Parties party thereto~~,~~ and the ~~Term Loan~~ Administrative Agent and the ~~Revolver Administrative~~Previous Agent.

“Amendment No. 1 Effective Date” shall have the meaning assigned to such term in Amendment No. 1.

“Amendment No. 2” shall mean Amendment No. 2 to Credit Agreement, dated as of July 3, 2024, among the U.S. Borrower, the Co-Borrower, the Subsidiary Loan Parties party thereto, the ~~Term Loan~~ Administrative Agent, the ~~Revolver Administrative~~Previous Agent, the Revolving Facility Lenders party thereto, the Issuing Banks party thereto and the Swingline Lender.

“Amendment No. 2 Effective Date” shall have the meaning assigned to such term in Amendment No. 2.

“Amendment No. 3 Arrangers” shall mean (i) with respect to the 2025 Refinancing TLB Facility, JPMorgan Chase Bank, N.A., Goldman Sachs Bank USA, Citi (as defined below), BofA Securities, Inc., BNP Paribas Securities Corp., Mizuho Bank, Ltd., Coöperatieve Rabobank U.A., New York Branch, MUFG Bank, Ltd. and ING Capital LLC, in each case, acting through such of its branches and affiliates as it deems appropriate and (ii) with respect to the 2025 Farm Credit Term Facility, Farm Credit Mid-America, PCA.

“Amendment No. 3” shall mean Amendment No. 3 to Credit Agreement, dated as of October 31, 2025, among the Borrowers, the Subsidiary Loan Parties party thereto, the Administrative Agent, the Revolving Facility Lenders party thereto, the Term Lenders party thereto, the Issuing Banks party thereto and the Swingline Lender.

“Amendment No. 3 Effective Date” shall have the meaning assigned to such term in Amendment No. 3.

“Amortizing Notes” shall mean the senior unsecured amortizing notes issued by the U.S. Borrower on January 27, 2020, pursuant to the second supplemental indenture, dated as of January 27, 2020, to the indenture, dated as of August 28, 2018, between the U.S. Borrower and Deutsche Bank Trust Company Americas, as trustee.

“Ancillary Fees” shall have the meaning assigned to such term in Section 9.08(b)(vii).

“Ancillary Documents” shall have the meaning assigned to such term in Section 9.13(a).

“Antitrust Divestiture” shall mean any Disposition consummated by the U.S. Borrower or any Subsidiary thereof in order to comply with any order of any Governmental Authority or any applicable law as a condition to, or in connection with, the consummation of the Transactions, in each case, that has been identified to the Administrative ~~Agents~~Agent by the Borrower Representative in writing prior to the date hereof.

“Anti-Corruption Laws” shall mean all laws, rules~~,~~  and regulations of any jurisdiction applicable to the Loan Parties concerning or relating to bribery or corruption including, without limitation, the US Foreign Corrupt Practices Act of 1977, the Corruption of Foreign Public Officials Act (Canada), the Freezing Assets of Corrupt Foreign Public Officials Act (Canada) and the UK Bribery Act 2010.

“Anti-Money Laundering Laws” shall mean any and all laws, judgments, orders, executive orders, decrees, ordinances, rules, regulations, statutes, case law or treaties including those that: (i) limit the use of and/or seek the forfeiture of proceeds from illegal transactions; (ii) prohibit transactions that are intended to conceal or disguise the nature, location, source, ownership, or control of the proceeds of unlawful activity; (iii) require identification and documentation of the parties with whom a Loan Party conducts business; or (iv) are designed to disrupt the flow of funds to terrorist organizations or other criminal organizations or parties. Such laws, judgments, orders, executive orders, decrees, ordinances, rules, regulations, statutes, case law or treaties shall be deemed to include (i) financial recordkeeping and reporting requirements of the Bank Secrecy Act as amended by the USA PATRIOT Act of 2001, the Money Laundering Control Act of 1986 including the laws relating to prevention and detection of money laundering under 18 USC Section 1956 and 1957, (ii) Part II.1 of the Criminal Code (Canada), (iii) the Canada PCTFA, (iv) the Regulations Implementing the United Nations Resolutions on the Suppression of Terrorism (Canada) and (v) United Nations Al-Qaida and Taliban Regulations (Canada).

“Applicable Borrower” or “Applicable Borrowers” shall mean (i) in the case of the Revolving Facility and the Term Loans (other than the 2025 Euro TLA Loans), the U.S. Borrower or the Co-Borrower, as the context may require, (ii) in the case of 2025 Euro TLA Loans, the Dutch Borrower and (iii) in the case of any Incremental Facility, the Person or Persons designated as such in the applicable Incremental Assumption Agreement.

“Applicable Commitment Fee” shall mean for any day (i) with respect to any Revolving Facility Commitments relating to Initial Revolving Loans, 0.50% per annum; provided, however, that on and after the first Adjustment Date occurring after delivery of the financial statements and certificates required by Section 5.04 upon the completion of one full fiscal quarter of the U.S. Borrower after the Closing Date, the “Applicable Commitment Fee” will be determined pursuant to the Pricing Grid; or (ii) with respect to any Other Revolving Facility Commitments, the “Applicable Commitment Fee” set forth in the applicable Incremental Assumption Agreement.

“Applicable Date” shall have the meaning assigned to such term in Section 9.08(f).

“Applicable Margin” shall mean for any day,

(a)            with respect to any Initial Term Loan, 1.75% per annum in the case of any Term Benchmark Loan and 0.75% per annum in the case of any ABR Loan;

(b)            with respect to any Initial Revolving Loan, (A) prior to the Amendment No. 2 Effective Date, (i) 1.75% per annum in the case of any Term Benchmark Loan and (ii) 0.75% per annum in the case of any ABR Loan; provided, however, that on and after the final date of the first full fiscal quarter of the U.S. Borrower after the Closing Date, the “Applicable Margin” with respect to an Initial Revolving Loan will be determined pursuant to the Pricing Grid and (B) from and after the Amendment No. 2 Effective Date, (i) 2.00% per annum in the case of any Term Benchmark Loan and (ii) 1.00% per annum in the case of any ABR Loan; provided, however, that on and after the earliest of (i) the Specified Asset Sale Condition Satisfaction Date, (ii) the Specified Net Total Leverage Ratio Satisfaction Date and (iii) the final date of the first full fiscal quarter of the Applicable Borrower after the Amendment No. 2 Effective Date, the “Applicable Margin” with respect to an Initial Revolving Loan will be determined pursuant to the Pricing Grid; ~~and~~

(c)            with respect to any 2025 Refinancing TLB Loan, 1.75% per annum in the case of any Term Benchmark Loan and 0.75% per annum in the case of any ABR Loan;

(d)            with respect to any 2025 Euro TLA Loan, 1.50% per annum; provided, however, that on and after the final date of the first full fiscal quarter of the Applicable Borrower after the Amendment No. 3 Effective Date, the “Applicable Margin” with respect to a 2025 Euro TLA Loan will be determined pursuant to the Pricing Grid;

(e)            with respect to any 2025 Farm Credit Term Loan, 2.25% per annum in the case of any Term Benchmark Loan and 1.25% per annum in the case of any ABR Loan;

(~~c~~f)      with respect to any Other Term Loan or Other Revolving Loan, the “Applicable Margin” set forth in the Incremental Assumption Agreement relating thereto.

“Applicable Period” shall mean an Excess Cash Flow Period or an Excess Cash Flow Interim Period, as the case may be.

“Approved Borrower Portal” shall have the meaning assigned to it in Section 8.17.

“Approved Fund” shall have the meaning assigned to such term in Section 9.04(b)(ii).

“Arrangers” shall mean, collectively, (i) in respect of the Closing Date, Goldman Sachs Bank USA, Citigroup Global Markets, Inc., JPMorgan Chase Bank, N.A., Barclays Bank PLC, BofA Securities, Inc., BNP Paribas Securities Corp., Mizuho Securities USA, LLC, MUFG Securities Americas Inc. and Stifel, Nicolaus & Company, Incorporated, (ii) in respect of the Farm Credit Term Facilities, Farm Credit Mid-America, PCA and (iii) in respect of the Amendment No. 3 Effective Date, the Amendment No. 3 Arrangers.

“Asset Sale” shall mean any loss, damage, destruction or condemnation of, or any Disposition (including any sale and leaseback of assets) to any person of, any asset or assets of the Borrowers or any Subsidiary.

“Assignee” shall have the meaning assigned to such term in Section 9.04(b).

“Assignment and Acceptance” shall mean an assignment and acceptance entered into by a Lender and an Assignee, and accepted by the ~~applicable~~ Administrative Agent and the Applicable Borrower (if required by Section 9.04), in the form of Exhibit A or such other form (including electronic documentation generated by use of an electronic platform) as shall be approved by the ~~applicable~~ Administrative Agent and reasonably satisfactory to the Applicable Borrower.

“Assignor” shall have the meaning assigned to such term in Section 9.04(i).

“Australia” shall mean the Commonwealth of Australia.

“Australian Controller” has the meaning given to the term “controller” in section 9 of the Australian Corporations Act.

“Australian Corporations Act” shall mean the Corporations Act 2001 (Cth).

“Australian Insolvency Event” shall mean in respect of an Australian Loan Party, any of the following events:

(a)            [reserved];

(b)            an Australian Controller, liquidator, provisional or interim liquidator, receiver, statutory manager or administrator is appointed in respect of the corporation or any of its assets;

(c)            an application or petition is made to a court, a meeting is convened or a resolution is passed for the corporation to be wound up or dissolved or for the appointment of an Australian Controller, liquidator, provisional or interim liquidator, receiver, receiver and manager, statutory manager or administrator to the corporation or all or substantially all of its assets and such application is not withdrawn or dismissed within 90 days;

(d)            the corporation:

(i)             resolves to enter into, or enters into, a scheme of arrangement with its creditors (or any class thereof);

(ii)            proposes or is subject to a moratorium of its debts; or

(iii)           takes proceedings or actions similar to those mentioned in this paragraph as a result of which the corporation’s assets are, or are proposed to be, submitted to the control of its creditors (or any class thereof);

(e)            the corporation seeks or obtains protection from its creditors (or any class thereof) under any statute or any other law;

(f)             [reserved];

(g)            the corporation is taken (under section 459F(1) of the Australian Corporations Act) to have failed to comply with a statutory demand;

(h)            the corporation is the subject of an event described in section 459C(2)(b) or section 585 of the Australian Corporations Act; or

(i)             an event occurs in relation to the corporation which is analogous to anything referred to above or which has a substantially similar effect.

“Australian Loan Parties” shall mean each Loan Party which is incorporated under the laws of Australia (and individually, an “Australian Loan Party”).

“Australian PPSA” shall mean the Personal Property Securities Act 2009 (Cth) and any regulations in force at any time under the Australian PPSA, including the Personal Property Securities Regulations 2010 (Cth).

“Australian PPS Register” shall mean the “register” as defined in the Australian PPSA.

“Australian PPS Security Interest” shall mean a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement, notice or arrangement having a similar effect, including any “security interest” under sections 12(1) or (2) of the Australian PPSA but excluding anything which is a security interest by operation of section 12(3) of the Australian PPSA which does not (in either case) in substance secure payment or performance of an obligation.

“Australian Security Documents” shall mean each agreement or instrument governed by the laws of Australia (or a state thereof) pursuant to or in connection with which any Loan Party grants a security interest in any Collateral for any of the Obligations and any security trust deed related thereto, each as amended, restated, supplemented or otherwise modified from time to time.

“Australian Tax Act” shall mean the Income Tax Assessment Act 1997 (Cth), the Income Tax Assessment Act 1936 (Cth) or the Taxation Administration Act 1953 (Cth), as applicable.

“Available Tenor” shall mean, as of any date of determination and with respect to the then-current Benchmark for any Agreed Currency, as applicable, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise, for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (e) of Section 1.16.

“Availability Period” shall mean, with respect to any Class of Revolving Facility Commitments, the period from and including the Closing Date (or, if later, the effective date for such Class of Revolving Facility Commitments) to but excluding the earlier of the Revolving Facility Maturity Date for such Class and, in the case of each of the Revolving Facility Loans, Revolving Facility Borrowings, Swingline Loans, Swingline Borrowings and Letters of Credit, the date of termination of the Revolving Facility Commitments of such Class.

“Available Unused Commitment” shall mean, with respect to a Revolving Facility Lender under any Class of Revolving Facility Commitments at any time, an amount equal to the Dollar Equivalent of the amount by which (a) the applicable Revolving Facility Commitment of such Revolving Facility Lender at such time exceeds (b) the applicable Revolving Facility Credit Exposure of such Revolving Facility Lender at such time.

“Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” shall mean (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Benchmark” shall mean, initially, with respect to any Term Benchmark Loan, the Relevant Rate for such Agreed Currency; provided that if a Benchmark Transition Event~~,~~  and the related Benchmark Replacement Date have occurred with respect to the applicable Relevant Rate or the then-current Benchmark for such Agreed Currency, then “Benchmark” shall mean the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b) of Section 1.16.

“Benchmark Replacement” shall mean, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative ~~Agents~~Agent for the applicable Benchmark Replacement Date; provided that~~,~~  in the case of any Loan denominated in Euros or an Alternate Currency, “Benchmark Replacement” shall mean the alternative set forth in (2) below:

(1)            in the case of any Loan denominated in Dollars, Adjusted Daily Simple SOFR;

(2)            the sum of: (a) the alternate benchmark rate that has been selected by the Administrative ~~Agents~~Agent and the Borrower as the replacement for the then-current Benchmark giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for syndicated credit facilities denominated in the applicable Agreed Currency at such time in the United States and (b) the related Benchmark Replacement Adjustment;

If the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” shall mean, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative ~~Agents~~Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in the applicable Agreed Currency at such time.

“Benchmark Replacement Conforming Changes” shall mean, with respect to any Benchmark Replacement and/or any Term Benchmark Loan denominated in Dollars, any technical, administrative or operational changes (including changes to the definition of “ABR,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest and other administrative matters) that the Administrative ~~Agents~~Agent reasonably decide may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative ~~Agents~~Agent in a manner substantially consistent with market practice (or, if the Administrative ~~Agents~~Agent decide that adoption of any portion of such market practice is not administratively feasible or if the Administrative ~~Agents~~Agent reasonably determine that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as the Administrative ~~Agents~~Agent reasonably decide are reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date” shall mean, with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark:

(1)            in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(2)            in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided~~,~~  that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” shall mean, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, the CME Term SOFR Administrator, the central bank for the Agreed Currency applicable to such Benchmark, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” shall mean, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 1.16 and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 1.16.

“Beneficial Ownership Certification” shall mean a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” shall mean 31 C.F.R. § 1010.230.

“Benefit Plan” shall mean any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan.”

“BHC Act Affiliate” of a party shall mean an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Board” shall mean the Board of Governors of the Federal Reserve System of the United States of America.

“Board of Directors” shall mean, as to any person, the board of directors or other governing body of such person, or if such person is owned or managed by a single entity, the board of directors or other governing body of such entity.

~~“Borrower” shall mean each of the Borrower and the Co-Borrower.~~

“Bona Fide Debt Fund” shall mean any fund or investment vehicle engaged in the making, purchasing, holding or otherwise investing in commercial loans, bonds and other similar extensions of credit in the ordinary course of business which is an Affiliate of any competitor of the Borrower and/or any if its Subsidiaries, but with respect to which no personnel involved with any investment in such person (i) makes, has the right to make or participates with others in making any investment decisions with respect to such fund or investment vehicle or (ii) has access to any information (other than information that is publicly available) relating to the U.S. Borrower or its Subsidiaries or any entity that forms a part of the business of the U.S. Borrower or any of its Subsidiaries.

“Borrower” shall mean all or any of the U.S. Borrower, the Co-Borrower and the Dutch Borrower, as the context may require, and “Borrowers” shall mean the U.S. Borrower, the Co-Borrower and the Dutch Borrower, collectively or the Applicable Borrower as of such time.

“Borrower Materials” shall have the meaning assigned to such term in Section 9.17(a).

“Borrower Rights” shall have the meaning assigned to such term in Section 9.31(a).

“Borrowing” shall mean a group of Loans of a single Type under a single Facility, and made on a single date to any Borrower and, in the case of Term Benchmark Loans, as to which a single Interest Period is in effect.

“Borrowing Minimum” shall mean (a) in the case of Term Benchmark Loans, $1,000,000 or €1,000,000, in each case, as such amount corresponds to the denomination of the applicable Borrowing, (b) in the case of ABR Loans, $1,000,000 and (c) in the case of Swingline Loans, $500,000. Notwithstanding the foregoing, in the case of a Borrowing denominated in an Alternate Currency, the Borrowing Minimum shall be (x) the Alternate Currency Equivalent of the Dollar-denominated amounts described in the preceding sentence or (y) such other Borrowing Minimum as may be agreed by the Borrower Representative and the ~~applicable~~ Administrative Agent for the respective Alternate Currency.

“Borrowing Multiple” shall mean (a) in the case of Term Benchmark Loans, $500,000 or €500,000, in each case, as such amount corresponds to the denomination of the applicable Borrowing, (b) in the case of ABR Loans, $250,000 and (c) in the case of Swingline Loans, $100,000. Notwithstanding the foregoing, in the case of a Borrowing denominated in an Alternate Currency, the Borrowing Multiple shall be (x) the Alternate Currency Equivalent of the Dollar-denominated amounts described in the preceding sentence or (y) such other Borrowing Multiple as may be agreed by the Borrower Representative and the ~~applicable~~ Administrative Agent for the respective Alternate Currency.

“Borrowing Request” shall mean a request by ~~a~~an Applicable Borrower in accordance with the terms of Section 2.03 and substantially in the form ~~of Exhibit D-1 or another form~~ approved by the ~~applicable~~ Administrative Agent ~~(including any form on an electronic platform or electronic transmission system as shall be approved by the applicable Administrative Agent)~~and separately provided to the Applicable Borrower.

“Budget” shall have the meaning assigned to such term in Section 5.04(e).

“Business Day” shall mean any day that is not a Saturday, Sunday or other day on which commercial banks in New York City and Amsterdam are authorized or required by law to remain closed; provided that, when used in connection with a Loan denominated in Euro, the term “Business Day” shall also exclude any day which is not a Target Day and (b) in relation to Loans referencing the Adjusted Term SOFR Rate and any interest rate settings, fundings, disbursements, settlements or payments of any such Loans referencing the Adjusted Term SOFR Rate or any other dealings of such Loans referencing the Adjusted Term SOFR Rate, any such day that is a U.S. Government Securities Business Day.

“Canadian Benefit Plan” shall mean any plan, fund, program or policy, whether oral or written, formal or informal, funded or unfunded, insured or uninsured, providing employee benefits, including medical, hospital care, dental, sickness, accident, disability, life insurance, pension, retirement or savings benefits, under which the Borrower or any Subsidiary has any liability in Canada with respect to any employee or former employee~~,~~  and, for greater certainty, shall include any Canadian Pension Plans.

“Canadian Defined Benefit Plan” shall mean any Canadian Pension Plan which contains a “defined benefit provision” as defined in subsection 147.1(1) of the Income Tax Act (Canada).

“Canadian Loan Parties” shall mean each Loan Party which is incorporated under the laws of a province or territory of Canada or the federal laws of Canada (and individually, a “Canadian Loan Party”).

“Canadian Pension Plan” shall mean any “registered pension plan” as defined in subsection 248(1) of the Income Tax Act (Canada) and any other plan that is required to be registered under federal or provincial pension standards legislation in Canada, that is sponsored or maintained by any Borrower or any Subsidiary or pursuant to which any Borrower or Subsidiary has any liability or contingent liability, whether existing on the Closing Date or which would be considered a Canadian Pension Plan thereafter.

“Canadian Security Documents” shall mean each agreement or instrument governed by laws of any Province of Canada pursuant to or in connection with which any Canadian Loan Party grants a security interest in any Collateral to secure any of the Obligations including each security document governed by the laws of the Province of Québec as contemplated by Section 8.01(c), each as amended, restated, supplemented or otherwise modified from time to time.

“Canada PCTFA” shall mean the Proceeds of Crime (money laundering) and Terrorist Financing Act (Canada).

“Capital Expenditures” shall mean, with respect to any person for any period, any expenditure in respect of the purchase or other acquisition of any fixed or capital asset (excluding normal replacements and maintenance which are properly charged to current operations). For purposes of this definition, the purchase price of equipment that is purchased simultaneously with the trade-in of existing equipment or with insurance proceeds shall be included in Capital Expenditures only to the extent of the gross amount by which such purchase price exceeds the credit granted by the seller of such equipment for the equipment being traded in at such time or the amount of such insurance proceeds, as the case may be.

“Capitalized Lease Obligations” of any person shall mean the obligations of such person to pay rent or other amounts under any lease of (or other similar arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such person under GAAP, and, for purposes hereof, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP; provided that, notwithstanding the foregoing, in no event will any lease (or similar arrangement) that would have been categorized as an operating lease as determined in accordance with GAAP as in effect on the Closing Date be considered a capital lease.

“Cash Collateralize” shall mean to pledge and deposit with or deliver to the N.A. Collateral Agent, for the benefit of one or more of the Issuing Banks or Revolving Facility Lenders, as collateral for Revolving L/C Exposure or obligations of the Revolving Facility Lenders to fund participations in respect of Revolving L/C Exposure, cash or deposit account balances or, if the N.A. Collateral Agent and each applicable Issuing Bank shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance reasonably satisfactory to the N.A. Collateral Agent and each applicable Issuing Bank. “Cash Collateral” and “Cash Collateralization” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Interest Expense” shall mean, with respect to the U.S. Borrower and its Subsidiaries on a consolidated basis for any period, Interest Expense for such period to the extent such amounts are paid in cash for such period, excluding, without duplication, in any event (a) pay-in-kind Interest Expense or other non-cash Interest Expense (including as a result of the effects of purchase accounting), (b) to the extent included in Interest Expense, the amortization of any financing fees paid by, or on behalf of, the Borrower or any Subsidiary, including such fees paid in connection with the Transactions or upon entering into a Permitted Securitization Financing~~,~~  and (c) the amortization of debt discounts, if any, or fees in respect of Hedging Agreements; provided, that Cash Interest Expense shall exclude any one time financing fees, including those paid in connection with the Transactions or upon entering into a Permitted Securitization Financing or any amendment or other modification of this Agreement.

“Cash Management Agreement” shall mean any agreement to provide to any Borrower or any Subsidiary cash management services for collections, treasury management services (including controlled disbursement, overdraft, automated clearing house fund transfer services, return items and interstate depository network services), any demand deposit, payroll, trust or operating account relationships, commercial credit cards, merchant card, purchase or debit cards, non-card e-payables services, and other cash management services, including electronic funds transfer services, lockbox services, stop payment services, wire transfer services and any bi-lateral letter of credit facility.

“Cash Management Bank” shall mean any person that, at the time it enters into a Cash Management Agreement (or on the Closing Date with respect to Cash Management Agreements existing on the Closing Date), is ~~an~~the Administrative Agent, an Arranger, a Lender or an Affiliate of any such person, in each case, in its capacity as a party to such Cash Management Agreement~~.~~ and in the event that such Cash Management Bank is not the Administrative Agent or a Lender, such Cash Management Bank shall execute and deliver a letter agreement to the Administrative Agent and the Collateral Agents (i) appointing each Agent as its agent under the Credit Agreement and the other Loan Documents, (ii) acknowledging the rights, protections, immunities and indemnities of each Agent, and (iii) agreeing to be bound by the provisions of this Agreement and the other Loan Documents.

“CFC” shall have the meaning assigned to such term in the definition of Excluded Subsidiary.

“CFC Holdco” shall have the meaning assigned to such term in the definition of Excluded Subsidiary.

A “Change in Control” shall be deemed to occur if:

(a)            any person, entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act, but excluding any employee benefit plan of such person, entity or “group” and its subsidiaries and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) shall at any time have acquired direct or indirect beneficial ownership (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act) of voting power of the outstanding Voting Stock of the Borrower having more than 50.1% of the ordinary voting power for the election of members of the Board of Directors of the Borrower; or

(b)            a “Change of Control” (as defined in (i) the Senior Unsecured Notes Indenture, (ii) any indenture or credit agreement in respect of Permitted Refinancing Indebtedness with respect to the Senior Unsecured Notes constituting Material Indebtedness or (iii) any indenture or credit agreement in respect of any Junior Financing constituting Material Indebtedness) shall have occurred.

In addition, notwithstanding the foregoing, a transaction in which the Borrower or a Parent Entity of the Borrower becomes a subsidiary of another person (such person, the “New Parent”) shall not constitute a Change of Control if (a) the equityholders of the Borrower or such Parent Entity immediately prior to such transaction beneficially own, directly or indirectly through one or more intermediaries, at least a majority of the total voting power of the Voting Stock of the Borrower or such New Parent immediately following the consummation of such transaction, or (b) immediately following the consummation of such transaction, no person, other than the New Parent or any subsidiary of the New Parent, beneficially owns, directly or indirectly through one or more intermediaries, more than 50% of the voting power of the Voting Stock of the Borrower or such Parent Entity.

“Change in Law” shall mean (a) the adoption of any law, treaty, rule or regulation after the Closing Date, (b) any change in law, treaty, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the Closing Date (or if a Lender acquired its interest in the Commitments, changed its Lending Office, changed its place of tax residence, or acceded as a party to this Agreement after the Closing Date, then after the later of (i) the Closing Date or (ii) the date of such acquisition, change or accession), other than any change to the Dutch list of low-taxed and non-cooperative jurisdictions (Regeling laagbelastende staten en niet-coöperatieve rechtsgebieden voor belastingdoeleinden) provided that, at the Closing Date or the date of such acquisition, change or accession (as applicable pursuant to the foregoing), such change was reasonably to be expected based on the underlying conditions for the relevant jurisdiction to qualify as such low-taxed or non-cooperative jurisdiction within the meaning of the Dutch Withholding Tax Act (Wet bronbelasting 2021)), or (c) compliance by any Lender or any Issuing Bank (or, for purposes of Section 2.15(b), by any Lending Office of such Lender or such Issuing Bank or by such Lender’s or Issuing Bank’s holding company, if any) with any written request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Closing Date; provided, however, that notwithstanding anything herein to the contrary, (x) all requests, rules, guidelines or directives under or issued in connection with the Dodd-Frank Wall Street Reform and Consumer Protection Act, all interpretations and applications thereof and any compliance by a Lender with any request or directive relating thereto and (y) all requests, rules, guidelines or directives promulgated under or in connection with, all interpretations and applications of, or any compliance by a Lender with any request or directive relating to International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States of America or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case under clauses (x) and (y) be deemed to be a “Change in Law” but only to the extent a Lender is imposing applicable increased costs or costs in connection with capital adequacy or liquidity requirements similar to those described in clauses (a) and (b) of Section 2.15 generally on other borrowers of loans under United States of America or European cash flow term loan credit facilities, which, as a credit matter, are similarly situated to the Borrowers.

“Charges” shall have the meaning assigned to such term in Section 9.09.

“Citi” shall mean Citigroup Global Markets Inc., Citibank N.A., Citicorp USA, Inc., Citicorp North America, Inc. and/or any of their affiliates as any of them shall determine to be appropriate to provide the services contemplated under the Loan Documents.

“Class” shall mean, (a) when used in respect of any Loan or Borrowing, whether such Loan or the Loans comprising such Borrowing are Term Loans, Other Term Loans, Initial Revolving Loans, Extended Revolving Loans or Other Revolving Loans; and (b) when used in respect of any Commitment, whether such Commitment is in respect of a commitment to make Term Loans, Other Term Loans, Initial Revolving Loans, Extended Revolving Loans or Other Revolving Loans. Other Term Loans, Extended Revolving Loans or Other Revolving Loans that have different terms and conditions (together with the Commitments in respect thereof) from the Term Loans, or the Initial Revolving Loans, respectively, or from other Term Loans or other Extended Revolving Loans or other Revolving Loans, as applicable, shall each be construed to be in separate and distinct Classes.

“Class Loans” shall have the meaning assigned to such term in Section 9.08(f).

“Clean-Up Period” shall have the meaning assigned to such term in Section 7.04.

“Closing Date” shall mean August 1, 2020.

“Closing Date Mortgaged Properties” shall mean the Material Real Properties identified on Schedule 1.01(E) hereto on the Closing Date.

“Closing Date Net First Lien Leverage Ratio” shall mean 3.16 to 1.00.

“Closing Date Net Secured Leverage Ratio” shall mean 3.16 to 1.00.

“Closing Date Net Total Leverage Ratio” shall mean 5.01 to 1.00.

“CME Term SOFR Administrator” shall mean CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator).

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Collateral” shall mean all the “Collateral” (or equivalent term) as defined in any Security Document and shall also include the Mortgaged Properties and all other property that is now or hereafter subject (or purported to be subject) to any Lien in favor of the applicable Collateral Agent or any subagent for the benefit of the Secured Parties pursuant to any Security Documents and which has not been released from such Lien in accordance with the Loan Documents at the time of determination.

“Collateral Agent” shall mean ~~Goldman Sachs Bank USA, in its capacity as collateral agent and security trustee for the Secured Parties, together with its successors and permitted assigns in such capacity and any sub-agent.~~the N.A. Collateral Agent or the Non-N.A. Collateral Agent, as the context may require, and “Collateral Agents” shall mean the N.A. Collateral Agent and the Non-N.A. Collateral Agent, collectively.

“Collateral and Guarantee Requirement” shall mean the requirement that (in each case subject to the last paragraph of this definition, the last paragraph of Section 4.02, Sections 5.10(d) and (g), the Agreed Guarantee and Security Principles~~,~~  and Schedule 5.12):

(a)            on the Closing Date, the N.A. Collateral Agent shall have received, (i) from the U.S. Borrower, the Co-Borrower and each Subsidiary Loan Party that is a Domestic Subsidiary, a counterpart of the U.S. Collateral Agreement and (ii) from each Borrower and each Subsidiary Loan Party, a counterpart of the Subsidiary Guarantee Agreement, in each case duly executed and delivered on behalf of such person;

(b)            on the Closing Date and at all times thereafter, (i) a pledge of all outstanding Equity Interests other than Excluded Securities, in each case, directly owned by any Borrower or any Subsidiary Loan Party on the Closing Date in any ~~Wholly-Owned~~Wholly Owned Subsidiary that is a Material Subsidiary organized under the laws of a Security Jurisdiction, in each case, pursuant to an Australian Security Document, a Canadian Security Document, a Dutch Security Document, a German Security Document, a Swiss Security Document, a U.K. Security Document or a U.S. Security Document, as applicable, and (ii) the applicable Collateral Agent shall have received certificates, updated share registers (where reasonably necessary under the laws of any applicable jurisdiction in order to create a perfected security interest in such Equity Interests) or other instruments (if any) representing such Equity Interests and any notes or other instruments representing such Indebtedness required to be delivered pursuant to the applicable Security Documents, together with stock powers, note powers or other instruments of transfer with respect thereto (as applicable) endorsed in blank; provided that such obligations in respect of an entity organized or incorporated in Australia shall be subject to prior completion of any and all applicable steps and procedures required pursuant to the Australian Corporations Act in respect of the provisions of financial assistance (where applicable), it being understood that such steps and procedures shall be completed no later than 50 Business Days after the date on which the obligation to comply with the provisions of this clause have arisen (or such later date as the ~~Collateral~~Administrative Agent may agree in its reasonable discretion);

(c)            after the Closing Date, each direct or indirect Subsidiary of the U.S. Borrower that is not an Excluded Subsidiary, (1) shall become a Subsidiary Loan Party in accordance with Section 5.10 and the applicable Collateral Agent shall have received, (i) a supplement to the Subsidiary Guarantee Agreement and (ii) supplements to one or more of the Security Documents, in the form specified therefor or otherwise reasonably acceptable to the ~~Collateral~~Administrative Agent (which may include new Security Documents), in each case, duly executed and delivered on behalf of such Subsidiary Loan Party and (2) shall deliver, or cause to be delivered to the Administrative ~~Agents~~Agent and the applicable Collateral Agent, for the benefit of the Secured Parties, customary legal opinions, board resolutions (or in the case of an Australian Loan Party, an extract thereof) and other customary closing certificates, searches and documentation to the extent reasonably requested by the Administrative ~~Agents~~Agent, consistent with those delivered on the Closing Date under Section 4.02; provided that such obligations in respect of an entity organized or incorporated in Australia shall be subject to prior completion of any and all applicable steps and procedures required pursuant to the Australian Corporations Act in respect of the provision of financial assistance (where applicable), it being understood that such steps and procedures shall be completed no later than 50 Business Days after the date on which the obligation to comply with the provisions of this clause have arisen (or such later date as the ~~Collateral~~Administrative Agent may agree in its reasonable discretion);

(d)            after the Closing Date, (x) all outstanding Equity Interests of any person that becomes a Subsidiary Loan Party after the Closing Date and (y) subject to Section 5.10(g), all Equity Interests directly acquired by the Borrower or a Subsidiary Loan Party after the Closing Date, other than Excluded Securities, (i) shall have been pledged pursuant to an Australian Security Document, a Canadian Security Document, a Dutch Security Document, a German Security Document, a Swiss Security Document, a U.K. Security Document or a U.S. Security Document, as applicable, and (ii) the applicable Collateral Agent shall have received certificates, updated share registers (where reasonably necessary under the laws of any applicable jurisdiction in order to create a perfected security interest in such Equity Interests) or other instruments (if any) representing such Equity Interests and any notes or other instruments representing such Indebtedness required to be delivered pursuant to the applicable Security Documents, together with stock powers or other instruments of transfer (if any) with respect thereto endorsed in blank;

(e)            on the Closing Date and at all times thereafter, except as otherwise contemplated by this Agreement or any Security Document, all documents and instruments, including Uniform Commercial Code and PPSA financing statements or financing change statements (or their equivalent in any other applicable jurisdiction), ~~and~~ filings with the United States Copyright Office, the United States Patent and Trademark Office and the Canadian Intellectual Property Office (or their equivalent in any other applicable jurisdiction)~~,~~  and all other actions required by applicable Requirements of Law or reasonably requested by the ~~Collateral~~Administrative Agent to be delivered, filed, registered or recorded to create the Liens intended to be created by the Security Documents (in each case, including any supplements thereto) and perfect or render opposable to third parties (in the case of the Canadian Security Documents governed by the laws of the Province of Québec) such Liens to the extent required by, and with the priority required by, the Security Documents, shall have been delivered, filed, registered or recorded or delivered to the N.A. Collateral Agent for filing, registration or recording concurrently with, the execution and delivery of each such Security Document;

(f)            within (x) 120 days after the Closing Date with respect to each Closing Date Mortgaged Property set forth on Schedule 1.01(E) (or on such later date as the ~~Collateral~~Administrative Agent may agree in its reasonable discretion) and (y) the time periods set forth in Section 5.10 with respect to Mortgaged Properties encumbered pursuant to said Section 5.10, the applicable Collateral Agent shall have received (i) counterparts of each Mortgage to be entered into with respect to each such Mortgaged Property duly executed and delivered by the record owner of such Mortgaged Property and suitable for recording or filing in all filing or recording offices that the ~~Collateral~~Administrative Agent may reasonably deem necessary or desirable in order to create a valid and enforceable Lien subject to no other Liens except Permitted Liens, at the time of recordation thereof, (ii) with respect to the Mortgage encumbering each such Mortgaged Property, opinions of counsel regarding the enforceability, due authorization, execution and delivery of the Mortgages and such other matters customarily covered in real estate counsel opinions as the ~~Collateral~~Administrative Agent may reasonably request, in form and substance reasonably acceptable to the ~~Collateral~~Administrative Agent, (iii) with respect to each such Mortgaged Property located in the United States of America, the Flood Documentation and (iv) such other documents as the ~~Collateral~~Administrative Agent may reasonably request that are available to the Borrower without material expense with respect to any such Mortgage or Mortgaged Property;

(g)            within (x) 120 days after the Closing Date with respect to each Closing Date Mortgaged Property set forth on Schedule 1.01(E) (or on such later date as the ~~Collateral~~Administrative Agent may agree in its reasonable discretion) and (y) the time periods set forth in Section 5.10 with respect to Mortgaged Properties encumbered pursuant to said Section 5.10, the applicable Collateral Agent shall have received (i) a policy or policies or marked up unconditional binder of title insurance with respect to each such Mortgaged Property located in the United States of America, in an amount reasonably acceptable to the ~~Collateral~~Administrative Agent with respect to such Mortgaged Property (not to exceed the fair market value of the applicable Mortgaged Property, as determined in good faith by the Borrower Representative), paid for by the ~~Borrower~~Borrowers, issued by a nationally recognized title insurance company, insuring the Lien of each Mortgage as a valid Lien on the Mortgaged Property described therein, free of any other Liens except Permitted Liens, together with such customary endorsements, coinsurance and reinsurance as the Administrative ~~Agents~~Agent may reasonably request and which are available in the jurisdiction where the applicable Mortgaged Property is located, and (ii) an as-built ALTA survey or “express map” (or other aerial map) of each Mortgaged Property (including all improvements, easements and other customary matters thereon reasonably required by the ~~Collateral~~Administrative Agent), as applicable, for which all necessary fees (where applicable) have been paid with respect to each such Mortgaged Property located in the United States of America, which is, in each case, sufficient for such title insurance company to remove all standard survey exceptions from the title insurance policy relating to such Mortgaged Property and issue the customary survey related endorsements or otherwise reasonably acceptable to the ~~Collateral~~Administrative Agent;

(h)            within 120 days after the Closing Date (or on such later date as the Administrative ~~Agents~~Agent may agree in ~~their~~its reasonable discretion) the applicable Collateral Agent shall have received from each Subsidiary Loan Party that is not a Domestic Subsidiary (i) all asset security from each Subsidiary Loan Party organized under the laws of Australia, Canada or the United Kingdom, in each case, pursuant to an Australian Security Document, a Canadian Security Document or a U.K. Security Document, as applicable, (ii) security substantially equivalent to all asset security (as reasonably determined by the Borrower Representative and the ~~Collateral~~Administrative Agent, subject to the Agreed Guarantee and Security Principles) from each Subsidiary Loan Party organized under the laws of Germany and Switzerland, in each case, pursuant to a German Security Document or a Swiss Security Document, as applicable, (iii) in each case of (i) and (ii) together with other instruments, if any (where reasonably necessary under the laws of any applicable jurisdiction in order to create a perfected security interest in such Collateral);

(i)             within the time period specified in Schedule 5.12, the Administrative ~~Agents~~Agent shall have received evidence of the insurance required by the terms of Section 5.02 hereof on behalf of (i) the Original Obligors and their Subsidiaries and (ii) the Acquired Business to the extent such evidence of insurance, in the case of this clause (ii), can be obtained by the Borrower following the use of commercially reasonable efforts; and

(j)             after the Closing Date, ~~the~~each Collateral Agent shall have received, (i) such other Security Documents as may be required to be delivered pursuant to Section 5.10 or the Security Documents, and (ii) upon reasonable request by the Collateral Agent (solely with respect to the Non-N.A. Collateral Agent, acting at the direction of the Required Lenders), evidence of compliance with any other requirements of Section 5.10.

Notwithstanding the foregoing or anything else in this Agreement or any other Loan Document to the contrary, (i) the Loan Parties shall not be required to (1) take any actions outside of a Security Jurisdiction to grant, create or perfect any security interest in the Collateral (including the execution of any agreement, document or other instrument governed by the law of any jurisdiction other than the laws of a Security Jurisdiction) or, in the case of any Subsidiary organized in any other jurisdiction which is made a Guarantor pursuant to clause (c) of the definition of “Subsidiary Loan Party,” the jurisdiction of organization of such Subsidiary, ~~or~~ (2) subject in each case to the Agreed Guarantee and Security Principles, (I) grant, create or perfect any security interest in any Excluded Property or (II) enter into control agreements with respect to, or otherwise perfect any security interest by “control” (or similar arrangements with third parties) over securities accounts and deposit accounts ~~and~~or (3) following the Amendment No. 3 Effective Date, take any actions to grant, create or perfect any security interest in Collateral with a fair market value less than, in the case of any such action $20,000,000 (as determined in good faith by the Borrower Representative) (in each case, other than to the extent such rights can be perfected by filing a UCC-1 or PPSA financing statement or equivalent), (ii) the Loan Parties shall not grant security interests in favor of ~~the~~any Collateral Agent in, or mortgages in favor of ~~the~~any Collateral Agent on, any fee-owned real property acquired by such Loan Party after the Closing Date unless and until the Borrower Representative shall have given at least forty-five (45) days prior written notice to the Administrative ~~Agents~~Agent and the applicable Collateral Agent and (iii) no entities organized or incorporated under the laws of the Netherlands shall be required to be a Loan Party other than the Dutch Borrower.

“Commitment Fee” shall have the meaning assigned to such term in Section 2.12(a).

“Commitments” shall mean, (a) with respect to any Lender, such Lender’s Revolving Facility Commitment and Term Loan Commitment and (b) with respect to any Swingline Lender, its Swingline Commitment (it being understood that a Swingline Commitment does not increase the applicable Swingline Lender’s Revolving Facility Commitment).

“Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Conduit Lender” shall mean any special purpose entity organized and administered by any Lender for the purpose of making Loans otherwise required to be made by such Lender and designated by such Lender in a written instrument; provided~~,~~  that the designation by any Lender of a Conduit Lender shall not relieve the designating Lender of any of its obligations to fund a Loan under this Agreement if, for any reason, its Conduit Lender fails to fund any such Loan, and the designating Lender (and not the Conduit Lender) shall have the sole right and responsibility to deliver all consents and waivers required or requested under this Agreement with respect to its Conduit Lender; provided, further, that a Conduit Lender shall be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.05 (subject to the limitations and requirements of those Sections and Section 2.20 and it being understood that the documentation required under Section 2.18(e) shall be delivered solely to the designating Lender) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 9.04(b) but no Conduit Lender shall (a) be entitled to receive any greater amount pursuant to Sections 2.15, 2.16, 2.17, 2.18 or 9.05 than the designating Lender would have been entitled to receive in respect of the extensions of credit made by such Conduit Lender unless the designation of such Conduit Lender is made with the prior written consent of the Borrower (not to be unreasonably withheld or delayed), which consent shall specify that it is being made pursuant to the proviso in the definition of “Conduit Lender” and provided that the designating Lender provides such information as the Borrower reasonably requests in order for the Borrower to determine whether to provide its consent or (b) be deemed to have any Commitment.

“Consolidated Debt” at any date shall mean the sum of (without duplication) all Indebtedness (other than letters of credit or bank guarantees, to the extent undrawn) consisting of Indebtedness for borrowed money and Disqualified Stock of the U.S. Borrower and its Subsidiaries determined on a consolidated basis on such date in accordance with GAAP.

“Consolidated Net Income” shall mean, with respect to any person for any period, the aggregate of the Net Income of such person and its subsidiaries for such period, on a consolidated basis; provided, however, that, without duplication,

(i)             any net after-tax extraordinary, exceptional, nonrecurring or unusual gains or losses or income or expense or charge (less all fees and expenses relating thereto), any severance, relocation or other restructuring expenses (including any cost or expense related to employment of terminated employees), any expenses related to any New Project or any reconstruction, decommissioning, recommissioning or reconfiguration of fixed assets for alternative uses, fees, expenses or charges relating to closing costs, rebranding costs, curtailments or modifications to pension and post-retirement employee benefit plans, excess pension charges, acquisition integration costs, opening costs, recruiting costs, signing, retention or completion bonuses, litigation and arbitration costs, charges, fees and expenses (including settlements), and expenses or charges related to any offering of Equity Interests or debt securities of any Borrower or any Parent Entity, any Investment, acquisition, Disposition, recapitalization or incurrence, issuance, repayment, repurchase, refinancing, amendment or modification of Indebtedness (in each case, whether or not successful), and any fees, expenses, charges or change in control payments related to the Transactions (including any costs relating to auditing prior periods, any transition-related expenses, and Transaction Expenses incurred before, on or after the Closing Date), in each case, shall be excluded,

(ii)            any net after-tax income or loss from Disposed of, abandoned, closed or discontinued operations or fixed assets and any net after-tax gain or loss on the Dispositions of Disposed of, abandoned, closed or discontinued operations or fixed assets shall be excluded,

(iii)           any net after-tax gain or loss (less all fees and expenses or charges relating thereto) attributable to business Dispositions or asset Dispositions other than in the ordinary course of business (as determined in good faith by the management of the Borrower Representative) shall be excluded,

(iv)           any net after-tax income or loss (less all fees and expenses or charges relating thereto) attributable to the early extinguishment or buy-back of indebtedness, Hedging Agreements or other derivative instruments shall be excluded,

(v)            (A)      the Net Income for such period of any person that is not a subsidiary of such person, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be included only to the extent of the amount of dividends or distributions or other payments paid in cash (or to the extent converted into cash) to the referent person or a subsidiary thereof (other than an Unrestricted Subsidiary of such referent person) in respect of such period and (B) the Net Income for such period shall include any dividend, distribution or other payment in cash (or to the extent converted into cash) received by the referent person or a subsidiary thereof (other than an Unrestricted Subsidiary of such referent person) from any person in excess of, but without duplication of, the amounts included in subclause (A),

(vi)           the cumulative effect of a change in accounting principles during such period shall be excluded,

(vii)          effects of purchase accounting adjustments (including the effects of such adjustments pushed down to such person and its subsidiaries and including the effects of adjustments to (A) deferred rent, (B) Capitalized Lease Obligations or other obligations or deferrals attributable to capital spending funds with suppliers or (C) any deferrals of revenue) in component amounts required or permitted by GAAP, resulting from the application of purchase accounting or the amortization or write-off of any amounts thereof, net of taxes, shall be excluded,

(viii)         any impairment charges or asset write-offs, in each case pursuant to GAAP, and the amortization of intangibles and other fair value adjustments arising pursuant to GAAP, shall be excluded,

(ix)            any (a) non-cash compensation charge or (b) non-cash costs or expenses realized or resulting from stock option plans, employee benefit plans or post-employment benefit plans, or grants or sales of stock, stock appreciation or similar rights, stock options, restricted stock, preferred stock or other rights shall be excluded,

(x)            accruals and reserves that are established or adjusted in connection with the Transactions or within twelve months after the Closing Date or the closing of any acquisition or investment and that are so required to be established or adjusted in accordance with GAAP or as a result of adoption or modification of accounting policies shall be excluded,

(xi)           non-cash gains, losses, income and expenses resulting from fair value accounting required by the applicable standard under GAAP and related interpretation shall be excluded,

(xii)          any gain, loss, income, expense or charge resulting from the application of any “last-in, first-out” method shall be excluded,

(xiii)         any non-cash charges for deferred tax asset valuation allowances shall be excluded,

(xiv)         any currency translation or remeasurement gains and losses related to Indebtedness, other liabilities or any assets, and any net loss or gain resulting from Hedging Agreements for currency exchange risk, shall be excluded,

(xv)          any deductions attributable to minority interests shall be excluded,

(xvi)         [reserved],

(xvii)        (A) to the extent covered by insurance and actually reimbursed, or, so long as such person has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (x) not denied by the applicable carrier in writing within 180 days and (y) in fact reimbursed within 365 days following the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within such 365 days), expenses with respect to liability or casualty events or business interruption shall be excluded; and (B) amounts estimated in good faith to be received from insurance in respect of lost revenues or earnings in respect of liability or casualty events or business interruption shall be included (with a deduction for amounts actually received up to such estimated amount to the extent included in Net Income in a future period).

“Consolidated Total Assets” shall mean, as of any date of determination, the total assets of the U.S. Borrower and the Subsidiaries, determined on a consolidated basis in accordance with GAAP, as set forth on the consolidated balance sheet of the Borrower as of the last day of the fiscal quarter most recently ended for which financial statements have been (or were required to be) delivered pursuant to Section 4.02(g), 5.04(a) or 5.04(b), as applicable, calculated on a Pro Forma Basis after giving effect to any acquisition or Disposition of a person or assets that may have occurred on or after the last day of such fiscal quarter.

“Continuing Letter of Credit” shall have the meaning assigned to such term in Section 2.05(k).

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and “Controlling” and “Controlled” shall have meanings correlative thereto.

“Corresponding Tenor” with respect to any Available Tenor shall mean, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Covered Entity” shall mean any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” shall have the meaning assigned to such term in Section 9.27.

“Co-Borrower” shall have the meaning assigned to such term in the introductory paragraph of this Agreement, together with its successors and assigns.

“Credit Event” shall have the meaning assigned to such term in Article IV.

“Credit Rating” shall mean a rating as determined by a Credit Rating Agency.

“Credit Rating Agency” shall mean either of Moody’s or S&P.

“Cumulative Credit” shall mean, at any date, an amount, not less than zero in the aggregate, determined on a cumulative basis equal to, without duplication:

(a)            the greater of $420,000,000 and 0.35 times the EBITDA calculated on a Pro Forma Basis for the then most recently ended Test Period, plus

(b)            50% of Consolidated Net Income of the Borrower for the period (taken as one accounting period) from ~~December 31, 2019~~the Amendment No. 3 Effective Date to the end of the U.S. Borrower’s most recently ended fiscal quarter for which internal financial statements are available at such time (or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit), plus

(c)            [reserved],

(d)            the aggregate amount of any Declined Proceeds, plus

(e)            (i) the cumulative amount of proceeds (including cash and the fair market value (as determined in good faith by the Borrower Representative) of property other than cash) from the sale of Equity Interests of the Borrower or any Parent Entity after the ~~Closing~~Amendment No. 3 Effective Date and on or prior to such time (including upon exercise of warrants or options), which proceeds have been contributed as common equity to the capital of the Borrower, and (ii) common Equity Interests of the Borrower or any Parent Entity issued upon conversion of Indebtedness (other than Indebtedness that is contractually subordinated to the Loan Obligations in right of payment) of the Borrower or any Subsidiary owed to a person other than a Borrower or a Subsidiary; provided~~,~~  that this clause (e) shall exclude (w) Permitted Cure Securities, (x) sales of Equity Interests financed as contemplated by Section 6.04(e) or used as described in clause (ix) of the definition of “EBITDA,” (y) any amount used to incur Indebtedness under Section 6.01(l)), any amounts used to finance the payments or distributions in respect of any Junior Financing pursuant to Section 6.09(b), and (z) Excluded Contributions plus

(f)            100% of the aggregate amount of contributions as common equity to the capital of the Borrower received in cash (and the fair market value (as determined in good faith by the Borrower Representative) of property other than cash) after the ~~Closing~~Amendment No. 3 Effective Date (subject to the same exclusions as are applicable to clause (e) above); plus

(g)            100% of the aggregate principal amount of any Indebtedness (including the liquidation preference or maximum fixed repurchase price, as the case may be, of any Disqualified Stock) of the Borrower or any Subsidiary thereof issued after the ~~Closing~~Amendment No. 3 Effective Date (other than Indebtedness issued to a Subsidiary), which has been converted into or exchanged for Qualified Equity Interests in the Borrower or any Parent Entity, plus

(h)            100% of the aggregate amount received by the Borrower or any Subsidiary in cash (and the fair market value (as determined in good faith by the Borrower Representative) of property other than cash received by the Borrower or any Subsidiary) after the ~~Closing~~Amendment No. 3 Effective Date from:

(A)            the issuance or sale (other than to the Borrower or any Subsidiary) of the Equity Interests of an Unrestricted Subsidiary, or

(B)            any dividend or other distribution by an Unrestricted Subsidiary, to the extent not included in the calculation of Consolidated Net Income,

in each case of the foregoing clauses (h)(A) and (h)(B), if the original designation of such Subsidiary as an Unrestricted Subsidiary constituted a use of the Cumulative Credit,

plus

(i)             in the event any Unrestricted Subsidiary has been redesignated as a Subsidiary or has been merged, consolidated or amalgamated with or into, or transfers or conveys its assets to, or is liquidated into, the ~~Borrower~~Borrowers or any Subsidiary, the fair market value (as determined in good faith by the Borrower Representative) of the Investments of the Borrower or any Subsidiary in such Unrestricted Subsidiary at the time of such redesignation, combination or transfer (or of the assets transferred or conveyed, as applicable) if the original designation of such Subsidiary as an Unrestricted Subsidiary constituted a use of the Cumulative Credit, plus

(j)             an amount equal to any returns (including dividends, interest, distributions, returns of principal, profits on sale or other disposition, repayments, repurchases, redemptions, income and similar amounts) actually received by the Borrower or any Subsidiary in respect of any Investments made pursuant to Section 6.04(j)(Y), minus

(k)            any amounts thereof used to make Investments pursuant to Section 6.04(j)(Y) after the ~~Closing~~Amendment No. 3 Effective Date prior to such time, minus

(l)             the cumulative amount of Restricted Payments made pursuant to Section 6.06(e) prior to such time, minus

(m)           any amount thereof used to make payments or distributions in respect of Junior Financings pursuant to Section 6.09(b)(i)(E) (other than payments made with proceeds from the issuance of Equity Interests that were excluded from the calculation of the Cumulative Credit pursuant to clause (e) above).

“Cure Amount” shall have the meaning assigned to such term in Section 7.03.

“Cure Right” shall have the meaning assigned to such term in Section 7.03.

“Current Assets” shall mean, with respect to the U.S. Borrower and the Subsidiaries on a consolidated basis at any date of determination, the sum of all assets (other than cash and Permitted Investments or other cash equivalents) that would, in accordance with GAAP, be classified on a consolidated balance sheet of the U.S. Borrower and the Subsidiaries as current assets at such date of determination, other than amounts related to current or deferred Taxes based on income or profits.

“Current Liabilities” shall mean, with respect to the U.S. Borrower and the Subsidiaries on a consolidated basis at any date of determination, all liabilities that would, in accordance with GAAP, be classified on a consolidated balance sheet of the U.S. Borrower and the Subsidiaries as current liabilities at such date of determination, other than (a) the current portion of any Indebtedness, (b) accruals of Interest Expense (excluding Interest Expense that is due and unpaid), (c) accruals for current or deferred Taxes based on income or profits, (d) accruals, if any, of transaction costs resulting from the Transactions, (e) Third Party Funds, if applicable and (f) accruals of any costs or expenses related to (i) severance or termination of employees prior to the Closing Date or (ii) bonuses, pension and other post-retirement benefit obligations.

“Daily Simple SOFR” ~~means~~shall mean, for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day (such day “SOFR Determination Date”) that is five (5) U.S. Government Securities Business Days prior to (i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower Representative.

“DCC” shall mean the Dutch Civil Code.

“Data Privacy Laws” shall mean all applicable laws (including common law), rules, regulations, codes, ordinances, policies, orders, decrees or judgments, promulgated or entered into by any Governmental Authority, relating in any way to the transmission, storage, security or protection of data and information, including personally identifiable information.

“Debt Service” shall mean, with respect to the Borrowers and the Subsidiaries on a consolidated basis for any period, Cash Interest Expense for such period, plus scheduled principal amortization of Consolidated Debt for such period.

“Debtor Relief Laws” shall mean the U.S. Bankruptcy Code, the Companies’ Creditors Arrangement Act (Canada), Bankruptcy and Insolvency Act (Canada), the Winding-Up and Restructuring Act (Canada) and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, arrangement, rearrangement, receivership, insolvency, reorganization, ~~or~~ similar debtor relief law or corporate insolvency laws under the Australian Corporations Act, the United States of America or other applicable jurisdictions from time to time in effect.

“Declined Proceeds” shall have the meaning assigned to such term in Section 2.10(c)(i).

“Declining Lender” shall have the meaning assigned to such term in Section 2.10(c)(i).

“Deemed Date” shall have the meaning assigned to such term in Section 6.01.

“Default” shall mean any event or condition that upon notice, lapse of time or both would constitute an Event of Default.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender” shall mean, subject to Section 2.22, any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the ~~applicable~~ Administrative Agent and the Borrower Representative in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the ~~applicable~~ Administrative Agent, the Swingline Lender, any Issuing Bank or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swingline Loans) within two Business Days of the date when due, (b) has notified the Borrower Representative, the Swingline Lender, Administrative Agent or any Issuing Bank in writing that it does not intend or expect to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the ~~applicable~~ Administrative Agent or the Borrower Representative, to confirm in writing to the ~~applicable~~ Administrative Agent and the Borrower Representative that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the ~~applicable~~ Administrative Agent and the Borrower Representative) or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, receiver and manager, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation, the Office of the Superintendent of Financial Institutions, the Canada Deposit Insurance Corporation or any other state, provincial or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action; provided~~,~~  that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States of America or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the ~~applicable~~ Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.22) upon delivery of written notice of such determination to the Borrower Representative, each Issuing Bank, the Swingline Lender and each Lender.

“Designated Non-Cash Consideration” shall mean the fair market value (as determined in good faith by the Borrower Representative) of non-cash consideration received by a Borrower or one of its Subsidiaries in connection with an Asset Sale that is so designated as Designated Non-Cash Consideration pursuant to a certificate of a Responsible Officer of the U.S. Borrower, setting forth such valuation, less the amount of cash equivalents received in connection with a subsequent disposition of, or other receipt of cash equivalents in respect of, such Designated Non-Cash Consideration.

“Disinterested Director” shall mean, with respect to any person and transaction, a member of the Board of Directors of such person who does not have any material direct or indirect financial interest in or with respect to such transaction.

“Dispose” or “Disposed of” shall mean to convey, sell, lease, sell and leaseback, assign, farm-out, transfer or otherwise dispose of any property, business or asset (including by way of a Division). The term “Disposition” shall have a correlative meaning to the foregoing.

“Disqualified Lender” shall mean the persons (a) identified in writing to the ~~Term Loan~~ Administrative Agent on ~~August 19, 2019 and~~October 13, 2025, (b) as may be identified in writing to the Administrative ~~Agents~~Agent by the Borrower Representative from time to time after the ~~Closing~~Amendment No. 3 Effective Date in respect of bona fide business competitors of the Borrowers (in the good faith determination of the Borrower), by delivery of a notice thereof to the Administrative ~~Agents~~Agent setting forth such person or persons (or the person or persons previously identified to the Administrative ~~Agents~~Agent that are to be no longer considered “Disqualified Lenders”)~~; provided, that no such updates shall be deemed to retroactively disqualify any parties that have previously acquired an assignment or participation interest in respect of the Loans from continuing to hold or vote such previously acquired assignments and participations on the terms set forth herein for Lenders that are not Disqualified Lenders.~~ and (c) any Affiliates thereof that are clearly identifiable on the basis of similarity of name or that are identified in writing to the Administrative Agent by the Borrower Representative from time to time after the Amendment No. 3 Effective Date; provided that any additional designation permitted by the foregoing shall not apply retroactively to any prior or pending assignment or participation; provided further, that no Bona Fide Debt Fund shall be deemed a Disqualified Lender. The list of Disqualified Lenders and any updates thereto shall be delivered to the Administrative Agent at JPMDQ_Contact@jpmorgan.com (or to such other address as the Administrative Agent may designate to the Borrower Representative from time to time); provided that deletions or other modifications to the list of Disqualified Lenders shall become effective three (3) Business Days after the delivery thereof to the Administrative Agent.

“Disqualified Stock” shall mean, with respect to any person, any Equity Interests of such person that, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Loan Obligations that are accrued and payable and the termination of the Commitments), (b) is redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests), in whole or in part, (c) provides for the scheduled payment of dividends in cash or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Stock, in each case, prior to the date that is ninety-one (91) days after the Latest Maturity Date in effect at the time of issuance thereof (provided, that only the portion of the Equity Interests that so mature or are mandatorily redeemable, are so convertible or exchangeable or are so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock). Notwithstanding the foregoing: (i) any Equity Interests issued to any employee or to any plan for the benefit of employees of the U.S. Borrower or its Subsidiaries or by any such plan to such employees shall not constitute Disqualified Stock solely because they may be required to be repurchased by the Borrower in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability and (ii) any class of Equity Interests of such person that by its terms authorizes such person to satisfy its obligations thereunder by delivery of Equity Interests that are not Disqualified Stock shall not be deemed to be Disqualified Stock.

“Division” shall have the meaning assigned to such term in Section 1.02.

~~“Dollar Equivalent” shall mean, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any currency other than Dollars, the equivalent amount thereof in Dollars as determined by the Administrative Agent or the Issuing Bank, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date or other applicable date of determination) for the purchase of Dollars with such currency.~~

“Dollar Equivalent” means, for any amount, at the time of determination thereof, (a) if such amount is expressed in dollars, such amount, (b) if such amount is expressed in an Alternate Currency, the equivalent of such amount in dollars determined by using the rate of exchange for the purchase of dollars with the Alternative Currency last provided (either by publication or otherwise provided to the Administrative Agent) by Reuters on the Business Day (New York City time) immediately preceding the date of determination or if such service ceases to be available or ceases to provide a rate of exchange for the purchase of dollars with the Alternative Currency, as provided by such other publicly available information service which provides that rate of exchange at such time in place of Reuters chosen by the Administrative Agent in its sole discretion (or if such service ceases to be available or ceases to provide such rate of exchange, the equivalent of such amount in dollars as determined by the Administrative Agent using any method of determination it deems appropriate in its sole discretion) and (c) if such amount is denominated in any other currency, the equivalent of such amount in dollars as determined by the Administrative Agent using any method of determination it deems appropriate in its sole discretion.

“Dollars” or “$” shall mean lawful money of the United States of America.

“Domestic Subsidiary” shall mean any Subsidiary that is not a Foreign Subsidiary.

“Dutch Borrower” has the meaning set forth in the introductory paragraph.

“Dutch Loan Parties” shall mean each Loan Party which is incorporated under the laws of the Netherlands (and individually, a “Dutch Loan Party”).

“Dutch Security Documents” shall mean each agreement or instrument governed by the laws of the Netherlands pursuant to or in connection with which any Loan Party grants a security interest in any Collateral for any of the Obligations, each as amended, restated, supplemented or otherwise modified from time to time.

“EBITDA” shall mean, with respect to the U.S. Borrower and the Subsidiaries on a consolidated basis for any period, the Consolidated Net Income of the U.S. Borrower and the Subsidiaries for such period plus (a) the sum of (in each case without duplication and to the extent the respective amounts described in subclauses (i) through (xi) of this clause (a) reduced such Consolidated Net Income (and were not excluded therefrom) for the respective period for which EBITDA is being determined):

(i)            provision for Taxes based on income, profits or capital of the U.S. Borrower and the Subsidiaries for such period, including, without limitation, state, franchise, gross receipts and margins, and similar taxes and foreign withholding taxes (including penalties and interest related to taxes or arising from tax examinations) and, without duplication of the foregoing, the amount of any distributions in respect of the foregoing items pursuant to Section 6.06(b)(iii) or 6.06(o),

(ii)           Interest Expense (and to the extent not included in Interest Expense, (x) all cash dividend payments (excluding items eliminated in consolidation) on any series of preferred stock or Disqualified Stock and (y) costs of surety bonds in connection with financing activities) of the U.S. Borrower and the Subsidiaries for such period, together with items excluded from the definition of “Interest Expense” pursuant to clause (a) thereof,

(iii)          depreciation and amortization expenses of the U.S. Borrower and the Subsidiaries for such period including the amortization of intangible assets, deferred financing fees, original issue discount, amortization of unrecognized prior service costs and actuarial gains and losses related to pensions and other post-employment benefits,

(iv)          business optimization expenses and other restructuring charges or reserves (which, for the avoidance of doubt, shall include the effect of inventory optimization programs, facility, branch, office or business unit closures, facility, branch, office or business unit consolidations, retention, severance, systems establishment costs, contract termination costs, future lease commitments and excess pension charges),

(v)           any other non-cash charges; provided, that for purposes of this subclause (v) of this clause (a), any non-cash charges or losses shall be treated as cash charges or losses in any subsequent period during which cash disbursements attributable thereto are made (but excluding, for the avoidance of doubt, amortization of a prepaid cash item that was paid in a prior period),

(vi)          [reserved];

(vii)         any expenses or charges (other than depreciation or amortization expense as described in the preceding subclause (iii)) related to any issuance of Equity Interests, Investment, acquisition, New Project, Disposition, recapitalization or the incurrence, modification or repayment of Indebtedness permitted to be incurred by this Agreement (including a refinancing thereof) (whether or not successful), including (x) such fees, expenses or charges related to this Agreement and (y) any amendment or other modification of the Obligations or other Indebtedness,

(viii)        the amount of loss or discount in connection with a Permitted Securitization Financing,

(ix)           any costs or expense incurred pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such costs or expenses are funded with cash proceeds contributed to the capital of the Borrower or a Subsidiary Loan Party (other than contributions received from the Borrower or another Subsidiary Loan Party) or net cash proceeds of an issuance of Qualified Equity Interests of the Borrower,

(x)            any costs, expenses or charges relating to the separation of the Acquired Business from the Seller and the “standing up” of the Acquired Business as a business independent of the Seller,

(xi)           the amount of any loss attributable to a New Project, until the date that is 12 months after the date of completing the construction, acquisition, assembling or creation of such New Project, as the case may be; provided, that (A) such losses are reasonably identifiable and factually supportable and certified by a Responsible Officer of the U.S. Borrower and (B) losses attributable to such New Project after 12 months from the date of completing such construction, acquisition, assembling or creation, as the case may be, shall not be included in this subclause (xi), and

(xii)          with respect to any joint venture that is not a Subsidiary an amount equal to the proportion of EBITDA relating to such joint venture corresponding to the U.S. Borrower’s and the Subsidiaries’ proportionate share of such joint venture’s EBITDA (determined as if such joint venture were a Subsidiary), minus (b) the sum of (without duplication and to the extent the amounts described in this clause (b) increased such Consolidated Net Income for the respective period for which EBITDA is being determined) non-cash items increasing Consolidated Net Income of the U.S. Borrower and the Subsidiaries for such period (but excluding any such items (A) in respect of which cash was received in a prior period or will be received in a future period or (B) which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges that reduced EBITDA in any prior period).

“ECF Threshold Amount” shall have the meaning assigned to such term in Section 2.11(c).

“EEA Financial Institution” shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition~~,~~ or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein~~,~~ and Norway.

“EEA Resolution Authority” shall mean any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Election Date” shall have the meaning assigned to such term in Section 1.09.

“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

“Employee Benefit Plan” shall mean any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) maintained by any Borrower or any of the Subsidiaries or under which any Borrower or any of the Subsidiaries has any obligations, excluding, for certainty, any Canadian Benefit Plan or Canadian Pension Plan.

“EMU Legislation” shall mean the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.

“English Loan Parties” shall mean each Loan Party which is incorporated under the laws of England and Wales (and individually, an “English Loan Party”).

“Environment” shall mean air, including ambient and indoor air, surface water and groundwater (including potable water, navigable water and wetlands), soil, the land surface or subsurface strata, or other environmental media, natural resources such as flora and fauna, the workplace or as otherwise defined in any Environmental Law.

“Environmental Laws” shall mean all applicable laws (including common law), statutes, rules, regulations, restrictions, codes, ordinances, limits, standards, guidelines, bylaws, directions, consents, exemptions, orders, binding agreements, decrees or judgments, promulgated or entered into by or with any Governmental Authority, relating in any way to the Environment, preservation or reclamation of natural resources, the generation, use, handling, storage, transport, disposal, management, Release or threatened Release of, or exposure to, any Hazardous Material or to public, employee health and safety matters (to the extent relating to the Environment or Hazardous Materials).

“Environmental Permits” shall have the meaning assigned to such term in Section 3.16.

“Equity Interests” of any person shall mean any and all shares, interests, rights to purchase or otherwise acquire, warrants, options, participations or other equivalents of or interests in (however designated) equity or ownership of such person, including any preferred stock, any member interest in a cooperative, any limited or general partnership interest and any limited liability company membership interest, and any securities or other rights or interests convertible into or exchangeable for any of the foregoing.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time and any final regulations promulgated and the rulings issued thereunder.

“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) that, together with any Borrower or any Subsidiary Loan Party, is treated as a single employer under Section 414(b) or (c) of the Code, or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” shall mean (a) any Reportable Event or the requirements of Section 4043(b) of ERISA apply with respect to a Plan; (b) with respect to any Plan, the failure to satisfy the minimum funding standard under Section 412 of the Code or Section 302 of ERISA, whether or not waived; (c) a determination that any Plan is, or is expected to be, in “at-risk” status (as defined in Section 303(i)(4) of ERISA or Section 430(i)(4) of the Code); (d) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan, the failure to make by its due date a required installment under Section 430(j) of the Code with respect to any Plan or the failure to make any required contribution to a Multiemployer Plan; (e) the incurrence by the Borrowers, a Subsidiary or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan or Multiemployer Plan; (f) the receipt by the Borrowers, a Subsidiary or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or to appoint a trustee to administer any Plan under Section 4042 of ERISA; (g) the incurrence by the Borrowers, a Subsidiary or any ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; (h) the receipt by the Borrowers, a Subsidiary or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrowers, a Subsidiary or any ERISA Affiliate of any notice, concerning the impending imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent, within the meaning of Title IV of ERISA, or in “endangered” or “critical” status, within the meaning of Section 432 of the Code or Section 305 of ERISA; (i) the conditions for imposition of a lien under Section 303(k) of ERISA shall have been met with respect to any Plan; or (j) the withdrawal of any of the Borrowers, a Subsidiary or any ERISA Affiliate from a Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA.

“EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“EURIBO Rate” shall mean, with respect to any Term Benchmark Borrowing denominated in Euros for any Interest Period, the rate per annum determined by the ~~applicable~~ Administrative Agent at approximately 11:00 a.m. (Brussels time) on the date that is two Target Days prior to the commencement of such Interest Period by reference to Thomson Reuters Page EURIBOR01 (or, in the event such rate does not appear on a Thomson Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the ~~applicable~~ Administrative Agent in its reasonable discretion, in each case) (the “EURIBO Screen Rate”) for deposits in Euros (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; provided that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, then the “EURIBO Rate” for such Interest Period shall be the rate per annum determined by the ~~applicable~~ Administrative Agent to be the rate at which deposits in Euro for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Term Benchmark Loan being made, continued or converted by the ~~applicable~~ Administrative Agent and with a term equivalent to such Interest Period would be offered by the ~~applicable~~ Administrative Agent in the London interbank market at approximately 11:00 a.m. (Brussels time) two Target Days prior to the commencement of such Interest Period; provided that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the “EURIBO Rate” shall be the Interpolated Rate.

“EURIBO Screen Rate” shall have the meaning specified in the definition of “EURIBO Rate”.

“Euro” or “€” shall mean the lawful currency of the Participating Member States introduced in accordance with the EMU Legislation.

“European Loan Party” shall mean each Loan Party that is incorporated or organized under the laws of any EEA Member Country.

“Event of Default” shall have the meaning assigned to such term in Section 7.01.

“Excess Cash Flow” shall mean, with respect to the U.S. Borrower and its Subsidiaries on a consolidated basis for any Applicable Period, EBITDA of the U.S. Borrower and its Subsidiaries on a consolidated basis for such Applicable Period, minus, without duplication, (A):

(a)           Debt Service for such Applicable Period,

(b)           the amount of any voluntary payment permitted hereunder of Pari Term Loans during such Applicable Period (other than any voluntary prepayment of the Term Loans, which shall be the subject of Section 2.11(c)(ii)(A)) and the amount of any voluntary payments of revolving Indebtedness that is secured by a Lien on the Collateral that ranks pari passu with the Liens that secure the Term Loans to the extent accompanied by permanent reductions of any revolving facility commitments during such Applicable Period (other than any voluntary prepayments of the Revolving Facility Commitment, which shall be the subject of Section 2.11(c)(ii)(B)), so long as the amount of such prepayment is not already reflected in Debt Service,

(c)           (i) Capital Expenditures by the U.S. Borrower and the Subsidiaries on a consolidated basis during such Applicable Period that are paid in cash and (ii) the aggregate consideration paid in cash during the Applicable Period in respect of Permitted Business Acquisitions, New Project expenditures and other Investments permitted hereunder (excluding Permitted Investments, intercompany Investments in Subsidiaries and Investments made pursuant to Section 6.04(j)(Y) (unless made pursuant to clause (a) of the definition of “Cumulative Credit”)) and payments in respect of restructuring activities,

(d)           Capital Expenditures, Permitted Business Acquisitions, New Project expenditures or other permitted Investments (excluding Permitted Investments and intercompany Investments in Subsidiaries), or payments in respect of planned restructuring activities, that the Borrower or any Subsidiary shall, during such Applicable Period, become obligated to make or otherwise anticipated to make payments with respect thereto but that are not made during such Applicable Period; provided~~,~~  that (i) the Borrower Representative shall deliver a certificate to the ~~Term Facility~~Administrative Agent not later than the date required for the delivery of the certificate pursuant to Section 2.11(c), signed by a Responsible Officer of the U.S. Borrower and certifying that payments in respect of such Capital Expenditures, Permitted Business Acquisitions, New Project expenditures or other permitted Investments or planned restructuring activities are expected to be made in the following Excess Cash Flow Period, and (ii) any amount so deducted shall not be deducted again in a subsequent Applicable Period,

(e)           Taxes paid in cash by the U.S. Borrower and its Subsidiaries on a consolidated basis during such Applicable Period or that will be paid within nine months after the close of such Applicable Period and, without duplication of the foregoing, the amount of any distributions in respect of Taxes made pursuant to Section 6.06(b)(iii) and Section 6.06(o) during such Applicable Period or that will be made within nine months after the close of such Applicable Period; provided, that with respect to any such amounts to be paid or distributed after the close of such Applicable Period, (i) any amount so deducted shall not be deducted again in a subsequent Applicable Period, and (ii) appropriate reserves shall have been established in accordance with GAAP,

(f)            an amount equal to any increase in Working Capital (other than any increase arising from the recognition or de-recognition of any Current Assets or Current Liabilities upon an acquisition or disposition of a business) of the U.S. Borrower and its Subsidiaries for such Applicable Period and, at the ~~Borrower’s~~Borrower Representative’s option, any anticipated increase, estimated by the Borrower in good faith, for the following Excess Cash Flow Period,

(g)           cash expenditures made in respect of Hedging Agreements during such Applicable Period, to the extent not reflected in the computation of EBITDA or Interest Expense,

(h)           permitted Restricted Payments paid in cash by the Borrower during such Applicable Period and permitted Restricted Payments paid by any Subsidiary to any person other than the Borrowers or any of the Subsidiaries during such Applicable Period, in each case in accordance with Section 6.06 (other than Section 6.06(e) (unless made pursuant to clause (a) of the definition of “Cumulative Credit”)),

(i)            amounts paid in cash during such Applicable Period on account of (A) items that were accounted for as non-cash reductions of Net Income in determining Consolidated Net Income or as non-cash reductions of Consolidated Net Income in determining EBITDA of the U.S. Borrower and its Subsidiaries in a prior Applicable Period and (B) reserves or accruals established in purchase accounting,

(j)            to the extent not deducted in the computation of Net Proceeds in respect of any asset disposition or condemnation giving rise thereto, the amount of any mandatory prepayment of Indebtedness (other than Indebtedness created hereunder or under any other Loan Document), together with any interest, premium or penalties required to be paid (and actually paid) in connection therewith,

(k)           the amount related to items that were added to or not deducted from Net Income in calculating Consolidated Net Income or were added to or not deducted from Consolidated Net Income in calculating EBITDA to the extent such items represented a cash payment (other than in respect of Transaction Expenses) which had not reduced Excess Cash Flow upon the accrual thereof in a prior Applicable Period, or an accrual for a cash payment, by a Borrower and its Subsidiaries or did not represent cash received by a Borrower and its Subsidiaries, in each case on a consolidated basis during such Applicable Period, and

(l)            the amount of (A) any deductions attributable to minority interests that were added to or not deducted from Net Income in calculating Consolidated Net Income and (B) EBITDA of joint ventures and minority investments added to Consolidated Net Income in calculating EBITDA, plus, without duplication, (B):

(a)           an amount equal to any decrease in Working Capital (other than any decrease arising from the recognition or de-recognition of any Current Assets or Current Liabilities upon an acquisition or disposition of a business) of the U.S. Borrower and its Subsidiaries for such Applicable Period,

(b)           all amounts referred to in clauses (A)(b), (A)(c) and (A)(d) above to the extent funded with the proceeds of the issuance or the incurrence of Indebtedness (including Capitalized Lease Obligations and purchase money Indebtedness, but excluding proceeds of extensions of credit under any revolving credit facility), the sale or issuance of any Equity Interests (including any capital contributions) and any loss, damage, destruction or condemnation of, or any sale, transfer or other disposition (including any sale and leaseback of assets and any mortgage or lease of Real Property) to any person of any asset or assets, in each case to the extent there is a corresponding deduction from Excess Cash Flow above,

(c)           to the extent any permitted Capital Expenditures, Permitted Business Acquisitions, New Project expenditures or permitted Investments or payments in respect of planned restructuring activities referred to in clause (A)(d) above do not occur in the following Applicable Period of the Borrower specified in the certificate of the Borrower provided pursuant to clause (A)(d) above, the amount of such Capital Expenditures, Permitted Business Acquisitions, New Project expenditures or permitted Investments or payments in respect of planned restructuring activities that were not so made in such following Applicable Period,

(d)           cash payments received in respect of Hedging Agreements during such Applicable Period to the extent (i) not included in the computation of EBITDA or (ii) such payments do not reduce Cash Interest Expense,

(e)           any extraordinary or nonrecurring gain realized in cash during such Applicable Period (except to the extent such gain consists of Net Proceeds subject to Section 2.11(b))~~,~~  and

(f)            the amount related to items that were deducted from or not added to Net Income in connection with calculating Consolidated Net Income or were deducted from or not added to Consolidated Net Income in calculating EBITDA to the extent either (i) such items represented cash received by a Borrower or any Subsidiary or (ii) such items do not represent cash paid by a Borrower or any Subsidiary, in each case on a consolidated basis during such Applicable Period.

“Excess Cash Flow Interim Period” shall mean, (x) during any Excess Cash Flow Period, any one, two, or three-quarter period (a) commencing on the later of (i) the end of the immediately preceding Excess Cash Flow Period and (ii) if applicable, the end of any prior Excess Cash Flow Interim Period occurring during the same Excess Cash Flow Period and (b) ending on the last day of the most recently ended fiscal quarter (other than the last day of the fiscal year) during such Excess Cash Flow Period for which financial statements are available and (y) during the period from the Closing Date until the beginning of the first Excess Cash Flow Period, any period commencing on the Closing Date and ending on the last day of the most recently ended fiscal quarter for which financial statements are available.

“Excess Cash Flow Period” shall mean each fiscal year of the U.S. Borrower, commencing with the fiscal year of the U.S. Borrower ending in December 2021.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Excluded Contributions” shall mean the cash and the fair market value of assets other than cash (as determined by the Borrower Representative in good faith) received by the Borrower after the ~~Closing~~Amendment No. 3 Effective Date from: (a) contributions to its common Equity Interests, and (b) the sale or issuance (other than to a Subsidiary of Borrower or to any Subsidiary management equity plan or stock option plan or any other management or employee benefit plan or agreement) of Qualified Equity Interests of the Borrower, in each case designated as Excluded Contributions pursuant to a certificate of a Responsible Officer of the U.S. Borrower on or promptly after the date such capital contributions are made or the date such Equity Interest is sold or issued, as the case may be.

“Excluded Indebtedness” shall mean all Indebtedness not incurred in violation of Section 6.01.

“Excluded Property” shall have the meaning assigned to such term in Section 5.10(g).

“Excluded Securities” shall mean any of the following:

(a)           any Equity Interests or Indebtedness with respect to which the Administrative ~~Agents~~Agent and the Borrower reasonably agree that the cost or other consequences of pledging such Equity Interests or Indebtedness in favor of the Secured Parties under the Security Documents (including any material and adverse tax consequences) are likely to be excessive in relation to the value to be afforded thereby;

(b)           [reserved];

(c)           any Equity Interests in excess of 65% of the voting capital stock of any CFC or CFC Holdco, to the extent any pledge in excess of such percentage would result in material and adverse tax consequences to the Borrower (as mutually determined by the Borrower and the Administrative ~~Agents~~Agent);

(d)           any Equity Interests or Indebtedness to the extent the pledge thereof would be prohibited by any Requirement of Law after giving effect to the anti-assignment provisions of the Uniform Commercial Code or equivalent law of any applicable jurisdiction;

(e)           any Equity Interests of any person that is not a Wholly Owned Subsidiary to the extent (A) that a pledge thereof to secure the Obligations is prohibited by (i) any applicable organizational documents, joint venture agreement or shareholder agreement or (ii) any other contractual obligation with an unaffiliated third party not in violation of Section 6.09(c) binding on such Equity Interests to the extent in existence on the Closing Date or on the date of acquisition thereof and not entered into in contemplation thereof (other than in connection with the incurrence of Indebtedness of the type contemplated by Section 6.01(i)) (other than, in this subclause (A)(ii), customary non-assignment provisions which are ineffective under Article 9 of the Uniform Commercial Code, PPSA or other applicable laws), (B) any organizational documents, joint venture agreement or shareholder agreement (or other contractual obligation referred to in subclause (A)(ii) above) prohibits such a pledge without the consent of any other party; provided, that this clause (B) shall not apply if (1) such other party is a Loan Party or a Wholly Owned Subsidiary or (2) consent has been obtained to consummate such pledge (it being understood that the foregoing shall not be deemed to obligate the Borrower or any Subsidiary to obtain any such consent) and shall only apply for so long as such organizational documents, joint venture agreement or shareholder agreement or replacement or renewal thereof is in effect~~,~~  or (C) a pledge thereof to secure the Obligations would give any other party (other than a Loan Party or a Wholly Owned Subsidiary) to any organizational documents, joint venture agreement or shareholder agreement governing such Equity Interests (or other contractual obligation referred to in subclause (A)(ii) above) the right to terminate its obligations thereunder (other than, in the case of other contractual obligations referred to in subclause (A)(ii), customary non-assignment provisions which are ineffective under Article 9 of the Uniform Commercial Code, PPSA or other applicable laws);

(f)            any Equity Interests of any Immaterial Subsidiary or any Unrestricted Subsidiary;

(g)           any Equity Interests of any Subsidiary of, or other Equity Interests owned by, a Foreign Subsidiary other than any such Foreign Subsidiary that is formed or organized under the laws of a Security Jurisdiction;

(h)           any asset to the extent a security interest in such asset could reasonably be expected to result in material and adverse tax consequences (as mutually determined by the Borrower and the Administrative ~~Agents~~Agent);

(i)            any Equity Interests or Indebtedness that are set forth on Schedule 1.01(A) to this Agreement; and

(j)            any Margin Stock.

“Excluded Subsidiary” shall mean any of the following (except as otherwise provided in clause (b) of the definition of “Subsidiary Loan Party”):

(a)           each Immaterial Subsidiary,

(b)           each Subsidiary that is not a Wholly Owned Subsidiary (for so long as such Subsidiary remains a non-Wholly Owned Subsidiary),

(c)           each Subsidiary that is prohibited from Guaranteeing or granting Liens to secure the Obligations by any Requirement of Law or that would require consent, approval, license or authorization of a Governmental Authority to Guarantee or grant Liens to secure the Obligations (unless such Requirement of Law is satisfied or such consent, approval, license or authorization has been received),

(d)           each Subsidiary that is prohibited by any applicable contractual requirement from Guaranteeing or granting Liens to secure the Obligations on the Closing Date or at the time such Subsidiary becomes a Subsidiary not in violation of Section 6.09(c) (and for so long as such restriction or any replacement or renewal thereof is in effect in each case, unless a consent to such Guarantee or grant has been obtained from the applicable contractual counterparty or counterparties),

(e)           ~~[reserved]~~any Special Purpose Securitization Subsidiary,

(f)            any Foreign Subsidiary, except to the extent that such subsidiary is organized under the laws of a Security Jurisdiction and the provision of a Guarantee by such Foreign Subsidiary would not reasonably be expected to result in material and adverse tax consequences to the Borrower (as mutually determined by the Borrower and the Administrative ~~Agents~~Agent),

(g)           [reserved],

(h)           any other Subsidiary with respect to which, the Administrative ~~Agents~~Agent and the Borrower reasonably agree that the cost or other consequences (including any material and adverse tax consequences) of providing a Guarantee of or granting Liens to secure the Obligations are likely to be excessive in relation to the value to be afforded thereby,

(i)            each Unrestricted Subsidiary,

(j)            any Subsidiary that is incorporated or organized under the laws of the United States of America, any state thereof or the District of Columbia, including a Subsidiary that is treated as a disregarded entity for U.S. federal income tax purposes, if substantially all of its assets consists of the equity (or equity interests and indebtedness) of one or more “controlled foreign corporations” within the meaning of Section 957 of the Code (a “CFC” and such disregarded entity, a “CFC Holdco”) to the extent a Guarantee would result in material and adverse tax consequences to the Borrower (as mutually determined by the Borrower and the Administrative ~~Agents~~Agent), and

(k)           with respect to any Swap Obligation, any Subsidiary that is not an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder.

“Excluded Swap Obligation” shall mean, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guarantee of such Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation, unless otherwise agreed between the Administrative ~~Agents~~Agent and the Borrower. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.

“Excluded Taxes” shall mean, with respect to an Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder or under any other Loan Document (each such person, a “Recipient”), (i) Taxes imposed on or measured by its overall net income or branch profits (however denominated, and including (for the avoidance of doubt) any backup withholding in respect thereof under Section 3406 of the Code or any similar provision of state, local or foreign law), franchise (and similar) Taxes imposed on it (in lieu of net income Taxes) and capital taxes, in each case by a jurisdiction (including any political subdivision thereof) as a result of such Recipient being organized in, having its principal office in, or in the case of any Lender, having its applicable Lending Office in, such jurisdiction, or as a result of any other present or former connection with such jurisdiction (other than any such connection arising solely from this Agreement or any other Loan Documents or any transactions contemplated thereunder), (ii) any withholding Tax that is attributable to such Recipient’s failure to comply with Section 2.17(d), (iii) any Tax imposed under FATCA, (iv) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (a) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Applicable Borrower under Section 2.19(b)) or (b) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.17, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (v) any Canadian withholding taxes imposed on a payment by or on account of any obligation of a Loan Party hereunder or under any other Loan Document to a Person with which the Loan Party does not deal at arm’s length (for the purposes of the Income Tax Act (Canada)) at the time of making such payment (other than where the non-arm’s length relationship arises solely from this Agreement or any other Loan Documents or transactions contemplated thereunder), (vi) any Canadian withholding taxes imposed on a recipient by reason of such recipient: (a) being a “specified shareholder” (as defined in subsection 18(5) of the Income Tax Act (Canada)) of any Loan Party, or (b) not dealing at arm’s length (for the purposes of the Income Tax Act (Canada)) with a “specified shareholder” (as defined in subsection 18(5) of the Income Tax Act (Canada)) of any Loan Party (other than where the recipient is a “specified non-resident shareholder” or does not deal at arm’s length with a “specified shareholder” solely from this Agreement or any other Loan Documents or transactions contemplated thereunder) ~~and~~, (vii) any German withholding Taxes imposed on (or in respect of) payments made hereunder or under any other Loan Document if (a) on the date on which the payment falls due deduction or withholding of such withholding Tax would not have been required by the applicable Laws if the Lender had been a Qualifying Lender, but on that date that Lender is not or has ceased to be a Qualifying Lender other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration~~,~~  or application of) any law or Treaty, or any published practice or published concession of any relevant taxing authority, or (b) on the date on which the payment falls due the relevant Lender is a Treaty Lender and the Loan Party making the payment is able to demonstrate that deduction or withholding of such withholding Tax would not have been required by the applicable Laws if that Lender had co-operated in completing any procedural formalities necessary for the Loan Party to obtain authorization to make that payment without deduction or withholding of such withholding Tax, (c) the deduction or withholding of such withholding Tax is required (solely) by reason of an order of the German tax authorities pursuant to § 50a para. 7 of the German Income Tax Act (Einkommensteuergesetz) or (d) the deduction or withholding of such withholding Tax is required (solely) by reason that any part of the Loan is directly or indirectly secured by real estate located in Germany (inländische Grundstücke) or domestic rights treated as real property under German civil law (inländische Rechte, die den Vorschriften des Bürgerlichen Rechts über Grundstücke unterliegen)~~.~~, (viii) the Dutch bank levy as set out in the Dutch Bank Levy Act (Wet bankenbelasting), (ix) any Taxes levied under the laws of the Netherlands to the extent such Taxes become payable as a result of any Lender having a substantial interest (aanmerkelijk belang) in any Dutch Loan Party as laid down in the Dutch Income Tax Act 2001 (Wet inkomstenbelasting 2001) and (x) any Taxes levied under the Dutch Withholding Tax Act 2021 (Wet bronbelasting 2021) other than as a result of a Change in Law.

“Existing Class Loans” shall have the meaning assigned to such term in Section 9.08(f).

“Existing Revolving Credit Agreement” shall mean the Revolving Loan Credit Agreement, dated as of September 5, 2018, by and among the Borrower, the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent, as amended by the First Amendment to Revolving Loan Credit Agreement, dated as of December 20, 2019, by and among the Borrower, the lenders identified on the signature pages thereto and JPMorgan Chase Bank, N.A., as administrative agent.

“Existing Roll-Over Letters of Credit” shall mean those letters of credit or bank guarantees issued and outstanding as of the Closing Date and set forth on Schedule 1.01(G), which shall each be deemed to constitute a Letter of Credit issued hereunder on the Closing Date.

“Existing Term Credit Agreement” shall mean the Term Loan Credit Agreement, dated as of September 5, 2018, by and among the Borrower, the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent, as amended by the First Amendment to Term Loan Credit Agreement, dated as of December 20, 2019, by and among the Borrower, the lenders identified on the signature pages thereto and JPMorgan Chase Bank, N.A., as administrative agent.

“Extended Revolving Facility Commitment” shall have the meaning assigned to such term in Section 2.21(e).

“Extended Revolving Loans” shall have the meaning assigned to such term in Section 2.21(e).

“Extended Term Loan” shall have the meaning assigned to such term in Section 2.21(e).

“Extending Lender” shall have the meaning assigned to such term in Section 2.21(e).

“Extension” shall have the meaning assigned to such term in Section 2.21(e).

“Facility” shall mean the respective facility and commitments utilized in making Loans and credit extensions hereunder; it being understood that, as of the Closing Date, there are two Facilities (i.e., the Term Facility and the Revolving Facility Commitments established on the Closing Date and the extensions of credit thereunder) and, thereafter, the term “Facility” shall include any other Class of Commitments and the extensions of credit thereunder.

“Facility Office” ~~means~~shall mean the office or offices notified by a Lender to the Administrative Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five Business Days’ written notice) as office through which such Lender will perform its obligations under this Agreement.

“Farm Credit Equities” shall have the meaning assigned to such term in Section 9.31(b)(i).

“Farm Credit System Institutions” shall have the meaning assigned to such term in Section 9.31(b)(i).

“Farm Credit Law” shall have the meaning assigned to such term in Section 9.31(a).

“Farm Credit Term Facilities” shall mean, collectively, each Incremental Term Facility arising under the Incremental Assumption Agreement No. 1, the Incremental Assumption Agreement No. 2 and the Incremental Assumption Agreement No. 4 and the 2025 Farm Credit Term Facility.

“Farm Credit Term Loans” shall mean, collectively, the 2021 Incremental Term Loans, the 2022 Incremental Term Loans, the 2024 Incremental Term Loans and the 2025 Farm Credit Term Loans.

“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the Closing Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), or any United States Treasury Regulations promulgated thereunder or official administrative interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code as of the Closing Date (or any amended or successor version described above) and any intergovernmental agreements (or related rules, legislation or official administrative guidance) implementing the foregoing.

“Federal Funds Effective Rate” shall mean, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Effective Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Effective Rate for such day shall be the average (rounded upward, if necessary, to a whole multiple of 1/100 of 1.00%) of the quotations for such day for such transactions received by the ~~applicable~~ Administrative Agent from three depositary institutions of recognized standing selected by it and (c) if the Federal Funds Effective Rate shall be less than zero, such rate shall be deemed to be zero.

“Federal Reserve Bank of New York’s Website” shall mean the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.

“Fee Letter” shall mean that certain ~~Second Amended and Restated~~amended and restated Agency Fee Letter, dated ~~September 30, 2019~~as of October 31, 2025, by and among the U.S. Borrower~~, Goldman Sachs Bank USA, Citigroup Global Markets Inc.,~~ and JPMorgan Chase Bank, N.A.~~, Bank of America, N.A., BofA Securities, Inc., Barclays Bank PLC, BNP Paribas, BNP Paribas Securities Corp., Mizuho Bank, Ltd., MUFG Securities Americas Inc., Stifel Bank and Trust and Stifel, Nicolaus & Company Incorporated, as may be further amended, restated, supplemented or otherwise modified from time to time.~~

“Fees” shall mean the Commitment Fees, the L/C Participation Fees, the Issuing Bank Fees and the Agency Fees.

“Financial Covenants” shall mean the covenants of the Applicable Borrower set forth in Section 6.11.

“Financial Officer” of any person shall mean the Chief Financial Officer or an equivalent financial officer, principal accounting officer, Treasurer, Assistant Treasurer or Controller, or a director of such person~~,~~  or a duly authorized signatory of such person who is a Financial Officer of a subsidiary of such person.

“First Lien/First Lien Intercreditor Agreement” shall mean an intercreditor agreement substantially in the form of Exhibit G hereto, or such other customary form reasonably acceptable to the Administrative ~~Agents~~Agent and the Borrower Representative, in each case, as such document may be amended, restated, supplemented or otherwise modified from time to time.

“First Lien/Second Lien Intercreditor Agreement” shall mean an intercreditor agreement substantially in the form of Exhibit H hereto, or such other customary form reasonably acceptable to the Administrative ~~Agents~~Agent and the Borrower Representative, in each case, as such document may be amended, restated, supplemented or otherwise modified from time to time.

“Fitch” shall mean Fitch Ratings Inc. and its successors and assigns.

“Flood Documentation” shall mean, with respect to each Mortgaged Property located in the United States of America or any territory thereof, (i) a completed “life-of-loan” Federal Emergency Management Agency standard flood hazard determination (and to the extent a Mortgaged Property is located in a Special Flood Hazard Area, a notice about Special Flood Hazard Area status and flood disaster assistance duly executed by the Borrower and the applicable Loan Party relating thereto) and (ii) evidence of flood insurance as required by Section 5.02(c) hereof and the applicable provisions of the Security Documents, each of which shall (A) be endorsed or otherwise amended to include a “standard” or “New York” lender’s loss payable or mortgagee endorsement (as applicable), (B) name the Collateral Agent, on behalf of the Secured Parties, as additional insured and loss payee/mortgagee, (C) identify the address of each property located in a Special Flood Hazard Area, the applicable flood zone designation and the flood insurance coverage and deductible relating thereto and (D) be otherwise in form and substance reasonably satisfactory to the Administrative ~~Agents~~Agent.

“Flood Insurance Laws” shall mean, collectively, (i) the National Flood Insurance Reform Act of 1994 (which comprehensively revised the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973) as now or hereafter in effect or any successor statute thereto, (ii) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto and (iii) the Biggert-Waters Flood Insurance Reform Act of 2012 as now or hereafter in effect or any successor statute thereto.

“Floor” ~~means~~shall mean the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Adjusted Term SOFR Rate, the Adjusted EURIBO Rate or Adjusted Daily Simple SOFR, as applicable. The initial Floor for each of Adjusted Term SOFR Rate, the Adjusted EURIBO Rate and Adjusted Daily Simple SOFR shall be 0.00%.

“Foreign Lender” shall mean any Lender (a) that is not disregarded as separate from its owner for U.S. federal income tax purposes and that is not a “United States person” as defined by Section 7701(a)(30) of the Code or (b) that is disregarded as separate from its owner for U.S. federal income tax purposes and whose regarded owner is not a “United States person” as defined in Section 7701(a)(30) of the Code.

“Foreign Subsidiary” shall mean any Subsidiary that is incorporated or organized under the laws of any jurisdiction other than the United States of America, any state thereof or the District of Columbia.

“Fronting Exposure” shall mean, at any time there is a Defaulting Lender, (a) with respect to any Issuing Bank, such Defaulting Lender’s Revolving Facility Percentage of Revolving L/C Exposure with respect to Letters of Credit issued by such Issuing Bank other than such Revolving L/C Exposure as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof and (b) with respect to the Swingline Lender, such Defaulting Lender’s Swingline Exposure other than Swingline Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders.

“GAAP” shall mean generally accepted accounting principles in effect from time to time in the United States of America, applied on a consistent basis, subject to the provisions of Section 1.02; provided, that any reference to the application of GAAP in Sections 3.13(b), 3.20, 5.03, 5.07 and 6.02(e) to a Foreign Subsidiary (and not as a consolidated Subsidiary of the U.S. Borrower) shall mean generally accepted accounting principles in effect from time to time in the jurisdiction of organization of such Foreign Subsidiary.

“German Loan Parties” shall mean each Loan Party which is incorporated under the laws of Germany (and individually, an “German Loan Party”).

“German Security Documents” shall mean each agreement or instrument governed by the laws of Germany pursuant to or in connection with which any Loan Party grants a security interest in any Collateral for any of the Obligations, each as amended, restated, supplemented or otherwise modified from time to time.

“Goldman Sachs” shall mean Goldman Sachs Bank USA.

“Governmental Authority” shall mean any federal, state, commonwealth, provincial, territorial, municipality, local, county or foreign or other court or governmental agency, or department, commission, authority, board, bureau, ministry, tribunal, agency, system operator, judicial or arbitral body, instrumentality or regulatory, taxing or legislative body (including any supranational bodies such as the European Union or the European Central Bank).

“Guarantee” of or by any person (the “guarantor”) shall mean any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other monetary obligation payable or performable by another person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (iv) entered into for the purpose of assuring in any other manner the holders of such Indebtedness or other obligation of the payment thereof or to protect such holders against loss in respect thereof (in whole or in part); provided, however, that the term “Guarantee” shall not include endorsements of instruments for deposit or collection in the ordinary course of business or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or Disposition of assets permitted by this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the Indebtedness in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such person in good faith.

“guarantor” shall have the meaning assigned to such term in the definition of the term “Guarantee.”

“Guarantors” shall mean the Loan Parties.

“Hazardous Materials” shall mean all pollutants, contaminants, wastes, chemicals, materials, substances and constituents, including, without limitation, explosive or radioactive substances or petroleum by products or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas or pesticides, fungicides, fertilizers or other agricultural chemicals, of any nature subject to regulation, prohibited, prescribed, designated, classified or limited by a Governmental Authority or any Environmental Law or which can give rise to liability under any Environmental Law, or which is otherwise characterized under or pursuant to any Environmental Law as “hazardous,” “dangerous,” “toxic,” or “deleterious” or words of a similar meaning.

“Hedge Bank” shall mean any person that at the time it enters into a Hedging Agreement (or on the Closing Date with respect to Hedging Agreements existing on the Closing Date), is ~~an~~the Administrative Agent, an Arranger or a Lender or an Affiliate of any such person, in each case, in its capacity as a party to such Hedging Agreement. For the avoidance of doubt, any Hedge Bank shall continue to be a Hedge Bank with respect to the applicable Hedging Agreement even if it ceases to be ~~an~~the Administrative Agent, Arranger, Lender or Affiliate thereof after the Closing Date~~.~~ and in the event that such Hedge Bank is not the Administrative Agent or a Lender, such Hedge Bank shall execute and deliver a letter agreement to the Administrative Agent and the Collateral Agents (i) appointing each Agent as its agent under the Credit Agreement and the other Loan Documents, (ii) acknowledging the rights, protections, immunities and indemnities of each Agent, and (iii) agreeing to be bound by the provisions of this Agreement and the other Loan Documents.

“Hedging Agreement” shall mean any agreement with respect to any swap, forward, future or derivative transaction, or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value, or credit spread transaction, repurchase transaction, reserve repurchase transaction, securities lending transaction, weather index transaction, spot contracts, fixed price physical delivery contracts, or any similar transaction or any combination of these transactions, in each case of the foregoing, whether or not exchange traded; provided~~,~~ that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrowers or any of the Subsidiaries shall be a Hedging Agreement.

“Immaterial Subsidiary” shall mean any Subsidiary that (a) did not, as of the last day of the fiscal quarter of Borrower most recently ended for which financial statements have been (or were required to be) delivered pursuant to Section 4.02(g), 5.04(a) or 5.04(b), have assets (on an individual basis) with a value in excess of 5% of the Consolidated Total Assets or revenues representing in excess of 5% of total revenues (for the U.S. Borrower and the Subsidiaries on a consolidated basis) as of such date for the Test Period most recently ended and (b) taken together with all Immaterial Subsidiaries as of the last day of the fiscal quarter of Borrower most recently ended for which financial statements are required to be delivered pursuant to Section 5.04(a) or (b), as applicable, did not have assets with a value in excess of 10% of Consolidated Total Assets or revenues representing in excess of 15% of total revenues (for the U.S. Borrower and the Subsidiaries on a consolidated basis) as of such date for the Test Period most recently ended; provided~~,~~  that the Borrower Representative may elect in its sole discretion to exclude as an Immaterial Subsidiary any Subsidiary that would otherwise meet the definition thereof.

“Increased Amount” of any Indebtedness shall mean any increase in the amount of such Indebtedness in connection with any accrual of interest, the accretion of accreted value, the amortization of original issue discount or deferred financing fees, the payment of interest or dividends in the form of additional Indebtedness or in the form of Equity Interests, as applicable, the accretion of original issue discount, deferred financing fees or liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies.

“Incremental Amount” shall mean, at the time of the establishment of the commitments in respect of the Indebtedness to be incurred utilizing this definition (or, at the option of the Borrower, at the time of incurrence of such Indebtedness), the sum of:

(i)            the excess (if any) of (a) the greater of $1,200,000,000 and 1.00 times the EBITDA calculated on a Pro Forma Basis for the then most recently ended Test Period over (b) the sum of (x) the aggregate outstanding principal amount of all Incremental Term Loans and Incremental Revolving Facility Commitments, in each case incurred or established after the ~~Closing~~Amendment No. 3 Effective Date and outstanding at such time pursuant to Section 2.21 utilizing this clause (i) (other than Incremental Term Loans and Incremental Revolving Facility Commitments in respect of Refinancing Term Loans, Extended Term Loans, Extended Revolving Facility Commitments or Replacement Revolving Facility Commitments, respectively) and (y) the aggregate principal amount of Indebtedness outstanding at such time under Section 6.01(aa) utilizing this clause (i); plus

(ii)           any amounts so long as immediately after giving effect to the establishment of the commitments in respect thereof utilizing this clause (ii) (and assuming any Incremental Revolving Facility Commitments or other undrawn Incremental Commitments being established at such time utilizing this clause (ii) are fully drawn unless such commitments have been drawn or have otherwise been terminated) (or, at the option of the Borrower, immediately after giving effect to the incurrence of the Incremental Loans thereunder) and the use of proceeds of the loans thereunder, (a) in the case of Incremental Loans secured by Liens that rank pari passu with the Liens securing the Obligations, the Net First Lien Leverage Ratio on a Pro Forma Basis is (I) not greater than the Closing Date Net First Lien Leverage Ratio or (II) solely in connection with Incremental Commitments or Incremental Loans the proceeds of which shall be applied to finance an acquisition of assets or Equity Interests (including a Permitted Business Acquisition), no greater than the Net First Lien Leverage Ratio in effect immediately prior to the effectiveness of such Incremental Commitments or the incurrence of such Incremental Loans, (b) in the case of Incremental Loans secured by Liens that rank junior to the Liens on the Collateral securing the Obligations, the Net Secured Leverage Ratio on a Pro Forma Basis is (I) not greater than 0.25 to 1.00 above the Closing Date Net Secured Leverage Ratio or (II) solely in connection with Incremental Commitments or Incremental Loans the proceeds of which shall be applied to finance an acquisition of assets or Equity Interests (including a Permitted Business Acquisition), no greater than the Net Secured Leverage Ratio in effect immediately prior to the effectiveness of such Incremental Commitments or the incurrence of such Incremental Loans, and (c) in the case of Incremental Loans that are unsecured, either (A) the Interest Coverage Ratio on a Pro Forma Basis is (I) not less than 2.00 to 1.00 or (II) solely in connection with Incremental Commitments or Incremental Loans the proceeds of which shall be applied to finance an acquisition of assets or Equity Interests (including a Permitted Business Acquisition), no less than the Interest Coverage Ratio in effect immediately prior to the effectiveness of such Incremental Commitments or the incurrence of such Incremental Loans, or (B) the Net Total Leverage Ratio on a Pro Forma Basis is (I) not greater than 0.50 to 1.00 above the Closing Date Net Total Leverage Ratio or (II) solely in connection with Incremental Commitments or Incremental Loans the proceeds of which shall be applied to finance an acquisition of assets or Equity Interests (including a Permitted Business Acquisition), no greater than the Net Total Leverage Ratio in effect immediately prior to the effectiveness of such Incremental Commitments or the incurrence of such Incremental Loans; provided that, for purposes of this clause (ii) net cash proceeds funded by financing sources upon the incurrence of Incremental Loans incurred at such time of calculation shall not be netted against the applicable amount of Consolidated Debt for purposes of such calculation of the Net First Lien Leverage Ratio, the Net Secured Leverage Ratio or the Net Total Leverage Ratio at such time; plus

(iii)          the aggregate amount of all voluntary prepayments of Term Loans outstanding on the ~~Closing~~Amendment No. 3 Effective Date and Revolving Facility Loans pursuant to Section 2.11(a) (and accompanied by a reduction of Revolving Facility Commitments pursuant to Section 2.08(b) in the case of a prepayment of Revolving Facility Loans) and the principal amount of all Term Loans purchased pursuant to Section 9.04(i) and cancelled pursuant to Section 9.04(j) made after the ~~Closing~~Amendment No. 3 Effective Date and prior to such time except to the extent funded with the proceeds of long-term Indebtedness (other than revolving Indebtedness);

provided~~,~~  that, for the avoidance of doubt, (A) amounts may be established or incurred utilizing clause (ii) above prior to utilizing clause (i) or (iii) above, and (B) any calculation of the Net First Lien Leverage Ratio, the Net Secured Leverage Ratio, the Interest Coverage Ratio or the Net Total Leverage Ratio on a Pro Forma Basis pursuant to clause (ii) above may be determined, at the option of the Borrower, without giving effect to any simultaneous establishment or incurrence of any amounts utilizing clause (i) or (iii) above.

“Incremental Assumption Agreement” shall mean an Incremental Assumption Agreement in form and substance reasonably satisfactory to the ~~applicable~~ Administrative Agent, among the Borrowers, the ~~applicable~~ Administrative Agent and, if applicable, one or more Incremental Term Lenders and/or Incremental Revolving Facility Lenders.

“Incremental Assumption Agreement No. 1” shall mean that certain Incremental Assumption Agreement, dated as of August 12, 2021, as amended by Amendment No. 1 to Incremental Assumption Agreement, dated as of June 1, 2022, among the Borrowers, the Subsidiary Loan Parties party thereto, Farm Credit Mid-America, PCA, the other 2021 Incremental Term Lenders (as defined therein) party thereto and ~~Goldman Sachs Bank USA, as Term Loan~~the Administrative Agent (as successor to the Previous Agent).

“Incremental Assumption Agreement No. 2” shall mean that certain Incremental Assumption Agreement, dated as of April 19, 2022, among the Borrowers, the Subsidiary Loan Parties party thereto, Farm Credit Mid-America, PCA, the other 2022 Incremental Term Lenders (as defined therein) party thereto and ~~Goldman Sachs Bank USA, as Term Loan~~the Administrative Agent (as successor to the Previous Agent).

“Incremental Assumption Agreement No. 3” shall mean that certain Incremental Assumption Agreement, dated as of June 28, 2022, among the Borrowers, the Subsidiary Loan Parties party thereto, Bank of America, N.A., the other 2022 Incremental Term A-2 Lenders (as defined therein) party thereto and ~~Goldman Sachs Bank USA, as Term Loan~~the Administrative Agent (as successor to the Previous Agent).

“Incremental Assumption Agreement No. 4” shall mean that certain Incremental Assumption Agreement, dated as of August 13, 2024, among the Borrowers, the Subsidiary Loan Parties party thereto, Farm Credit Mid-America, PCA and the Administrative Agent (as successor to the Previous Agent).

“Incremental Commitment” shall mean an Incremental Term Loan Commitment or an Incremental Revolving Facility Commitment.

“Incremental Loan” shall mean an Incremental Term Loan or an Incremental Revolving Loan.

“Incremental Revolving Borrowing” shall mean a Borrowing comprised of Incremental Revolving Loans.

“Incremental Revolving Facility Commitment” shall mean the commitment of any Lender, established pursuant to Section 2.21, to make Incremental Revolving Loans to a Borrower.

“Incremental Revolving Facility Lender” shall mean a Lender with an Incremental Revolving Facility Commitment or an outstanding Incremental Revolving Loan.

“Incremental Revolving Loan” shall mean (i) Revolving Facility Loans made by one or more Revolving Facility Lenders to a Borrower pursuant to an Incremental Revolving Facility Commitment to make additional Initial Revolving Loans and (ii) to the extent permitted by Section 2.21 and provided for in the relevant Incremental Assumption Agreement, Other Revolving Loans (including in the form of Extended Revolving Loans or Replacement Revolving Loans, as applicable)~~,~~  or (iii) any of the foregoing.

“Incremental Term Borrowing” shall mean a Borrowing comprised of Incremental Term Loans.

“Incremental Term Facility” shall mean any Class of Incremental Term Loan Commitments and the Incremental Term Loans made thereunder.

“Incremental Term Lender” shall mean a Lender with an Incremental Term Loan Commitment or an outstanding Incremental Term Loan.

“Incremental Term Loan Commitment” shall mean the commitment of any Lender, established pursuant to Section 2.21, to make Incremental Term Loans to the Borrower.

“Incremental Term Loan Installment Date” shall have, with respect to any Class of Incremental Term Loans established pursuant to an Incremental Assumption Agreement, the meaning assigned to such term in Section 2.10(a)(ii).

“Incremental Term Loans” shall mean (i) Term Loans made by one or more Lenders to a Borrower pursuant to Section 2.01(d) consisting of additional Term Loans and (ii) to the extent permitted by Section 2.21 and provided for in the relevant Incremental Assumption Agreement, Other Term Loans (including in the form of Extended Term Loans or Refinancing Term Loans, as applicable), or (iii) any of the foregoing.

“Indebtedness” of any person shall mean, if and to the extent (other than with respect to clause (i)) the same would constitute indebtedness or a liability on a balance sheet prepared in accordance with GAAP, without duplication, (a) all obligations of such person for borrowed money, (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such person under conditional sale or other title retention agreements relating to property or assets purchased by such person, (d) all obligations of such person issued or assumed as the deferred purchase price of property or services (other than such obligations accrued in the ordinary course of business or consistent with past practice), to the extent that the same would be required to be shown as a long term liability on a balance sheet prepared in accordance with GAAP, (e) all Capitalized Lease Obligations of such person, (f) all net payments that such person would have to make in the event of an early termination, on the date Indebtedness of such person is being determined, in respect of outstanding Hedging Agreements, (g) the principal component of all obligations, contingent or otherwise, of such person as an account party in respect of letters of credit, (h) the principal component of all obligations of such person in respect of bankers’ acceptances, (i) all Guarantees by such person of Indebtedness described in clauses (a) to (h) above and (j) the amount of all obligations of such person with respect to the redemption, repayment or other repurchase of any Disqualified Stock (excluding accrued dividends that have not increased the liquidation preference of such Disqualified Stock); provided~~,~~  that Indebtedness shall not include (A) trade and other ordinary-course payables, accrued expenses~~,~~  and intercompany liabilities arising in the ordinary course of business or consistent with past practice or industry norm, (B) prepaid or deferred revenue, (C) purchase price holdbacks arising in the ordinary course of business or consistent with past practice in respect of a portion of the purchase prices of an asset to satisfy unperformed obligations of the seller of such asset, (D) obligations under or in respect of Permitted Securitization Financings, (E) earn-out obligations until such obligations become a liability on the balance sheet of such person in accordance with GAAP, (F) obligations in respect of Third Party Funds, (G) in the case of ~~the~~each Borrower and its Subsidiaries, (I) all intercompany Indebtedness having a term not exceeding 364 days (inclusive of any roll-over or extensions of terms) and made in the ordinary course of business or consistent with past practice or industry norm and (II) intercompany liabilities in connection with the cash management, tax and accounting operations of the U.S. Borrower and the Subsidiaries, (H) obligations under or in respect of the Acquisition Agreement or (I) prepaid stock purchase contracts of any tangible equity units or any similar instruments. The Indebtedness of any person shall include the Indebtedness of any partnership in which such person is a general partner, other than to the extent that the instrument or agreement evidencing such Indebtedness limits the liability of such person in respect thereof.

“Indemnified Taxes” shall mean (a) all Taxes imposed on or with respect to or measured by any payment by or on account of any obligation of any Loan Party hereunder or under any other Loan Document (including any Swiss Withholding Tax imposed in respect of any payments of interest or any other payments in connection with the Facilities, any Loans and/or under any Loan Document (regardless of the jurisdiction or status of the Lenders from time to time resulting from any amounts borrowed under any Facility being used in a manner that would constitute a “use of proceeds in Switzerland” as interpreted by the Swiss Federal Tax Administration (Eidgenössische Steuerverwaltung) for purposes of Swiss Withholding Tax)) other than ~~(a)~~ Excluded Taxes and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitee” shall have the meaning assigned to such term in Section 9.05(b).

“Information” shall have the meaning assigned to such term in Section 3.14(a).

“Initial Revolving Loan” shall mean a Revolving Facility Loan made (i) pursuant to the Revolving Facility Commitments in effect on the Closing Date (as the same may be amended from time to time in accordance with this Agreement) or (ii) pursuant to any Incremental Revolving Facility Commitment on the same terms as the Revolving Facility Loans referred to in clause (i) of this definition.

“Initial Term Lender” shall mean a Lender with an outstanding Initial Term Loan.

“Initial Term Loan” shall mean a Term Loan made on the Closing Date. For the avoidance of doubt, Initial Term Loans shall not include any Loans extended under the 2025 Term Facilities.

“Intellectual Property” shall mean all U.S. and non-U.S. intellectual property rights, both statutory and common law rights, if applicable, including: (a) copyrights, registrations and applications for registration thereof, (b) trademarks, service marks, trade names, brand names, corporate names, slogans, domain names, logos, trade dress, and other identifiers of source or goodwill~~,~~  and registrations and applications of registrations thereof, (c) patents, as well as any reissued and reexamined patents and extensions corresponding to the patents and any patent applications, as well as any related continuation, continuation in part and divisional applications and patents issuing therefrom, (d) trade secrets and confidential information, including, rights in software, designs, industrial designs, concepts, compilations of information, methods, techniques, procedures, processes and other know-how, whether or not patentable and (e) any rights in databases.

“Intellectual Property Security Agreement” shall mean each short-form intellectual property security agreement executed and delivered by any applicable Loan Party and the applicable Collateral Agent, in each case, as may be amended, restated, supplemented or otherwise modified from time to time.

“Intercreditor Agreement” shall have the meaning assigned to such term in Section 8.12.

“Interest Coverage Ratio” shall mean, on any date, the ratio of (a) EBITDA to (b) Cash Interest Expense (excluding any Cash Interest Expense related to the Amortizing Notes or related to prepaid stock purchase contracts of any tangible equity units or any similar instruments), in each case, for the Test Period most recently ended as of such date, all determined on a consolidated basis in accordance with GAAP; provided that the Interest Coverage Ratio shall be determined for the relevant Test Period on a Pro Forma Basis.

“Interest Election Request” shall mean a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.07 ~~and~~which shall be substantially in the form ~~of Exhibit E or another form~~ approved by the ~~applicable~~ Administrative Agent and separately provided to the Applicable Borrower.

“Interest Expense” shall mean, with respect to any person for any period, the sum of (a) gross interest expense of such person for such period on a consolidated basis, including the portion of any payments or accruals with respect to Capitalized Lease Obligations allocable to interest expense and excluding amortization of deferred financing fees and original issue discount, debt issuance costs, commissions, fees and expenses, expensing of any bridge, commitment or other financing fees and non-cash interest expense attributable to movement in mark to market of obligations in respect of Hedging Agreements or other derivatives (in each case permitted hereunder) under GAAP and (b) capitalized interest of such person, minus interest income for such period. For purposes of the foregoing, gross interest expense shall be determined after giving effect to any net payments made or received and costs incurred by any Borrower and the Subsidiaries with respect to Hedging Agreements, and interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by the Borrower to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

“Interest Payment Date” shall mean:

(a)           with respect to any Term Benchmark Loan, (i) the last day of the Interest Period applicable to the Borrowing of which such Loan is a part~~,~~ (it being agreed that for the Stub Interest Period, this clause (a) shall not apply and the Interest Payment Date with respect to such Stub Interest Period shall be the last day of such Stub Interest Period), (ii) in the case of a Term Benchmark Borrowing with an Interest Period of more than three months’ duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months’ duration been applicable to such Borrowing and (iii) in addition, the date of any refinancing or conversion of such Borrowing with or to a Borrowing of a different Type,

(b)           with respect to any ABR Loan, the last Business Day of each calendar quarter~~,~~  and

(c)           with respect to any Swingline Loan, the day that such Swingline Loan is required to be repaid pursuant to Section 2.09(a).

“Interest Period” shall mean, as to any Term Benchmark Borrowing, the period commencing on the date of such Borrowing or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as applicable, and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 3 or 6 months thereafter (or 12 months, if at the time of the relevant Borrowing, all relevant Lenders make interest periods of such length available ~~or, if agreed to by the applicable Administrative Agent, any shorter period), as the applicable~~), as the Applicable Borrower may elect; provided, however, that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period~~.~~; provided, further, that the Interest Period for the Borrowing of 2025 Refinancing TLB Loans and 2025 Farm Credit Term Loans to be made on the Amendment No. 3 Effective Date (which Interest Period shall commence on the Amendment No. 3 Effective Date) shall end on November 3, 2025 and be based off of a one-month Adjusted Term SOFR Rate pricing (the Interest Period described in this proviso, a “Stub Interest Period”).

“Interpolated Rate” shall mean in relation to the EURIBO Rate for any Loan, the rate which results from interpolating on a linear basis between (a) the rate appearing on the applicable Reuters screen for the longest period (for which that rate is available) which is less than the Interest Period for such Loan and (b) the applicable Reuters screen for the shortest period (for which that rate is available) which exceeds the Interest Period for such Loan each as of approximately 11:00 A.M., Local Time, two Business Days prior to the commencement of such Interest Period.

“Investment” shall have the meaning assigned to such term in Section 6.04.

“IRS” shall mean the U.S. Internal Revenue Service.

“Issuing Bank” shall mean (i) each of JPMorgan Chase Bank, N.A., Goldman Sachs Bank USA and Citibank, N.A. and (ii) each other Issuing Bank designated pursuant to Section 2.05(l), in each case in its capacity as an issuer of Letters of Credit hereunder, and its successors in such capacity. An Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by any domestic or foreign branch, designee or Affiliate of such Issuing Bank, in which case the term “Issuing Bank” shall include any such branch, designee or Affiliate with respect to Letters of Credit issued by such branch, designee or Affiliate.

“Issuing Bank Fees” shall have the meaning assigned to such term in Section 2.12(b).

“Joint Bookrunners” shall mean, collectively, Goldman Sachs Bank USA, Citigroup Global Markets Inc. and JPMorgan Chase Bank, N.A.

“JPMorgan” shall mean JPMorgan Chase Bank, N.A.

“Judgment Currency” shall have the meaning assigned to such term in Section 9.19.

“Junior Financing” shall mean any Indebtedness (other than intercompany Indebtedness) that is subordinated in right of payment to the Loan Obligations.

“Junior Liens” shall mean Liens that are junior to the Liens securing the Obligations; provided that the lenders or holders of any Indebtedness secured by any such Liens on the Collateral (or an agent or trustee therefor) shall become party to a Permitted Junior Intercreditor Agreement (it being understood that Junior Liens are not required to be pari passu with other Junior Liens, and that Indebtedness secured by Junior Liens may have Liens that are senior in priority to, or pari passu with, or junior in priority to, other Liens constituting Junior Liens).

“L/C Disbursement” shall mean a payment or disbursement made by an Issuing Bank pursuant to a Letter of Credit.

“L/C Participation Fee” shall have the meaning assigned to such term in Section 2.12(b).

“Latest Maturity Date” shall mean, at any date of determination, the latest of the latest Revolving Facility Maturity Date and the latest Term Facility Maturity Date, in each case then in effect on such date of determination.

“Latest Term Facility Maturity Date” shall mean, at any date of determination, the latest Term Facility Maturity Date then in effect on such date of determination.

“Lender” shall mean each financial institution listed on Schedule 2.01 (in each case, other than any such person that has ceased to be a party hereto pursuant to an Assignment and Acceptance in accordance with Section 9.04), as well as any person that becomes a “Lender” hereunder pursuant to Section 9.04 or Section 2.21. Unless the context clearly indicates otherwise, the term “Lenders” shall include any Swingline Lender.

“Lending Office” shall mean, as to any Lender, the applicable branch, office or Affiliate of such Lender designated by such Lender to make Loans.

“Lender Presentation” shall mean the Lender Presentation, dated as of January 27, 2020, as modified or supplemented prior to the Closing Date.

“Lender-Related Person” shall mean the Administrative Agent, any Arranger, any Issuing Bank and any Lender, and any Related Parties of any of the foregoing.

“Letter of Credit” shall mean any letter of credit or bank guarantee issued pursuant to Section 2.05, including any Alternate Currency Letter of Credit. Each Existing Roll-Over Letter of Credit shall be deemed to constitute a Letter of Credit issued hereunder on the Closing Date for all purposes of the Loan Documents.

“Letter of Credit Sublimit” shall mean $100,000,000 (or the Dollar Equivalent in Euro or any Alternate Currency) or such larger amount not to exceed the Revolving Facility Commitment as the ~~Revolver~~ Administrative Agent and the applicable Issuing Bank may agree.

“Lien” shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, hypothecation, debenture, pledge, charge, security interest or similar monetary encumbrance in or on such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset; provided, that in no event shall an operating lease or an agreement to sell be deemed to constitute a Lien.

“Loan Documents” shall mean (i) this Agreement, (ii) the Subsidiary Guarantee Agreement, (iii) the Security Documents, (iv) each Incremental Assumption Agreement, (v) any Intercreditor Agreement, (vi) any Note issued under Section 2.09(e), (vii) the Letters of Credit ~~and~~, (viii) the Non-N.A. Collateral Agency Fee Letter and (ix) solely for purposes of Section 4.02 and 7.01, the Fee Letter~~, and solely for purposes of Section 7.01 hereof, the Fee Letter and the Revolver Agency Fee Letter~~.

“Loan Obligations” shall mean (a) the due and punctual payment by the Borrower of (i) the unpaid principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans made to the Borrowers under this Agreement, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by the Borrowers under this Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) and obligations to provide Cash Collateral and (iii) all other monetary obligations of the Borrowers owed under or pursuant to this Agreement and each other Loan Document, including obligations to pay fees, expense reimbursement obligations and indemnification obligations, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), and (b) the due and punctual payment of all obligations of each other Loan Party under or pursuant to each of the Loan Documents.

“Loan Parties” shall mean the Borrowers and the Subsidiary Loan Parties.

“Loans” shall mean the Term Loans, the Revolving Facility Loans and the Swingline Loans.

“Local Time” shall mean New York City time (daylight or standard, as applicable); provided that: (a) with respect to any Alternate Currency Loan, “Local Time” shall mean the local time of the applicable Lending Office and (b) with respect to any Term Benchmark Loan denominated in Euros, “Local Time” shall mean the local time in London, England.

“Major Default” shall mean, in each case, an Event of Default with respect to the Original Obligors (and not, for the avoidance of doubt, in relation to the Acquired Business) under Section 7.01(a) (solely to the extent that it relates to a Major Representation), (b), (c), (d) (solely to the extent that it relates to a Major Undertaking), (g), (h), (i), (j) or (l).

“Major Representation” shall mean each of the representations set forth in Sections 3.01, 3.02, 3.03, 3.04, 3.10, 3.11, 3.17, 3.19 and 3.25, in each case, solely as they relate to Original Obligors (and not, for the avoidance of doubt, in relation to the Acquired Business).

“Major Undertaking” shall mean each of the covenants set forth in Sections 5.01, 5.16, 6.01, 6.02, 6.04, 6.05, 6.06 and 6.09(b)(i), in each case to the extent applicable to the Original Obligors (and not, for the avoidance of doubt, relating to any member of the Acquired Business).

“Majority Lenders” of any Facility shall mean, at any time, Lenders under such Facility having Loans and unused Commitments representing more than 50% of the sum of all Loans outstanding under such Facility and unused Commitments under such Facility at such time (subject to the last paragraph of Section 9.08(b)).

“Margin Stock” shall have the meaning assigned to such term in Regulation U.

“Market Capitalization” shall mean an amount equal to (i) the total number of issued and outstanding shares of common (or common equivalent) Equity Interests of the applicable Parent Entity on the date of the declaration or making of the relevant Restricted Payment multiplied by (ii) the arithmetic mean of the closing prices per share of the common (or common equivalent) Equity Interests for the 30 consecutive trading days immediately preceding the date of declaration or making of such Restricted Payment.

“Material Adverse Effect” shall mean a material adverse effect on the business, property, operations or financial condition of the Borrowers and its Subsidiaries, taken as a whole, or the validity or enforceability of any of the Loan Documents or the rights and remedies of the Administrative ~~Agents~~Agent and the Lenders thereunder.

“Material Indebtedness” shall mean Indebtedness for borrowed money (other than intercompany Indebtedness, Loans and Letters of Credit) of any one or more of the Borrowers or any Subsidiary in an aggregate principal amount exceeding $100,000,000; provided that in no event shall any Permitted Securitization Financing be considered Material Indebtedness.

“Material Intellectual Property” ~~means~~shall mean all Intellectual Property that is material to, and required for the operation of, the business of the Borrowers and their respective Restricted Subsidiaries, taken as a whole, as determined by the Borrowers in their reasonable discretion.

“Material Real Property” shall mean each parcel of Real Property that is owned in fee by the Borrower or any Subsidiary Loan Party that has an individual fair market value (as determined by the Borrower Representative in good faith) of at least $20,000,000 (provided that such $20,000,000 threshold shall not be applicable in the case of Real Property that is integrally related to the ownership or operation of a Mortgaged Property or otherwise necessary for such Mortgaged Property to be in compliance with all requirements of law applicable to such Mortgaged Property); provided that, with respect to any Real Property that is partially owned in fee and partially leased by Borrower or any Subsidiary Loan Party, Material Real Property will include only that portion of such Real Property that is owned in fee and only if (i) such portion that is owned in fee has an individual fair market value (as determined by the Borrower Representative in good faith) of at least $20,000,000 (provided that such $20,000,000 threshold shall not be applicable in the case of Real Property that is integrally related to the ownership or operation of a Mortgaged Property or otherwise necessary for such Mortgaged Property to be in compliance with all requirements of law applicable to such Mortgaged Property) and (ii) a mortgage in favor of the applicable Collateral Agent (for the benefit of the Secured Parties) is permitted on such portion of Real Property owned in fee by applicable law and by the terms of any lease, or other applicable document governing any leased portion of such Real Property.

“Material Subsidiary” shall mean any Subsidiary other than an Immaterial Subsidiary.

“Maximum Rate” shall have the meaning assigned to such term in Section 9.09.

“Minimum L/C Collateral Amount” shall mean, at any time, in connection with any Letter of Credit, (i) with respect to Cash Collateral consisting of cash or deposit account balances, an amount equal to 103% of the Revolving L/C Exposure with respect to such Letter of Credit at such time and (ii) otherwise, an amount sufficient to provide credit support with respect to such Revolving L/C Exposure as determined by the applicable Issuing Bank in its sole discretion.

“MFN Exception” shall have the meaning assigned to such term in Section 2.21(b)(vii).

“Moody’s” shall mean Moody’s Investors Service, Inc. and its successors and assigns.

“Mortgaged Properties” shall mean, collectively, (i) the Closing Date Mortgaged Properties and (ii) any Material Real Property encumbered by a Mortgage after the Closing Date pursuant to Section 5.10.

“Mortgages” shall mean, collectively, the mortgages, trust deeds, deeds of trust, deeds to secure debt, assignments of leases and rents~~,~~ and other security documents (including amendments to any of the foregoing) delivered with respect to the Mortgaged Properties, in a form reasonably acceptable to the Borrower ~~and~~Representative, the Administrative ~~Agents~~Agent and the applicable Collateral Agent, as amended, restated, supplemented or otherwise modified from time to time.

“Multiemployer Plan” shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which the Borrowers or any Subsidiary or any ERISA Affiliate (other than one considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Code Section 414) is making or accruing an obligation to make contributions, or has within any of the preceding six plan years made or accrued an obligation to make contributions.

“N.A. Collateral” shall mean Collateral that is granted by a U.S. Loan Party or a Canadian Loan Party.

“N.A. Collateral Agent” has the meaning assigned to such term in the preamble of this Agreement.

“Net First Lien Leverage Ratio” shall mean, on any date, the ratio of (A)(i) the sum of, without duplication, (x) the aggregate principal amount of any Consolidated Debt consisting of Loan Obligations outstanding as of the last day of the Test Period most recently ended as of such date that are then secured by first-priority Liens on any assets of the U.S. Borrower and its Subsidiaries and (y) the aggregate principal amount of any other Consolidated Debt of the U.S. Borrower and its Subsidiaries outstanding as of the last day of such Test Period that is then secured by Liens on any assets of the U.S. Borrower and its Subsidiaries that are Other First Liens less (ii) without duplication, the Unrestricted Cash and unrestricted Permitted Investments (excluding clause (m) of the definition thereof) of the U.S. Borrower and its Subsidiaries as of the last day of such Test Period, to (B) EBITDA for such Test Period, all determined on a consolidated basis in accordance with GAAP; provided~~,~~  that the Net First Lien Leverage Ratio shall be determined for the relevant Test Period on a Pro Forma Basis.

“Net Income” shall mean, with respect to any person, the net income (loss) of such person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends.

“Net Proceeds” shall mean:

(a)            100% of the cash proceeds actually received by the Borrowers or any Subsidiary (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise and including casualty insurance settlements and condemnation awards, but only as and when received) from any Asset Sale under Section 6.05(g), (n) ~~or~~, (s) or (t) (or Sale and Lease-Back Transactions under Section 6.03(b)(x)), net of (i) attorneys’ fees, accountants’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, required debt payments and required payments of other obligations relating to the applicable asset to the extent such debt or obligations are secured by a Lien permitted hereunder (other than pursuant to the Loan Documents or the documentation for any Indebtedness secured by Other First Liens or Junior Liens) on such asset, other customary expenses and brokerage, consultant and other customary fees actually incurred in connection therewith, (ii) Taxes paid or payable (in the good faith determination of the Borrower) as a result thereof (including, without duplication of the foregoing, the amount of any distributions in respect thereof pursuant to Section 6.06(b)(iii) or Section 6.06(o)), (iii) the amount of any reasonable reserve established in accordance with GAAP against any adjustment to the sale price or any liabilities (other than any taxes deducted pursuant to clause (i) or (ii) above) (x) related to any of the applicable assets and (y) retained by the Borrowers or any of the Subsidiaries including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction (however, the amount of any subsequent reduction of such reserve (other than in connection with a payment in respect of any such liability) shall be deemed to be cash proceeds of such Asset Sale occurring on the date of such reduction) and (iv) payments made on a ratable basis (or less than ratable basis) to holders of non-controlling interests in non-Wholly Owned Subsidiaries as a result of such Asset Sale; provided~~,~~ that, other than in connection with any Asset Sale under Section 6.05(s), if the Borrower Representative shall deliver a certificate of a Responsible Officer of the U.S. Borrower to the ~~Term Loan~~ Administrative Agent promptly following receipt of any such proceeds setting forth the U.S. Borrower’s intention to use any portion of such proceeds, within ~~15~~18 months of such receipt, to acquire, maintain, develop, construct, improve, upgrade or repair assets used or useful in the business of the U.S. Borrower and the Subsidiaries or to make Permitted Business Acquisitions and other Investments permitted hereunder (excluding Permitted Investments or intercompany Investments in Subsidiaries), such portion of such proceeds shall not constitute Net Proceeds except to the extent not, within ~~15~~18 months of such receipt, so used or contractually committed to be so used (it being understood that if any portion of such proceeds are not so used within such ~~15~~18 month period but within such ~~15~~18 month period are contractually committed to be used, then such remaining portion if not so used within six months following the end of such ~~15~~18 month period shall constitute Net Proceeds as of such date without giving effect to this proviso); provided, further, that, at its election, the Applicable Borrower may apply such net cash proceeds to make temporary repayments or prepayments of Revolving Facility Loans (made without a corresponding permanent reduction in the Revolving Facility Commitments) pending such reinvestment; provided, further, that, (x) no net cash proceeds calculated in accordance with the foregoing realized in a single transaction or series of related transactions shall constitute Net Proceeds unless such net cash proceeds shall exceed $75,000,000 (except in the case of any Asset Sale under Section 6.05(s)) (and thereafter only net cash proceeds in excess of such amount shall constitute Net Proceeds), (y) no net cash proceeds calculated in accordance with the foregoing shall constitute Net Proceeds in any fiscal year until the aggregate amount of all such net cash proceeds otherwise constituting Net Proceeds pursuant to the foregoing clause (x) in such fiscal year shall exceed $150,000,000 (or, in the case of any Asset Sale under Section 6.05(s), only the net cash proceeds otherwise constituting Net Proceeds in excess of the amount required to satisfy any payment obligations of the Borrower under the Acquisition Agreement in respect of working capital adjustments thereunder shall constitute Net Proceeds) (and thereafter only net cash proceeds in excess of such amount shall constitute Net Proceeds) and (z) if at the time of receipt of such net cash proceeds or at any time during the ~~15~~18 month (or ~~21~~24 month, as applicable) reinvestment period contemplated by the immediately preceding proviso, if the Borrower Representative shall deliver a certificate of a Responsible Officer of the U.S. Borrower to the ~~Term Loan~~ Administrative Agent certifying that on a Pro Forma Basis immediately after giving effect to the Asset Sale and the application of the proceeds thereof (other than any application of the proceeds thereof to prepay Term Loans or other Indebtedness secured by Other First Liens) or at the relevant time during such ~~15~~18 month (or ~~21~~24 month, as applicable) period, (I) the Net First Lien Leverage Ratio is less than or equal to the ratio that is 0.75 to 1.00 below the Closing Date Net First Lien Leverage Ratio but greater than the ratio that is 1.25 to 1.00 below the Closing Date Net First Lien Leverage Ratio, 50% of such net cash proceeds that would otherwise constitute Net Proceeds under this proviso shall not constitute Net Proceeds or (II) the Net First Lien Leverage Ratio is less than or equal to the ratio that is 1.25 to 1.00 below the Closing Date Net First Lien Leverage Ratio, none of such net cash proceeds shall constitute Net Proceeds; and

(b)            100% of the cash proceeds from the incurrence, issuance or sale by the Borrowers or any Subsidiary of any Indebtedness (other than Excluded Indebtedness except for Refinancing Notes and Refinancing Term Loans), net of all taxes and fees (including investment banking fees), commissions, costs and other expenses, in each case incurred in connection with such incurrence, issuance or sale.

“Net Secured Leverage Ratio” shall mean, on any date, the ratio of (A) (i) without duplication, the aggregate principal amount of any Consolidated Debt of the U.S. Borrower and its Subsidiaries outstanding as of the last day of such Test Period that is then secured by Liens on any assets of the U.S. Borrower and its Subsidiaries less (ii) without duplication, the Unrestricted Cash and unrestricted Permitted Investments (excluding clause (m) of the definition thereof) of the U.S. Borrower and its Subsidiaries as of the last day of such Test Period, to (B) EBITDA for such Test Period, all determined on a consolidated basis in accordance with GAAP; provided~~,~~  that the Net Secured Leverage Ratio shall be determined for the relevant Test Period on a Pro Forma Basis.

“Net Total Leverage Ratio” shall mean, on any date, the ratio of (A) (i) without duplication, the aggregate principal amount of any Consolidated Debt of the U.S. Borrower and its Subsidiaries outstanding as of the last day of the Test Period most recently ended as of such date less (ii) without duplication, the Unrestricted Cash and unrestricted Permitted Investments (excluding clause (m) of the definition thereof) of the U.S. Borrower and its Subsidiaries as of the last day of such Test Period, to (B) EBITDA for such Test Period, all determined on a consolidated basis in accordance with GAAP; provided, that the Net Total Leverage Ratio shall be determined for the relevant Test Period on a Pro Forma Basis.

“New Class Loans” shall have the meaning assigned to such term in Section 9.08(f).

“New Parent” shall have the meaning assigned to such term in the definition of the term “Change of Control.”

“New Project” shall mean (x) each store, plant, facility, branch, office, business unit, data center, warehouse or distribution center which is either a new store, plant, facility, branch, office, business unit, data center, warehouse or distribution center or an expansion, relocation, remodeling, refurbishment or substantial modernization of an existing store, plant, facility, branch, office, business unit, data center, warehouse or distribution center operated by the Borrower or the Restricted Subsidiaries and (y) each creation (in one or a series of related transactions) of a business unit, store, product line or service offering or each expansion (in one or series of related transactions) of business into a new market or consumer base or through a new distribution method or channel, in each case, which is under development or otherwise in process.

“Non-Consenting Lender” shall have the meaning assigned to such term in Section 2.19(c).

“Non-Defaulting Lender” shall mean, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-N.A. Collateral” shall mean Collateral that is granted by a Loan Party other than a U.S. Loan Party or a Canadian Loan Party.

“Non-N.A. Collateral Agent” has the meaning assigned to such term in the preamble of this Agreement.

“Non-N.A. Collateral Agency Fee Letter” shall mean that certain Agency Fee Letter, dated October 31, 2025, by and among the U.S. Borrower and the Non-N.A. Collateral Agent.

“Note” shall have the meaning assigned to such term in Section 2.09(e).

“NYFRB Rate” shall mean, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” shall mean the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates as so determined would be less than 0.00%, such rate shall be deemed to be 0.00% for purposes of this Agreement.

“Obligations” shall mean, collectively, (a) the Loan Obligations, (b) obligations in respect of any Secured Cash Management Agreement and (c) obligations in respect of any Secured Hedge Agreement.

“Original Obligors” shall mean, collectively, the ~~Borrowers~~U.S. Borrower, the Co-Borrower and each Subsidiary Loan Party identified as an “Original Obligor” on Schedule 1.01(C) as of the Closing Date.

“Other First Lien Debt” shall mean obligations secured by Other First Liens.

“Other First Liens” shall mean Liens that are pari passu with the Liens securing the Obligations; provided that the lenders or holders of any Indebtedness secured by any such Liens on the Collateral (or an agent or trustee therefor) shall become party to a Permitted Pari Passu Intercreditor Agreement.

“Other Revolving Facility Commitments” shall mean Incremental Revolving Facility Commitments to make Other Revolving Loans.

“Other Revolving Loans” shall have the meaning assigned to such term in Section 2.21(a) (including in the form of Extended Revolving Loans or Replacement Revolving Loans).

“Other Taxes” shall mean any present or future stamp or documentary Taxes or any other excise, transfer, sales, property, intangible, mortgage recording or similar Taxes arising from any payment made hereunder or under any other Loan Document or from the execution, registration, delivery or enforcement of, consummation or administration of, from the receipt or perfection of security interest under, or otherwise with respect to, the Loan Documents (but excluding any Excluded Taxes).

“Other Term Loans” shall have the meaning assigned to such term in Section 2.21(a) (including in the form of Extended Term Loans or Refinancing Term Loans, as applicable).

“Outbound Investment Rules” shall mean the regulations administered and enforced, together with any related public guidance issued, by the United States Treasury Department under U.S. Executive Order 14105 of August 9, 2023, or any similar law or regulation; as of the date of this Agreement, and as codified at 31 C.F.R. § 850.101 et seq.

“Overnight Bank Funding Rate” shall mean, for any day, the rate comprised of both overnight federal funds and overnight eurodollar transactions denominated in Dollars by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on the Federal Reserve Bank of New York’s Website from time to time, and published on the next succeeding Business Day by the Federal Reserve Bank of New York as an overnight bank funding rate.

“Parallel Debt Obligations” shall have the meaning assigned to that term in the Subsidiary Guarantee Agreement.

“Parent Entity” shall mean any direct or indirect parent of any Borrower.

“Pari Term Loans” shall have the meaning assigned to such term in Section 6.02.

“Pari Yield Differential” shall have the meaning assigned to such term in Section 6.02.

“Participant” shall have the meaning assigned to such term in Section 9.04(d)(i).

“Participant Register” shall have the meaning assigned to such term in Section 9.04(d)(ii).

“Participating Member State” shall mean each state so described in any EMU Legislation.

“PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

“Perfection Certificate” shall mean the Perfection Certificate, dated as of the Closing Date, with respect to the Borrowers and each Domestic Subsidiary in a form reasonably satisfactory to the Administrative ~~Agents~~Agent, as the same may be supplemented from time to time to the extent required by Section 5.04(f).

“Permitted Business Acquisition” shall mean any acquisition of all or substantially all the assets of, or all or substantially all the Equity Interests (other than directors’ qualifying shares) not previously held by a Borrower and its Subsidiaries in, or merger, consolidation or amalgamation with, a person or division or line of business of a person (or any subsequent investment made in a person or division or line of business previously acquired in a Permitted Business Acquisition), if immediately after giving effect thereto: (i) no Event of Default under clause (b), (c), (h) or (i) of Section 7.01 shall have occurred and be continuing or would result therefrom, provided, however, that with respect to a proposed acquisition pursuant to an executed acquisition agreement, at the option of the Borrower, the determination of whether such an Event of Default shall exist shall be made solely at the time of the execution of the acquisition agreement related to such Permitted Business Acquisition; (ii) with respect to any such acquisition or investment with cash consideration in excess of $~~300,000,000~~500,000,000, the Borrowers shall be in Pro Forma Compliance immediately after giving effect to such acquisition or investment and any related transaction; (iii) any acquired or newly formed Subsidiary shall not be liable for any Indebtedness except for Indebtedness permitted by Section 6.01~~;~~ and (iv) to the extent required by Section 5.10, any person acquired in such acquisition, if acquired by a Borrower or a Subsidiary Loan Party, shall be merged into such Borrower or a Subsidiary Loan Party or become upon consummation of such acquisition a Subsidiary Loan Party~~; and (v) the aggregate cash consideration in respect of such acquisitions and investments by the Borrower or a Subsidiary Loan Party in assets that are not owned by the Borrower or Subsidiary Loan Parties or in Equity Interests of persons that are not Subsidiary Loan Parties or do not become Subsidiary Loan Parties, in each case upon consummation of such acquisition, shall not exceed the greater of (x) $360,000,000 and (y) 0.30 times the EBITDA calculated on a Pro Forma Basis for the then most recently ended Test Period (excluding for purposes of the calculation in this clause (v), (A) any such assets or Equity Interests that are not directly owned by the Borrower or any of its Subsidiaries after giving effect to such transactions and (B) acquisitions and investments made at a time when, immediately after giving effect thereto, the Net Total Leverage Ratio on a Pro Forma Basis would not exceed the ratio that is 0.50 to 1.00 below the Closing Date Net Total Leverage Ratio, which acquisitions and investments shall be permitted under Section 6.04(k) and 6.05(h) without regard to such calculation).~~.

“Permitted Cure Securities” shall mean any Qualified Equity Interests of the Borrower or any Parent Entity issued pursuant to the Cure Right.

“Permitted Investments” shall mean:

(a)           direct obligations of the United States of America or any member of the European Union or any agency thereof or obligations guaranteed by the United States of America or any member of the European Union or any agency thereof, in each case with maturities not exceeding three years from the date of acquisition thereof;

(b)           time deposit accounts, certificates of deposit, money market deposits, banker’s acceptances and other bank deposits maturing within three years of such date and issued or guaranteed by or placed with, and any money market deposit accounts issued or offered by, any lender under the Facilities or by any commercial bank organized under the laws of the United States of America, any state thereof or the District of Columbia, or any foreign country recognized by the United States of America that has a combined capital and surplus and undivided profits of not less than $250,000,000;

(c)            repurchase obligations with a term of not more than 180 days for underlying securities of the types described in clause (a) above entered into with a bank meeting the qualifications described in clause (b) above;

(d)           commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate of the Borrowers) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of P 2 (or higher) according to Moody’s, F 2 (or higher) according to Fitch, or A 2 (or higher) according to S&P (or such similar equivalent rating or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act));

(e)           securities with maturities of three years or less from the date of acquisition, issued or fully guaranteed by any State, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least A by S&P, A by Moody’s or A by Fitch (or such similar equivalent rating or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act));

(f)            shares of mutual funds whose investment guidelines restrict 95% of such funds’ investments to those satisfying the provisions of clauses (a) through (e) above;

(g)           money market funds that (i) comply with the criteria set forth in Rule 2a 7 under the Investment Company Act of 1940, (ii) are rated by any of (1) AAA by S&P, (2) Aaa by Moody’s or (3) AAA by Fitch and (iii) have portfolio assets of at least $5,000,000,000;

(h)           time deposit accounts, certificates of deposit, money market deposits, banker’s acceptances and other bank deposits in an aggregate face amount not in excess of 0.5% of the total assets of the U.S. Borrower and the Subsidiaries, on a consolidated basis, as of the end of the U.S. Borrower’s most recently completed fiscal year;

(i)             credit card receivables to the extent included in cash or cash equivalents on the consolidated balance sheet of such person;

(j)             instruments equivalent to those referred to in clauses (a) through (i) above denominated in any foreign currency comparable in credit quality and tenor to those referred to above and commonly used by corporations for cash management purposes in any jurisdiction outside the United States of America to the extent reasonably required in connection with any business conducted by any Borrower or any Subsidiary organized in such jurisdiction;

(k)            fully collateralized repurchase agreements with counterparties whose ~~long term~~long-term debt is rated not less than A- by S&P and A3 by Moody’s and with a term of not more than six months from such date;

(l)             Investments in money in an investment company registered under the Investment Company Act of 1940, as amended, or in pooled accounts or funds offered through mutual funds, investment advisors, banks and brokerage houses which invest its assets in obligations of the type described in clauses (a) through (k) above, in each case, as of such date, including, but not be limited to, money market funds or short-term and intermediate bonds funds;

(m)           Third Party Funds and other customer funds held in the ordinary course of business in government obligations (including securities issued or fully guaranteed by any State, commonwealth or territory of the United States or other country, or by any political subdivision or taxing authority thereof), time deposit accounts, certificates of deposit, money market deposits, commercial paper, mutual funds, exchange traded funds, debt securities rated at least investment grade by at least one nationally recognized statistical rating organization and similar obligations, in each case in accordance with the internal investment guidelines established by the U.S. Borrower and its Subsidiaries; and

(n)           any other securities or pools of securities that are classified under GAAP as cash equivalents or short-term investments on a balance sheet as of such date.

“Permitted Junior Intercreditor Agreement” shall mean, with respect to any Liens on Collateral that are intended to be junior to the Liens on the Collateral securing the Obligations (including, for the avoidance of doubt, junior Liens pursuant to Section 2.21(b)(ii) or (v)), either (as the Borrower Representative shall elect) (x) the First Lien/Second Lien Intercreditor Agreement if such Liens secure “Second Lien Obligations” (as defined therein) or (y) another intercreditor agreement reasonably acceptable to the Administrative ~~Agents~~Agent and the Borrower Representative.

“Permitted Jurisdictions” means the Netherlands, the United States, any state thereof or the District of Columbia, and other jurisdictions to be mutually agreed by the U.S. Borrower, the Administrative Agent and the applicable Lenders.

“Permitted Liens” shall have the meaning assigned to such term in Section 6.02.

“Permitted Loan Purchase” shall have the meaning assigned to such term in Section 9.04(i).

“Permitted Loan Purchase Assignment and Acceptance” shall mean an assignment and acceptance entered into by a Lender as an Assignor and the Applicable Borrower or any of the Subsidiaries as an Assignee, as accepted by the ~~applicable~~ Administrative Agent (if required by Section 9.04) in the form of Exhibit F or such other form as shall be approved by the ~~applicable~~ Administrative Agent and the Borrower (such approval not to be unreasonably withheld or delayed).

“Permitted Pari Passu Intercreditor Agreement” shall mean, with respect to any Liens on Collateral that are intended to be pari passu with the Liens on the Collateral securing the Term Loans (and other Loan Obligations that are secured by Liens on the Collateral that are pari passu with the Liens thereon securing the Term Loans), either (as the Applicable Borrower shall elect) (x) the First Lien/First Lien Intercreditor Agreement or (y) another intercreditor agreement reasonably acceptable to the Administrative ~~Agents~~Agent and the Borrower Representative.

“Permitted Refinancing Indebtedness” shall mean any Indebtedness issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund (collectively, to “Refinance”), the Indebtedness (or unutilized commitments in respect of Indebtedness (only to the extent the committed amount (i) could have been incurred on the date of the initial incurrence or commitment and was deemed incurred at such time for purposes of this definition or (ii) could have been incurred other than as Permitted Refinancing Indebtedness on the date of such Refinancing)) being Refinanced (or previous refinancings thereof constituting Permitted Refinancing Indebtedness); provided~~,~~  that (a) the principal amount (or accreted value, if applicable) or, if greater, committed amount (only to the extent the committed amount (i) could have been incurred on the date of the initial incurrence or commitment and was deemed incurred at such time for purposes of this definition or (ii) could have been incurred other than as Permitted Refinancing Indebtedness on the date of such Refinancing) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) or, if greater, committed amount of the Indebtedness so Refinanced (plus unpaid accrued interest and premium (including tender premiums) thereon and underwriting discounts, defeasance costs, fees, commissions, expenses (including mortgage and similar taxes), plus an amount equal to any existing commitment unutilized thereunder and letters of credit undrawn thereunder), (b) except with respect to assumed Indebtedness pursuant to Section 6.01(h) and/or Section 6.01(i), (i) the final maturity date of such Permitted Refinancing Indebtedness is on or after the earlier of (x) the final maturity date of the Indebtedness being Refinanced and (y) the Latest Maturity Date in effect at the time of incurrence thereof and (ii) the Weighted Average Life to Maturity of such Permitted Refinancing Indebtedness is greater than or equal to the lesser of (i) the remaining Weighted Average Life to Maturity of the Indebtedness being Refinanced and (ii) the Weighted Average Life to Maturity of the Class of Term Loans then outstanding with the greatest remaining Weighted Average Life to Maturity, (c) if the Indebtedness being Refinanced is subordinated in right of payment to the Loan Obligations under this Agreement, such Permitted Refinancing Indebtedness shall be subordinated in right of payment to such Loan Obligations on terms in the aggregate not materially less favorable to the Lenders as those contained in the documentation governing the Indebtedness being Refinanced, (d) no Permitted Refinancing Indebtedness shall have obligors that are not (or would not have been) obligated with respect to the Indebtedness being so Refinanced (except that a Loan Party may be added as an additional obligor) and (e) if the Indebtedness being Refinanced is secured by Liens on any Collateral (whether senior to, equally and ratably with, or junior to the Liens on such Collateral securing the Loan Obligations or otherwise), such Permitted Refinancing Indebtedness may be secured by such Collateral (including any Collateral pursuant to after-acquired property clauses to the extent any such Collateral secured (or would have secured) the Indebtedness being Refinanced) on terms in the aggregate that are substantially similar to, or not materially less favorable to the Secured Parties than, the Indebtedness being Refinanced or on terms otherwise permitted by Section 6.02.

“Permitted Securitization Documents” shall mean all documents and agreements evidencing, relating to or otherwise governing a Permitted Securitization Financing.

“Permitted Securitization Financing” shall mean one or more transactions pursuant to which (i) Securitization Assets or interests therein are sold or transferred to or financed by one or more Special Purpose Securitization Subsidiaries, and (ii) such Special Purpose Securitization Subsidiaries finance (or refinance) their acquisition of such Securitization Assets or interests therein, or the financing thereof, by selling or borrowing against Securitization Assets and any Hedging Agreements entered into in connection with such Securitization Assets; provided~~,~~  that recourse to the Borrower or any Subsidiary (other than the Special Purpose Securitization Subsidiaries) in connection with such transactions shall be limited to the extent customary (as determined by the Borrower Representative in good faith) for similar transactions in the applicable jurisdictions (including, to the extent applicable, in a manner consistent with the delivery of a “true sale”/”absolute transfer” opinion with respect to any transfer by the Borrower or any Subsidiary (other than a Special Purpose Securitization Subsidiary)).

“person” shall mean any natural person, corporation, business trust, joint venture, association, company, partnership, limited partnership, limited liability company, unlimited liability company or government, individual or family trusts, or any agency or political subdivision thereof.

“Plan” shall mean any employee pension benefit plan (other than a Multiemployer Plan) that is (i) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, (ii) sponsored or maintained (at the time of determination or at any time within the five years prior thereto) by any Borrower, any Subsidiary or any ERISA Affiliate, and (iii) in respect of which any Borrower, any Subsidiary or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Platform” shall have the meaning assigned to such term in Section 9.17(a).

“PPSA” shall mean the Personal Property Security Act of any relevant Canadian jurisdiction or the Civil Code of Québec, as applicable.

“Prescribed Laws” shall mean, collectively, (a) the Anti-Money Laundering Laws, (b) Sanctions, (c) Anti-Corruption Laws and (d) all other legal requirements relating to money laundering, terrorism, bribery or corruption.

“Previous Agent” shall mean Goldman Sachs Bank USA.

“Pricing Grid” shall mean,

(i) with respect to the Initial Revolving Loans and Revolving Facility Commitments, as applicable, prior to the Amendment No. 2 Effective Date, the table set forth below (with “Moody’s / S&P Rating” in the table below referring to the U.S. Borrower’s public corporate family rating from Moody’s and public corporate credit rating from S&P):

Pricing Grid for Initial Revolving Loans
Moody’s / S&P Rating	Applicable Margin
	ABR Loans	Term Benchmark Loans
Ba1 / BB+ (stable / stable) or higher	0.50%	1.50%
Ba2 / BB (stable / stable)	0.75%	1.75%
Ba3 / BB- (stable / stable)	1.00%	2.00%
B1 / B+ or lower	1.25%	2.25%

Pricing Grid for Revolving Facility Commitments
Net First Lien Leverage Ratio	Applicable Commitment Fee
Greater than 0.50 to 1.00 below the Closing Date Net First Lien Leverage Ratio	0.50%
Less than or equal to 0.50 to 1.00 below the Closing Date Net First Lien Leverage Ratio but greater than 1.00 to 1.00 below the Closing Date Net First Lien Leverage Ratio	0.375%
Less than or equal to 1.00 to 1.00 below the Closing Date Net First Lien Leverage Ratio	0.25%

(ii) with respect to the Initial Revolving Loans and Revolving Facility Commitments, as applicable, from and after the Amendment No. 2 Effective Date, the table set forth below:

Pricing Grid for Initial Revolving Loans
Net Total Leverage Ratio	Applicable Margin
	ABR Loans	Term Benchmark Loans
Less than or equal to 4.50 to 1.00	0.50%	1.50%
Less than or equal to 5.00 to 1.00 but greater than 4.50 to 1.00	0.75%	1.75%
Less than or equal to 5.50 to 1.00 but greater than 5.00 to 1.00	1.00%	2.00%
Greater than 5.50 to 1.00	1.25%	2.25%

Pricing Grid for Revolving Facility Commitments
Net First Lien Leverage Ratio	Applicable Commitment Fee
Greater than 0.50 to 1.00 below the Closing Date Net First Lien Leverage Ratio	0.50%
Less than or equal to 0.50 to 1.00 below the Closing Date Net First Lien Leverage Ratio but greater than 1.00 to 1.00 below the Closing Date Net First Lien Leverage Ratio	0.375%
Less than or equal to 1.00 to 1.00 below the Closing Date Net First Lien Leverage Ratio	0.25%

(iii) with respect to the 2025 Euro TLA Loans, from and after the Amendment No. 3 Effective Date, the table set forth below:

Pricing Grid for 2025 Euro TLA Loans
Net Total Leverage Ratio	Applicable Margin
Less than or equal to 4.50 to 1.00	1.50%
Less than or equal to 5.00 to 1.00 but greater than 4.50 to 1.00	1.75%
Less than or equal to 5.50 to 1.00 but greater than 5.00 to 1.00	2.00%
Greater than 5.50 to 1.00	2.25%

~~For the purposes of the Pricing Grid, each change in the Applicable Margin resulting from a publicly announced Credit Rating after the Closing Date shall be effective at the end of the fiscal quarter of the Borrower in which such publicly announced Credit Rating is in effect; provided a lower amount of Applicable Margin with respect to ABR Loans and Term Benchmark Loans shall not be in effect unless the specified Credit Rating from both Moody’s and S&P is in effect at the end of such fiscal quarter. If the rating system of any such Credit Rating Agency shall change, or if any such Credit Rating Agency shall cease to be in the business of rating corporate debt obligations, the Borrower and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such Credit Rating Agencies or shall select a replacement credit rating agency and, pending the effectiveness of any such amendment or replacement, for purposes of determining the Applicable Rate the Credit Rating of the affected Credit Rating Agency shall be deemed to the Credit Rating of such Credit Rating Agency as most recently in effect prior to such change or cessation.~~

For the purposes of the Pricing Grid, changes in the Applicable Commitment Fee resulting from changes in the Net First Lien Leverage Ratio or the Net Total Leverage Ratio, as applicable, shall become effective on the date (the “Adjustment Date”) that is three Business Days after the date on which the relevant financial statements are delivered to the Administrative ~~Agents~~Agent pursuant to Section 5.04 for each fiscal quarter beginning with the first full fiscal quarter of the U.S. Borrower ended after the Closing Date, and shall remain in effect until the next change to be effected pursuant to this paragraph. If any financial statements referred to in the preceding sentence are not delivered within the time periods specified in Section 5.04, then, at the option of the ~~Revolver~~ Administrative Agent or the Required Lenders, until the date that is three Business Days after the date on which such financial statements are delivered, the pricing level that is the highest pricing level shall apply as of the first Business Day after the date on which such financial statements were to have been delivered but were not delivered. Each determination of the Net First Lien Leverage Ratio or the Net Total Leverage Ratio, as applicable pursuant to the Pricing Grid shall be made in a manner consistent with the determination thereof pursuant to Section 6.11.

In the event that any financial statements under Section 5.04 are shown to be inaccurate at any time and such inaccuracy, if corrected, would have led to a higher Applicable Commitment Fee for any period (an “Applicable Period”) than the Applicable Commitment Fee applied for such Applicable Period, then (i) the Borrower Representative shall promptly (and in no event later than five (5) Business Days thereafter) deliver to the ~~Revolving~~ Administrative Agent a correct compliance certificate for such Applicable Period, (ii) the Applicable Commitment Fee shall be determined by reference to the corrected compliance certificate, and (iii) the Borrower Representative shall pay to the ~~Revolving~~ Administrative Agent promptly upon written demand (and in no event later than five (5) Business Days after written demand) any additional fee owing as a result of such increased Applicable Commitment Fee for such Applicable Period, which payment shall be promptly applied by the ~~Revolving~~ Administrative Agent in accordance with the terms hereof.

“primary obligor” shall have the meaning assigned to such term in the definition of the term “Guarantee.”

“Prime Rate” shall mean, for any day, the prime commercial lending rate published by The Wall Street Journal as the “prime rate” on such day.

“Principal Obligations” shall have the meaning assigned to that term in the Subsidiary Guarantee Agreement.

“Pro Forma Basis” shall mean, as to any person, for any events as described below that occur subsequent to the commencement of a period for which the financial effect of such events is being calculated, and giving effect to the events for which such calculation is being made, such calculation as will give pro forma effect to such events as if such events occurred on the first day of the four consecutive fiscal quarter period ended on or before the occurrence of such event (the “Reference Period”): (i) pro forma effect shall be given to any Disposition, any acquisition, Investment, capital expenditure, construction, repair, replacement, improvement, development, disposition, merger, amalgamation, consolidation (including the Transactions) (or any similar transaction or transactions whether or not otherwise permitted under Section 6.04 or 6.05 or that require a waiver or consent of the Required Lenders, but if so required, solely to the extent such waiver or consent has been obtained), any dividend, distribution or other similar payment, any designation of any Subsidiary as an Unrestricted Subsidiary and any Subsidiary Redesignation, New Project~~,~~  and any restructurings of the business of the Borrowers or any of its Subsidiaries that the Borrowers or any of the Subsidiaries have determined to make and/or made and in the good faith determination of a Responsible Officer of the U.S. Borrower are expected to have a continuing impact and are factually supportable, which would include cost savings resulting from head count reduction, closure of facilities and similar operational and other cost savings, which adjustments the Borrower determines are reasonable as set forth in a certificate of a Financial Officer of the U.S. Borrower (the foregoing, together with any transactions related thereto or in connection therewith, the “relevant transactions”), in each case that occurred during the Reference Period (or, in the case of determinations made pursuant to Section 2.21 or Article VI (other than Section 6.11), occurring during the Reference Period or thereafter and through and including the date upon which the relevant transaction is consummated), (ii) in making any determination on a Pro Forma Basis, (x) all Indebtedness (including Indebtedness issued, incurred or assumed as a result of, or to finance, any relevant transactions and for which the financial effect is being calculated, whether incurred under this Agreement or otherwise, but excluding normal fluctuations in revolving Indebtedness incurred for working capital purposes and amounts outstanding under any Permitted Securitization Financing, in each case not to finance any acquisition) issued, incurred, assumed or permanently repaid during the Reference Period (or, in the case of determinations made pursuant to Section 2.21 or Article VI (other than Section 6.11), occurring during the Reference Period or thereafter and through and including the date upon which the relevant transaction is consummated) shall be deemed to have been issued, incurred, assumed or permanently repaid at the beginning of such period, (y) Interest Expense of such person attributable to interest on any Indebtedness, for which pro forma effect is being given as provided in the preceding clause (x), bearing floating interest rates shall be computed on a pro forma basis as if the rates that would have been in effect during the period for which pro forma effect is being given had been actually in effect during such periods, and (z) in giving effect to clause (i) above with respect to each New Project which commences operations and records not less than one full fiscal quarter’s operations during the Reference Period, the operating results of such New Project shall be annualized on a straight line basis during such period, taking into account any seasonality adjustments determined by the Borrower in good faith, and (iii) (A) for any Subsidiary Redesignation then being designated, effect shall be given to such Subsidiary Redesignation and all other Subsidiary Redesignations after the first day of the relevant Reference Period and on or prior to the date of the respective Subsidiary Redesignation then being designated, collectively, and (B) for any designation of a Subsidiary as an Unrestricted Subsidiary, effect shall be given to such designation and all other designations of Subsidiaries as Unrestricted Subsidiaries after the first day of the relevant Reference Period and on or prior to the date of the then applicable designation of a Subsidiary as an Unrestricted Subsidiary, collectively.

In the event that EBITDA or any financial ratio is being calculated for purposes of determining whether Indebtedness or any Lien relating thereto may be incurred or whether any Investment may be made, the Borrower Representative may elect pursuant to a certificate of a Responsible Officer delivered to the Administrative ~~Agents~~Agent to treat all or any portion of the commitment relating thereto as being incurred at the time of such commitment, in which case any subsequent incurrence of Indebtedness under such commitment shall not be deemed, for purposes of this calculation, to be an incurrence at such subsequent time.

Pro forma calculations made pursuant to the definition of the term “Pro Forma Basis” shall be determined in good faith by a Responsible Officer of the U.S. Borrower and may include adjustments to reflect (1) operating expense reductions and other operating improvements, synergies or cost savings reasonably expected to result from any relevant pro forma event and are factually supportable (including, to the extent applicable, the Transactions), (2) all adjustments of the nature used in connection with the calculation of “Pro Forma Adjusted EBITDA” as set forth in the Lender Presentation to the extent such adjustments, without duplication, continue to be applicable to such Reference Period and (3) anticipated run-rate EBITDA reasonably expected to be achieved (in the good faith determination of the Borrower) from New Projects (and the achievement of related operating expense reductions and other operating improvements, synergies or cost savings associated therewith) that are, in each case, reasonably identifiable, factually supportable and expected to be achieved within 24 months. The Borrower Representative shall deliver to the Administrative ~~Agents~~Agent a certificate of a Financial Officer of the U.S. Borrower setting forth such operating expense reductions, other operating improvements or synergies and adjustments pursuant to clauses (2) and (3) above, and information and calculations supporting them in reasonable detail.

For purposes of this definition, any amount in a currency other than Dollars will be converted to Dollars based on the average exchange rate for such currency for the most recent ~~twelve month~~twelve-month period immediately prior to the date of determination in a manner consistent with that used in calculating EBITDA for the applicable period.

“Pro Forma Compliance” shall mean, at any date of determination, that the U.S. Borrower and its Subsidiaries shall be in compliance, on a Pro Forma Basis after giving effect on a Pro Forma Basis to the relevant transactions (including the assumption, the issuance, incurrence and permanent repayment of Indebtedness), with the Financial Covenants recomputed as at the last day of the most recently ended fiscal quarter of the U.S. Borrower and its Subsidiaries for which the financial statements and certificates required pursuant to Section 5.04 have been delivered.

“Pro Rata Extension Offers” shall have the meaning assigned to such term in Section 2.21(e).

“Pro Rata Share” shall have the meaning assigned to such term in Section 9.08(f).

“Projections” shall mean the projections and any forward-looking statements (including statements with respect to booked business) of the Borrowers and the Subsidiaries furnished to the Lenders or the Administrative ~~Agents~~Agent by or on behalf of the Borrowers or any of the Subsidiaries prior to the Closing Date.

“PTE” shall mean a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Lender” shall have the meaning assigned to such term in Section 9.17(b).

“Purchaser” shall have the meaning assigned to such term in the recitals hereto.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” shall have the meaning assigned to such term in Section 9.27.

“Qualified Equity Interests” shall mean any Equity Interest other than Disqualified Stock.

“Qualifying Lender” ~~means~~shall mean, in respect of interest payable by a German Loan Party, a Lender which is beneficially entitled to such payments to that Lender in respect of an advance under a Loan Document and is (i) lending through a Facility Office which qualifies as a permanent establishment of the Lender in Germany; (ii) resident for tax purposes in Germany; or (iii) a Treaty Lender.

“Rate” shall have the meaning assigned to such term in the definition of the term “Type.”

“Real Property” shall mean, collectively, all right, title and interest (including any leasehold estate) in and to (A) any and all parcels of or interests in real property owned in fee or leased by any Loan Party, whether by lease, license, or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto and (B) all improvements located therein and appurtenant fixtures and equipment incidental to the ownership, lease or operation thereof.

“Receivables Assets” shall mean accounts receivable (including any bills of exchange) and related assets and property from time to time originated, acquired or otherwise owned by ~~the~~any Borrower or any Subsidiary.

“Reference Period” shall have the meaning assigned to such term in the definition of the term “Pro Forma Basis.”

“Reference Time” with respect to any setting of the then-current Benchmark ~~means~~shall mean (1) if such Benchmark is the Term SOFR Rate, 5:00 a.m. (Chicago time) on the day that is two U.S. Government Securities Business Days preceding the date of such setting, (2) if such Benchmark is EURIBO Rate, 11:00 a.m. Brussels time two Target Days preceding the date of such setting, or (3) if such Benchmark is none of the Term SOFR Rate or the EURIBO Rate, the time determined by the ~~applicable~~ Administrative Agent in its reasonable discretion.

“Refinance” shall have the meaning assigned to such term in the definition of the term “Permitted Refinancing Indebtedness,” and “Refinanced” and “Refinancings” shall have a meaning correlative thereto.

“Refinancing Effective Date” shall have the meaning assigned to such term in Section 2.21(j).

“Refinancing Notes” shall mean any secured or unsecured notes or loans issued by the Borrowers or any Subsidiary Loan Party (whether under an indenture, a credit agreement or otherwise) and the Indebtedness represented thereby; provided~~,~~  that (a) 100% of the Net Proceeds of such Refinancing Notes are used to permanently reduce Loans and/or replace Commitments substantially simultaneously with the issuance thereof; (b) the principal amount (or accreted value, if applicable) of such Refinancing Notes does not exceed the principal amount (or accreted value, if applicable) of the aggregate portion of the Loans so reduced and/or Commitments so replaced (plus unpaid accrued interest and premium (including tender premiums) thereon and underwriting discounts, defeasance costs, fees, commissions and expenses); (c) the final maturity date of such Refinancing Notes is on or after the Term Facility Maturity Date or the Revolving Facility Maturity Date, as applicable, of the Term Loans so reduced or the Revolving Facility Commitments so replaced; (d) the Weighted Average Life to Maturity of such Refinancing Notes is greater than or equal to the remaining Weighted Average Life to Maturity of the Term Loans so reduced or the Revolving Facility Commitments so replaced, as applicable; (e) in the case of Refinancing Notes in the form of notes issued under an indenture, the terms thereof do not provide for any scheduled repayment, mandatory redemption or sinking fund obligations prior to the Term Facility Maturity Date of the Term Loans so reduced or the Revolving Facility Maturity Date of the Revolving Facility Commitments so replaced, as applicable (other than customary offers to repurchase or mandatory prepayment provisions upon a change of control, asset sale or event of loss and customary acceleration rights after an event of default); (f) the other terms of such Refinancing Notes (other than interest rates, fees, floors, funding discounts and redemption or prepayment premiums and other pricing terms), taken as a whole, are substantially similar to, or not materially less favorable to the Borrowers and its Subsidiaries than the terms, taken as a whole, applicable to the Term Loans or Revolving Facility Commitments being refinanced or replaced (except for covenants or other provisions applicable only to periods after the Latest Maturity Date in effect at the time such Refinancing Notes are issued or those that are otherwise reasonably acceptable to the ~~Term Loan~~ Administrative Agent), as determined by the Applicable Borrower in good faith (or, if more restrictive, the Loan Documents are amended to contain such more restrictive terms to the extent required to satisfy the foregoing standard); (g) there shall be no obligor in respect of such Refinancing Notes that is not a Loan Party; (h) Refinancing Notes that are secured by Collateral shall be subject to the provisions of a Permitted Pari Passu Intercreditor Agreement or a Permitted Junior Intercreditor Agreement, as applicable and (i) if such Refinancing Notes are secured, such Refinancing Notes shall not be secured by any assets of the Borrowers or their Subsidiaries other than assets constituting Collateral.

“Refinancing Term Loans” shall have the meaning assigned to such term in Section 2.21(j).

“Register” shall have the meaning assigned to such term in Section 9.04(b)(iv).

“Regulation T” shall mean Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation U” shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation X” shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Related Fund” shall mean, with respect to any Lender that is a fund that invests in bank or commercial loans and similar extensions of credit, any other fund that invests in bank or commercial loans and similar extensions of credit and is advised or managed by (a) such Lender, (b) an Affiliate of such Lender or (c) an entity (or an Affiliate of such entity) that administers, advises or manages such Lender.

“Related Parties” shall mean, with respect to any specified person, such person’s Controlled or Controlling Affiliates and the respective directors, officers, employees, agents, sub-agents, custodians, attorneys-in-fact, controlling persons, members or representatives of such person and such person’s Controlled or Controlling Affiliates.

“Release” shall mean any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, spraying, abandonment, dumping, disposing, throwing, placing, depositing, exhausting, dispersing, emanating or migrating in, into, onto or through the Environment.

“Relevant Governmental Body” shall mean (i) with respect to a Benchmark Replacement in respect of Loans denominated in Dollars, the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto, (ii) with respect to a Benchmark Replacement in respect of Loans denominated in Euros, the European Central Bank, or a committee officially endorsed or convened by the European Central Bank or, in each case, any successor thereto and (iii) with respect to a Benchmark Replacement in respect of Loans denominated in any other currency, (a) the central bank for the currency in which such Benchmark Replacement is denominated or any central bank or other supervisor which is responsible for supervising either (1) such Benchmark Replacement or (2) the administrator of such Benchmark Replacement or (b) any working group or committee officially endorsed or convened by (1) the central bank for the currency in which such Benchmark Replacement is denominated, (2) any central bank or other supervisor that is responsible for supervising either (A) such Benchmark Replacement or (B) the administrator of such Benchmark Replacement.

“Relevant Rate” ~~means~~shall mean (i) with respect to any Term Benchmark Borrowing denominated in Dollars, the Adjusted Term SOFR Rate or (ii) with respect to any Term Benchmark Borrowing denominated in Euros, the Adjusted EURIBO Rate.

“Relevant Screen Rate” ~~means~~shall mean (i) with respect to any Term Benchmark Borrowing denominated in Dollars, the Term SOFR Reference Rate or (ii) with respect to any Term Benchmark Borrowing denominated in Euros, the EURIBO Screen Rate.

“Replacement Revolving Facilities” shall have the meaning assigned to such term in Section 2.21(l).

“Replacement Revolving Facility Commitments” shall have the meaning assigned to such term in Section 2.21(l).

“Replacement Revolving Facility Effective Date” shall have the meaning assigned to such term in Section 2.21(l).

“Replacement Revolving Loans” shall have the meaning assigned to such term in Section 2.21(l).

“Reportable Event” shall mean any reportable event as defined in Section 4043(c) of ERISA or the regulations issued thereunder, other than those events as to which the 30-day notice period referred to in Section 4043(c) of ERISA has been waived, with respect to a Plan (other than a Plan maintained by an ERISA Affiliate that is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Code).

“Required FCTL Lenders” shall mean, at any time, Lenders under one or more of the Farm Credit Term Facilities having Farm Credit Term Loans outstanding, that, taken together, represent more than 50% of the Farm Credit Term Loans outstanding; provided that the Farm Credit Term Loans of any Defaulting Lender shall be disregarded in determining Required FCTL Lenders at any time.

“Required Lenders” shall mean, at any time, Lenders having (a) Loans (other than Swingline Loans) outstanding, (b) Revolving L/C Exposures, (c) Swingline Exposures and (d) Available Unused Commitments that, taken together, represent more than 50% of the sum of (w) all Loans (other than Swingline Loans) outstanding, (x) all Revolving L/C Exposures, (y) all Swingline Exposure and (z) the total Available Unused Commitments at such time; provided, that the Loans, Revolving L/C Exposures and Available Unused Commitment of any Defaulting Lender shall be disregarded in determining Required Lenders at any time; provided further, that for purposes of this definition, the outstanding principal amount of 2025 Euro TLA Loans as of any date of determination shall be determined using the Dollar Equivalent thereof.

“Required Percentage” shall mean, with respect to an Applicable Period, 50%; provided~~,~~  that (a) if the Net First Lien Leverage Ratio as at the end of the Applicable Period is less than or equal to the ratio that is 0.50 to 1.00 below the Closing Date Net First Lien Leverage Ratio but greater than the ratio that is 1.00 to 1.00 below the Closing Date Net First Lien Leverage Ratio, such percentage shall be 25% and (b) if the Net First Lien Leverage Ratio as at the end of the Applicable Period is less than or equal to the ratio that is 1.00 to 1.00 below the Closing Date Net First Lien Leverage Ratio, such percentage shall be 0%.

“Required Prepayment Lenders” shall mean, at any time, the holders of more than 50% of the aggregate unpaid principal amount of the Term Loans at such time (subject to the last paragraph of Section 9.08(b)).

“Required Revolving Facility Lenders” shall mean, at any time, Revolving Facility Lenders having (a) Revolving Facility Loans (other than Swingline Loans) outstanding, (b) Revolving L/C Exposures, (c) Swingline Exposures and (d) Available Unused Commitments that, taken together, represent more than 50% of the sum of (w) all Revolving Facility Loans (other than Swingline Loans) outstanding, (x) all Revolving L/C Exposures, (y) Swingline Exposures and (z) the total Available Unused Commitments at such time; provided~~,~~  that the Revolving Facility Loans, Revolving L/C Exposures, Swingline Exposures and Available Unused Commitment of any Defaulting Lender shall be disregarded in determining Required Revolving Facility Lenders at any time.

“Required TLA Facility Lenders” shall mean, at any time, Lenders under the 2025 Euro TLA Facility having 2025 Euro TLA Loans outstanding, that, taken together, represent more than 50% of the 2025 Euro TLA Loans outstanding; provided that the 2025 Euro TLA Loans of any Defaulting Lender shall be disregarded in determining Required TLA Facility Lenders at any time.

“Requirement of Law” shall mean, as to any person, any law, treaty, rule, regulation, statute, order, ordinance, decree, judgment, consent decree, writ, injunction, settlement agreement or governmental requirement enacted, promulgated or imposed or entered into or agreed by any Governmental Authority, in each case applicable to or binding upon such person or any of its property or assets or to which such person or any of its property or assets is subject.

“Resolution Authority” ~~means~~shall mean an EEA Resolution Authority or, with respect to any U.K. Financial Institution, a U.K. Resolution Authority.

“Responsible Officer” of any person shall mean any director, executive officer or Financial Officer of such person and any other officer or similar official thereof responsible for the administration of the obligations of such person in respect of this Agreement, or any other duly authorized employee or signatory of such person.

“Restricted Payments” shall have the meaning assigned to such term in Section 6.06. The amount of any Restricted Payment made other than in the form of cash or cash equivalents shall be the fair market value thereof (as determined by the Borrower Representative in good faith).

“Restricted Subsidiary” ~~means~~shall mean any Subsidiary of the U.S. Borrower that is not an Unrestricted Subsidiary.

“Revaluation Date” shall mean (a) with respect to any Alternate Currency Letter of Credit, each of the following: (i) each date of issuance, extension or renewal of an Alternate Currency Letter of Credit, (ii) each date of an amendment of any Alternate Currency Letter of Credit having the effect of increasing the amount thereof, (iii) each date of any payment by the applicable Issuing Bank under any Alternate Currency Letter of Credit~~,~~  and (iv) such additional dates as the Administrative Agent or the applicable Issuing Bank shall determine or the Required Lenders shall require, and (b) with respect to any Term Benchmark Loans denominated in Euros or any Alternate Currency Loans, as applicable, each of the following: (i) each date of a Borrowing of Term Benchmark Loans denominated in Euros or an Alternate Currency, as applicable, (ii) each date of a continuation of a Term Benchmark Loan denominated in Euros or an Alternate Currency pursuant to Section 2.07, as applicable~~,~~  and (iii) such additional dates as the Administrative Agent shall determine or the Majority Lenders under the Revolving Facility shall require.

~~“Revolver Administrative Agent” shall mean JPMorgan Chase Bank, N.A. (including its branches and affiliates), in its capacity as administrative agent in respect of the Revolving Facility for the Lenders hereunder, together with its successors and permitted assigns in such capacity.~~

~~“Revolver Agency Fee Letter” shall mean that certain Fee Letter, dated May 31, 2024, by and among Borrower and JPMorgan Chase Bank, N.A., as may be further amended, restated, supplemented or otherwise modified from time to time.~~

“Revolving Facility” shall mean the Revolving Facility Commitments of any Class and the extensions of credit made hereunder by the Revolving Facility Lenders of such Class and, for purposes of Section 9.08(b), shall refer to all such Revolving Facility Commitments as a single Class.

“Revolving Facility Borrowing” shall mean a Borrowing comprised of Revolving Facility Loans of the same Class.

“Revolving Facility Commitment” shall mean, with respect to each Revolving Facility Lender, the commitment of such Revolving Facility Lender to make Revolving Facility Loans pursuant to Section 2.01(c), expressed as an amount representing the maximum aggregate permitted amount of such Revolving Facility Lender’s Revolving Facility Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08, (b) reduced or increased from time to time pursuant to assignments by or to such Lender under Section 9.04, and (c) increased (or replaced) as provided under Section 2.21. The initial amount of each Lender’s Revolving Facility Commitment is set forth on Schedule 2.01 or in the Assignment and Acceptance or Incremental Assumption Agreement pursuant to which such Lender shall have assumed its Revolving Facility Commitment (or Incremental Revolving Facility Commitment), as applicable. On the Closing Date, there is only one Class of Revolving Facility Commitments. After the Closing Date, additional Classes of Revolving Facility Commitments may be added or created pursuant to Incremental Assumption Agreements. The aggregate principal amount of the Lenders’ Revolving Facility Commitments on the Closing Date is $750,000,000 (or the Dollar Equivalent, as applicable). On the Amendment No. 2 Effective Date, each Revolving Facility Lender’s Revolving Facility Commitment is set forth on Annex I to the Amendment No. 2.

“Revolving Facility Credit Exposure” shall mean, at any time with respect to any Class of Revolving Facility Commitments, the sum of (a) the aggregate principal amount of the Revolving Facility Loans of such Class outstanding at such time (calculated based on the Dollar Equivalent thereof), (b) the Swingline Exposure applicable to such Class at such time and (c) the Revolving L/C Exposure applicable to such Class at such time minus, for the purpose of Sections 6.11(a) and 7.03, the amount of Letters of Credit that have been Cash Collateralized in an amount equal to the Minimum L/C Collateral Amount at such time. The Revolving Facility Credit Exposure of any Revolving Facility Lender at any time shall be the product of (x) such Revolving Facility Lender’s Revolving Facility Percentage of the applicable Class and (y) the aggregate Revolving Facility Credit Exposure of such Class of all Revolving Facility Lenders, collectively, at such time.

“Revolving Facility Lender” shall mean a Lender (including an Incremental Revolving Facility Lender) with a Revolving Facility Commitment or with outstanding Revolving Facility Loans.

“Revolving Facility Loan” shall mean a Loan made by a Revolving Facility Lender pursuant to Section 2.01(c). Unless the context otherwise requires, the term “Revolving Facility Loans” shall include the Other Revolving Loans.

“Revolving Facility Maturity Date” shall mean, as the context may require, (a) with respect to the Revolving Facility in effect on the Amendment No. 2 Effective Date, July 3, 2029; provided that, if, on the date that is 91 days prior to the scheduled maturity date of (x) any outstanding Class of Term Loans (for purposes of this sub-clause (x), deeming outstanding 2021 Incremental Term Loans and outstanding 2022 Incremental Term Loans as a single class of Term Loans and deeming the earliest Term Facility Maturity Date of either such Term Loans as the “maturity date” of such single Class of Term Loans) or (y) any outstanding Senior Unsecured Notes (any such date (i.e., any such date that is 91 days prior to any such scheduled maturity date), a “Springing Maturity Date”), the aggregate outstanding principal amount of such Senior Unsecured Notes or any such Class of Term Loans (and not held by the Borrower or any Subsidiary) exceeds $400,000,000, then the Revolving Facility Maturity Date shall be the earlier of (A) July 3, 2029 and (B) the Springing Maturity Date, provided that the Springing Maturity Date shall not apply if either (i) on or prior to the applicable Springing Maturity Date, such Senior Unsecured Notes or such Class of Term Loans, as applicable, shall have been refinanced, replaced, converted, exchanged, amended or otherwise extended in full in a manner that results in an extension of the maturity date thereunder beyond the date that is 91 days following July 3, 2029, or (ii) Unrestricted Cash (which Unrestricted Cash, for the purposes of this definition, shall not include any proceeds of Revolving Facility Loans) on such applicable Springing Maturity Date equals or exceeds the aggregate outstanding principal amount of such Senior Unsecured Notes or Class of Term Loans less $400,000,000; and provided, further, that any amount of Unrestricted Cash previously used to satisfy the requirements of this clause (ii) to delay a Springing Maturity Date that would otherwise have been triggered by any series of Senior Unsecured Notes or Class of Term Loans may not be used to delay a Springing Maturity Date that would otherwise be triggered by any other series of Senior Unsecured Notes or other Class of Term Loans (i.e., no “double counting” of Unrestricted Cash to delay Springing Maturity Dates potentially triggered by more than one Class of Term Loans and/or more than one series of Senior Unsecured Notes) and (b) with respect to any other Classes of Revolving Facility Commitments, the maturity dates specified therefor in the applicable Incremental Assumption Agreement.

“Revolving Facility Percentage” shall mean, with respect to any Revolving Facility Lender of any Class, the percentage of the total Revolving Facility Commitments of such Class represented by such Lender’s Revolving Facility Commitment of such Class. If the Revolving Facility Commitments of such Class have terminated or expired, the Revolving Facility Percentages of such Class shall be determined based upon the Revolving Facility Commitments of such Class most recently in effect, giving effect to any assignments pursuant to Section 9.04.

“Revolving Facility Termination Event” shall have the meaning assigned to such term in Section 2.05(k).

“Revolving L/C Exposure” of any Class shall mean at any time the sum of (a) the aggregate undrawn amount of all Letters of Credit applicable to such Class outstanding at such time (calculated, in the case of Alternate Currency Letters of Credit, based on the Dollar Equivalent thereof) and (b) the aggregate principal amount of all L/C Disbursements applicable to such Class that have not yet been reimbursed at such time (calculated, in the case of Alternate Currency Letters of Credit, based on the Dollar Equivalent thereof). The Revolving L/C Exposure of any Class of any Revolving Facility Lender at any time shall mean its applicable Revolving Facility Percentage of the aggregate Revolving L/C Exposure applicable to such Class at such time. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the International Standby Practices, International Chamber of Commerce No. 590, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, that with respect to any Letter of Credit that, by its terms or the terms of any document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

“S&P” shall mean Standard & Poor’s Ratings Group, Inc. and its successors and assigns.

“Sale and Lease-Back Transaction” shall have the meaning assigned to such term in Section 6.03.

“Sanctioned Country” shall mean, at any time, a country, region or territory which is itself, or whose government is, the subject or target of any Sanctions broadly prohibiting dealings with such government, country, territory or region (at the time of the Closing Date, Cuba, Iran, North Korea, ~~Syria~~the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic and the Crimean region of the Ukraine).

“Sanctioned Person” shall mean, at any time, (a) any person that is target of any Sanctions or listed on any Sanctions related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, Office of Financial Sanctions Implementation, Canada including by Global Affairs Canada or by the United Nations Security Council, the European Union or relevant member states of the European Union, the United Kingdom, the Swiss Federal Council, Swiss State Secretariat for Economic Affairs (SECO) or Swiss Federal Department of Foreign Affairs (FDFA) (collectively “Sanctions Authority”), (b) any person ~~operating,~~ organized or resident in a Sanctioned Country or (c) any person owned or controlled by any such person or persons.

“Sanctions” shall mean economic or financial sanctions or trade embargoes or restrictive measures enacted, imposed, administered or enforced from time to time by any Sanctions Authority.

“Sanctions Authority” shall have the meaning assigned to such term in the definition of “Sanctioned Person.”

“SEC” shall mean the Securities and Exchange Commission or any successor thereto.

“Secured Cash Management Agreement” shall mean any Cash Management Agreement that is entered into by and between any Loan Party or any Subsidiary and any Cash Management Bank, or any Guarantee by any Loan Party or any Subsidiary of any Cash Management Agreement entered into by and between any Loan Party or any Subsidiary and any Cash Management Bank, in each case, as such agreement may be amended, restated, supplemented or otherwise modified from time to time, and in each case to the extent that such Cash Management Agreement or such Guarantee, as applicable, is not otherwise designated in writing by the Borrower Representative and such Cash Management Bank to the Administrative ~~Agents~~Agent to not be included as a Secured Cash Management Agreement.

“Secured Hedge Agreement” shall mean any Hedging Agreement that is entered into by and between any Loan Party or any Subsidiary and any Hedge Bank, or any Guarantee by any Loan Party of any Hedging Agreement entered into by and between any Subsidiary and any Hedge Bank, in each case, as such agreement may be amended, restated, supplemented or otherwise modified from time to time, and in each case to the extent that such Hedging Agreement or such Guarantee, as applicable, is not otherwise designated in writing by the Borrower Representative and such Hedge Bank to the Administrative ~~Agents~~Agent to not be included as a Secured Hedge Agreement. Notwithstanding the foregoing, for all purposes of the Loan Documents, any Guarantee of, or grant of any Lien to secure, any obligations in respect of a Secured Hedge Agreement by a Guarantor shall not include any Excluded Swap Obligations.

“Secured Parties” shall mean, collectively, ~~each~~the Administrative Agent, ~~the~~each Collateral Agent, each Lender, each Issuing Bank, each Hedge Bank that is party to any Secured Hedge Agreement, each Cash Management Bank that is party to any Secured Cash Management Agreement and each sub-agent appointed pursuant to Section 8.03 by ~~either~~the Administrative Agent with respect to matters relating to the Loan Documents or by ~~the~~any Collateral Agent with respect to matters relating to any Security Document.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Securitization Assets” shall mean any of the following assets (or interests therein) from time to time originated, acquired or otherwise owned by ~~the~~any Borrower or any Subsidiary or in which the Borrower or any Subsidiary has any rights or interests, in each case, without regard to where such assets or interests are located: (a) Receivables Assets, (b) any Equity Interests of any Special Purpose Securitization Subsidiary or any Subsidiary of a Special Purpose Securitization Subsidiary and any rights under any limited liability company agreement, trust agreement, shareholders agreement, organization or formation documents or other agreement entered into in furtherance of the organization of such entity, (c) any inventory or equipment, (d) contractual rights with unaffiliated third parties, website domains, and associated property and rights necessary for a Special Purpose Securitization Subsidiary to operate in accordance with its stated purposes and (e) other assets and property (or proceeds of such assets or property) to the extent customarily included in securitization transactions of the relevant type in the applicable jurisdictions (as determined by the Borrower Representative in good faith).

“Security Documents” shall mean collectively, each of the Australian Security Documents, the Canadian Security Documents, the German Security Documents, the Swiss Security Documents, the U.K. Security Documents, the Dutch Security Documents and the U.S. Security Documents and the security agreements, pledge agreements and other instruments and documents executed and delivered pursuant to any of the foregoing or pursuant to Section 4.02 or 5.10 hereof, the Mortgages granted by the Loan Parties party thereto, any intercreditor agreement entered into by the Administrative ~~Agents~~Agent or the applicable Collateral Agent or any subagent, as applicable, pursuant to this Agreement, and the Intellectual Property Security Agreements and each of the security agreements, pledge agreements and other instruments and documents executed and delivered pursuant to any of the foregoing or pursuant to Section 4.02 or 5.10.

“Security Jurisdiction” shall mean each of Australia, Canada, Germany, the Netherlands, Switzerland, the United Kingdom and the United States. To the extent required by the Agreed Guarantee and Security Principles, the province of Québec shall be deemed to be a separate Security Jurisdiction from the rest of Canada.

“Seller” shall have the meaning assigned to such term in the recitals hereto.

“Senior Indebtedness” shall have the meaning assigned to such term in Section 6.14.

“Senior Unsecured Note Documents” shall mean the Senior Unsecured Notes Indenture and the Senior Unsecured Notes, as each such document may be amended, restated, supplemented or otherwise modified from time to time.

“Senior Unsecured Notes” shall mean (i) $500,000,000 in aggregate principal amount of the U.S. Borrower’s 3.912% Senior Notes due 2021, (ii) $750,000,000 in aggregate principal amount of the U.S. Borrower’s 4.272% Senior Notes due 2023 and (iii) $750,000,000 in aggregate principal amount of the U.S. Borrower’s 4.900% Senior Notes due 2028, in each case issued pursuant to the Senior Unsecured Notes Indenture.

“Senior Unsecured Notes Indenture” shall mean the Indenture, dated as August 28, 2018, between the U.S. Borrower, as issuer, and Deutsche Bank Trust Company Americas, as indenture trustee, as supplemented by that First Supplemental Indenture, dated as of August 28, 2018, and as further amended, restated, supplemented or otherwise modified from time to time.

“Similar Business” shall mean any business, the majority of whose revenues are derived from (i) business or activities conducted by the U.S. Borrower and its Subsidiaries on the Closing Date, (ii) any business that is a natural outgrowth or reasonable extension, development or expansion of any such business or any business similar, reasonably related, incidental, complementary or ancillary to any of the foregoing or (iii) any business that in the ~~Borrower’s~~Borrower Representative’s good faith business judgment constitutes a reasonable diversification of businesses conducted by the U.S. Borrower and its Subsidiaries.

“SOFR” shall mean a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” shall mean the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” shall mean the Federal Reserve Bank of New York’s website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SOFR Determination Date” shall have the meaning specified in the definition of “Daily Simple SOFR”.

“SOFR Rate Day” shall have the meaning specified in the definition of “Daily Simple SOFR”.

“Special Flood Hazard Area” shall have the meaning assigned to such term in Section 5.02(c).

“Special Purpose Securitization Subsidiary” shall mean (i) a direct or indirect Subsidiary of the U.S. Borrower established in connection with a Permitted Securitization Financing for the acquisition or financing of Securitization Assets or interests therein and/or Equity Interests in other Special Purpose Securitization Subsidiaries, and which is organized in a manner (as determined by the Borrower Representative in good faith) intended to reduce the likelihood that it would be substantively consolidated with the U.S. Borrower or any of the Subsidiaries (other than Special Purpose Securitization Subsidiaries) in the event the U.S. Borrower or any such Subsidiary becomes subject to a proceeding under the U.S. Bankruptcy Code (or other Debtor Relief Law) and (ii) any subsidiary of a Special Purpose Securitization Subsidiary, in the case of each of clause (i) and (ii): (1) which engages in no activities other than in connection with the financing of Securitization Assets of the U.S. Borrower and its Subsidiaries and all proceeds thereof and all rights (contractual or other), collateral and other assets relating thereto, and any business or activities incidental or related to such business or (2) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (a) is guaranteed by the U.S. Borrower or any other Subsidiary of the U.S. Borrower (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (b) is recourse to or obligates the U.S. Borrower or any other Subsidiary of the U.S. Borrower in a way other than pursuant to Standard Securitization Undertakings, or (c) subjects any property or asset of the U.S. Borrower or any other Subsidiary of the U.S. Borrower, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings or Liens on Equity Interests permitted under Section 6.02(aa).

“Specified Asset Sale” shall mean the consummation of the transactions contemplated by that certain Asset Purchase Agreement, dated as of February 5, 2024, by and between the U.S. Borrower and Intervet International B.V..

“Specified Asset Sale Condition Satisfaction Date” shall mean the date on which the ~~Revolver~~ Administrative Agent shall have received an officer’s certificate executed by a Responsible Officer of the U.S. Borrower certifying that (i) the Specified Asset Sale has occurred and (ii) the U.S. Borrower shall have received not less than $750,000,000 in Net Proceeds resulting from the Specified Asset Sale and applied not less than $750,000,000 in accordance with Section 2.11(b) (it being understood that the U.S. Borrower shall not have the right to reinvest the proceeds of the Specified Asset Sale in the manner described in the first proviso to the definition of “Net Proceeds”).

“Specified L/C Sublimit” shall mean, with respect to any Issuing Bank, the amounts set forth beside such Issuing Bank’s name on Schedule 1.01(F) hereto or, in each case, such other amount as specified in the agreement pursuant to which such person becomes an Issuing Bank hereunder or, in each case, such larger amount not to exceed the Revolving Facility Commitment as the ~~Revolver~~ Administrative Agent and the applicable Issuing Bank may agree.

“Specified Net Total Leverage Ratio Satisfaction Date” shall mean the date on which the ~~Revolver~~ Administrative Agent shall have received an officer’s certificate executed by a Responsible Officer of the U.S. Borrower certifying that the Net Total Leverage Ratio is not greater than 5.00 to 1.00 on a Pro Forma Basis for the then most recently ended Test Period.

~~“Spot Rate” shall mean, with respect to any currency, the rate determined by the Revolver Administrative Agent or the applicable Issuing Bank, as applicable, to be the rate quoted by the person acting in such capacity as the spot rate for the purchase by such person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m., Local Time on the date two (2) Business Days prior to the date as of which the foreign exchange computation is made or if such rate cannot be computed as of such date such other date as the Revolver Administrative Agent or such Issuing Bank shall reasonably determine is appropriate under the circumstances; provided, that the Revolver Administrative Agent or such Issuing Bank may obtain such spot rate from another financial institution designated by the Revolver Administrative Agent or such Issuing Bank if the person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency.~~

“Standard Securitization Undertakings” shall mean representations, warranties, covenants, indemnities and guarantees of performance entered into by the Borrower or any Subsidiary of the U.S. Borrower which the Borrower Representative has determined in good faith to be customary in a Permitted Securitization Financing including, without limitation, those relating to the servicing of the assets of a Special Purpose Securitization Subsidiary.

“Standby Letters of Credit” shall have the meaning assigned to such term in Section 2.05(a).

“Stub Interest Period” shall have the meaning specified in the definition of “Interest Period”.

“Subagent” shall have the meaning assigned to such term in Section 8.03.

“subsidiary” shall mean, with respect to any person (herein referred to as the “parent”), any corporation, company, joint venture, partnership, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, directly or indirectly, owned, Controlled or held, (b) that is, at the time any determination is made, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent or (c) consolidated in the consolidated financial statements of the applicable person in accordance with GAAP.

“Subsidiary” shall mean, unless the context otherwise requires, a subsidiary of the U.S. Borrower. Notwithstanding the foregoing (and except for purposes of the definition of “Unrestricted Subsidiary” contained herein) an Unrestricted Subsidiary shall be deemed not to be a Subsidiary of the U.S. Borrower or any of its Subsidiaries for purposes of this Agreement. For the avoidance of doubt, each of the Co-Borrower and the Dutch Borrower is a Subsidiary.

“Subsidiary Guarantee Agreement” shall mean the ~~Subsidiary~~Amended and Restated Guarantee Agreement, dated as of the ~~Closing~~Amendment No. 3 Effective Date, by and among the Borrowers, each Subsidiary Loan Party, the Administrative Agent and the Collateral ~~Agent~~Agents, as may be amended, restated, supplemented or otherwise modified from time to time.

“Subsidiary Loan Party” shall mean (a) each Subsidiary that is a ~~Wholly-Owned~~Wholly Owned Subsidiary of Borrower (other than the Excluded Subsidiaries and the Subsidiaries set forth on Schedule 1.01(B)(i)) and (b) each other Subsidiary located in a Security Jurisdiction (or any other jurisdiction subject to the consent (which shall not be unreasonably withheld) of ~~each~~the Administrative Agent) that the Borrower elects, in its sole discretion and by notice to ~~each~~the Administrative Agent, to provide a Guarantee of the Obligations notwithstanding that such Guarantee is not required by Section 5.10), in each case until released from such Guarantee in accordance with the Loan Documents. For the avoidance of doubt, the Co-Borrower is a Subsidiary Loan Party. Notwithstanding any of the foregoing, no entities organized or incorporated under the laws of the Netherlands shall be required to be a Loan Party other than the Dutch Borrower. The Subsidiary Loan Parties on the Closing Date are set forth on Schedule 1.01(C).

“Subsidiary Redesignation” shall have the meaning provided in the definition of “Unrestricted Subsidiary” contained in this Section 1.01.

“Successor Borrower” shall have the meaning assigned to such term in Section 6.05(o).

“Supported QFC” shall have the meaning assigned to such term in Section 9.27.

“Swap Obligation” shall mean, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swingline Borrowing” shall mean a Borrowing comprised of Swingline Loans.

“Swingline Borrowing Request” shall mean a request by ~~the~~an Applicable Borrower in accordance with the terms of Section 2.03 and substantially in the form ~~of Exhibit D-2 or such other form as shall be~~ approved by the ~~Swingline Lender~~Administrative Agent and separately provided to the Applicable Borrower.

“Swingline Commitment” shall mean, with respect to each Swingline Lender, the commitment of such Swingline Lender to make Swingline Loans pursuant to Section 2.04. The aggregate amount of the Swingline Commitments on the Closing Date is $100,000,000. The Swingline Commitment is part of, and not in addition to, the Revolving Facility Commitments.

“Swingline Exposure” shall mean at any time the aggregate principal amount of all outstanding Swingline Borrowings at such time (calculated, in the case of Alternate Currency Loans, based on the Dollar Equivalent thereof). The Swingline Exposure of any Revolving Facility Lender at any time shall mean its applicable Revolving Facility Percentage of the aggregate Swingline Exposure at such time.

“Swingline Lender” shall mean (a) the ~~Revolver~~ Administrative Agent, in its capacity as a lender of Swingline Loans, and (b) each Revolving Facility Lender that shall have become a Swingline Lender hereunder as provided in Section 2.04(d), each in its capacity as a lender of Swingline Loans hereunder.

“Swingline Loans” shall mean the swingline loans made to the Applicable Borrower pursuant to Section 2.04.

“Swiss Federal Tax Administration” shall mean the tax authorities referred to in article 34 of the Swiss Withholding Tax Act.

“Swiss Loan Party” shall mean any Loan Party incorporated in Switzerland or having its registered office in Switzerland and/or qualifying as a Swiss resident pursuant to article 9 of the Swiss Withholding Tax Act.

“Swiss Security Documents” shall mean each agreement or instrument governed by the laws of Switzerland pursuant to or in connection with which any Loan Party grants a security interest in any Collateral for any of the Obligations, each as amended, restated, supplemented or otherwise modified from time to time.

“Swiss Tax Deduction” shall mean a deduction or withholding for or on account of Taxes from a payment under a Loan Document in connection with the Swiss Federal Withholding Tax.

“Swiss Withholding Tax” shall mean taxes imposed under the Swiss Withholding Tax Act.

“Swiss Withholding Tax Act” shall mean the Swiss Federal Act on the Withholding Tax of 13 October 1965 (Bundesgesetz über die Verrechnungssteuer), together with the related ordinances, regulations and guidelines, all as amended and applicable from time to time.

“T2” shall mean the real time gross settlement system operated by the Eurosystem, or any successor system.

“Target Day” shall mean any day on which ~~the Trans-European Automated Real-time Gross Settlement Express Transfer~~T2 (or, if such payment system ceases to be operative, such other payment system, if any, determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.

“Taxes” shall mean all present or future taxes, duties, levies, imposts, assessments, deductions, withholdings (including backup withholding) or other similar charges imposed by any Governmental Authority, whether computed on a separate, consolidated, unitary, combined or other basis and any interest, fines, penalties or additions to tax with respect to the foregoing.

“Term Benchmark Borrowing” shall mean a Borrowing comprised of Term Benchmark Loans.

“Term Benchmark Loan” shall mean any Term Benchmark Term Loan or Term Benchmark Revolving Loan.

“Term Benchmark Revolving Facility Borrowing” shall mean a Borrowing comprised of Term Benchmark Revolving Loans.

“Term Benchmark Revolving Loan” shall mean any Revolving Facility Loan bearing interest at a rate determined by reference to the Adjusted Term SOFR Rate or the Adjusted EURIBO Rate, as applicable, in accordance with the provisions of Article II.

“Term Benchmark Term Loan” shall mean any Term Loan bearing interest at a rate determined by reference to the Adjusted Term SOFR Rate or the Adjusted EURIBO Rate, as applicable, in accordance with the provisions of Article II. For the avoidance of doubt, as described in Section 1.18, the 2021 Incremental Term Loans, the 2022 Incremental Term Loans ~~and~~, the 2022 Incremental Term A-2 Loans and the 2024 Incremental Term Loans are not Term Benchmark Term Loans hereunder, except to the extent otherwise expressly provided in the applicable Incremental Assumption Agreement related thereto.

“Term Borrowing” shall mean any Borrowing comprised of Term Loans.

“Term Facility” shall mean the Term Loan Commitments, the Term Loans made hereunder ~~and/or~~, any or all of the Incremental Term Facilities and/or the 2025 Term Facilities.

“Term Facility Maturity Date” shall mean, as the context may require, (a) with respect to the Initial Term Loans, August 1, 2027 ~~and~~, (b) with respect to the 2025 Refinancing TLB Loans, October 31, 2032, (c) with respect to the 2025 Euro TLA Loans, April 30, 2029, (d) with respect to the 2025 Farm Credit Term Loans, October 31, 2032 and (e) with respect to any other Class of Term Loans, the maturity dates specified therefor in the applicable Incremental Assumption Agreement.

“Term Loan Commitment” shall mean, (i) with respect to each Initial Term Lender, the commitment of such Lender to make Initial Term Loans hereunder as of the Closing Date, (ii) with respect to each 2025 Refinancing TLB Lender, the commitment of such Lender to make 2025 Refinancing TLB Loans hereunder as of the Amendment No. 3 Effective Date, (iii) with respect to each 2025 Euro TLA Lender, the commitment of such Lender to make 2025 Euro TLA Loans hereunder as of the Amendment No. 3 Effective Date and (iv) with respect to each 2025 Farm Credit Term Lender, the commitment of such Lender to make 2025 Farm Credit Term Loans hereunder as of the Amendment No. 3 Effective Date. The amount of each Initial Term Lender’s Term Loan Commitment as of the Closing Date is set forth on Schedule 2.01. The amount of each 2025 Refinancing TLB Lender’s Term Loan Commitment as of the Amendment No. 3 Effective Date is set forth on Annex I-A and Annex I-B to Amendment No. 3. The amount of each 2025 Euro TLA Lender’s Term Loan Commitment as of the Amendment No. 3 Effective Date is set forth on Annex I-C to Amendment No. 3. The amount of each 2025 Farm Credit Term Lender’s Term Loan Commitment as of the Amendment No. 3 Effective Date is set forth on Annex I-D to Amendment No. 3. The aggregate principal amount of the Initial Term Lenders’ Term Loan Commitments as of the Closing Date ~~is~~was $4,275,000,000. The aggregate principal amount of the 2025 Refinancing TLB Lenders’ Term Loan Commitments as of the Amendment No. 3 Effective Date is $1,100,000,000. The aggregate principal amount of the 2025 Euro TLA Lenders’ Term Loan Commitments as of the Amendment No. 3 Effective Date is €400,000,000. The aggregate principal amount of the 2025 Farm Credit Term Lenders’ Term Loan Commitments as of the Amendment No. 3 Effective Date is $540,000,000.

“Term Loan Installment Date” shall have the meaning assigned to such term in Section 2.10(a)(i).

“Term Loans” shall mean, collectively, (a) the Initial Term Loans made by the Lenders to the ~~Borrowers~~Applicable Borrower on the Closing Date pursuant to Section 2.01(a) ~~and~~, (b) the 2025 Refinancing TLB Loans made by the Lenders to the Applicable Borrower on the Amendment No. 3 Effective Date pursuant to Section 2.01(a), (c) the 2025 Euro TLA Loans made by the Lenders to the Applicable Borrower on the Amendment No. 3 Effective Date pursuant to Section 2.01(a), (d) the 2025 Farm Credit Term Loans made by the Lenders to the Applicable Borrower on the Amendment No. 3 Effective Date pursuant to Section 2.01(a) and (e) any Incremental Term Loans in the form of Term Loans, including loans denominated in Dollars, Euros or any Alternate Currencies, made by the Incremental Term Lenders to a Borrower pursuant to Section 2.01(d).

“Term Lender” shall mean a Lender with either a Term Loan Commitment or an outstanding Term Loan.

~~“Term Loan Administrative Agent” shall mean Goldman Sachs Bank USA, in its capacity as administrative agent in respect of the Term Facility for the Lenders hereunder, together with its successors and permitted assigns in such capacity.~~

“Term SOFR Determination Day” has the meaning assigned to it under the definition of Term SOFR Reference Rate.

“Term SOFR Rate” shall mean, with respect to any Term Benchmark Borrowing denominated in Dollars and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator.

“Term SOFR Reference Rate” shall mean, for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term Benchmark Borrowing denominated in Dollars and for any tenor comparable to the applicable Interest Period, the rate per annum published by the CME Term SOFR Administrator and identified by the ~~applicable~~ Administrative Agent with respect to such Borrowing as the forward-looking term rate based on SOFR. If by 5:00 pm (New York City time) on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Rate has not occurred, then, so long as such day is otherwise a U.S. Government Securities Business Day, the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding U.S. Government Securities Business Day is not more than five (5) U.S. Government Securities Business Days prior to such Term SOFR Determination Day.

“Term Yield Differential” shall have the meaning assigned to such term in Section 2.21(b)(vii).

“Termination Date” shall mean the date on which (a) all Commitments shall have been terminated, (b) the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document and all other Loan Obligations shall have been paid in full (other than in respect of contingent indemnification and expense reimbursement claims not then due) and (c) all Letters of Credit (other than those that have been Cash Collateralized) have been cancelled or have expired and all amounts drawn or paid thereunder have been reimbursed in full.

“Test Period” shall mean, on any date of determination, the period of four consecutive fiscal quarters of the U.S. Borrower then most recently ended (taken as one accounting period) for which internal financial statements are available; provided that prior to the first date financial statements have been delivered pursuant to Section 5.04(a) or 5.04(b), the Test Period in effect shall be the four fiscal quarter period ended June 30, 2020.

“TFA” shall mean an agreement which includes (i) reasonably appropriate arrangements for the funding of group liabilities by the head company of the consolidated group of which an Australian Loan Party is a member, having regard to the stand-alone tax position of each member of the consolidated group and (ii) an undertaking from the head company to compensate each other member of the consolidated group adequately for loss of tax attributes (including tax losses and tax offsets) as a result of being a member of the consolidated group. “Consolidated group” includes a “MEC group”, and “consolidated group”, “group liability”, “head company”, “MEC group” and “member” shall be interpreted in the same way as those terms are when used in Part 3-90 of the Australian Tax Act.

“Third Party Funds” shall mean (i) any segregated accounts or funds, or any portion thereof, received by the U.S. Borrower or any of its Subsidiaries as agent on behalf of third parties in accordance with a written agreement that imposes a duty upon Borrower or one or more of its Subsidiaries to collect and remit those funds to such third parties, (ii) any segregated restricted cash account and escrow account held exclusively for the benefit of third parties (other than a Loan Party or a Subsidiary), (iii) any segregated fiduciary or trust account held exclusively for the benefit of third parties (other than a Loan Party or a Subsidiary), and, in each case of the clauses (i) through (iii), the funds or other property held in or maintained in any such account.

“Trade Letters of Credit” shall have the meaning assigned to such term in Section 2.05(a).

“Transactions” shall mean, collectively, the transactions to occur pursuant to and in relation with the Transaction Documents, including (a) the consummation of the Acquisition and other transactions contemplated in the Acquisition Agreement; (b) the execution, delivery and performance of the Loan Documents, the creation of the Liens pursuant to the Security Documents, and the initial borrowings hereunder and the use of proceeds thereof; (c) any corporate restructuring in connection with the Acquisition; (d) the repayment in full of, and the termination of all obligations and commitments under, and liens with respect to, the Existing Revolving Credit Agreement and the Existing Term Credit Agreement; and (e) the payment of all fees and expenses to be paid and owing in connection with the foregoing.

“Transaction Documents” shall mean the Acquisition Agreement and each other Acquisition Document, this Agreement and the other Loan Documents.

“Transaction Expenses” shall mean any fees or expenses incurred or paid by the Borrowers or any of its Subsidiaries or any of their Affiliates in connection with (i) the Transactions and the Transaction Documents and (ii) the transactions contemplated hereby and thereby.

“Treaty” ~~means~~shall mean a double taxation agreement.

“Treaty Lender” ~~means~~shall mean a Lender which (i) is treated as a resident of a Treaty State for the purposes of the Treaty (ii) fulfills any other conditions (including, but not limited to, the requirements of limitations on benefits-clauses) which must be fulfilled under the Treaty by residents of the Treaty State for such residents to be entitled to the Treaty benefits in Germany (subject to the completion of any necessary procedural formalities); and (iii) does not carry on a business in Germany through a permanent establishment or a permanent representative with which that Lender’s participation in the Loan is effectively connected.

“Treaty State” ~~means~~shall mean a jurisdiction having a Treaty with Germany which makes provision for full exemption for Taxes imposed by Germany on interest.

“TSA” shall mean an agreement which takes effect as a tax sharing agreement under section 721-25 of the Australian Tax Act and complies with the Australian Tax Act and any law, official directive, request, guideline or policy (whether or not having the force of law) in relation to tax sharing agreements issued in connection with the Australian Tax Act.

“Type” shall mean, when used in respect of any Loan or Borrowing, the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, the term “Rate” shall include the Adjusted Term SOFR Rate, the Adjusted EURIBO Rate and the ABR.

“U.K. Financial Institution” ~~means~~shall mean any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“U.K. Resolution Authority” ~~means~~shall mean the Bank of England or any other public administrative authority having responsibility for the resolution of any U.K. Financial Institution.

“U.K. Security Documents” shall mean each agreement or instrument governed by the laws of England and Wales pursuant to or in connection with which any Loan Party grants a security interest in any Collateral for any of the Obligations, each as amended, restated, supplemented or otherwise modified from time to time.

“Unadjusted Benchmark Replacement” shall mean the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

“Unfunded Pension Liability” shall mean, as of the most recent valuation date for the applicable Plan, the excess of (1) the Plan’s actuarial present value (determined on the basis of reasonable assumptions employed by the independent actuary for such Plan for purposes of Section 412 of the Code or Section 302 of ERISA) of its benefit liabilities (as defined in Section 4001(a)(16) of ERISA) over (2) the fair market value of the assets of such Plan.

“Uniform Commercial Code” shall mean the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code (or similar code or statute) of another jurisdiction in the United States of America, to the extent it may be required to apply to any item or items of Collateral.

“Unreimbursed Amount” shall have the meaning assigned to such term in Section 2.05(e).

“Unrestricted Cash” shall mean cash or cash equivalents of the U.S. Borrower or any of its Subsidiaries that would not appear as “restricted” or “customer deposits” on a consolidated balance sheet of the U.S. Borrower or any of its Subsidiaries.

“Unrestricted Subsidiary” shall mean (1) any ~~Subsidiary~~subsidiary of the Borrower identified on Schedule 1.01(D), (2) any other ~~Subsidiary~~subsidiary of the U.S. Borrower, whether now owned or acquired or created after the Closing Date, that is designated by the Borrower Representative as an Unrestricted Subsidiary hereunder by written notice to the Administrative ~~Agents~~Agent and the applicable Collateral Agent; provided~~,~~  that the Borrower Representative shall only be permitted to so designate a new Unrestricted Subsidiary after the Closing Date so long as (a) no Default or Event of Default has occurred and is continuing or would result therefrom, (b) such Unrestricted Subsidiary shall be capitalized (to the extent capitalized by the Borrowers or any of their Subsidiaries) through Investments as permitted by, and in compliance with, Section 6.04, and any prior or concurrent Investments in such Subsidiary by the Borrowers or any of their Subsidiaries shall be deemed to have been made under Section 6.04, and (c) without duplication of clause (b), any net assets owned by such Unrestricted Subsidiary at the time of the initial designation thereof shall be treated as Investments pursuant to Section 6.04 and (d) immediately after giving effect to such designation, the ~~Borrower~~Borrowers shall be permitted to incur $1.00 of additional Indebtedness under Section 6.01(s)(i); and (3) any subsidiary of an Unrestricted Subsidiary. The Borrower Representative may designate any Unrestricted Subsidiary to be a Subsidiary for purposes of this Agreement (each, a “Subsidiary Redesignation”); provided~~,~~  that (i) no Event of Default shall have occurred and be continuing, (ii) immediately after giving effect to such redesignation, the ~~Borrower~~Borrowers shall be permitted to incur $1.00 of additional Indebtedness under Section 6.01(s)(i) and (iii) the Borrower Representative shall have delivered to the Administrative ~~Agents~~Agent and the applicable Collateral Agent an officer’s certificate executed by a Responsible Officer of the U.S. Borrower, certifying to the best of such officer’s knowledge~~,~~ and compliance with the requirements of preceding clause (i).

“U.S. Bankruptcy Code” shall mean Title 11 of the United States Code, as amended.

“U.S. Borrower” has the meaning assigned to such term in the preamble of this Agreement.

“U.S. Collateral Agreement” shall mean the U.S. Collateral Agreement, dated as of the Closing Date, between the U.S. Borrower, the Co-Borrower and the N.A. Collateral Agent, as amended, restated, supplemented or otherwise modified from time to time.

“U.S. Government Securities Business Day” ~~means~~shall mean any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Lender” shall mean any Lender other than a Foreign Lender.

“U.S. Loan Party” shall mean the U.S. Borrower, the Co-Borrower and each Subsidiary Loan Party incorporated or organized under the laws of the United States of America, any state thereof or the District of Columbia.

“U.S. Person” shall mean (i) for purposes of Sections 3.27 and 6.14 hereof, any United States citizen, lawful permanent resident, entity organized under the laws of the United States or any jurisdiction within the United States, including any foreign branch of any such entity, or any person in the United States and (ii) for all other purposes, a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“U.S. Security Documents” shall mean the U.S. Collateral Agreement, each Intellectual Property Security Agreement applicable to United States Federal Intellectual Property registrations or applications, any Mortgage and each agreement or instrument governed by the laws of any state of the United States pursuant to or in connection with which a Loan Party grants a security interest in any Collateral for any of the Obligations, each as amended, restated, supplemented or otherwise modified from time to time.

“U.S. Special Resolution Regimes” shall have the meaning assigned to such term in Section 9.27.

“U.S. Tax Compliance Certificate” shall have the meaning assigned to such term in Section 2.17(d)(ii)(C).

“USA PATRIOT Act” shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107 56 (signed into law October 26, 2001)).

“VAT” means value added tax imposed in any member state of the European Union pursuant to EC Council Directive 2006/112 on the common system of value added tax and national legislation implementing that Directive or any predecessor to it or supplemental to that Directive and any other sales or turnover tax of a similar nature imposed in any country that is not a member of the European Union together with all penalties or interest thereon or any tax of a similar nature which may be substituted for or levied in addition to it.

“Voting Participant” shall have the meaning assigned to such term in Section 9.04(d)(iv).

“Voting Participant Notice” shall have the meaning assigned to such term in Section 9.04(d)(iv).

“Voting Stock” shall mean, with respect to any person, such person’s Equity Interests having the right to vote for the election of directors of such person under ordinary circumstances.

“Weighted Average Life to Maturity” shall mean, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.

“Wholly Owned Subsidiary” of any person shall mean a subsidiary of such person, all of the Equity Interests of which (other than directors’ qualifying shares or nominee or other similar shares required pursuant to applicable law) are owned by such person or another Wholly Owned Subsidiary of such person. Unless the context otherwise requires, “Wholly Owned Subsidiary” shall mean a Subsidiary of the U.S. Borrower that is a Wholly Owned Subsidiary of the U.S. Borrower.

“Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Working Capital” shall mean, with respect to the U.S. Borrower and the Subsidiaries on a consolidated basis at any date of determination, Current Assets at such date of determination minus Current Liabilities at such date of determination; provided~~,~~  that, for purposes of calculating Excess Cash Flow, increases or decreases in Working Capital shall be calculated without regard to any changes in Current Assets or Current Liabilities as a result of (a) any reclassification in accordance with GAAP of assets or liabilities, as applicable, between current and noncurrent or (b) the effects of purchase accounting.

“Write-Down and Conversion Powers” shall mean, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any U.K. Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 1.02        Terms Generally. The definitions set forth or referred to in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. References to any matter being “permitted” under the Loan Documents shall include references to such matters not being prohibited or otherwise approved under the Loan Documents. Except as otherwise expressly provided herein, any reference in this Agreement to any Loan Document shall mean such document as amended, restated, supplemented or otherwise modified from time to time. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided~~,~~  that, if the Borrower Representative notifies the Administrative ~~Agents~~Agent that the Borrower Representative requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative ~~Agents~~Agent notify the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding any changes in GAAP after the Closing Date, any lease of the Borrowers or the Subsidiaries, or of a special purpose or other entity not consolidated with the U.S. Borrower and its Subsidiaries at the time of its incurrence of such lease, that would be characterized as an operating lease under GAAP in effect on the Closing Date (whether such lease is entered into before or after the Closing Date) shall not constitute Indebtedness or a Capitalized Lease Obligation of the Borrowers or any Subsidiary under this Agreement or any other Loan Document as a result of such changes in GAAP. A reference to a statute includes all regulations made pursuant to such statute. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws) (each, a “Division”), if (a) any asset, right, obligation or liability of any person becomes the asset, right obligation or liability of a different person, then it shall be deemed to have been Disposed from the original person to the subsequent person and (b) any new person comes into existence, such new person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

Section 1.03         Effectuation of Transactions. Each of the representations and warranties of the Borrowers contained in this Agreement (and all corresponding definitions) are made after giving effect to the Transactions as shall have taken place on or prior to the date of determination, unless the context otherwise requires.

Section 1.04         Exchange Rates; Currency Equivalents. (a) The ~~applicable~~ Administrative Agent or the Issuing Bank, as applicable, shall determine the ~~Spot Rate~~Dollar Equivalent amounts as of each Revaluation Date to be used for calculating Dollar Equivalent amounts of Alternate Currency Letters of Credit, Alternate Currency Loans and Term Benchmark Loans denominated in Euros. Such ~~Spot Rate~~Dollar Equivalent amount shall become effective as of such Revaluation Date and shall be the ~~Spot Rate~~Dollar Equivalent of such amounts employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur. For purposes of determining compliance as of any date with Section 6.01 or Section 6.02 (other than for purposes of calculating financial ratios), amounts denominated in any currency other than Dollars shall be calculated as permitted by the third to last paragraph of Section 6.01. For purposes of determining compliance as of any date with any other Section in Article VI (other than for purposes of calculating financial ratios), amounts incurred, invested, loaned, advanced, acquired, Disposed of, sold, declared, paid, distributed or otherwise made or outstanding in any currency other than Dollars shall be calculated based on customary exchange rates in effect on the date of incurrence, Investment, loan, advance, acquisition, Disposition, sale, declaration, payment, distribution or other similar action was taken (or committed, at the option of the Borrower) as determined in good faith by the Borrower Representative. Except for purposes of financial statements delivered by Loan Parties hereunder or calculating financial ratios hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount as determined by the ~~applicable~~ Administrative Agent in accordance with this Agreement. If any limitation, threshold, ratio or basket is exceeded solely as a result of changes in currency exchange rates after the last time it was utilized, such limitation, threshold, ratio or basket will not be deemed to have been exceeded solely as a result of such fluctuations in currency exchange rates.

No Default or Event of Default shall arise as a result of any limitation, threshold, ratio or basket set forth in Dollars in Article VI or clause (f) or (j) of Section 7.01 being exceeded solely as a result of changes in currency exchange rates from those rates applicable on the first day of the fiscal quarter in which such determination occurs or in respect of which such determination is being made. No Default or Event of Default shall arise as a result of the threshold set forth in Dollars in the definition of Material Indebtedness being exceeded solely as a result of changes in currency exchange rates from those rates applicable on the first day of the fiscal quarter in which such determination occurs or in respect of which such determination is being made.

(b)            Wherever in this Agreement in connection with a Borrowing, conversion, continuation or prepayment of a Term Benchmark Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, Euros or an Alternate Currency, but such Borrowing, Term Benchmark Loan or Letter of Credit is denominated in another currency, such amount shall be the Dollar Equivalent or Alternate Currency Equivalent of such Dollar amount (rounded to the nearest unit of such Alternate Currency, with 0.5 of a unit being rounded upward), as determined by the ~~applicable~~ Administrative Agent or the applicable Issuing Bank, as applicable.

Section 1.05         Additional Alternate Currencies for Loans.

(a)            The Applicable Borrowers may from time to time request that Revolving Facility Loans be made and/or Letters of Credit be issued in a currency other than Dollars or Euros; provided that such requested currency is a lawful currency (other than Dollars and Euro) that is readily available and freely transferable and convertible into Dollars. In the case of any such request with respect to the making of Revolving Facility Loans, such request shall be subject to the approval of the ~~Revolver~~ Administrative Agent; and in the case of any such request with respect to the issuance of Letters of Credit, such request shall be subject to the reasonable approval of the ~~Revolver~~ Administrative Agent and the Issuing Bank.

(b)            Any such request shall be made to the ~~Revolver~~ Administrative Agent not later than 11:00 a.m., Local Time, five (5) Business Days prior to the date of the desired Credit Event (or such other time or date as may be agreed by the ~~Revolver~~ Administrative Agent and, in the case of any such request pertaining to Letters of Credit, the Issuing Bank, in its or their sole discretion). In the case of any such request pertaining to Revolving Facility Loans, the ~~Revolver~~ Administrative Agent shall promptly notify each Revolving Facility Lender thereof, and, in the case of any such request pertaining to Letters of Credit, the ~~Revolver~~ Administrative Agent shall promptly notify the Issuing Bank thereof. Each Revolving Facility Lender (in the case of any such request pertaining to Revolving Facility Loans) or the Issuing Bank (in the case of a request pertaining to Letters of Credit) shall notify the ~~Revolver~~ Administrative Agent, not later than 11:00 a.m., Local Time, four (4) Business Days after receipt of such request whether it consents, in its sole discretion, to the making of Revolving Facility Loans or the issuance of Letters of Credit, as the case may be, in such requested currency.

(c)            Any failure by a Revolving Facility Lender or the Issuing Bank, as the case may be, to respond to such request within the time period specified in the preceding sentence shall be deemed to be a refusal by such Revolving Facility Lender or the Issuing Bank, as the case may be, to permit Revolving Facility Loans to be made or Letters of Credit to be issued in such requested currency. If the ~~Revolver~~ Administrative Agent and all the Revolving Facility Lenders consent to making Revolving Facility Loans in such requested currency, the ~~Revolver~~ Administrative Agent shall so notify the ~~applicable~~Applicable Borrower and such currency shall thereupon be deemed for all purposes to be an Alternate Currency hereunder for purposes of any Borrowings of Revolving Facility Loans; and if the ~~Revolver~~ Administrative Agent and the Issuing Bank consent to the issuance of Letters of Credit in such requested currency, the Administrative Agent shall so notify the ~~applicable~~Applicable Borrower and such currency shall thereupon be deemed for all purposes to be an Alternate Currency hereunder for purposes of any Letter of Credit issuances. If the ~~Revolver~~ Administrative Agent shall fail to obtain consent to any request for an additional currency under this Section 1.05, the ~~Revolver~~ Administrative Agent shall promptly so notify the ~~applicable~~Applicable Borrower.

Section 1.06          Change of Currency.

(a)           Each obligation of the Applicable Borrowers to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the Closing Date shall be redenominated into Euro at the time of such adoption (in accordance with the EMU Legislation). If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the applicable interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided that if any Borrowing in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Borrowing, at the end of the then current Interest Period.

(b)           Each provision of this Agreement shall be subject to such reasonable changes of construction as the ~~applicable~~ Administrative Agent may from time to time specify to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro.

(c)           Each provision of this Agreement also shall be subject to such reasonable changes of construction as the ~~applicable~~ Administrative Agent may from time to time specify to be appropriate to reflect a change in currency of any other country and any relevant market conventions or practices relating to the change in currency.

Section 1.07          Timing of Payment or Performance. Except as otherwise expressly provided herein, when the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment or performance shall extend to the immediately succeeding Business Day.

Section 1.08          Times of Day. Unless otherwise specified herein, all references herein to times of day shall be references to New York City time (daylight or standard, as applicable); provided that, solely with respect to the Closing Date and the first Credit Event, all references to times of day shall be references to Central European Time.

Section 1.09          Election Date. In connection with any commitment, definitive agreement or similar event relating to an Investment or Disposition, the Borrower or applicable Subsidiary may designate such Investment or Disposition as having occurred on the date of the commitment, definitive agreement or similar event relating thereto (such date, the “Election Date”) if, after giving pro forma effect to such Investment or Disposition and all related transactions in connection therewith and any related pro forma adjustments, the Borrowers or any of their Subsidiaries would have been permitted to make such Investment or Disposition on the relevant Election Date in compliance with this Agreement, and any related subsequent actual making of such Investment or Disposition will be deemed for all purposes under this Agreement to have been made on such Election Date, including, without limitation, for purposes of calculating any ratio, compliance with any test, usage of any baskets hereunder (if applicable) and EBITDA and for purposes of determining whether there exists any Default or Event of Default (and all such calculations on and after such Election Date until the termination, expiration, passing, rescission, retraction or rescindment of such commitment, definitive agreement or similar event shall be made on a Pro Forma Basis giving effect thereto and all related transactions in connection therewith).

Section 1.10          Administrative ~~Agents~~Agent. Each Lender, Agent, Issuing Bank and any other party hereto agree that (i) the ~~Term Loan~~ Administrative Agent shall be the Administrative Agent with respect to the Term Loans and the Term Lenders and shall exercise such duties, rights and responsibilities set forth herein applicable to the Term Loans and the Term Lenders and (ii) the ~~Revolver~~ Administrative Agent shall be the Administrative Agent with respect to the Revolving Facility Loans, Revolving Facility Commitments, Revolving Facility Lenders, Swingline Loans, Swingline Lenders, Letters of Credit, L/C Disbursements and Issuing Banks and shall exercise such duties, rights and responsibilities set forth herein applicable to the Revolving Facility Loans, Revolving Facility Commitments, Revolving Facility Lenders, Swingline Loans, Swingline Lenders, Letters of Credit, L/C Disbursements and Issuing Banks. References to “applicable” Administrative Agent shall mean, when referring to a Term Loan or a Term Lender, the ~~Term Loan~~ Administrative Agent and, when referring to the Revolving Facility Loans, Revolving Facility Commitments, Revolving Facility Lenders, Swingline Loans, Swingline Lenders, Letters of Credit, L/C Disbursements or Issuing Banks, the ~~Revolver~~ Administrative Agent; provided that in any place in this Agreement or any other Loan Document where a reference to the “applicable” Administrative Agent refers to one or more matters concerning both (a) the Term Loans and/or the Term Lenders and (b) the Revolving Facility Loans, Revolving Facility Commitments, Revolving Facility Lenders, Swingline Loans, Swingline Lenders, Letters of Credit, L/C Disbursements and Issuing Banks, the ~~Term Loan~~ Administrative Agent shall be deemed to be the “applicable” Administrative Agent responsible for exercising the duties, rights and responsibilities ascribed thereto.

Section 1.11          Australian Terms.

(a) In this Agreement, where it refers to an Australian Loan Party, a reference to (i) a security interest includes an Australian PPS Security Interest; and (ii) a receiver includes a controller having the meaning given in section 9 of the Australian Corporations Act.

(b) The parties agree that the Banking Code of Practice published by the Australian Bankers’ Association (as amended, revised or amended and restated from time to time) does not apply to the Loan Documents and the transactions under them.

Section 1.12          Canadian Province of Québec Terms. For ~~the~~ purposes of any assets, liabilities or entities located in the Province of Québec ~~or to which the laws of the Province of Québec apply~~, Canada and for all other purposes pursuant to which the interpretation or construction of this Agreement may be subject to the laws of the Province of Québec, Canada or a court or tribunal exercising jurisdiction in the Province of Québec, Canada (i) “personal property” shall be deemed to include “movable property~~,~~”, (ii) “real property” shall be deemed to include “immovable property~~,~~”, (iii) “tangible property” shall be deemed to include “corporeal property~~,~~”, (iv) “intangible property” shall be deemed to include “incorporeal property~~,~~”, (v) “security interest~~,~~”, “mortgage” and “lien” shall be deemed to include a “hypothec~~,~~”, “prior claim~~,~~”, “reservation of ownership” and a “resolutory clause~~,~~”, (vi) all references to filing, registering or recording under the UCC or the PPSA shall be deemed to include publication under the Civil Code of Québec, (vii) all references to “perfection” of or “perfected” liens or security interest shall be deemed to include a reference to an “opposable” or “set up” hypothec or other security as against third ~~persons~~parties, (viii) any “right of offset~~,~~”, “right of setoff” or similar expression shall be deemed to include a “right of compensation~~,~~”, (ix) ~~”~~“goods” shall be deemed to include “corporeal movable property” other than chattel paper, documents of title, instruments, money and securities, (x) an “agent” shall be deemed to include a “mandatary~~,” (xi) ”~~” and, as applicable, a “hypothecary representative” (xi) “construction liens” shall be deemed to include “legal hypothecs in ~~favor~~favour of persons having taken part in the construction or renovation of an immovable”; (xii) “joint and several” shall be deemed to include “solidary”; (xiii) “gross negligence or willful misconduct” shall be deemed to be “intentional or gross fault”; (xiv) “beneficial ownership” shall be deemed to include “ownership”; (xv) ~~”~~“legal title” shall be deemed to include “holding title on behalf of an owner as mandatary or ~~prête-nom~~prête nom”; (xvi) “easement” shall be deemed to include “servitude”; (xvii) “priority” shall be deemed to include “rank” or “prior claim~~,~~”, as applicable; (xviii) “survey” shall be deemed to include “certificate of location and plan”; (xix) “~~state” shall be deemed to include “province”; (xx) “~~fee simple title” shall be deemed to include “ownership” (including ownership under a right of superficies); (~~xxi~~xx) “ground lease” shall be deemed to include “emphyteusis” or a “lease with a right of superficies~~,~~”, as applicable; (~~xxii~~xxi) ~~”~~“leasehold interest” ~~or “leasehold estate” as a property right has no equivalent under the laws of the Province of Québec; and (xxiii~~shall be deemed to include “a valid lease”, (xxii) “lease” shall be deemed to include a “~~contract of leasing (crédit-bail).”~~leasing contract”; (xxiii) “guarantee” and “guarantor” shall include “suretyship” and “surety”, respectively; (xxiv) “foreclosure” shall be deemed to include “the exercise of a hypothecary right”; (xxv) “merger” shall be deemed to include “amalgamation”; (xxvi) “accounts receivables” shall be deemed to include and “claims” (including monetary claims) as referenced in the Civil Code of Québec; and (xxvii) “deposit account” shall be deemed to include “financial account” (as defined in Article 2713.6 of the Civil Code of Québec). The parties hereto confirm that it is their wish that this Agreement and any other Loan Document executed in connection with the transactions contemplated herein be drawn up in the English language only (except if another language is required under any applicable Law) and that all other documents contemplated thereunder or relating thereto, including notices, may also be drawn up in the English language only (except if another language is required under any applicable Law). Each party hereto hereby confirms that it was represented by legal counsel and has had the opportunity to negotiate the terms of this Agreement and any other Loan Documents, including the essential stipulations thereof, with the assistance of its legal counsel. Les parties aux présentes confirment que c’est leur volonté que cette convention et les autres documents de crédit soient rédigés en langue anglaise seulement et que tous les documents, y compris tous avis, envisagés par cette convention et les autres documents peuvent être rédigés en langue anglaise seulement (sauf si une autre langue est requise en vertu d’une loi applicable). Chaque partie aux présentes confirme qu’elle a été représentée par des conseillers juridiques et a eu l’opportunité de négocier les termes de cette convention et des autres documents de crédit, y compris leurs stipulations essentielles, avec l’aide de ses conseillers juridiques.

Section 1.13          Agreed Guarantee and Security Principles. In the case of any Loan Parties organized outside of the United States, the Security Documents, the Subsidiary Guarantee Agreement and each other guaranty and security document delivered hereunder or to be delivered under this Agreement and any obligation to enter into such document or obligation in each case by any subsidiary shall be granted in accordance with the Agreed Guarantee and Security Principles set forth in Schedule 1.13.

Section 1.14          Interest Rates; Benchmark Notification. The interest rate on a Loan denominated in dollars or an Alternate Currency may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event, Section 1.16(b) provides a mechanism for determining an alternative rate of interest. The Administrative ~~Agents do~~Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability. The Administrative ~~Agents and their respective~~Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. ~~Each~~The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender, any other Agent or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

Section 1.15          German Terms. In this Agreement, where it relates to a Loan Party incorporated or established in the Federal Republic of Germany, any reference to (i) a person being unable to pay its debts means that person being in a state of illiquidity (Zahlungsunfähigkeit) under section 17 of the German Insolvency Law (Insolvenzordnung) or being over-indebted (überschuldet) under section 19 of the German Insolvency Law (Insolvenzordnung), (ii) a receiver, trustee, custodian, sequestrator, conservator or administrator includes an Insolvenzverwalter, a vorläufiger Insolvenzverwalter or a Sachwalter, (iii) proceedings for seeking relief includes insolvency proceedings (Insolvenzverfahren), in relation to any German Security Documents or other security rights or security assets governed by German law or located in Germany “trust”, “trustee” or “on trust” shall be construed as “Treuhand”, “Treuhänder” or “treuhänderisch”, (iv) “by-laws” or “constitutional documents” includes reference to articles of association (Satzung) or partnership agreement (Gesellschaftsvertrag) and rules of procedure (Geschäftsordnung) of any corporate body, and (v) a “director” or “officer” includes any statutory legal representative(s) (organschaftlicher Vertreter) of a person, including but not limited to, a managing director (Geschäftsführer) or member of the board of directors (Vorstand) or an authorized representative (Prokurist).

Section 1.16          Effect of Benchmark Transition Event.

(a) Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” with respect to Dollars for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” with respect to any Agreed Currency for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative ~~Agents~~Agent have not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders of each affected Class.

(b) Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, ~~each~~the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

(c) Notices; Standards for Decisions and Determinations. The ~~Term Loan~~ Administrative Agent~~, on behalf of the Administrative Agents, will~~ will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (e) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative ~~Agents~~Agent pursuant to this Section 1.16 including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 1.16.

(d) Interest Periods. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Rate or the EURIBO Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the ~~applicable~~ Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative ~~Agents~~Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative ~~Agents~~Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(e) Benchmark Unavailability Period. Upon the ~~Borrower’s~~Borrower Representative’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Applicable Borrower may revoke any request for a Term Benchmark Borrowing of, conversion to or continuation of Term Benchmark Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Applicable Borrower will be deemed to have converted any such request into a request for a Borrowing or continuation of or conversion to ABR Loans (or, if such request contemplates (i) a Term Benchmark Borrowing denominated in Euros or an Alternate Currency, then such request shall be ineffective or (ii) an Interest Election Request to continue or convert to a Term Benchmark Borrowing denominated in Euros or an Alternate Currency, such Interest Election Request shall be subject to Section 2.14(I)(B)). During any Benchmark Unavailability Period, the component of ABR based upon the Adjusted Term SOFR Rate will not be used in any determination of ABR.

Section 1.17          Joint and Several Liability of Borrowers. In consideration of the establishment of the Commitments and the making of the Loans and issuance of the Letters of Credit hereunder, and of the benefits to each Borrower that are anticipated to result therefrom, each Borrower agrees that, notwithstanding any other provision contained herein or in any other Loan Document, it will be a co-borrower hereunder and shall be fully liable for all of the Obligations, both severally and jointly with each other Borrower. Accordingly, each Borrower irrevocably agrees with the Administrative ~~Agents~~Agent, each Lender, the Swingline Lender and each Issuing Bank and, in each case, their respective successors and assigns that each Borrower will make prompt payment in full in cash when due (whether at stated maturity, by acceleration, by optional prepayment or otherwise) of the Obligations of each other Borrower, strictly in accordance with the terms hereof.

Section 1.18          Effect of Incremental Assumption Agreements. From and after the Amendment No. 1 Effective Date, notwithstanding anything to the contrary in this Agreement, in the event of any conflict between the terms hereof and the terms of Incremental Assumption Agreement No. 1, Incremental Assignment Agreement No. 2 or Incremental Assumption Agreement No. 3, as applicable, (i) solely with respect to the 2021 Incremental Term Loans, the terms and provisions of Incremental Assumption Agreement No. 1 (as in effect on the Amendment No. 3 Effective Date) shall apply, (ii) solely with respect to the 2022 Incremental Term Loans, the terms and provisions of Incremental Assumption Agreement No. 2 (as in effect on the Amendment No. 3 Effective Date) shall apply ~~and~~, (iii) solely with respect to the 2022 Incremental Term A-2 Loans, the terms and provisions of Incremental Assumption Agreement No. 3 (as in effect on the Amendment No. 3 Effective Date) shall apply and (iv) solely with respect to the 2024 Incremental Term Loans, the terms and provisions of Incremental Assumption Agreement No. 4 (as in effect on the Amendment No. 3 Effective Date) shall apply.

Section 1.19          U.S. Borrower as Borrower Representative. Notwithstanding anything to the contrary herein, each Borrower hereby designates the U.S. Borrower to act as agent on each of the Borrowers’ behalf for the purposes of issuing notices of borrowing, notices of conversion/continuation of or any other notices, exercising discretion, giving any instructions, including with respect to the disbursement of the proceeds of any Loans, selecting interest rate options, approving assignments, giving and receiving all other notices and consents hereunder or under any of the other Loan Documents and taking all other actions (including in respect of compliance with covenants and certifications) on behalf of any Borrower or the Borrowers under the Loan Documents. The U.S. Borrower hereby accepts such appointment. Each Borrower agrees that each notice, election, representation and warranty, covenant, agreement and undertaking made on its behalf by the Borrower Representative shall be deemed for all purposes to have been made by such Borrower and shall be binding upon and enforceable against such Borrower to the same extent as if the same had been made directly by such Borrower.

Section 1.20          Dutch Terms.

(a)	“The Netherlands” means the European part of the Kingdom of the Netherlands and “Dutch” means in or of The Netherlands;

(b)	a reference to a “security interest”, “mortgage”, “charge” or “lien” includes a pledge (pandrecht), mortgage (hypotheek), right of retention (retentierecht) and any other security right (zekerheidsrecht);

(c)	a reference to “perfection” of a security interest includes the valid creation (vestiging) and, where applicable, the notification or registration of such security interest under Dutch law;

(d)	a reference to “by-laws” or “constitutional documents” means the articles of association (statuten) and deed of incorporation (akte van oprichting) and an up-to-date extract of registration of the Trade Register of the Dutch Chamber of Commerce;

(e)	a reference to a “receiver”, “administrator”, “trustee” or similar officer includes a bankruptcy trustee (curator) and an administrator in suspension of payments proceedings (bewindvoerder);

(f)	a reference to “insolvency proceedings”, “bankruptcy”, “winding-up”, “liquidation”, “administration” or similar proceedings includes bankruptcy (faillissement), suspension of payment (surseance van betaling) and dissolution (ontbinding);

(g)	a “moratorium” includes surseance van betaling and “granted a moratorium” includes surseance verleend; and

(h)	a reference to “attachment” includes beslag.

Section 1.21          Dutch Fiscal Unity. A Loan Party can be a member of a fiscal unity (fiscale eenheid) for Dutch corporate income tax and/or VAT purposes.

Article II

The Credits

Section 2.01          Commitments. Subject to the terms and conditions set forth herein:

(a)           Each Initial Term Lender severally agrees to make Initial Term Loans to the ~~Borrowers~~Applicable Borrower on the Closing Date in an aggregate principal amount not to exceed the amount of such Term Lender’s Term Loan Commitment. Each 2025 Refinancing TLB Lender severally agrees to make 2025 Refinancing TLB Loans to the Applicable Borrower on the Amendment No. 3 Effective Date in an aggregate principal amount not to exceed the amount of such Term Lender’s 2025 Refinancing TLB Commitment. Each 2025 Euro TLA Lender severally agrees to make 2025 Euro TLA Loans to the Applicable Borrower on the Amendment No. 3 Effective Date in an aggregate principal amount not to exceed the amount of such Term Lender’s Term Loan Commitment. Each 2025 Farm Credit Term Lender severally agrees to make 2025 Farm Credit Term Loans to the Applicable Borrower on the Amendment No. 3 Effective Date in an aggregate principal amount not to exceed the amount of such Term Lender’s Term Loan Commitment.

(b)           Each of the Term Loans shall be ABR Term Loans or Term Benchmark Term Loans, as further provided herein.

(c)           Each Revolving Facility Lender agrees to make Revolving Facility Loans of a Class to be denominated in Dollars, Euros or, subject to Section 1.05, an Alternate Currency, as applicable, to the Applicable Borrowers from time to time during the Availability Period in an aggregate principal amount that will not result in (i) such Lender’s Revolving Facility Credit Exposure of such Class exceeding such Lender’s Revolving Facility Commitment of such Class or (ii) the aggregate Revolving Facility Credit Exposure of such Class exceeding the total Revolving Facility Commitments of such Class. Within the foregoing limits and subject to the terms and conditions set forth herein, the Applicable Borrowers may borrow, prepay and reborrow Revolving Facility Loans.

(d)           Each Lender having an Incremental Term Loan Commitment agrees, subject to the terms and conditions set forth in the applicable Incremental Assumption Agreement, to make Incremental Term Loans to the Borrower, in an aggregate principal amount not to exceed its Incremental Term Loan Commitment.

(e)           Amounts of Term Loans borrowed under Section 2.01(a) that are repaid or prepaid may not be reborrowed.

Section 2.02          Loans and Borrowings. (a) Each Loan shall be made as part of a Borrowing consisting of Loans under the same Facility and of the same Type and in the same currency made by the Lenders ratably in accordance with their respective Commitments under the applicable Facility (or, in the case of Swingline Loans, in accordance with the Swingline Lender’s Swingline Commitment); provided, however, that Revolving Facility Loans of any Class shall be made by the Revolving Facility Lenders of such Class ratably in accordance with their respective Revolving Facility Percentages on the date such Loans are made hereunder. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided~~,~~  that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b)           Subject to Section 2.14, (x) each Borrowing (other than a Swingline Borrowing) shall be comprised entirely of ABR Loans or Term Benchmark Loans as the Applicable Borrowers may request in accordance herewith, (y) each Borrowing denominated in Euro or an Alternate Currency shall be comprised entirely of Term Benchmark Loans as the Applicable Borrowers may request in accordance herewith and (z) each Swingline Borrowing shall be an ABR Borrowing. ABR Loans shall be denominated in Dollars. Each Lender at its option may make any ABR Loan or Term Benchmark Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided~~,~~  that (i) any exercise of such option shall not affect the obligation of the Applicable Borrowers to repay such Loan in accordance with the terms of this Agreement, (ii) such Lender shall not be entitled to any amounts payable under Section 2.15 or 2.17 solely in respect of increased costs resulting from such exercise and existing at the time of such exercise; (iii) each such Lender shall remain liable and responsible for the performance of all obligations assumed by any domestic or foreign branch or Affiliate of such Lender so nominated by it and (iv) the non-performance of a Lender’s obligations by any domestic or foreign branch or Affiliate of such Lender so nominated by it shall not relieve the Lender from its obligations under this Agreement.

(c)           At the commencement of each Interest Period for any Term Benchmark Revolving Facility Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum. At the time that each ABR Revolving Facility Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum; provided~~,~~  that a Revolving Facility Borrowing may be in an aggregate amount that is equal to the entire unused available balance of the Revolving Facility Commitments or that is required to finance the reimbursement of an L/C Disbursement as contemplated by Section 2.05(e). Revolving Facility Loans may be ABR Revolving Facility Borrowings, Term Benchmark Revolving Facility Borrowings, or a combination thereof; provided that~~,~~  all Revolving Facility Loans denominated in an Alternate Currency must be Term Benchmark Revolving Loans. Each Swingline Borrowing shall be in an amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum. Borrowings of more than one Type may be outstanding at the same time; provided, however, that the ~~Borrower~~Applicable Borrowers shall not be entitled to request any Borrowing that, if made, would result in more than (i) 10 Term Benchmark Borrowings outstanding under all Term Facilities at any time and (ii) 10 Term Benchmark Borrowings outstanding under all Revolving Facilities at any time. Borrowings having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Borrowings.

(d)           Notwithstanding any other provision of this Agreement, the Applicable Borrowers shall not be entitled to request, or to elect to convert or continue, any Borrowing of any Class if the Interest Period requested with respect thereto would end after the Revolving Facility Maturity Date or the Term Facility Maturity Date for such Class, as applicable.

Section 2.03          Requests for Borrowings. To request a Revolving Facility Borrowing and/or a Term Borrowing, a Borrower shall notify the ~~applicable~~ Administrative Agent of such request electronically (including through an Approved Borrower Portal) (a) in the case of a Term Benchmark Borrowing denominated in Dollars, not later than 2:00 p.m., New York City time, three (3) U.S. Government Securities Business Days before the date of the proposed Borrowing, (b) in the case of a Term Benchmark Borrowing denominated in Euros (or in an Alternate Currency if such Alternate Currency has been approved pursuant to Section 1.05), not later than 2:00 p.m., Local Time, three (3) Business Days before the date of the proposed Borrowing or (c) in the case of an ABR Borrowing, not later than 10:00 a.m. Local Time, on the Business Day of the proposed Borrowing (or, in each case, such shorter period as the ~~applicable~~ Administrative Agent may agree); provided~~,~~  that, (i) to request a Term Benchmark Borrowing of Term Loans and/or ABR Borrowing on the Closing Date, a Borrower shall notify the ~~applicable~~ Administrative Agent of such request electronically not later than 2:00 p.m., New York City time, one Business Day prior to the Closing Date (or such later time as the ~~applicable~~ Administrative Agent may agree), (ii) any such notice of an ABR Revolving Facility Borrowing to finance the reimbursement of an L/C Disbursement as contemplated by Section 2.05(e) may be given not later than 12:00 noon, Local Time, on the Business Day of the proposed Borrowing and (iii) any such notice of an Incremental Revolving Borrowing or Incremental Term Borrowing may be given at such time as provided in the applicable Incremental Assumption Agreement. Each such written Borrowing Request shall specify the following information in compliance with Section 2.02:

(i)            whether such Borrowing is to be a Borrowing of Term Loans, Revolving Facility Loans, Refinancing Term Loans, Other Term Loans, Other Revolving Loans or Replacement Revolving Loans as applicable;

(ii)           the Applicable Borrower or Applicable Borrowers making the requested Borrowing, and the aggregate amount and currency of such Borrowing (which, in the case of a Revolving Facility Borrowing, shall be denominated in Dollars, Euros or, subject to Section 1.05, an Alternate Currency, and, in the case of a Term Borrowing, shall be denominated in Dollars, Euros or any Alternate Currency agreed in the applicable Incremental Assumption Agreement);

(iii)          the date of such Borrowing, which, except for any Borrowing to be made on the Closing Date, shall be a Business Day;

(iv)          whether such Borrowing is to be a Term Benchmark Borrowing or an ABR Borrowing;

(v)           in the case of a Term Benchmark Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(vi)          the location and number of the ~~applicable~~Applicable Borrower’s account to which funds are to be disbursed.

If no election as to the currency of any Revolving Facility Borrowing or Term Borrowing is made, then the requested Borrowing shall be made in Dollars. If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be (x) an ABR Borrowing in the case of Loans denominated in Dollars or (y) a Term Benchmark Borrowing in the case of Loans denominated in Euros or any other Alternate Currency. If no Interest Period is specified with respect to any requested Term Benchmark Borrowing, then the Applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section 2.03, the ~~applicable~~ Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

Section 2.04          Swingline Loans. (a) Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans in Dollars to the ~~Borrower~~Applicable Borrowers from time to time during the Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding the Swingline Commitment or (ii) the Revolving Facility Credit Exposure of the applicable Class exceeding the total Revolving Facility Commitments of such Class; provided~~,~~  that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Borrowing. Within the foregoing limits and subject to the terms and conditions set forth herein, the ~~Borrower~~Applicable Borrowers may borrow, prepay and reborrow Swingline Loans.

(b)           To request a Swingline Borrowing, the Applicable Borrower shall notify the ~~Revolver~~ Administrative Agent and the Swingline Lender of such request in writing (confirmed by a Swingline Borrowing Request by electronic means, including by transmitting by electronic communication including an Approved Borrower Portal, if arrangements for such transmission have been approved by the Administrative Agent), not later than 12:00 p.m., Local Time, on the day of a proposed Swingline Borrowing. Each such notice and Swingline Borrowing Request shall be irrevocable and shall specify (i) the requested date of such Swingline Borrowing (which shall be a Business Day) and (ii) the amount of the requested Swingline Borrowing. The Swingline Lender shall consult with the ~~Revolver~~ Administrative Agent as to whether the making of the Swingline Loan is in accordance with the terms of this Agreement prior to the Swingline Lender funding such Swingline Loan. The Swingline Lender shall make each Swingline Loan on the proposed date thereof by wire transfer of immediately available funds by 3:00 p.m., Local Time, to the account of the Borrower (or, in the case of a Swingline Borrowing made to finance the reimbursement of an L/C Disbursement as provided in Section 2.05(e), by remittance to the applicable Issuing Bank).

(c)           The Swingline Lender may by written notice given to the ~~Revolver~~ Administrative Agent not later than 10:00 a.m., Local Time, on any Business Day require the Revolving Facility Lenders of the applicable Class to acquire participations on such Business Day in all or a portion of the outstanding Swingline Loans made by it. Such notice shall specify the aggregate amount of such Swingline Loans in which the Revolving Facility Lenders will participate. Promptly upon receipt of such notice, the ~~Revolver~~ Administrative Agent will give notice thereof to each such Lender, specifying in such notice such Revolving Facility Lender’s applicable Revolving Facility Percentage of such Swingline Loan or Loans. Each Revolving Facility Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the ~~Revolver~~ Administrative Agent for the account of the Swingline Lender, such Revolving Facility Lender’s applicable Revolving Facility Percentage of such Swingline Loan or Loans. Each Revolving Facility Lender acknowledges and agrees that its respective obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or Event of Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Revolving Facility Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.06 with respect to Loans made by such Revolving Facility Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the ~~Revolver~~ Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Revolving Facility Lenders. The ~~Revolver~~ Administrative Agent shall notify the Applicable Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph (c), and thereafter payments in respect of such Swingline Loan shall be made to the ~~Revolver~~ Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Borrower (or other party on behalf of the Applicable Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the ~~Revolver~~ Administrative Agent; any such amounts received by the ~~Revolver~~ Administrative Agent shall be promptly remitted by the ~~Revolver~~ Administrative Agent to the Revolving Facility Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear; provided~~,~~  that any such payment so remitted shall be repaid to the Swingline Lender or to the ~~Revolver~~ Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to the Applicable Borrower for any reason. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Applicable Borrower of any default in the payment thereof.

(d)           The Borrower Representative may, at any time and from time to time, designate as additional Swingline Lenders one or more Revolving Facility Lenders that agree to serve in such capacity as provided below. The acceptance by a Revolving Facility Lender of an appointment as a Swingline Lender hereunder shall be evidenced by an agreement, which shall be in form and substance reasonably satisfactory to the ~~Revolver~~ Administrative Agent and the Applicable Borrower, executed by the Applicable Borrower, the ~~Revolver~~ Administrative Agent and such designated Swingline Lender, and, from and after the effective date of such agreement, (i) such Revolving Facility Lender shall have all the rights and obligations of a Swingline Lender under this Agreement and (ii) references herein to the term “Swingline Lender” shall be deemed to include such Revolving Facility Lender in its capacity as a lender of Swingline Loans hereunder.

Section 2.05          Letters of Credit. (a) General. Subject to the terms and conditions set forth herein, any Borrower Representative may request in writing (or transmit by electronic communication, including an Approved Borrower Portal, if arrangements for doing so have been approved by the respective Issuing Bank) the issuance of one or more letters of credit or bank guarantees in Dollars and/or Euros (or, subject to Section 1.05, any Alternate Currency) in the form of (x) trade letters of credit or bank guarantees in support of trade obligations of ~~the~~ such Applicable Borrower and its Subsidiaries incurred in the ordinary course of business (such letters of credit or bank guarantees issued for such purposes, “Trade Letters of Credit”) and (y) standby letters of credit issued for any other lawful purposes of such Applicable Borrower and its Subsidiaries (such letters of credit issued for such purposes, “Standby Letters of Credit”; each such letter of credit or bank guarantee, issued hereunder, a “Letter of Credit” and collectively, the “Letters of Credit”) for its own account or for the account of any Subsidiary in a form reasonably acceptable to the applicable Issuing Bank, at any time and from time to time during the applicable Availability Period and prior to the date that is five (5) Business Days prior to the applicable Revolving Facility Maturity Date; provided~~,~~  that (x) no Issuing Bank shall be required to issue Trade Letters of Credit unless it agrees in writing to do so in its sole discretion, (y) the Applicable Borrowers shall remain primarily liable in the case of, and be co-obligors with respect to, a Letter of Credit issued for the account of a Subsidiary~~,~~  and (z) the applicable Issuing Bank shall not be obligated to issue Letters of Credit if any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Bank from issuing such Letter of Credit, the issuance of such Letter of Credit would violate any Requirements of Law binding upon such Issuing Bank, any law, rule, regulation or treaty applicable to the Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Bank shall prohibit, or request that the Issuing Bank refrain from, the issuance, amendment or extension of letters of credit generally or the Letter of Credit in particular or shall impose upon the Issuing Bank with respect to the Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Bank is not otherwise compensated hereunder) not in effect on the Closing Date or the issuance of the Letter of Credit would, in the sole discretion of such Issuing Bank, violate one or more policies of such Issuing Bank applicable to letters of credit generally. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by a Borrower to, or entered into by a Borrower with, an Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

(b)           Notice of Issuance, Amendment, Renewal, Extension: Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal (other than an automatic extension in accordance with paragraph (c) of this Section 2.05) or extension of an outstanding Letter of Credit), the ~~applicable~~Applicable Borrower shall hand deliver or transmit by electronic communication, if arrangements for doing so have been approved by the applicable Issuing Bank, to the applicable Issuing Bank and the ~~Revolver~~ Administrative Agent (at least three (3) Business Days (or, in the case of an Alternate Currency Letter of Credit, at least five (5) Business Days) in advance of the requested date of issuance, amendment or extension or such shorter period as the ~~Revolver~~ Administrative Agent and the applicable Issuing Bank in their sole discretion may agree) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended or extended, and specifying the date of issuance, amendment or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section 2.05), the amount and currency (which may be Dollars, Euros or, subject to Section 1.05, any Alternate Currency) of such Letter of Credit, the name and address of the beneficiary thereof, whether such Letter of Credit constitutes a Standby Letter of Credit or a Trade Letter of Credit and such other information as shall be necessary to issue, amend or extend such Letter of Credit. If requested by the applicable Issuing Bank, the ~~applicable~~Applicable Borrower also shall submit a letter of credit application on such Issuing Bank’s standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended or extended only if (and upon issuance, amendment or extension of each Letter of Credit such Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment or extension, (i) the Revolving Facility Credit Exposure shall not exceed the applicable Revolving Facility Commitments, (ii) the Revolving L/C Exposure shall not exceed the Letter of Credit Sublimit and (iii) with respect to the applicable Issuing Bank, the stated amount of all outstanding Letters of Credit issued by such Issuing Bank shall not exceed the applicable Specified L/C Sublimit of such Issuing Bank then in effect. For the avoidance of doubt, no Issuing Bank shall be obligated to issue an Alternate Currency Letter of Credit if such Issuing Bank does not otherwise issue letters of credit in such Alternate Currency.

(c)           Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year (unless otherwise agreed upon by the ~~applicable~~Applicable Borrower and the applicable Issuing Bank in their sole discretion) after the date of the issuance of such Letter of Credit (or, in the case of any extension thereof, one year (unless otherwise agreed upon by such Borrower and the applicable Issuing Bank in their sole discretion) after such renewal or extension) and (ii) the date that is five (5) Business Days prior to the applicable Revolving Facility Maturity Date; provided~~,~~  that any Letter of Credit with a one year tenor may provide for automatic renewal or extension thereof for additional one year periods (which, in no event, shall extend beyond the date referred to in clause (ii) of this paragraph (c)) so long as such Letter of Credit permits the applicable Issuing Bank to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof within a time period during such twelve-month period to be agreed upon at the time such Letter of Credit is issued; provided, further, that if such Issuing Bank consents in its sole discretion, the expiration date on any Letter of Credit may extend beyond the date referred to in clause (ii) above, provided~~,~~  that if any such Letter of Credit is outstanding or is issued under the Revolving Facility Commitments of any Class after the date that is five Business Days prior to the Revolving Facility Maturity Date for such Class such Borrower shall provide Cash Collateral pursuant to documentation reasonably satisfactory to the ~~Revolver~~ Administrative Agent and the relevant Issuing Bank in an amount equal to the face amount of each such Letter of Credit on or prior to the date that is five Business Days prior to such Revolving Facility Maturity Date or, if later, such date of issuance.

(d)           Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) under the Revolving Facility Commitments of any Class and without any further action on the part of the applicable Issuing Bank or the Revolving Facility Lenders, such Issuing Bank hereby grants to each Revolving Facility Lender under such Class, and each such Revolving Facility Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Revolving Facility Lender’s applicable Revolving Facility Percentage of the aggregate amount available to be drawn under such Letter of Credit (calculated, in the case of Alternate Currency Letters of Credit, based on the Dollar Equivalent thereof). In consideration and in furtherance of the foregoing, each Revolving Facility Lender hereby absolutely and unconditionally agrees to pay to the ~~Revolver~~ Administrative Agent, for the account of the applicable Issuing Bank, in Dollars, such Revolving Facility Lender’s applicable Revolving Facility Percentage of each L/C Disbursement made by such Issuing Bank and not reimbursed by the ~~applicable~~Applicable Borrower on the date due as provided in paragraph (e) of this Section 2.05, or of any reimbursement payment required to be refunded to such Borrower for any reason (calculated, in the case of Alternate Currency Letters of Credit, based on the Dollar Equivalent thereof). Each Revolving Facility Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or Event of Default or reduction or termination of the Commitments or the fact that, as a result of changes in currency exchange rates, such Revolving Facility Lender’s Revolving Facility Credit Exposure at any time might exceed its Revolving Facility Commitment at such time (in which case Section 2.11(f) would apply), and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e)           Reimbursement. If the applicable Issuing Bank shall make any L/C Disbursement in respect of a Letter of Credit, the ~~applicable~~Applicable Borrower shall reimburse such L/C Disbursement by paying to the ~~Revolver~~ Administrative Agent in Dollars, or, in such Borrower’s discretion, in the currency in which the relevant Letter of Credit is denominated, an amount equal to such L/C Disbursement (or, in the case of an Alternate Currency Letter of Credit, if paid in Dollars rather than the currency in which the relevant Letter of Credit is denominated, the Dollar Equivalent thereof) not later than 2:00 p.m., Local Time, on the first Business Day after such Borrower receives notice under paragraph (g) of this Section 2.05 of such L/C Disbursement (or the second Business Day, if such notice is received after 12:00 noon, Local Time), together with accrued interest thereon from the date of such L/C Disbursement at the rate applicable to such Revolving Facility Loans of the applicable Class; provided~~,~~  that such Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.04 that such payment be financed with an ABR Revolving Facility Borrowing or a Swingline Borrowing of the applicable Class in an equivalent amount and, to the extent so financed, such Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Facility Borrowing or a Swingline Borrowing. If such Borrower fails to reimburse any L/C Disbursement when due, then the ~~Revolver~~ Administrative Agent shall promptly notify the applicable Issuing Bank and each other applicable Revolving Facility Lender of the applicable L/C Disbursement, the payment then due from such Borrower in respect thereof (the “Unreimbursed Amount”) and, in the case of a Revolving Facility Lender, such Lender’s Revolving Facility Percentage thereof. Promptly following receipt of such notice, each Revolving Facility Lender with a Revolving Facility Commitment of the applicable Class shall pay to the ~~Revolver~~ Administrative Agent in Dollars its Revolving Facility Percentage of the Unreimbursed Amount in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Revolving Facility Lenders), and the ~~Revolver~~ Administrative Agent shall promptly pay to the applicable Issuing Bank the amounts so received by it from the Revolving Facility Lenders. Promptly following receipt by the ~~Revolver~~ Administrative Agent of any payment from such Borrower pursuant to this paragraph, the ~~Revolver~~ Administrative Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that Revolving Facility Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Lenders and such Issuing Bank as their interests may appear. Any payment made by a Revolving Facility Lender pursuant to this paragraph to reimburse an Issuing Bank for any L/C Disbursement (other than the funding of an ABR Revolving Loan or a Swingline Borrowing as contemplated above) shall not constitute a Loan and shall not relieve such Borrower of its obligation to reimburse such L/C Disbursement.

(f)           Obligations Absolute. The obligation of a Borrower to reimburse L/C Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the applicable Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, any Borrower’s obligations hereunder. Neither the ~~Revolver~~ Administrative Agent, the Lenders nor any Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of such Issuing Bank, or any of the circumstances referred to in clauses (i), (ii) or (iii) of the first sentence; provided, that the foregoing shall not be construed to excuse the applicable Issuing Bank from liability to the Applicable Borrowers to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrowers to the extent permitted by applicable law) suffered by the Applicable Borrowers that are determined by final and binding decision of a court of competent jurisdiction to have been caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the applicable Issuing Bank, such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented that appear on their face to be in substantial compliance with the terms of a Letter of Credit, the applicable Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g)           Disbursement Procedures. The applicable Issuing Bank shall, within the period stipulated by the terms and condition of the applicable Letter of Credit, examine all documents purporting to represent a demand for payment under a Letter of Credit following its receipt thereof. After such examination, such Issuing Bank shall promptly notify the ~~Revolver~~ Administrative Agent and the ~~applicable~~Applicable Borrower Representative in writing (including by electronic means) of any such demand for payment under a Letter of Credit and whether such Issuing Bank has made or will make an L/C Disbursement thereunder; provided~~,~~  that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse such Issuing Bank and the Revolving Facility Lenders with respect to any such L/C Disbursement.

(h)           Interim Interest. If an Issuing Bank shall make any L/C Disbursement, then, unless the ~~applicable~~Applicable Borrower shall reimburse such L/C Disbursement in full on the date such L/C Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such L/C Disbursement is made to but excluding the date that such Borrower reimburses such L/C Disbursement, at the rate per annum then applicable to ABR Revolving Loans of the applicable Class; provided, that, if such L/C Disbursement is not reimbursed by ~~the~~such Borrower when due pursuant to paragraph (e) of this Section, then Section 2.13(c) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Facility Lender pursuant to paragraph (e) of this Section 2.05 to reimburse such Issuing Bank shall be for the account of such Revolving Facility Lender to the extent of such payment.

(i)            Replacement of an Issuing Bank. An Issuing Bank may be replaced at any time by written agreement among the ~~applicable~~Applicable Borrower, the ~~Revolver~~ Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The ~~Revolver~~ Administrative Agent shall notify the Lenders of any such replacement of an Issuing Bank. At the time any such replacement shall become effective, such Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.12. From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the replaced Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of such Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement but shall not be required to issue additional Letters of Credit.

(j)            Cash Collateralization Following Certain Events. If and when the ~~applicable~~Applicable Borrower is required to Cash Collateralize any Revolving L/C Exposure relating to any outstanding Letters of Credit pursuant to any of Section 2.05(c), 2.11(e), 2.11(f), 2.11(g), 2.22(a)(v) or 7.01, such Borrower shall deposit in an account with or at the direction of the ~~Collateral~~Administrative Agent, in the name of the N.A. Collateral Agent and for the benefit of the Revolving Facility Lenders and Non-N.A. Collateral Agent, an amount in cash in Dollars equal to the Revolving L/C Exposure as of such date (or, in the case of Sections 2.05(c), 2.11(e), 2.11(f), 2.11(g) and 2.22(a)(v), the portion thereof required by such sections). Each deposit of Cash Collateral (x) made pursuant to this paragraph or (y) made by the ~~Revolver~~ Administrative Agent pursuant to Section 2.22(a)(ii), in each case, shall be held by the N.A. Collateral Agent as collateral for the payment and performance of the obligations of such Borrower under this Agreement. The N.A. Collateral Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of (i) for so long as an Event of Default shall be continuing, the N.A. Collateral Agent and (ii) at any other time, such Borrower, in each case, in Permitted Investments and at the risk and expense of such Borrower, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the N.A. Collateral Agent to reimburse each Issuing Bank for L/C Disbursements for which such Issuing Bank has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of such Borrower for the Revolving L/C Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with Revolving L/C Exposure representing greater than 50% of the total Revolving L/C Exposure), be applied to satisfy other obligations of such Borrower under this Agreement. If the ~~applicable~~Applicable Borrower is required to provide an amount of Cash Collateral hereunder as a result of the occurrence of an Event of Default or the existence of a Defaulting Lender or the occurrence of a limit under Section 2.11(e), (f) or (g) being exceeded, such amount (to the extent not applied as aforesaid) shall be returned to such Borrower within three Business Days after all Events of Default have been cured or waived or the termination of the Defaulting Lender status or the limits under Sections 2.11(e), (f) and (g) no longer being exceeded, as applicable.

(k)           Cash Collateralization Following Termination of the Revolving Facility. Notwithstanding anything to the contrary herein, in the event of the prepayment in full of all outstanding Revolving Facility Loans and the termination of all Revolving Facility Commitments (a “Revolving Facility Termination Event”) in connection with which the ~~applicable~~Applicable Borrower notifies any one or more Issuing Banks that it intends to maintain one or more Letters of Credit initially issued under this Agreement in effect after the date of such Revolving Facility Termination Event (each, a “Continuing Letter of Credit”), then the security interest of the applicable Collateral Agent in the Collateral under the Security Documents may be terminated in accordance with Section 9.18 if each such Continuing Letter of Credit is Cash Collateralized in an amount equal to the Minimum L/C Collateral Amount, which shall be deposited with or at the direction of each such Issuing Bank.

(l)            Additional Issuing Banks. From time to time, any Borrower may by notice to the ~~Revolver~~ Administrative Agent designate any Lender (in addition to the initial Issuing Banks) each of which agrees (in its sole discretion) to act in such capacity and is reasonably satisfactory to the ~~Revolver~~ Administrative Agent as an Issuing Bank. Each such additional Issuing Bank shall execute a counterpart of this Agreement upon the approval of the ~~Revolver~~ Administrative Agent (which approval shall not be unreasonably withheld) and shall thereafter be an Issuing Bank hereunder for all purposes.

(m)           Reporting. Unless otherwise requested by the ~~Revolver~~ Administrative Agent, each Issuing Bank shall (i) provide to the ~~Revolver~~ Administrative Agent copies of any notice received from any Borrower pursuant to Section 2.05(b) no later than the next Business Day after receipt thereof and (ii) report in writing to the ~~Revolver~~ Administrative Agent (A) on or prior to each Business Day on which such Issuing Bank expects to issue, amend or extend any Letter of Credit, the date of such issuance, amendment or extension, and the aggregate face amount of the Letters of Credit to be issued, amended or extended by it and outstanding after giving effect to such issuance, amendment or extension occurred (and whether the amount thereof changed)~~,~~  and such Issuing Bank shall be permitted to issue, amend or extend such Letter of Credit if the ~~Revolver~~ Administrative Agent shall not have advised such Issuing Bank that such issuance, amendment or extension would not be in conformity with the requirements of this Agreement, (B) on each Business Day on which such Issuing Bank makes any L/C Disbursement, the date of such L/C Disbursement and the amount of such L/C Disbursement and (C) on any other Business Day, such other information with respect to the outstanding Letters of Credit issued by such Issuing Bank as the ~~Revolver~~ Administrative Agent shall reasonably request.

Section 2.06          Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 p.m., Local Time, to the account of the ~~applicable~~ Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided~~,~~  that Swingline Loans shall be made as provided in Section 2.04. The ~~applicable~~ Administrative Agent will make such Loans available to the ~~applicable~~Applicable Borrower by promptly crediting the amounts so received, in like funds, to an account or accounts designated by such Borrower as specified in the applicable Borrowing Request; provided~~,~~  that ABR Revolving Loans and Swingline Borrowings made to finance the reimbursement of a L/C Disbursement and reimbursements as provided in Section 2.05(e) shall be remitted by the ~~Revolver~~ Administrative Agent to the applicable Issuing Bank.

(b)           Unless the ~~applicable~~ Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Term Benchmark Loans (or, in the case of any Borrowing of ABR Loans, prior to 12:00 p.m., Local Time, on the date of such Borrowing) that such Lender will not make available to the ~~applicable~~ Administrative Agent such Lender’s share of such Borrowing, the ~~applicable~~ Administrative Agent may assume that such Lender has made such share available on such date in accordance with clause (a) of this Section 2.06 and may, in reliance upon such assumption, make available to the ~~applicable~~Applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the Borrowing available to the ~~applicable~~ Administrative Agent, then the applicable Lender and the Borrowers severally (and jointly and severally with respect to the Borrowers) agree to pay to the ~~applicable~~ Administrative Agent forthwith on demand (without duplication) such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the ~~applicable~~Applicable Borrower to but excluding the date of payment to the ~~applicable~~ Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of (A) the Federal Funds Effective Rate and (B) a rate determined by the ~~applicable~~ Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of a payment to be made by the Applicable Borrowers, the interest rate applicable to ABR Loans under the applicable Facility at such time. If the Applicable Borrowers and such Lender shall pay such interest to the ~~applicable~~ Administrative Agent for the same or an overlapping period, the ~~applicable~~ Administrative Agent shall promptly remit to the Applicable Borrowers the amount of such interest paid by such Borrower for such period. If such Lender pays such amount to the ~~applicable~~ Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Applicable Borrowers shall be without prejudice to any claim the Applicable Borrowers may have against a Lender that shall have failed to make such payment to the ~~applicable~~ Administrative Agent.

(c)           The foregoing notwithstanding, the ~~Revolver~~ Administrative Agent, in its sole discretion, may from its own funds make a Revolving Facility Loan on behalf of the Lenders (including by means of Swingline Loans to the Borrower). In such event, the applicable Lenders on behalf of whom the ~~Revolver~~ Administrative Agent made the Revolving Facility Loan shall reimburse the ~~Revolver~~ Administrative Agent for all or any portion of such Revolving Facility Loan made on its behalf upon written notice given to each applicable Lender not later than 2:00 p.m., Local Time, on the Business Day such reimbursement is requested. The entire amount of interest attributable to such Revolving Facility Loan for the period from and including the date on which such Revolving Facility Loan was made on such Lender’s behalf to but excluding the date the ~~Revolver~~ Administrative Agent is reimbursed in respect of such Revolving Facility Loan by such Lender shall be paid to the ~~Revolver~~ Administrative Agent for its own account.

Section 2.07          Interest Elections. (a) Each Borrowing initially shall be of the Type and under the applicable Class specified in the applicable Borrowing Request and, in the case of a Term Benchmark Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the ~~applicable~~Applicable Borrower may (in the case of a Term Benchmark Borrowing only) elect to convert such Borrowing to a different Type (to the extent such Borrower is denominated in Dollars) or to continue such Borrowing and, in the case of a Term Benchmark Borrowing, may elect Interest Periods therefor, all as provided in this Section. The ~~Borrower~~Applicable Borrowers may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

(b)           To make an election pursuant to this Section, the ~~applicable~~Applicable Borrower shall notify the ~~applicable~~ Administrative Agent of such election in writing (including by electronic means), by the time that a Borrowing Request would be required under Section 2.03 if such Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such Interest Election Request shall be irrevocable and shall be signed by a Borrower; provided that, if such Interest Election Request is submitted through an Approved Borrower Portal, the foregoing signature requirement may be waived at the sole discretion of the Administrative Agent.

(c)           Each written Interest Election Request shall specify the following information in compliance with Section 2.02:

(i)            the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii)           the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii)          whether the resulting Borrowing is to be an ABR Borrowing (if denominated in Dollars) or a Term Benchmark Borrowing; and

(iv)          if the resulting Borrowing is a Term Benchmark Borrowing the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period.”

If any such Interest Election Request requests a Term Benchmark Borrowing but does not specify an Interest Period, then the ~~applicable~~Applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration. If less than all the outstanding principal amount of any Borrowing shall be converted or continued, then each resulting Borrowing shall be in an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum and satisfy the limitations specified in Section 2.02(c) regarding the maximum number of Borrowings of the relevant Type.

(d)           Promptly following receipt of an Interest Election Request, the ~~applicable~~ Administrative Agent shall advise each Lender to which such Interest Election Request relates of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e)           If ~~the~~a Borrower fails to deliver a timely Interest Election Request with respect to a Term Benchmark Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing or continued as a Term Benchmark Borrowing with a one-month Interest Period (if denominated in a currency other than Dollars). Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative ~~Agents~~Agent, at the written request (including a request through electronic means) of the Required Lenders, so notifies the ~~Borrowers~~Borrower Representative, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Term Benchmark Borrowing and (ii) unless repaid, each Term Benchmark Borrowing (A) in the case of such a Borrowing made in Dollars, be converted to an ABR Borrowing at the end of the Interest Period applicable thereto and (B) in the case of such a Borrowing made in Euros or an Alternate Currency, be continued as a Term Benchmark Borrowing, as applicable, with an Interest Period of one month’s duration.

Section 2.08          Termination and Reduction of Commitments. (a) Unless previously terminated, the Revolving Facility Commitments of each Class shall terminate on the applicable Revolving Facility Maturity Date for such Class. On the Closing Date (after giving effect to the funding of the Term Loans to be made on such date), the Term Loan Commitment of each Lender as of the Closing Date will terminate. On the Amendment No. 3 Effective Date (after giving effect to the funding of the Term Loans to be made on such date), the Term Loan Commitment of each Lender as of the Amendment No. 3 Effective Date will terminate.

(b)           The ~~Borrower~~Applicable Borrowers may at any time terminate, or from time to time reduce, the Revolving Facility Commitments of any Class; provided~~,~~  that (i) each reduction of the Revolving Facility Commitments of any Class shall be in an amount that is an integral multiple of $250,000 and not less than $1,000,000 (or, if less, the remaining amount of the Revolving Facility Commitments of such Class) and (ii) the ~~Borrower~~Applicable Borrowers shall not terminate or reduce the Revolving Facility Commitments of any Class if, after giving effect to any concurrent prepayment of the Revolving Facility Loans in accordance with Section 2.11 and any Cash Collateralization of Letters of Credit in accordance with Section 2.05(j) or (k), the Revolving Facility Credit Exposure of such Class (excluding any Cash Collateralized Letter of Credit) would exceed the total Revolving Facility Commitments of such Class.

(c)           The Borrower Representative shall notify the ~~Revolver~~ Administrative Agent of any election to terminate or reduce the Revolving Facility Commitments of any Class under paragraph (b) of this Section 2.08 at least three Business Days prior to the effective date of such termination or reduction (or such shorter period acceptable to the ~~Revolver~~ Administrative Agent), specifying such election and the effective date thereof. Promptly following receipt of any notice, the ~~Revolver~~ Administrative Agent shall advise the applicable Lenders of the contents thereof. Each notice delivered by the Borrower Representative pursuant to this Section 2.08 shall be irrevocable; provided~~,~~  that a notice of termination or reduction of the Revolving Facility Commitments of any Class delivered by the Borrower Representative may state that such notice is conditioned upon the effectiveness of other credit facilities, indentures or similar agreements or other transactions, in which case such notice may be revoked by the Borrower (by notice to the ~~Revolver~~ Administrative Agent on or prior to the specified effective date) if such condition is not satisfied (or waived by the Borrower in its sole discretion) and/or rescinded at any time by the Borrower if the Borrower determines in its sole discretion that any or all of such conditions will not be satisfied (or waived). Any termination or reduction of the Commitments of any Class shall be permanent. Each reduction of the Commitments of any Class shall be made ratably among the applicable Lenders in accordance with their respective Commitments of such Class.

Section 2.09          Repayment of Loans; Evidence of Debt. (a) Each Applicable Borrower hereby ~~jointly and severally~~ unconditionally promises to pay (i) to the ~~Revolver~~ Administrative Agent for the account of each Revolving Facility Lender the then unpaid principal amount of each Revolving Facility Loan to such Borrower on the Revolving Facility Maturity Date applicable to such Revolving Facility Loans, (ii) to the ~~Term Loan~~ Administrative Agent for the account of each Lender the then unpaid principal amount of each Term Loan of such Lender as provided in Section 2.10 and (iii) to the Swingline Lender the then unpaid principal amount of each Swingline Loan applicable to any Class of Revolving Facility Commitments on the earlier of the Revolving Facility Maturity Date for such Class and the first date after such Swingline Loan is made that is the 15th or last day of a calendar month and is at least five Business Days after such Swingline Loan is made; provided, that on each date that a Revolving Facility Borrowing is made by the Borrower, the Applicable Borrower shall repay all Swingline Loans then outstanding.

(b)           Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Applicable Borrowers to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c)           ~~Each~~The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Facility, Class, Type and currency thereof and the Interest Period (if any) applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Applicable Borrowers to each Lender hereunder and (iii) any amount received by ~~such~~the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d)           The entries made in the accounts maintained pursuant to clause (b) or (c) of this Section 2.09 shall be prima facie evidence (absent manifest error) of the existence and amounts of the obligations recorded therein; provided, that the failure of any Lender or the ~~applicable~~ Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Applicable Borrowers to repay the Loans in accordance with the terms of this Agreement.

(e)           Any Lender may request that Loans made by it be evidenced by a promissory note (a “Note”). In such event, the Applicable Borrowers shall prepare, execute and deliver to such Lender a promissory note payable to such Lender or its registered assigns and in a form approved by the ~~applicable~~ Administrative Agent and reasonably acceptable to the ~~Borrowers~~Borrower Representative. Thereafter, unless otherwise agreed to by the applicable Lender, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the payee named therein or its registered assigns.

(f)            Notwithstanding any other provision of this Agreement, each of the Secured Parties acknowledge that the payment by a Subsidiary Loan Party of its Parallel Debt Obligations to the Agent (as defined in the Subsidiary Guarantee Agreement) in accordance with Section 11 of the Subsidiary Guarantee Agreement shall also discharge (in the amount of the relevant payment) the corresponding Principal Obligations and vice versa the payment by a Subsidiary Loan Party of its Principal Obligations in accordance with the provisions of the relevant Secured Documents shall also discharge (in the amount of the relevant payment) the corresponding Parallel Debt Obligations, provided that no Principal Obligation shall be discharged by a discharge of the Parallel Debt Obligations if such discharge of the Parallel Debt Obligations is effected by virtue of any set-off, counterclaim or similar defense invoked by a Subsidiary Loan Party vis-à-vis the Agent (as defined in the Subsidiary Guarantee Agreement) other than in accordance with the terms of the relevant Secured Documents.

Section 2.10          Repayment of Term Loans and Revolving Facility Loans. (a) Subject to the other clauses of this Section 2.10,

(i)            the ~~Borrowers~~Applicable Borrower shall repay ~~(x)~~ the Term Loans incurred on the Closing Date on the last day of each March, June, September and December of each year (commencing on the last day of the first full fiscal quarter of the U.S. Borrower ending after the Closing Date) and on the Term Facility Maturity Date or, if any such date is not a Business Day, on the next preceding Business Day (each such date being referred to as a “Initial Term Loan Installment Date”), in an aggregate principal amount of such Term Loans equal to (A) in the case of quarterly payments due prior to the Term Facility Maturity Date, an amount equal to 0.25% of the aggregate principal amount of such Term Loans outstanding immediately after the Closing Date, and (B) in the case of such payment due on the date set forth in clause (~~A~~a) of the definition of Term Facility Maturity Date, an amount equal to the then unpaid principal amount of such Term Loans outstanding;

(ii)           the Applicable Borrower shall repay the 2025 Refinancing TLB Loans incurred on the Amendment No. 3 Effective Date on the last day of each March, June, September and December of each year (commencing on the last day of the first full fiscal quarter of the Applicable Borrower ending after the Amendment No. 3 Effective Date) and on the Term Facility Maturity Date or, if any such date is not a Business Day, on the next preceding Business Day (each such date being referred to as a “2025 Refinancing TLB Installment Date”), in an aggregate principal amount of such Term Loans equal to (A) in the case of quarterly payments due prior to the Term Facility Maturity Date, an amount equal to 0.25% of the aggregate principal amount of such Term Loans outstanding immediately after the Amendment No. 3 Effective Date, and (B) in the case of such payment due on the date set forth in clause (b) of the definition of Term Facility Maturity Date, an amount equal to the then unpaid principal amount of such Term Loans outstanding;

(iii)          the Applicable Borrower shall repay the 2025 Euro TLA Loans incurred on the Amendment No. 3 Effective Date on the last day of each March, June, September and December of each year (commencing on the last day of the first full fiscal quarter of the Applicable Borrower ending after the Amendment No. 3 Effective Date) and on the Term Facility Maturity Date or, if any such date is not a Business Day, on the next preceding Business Day (each such date being referred to as a “2025 Euro TLA Installment Date”), in an aggregate principal amount of such Term Loans equal to (A) in the case of quarterly payments due prior to the Term Facility Maturity Date, an amount equal to 1.875% of the aggregate principal amount of such Term Loans outstanding immediately after the Amendment No. 3 Effective Date, and (B) in the case of such payment due on the date set forth in clause (c) of the definition of Term Facility Maturity Date, an amount equal to the then unpaid principal amount of such Term Loans outstanding;

(iv)          the Applicable Borrower shall repay the 2025 Farm Credit Term Loans incurred on the Amendment No. 3 Effective Date on the last day of each March, June, September and December of each year (commencing on December 31, 2025) and on the Term Facility Maturity Date or, if any such date is not a Business Day, on the next preceding Business Day (each such date being referred to as a “2025 Farm Credit Term Loan Installment Date” and together with the Initial Term Loan Installment Date, the 2025 Refinancing TLB Installment Date, and the 2025 Euro TLA Installment Date, each an “Installment Date”), in an aggregate principal amount of such Term Loans equal to (A) in the case of quarterly payments due prior to the Term Facility Maturity Date, an amount equal to 0.25% of the aggregate principal amount of such Term Loans outstanding immediately after the Amendment No. 3 Effective Date, and (B) in the case of such payment due on the date set forth in clause (d) of the definition of Term Facility Maturity Date, an amount equal to the then unpaid principal amount of such Term Loans outstanding;

(~~ii~~v)         in the event that any Incremental Term Loans are made, the Applicable Borrowers shall repay such Incremental Term Loans on the dates and in the amounts set forth in the related Incremental Assumption Agreement (each such date being referred to as an “Incremental Term Loan Installment Date”); and

(~~iii~~vi)       to the extent not previously paid, outstanding Term Loans shall be due and payable on the applicable Term Facility Maturity Date.

(b)           To the extent not previously paid, outstanding Revolving Facility Loans shall be due and payable on the applicable Revolving Facility Maturity Date.

(c)           Prepayment of the Loans from:

(i)            all Net Proceeds pursuant to Section 2.11(b) and Excess Cash Flow pursuant to Section 2.11(c) shall be allocated to the Class or Classes of Term Loans determined pursuant to Section 2.10(d), with the application thereof to reduce in direct order amounts due on the succeeding Term Loan Installment Dates under such Classes as provided in the remaining scheduled amortization payments under such Classes; provided~~,~~  that any Lender, at its option, may elect to decline any such prepayment of any Term Loan held by it (other than any prepayment from Refinancing Notes and/or Refinancing Term Loans) if it shall give written notice to the ~~Term Loan~~ Administrative Agent thereof by 5:00 p.m. Local Time at least three Business Days prior to the date of such prepayment (any such Lender, a “Declining Lender”) and on the date of any such prepayment, any amounts that would otherwise have been applied to prepay Term Loans owing to Declining Lenders (such amounts, the “Declined Proceeds”) shall instead be retained by the Applicable Borrowers for application for any purpose not prohibited by this Agreement, and

(ii)           any optional prepayments of the Term Loans pursuant to Section 2.11(a) shall be applied to the remaining installments of the Term Loans under the applicable Class or Classes as the Applicable Borrower may in each case direct.

(d)           Any mandatory prepayment of Term Loans pursuant to Section 2.11(b) or (c) shall be applied so that the aggregate amount of such prepayment is allocated among the Term Loans and the Other Term Loans, if any, pro rata based on the aggregate principal amount of outstanding Term Loans and Other Term Loans, if any; provided~~,~~  that, subject to the pro rata application to Loans outstanding within any Class of Term Loans, the Applicable Borrower may allocate such prepayment in its discretion among the Class or Classes of Term Loans as the Applicable Borrower may specify (so long as such allocation complies with Section 2.21(b) or Section 2.21(f), as applicable); provided, further, that any mandatory prepayment of Terms Loans pursuant to Section 2.11(b) from the Net Proceeds of any Asset Sale under Section 6.05(s) shall be applied so that the aggregate amount of such prepayment is allocated solely to the Term Loans. Prior to any prepayment of any Loan under any Facility hereunder, the Applicable Borrower shall select the Borrowing or Borrowings under the applicable Facility to be prepaid and shall notify the ~~Term Loan~~ Administrative Agent ~~by telephone (confirmed~~in writing (including by electronic ~~means~~communication, including an Approved Borrower Portal, if arrangements for doing so have been approved by the Administrative Agent) of such selection not later than 2:00 p.m., Local Time, (i) in the case of an ABR Borrowing, at least one Business Day before the scheduled date of such prepayment (or in the case of a Swingline Loan, on the scheduled date of such prepayment), (ii) in the case of a Term Benchmark Borrowing denominated in Dollars, at least three U.S. Government Securities Business Days before the scheduled date of such prepayment or (iii) in the case of a Term Benchmark Borrowing denominated in Euros (or in an Alternate Currency if such Alternate Currency has been approved pursuant to Section 1.05), at least three Business Days before the scheduled date of such prepayment (or, in each case, such shorter period acceptable to the ~~applicable~~ Administrative Agent); provided~~,~~  that a notice of prepayment may state that such notice is conditioned upon the effectiveness of other credit facilities, indentures or similar agreements or other transactions, in which case such notice may be revoked by the Borrower (by notice to the ~~Term Loan~~ Administrative Agent on or prior to the specified effective date) if such condition is not satisfied (or waived by the Borrower in its sole discretion) and/or rescinded at any time by the Borrower if the Borrower determines in its sole discretion that any or all of such conditions will not be satisfied (or waived). Each repayment of a Borrowing (x) in the case of the Revolving Facility of any Class, shall be applied to the Revolving Facility Loans included in the repaid Borrowing such that each Revolving Facility Lender receives its ratable share of such repayment (based upon the respective Revolving Facility Credit Exposures of the Revolving Facility Lenders of such Class at the time of such repayment) and (y) in all other cases, shall be applied ratably to the Loans included in the repaid Borrowing. All repayments of Loans shall be accompanied by accrued interest on the amount repaid to the extent required by Section 2.13(d).

Section 2.11          Prepayment of Loans. (a) The Applicable Borrowers shall have the right at any time and from time to time to prepay any Loan in whole or in part, without premium or penalty (but subject to Section 2.12(d) and Section 2.16), in an aggregate principal amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum or, if less, the amount outstanding, subject to prior notice in accordance with Section 2.10(d).

(b)           The Applicable Borrowers shall apply all Net Proceeds promptly upon receipt thereof to prepay Term Loans in accordance with clauses (c) and (d) of Section 2.10. Notwithstanding the foregoing, the Applicable Borrowers may use a portion of such Net Proceeds to prepay or repurchase any Other First Lien Debt, in each case in an amount not to exceed the product of (x) the amount of such Net Proceeds and (y) a fraction, (A) the numerator of which is the outstanding principal amount of such Other First Lien Debt and (B) the denominator of which is the sum of the outstanding principal amount of such Other First Lien Debt and the outstanding principal amount of all Classes of Term Loans.

(c)           Not later than five (5) Business Days after the date on which the annual financial statements are, or are required to be, delivered under Section 5.04(a) with respect to each Excess Cash Flow Period, the Applicable Borrowers shall calculate Excess Cash Flow for such Excess Cash Flow Period and the Applicable Borrowers shall apply an amount equal to (i) the amount by which the Required Percentage of such Excess Cash Flow exceeds $10,000,000 (the “ECF Threshold Amount”) minus (ii) to the extent not financed using the proceeds of the incurrence of funded term Indebtedness, the sum of (A) the amount of any voluntary payments during such Excess Cash Flow Period (plus, without duplication of any amounts previously deducted under this clause (A), the amount of any voluntary payments after the end of such Excess Cash Flow Period but before the date of prepayment under this clause (c)) of (x) Term Loans (it being understood that the amount of any such payment constituting a below-par Permitted Loan Purchase shall be calculated to equal the amount of cash used and not the principal amount deemed prepaid therewith) and (y) Other First Lien Debt (provided that (i) in the case of the prepayment of any revolving Indebtedness, there was a corresponding reduction in commitments and (ii) the maximum amount of each such prepayment of Other First Lien Debt that may be counted for purposes of this clause (A)(y) shall not exceed the amount that would have been prepaid in respect of such Other First Lien Debt if such prepayment had been applied on a ratable basis among the Term Loans and such Other First Lien Debt (determined based on the aggregate outstanding principal amount of Term Loans and the aggregate principal amount of such Other First Lien Debt on the date of such prepayment of such Other First Lien Debt)) and (B) the amount of any permanent voluntary reductions during such Excess Cash Flow Period (plus, without duplication of any amounts previously deducted under this clause (B), the amount of any permanent voluntary reductions after the end of such Excess Cash Flow Period but before the date of prepayment under this clause (c)) of Revolving Facility Commitments to the extent that an equal amount of Revolving Facility Loans was simultaneously repaid (I) to prepay Term Loans in accordance with clauses (c) and (d) of Section 2.10 or (II) to prepay Term Loans in accordance with clauses (c) and (d) of Section 2.10 and to prepay any Other First Lien Debt in accordance with the agreement(s) governing such Other First Lien Debt so long as the prepayments under this clause (II) are applied in a manner such that the Term Loans are prepaid on at least a ratable basis with such Other First Lien Debt (determined based on the aggregate outstanding principal amount of Term Loans and the aggregate outstanding principal amount of such Other First Lien Debt being prepaid under this clause (II) on the date of such prepayment). Such calculation will be set forth in a certificate signed by a Financial Officer of the U.S. Borrower delivered to the ~~Term Loan~~ Administrative Agent setting forth the amount, if any, of Excess Cash Flow for such fiscal year, the amount of any required prepayment in respect thereof and the calculation thereof in reasonable detail.

(d)           Notwithstanding any other provisions of this Section 2.11 to the contrary, (i) to the extent that any or all of the Net Proceeds of any Asset Sale by a Subsidiary, other than a Subsidiary Loan Party organized in a Security Jurisdiction, or Excess Cash Flow attributable to a Subsidiary, other than a Subsidiary Loan Party organized in a Security Jurisdiction, would otherwise be required to be applied pursuant to Section 2.11(b) or Section 2.11(c) but is prohibited, restricted or delayed by applicable local law from being repatriated to the applicable jurisdiction in which such amounts would otherwise be required to be applied pursuant to Section 2.11(b) or Section 2.11(c) (as determined in good faith by the Borrower Representative), the portion of such Net Proceeds or Excess Cash Flow so affected will not be required to be applied to repay Term Loans or Other First Lien Debt at the times provided in Section 2.11(b) or Section 2.11(c) but may be retained by the applicable Subsidiary and (ii) to the extent that the Borrower has determined in good faith that repatriation of any Net Proceeds or Excess Cash Flow attributable to a Subsidiary, other than a Subsidiary Loan Party organized in a Security Jurisdiction, that would otherwise be required to be applied pursuant to Section 2.11(b) or Section 2.11(c) would have a material adverse tax consequence with respect to such Net Proceeds or Excess Cash Flow attributable to a Subsidiary, other than a Subsidiary Loan Party organized in a Security Jurisdiction, the Net Proceeds or Excess Cash Flow so affected may be retained by the applicable Subsidiary (the Borrower hereby agreeing to cause the applicable Subsidiary to promptly use commercially reasonable efforts to take all actions within the reasonable control of the Borrower that are reasonably required to eliminate such tax effects).

(e)           In the event that the aggregate amount of Revolving Facility Credit Exposure of any Class exceeds the total Revolving Facility Commitments of such Class (other than as a result of changes in currency exchange rates), the Applicable Borrower shall prepay Revolving Facility Borrowings or Swingline Borrowings of such Class (or, if no such Borrowings are outstanding, provide Cash Collateral in respect of outstanding Letters of Credit pursuant to Section 2.05(j)) in an aggregate amount equal to such excess.

(f)            In the event that the Revolving L/C Exposure exceeds the Letter of Credit Sublimit (other than as a result of changes in currency exchange rates), at the request of the ~~Revolver~~ Administrative Agent, the Applicable Borrower shall provide Cash Collateral pursuant to Section 2.05(j) in an aggregate amount equal to such excess.

(g)           If as a result of changes in currency exchange rates, on any Revaluation Date, (i) the Dollar Equivalent of the total Revolving Facility Credit Exposure of any Class exceeds the total Revolving Facility Commitments of such Class or (ii) the Revolving L/C Exposure exceeds the Letter of Credit Sublimit, the Applicable Borrower shall, at the request of the Administrative Agent, within ten (10) days of such Revaluation Date (A) prepay Revolving Facility Borrowings or (B) provide Cash Collateral pursuant to Section 2.05(j), in an aggregate amount such that the applicable exposure does not exceed the applicable commitment sublimit or amount set forth above.

Section 2.12          Fees. (a) The Applicable Borrower agrees to pay to each Lender (other than any Defaulting Lender), through the ~~Revolver~~ Administrative Agent, on the date that is fifteen Business Days after the last day of March, June, September and December in each year and on the date on which the Revolving Facility Commitments of all the Lenders shall be terminated as provided herein, a commitment fee (a “Commitment Fee”) on the daily amount of the applicable Available Unused Commitment of such Lender during the preceding quarter (or other period commencing with the Closing Date or ending with the date on which the last of the Commitments of such Lender shall be terminated) at a rate equal to the Applicable Commitment Fee accrued up to the last Business Day of each March, June, September and December. All Commitment Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days. For purposes of calculating any Lender’s Commitment Fee, the outstanding Swingline Loans during the period for which such Lender’s Commitment Fee is calculated shall be deemed to be zero. The Commitment Fee due to each Lender shall commence to accrue on the Closing Date and shall cease to accrue on the date on which the last of the Commitments of such Lender shall be terminated as provided herein.

(b)           The Applicable Borrower from time to time agrees to pay (i) to each Revolving Facility Lender of each Class (other than any Defaulting Lender), through the ~~Revolver~~ Administrative Agent, on the date that is fifteen Business Days after the last day of March, June, September and December of each year and on the date on which the Revolving Facility Commitments of all the Lenders shall be terminated as provided herein, a fee in Dollars (an “L/C Participation Fee”) on such Lender’s Revolving Facility Percentage of the daily aggregate Revolving L/C Exposure (excluding the portion thereof attributable to unreimbursed L/C Disbursements) of such Class, during the preceding quarter (or shorter period commencing with the Closing Date or ending with the Revolving Facility Maturity Date or the date on which the Revolving Facility Commitments of such Class shall be terminated) at the rate per annum equal to the Applicable Margin for Term Benchmark Revolving Facility Borrowings of such Class effective for each day in such period accrued up to the last Business Day of each March, June, September and December, and (ii) to each Issuing Bank, for its own account (x) on the date that is three Business Days after the last day of March, June, September and December of each year and on the date on which the Revolving Facility Commitments of all the Lenders shall be terminated, a fronting fee in respect of each Letter of Credit issued by such Issuing Bank for the period from and including the date of issuance of such Letter of Credit to and including the termination of such Letter of Credit, computed at a rate equal to 1/8 of 1.00% per annum of the Dollar Equivalent of the daily stated amount of such Letter of Credit, plus (y) in connection with the issuance, amendment or transfer of any such Letter of Credit or any L/C Disbursement thereunder, such Issuing Bank’s customary documentary and processing fees and charges (collectively, “Issuing Bank Fees”). All L/C Participation Fees and Issuing Bank Fees that are payable on a per annum basis shall be computed on the basis of the actual number of days elapsed in a year of 360 days.

(c)           The ~~Borrower agrees~~Borrowers agree to pay (i) to the ~~Revolver~~ Administrative Agent, for the account of the ~~Revolver~~ Administrative Agent and the N.A. Collateral Agent, the “Administration Fee” as set forth in the ~~Revolver Agency~~ Fee Letter and (ii) to the ~~Term Loan Administrative~~Non-N.A. Collateral Agent, for the account of the ~~Term Loan Administrative~~Non-N.A. Collateral Agent, the ~~“Term Facility Administration Fee” as~~fees set forth in the Non-N.A. Collateral Agency Fee Letter, in each case, at the times specified in the ~~Fee Letter or the Revolver~~ Agency Fee Letter or the Non-N.A. Collateral Agency Fee Letter, as applicable (collectively, the “Agency Fees”).

(d)           In the event that, on or prior to the date that is six months after the ~~Closing~~Amendment No. 3 Effective Date, the Applicable Borrowers shall (x) make a prepayment of the ~~Term~~2025 Refinancing TLB Loans pursuant to Section 2.11(a) with the proceeds of any new or replacement tranche of secured term loans that are broadly syndicated to banks and other institutional investors in financings similar to the ~~Term~~2025 Refinancing TLB Loans and that have an All-in Yield that is less than the All-in Yield of such Term Loans (other than, for the avoidance of doubt, with respect to securitizations) or (y) effect any amendment to this Agreement which reduces the All-in Yield of the ~~Term~~2025 Refinancing TLB Loans (other than, in the case of each of clauses (x) and (y), in connection with a Change in Control or a transformative acquisition referred to in the last sentence of this paragraph), the Applicable Borrowers shall pay to the ~~Term Loan~~ Administrative Agent, for the ratable account of each of the applicable ~~Term Loan~~2025 Refinancing TLB Lenders, (A) in the case of clause (x), a prepayment premium of 1.00% of the aggregate principal amount of the ~~Term~~2025 Refinancing TLB Loans so prepaid and (B) in the case of clause (y), a fee equal to 1.00% of the aggregate principal amount of the applicable ~~Term~~2025 Refinancing TLB Loans for which the All-in Yield has been reduced pursuant to such amendment (and, in the case of clause (y), any lender who is replaced pursuant to Section 2.19(c) in connection with any such amendment shall be paid such fee). Such amounts shall be due and payable on the date of such prepayment or the effective date of such amendment, as the case may be. For purposes of this Section 2.12(d), a “transformative acquisition” is any acquisition by ~~the Borrowers~~any Borrower or any Subsidiary that is (i) not permitted by the terms of the Loan Documents immediately prior to the consummation of such acquisition or (ii) if permitted by the terms of the Loan Documents immediately prior to the consummation of such acquisition, would not provide the Borrowers and ~~its~~their Subsidiaries with adequate flexibility under the Loan Documents for the continuation and/or expansion of their combined operations following such consummation, as determined by the ~~Borrower~~Applicable Borrowers in good faith.

(e)           The ~~Borrower agrees~~Borrowers agree to pay to the ~~Term Loan~~ Administrative Agent on (and subject to the occurrence of) the Closing Date, for the account of each Term Lender (on a pro rata basis in accordance with the amount of each Term Lender’s Term Loan Commitment), a nonrefundable ticking fee equal to (x) beginning on March 21, 2020 and through and including May 4, 2020, 0.875% per annum multiplied by the aggregate Term Loan Commitments hereunder and (y) beginning on May 5, 2020 and through and including the Closing Date, 1.75% per annum multiplied by the aggregate Term Loan Commitments hereunder, in each case, computed on the basis of the actual number of days elapsed since March 21, 2020 in a year of 360 days.

(f)            All Fees shall be paid on the dates due, in immediately available funds, to the ~~applicable~~ Administrative Agent for distribution, if and as appropriate, among the applicable Lenders, except that Issuing Bank Fees shall be paid directly to the applicable Issuing Banks. Once paid, none of the Fees shall be refundable under any circumstances.

Section 2.13          Interest. (a) The Loans comprising each ABR Borrowing (including each Swingline Loan) shall bear interest at the ABR plus the Applicable Margin.

(b)           The Loans comprising each Term Benchmark Borrowing shall bear interest at (i) with respect to Loans denominated in Dollars, the applicable Adjusted Term SOFR Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin for such Loans or (ii) with respect to Loans denominated in Euros, the applicable Adjusted EURIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin for such Loans based on the applicable currency.

(c)           Notwithstanding the foregoing, if (i) any principal of or interest on any Loan or any Fees or other amount payable by ~~the Borrowers~~any Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise or (ii) an Event of Default under Section 7.01(h) or (i) has occurred and is continuing, any overdue amounts owing under this Agreement or the other Loan Documents shall bear interest, after as well as before judgment, at a rate per annum equal to (x) in the case of overdue principal of any Loan, 2.00% plus the rate otherwise applicable to such Loan as provided in the preceding clauses of this Section 2.13 or (y) in the case of any other overdue amount, 2.00% plus the rate applicable to ABR Loans as provided in clause (a) of this Section; provided~~,~~  that this clause (c) shall not apply to any Event of Default that has been waived by the Lenders pursuant to Section 9.08.

(d)           Accrued interest on each Loan shall be payable in arrears (i) on each Interest Payment Date for such Loan, (ii) in the case of Revolving Facility Loans, upon termination of the applicable Revolving Facility Commitments and (iii) in the case of the Term Loans, on the applicable Term Facility Maturity Date; provided~~,~~  that (A) interest accrued pursuant to clause (c) of this Section 2.13 shall be payable on demand, (B) in the event of any repayment or prepayment of any Loan (other than a prepayment of a Revolving Facility Loan that is an ABR Loan that is not made in conjunction with a permanent commitment reduction), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (C) in the event of any conversion of any Term Benchmark Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(e)           All interest hereunder shall be computed on the basis of a year of 360 days, except that (i) interest computed by reference to the ABR at times when the ABR is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and (ii) in the case of interest in respect of Loans denominated in Alternate Currencies as to which market practice (as reasonably determined by the ~~applicable~~ Administrative Agent) differs from the foregoing, such interest will be calculated in accordance with such market practice, and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable ABR, Adjusted Term SOFR Rate, Term SOFR Rate, Adjusted EURIBO Rate or EURIBO Rate shall be determined by the ~~applicable~~ Administrative Agent, and such determination shall be conclusive absent manifest error.

(f)           For purposes of disclosure pursuant to the Interest Act (Canada), the annual rates of interest or fees to which the rates of interest or fees provided in this Agreement or the other Loan Documents (and stated herein or therein, as applicable, to be computed on the basis of a 360 day year or any other period of time less than a calendar year) are equivalent are the rates so determined multiplied by the actual number of days in the applicable calendar year and divided by 360 or the actual number of days in such other period of time, respectively. For the purposes of the Interest Act (Canada), the principle of deemed reinvestment of interest will not apply to any interest calculation under this Agreement or the other Loan Documents, and the rates of interest stipulated in this Agreement or the other Loan Documents are intended to be nominal rates and not effective rates or yields.

(g)           The rates of interest provided for in this Agreement are minimum interest rates. As of the Closing Date, the parties hereto have assumed that the interest payable at the rates set out in this Section 2.13 (Interest) or in other clauses of this Agreement, if any, is not and will not become subject to Swiss Withholding Tax. This notwithstanding, if a Swiss Tax Deduction is required by law in respect of any interest payable by a Swiss Loan Party under a Loan Document and should it be unlawful for any Swiss Loan Party to comply with Section 2.17 (a) (Taxes) for any reason, where this would otherwise be required by the terms of Section 2.17 (a) (Taxes), then:

(i) the applicable interest rate in relation to that interest payment shall be the interest rate which would have applied to that interest payment as provided for in this Section 2.13 (Interest) divided by one minus the rate at which the relevant Swiss Tax Deduction is required to be made under Swiss domestic tax law and/or applicable double taxation treaties (where the rate at which the relevant Swiss Tax Deduction is required to be made is for this purpose expressed as a fraction of one); and

(ii) the Swiss Loan Party shall (A) pay the relevant interest at the adjusted rate in accordance with paragraph (i) above and (B) make the Swiss Tax Deduction on the interest so recalculated, and all references to a rate of interest under the Loan Documents shall be construed accordingly.

(h)           To the extent that interest payable by a Swiss Loan Party under a Loan Document becomes subject to Swiss Withholding Tax, each relevant Lender and the Borrowers and such Swiss Loan Party shall promptly cooperate in completing any procedural formalities (including submitting forms and documents required by the appropriate Tax authority) to the extent possible and necessary: (i) for the relevant Swiss Loan Party to obtain authorization to make interest payments without such payments being subject to Swiss Withholding Tax; and (ii) to ensure that any person which is entitled to a full or partial refund under any applicable double taxation treaty is so refunded.

Section 2.14          Alternate Rate of Interest. Subject to Section 1.16, if, prior to the commencement of any Interest Period for a Term Benchmark Borrowing:

(i)            the ~~applicable~~ Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted Term SOFR Rate or the Adjusted EURIBO Rate for the applicable Agreed Currency for such Interest Period; or

(ii)           the ~~applicable~~ Administrative Agent is advised by the Required Lenders of the applicable Class for such Term Benchmark Borrowing that the Adjusted Term SOFR Rate or the Adjusted EURIBO Rate for the applicable Agreed Currency for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the ~~applicable~~ Administrative Agent shall give notice thereof to the Borrower and the applicable Lenders by telephone or electronic means as promptly as practicable thereafter (with written notice to the Borrower Representative and the Lenders to follow within one Business Day thereafter) and, until ~~such~~the Administrative Agent notifies the Borrower Representative and the applicable Lenders that the circumstances giving rise to such notice no longer exist, (I) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Term Benchmark Borrowing shall be ineffective (solely to the extent applicable) (i.e., an Interest Election Request with respect to a Euro-denominated Loan shall be unaffected by a determination pursuant to clause (i) or (ii) above with respect to the Adjusted Term SOFR Rate for Dollar-denominated Loans), and (A) in the case of any Borrowing denominated in Dollars, as on the last day of the Interest Period applicable thereto, such Borrowing shall be converted to or continued as an ABR Borrowing and (B) in the case of Revolving Facility Borrowing denominated in Euros or an Alternate Currency, such Borrowing shall be repaid at the end of the then current Interest Period (solely to the extent applicable) (i.e., a Revolving Facility Borrowing denominated in Euros shall be unaffected by the preceding clause (B) notwithstanding a determination pursuant to clause (i) or (ii) above with respect to the Adjusted Term SOFR Rate for Dollar-denominated Loans), and (II) (x) if any Borrowing Request requests a Term Benchmark Borrowing in Dollars, such Borrowing shall be made as an ABR Borrowing and (y) if any Borrowing Request requests a Borrowing denominated in Euros or an Alternate Currency, then such Borrowing Request shall be ineffective (solely to the extent applicable) (i.e., the applicable Lenders shall fund a Borrowing Request for Euros or such Alternate Currency in accordance with the terms of this Agreement notwithstanding that the Adjusted Term SOFR Rate for Dollar-denominated Loans is then subject to clauses (i) or (ii) above).

Section 2.15          Increased Costs. (a) If any Change in Law shall:

(i)            impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted EURIBO Rate) or Issuing Bank; or

(ii)           subject any Lender to any Tax with respect to any Loan, Letter of Credit or Loan Document (other than (A) Taxes indemnifiable under Section 2.17 or (B) Excluded Taxes); or

(iii)           impose on any Lender or Issuing Bank any other condition affecting this Agreement or Term Benchmark Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Term Benchmark Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or Issuing Bank hereunder (whether of principal, interest or otherwise), then the Applicable Borrower will pay to such Lender or Issuing Bank, as applicable, such additional amount or amounts as will compensate such Lender or Issuing Bank, as applicable, for such additional costs incurred or reduction suffered.

(b)           If any Lender or Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or Issuing Bank’s capital or on the capital of such Lender’s or Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit or Swingline Loans held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Bank’s policies and the policies of such Lender’s or such Issuing Bank’s holding company with respect to capital adequacy and liquidity), then from time to time the Applicable Borrower shall pay to such Lender or such Issuing Bank, as applicable, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company for any such reduction suffered.

(c)           A certificate of a Lender or an Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or Issuing Bank or its holding company, as applicable, as specified in clause (a) or (b) of this Section 2.15 shall be delivered to the Borrower and shall be conclusive absent manifest error; provided, that any such certificate claiming amounts described in clause (x) or (y) of the definition of “Change in Law” shall, in addition, state the basis upon which such amount has been calculated and certify that such Lender’s or Issuing Bank’s demand for payment of such costs hereunder, and such method of allocation is not inconsistent with its treatment of other borrowers which, as a credit matter, are similarly situated to the Applicable Borrower and which are subject to similar provisions. The Applicable Borrower shall pay such Lender or Issuing Bank, as applicable, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d)           Promptly after any Lender or any Issuing Bank has determined that it will make a request for increased compensation pursuant to this Section 2.15, such Lender or Issuing Bank shall notify the Applicable Borrower thereof. Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section 2.15 shall not constitute a waiver of such Lender’s or Issuing Bank’s right to demand such compensation; provided, that the Applicable Borrower shall not be required to compensate a Lender or an Issuing Bank pursuant to this Section 2.15 for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or Issuing Bank, as applicable, notifies the Borrower Representative of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or Issuing Bank’s intention to claim compensation therefor; provided, further, that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180 day period referred to above shall be extended to include the period of retroactive effect thereof.

Section 2.16          Break Funding Payments. In the event of (a) the payment of any principal of any Term Benchmark Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Term Benchmark Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow (other than due to the default of the relevant Lender), convert, continue or prepay any Term Benchmark Loan on the date specified in any notice delivered pursuant hereto or (d) the assignment of any Term Benchmark Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.19, then, in any such event, the Borrowers shall compensate each Lender for the reasonable and actual loss, cost and expense attributable to such event (excluding loss of margin or anticipated profits). In the case of a Term Benchmark Loan, such loss, cost or expense to any Lender shall be deemed to be the amount determined by such Lender (it being understood that the deemed amount shall not exceed the actual amount) to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such Loan had such event not occurred, at the Term SOFR Rate or EURIBO Rate, as applicable, that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue a Term Benchmark Loan, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for deposits in Dollars of a comparable amount and period from other banks in the eurocurrency market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.16 shall be delivered to the Borrower Representative and shall be conclusive absent manifest error. The Borrowers shall pay such Lender the amount shown as due on any such certificate within 15 days after receipt thereof.

Section 2.17          Taxes.

(a)           All payments made by or on behalf of a Loan Party under this Agreement or any other Loan Document shall be made free and clear of, and without deduction or withholding for or on account of, any Taxes; provided~~,~~  that if a Loan Party, an Administrative Agent or any other applicable withholding agent shall be required by applicable Requirements of Law to deduct or withhold any Taxes from such payments, then (A) the applicable withholding agent shall make such deductions or withholdings as are reasonably determined by the applicable withholding agent to be required by any applicable Requirements of Law, (B) the applicable withholding agent shall timely pay the full amount deducted or withheld to the relevant Governmental Authority within the time allowed and in accordance with applicable Requirements of Law, and (C) to the extent withholding or deduction is required to be made on account of Indemnified Taxes ~~or Other Taxes~~, an additional amount shall be paid by the Loan Party as necessary so that after all required deductions and withholdings have been made (including deductions or withholdings applicable to additional sums payable under this Section 2.17) any Lender (or where the ~~applicable~~ Administrative Agent receives the payment for its own account, ~~such~~the Administrative Agent) receives an amount equal to the sum it would have received had no such deductions or withholdings been made. ~~After~~As soon as reasonably practicable after any payment of Taxes by any Loan Party or ~~any~~the Administrative Agent to a Governmental Authority as provided in this Section 2.17, such Loan Party shall deliver to the ~~applicable~~ Administrative Agent or the ~~applicable~~ Administrative Agent shall deliver to the Borrower, as the case may be, a copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by applicable Requirements of Law to report such payment or other evidence of such payment reasonably satisfactory to the Borrower ~~or such~~Representative or the Administrative Agent, as the case may be.

(b)           The Borrowers shall timely pay any Other Taxes.

(c)           The Borrowers shall indemnify and hold harmless ~~each~~the Administrative Agent and each Lender within 15 Business Days after written demand therefor, for the full amount of any Indemnified Taxes ~~or Other Taxes~~ imposed on ~~such~~the Administrative Agent or such Lender, as applicable, as the case may be (including Indemnified Taxes ~~or Other Taxes~~ imposed or asserted on or attributable to amounts payable under this Section 2.17), and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes ~~or Other Taxes~~ were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate setting forth in reasonable detail the basis and calculation of the amount of such payment or liability delivered to the ~~Borrowers~~Borrower Representative by a Lender or by ~~an~~the Administrative Agent (as applicable) on its own behalf or on behalf of a Lender shall be conclusive absent manifest error.

(d)           Each Lender shall deliver to the ~~Borrower and each~~Applicable Borrowers and the Administrative Agent, at such time or times reasonably requested by the ~~Borrowers or such~~Borrower Representative or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law and such other reasonably requested information as will permit the Applicable Borrowers or ~~such~~the Administrative Agent, as the case may be, to determine (A) whether or not any payments made hereunder or under any other Loan Document are subject to withholding of Taxes, (B) if applicable, the required rate of withholding or deduction, and (C) such Lender’s entitlement to any available exemption from, or reduction of, any such withholding of Taxes in respect of any payments to be made to such Lender by any Loan Party pursuant to any Loan Document or otherwise to establish such Lender’s status for withholding tax purposes in the applicable jurisdiction. In addition, any Lender, if requested by the ~~Borrowers or an~~Borrower Representative or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the ~~Borrowers or such~~Borrower Representative or the Administrative Agent as will enable the Applicable Borrowers or ~~such~~the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Each Lender agrees that if any documentation it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such documentation or promptly notify the Borrower Representative and the Administrative ~~Agents~~Agent in writing of its legal ineligibility to do so.

Without limiting the generality of the foregoing:

(i)            each U.S. Lender shall deliver to the Borrower Representative and the ~~applicable~~ Administrative Agent on or about the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the ~~applicable~~ Administrative Agent), copies of executed IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(ii)           each Foreign Lender shall deliver to the Borrower Representative and the ~~applicable~~ Administrative Agent (in such number of copies as shall be requested by the recipient) on or about the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower Representative or the ~~applicable~~ Administrative Agent), whichever of the following is applicable:

(A)          in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, copies of executed IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(B)          copies of executed IRS Form W-8ECI;

(C)          in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit J-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of ~~the~~any Borrower within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” related to ~~the~~any Borrower as described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) copies of executed IRS Form W-8BEN or IRS Form W-8BEN-E; or

(D)          to the extent a Foreign Lender is not the beneficial owner, copies of executed IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit J-2 or Exhibit J-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit J-4 on behalf of each such direct and indirect partner;

(iii)          any Foreign Lender shall deliver to the Borrower Representative and the ~~applicable~~ Administrative Agent (in such number of copies as shall be requested by the recipient) on or about the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower Representative or the ~~applicable~~ Administrative Agent), copies of any other executed form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the ~~Borrower~~Applicable Borrowers or the ~~applicable~~ Administrative Agent to determine the withholding or deduction required to be made; and

(iv)          if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower Representative and the ~~applicable~~ Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower Representative or the ~~applicable~~ Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower Representative or the ~~applicable~~ Administrative Agent as may be necessary for the ~~Borrower~~Applicable Borrowers and the ~~applicable~~ Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (iv), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each person that shall become a Participant pursuant to Section 9.04 or a Lender pursuant to Section 9.04 shall, upon the effectiveness of the related transfer, be required to provide all the forms and statements required pursuant to this Section 2.17(d); provided that a Participant shall furnish all such required forms and statements solely to the person from which the related participation shall have been purchased.

Each Lender hereby authorizes the ~~applicable~~ Administrative Agent to deliver to the Loan Parties and to any successor Administrative Agent any documentation provided by such Lender to ~~such~~the Administrative Agent pursuant to this Section 2.17(d).

Notwithstanding any other provision of this Section 2.17(d), a Lender shall not be required to deliver any documentation (other than such documentation set forth in Sections 2.17(d)(i), (ii) and (iv) above) if in the Lender’s reasonable judgment such delivery would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. For purposes of this Section 2.17(d), the Administrative Agent shall provide forms required as if it were a Lender.

(e)           If any Lender or ~~any~~the Administrative Agent, as applicable, determines, in its sole discretion, exercised in good faith, that it has received a refund of an Indemnified Tax or Other Tax for which a payment has been made by a Loan Party pursuant to this Agreement or any other Loan Document, which refund in the good faith judgment of such Lender or ~~such~~the Administrative Agent, as the case may be, is attributable to such payment made by such Loan Party, then such Lender or ~~such~~the Administrative Agent, as the case may be, shall reimburse the Loan Party for such amount (net of all reasonable out-of-pocket expenses of such Lender or ~~such~~the Administrative Agent, as the case may be, (including any Taxes) and without interest other than any interest received thereon from the relevant Governmental Authority with respect to such refund); provided that the Loan Party, upon the request of such Lender or ~~such~~the Administrative Agent shall repay the amount paid over to the Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to such Lender or ~~such~~the Administrative Agent in the event the Lender or the Administrative ~~Agents~~Agent are required to repay such refund to such Governmental Authority. In such event, such Lender or ~~such~~the Administrative Agent, as the case may be, shall, at the ~~Borrower’s~~Borrower Representative’s request, provide the Borrower with a copy of any notice of assessment or other evidence of the requirement to repay such refund received from the relevant Governmental Authority (provided that such Lender or ~~such~~the Administrative Agent may delete any information therein that it deems confidential). Notwithstanding anything to the contrary in this clause (e), in no event will any Lender or any Agent be required to pay any amount to a Loan Party pursuant to this clause (e) the payment of which would place the applicable Lender or Agent in a less favorable net after-Tax position than they would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. No Lender and no Administrative Agent shall be obliged to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Loan Party in connection with this clause (e) or any other provision of this Section 2.17.

(f)            If any Borrower determines that a reasonable basis exists for contesting an Indemnified Tax or Other Tax for which a Loan Party has paid additional amounts or indemnification payments, each affected Lender or Agent, as the case may be, shall use reasonable efforts to cooperate with the Applicable Borrowers as the ~~Borrowers~~Borrower Representative may reasonably request in challenging such Tax. The Applicable Borrowers shall indemnify and hold each Lender and Agent harmless against any out-of-pocket expenses incurred by such person in connection with any request made by any Borrower pursuant to this Section 2.17(f). Nothing in this Section 2.17(f) shall obligate any Lender or Agent to take any action that such person, in its sole judgment, determines may result in a material detriment to such person.

(g)           The agreements in this Section 2.17 shall survive the resignation or replacement of ~~an Administrative~~each Agent or any assignment of rights by, or the replacement of, a Lender, the termination of this Agreement and the payment of the Loans and all other amounts payable under any Loan Document.

(h)           VAT

(i)            All amounts expressed to be payable under the Loan Documents by any party to the Loan Documents to a Lender or Administrative Agent which (in whole or in part) constitute the consideration for any supply for VAT purposes are deemed to be exclusive of any VAT which is chargeable on that supply, and accordingly, subject to paragraph (ii) below, if VAT is or becomes chargeable on any supply made by any Lender or Administrative Agent to any party to the Loan Documents under the Loan Documents and such Lender or Administrative Agent is required to account to the relevant tax authority for the VAT, that party must pay to such Lender or Administrative Agent (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of the VAT (and such Lender or Administrative Agent must promptly provide an appropriate VAT invoice to that party).

(ii)           If VAT is or becomes chargeable on any supply made by any Lender or Administrative Agent (the “Supplier”) to any other Lender (the “Recipient”) under a Loan Document, and any party to the Loan Documents other than the Recipient (the “Relevant Party”) is required by the terms of any Loan Document to pay an amount equal to the consideration for that supply to the Supplier (rather than being required to reimburse or indemnify the Recipient in respect of that consideration):

(x)           (where the Supplier is the person required to account to the relevant tax authority for the VAT) the Relevant Party must also pay to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of the VAT. The Recipient must (where this paragraph (x) applies) promptly pay to the Relevant Party an amount equal to any credit or repayment the Recipient receives from the relevant tax authority which the Recipient reasonably determines relates to the VAT chargeable on that supply; and

(y)           (where the Recipient is the person required to account to the relevant tax authority for the VAT) the Relevant Party must promptly, following demand from the Recipient, pay to the Recipient an amount equal to the VAT chargeable on that supply but only to the extent that the Recipient reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT.

(iii)          Where a Loan Document requires any Borrower to reimburse or indemnify a Lender or Administrative Agent for any cost or expense, that Borrower shall reimburse or indemnify (as the case may be) such Lender or Administrative Agent for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that such Lender or Administrative Agent reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.

(iv)          In relation to any supply made by a Lender or Administrative Agent to any party to the Loan Documents under the Loan Documents, if reasonably requested by such Lender or Administrative Agent, that party must promptly provide such Lender or Administrative Agent with details of that party’s VAT registration and such other information as is reasonably requested in connection with such Lender’s or Administrative Agent’s VAT reporting requirements in relation to such supply.

For purposes of this Section 2.17, the term “Lender” includes any Issuing Bank and the terms “applicable law” and “applicable Requirement of Law” include FATCA.

Section 2.18          Payments Generally; Pro Rata Treatment; Sharing of Set-offs. (a) Unless otherwise specified, the Applicable Borrowers shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of L/C Disbursements, or of amounts payable under Sections 2.15, 2.16 or 2.17, or otherwise) prior to 2:00 p.m., Local Time, on the date when due, in immediately available funds. Each such payment shall be made without condition or deduction for any defense, recoupment, set-off or counterclaim. If for any reason the Applicable Borrowers are prohibited by Requirements of Law from making any required payment hereunder in Euro, the Applicable Borrowers shall make such payment in Dollars in the Dollar Equivalent of the Euro. Any amounts received after such time on any date may, in the reasonable discretion of the ~~applicable~~ Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made ~~(i)~~ to the ~~Term Loan~~ Administrative Agent to the applicable account designated to the Borrower by the ~~Term Loan~~ Administrative Agent ~~and (ii) in respect of the Revolving Loans, to the Revolver Administrative Agent to the applicable account designated to the Borrower by the Revolver Administrative Agent~~, except payments to be made directly to the applicable Issuing Bank or the Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.05 shall be made directly to the persons entitled thereto. The ~~applicable~~ Administrative Agent shall distribute any such payments received by it for the account of any other person to the appropriate recipient promptly following receipt thereof. Except as otherwise expressly provided herein, if any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments made under the Loan Documents shall be made in Dollars (or, in the case of any Loans or Letters of Credit denominated in Euros, in Euros, or, in the case of Alternate Currency Loans or Alternate Currency Letters of Credit, in the applicable Alternate Currency). Any payment required to be made by the ~~applicable~~ Administrative Agent hereunder shall be deemed to have been made by the time required if ~~such~~the Administrative Agent shall, at or before such time, have taken the necessary steps to make such payment in accordance with the regulations or operating procedures of the clearing or settlement system used by ~~such~~the Administrative Agent to make such payment.

(b)           Subject to Section 7.02, if at any time insufficient funds are received by and available to the ~~applicable~~ Administrative Agent from ~~the~~a Borrower to pay fully all amounts of principal, unreimbursed L/C Disbursements, interest and fees then due from ~~the~~such Borrower hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due from ~~the~~such Borrower hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, (ii) second, towards payment of principal of Swingline Loans and unreimbursed L/C Disbursements then due from ~~the~~such Borrower hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal of Swingline Loans and unreimbursed L/C Disbursements then due to such parties, and (iii) third, towards payment of principal then due from ~~the~~such Borrower hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

(c)           If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of, or interest on, any of its Term Loans, Revolving Facility Loans or participations in L/C Disbursements or Swingline Loans of a given Class resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Term Loans, Revolving Facility Loans and participations in L/C Disbursements and Swingline Loans of such Class and accrued interest thereon than the proportion received by any other Lender entitled to receive the same proportion of such payment, then the Lender receiving such greater proportion shall purchase participations in the Term Loans, Revolving Facility Loans and participations in L/C Disbursements and Swingline Loans of such Class of such other Lenders to the extent necessary so that the benefit of all such payments shall be shared by all such Lenders entitled thereto ratably in accordance with the principal amount of each such Lender’s respective Term Loans, Revolving Facility Loans and participations in L/C Disbursements and Swingline Loans of such Class and accrued interest thereon; provided~~,~~  that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this clause (c) shall not be construed to apply to any payment made by the Applicable Borrowers pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in L/C Disbursements to any assignee or participant. Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Applicable Borrowers rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Applicable Borrower in the amount of such participation.

(d)           Unless the ~~applicable~~ Administrative Agent shall have received notice from the Borrower Representative prior to the date on which any payment is due to ~~such~~the Administrative Agent for the account of the Lenders or the applicable Issuing Bank hereunder that the Applicable Borrowers will not make such payment, ~~such~~the Administrative Agent may assume that the Applicable Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the applicable Issuing Bank, as applicable, the amount due. In such event, if the Applicable Borrowers have not in fact made such payment, then each of the Lenders or the applicable Issuing Bank, as applicable, severally agrees to repay to the ~~applicable~~ Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the ~~applicable~~ Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by ~~such~~the Administrative Agent in accordance with banking industry rules on interbank compensation.

(e)           If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(b), 2.05(d) or (e), 2.06 or 2.18(d), then the ~~applicable~~ Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by ~~such~~the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

Section 2.19          Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.15, or if the Applicable Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17 or any event that gives rise to the operation of Section 2.20, then such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17 or mitigate the applicability of Section 2.20, as applicable, in the future and (ii) would not subject such Lender to any material unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender in any material respect. The Borrowers hereby, jointly and severally, agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)           If (i) any Lender requests compensation under Section 2.15 or gives notice under Section 2.20, (ii) the Applicable Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17~~,~~  or (iii) any Lender is a Defaulting Lender, then the Applicable Borrowers may, at their sole expense and effort, upon notice to such Lender and the ~~applicable~~ Administrative Agent, require any such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Applicable Borrowers shall have received the prior written consent of ~~such~~the Administrative Agent (and, if in respect of any Revolving Facility Commitment or Revolving Facility Loan, the Swingline Lender and the Issuing Banks), to the extent consent would be required under Section 9.04(b) for an assignment of Loans or Commitments, as applicable, which consent, in each case, shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in L/C Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Applicable Borrowers (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15, payments required to be made pursuant to Section 2.17 or a notice given under Section 2.20, such assignment will result in a reduction in such compensation or payments. Nothing in this Section 2.19 shall be deemed to prejudice any rights that the Applicable Borrowers may have against any Lender that is a Defaulting Lender. No action by or consent of the removed Lender shall be necessary in connection with such assignment, which shall be immediately and automatically effective upon payment of such purchase price. In connection with any such assignment the Applicable Borrowers, the ~~applicable~~ Administrative Agent, such removed Lender and the replacement Lender shall otherwise comply with Section 9.04, provided, that if such removed Lender does not comply with Section 9.04 within one Business Day after the ~~Borrower’s~~Borrower Representative’s request, compliance with Section 9.04 shall not be required to effect such assignment.

(c)           If any Lender (such Lender, a “Non-Consenting Lender”) has failed to consent to a proposed amendment, waiver, discharge or termination which pursuant to the terms of Section 9.08 requires the consent of all of the Lenders affected and with respect to which the Required Lenders shall have granted their consent, then the Applicable Borrowers shall have the right (unless such Non-Consenting Lender grants such consent) at its sole expense (including with respect to the processing and recordation fee referred to in Section 9.04(b)(ii)(B)) to replace such Non-Consenting Lender by requiring such Non-Consenting Lender to (and any such Non-Consenting Lender agrees that it shall, upon the ~~Borrower’s~~Borrower Representative’s request) assign its Loans and its Commitments (or, at the ~~Borrower’s~~Borrower Representative’s option, the Loans and Commitments under the Facility that is the subject of the proposed amendment, waiver, discharge or termination) hereunder to one or more assignees reasonably acceptable to (i) the ~~applicable~~ Administrative Agent (unless such assignee is a Lender, an Affiliate of a Lender or an Approved Fund) and (ii) if in respect of any Revolving Facility Commitment or Revolving Facility Loan, the Swingline Lender and the Issuing Banks; provided, that: (a) all Loan Obligations of the Applicable Borrowers owing to such Non-Consenting Lender being replaced shall be paid in full to such Non-Consenting Lender concurrently with such assignment, (b) the replacement Lender shall purchase the foregoing by paying to such Non-Consenting Lender a price equal to the principal amount thereof plus accrued and unpaid interest thereon and the replacement Lender or, at the option of the Borrower, the Applicable Borrowers shall pay any amount required by Section 2.12(d)(y), if applicable, and (c) the replacement Lender shall grant its consent with respect to the applicable proposed amendment, waiver, discharge or termination. No action by or consent of the Non-Consenting Lender shall be necessary in connection with such assignment, which shall be immediately and automatically effective upon payment of such purchase price. In connection with any such assignment the Applicable Borrowers, the ~~applicable~~ Administrative Agent, such Non-Consenting Lender and the replacement Lender shall otherwise comply with Section 9.04; provided, that if such Non-Consenting Lender does not comply with Section 9.04 within one Business Day after the Applicable Borrower’s request, compliance with Section 9.04 shall not be required to effect such assignment.

Section 2.20          Illegality. If any Lender reasonably determines that any Change in Law has made it unlawful, or that any Governmental Authority has asserted after the Closing Date that it is unlawful, for any Lender or its applicable Lending Office to make or maintain any Term Benchmark Loans in any currency, then, on notice thereof by such Lender to the ~~Borrowers~~Borrower Representative through the ~~applicable~~ Administrative Agent, any obligations of such Lender to make or continue Term Benchmark Loans in such currency or to convert ABR Borrowings to Term Benchmark Borrowings in such currency shall be suspended until such Lender notifies the ~~applicable~~ Administrative Agent and the Borrower Representative that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the ~~Borrowers~~Borrower Representative shall upon demand from such Lender (with a copy to the ~~applicable~~ Administrative Agent) either:

(a)           (i) in the case of Term Benchmark Loans denominated in Dollars if the affected Lender may lawfully continue to maintain such Loans as Term Benchmark Loans until the last day of such Interest Period, convert all Term Benchmark Loans of such Lender to ABR Loans or to Term Benchmark Loans in a different currency on the last day of such Interest Period (or, otherwise, immediately convert such Term Benchmark Loans to ABR Loans or to Term Benchmark Loans in a different currency) or (ii) prepay such Term Benchmark Loans; or

(b)           in the case of Term Benchmark Loans denominated in Euro, if the affected Lender may lawfully continue to maintain such Term Benchmark Loans, prepay such Loans or the last day of the Interest Period therefor, or if the affected Lender may not lawfully continue to maintain such Loans, immediately prepay such Loans.

Upon any prepayment or conversion pursuant to clauses (a) through (~~c~~b) above, the Applicable Borrowers shall also pay accrued interest on the amount so prepaid or converted.

Section 2.21          Incremental Commitments. (a) The ~~Borrower~~Applicable Borrowers may, by written notice to the ~~applicable~~ Administrative Agent from time to time, establish Incremental Term Loan Commitments and/or Incremental Revolving Facility Commitments, as applicable, denominated at the option of the Borrower in Dollars and/or Euros and, in the case of any Incremental Revolving Facility Commitments, any Alternate Currency in an ~~amount~~outstanding amount, taken in the aggregate for all Incremental Term Loan Commitments and Incremental Revolving Facility Commitments established after the Amendment No. 3 Effective Date, not to exceed the Incremental Amount available at the time such Incremental Commitments are established (~~or~~either, at the option of the Applicable Borrowers (i) at the time any commitment relating thereto is entered into or~~,~~ (ii) at the ~~option of the Borrower, at the~~ time of incurrence of the Incremental Loans thereunder ~~or, with respect to any Incremental Term Loan Commitment and/or Incremental Revolving Facility Commitment established for purposes of financing any Permitted Business Acquisition or any other acquisition or similar Investment that is permitted by this Agreement, as of the date the definitive agreement with respect to such Permitted Business Acquisition, acquisition or similar Investment is entered into~~in which case such commitment (or portion thereof) shall only be treated as drawn for purposes of testing basket availability to the extent of any actual drawing thereunder; provided that in the case of clause (i), (A) the Applicable Borrowers shall not be required to comply with any financial ratio, test or basket availability in connection with any drawing thereunder after the date of the initial incurrence or assumption and (B) from and after such date of implementation or assumption, the amount of such commitment (or portion thereof) that is then effective and unused shall be deemed to have been fully drawn and in the case of clause (ii), any portion of any incremental facility commitments that exceeds the amount permitted to be incurred (calculated assuming that any such incremental facility is fully drawn as of such date) will be disregarded for the purposes of any determination of whether the Required Lenders have consented to any amendment or waiver under the Loan Documents until such time as such portion of such undrawn incremental facility is permitted to be drawn (determined assuming that the sole condition to borrowing thereunder is sufficient capacity to incur such portion of such undrawn incremental facility)) from one or more Incremental Term Lenders and/or Incremental Revolving Facility Lenders (which may include any existing Lender) willing to provide such Incremental Term Loans and/or Incremental Revolving Facility Commitments, as the case may be, in their own discretion; provided~~,~~  that each Incremental Revolving Facility Lender providing a commitment to make revolving loans shall be subject to the approval of the ~~Revolver~~ Administrative Agent and, to the extent the same would be required for an assignment under Section 9.04, the Issuing Banks and the Swingline Lender (which approvals shall not be unreasonably withheld) unless such Incremental Revolving Facility Lender is a Revolving Facility Lender. Such notice shall set forth (i) the amount of the Incremental Term Loan Commitments and/or Incremental Revolving Facility Commitments being established (which shall be in minimum increments of $5,000,000 or €5,000,000, as applicable, and a minimum amount of $10,000,000 or €10,000,000, as applicable, or equal to the remaining Incremental Amount or, in each case, such lesser amount approved by the ~~applicable~~ Administrative Agent), (ii) the date on which such Incremental Term Loan Commitments and/or Incremental Revolving Facility Commitments are anticipated to become effective, (iii) in the case of Incremental Revolving Facility Commitments, whether such Incremental Revolving Facility Commitments are to be (x) commitments to make additional Revolving Facility Loans on the same terms as the Initial Revolving Loans or (y) commitments to make revolving loans with pricing terms, final maturity dates, participation in mandatory prepayments or commitment reductions and/or other terms different from the Initial Revolving Loans (“Other Revolving Loans”) and (iv) in the case of Incremental Term Loan Commitments, whether such Incremental Term Loan Commitments are to be (x) commitments to make term loans with terms identical to Term Loans or (y) commitments to make term loans (which may be Additional Term A Loans) with pricing terms (including, for the avoidance of doubt, original issue discount and upfront fees), maturity, amortization, participation in mandatory prepayments and/or other terms different from the Term Loans (“Other Term Loans”).

(b)           The ~~Borrowers~~Applicable Borrower and each Incremental Term Lender and/or Incremental Revolving Facility Lender shall execute and deliver to the ~~applicable~~ Administrative Agent an Incremental Assumption Agreement and such other documentation as ~~such~~the Administrative Agent shall reasonably specify to evidence the Incremental Term Loan Commitment of such Incremental Term Lender and/or Incremental Revolving Facility Commitment of such Incremental Revolving Facility Lender. Each Incremental Assumption Agreement shall specify the terms of the applicable Incremental Term Loans and/or Incremental Revolving Facility Commitments; provided, that:

(i)            any commitments to make additional Term Loans and/or additional Initial Revolving Loans shall have the same terms as the Term Loans or Initial Revolving Loans, respectively,

(ii)           the Other Term Loans incurred pursuant to clause (a) of this Section 2.21 shall rank pari passu or, at the option of the Applicable Borrower, junior in right of security with the Liens on the Collateral securing the Obligations or be unsecured (provided~~,~~  that, if such Other Term Loans rank junior in right of security with the Liens on the Collateral securing the Obligations, such Other Term Loans shall be subject to a Permitted Junior Intercreditor Agreement and, for the avoidance of doubt, if such Other Term Loans rank junior in right of security with the Liens on the Collateral securing the Obligations or are unsecured, such Other Term Loans shall not be subject to clause (vii) below),

(iii)          (A) the final maturity date of any such Other Term Loans shall be (I) in the case of Additional Term A Loans, no earlier than (x) the Revolving Facility Maturity Date and (y) the date that is two years earlier than the Term Facility Maturity Date and (II) otherwise, no earlier than the Latest Term Facility Maturity Date in effect at such time such Indebtedness is incurred; provided~~,~~  that this clause (iii)(A) shall not apply with respect to any Other Term Loan if the principal amount of such Other Term Loan is less than, individually or in the aggregate with all Other Term Loans incurred in reliance on this proviso and all Refinancing Term Loans incurred in reliance on the proviso to Section 2.21(j)(ii), the greater of $500,000,000 and 0.42 times the EBITDA calculated on a Pro Forma Basis for the then most recently ended Test Period (or the Dollar Equivalent) and (B) except as to pricing, amortization, final maturity date, participation in mandatory prepayments and ranking as to security (which shall, subject to the other clauses of this proviso, be determined by the Applicable Borrower and the Incremental Term Lenders in their sole discretion), shall have (I) substantially similar terms as the Term Loans or (II) such other terms (including as to guarantees and collateral) as shall be reasonably satisfactory to the ~~Term Loan~~ Administrative Agent,

(iv)          the Weighted Average Life to Maturity of any such Other Term Loans (other than any Additional Term A Loans) shall be no shorter than the remaining Weighted Average Life to Maturity of the latest maturing Term Loans in effect at the time such Indebtedness is incurred; provided, that this clause (iv) shall not apply with respect to any Other Term Loan if the principal amount of such Other Term Loan is less than, individually or in the aggregate with all Other Term Loans incurred in reliance on this proviso and all Refinancing Term Loans incurred in reliance on the proviso to Section 2.21(j)(iii), the greater of $500,000,000 and 0.42 times the EBITDA calculated on a Pro Forma Basis for the then most recently ended Test Period (or the Dollar Equivalent),

(v)           the Other Revolving Loans incurred pursuant to clause (a) of this Section 2.21 shall rank pari passu or, at the option of the Applicable Borrower, junior in right of security with the Liens on the Collateral securing the Initial Revolving Loans or be unsecured (provided~~,~~  that if such Other Revolving Loans rank junior in right of security with the Liens on the Collateral securing the Initial Revolving Loans, such Other Revolving Loans shall be subject to a Permitted Junior Intercreditor Agreement),

(vi)          the final maturity date of any such Other Revolving Loans shall be no earlier than the Revolving Facility Maturity Date with respect to the Initial Revolving Loans and, except as to pricing, final maturity date, participation in mandatory prepayments and commitment reductions and ranking as to security (which shall, subject to the other clauses of this proviso, be determined by the Applicable Borrower and the Incremental Revolving Facility Lenders in their sole discretion), shall have (x) substantially similar terms as the Initial Revolving Loans or (y) such other terms (including as to guarantees and collateral) as shall be reasonably satisfactory to the ~~Revolver~~ Administrative Agent,

(vii)         with respect to any Other Term Loan incurred in Dollars prior to the six-month anniversary of the ~~Closing~~Amendment No. 3 Effective Date pursuant to clause (a) of this Section 2.21 that is secured by Liens on the Collateral that are pari passu in right of security with the Liens thereon securing the Term Loans, the All-in Yield shall be the same as that applicable to the ~~Term~~2025 Refinancing TLB Loans on the ~~Closing~~Amendment No. 3 Effective Date, except that the All-in Yield in respect of any such Dollar denominated Other Term Loan may exceed the All-in Yield in respect of such ~~Term~~2025 Refinancing TLB Loans on the ~~Closing~~Amendment No. 3 Effective Date by no more than 0.75%, or if it does so exceed such All-in Yield by more than 0.75% (such difference, the “Term Yield Differential”) then the Applicable Margin applicable to such ~~Term~~2025 Refinancing TLB Loans shall be increased such that after giving effect to such increase, the applicable Term Yield Differential shall not exceed 0.75%; provided~~,~~  that this clause (vii) shall not apply with respect to any Other Term Loan if (A) the principal amount of such Other Term Loan is less than, individually or in the aggregate with all Other Term Loans incurred in reliance on this clause (A), the greater of $600,000,000 and 0.50 times the EBITDA calculated on a Pro Forma Basis for the then most recently ended Test Period (or the Dollar Equivalent), or (B) such Other Term Loan has a final maturity date no earlier than the date that is 24 months after the Latest Term Facility Maturity Date (clauses (A) and (B) of this proviso, the “MFN Exception”).

(viii)        (A) such Other Revolving Loans may participate on a pro rata basis or a less than pro rata basis (but not a greater than pro rata basis) than the Initial Revolving Loans in (x) any voluntary or mandatory prepayment or commitment reduction hereunder and (y) any Borrowing at the time such Borrowing is made and (B) such Other Term Loans may participate on a pro rata basis or a less than pro rata basis (but not a greater than pro rata basis) than the Term Loans in any mandatory prepayment hereunder;

(ix)           there shall be no obligor in respect of any Incremental Term Loan Commitments or Incremental Revolving Facility Commitments that is not a Loan Party; and

(x)           such Indebtedness that is secured shall not be secured by any assets not securing the Loan Obligations.

Each party hereto hereby agrees that, upon the effectiveness of any Incremental Assumption Agreement, this Agreement shall be amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Incremental Term Loan Commitments and/or Incremental Revolving Facility Commitments evidenced thereby as provided for in Section 9.08(e). Any amendment to this Agreement or any other Loan Document that is necessary to effect the provisions of this Section 2.21 and any such collateral and other documentation shall be deemed “Loan Documents” hereunder and may be memorialized in writing by the ~~applicable~~ Administrative Agent and the Applicable Borrowers and furnished to the other parties hereto.

(c)           Notwithstanding the foregoing, no Incremental Term Loan Commitment or Incremental Revolving Facility Commitment shall become effective under this Section 2.21 unless (i) on the date of such effectiveness, (A) solely to the extent required by the relevant Incremental Assumption Agreement, the conditions set forth in clause (c)(ii) of Section 4.01 shall be satisfied and the ~~applicable~~ Administrative Agent shall have received a certificate to that effect dated such date and executed by a Responsible Officer of the U.S. Borrower and (B) if such Incremental Term Loan Commitment or Incremental Revolving Facility Commitment is established for a purpose other than financing any Permitted Business Acquisition or any other acquisition or similar Investment that is permitted by this Agreement, no Default or Event of Default under Section 7.01(b), (c), (h) or (i) shall have occurred and be continuing or would result therefrom and (ii) the ~~applicable~~ Administrative Agent shall have received customary legal opinions, board resolutions and other customary closing certificates and documentation to the extent required by the relevant Incremental Assumption Agreement and, to the extent required by the ~~applicable~~ Administrative Agent, consistent with those delivered on the Closing Date under Section 4.02 (or such other form as reasonably acceptable to the ~~applicable~~ Administrative Agent) and such additional customary documents and filings (including amendments to the Mortgages and other Security Documents and title date-down and modification endorsements, which, in the case of such amendments and title date-down and modification endorsements, may be delivered on a post-closing basis to the extent permitted by the applicable Incremental Assumption Agreement) as the ~~applicable~~ Administrative Agent may reasonably request to assure that the Incremental Term Loans and/or Revolving Facility Loans in respect of Incremental Revolving Facility Commitments are secured by the Collateral ratably with (or, to the extent set forth in the applicable Incremental Assumption Agreement, junior to) one or more Classes of then-existing Term Loans and Revolving Facility Loans.

(d)           Each of the parties hereto hereby agrees that the ~~applicable~~ Administrative Agent may (with the consent of the Borrower) take any and all action as may be reasonably necessary to ensure that (i) all Incremental Term Loans (other than Other Term Loans of a different Class), when originally made, (x) are included in each Borrowing of the outstanding applicable Class of Term Loans on a pro rata basis and (y) are fungible with the outstanding applicable Class of Term Loans, and (ii) all Revolving Facility Loans in respect of Incremental Revolving Facility Commitments (other than Revolving Facility Loans of a different Class), when originally made, are included in each Borrowing of the applicable Class of outstanding Revolving Facility Loans on a pro rata basis. The Borrowers agree that Section 2.16 shall apply to any conversion of Term Benchmark Loans to ABR Loans (with respect to Revolving Facility Loans denominated in Dollars) reasonably required by the ~~applicable~~ Administrative Agent to effect the foregoing.

(e)           Notwithstanding anything to the contrary in this Agreement, including Section 2.18(c) (which provisions shall not be applicable to clauses (e) through (i) of this Section 2.21), pursuant to one or more offers made from time to time by the Applicable Borrowers to all Lenders of any Class of Term Loans and/or Revolving Facility Commitments, on a pro rata basis (based, in the case of an offer to the Lenders under any Class of Term Loans, on the aggregate outstanding Term Loans of such Class and, in the case of an offer to the Lenders under any Revolving Facility, on the aggregate outstanding Revolving Facility Commitments under such Revolving Facility, as applicable) and on the same terms (“Pro Rata Extension Offers”), the Applicable Borrowers are hereby permitted to consummate transactions with individual Lenders from time to time to extend the maturity date of such Lender’s Loans and/or Commitments of such Class and to otherwise modify the terms of such Lender’s Loans and/or Commitments of such Class pursuant to the terms of the relevant Pro Rata Extension Offer (including, without limitation, increasing the interest rate or fees payable in respect of such Lender’s Loans and/or Commitments and/or modifying the amortization schedule in respect of such Lender’s Loans). For the avoidance of doubt, the reference to “on the same terms” in the preceding sentence shall mean, (i) in the case of an offer to the Lenders under any Class of Term Loans, that all of the Term Loans of such Class are offered to be extended for the same amount of time and that the interest rate changes and fees payable with respect to such extension are the same and (ii) in the case of an offer to the Lenders under any Revolving Facility, that all of the Revolving Facility Commitments of such Facility are offered to be extended for the same amount of time and that the interest rate changes and fees payable with respect to such extension are the same. Any such extension (an “Extension”) agreed to between the Applicable Borrowers and any such Lender (an “Extending Lender”) will be established under this Agreement by implementing an Incremental Term Loan for such Lender if such Lender is extending an existing Term Loan (such extended Term Loan, an “Extended Term Loan”) or an Incremental Revolving Facility Commitment for such Lender if such Lender is extending an existing Revolving Facility Commitment (such extended Revolving Facility Commitment, an “Extended Revolving Facility Commitment” and any Revolving Facility Loans made thereunder, “Extended Revolving Loans”). Each Pro Rata Extension Offer shall specify the date on which the Applicable Borrowers propose that the Extended Term Loan shall be made or Extended Revolving Facility Commitment shall become effective, which shall be a date not earlier than five Business Days after the date on which notice is delivered to the ~~applicable~~ Administrative Agent (or such shorter period agreed to by the ~~applicable~~ Administrative Agent in its reasonable discretion).

(f)            The Applicable Borrowers and each Extending Lender shall execute and deliver to the ~~applicable~~ Administrative Agent an Incremental Assumption Agreement and such other documentation as ~~such~~the Administrative Agent shall reasonably specify to evidence the Extended Term Loans and/or Extended Revolving Facility Commitments of such Extending Lender. Each Incremental Assumption Agreement shall specify the terms of the applicable Extended Term Loans and/or Extended Revolving Facility Commitments; provided~~,~~  that (i) except as to interest rates, fees and any other pricing terms (which interest rates, fees and other pricing terms shall not be subject to the provisions set forth in Section 2.21(b)(vii)), and amortization, final maturity date and participation in prepayments and commitment reductions (which shall, subject to clauses (ii) and (iii) of this proviso, be determined by the Borrower and set forth in the Pro Rata Extension Offer), the Extended Term Loans shall have (x) the same terms as an existing Class of Term Loans or (y) such other terms as shall be reasonably satisfactory to the ~~Term Loan~~ Administrative Agent, (ii) the final maturity date of any Extended Term Loans shall be no earlier than the Latest Term Facility Maturity Date in effect on the date of incurrence, (iii) the Weighted Average Life to Maturity of any Extended Term Loans shall be no shorter than the remaining Weighted Average Life to Maturity of the Class of Term Loans to which such offer relates, (iv) except as to interest rates, fees, any other pricing terms, participation in mandatory prepayments and commitment reductions and final maturity (which shall be determined by the Borrower and set forth in the Pro Rata Extension Offer), any Extended Revolving Facility Commitment shall have (x) the same terms as an existing Class of Revolving Facility Commitments or (y)  such other terms as shall be reasonably satisfactory to the ~~applicable~~ Administrative Agent and, in respect of any other terms that would affect the rights or duties of any Issuing Bank or Swingline Lender, such terms as shall be reasonably satisfactory to such Issuing Bank or Swingline Lender, (v) any Extended Revolving Facility Commitments may participate on a pro rata basis or a less than pro rata basis (but not greater than a pro rata basis) than the Initial Revolving Loans in any voluntary or mandatory prepayment or commitment reduction hereunder and (vi) any Extended Term Loans may participate on a pro rata basis or a less than pro rata basis (but not a greater than pro rata basis) than the Term Loans in any mandatory prepayment hereunder. Upon the effectiveness of any Incremental Assumption Agreement, this Agreement shall be amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Extended Term Loans and/or Extended Revolving Facility Commitments evidenced thereby as provided for in Section 9.08(e). Any such deemed amendment may be memorialized in writing by the ~~applicable~~ Administrative Agent with the ~~Borrower’s~~Borrower Representative’s consent (not to be unreasonably withheld) and furnished to the other parties hereto. If provided in any Incremental Assumption Agreement with respect to any Extended Revolving Facility Commitments, and with the consent of each Swingline Lender and Issuing Bank, participations in Swingline Loans and Letters of Credit shall be reallocated to lenders holding such Extended Revolving Facility Commitments in the manner specified in such Incremental Assumption Agreement, including upon effectiveness of such Extended Revolving Facility Commitment or upon or prior to the maturity date for any Class of Revolving Facility Commitments.

(g)           Upon the effectiveness of any such Extension, the applicable Extending Lender’s Term Loan will be automatically designated an Extended Term Loan and/or such Extending Lender’s Revolving Facility Commitment will be automatically designated an Extended Revolving Facility Commitment. For purposes of this Agreement and the other Loan Documents, (i) if such Extending Lender is extending a Term Loan, such Extending Lender will be deemed to have an Incremental Term Loan having the terms of such Extended Term Loan and (ii) if such Extending Lender is extending a Revolving Facility Commitment, such Extending Lender will be deemed to have an Incremental Revolving Facility Commitment having the terms of such Extended Revolving Facility Commitment.

(h)           Notwithstanding anything to the contrary set forth in this Agreement or any other Loan Document (including, without limitation, this Section 2.21), (i) the aggregate amount of Extended Term Loans and Extended Revolving Facility Commitments will not be included in the calculation of the Incremental Amount, (ii) no Extended Term Loan or Extended Revolving Facility Commitment is required to be in any minimum amount or any minimum increment, (iii) any Extending Lender may extend all or any portion of its Term Loans and/or Revolving Facility Commitment pursuant to one or more Pro Rata Extension Offers (subject to applicable proration in the case of over participation) (including the extension of any Extended Term Loan and/or Extended Revolving Facility Commitment), (iv) there shall be no condition to any Extension of any Loan or Commitment at any time or from time to time other than notice to the ~~applicable~~ Administrative Agent of such Extension and the terms of the Extended Term Loan or Extended Revolving Facility Commitment implemented thereby, (v) all Extended Term Loans, Extended Revolving Facility Commitments and all obligations in respect thereof shall be Loan Obligations of the relevant Loan Parties under this Agreement and the other Loan Documents that are secured by the Collateral on a pari passu basis with all other Obligations relating to an existing Class of Term Loans of the relevant Loan Parties under this Agreement and the other Loan Documents, (vi) no Issuing Bank or Swingline Lender shall be obligated to provide Swingline Loans or issue Letters of Credit under such Extended Revolving Facility Commitments unless it shall have consented thereto and (vii) there shall be no obligor in respect of any such Extended Term Loans or Extended Revolving Facility Commitments that is not a Loan Party.

(i)            Each Extension shall be consummated pursuant to procedures set forth in the associated Pro Rata Extension Offer; provided~~,~~  that the Applicable Borrowers shall cooperate with the ~~applicable~~ Administrative Agent prior to making any Pro Rata Extension Offer to establish reasonable procedures with respect to mechanical provisions relating to such Extension, including, without limitation, timing, rounding and other adjustments.

(j)            Notwithstanding anything to the contrary in this Agreement, including Section 2.18(c) (which provisions shall not be applicable to clauses (j) through (o) of this Section 2.21), any Borrower may by written notice to the ~~Term Loan~~ Administrative Agent establish one or more additional tranches of term loans denominated at the option of such Borrower, in Dollars or Euros (or, subject to Section 1.05, any Alternate Currency) under this Agreement (such loans, “Refinancing Term Loans”), the net cash proceeds of which are used to Refinance in whole or in part any Class of Term Loans. Each such notice shall specify the date (each, a “Refinancing Effective Date”) on which such Borrower proposes that the Refinancing Term Loans shall be made, which shall be a date not earlier than five Business Days after the date on which such notice is delivered to the ~~Term Loan~~ Administrative Agent (or such shorter period agreed to by the ~~Term Loan~~ Administrative Agent in its reasonable discretion); provided~~,~~  that:

(i)            before and after giving effect to the borrowing of such Refinancing Term Loans on the Refinancing Effective Date each of the conditions set forth in Section 4.01 shall be satisfied to the extent required by the relevant Incremental Assumption Agreement governing such Refinancing Term Loans;

(ii)           the final maturity date of the Refinancing Term Loans shall be (I) in the case of Additional Term A Loans, no earlier than (A) the Revolving Facility Maturity Date and (B) the date that is two years earlier than the Term Facility Maturity Date and (II) otherwise, no earlier than the Latest Term Facility Maturity Date of the refinanced Term Loans; provided~~,~~  that this clause (ii) shall not apply with respect to any Refinancing Term Loans if the principal amount of such Refinancing Term Loans is less than, individually or in the aggregate with all Refinancing Term Loans incurred in reliance on this proviso and all Other Term Loans incurred in reliance on the proviso to Section 2.21(b)(iii)(A), the greater of $500,000,000 and 0.42 times the EBITDA calculated on a Pro Forma Basis for the then most recently ended Test Period (or the Dollar Equivalent),

(iii)          the Weighted Average Life to Maturity of such Refinancing Term Loans (other than any Additional Term A Loans) shall be no shorter than the then-remaining Weighted Average Life to Maturity of the refinanced Term Loans; provided~~,~~  that this clause (iii) shall not apply with respect to any Refinancing Term Loans if the principal amount of such Refinancing Term Loans is less than, individually or in the aggregate with all Refinancing Term Loans incurred in reliance on this proviso and all Other Term Loans incurred in reliance on the proviso to Section 2.21(b)(iv), the greater of $500,000,000 and 0.42 times the EBITDA calculated on a Pro Forma Basis for the then most recently ended Test Period (or the Dollar Equivalent);

(iv)          the aggregate principal amount of the Refinancing Term Loans shall not exceed the outstanding principal amount of the refinanced Term Loans plus amounts used to pay fees, premiums, costs and expenses (including original issue discount) and accrued interest associated therewith;

(v)           all other terms applicable to such Refinancing Term Loans (other than provisions relating to original issue discount, upfront fees, interest rates and any other pricing terms (which original issue discount, upfront fees, interest rates and other pricing terms shall not be subject to the provisions set forth in Section 2.21(b)(vii)) and optional prepayment or mandatory prepayment or redemption terms, which shall be as agreed between the Applicable Borrowers and the Lenders providing such Refinancing Term Loans) taken as a whole shall be substantially similar to, or not materially less favorable to the U.S. Borrower and its Subsidiaries than, the terms, taken as a whole, applicable to the Term Loans being refinanced (except to the extent such covenants and other terms apply solely to any period after the Term Facility Maturity Date, respectively, or are otherwise reasonably acceptable to the ~~Term Loan~~ Administrative Agent), as determined by the Borrower Representative in good faith. In addition, notwithstanding the foregoing, the Applicable Borrowers may establish Refinancing Term Loans to refinance and/or replace all or any portion of a Revolving Facility Commitment (regardless of whether Revolving Facility Loans are outstanding under such Revolving Facility Commitments at the time of incurrence of such Refinancing Term Loans), so long as (1) the aggregate amount of such Refinancing Term Loans does not exceed the aggregate amount of Revolving Facility Commitments terminated at the time of incurrence thereof, (2) if the Revolving Facility Credit Exposure outstanding on the Refinancing Effective Date would exceed the aggregate amount of Revolving Facility Commitments outstanding in each case after giving effect to the termination of such Revolving Facility Commitments, the Applicable Borrowers shall take one or more actions such that such Revolving Facility Credit Exposure does not exceed such aggregate amount of Revolving Facility Commitments in effect on the Refinancing Effective Date after giving effect to the termination of such Revolving Facility Commitments (it being understood that (x) such Refinancing Term Loans may be provided by the Lenders holding the Revolving Facility Commitments being terminated and/or by any other person that would be a permitted Assignee hereunder and (y) the proceeds of such Refinancing Term Loans shall not constitute Net Proceeds hereunder), (3) the Weighted Average Life to Maturity of the Refinancing Term Loans (disregarding any customary amortization for this purpose) shall be no shorter than the remaining life to termination of the terminated Revolving Facility Commitments, (4) the final maturity date of the Refinancing Term Loans shall be no earlier than the termination date of the terminated Revolving Facility Commitments and (5) all other terms applicable to such Refinancing Term Loans (other than provisions relating to original issue discount, upfront fees, interest rates and any other pricing terms (which original issue discount, upfront fees, interest rates and other pricing terms shall not be subject to the provisions set forth in Section 2.21(b)(vii)) and optional prepayment or mandatory prepayment or redemption terms, which shall be as agreed between the Applicable Borrowers and the Lenders providing such Refinancing Term Loans) taken as a whole shall be substantially similar to, or not materially less favorable to the ~~Borrower and its~~Applicable Borrowers and their Subsidiaries than, the terms, taken as a whole, applicable to the Term Loans (except to the extent such covenants and other terms apply solely to any period after the Term Facility Maturity Date or are otherwise reasonably acceptable to the ~~Term Loan~~ Administrative Agent), as determined by the Borrower Representative in good faith;

(vi)          with respect to Refinancing Term Loans secured by Liens on the Collateral that rank junior in right of security to the Liens thereon securing the Obligations, such Liens will be subject to a Permitted Junior Intercreditor Agreement; and

(vii)         there shall be no obligor in respect of such Refinancing Term Loans that is not a Loan Party.

(k)           The Applicable Borrowers may approach any Lender or any other person that would be a permitted Assignee pursuant to Section 9.04 to provide all or a portion of the Refinancing Term Loans; provided, that any Lender offered or approached to provide all or a portion of the Refinancing Term Loans may elect or decline, in its sole discretion, to provide a Refinancing Term Loan. Any Refinancing Term Loans made on any Refinancing Effective Date shall be designated an additional Class of Term Loans for all purposes of this Agreement; provided, further, that any Refinancing Term Loans may, to the extent provided in the applicable Incremental Assumption Agreement governing such Refinancing Term Loans, be designated as an increase in any previously established Class of Term Loans made to the Applicable Borrowers.

(l)            Notwithstanding anything to the contrary in this Agreement, including Section 2.18(c) (which provisions shall not be applicable to clauses (l) through (o) of this Section 2.21), the Applicable Borrowers may by written notice to the ~~Revolver~~ Administrative Agent establish one or more additional Facilities providing for revolving commitments (“Replacement Revolving Facilities” and the commitments thereunder, “Replacement Revolving Facility Commitments” and the revolving loans thereunder, “Replacement Revolving Loans”), which replace in whole or in part any Class of Revolving Facility Commitments under this Agreement. Each such notice shall specify the date (each, a “Replacement Revolving Facility Effective Date”) on which the Applicable Borrowers propose that the Replacement Revolving Facility Commitments shall become effective, which shall be a date not less than five Business Days after the date on which such notice is delivered to the ~~Revolver~~ Administrative Agent (or such shorter period agreed to by the ~~Revolver~~ Administrative Agent in its reasonable discretion); provided that: (i) before and after giving effect to the establishment of such Replacement Revolving Facility Commitments on the Replacement Revolving Facility Effective Date, each of the conditions set forth in Section 4.01 shall be satisfied to the extent required by the relevant Incremental Assumption Agreement governing such Replacement Revolving Facility Commitments; (ii) after giving effect to the establishment of any Replacement Revolving Facility Commitments and any concurrent reduction in the aggregate amount of any other Revolving Facility Commitments, the aggregate amount of Revolving Facility Commitments shall not exceed the aggregate amount of the Revolving Facility Commitments outstanding immediately prior to the applicable Replacement Revolving Facility Effective Date; (iii) no Replacement Revolving Facility Commitments shall have a final maturity date (or require commitment reductions or amortizations) prior to the Revolving Facility Maturity Date in effect at the time of incurrence for the Revolving Facility Commitments being replaced; (iv) all other terms applicable to such Replacement Revolving Facility (other than provisions relating to (x) fees, interest rates and other pricing terms and prepayment and commitment reduction and optional redemption terms which shall be as agreed between the Applicable Borrowers and the Lenders providing such Replacement Revolving Facility Commitments and (y) the amount of any letter of credit sublimit and swingline commitment under such Replacement Revolving Facility, which shall be as agreed between the Applicable Borrowers, the Lenders providing such Replacement Revolving Facility Commitments, the ~~Revolver~~ Administrative Agent and the replacement issuing bank and replacement swingline lender, if any, under such Replacement Revolving Facility Commitments) taken as a whole shall be substantially similar to, or not materially less favorable to the U.S. Borrower and its Subsidiaries than, the terms, taken as a whole, applicable to the Initial Revolving Loans (except to the extent such covenants and other terms apply solely to any period after the latest Revolving Facility Maturity Date in effect at the time of incurrence or are otherwise reasonably acceptable to the ~~Revolver~~ Administrative Agent), as determined by the Borrower Representative in good faith; and (v) there shall be no obligor in respect of such Replacement Revolving Facility that is not a Loan Party. In addition, the Applicable Borrowers may establish Replacement Revolving Facility Commitments to refinance and/or replace all or any portion of a Term Loan hereunder (regardless of whether such Term Loan is repaid with the proceeds of Replacement Revolving Loans or otherwise), so long as the aggregate amount of such Replacement Revolving Facility Commitments does not exceed the aggregate amount of Term Loans repaid at the time of establishment thereof (it being understood that such Replacement Revolving Facility Commitment may be provided by the Lenders holding the Term Loans being repaid and/or by any other person that would be a permitted Assignee hereunder), so long as (i) before and after giving effect to the establishment such Replacement Revolving Facility Commitments on the Replacement Revolving Facility Effective Date each of the conditions set forth in Section 4.01 shall be satisfied to the extent required by the relevant agreement governing such Replacement Revolving Facility Commitments, (ii) the remaining life to termination of such Replacement Revolving Facility Commitments shall be no shorter than the Weighted Average Life to Maturity then applicable to the refinanced Term Loans, (iii) the final termination date of the Replacement Revolving Facility Commitments shall be no earlier than the Term Facility Maturity Date of the refinanced Term Loans, (iv) with respect to Replacement Revolving Loans secured by Liens on Collateral that rank junior in right of security to the Initial Revolving Loans, such Liens will be subject to a Permitted Junior Intercreditor Agreement and (v) the requirement of clause (v) in the preceding sentence shall be satisfied mutatis mutandis. Solely to the extent that an Issuing Bank or Swingline Lender is not a replacement issuing bank or replacement swingline lender, as the case may be, under a Replacement Revolving Facility, it is understood and agreed that such Issuing Bank or Swingline Lender shall not be required to issue any letters of credit or swingline loans under such Replacement Revolving Facility and, to the extent it is necessary for such Issuing Bank or Swingline Lender to withdraw as an Issuing Bank or Swingline Lender, as the case may be, at the time of the establishment of such Replacement Revolving Facility, such withdrawal shall be on terms and conditions reasonably satisfactory to such Issuing Bank or Swingline Lender, as the case may be, in its sole discretion. The Borrower agrees to reimburse each Issuing Bank or Swingline Lender, as the case may be, in full upon demand, for any reasonable and documented out-of-pocket cost or expense attributable to such withdrawal.

(m)          The Applicable Borrowers may approach any Lender or any other person that would be a permitted Assignee of a Revolving Facility Commitment pursuant to Section 9.04 to provide all or a portion of the Replacement Revolving Facility Commitments; provided that any Lender offered or approached to provide all or a portion of the Replacement Revolving Facility Commitments may elect or decline, in its sole discretion, to provide a Replacement Revolving Facility Commitment. Any Replacement Revolving Facility Commitment made on any Replacement Revolving Facility Effective Date shall be designated an additional Class of Revolving Facility Commitments for all purposes of this Agreement; provided that any Replacement Revolving Facility Commitments may, to the extent provided in the applicable Incremental Assumption Agreement, be designated as an increase in any previously established Class of Revolving Facility Commitments.

(n)           On any Replacement Revolving Facility Effective Date, subject to the satisfaction of the foregoing terms and conditions, each of the Lenders with Replacement Revolving Facility Commitments of such Class shall purchase from each of the other Lenders with Replacement Revolving Facility Commitments of such Class, at the principal amount thereof and in the applicable currencies, such interests in the Replacement Revolving Loans and participations in Letters of Credit and Swingline Loans under such Replacement Revolving Facility Commitments of such Class then outstanding on such Replacement Revolving Facility Effective Date as shall be necessary in order that, after giving effect to all such assignments and purchases, the Replacement Revolving Loans and participations of such Replacement Revolving Facility Commitments of such Class will be held by the Lenders thereunder ratably in accordance with their Replacement Revolving Facility Commitments.

(o)           For purposes of this Agreement and the other Loan Documents, (i) if a Lender is providing a Refinancing Term Loan, such Lender will be deemed to have an Incremental Term Loan having the terms of such Refinancing Term Loan and (ii) if a Lender is providing a Replacement Revolving Facility Commitment, such Lender will be deemed to have an Incremental Revolving Facility Commitment having the terms of such Replacement Revolving Facility Commitment. Notwithstanding anything to the contrary set forth in this Agreement or any other Loan Document (including, without limitation, this Section 2.21), (i) the aggregate amount of Refinancing Term Loans and Replacement Revolving Facility Commitments will not be included in the calculation of the Incremental Amount, (ii) no Refinancing Term Loan or Replacement Revolving Facility Commitment is required to be in any minimum amount or any minimum increment, (iii) there shall be no condition to any incurrence of any Refinancing Term Loan or Replacement Revolving Facility Commitment at any time or from time to time other than those set forth in clauses (j) or (l) above, as applicable, and (iv) all Refinancing Term Loans, Replacement Revolving Facility Commitments and all obligations in respect thereof, in each case, that are secured by Liens on the Collateral that rank pari passu in right of security to the Liens thereon securing the Obligations, shall be Obligations under this Agreement and the other Loan Documents that are secured by the Collateral on a pari passu basis with all other Obligations under this Agreement and the other Loan Documents.

(p)           Notwithstanding anything in the foregoing to the contrary, (i) for the purpose of determining the number of outstanding Term Benchmark Borrowings upon the incurrence of any Incremental Loans, (x) to the extent the last date of Interest Periods for multiple Term Benchmark Borrowings under the Term Facility fall on the same day, such Term Benchmark Borrowings shall be considered a single Term Benchmark Borrowing and (y) to the extent the last date of Interest Periods for multiple Term Benchmark Borrowings under the Revolving Facilities fall on the same day, such Term Benchmark Borrowings shall be considered a single Term Benchmark Borrowing, and (ii) the initial Interest Period with respect to any Term Benchmark Borrowing of Incremental Loans may, at the Applicable Borrower’s option, be of a duration of a number of Business Days that is less than one month, and the Adjusted Term SOFR Rate or the Adjusted EURIBO Rate, as applicable, with respect to such initial Interest Period shall be the same as the Adjusted Term SOFR Rate or the Adjusted EURIBO Rate, as applicable, applicable to any then-outstanding Term Benchmark Borrowing as the Applicable Borrower may direct, so long as the last day of such initial Interest Period is the same as the last day of the Interest Period with respect to such outstanding Term Benchmark Borrowing.

Section 2.22          Defaulting Lender. (a) Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i)            Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definitions of “Required Lenders” ~~or~~, “Required Revolving Facility Lenders~~.~~”, “Required TLA Facility Lenders” and “Required FCTL Lenders”.

(ii)           Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the ~~applicable~~ Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, following an Event of Default or otherwise) or received by ~~such~~the Administrative Agent from a Defaulting Lender pursuant to Section 9.06 shall be applied at such time or times as may be determined by ~~such~~the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to ~~such Administrative~~any Agent hereunder, second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any Issuing Bank or the Swingline Lender hereunder, third, to Cash Collateralize the Issuing Banks’ Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.05(j), fourth, as the Borrower Representative may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the ~~applicable~~ Administrative Agent, fifth, if so determined by ~~such~~the Administrative Agent and the Borrower Representative, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the Issuing Banks’ future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.05(j), sixth, to the payment of any amounts owing to the Lenders or the Issuing Banks or the Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, Issuing Bank or Swingline Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement, seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Applicable Borrowers as a result of any judgment of a court of competent jurisdiction obtained by the Applicable Borrowers against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement~~,~~  and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.22 shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)          Certain Fees. (A) No Defaulting Lender shall be entitled to receive any Commitment Fee for any period during which that Lender is a Defaulting Lender.

(B)          Each Defaulting Lender shall be entitled to receive L/C Participation Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its pro rata share of the stated amount of Letters of Credit for which it has provided Cash Collateral.

(C)          With respect to any Commitment Fee or L/C Participation Fee not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Applicable Borrowers shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in Letters of Credit or Swingline Loans that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to each Issuing Bank and the Swingline Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such Issuing Bank’s or Swingline Lender’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.

(iv)          Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in Letters of Credit and Swingline Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective pro rata Commitments (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that such reallocation does not cause the aggregate Revolving Facility Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolving Facility Commitment. Subject to Section 9.24, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(v)           Cash Collateral, Repayment of Swingline Loans. If the reallocation described in clause (iv) above cannot, or can only partially, be effected, the Borrowers shall, without prejudice to any right or remedy available to them hereunder or under law, within three (3) Business Days following the written request of (i) the ~~applicable~~ Administrative Agent or (ii) the Swingline Lender or any Issuing Bank, as applicable (with a copy to the ~~applicable~~ Administrative Agent) (x) first, prepay Swingline Loans in an amount equal to the Swingline Lender’s Fronting Exposure and (y) second, Cash Collateralize the Issuing Banks’ Fronting Exposure in accordance with the procedures set forth in Section 2.05(j).

(b)           Defaulting Lender Cure. If the Applicable Borrowers, the ~~Revolver~~ Administrative Agent, the Swingline Lender and each Issuing Bank agree in writing that a Lender is no longer a Defaulting Lender, the ~~Revolver~~ Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Revolving Facility Loans of the other Lenders or take such other actions as the ~~Revolver~~ Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swingline Loans to be held pro rata by the Lenders in accordance with their Revolving Facility Commitments (without giving effect to Section 2.22(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that~~,~~  no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Applicable Borrowers while that Lender was a Defaulting Lender; provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(c)            New Swingline Loans/Letters of Credit. So long as any Lender is a Defaulting Lender, (i) the Swingline Lender shall not be required to fund any Swingline Loans unless it is satisfied that it will have no Fronting Exposure after giving effect to such Swingline Loan and (ii) no Issuing Bank shall be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.

Article III

Representations and Warranties

On the date of each Credit Event (except if such representation or warranty refers to a specific date or period, then as of such date or for such period), the Borrowers represent and warrant to each of the Lenders that:

Section 3.01          Organization; Powers. Except as set forth on Schedule 3.01, each Borrower and each of the Subsidiaries that is a Loan Party or a Material Subsidiary (a) is a partnership, limited partnership, limited liability company, company limited by shares, corporation or other entity duly organized, validly existing and in good standing (to the extent such concept is applicable in the relevant jurisdiction or, if applicable in a foreign jurisdiction, enjoys the equivalent status under the laws of any jurisdiction of organization outside the United States of America) under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted, (c) is qualified to do business in each jurisdiction where such qualification is required, except where the failure so to qualify, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect and (d) has the power and authority to execute, deliver and perform its obligations under each of the Loan Documents and each other agreement or instrument contemplated thereby to which it is or will be a party and, in the case of each Borrower, to borrow and otherwise obtain credit hereunder.

Section 3.02          Authorization. The execution, delivery and performance by each of the Borrowers and each of the Subsidiary Loan Parties of each of the Loan Documents to which it is a party and the borrowings hereunder and the transactions contemplated hereby and thereby (a) have been duly authorized by all corporate, stockholder, partnership, limited partnership, limited liability company or other organizational action required to be obtained by Borrowers and such Subsidiary Loan Parties and (b) will not (i) violate (A) any provision of law, statute, rule or regulation applicable to the Borrowers or any such Subsidiary Loan Party, (B) the memorandum, certificate or articles of incorporation or association or other constitutive documents (including any partnership, limited partnership, limited liability company or operating agreements) or by-laws of the Borrowers or any such Subsidiary Loan Party, (C) any applicable order of any court or any rule, regulation or order of any Governmental Authority applicable to the Borrowers or any such Subsidiary Loan Party or (D) any provision of any indenture, certificate of designation for preferred stock~~,~~  or other material agreement or instrument to which the Borrowers or any such Subsidiary Loan Party is a party or by which any of them or any of their property is or may be bound, (ii) result in a breach of or constitute (alone or with due notice or lapse of time or both) a default under, give rise to a right of or result in any cancellation or acceleration of any right or obligation (including any payment) under any such indenture, certificate of designation for preferred stock~~,~~  or other material agreement or instrument, where any such conflict, violation, breach or default referred to in clause (i) or (ii) of this Section 3.02(b), would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by the Borrowers or any such Subsidiary Loan Party, other than the Liens created by the Loan Documents and Permitted Liens.

Section 3.03          Enforceability. This Agreement has been duly executed and delivered by the Borrowers and constitutes, and each other Loan Document when executed and delivered by each Loan Party that is party thereto will constitute, a legal, valid and binding obligation of such Loan Party enforceable against each such Loan Party, in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, moratorium, arrangement, reorganization, fraudulent conveyance or other similar laws affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), (iii) implied covenants of good faith and fair dealing and (iv) any foreign laws, rules and regulations as they relate to pledges of Equity Interests of Foreign Subsidiaries that are not Loan Parties.

Section 3.04          Governmental Approvals. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required for the execution, delivery or performance of each Loan Document to which any of the Loan Parties is a party, except for (a) the filing of Uniform Commercial Code financing statements, (b) as may be required in jurisdictions other than the U.S. in connection with Liens which may be granted in accordance with the Loan Documents (including recording security interests on the Australian PPS Register and under the PPSA where required), (c) filings with the United States Patent and Trademark Office, the United States Copyright Office, the Canadian Intellectual Property Office and comparable offices in foreign jurisdictions and equivalent filings in foreign jurisdictions, (d) recordation of the Mortgages, (e) such as have been made or obtained and are in full force and effect, (f) such actions, consents and approvals the failure of which to be obtained or made would not reasonably be expected to have a Material Adverse Effect and (g) filings or other actions listed on Schedule 3.04 and any other filings or registrations required by the Security Documents.

Section 3.05          Financial Statements.

(a)            The audited consolidated balance sheets and the statements of income, stockholders’ equity and cash flow of the U.S. Borrower and its consolidated subsidiaries as of and for the fiscal years ended December 31, 2017, December 31, 2018 and December 31, 2019, including the notes thereto, to the knowledge of Borrowers, present fairly in all material respects and in accordance with GAAP consistently applied throughout the periods covered thereby the consolidated financial position of the Borrower and its consolidated subsidiaries, as at such date and for the periods referred to herein.

(b)            The unaudited consolidated balance sheets of the U.S. Borrower and its consolidated subsidiaries as of March 31, 2020 and June 30, 2020, and the related consolidated statements of income, shareholders’ equity and cash flows for the fiscal quarters ended on such dates, to the knowledge of Borrowers, fairly present in all material respects the financial condition of the U.S. Borrower and its consolidated subsidiaries as of the dates thereof and their results of operations, cash flows and changes in shareholders’ equity for the periods covered thereby and, except as set forth on Schedule 3.05, were prepared in accordance with GAAP, subject to the absence of footnotes and to normal year-end audit adjustments.

Section 3.06          No Material Adverse Effect. Since December 31, 2019, there has been no event or circumstance that has had or would reasonably be expected to have a Material Adverse Effect.

Section 3.07          Title to Properties; Possession Under Leases. (a) Each ~~of the~~ Borrower and its Subsidiaries has good and marketable title in fee simple or equivalent to, or easements or valid leasehold interests in, or other limited property interests in, all its Real Properties and has valid title to its personal property and assets, in each case, except for Permitted Liens and except for defects in title that do not materially interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes and except where the failure to have such title would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. All such properties and assets are free and clear of Liens, other than Permitted Liens.

(b)            Each ~~of the~~ Borrower and its Subsidiaries has complied with all material obligations under all leases to which it is a party, except where the failure to comply would not reasonably be expected to have a Material Adverse Effect, and all such leases are in full force and effect, except leases in respect of which the failure to be in full force and effect would not reasonably be expected to have a Material Adverse Effect.

(c)            As of the Closing Date, none of the ~~Borrower or its~~Borrowers or their Subsidiaries has received any written notice of any pending or contemplated condemnation proceeding affecting any material portion of the Mortgaged Properties or any sale or disposition thereof in lieu of condemnation that remains unresolved as of the Closing Date, except as set forth on Schedule 3.07(c).

(d)            As of the Closing Date, none of the ~~Borrower or its~~Borrowers or their Subsidiaries is obligated under any right of first refusal, option or other contractual right to sell, assign or otherwise dispose of any Mortgaged Property or any interest therein, except as permitted under Section 6.02 or 6.05 or as would not reasonably be expected to have a Material Adverse Effect.

(e)            Schedule 1.01(E) lists each Material Real Property owned by ~~Borrower~~the Borrowers or any Subsidiary Loan Party as of the Closing Date.

Section 3.08          Subsidiaries. (a) Schedule 3.08(a) sets forth as of the Closing Date the name and jurisdiction of incorporation, formation or organization of each subsidiary of Borrower and, as to each such subsidiary, the percentage of each class of Equity Interests owned by Borrower or by any such subsidiary.

(b)            As of the Closing Date, after giving effect to the Transactions, there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees or directors (or entities controlled by directors) and shares held by directors (or entities controlled by directors)) relating to any Equity Interests of Borrower or any of the Subsidiaries, except as set forth on Schedule 3.08(b).

Section 3.09          Litigation; Compliance with Laws. (a) There are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority or in arbitration now pending, or, to the knowledge of the Borrowers, threatened in writing against the Borrowers or any of the Subsidiaries or any business, property or rights of any such person that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, except for any action, suit or proceeding at law or in equity or by or on behalf of any Governmental Authority or in arbitration which has been disclosed in any of the U.S. Borrower’s public filings with the SEC prior to the Closing Date or which arises out of the same facts and circumstances, and alleges substantially the same complaints and damages, as any action, suit or proceeding so disclosed and in which there has been no material adverse change since the date of such disclosure.

(b)            None of the Borrowers, the Subsidiaries and their respective properties or assets is in violation of (nor will the continued operation of their material properties and assets as currently conducted violate) any law, rule or regulation (including any zoning, building, ordinance, code or approval or any building permit, but excluding any Environmental Laws, which are the subject of Section 3.16) or any restriction of record or agreement affecting any Mortgaged Property, or is in default with respect to any judgment, writ, injunction or decree of any Governmental Authority, where such violation or default would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(c)            To the knowledge of the Borrower, the Borrower and each Subsidiary thereof are in compliance in all respects with all Data Privacy Laws that are applicable to them and their businesses, except where a failure to comply would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 3.10          Federal Reserve Regulations. Neither the making of any Loan (or the extension of any Letter of Credit) hereunder nor the use of the proceeds thereof will violate the provisions of Regulation T, Regulation U or Regulation X of the Board.

Section 3.11          Investment Company Act. None of the Borrowers and the Subsidiaries is required to be registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Section 3.12          Use of Proceeds. (a) The Borrowers will use the proceeds of the Revolving Facility Loans and Swingline Loans, and may request the issuance of Letters of Credit, solely for general corporate purposes (including, without limitation, for the Transactions, Permitted Business Acquisitions, Capital Expenditures and Transaction Expenses and, in the case of Letters of Credit, for the back-up or replacement of existing letters of credit); provided, the amount of Revolving Facility Loans incurred on the Closing Date shall not exceed the sum of (i) $200,000,000 (or the Dollar Equivalent, as applicable) and (ii) the amount of any original issue discount or upfront fees required to be funded on the Closing Date in connection with the Transactions as agreed in the Fee Letter ~~and~~, (b) the Borrowers will use the proceeds of the Term Loans made on or after the Closing Date to finance a portion of the Transactions and for the payment of Transaction Expenses~~.~~ , (c) the Dutch Borrower will use the proceeds of the 2025 Euro TLA Loans made on the Amendment No. 3 Effective Date to refinance a portion of the Term Loans outstanding prior to the Amendment No. 3 Effective Date and to pay fees and expenses in connection therewith, (d) the U.S. Borrower will use the proceeds of the 2025 Refinancing TLB Loans made on the Amendment No. 3 Effective Date to refinance a portion of the Term Loans outstanding prior to the Amendment No. 3 Effective Date and to pay fees and expenses in connection therewith, and (e) the U.S. Borrower and the Co-Borrower will use the proceeds of the 2025 Farm Credit Term Loans made on the Amendment No. 3 Effective Date to refinance a portion of the Term Loans outstanding prior to the Amendment No. 3 Effective Date and to pay fees and expenses in connection therewith.

Section 3.13          Tax Returns. Except as set forth on Schedule 3.13:

(a)            Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, each of the Borrowers and the Subsidiaries has filed or caused to be filed all federal, state, local and non-U.S. Tax returns required to have been filed by it (including in its capacity as withholding agent) and each such Tax return is true and correct;

(b)            Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, each of the Borrowers and the Subsidiaries has timely paid or caused to be timely paid all Taxes shown to be due and payable by it on the returns referred to in clause (a) and all other Taxes or assessments (or made adequate provision (in accordance with GAAP) for the payment of all Taxes due), except Taxes or assessments that are being contested in good faith by appropriate proceedings in accordance with Section 5.03 and for which Borrower or any of the Subsidiaries (as the case may be) has set aside on its books adequate reserves in accordance with GAAP; and

(c)            Other than as would not be, individually or in the aggregate, reasonably expected to have a Material Adverse Effect, as of the Closing Date, with respect to each of the Borrowers and the Subsidiaries, there are no claims being asserted in writing by any Governmental Authority with respect to any Taxes.

Section 3.14          No Material Misstatements. (a) All written factual information (other than the Projections, forward looking information and information of a general economic nature or general industry nature) (the “Information”) concerning the Borrowers, the Subsidiaries, the Transactions and any other transactions contemplated hereby prepared by or on behalf of the foregoing or their representatives and made available to any Lenders or the Administrative ~~Agents~~Agent in connection with the Transactions or the other transactions contemplated hereby (to the extent such Information relates to the Acquired Business on or prior to the Closing Date, to the ~~Borrower’s~~Borrower Representative’s knowledge), when taken as a whole, was true and correct in all material respects, as of the date such Information was furnished to the Lenders and as of the Closing Date and did not, taken as a whole, contain any untrue statement of a material fact as of any such date or omit to state a material fact necessary in order to make the statements contained therein, taken as a whole, not materially misleading in light of the circumstances under which such statements were made (giving effect to all supplements and updates provided thereto).

(b)            The Projections and other forward looking information prepared by or on behalf of the Borrowers or any of their representatives and that have been made available to any Lenders or the Administrative ~~Agents~~Agent in connection with the Transactions or the other transactions contemplated hereby have been prepared in good faith based upon assumptions believed by Borrower to be reasonable as of the date thereof (it being understood that such Projections are as to future events and are not to be viewed as facts, such Projections are subject to significant uncertainties and contingencies and that actual results during the period or periods covered by any such Projections may differ significantly from the projected results, and that no assurance can be given that the projected results will be realized), as of the date such Projections and information were furnished to the Lenders.

Section 3.15          Employee Benefit Plans.

(a)            Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect: (i) each Employee Benefit Plan is in compliance with the applicable provisions of ERISA, the Code and other federal or state laws, and each Employee Benefit Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter or is covered by an opinion letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and nothing has occurred which would prevent, or cause the loss of, such qualification; (ii) no Reportable Event has occurred during the past five years as to which any Borrower or any Subsidiary Loan Party or any ERISA Affiliate was required to file a report with the PBGC; (iii) as of the most recent valuation date preceding the Closing Date, no Plan has any Unfunded Pension Liability; (iv) no ERISA Event has occurred or is reasonably expected to occur; (v) no Borrower or Subsidiary Loan Party or any ERISA Affiliates (A) has received any written notification that any Multiemployer Plan is insolvent or has been terminated within the meaning of Title IV of ERISA, or has knowledge that any Multiemployer Plan is reasonably expected to be insolvent or to be terminated or (B) has incurred or is reasonably expected to incur any Withdrawal Liability to any Multiemployer Plan; (vi) none of the Borrowers or any of the Domestic Subsidiaries has engaged in a “prohibited transaction” (as defined in Section 406 of ERISA or Code Section 4975) in connection with any employee pension benefit plan (as defined in Section 3(2) of ERISA) that would subject a Borrower or any of the Subsidiaries to tax; and (vii) no Borrower or any Subsidiary Loan Party or any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

(b)            Each Borrower and the Subsidiaries is in compliance (i) with all applicable provisions of law and all applicable regulations and published interpretations thereunder with respect to any employee pension benefit plan or other employee benefit plan governed by or mandated by the laws of a jurisdiction other than the United States or Canada (a “Foreign Plan”), (ii) with all applicable provisions of law and all applicable regulations and published interpretations thereunder with respect to any Canadian Benefit Plan, and (iii) with the terms of any such Foreign Plan or Canadian Benefit Plan, except, in each case, for such noncompliance that would not reasonably be expected to have a Material Adverse Effect. With respect to any Foreign Plan or Canadian Benefit Plan other than a scheme or arrangement mandated by a government other than the United States, the fair market value of the assets of such Foreign Plan, are sufficient to satisfy the accrued benefit obligations under such Foreign Plan as of the Closing Date, as it relates to each Borrower and the Subsidiaries, except as would not reasonably be expected to have a Material Adverse Effect.

(c)            Except as would not reasonably be expected to result in a Material Adverse Effect, there are no pending or, to the knowledge of the Borrowers, threatened claims (other than claims for benefits in the normal course), sanctions, actions or lawsuits, asserted or instituted against any Employee Benefit Plan, Canadian Benefit Plan or Foreign Plan or any person as fiduciary or sponsor of any Employee Benefit Plan, Canadian Benefit Plan or Foreign Plan.

Section 3.16          Environmental Matters. Except as to matters that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect: (i) no written notice, request for information, order, directive, demand, requirement, complaint, claim, fine or penalty arising under or relating to Environmental Laws has been received by the Borrowers or any of their Subsidiaries, and there are no judicial, administrative, regulatory, enforcement or other actions, investigations, prosecutions, suits or proceedings pending or, to the Borrowers’ knowledge, threatened which allege a violation of or liability under any Environmental Laws, in each case relating to the Borrowers or any of their Subsidiaries, (ii) each of the Borrowers and their Subsidiaries has all environmental permits, licenses and other approvals necessary or required by a Governmental Authority for its operations to comply with all Environmental Laws (“Environmental Permits”), such Environmental Permits are valid and are in full force and effect in all material respects, and each of the Borrowers and their Subsidiaries is in compliance with all terms and conditions of such Environmental Permits and with all other Environmental Laws, (iii) no Hazardous Material is located at, in on or under any property currently or, to the Borrowers’ knowledge, formerly owned, operated, used or leased by the Borrowers or any of their Subsidiaries that would reasonably be expected to give rise to any cost, liability or obligation of the Borrowers or any of their Subsidiaries under any Environmental Laws or Environmental Permits, and no Hazardous Material has been generated, used, treated, stored, processed, handled, exported, imported, disposed of or controlled, transported, transferred, moved, or Released at, in, on, under or from any location in a manner that would reasonably be expected to give rise to any cost, liability or obligation of the Borrowers or any of their Subsidiaries under any Environmental Laws or Environmental Permits, (iv) there are no agreements in which the Borrowers or any of their Subsidiaries has expressly assumed or undertaken responsibility for any known or reasonably likely cost, liability or obligation of any other person arising under or relating to Environmental Laws, which in any such case has not been made available to the Administrative ~~Agents~~Agent prior to the Closing Date, and (v) there has been no material written environmental assessment, study, report, inspection or audit conducted (other than customary assessments not revealing anything that would reasonably be expected to result in a Material Adverse Effect), by or on behalf of the Borrowers or any of their Subsidiaries of any property currently or, to the Borrowers’ knowledge, formerly owned, operated or leased by any Borrower or any of their Subsidiaries that has not been made available to the Administrative ~~Agents~~Agent prior to the Closing Date.

Section 3.17          Security Documents. (a) The Security Documents are, or will be at the time of execution and delivery thereof, effective to create in favor of the applicable Collateral Agent (for the benefit of the Secured Parties) legal, valid and enforceable Liens on and security interests in the Collateral (other than Intellectual Property) described therein and proceeds thereof to the fullest extent permitted under applicable law (subject to, with respect to any German Security Documents and Dutch Security Documents, any legally required third party notifications or consents being completed or obtained, respectively, and any necessary registrations or filings (e.g. with the competent land register, tax authorities and/or with any competent trademark or patent office) having occurred) and (i) when all appropriate filings or recordings are made in the appropriate offices as may be required under applicable Requirements of Law (which filings or recordings shall be made to the extent required by any such Security Document) and (ii) upon the taking of possession or control by the applicable Collateral Agent of such Collateral with respect to which a security interest may be perfected only by possession or control (which possession or control shall be given to the applicable Collateral Agent to the extent required by any such Security Document), the liens created by each such Security Document will constitute fully perfected first-priority Liens on and security interests in all right, title and interest of the Loan Parties in such Collateral, subject to Permitted Liens and the limitations and requirements set forth in the respective Security Documents.

(b)            When the Intellectual Property Security Agreements are properly filed and recorded in the United States Patent and Trademark Office or the United States Copyright Office, as applicable, and, with respect to Collateral in which a security interest cannot be perfected by such filings, upon the proper filing and recordation of the financing statements referred to in clause (a) above, the applicable Collateral Agent (for the benefit of the Secured Parties) shall have a fully perfected (to the extent a security interest can be perfected by such filings and subject to exceptions arising from defects in the chain of title that would not impair the security interest or any rights of the applicable Collateral Agent under the Loan Documents) Lien on, and security interest in, all right, title and interest of the Loan Parties thereunder in the material United States registered trademarks and patents, trademark and patent applications and registered copyrights included in the Collateral (but, in the case of the United States registered copyrights included in the Collateral, only to the extent such United States registered copyrights are listed in such ancillary document filed with the United States Copyright Office) listed in such ancillary document, in each case prior and superior in right to the Lien of any other person, except for Permitted Liens (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect a Lien on registered trademarks and patents, trademark and patent applications and registered copyrights acquired by the Loan Parties after the Closing Date).

(c)            The Mortgages executed and delivered after the Closing Date pursuant to the Collateral and Guarantee Requirement and Section 5.10 shall be effective to create in favor of the applicable Collateral Agent (for the benefit of the Secured Parties) legal, valid and enforceable Liens on all of the applicable Loan Party’s rights, titles and interests in and to the Mortgaged Property thereunder and the proceeds thereof (to the extent feasible in the applicable jurisdiction), and when such Mortgages are filed or recorded in the proper real estate filing or recording offices, and all relevant mortgage taxes and recording charges are duly paid, the applicable Collateral Agent (for the benefit of the Secured Parties) shall have valid Liens with record notice to third parties on, and security interests in, all rights, titles and interests of the Loan Parties in such Mortgaged Property and, to the extent applicable, subject to Section 9-315 of the Uniform Commercial Code, the proceeds thereof (to the extent feasible in the applicable jurisdiction), in each case prior and superior in right to the Lien of any other person, except for Permitted Liens; provided~~,~~  that the representations contained in this Section 3.17(c) shall not apply with respect to the perfection of Mortgaged Property which does not constitute Real Property.

(d)            Notwithstanding anything herein (including this Section 3.17) or in any other Loan Document to the contrary, no Borrower or any other Loan Party makes any representation or warranty as to the effects of perfection or non-perfection, the priority or the enforceability of any pledge of or security interest in any Equity Interests of any Subsidiary, or as to the rights and remedies of ~~the Agents or any Lender~~each Agent or other Secured Party with respect thereto, under foreign law (other than laws of a Security Jurisdiction).

Section 3.18          Location of Real Property. The Perfection Certificate lists correctly, in all material respects, as of the Closing Date all Material Real Property owned by the ~~Borrower~~Borrowers and each Subsidiary Loan Party and the addresses thereof. As of the Closing Date, each Borrower and each Domestic Subsidiary own in fee (or its equivalent) all the Material Real Property set forth as being owned by them in the Perfection Certificate except to the extent set forth therein.

Section 3.19          Solvency. (a) As of the Closing Date, immediately after giving effect to the consummation of the Transactions that occur on the Closing Date assuming that indebtedness and other obligations will become due at their respective maturities, (i) the present fair saleable value of the assets of the Borrowers and their Subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, direct, subordinated, contingent or otherwise, of the Borrowers and their Subsidiaries on a consolidated basis; (ii) the Borrowers and their Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, direct, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iii) the Borrowers and their Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted following the Closing Date.

(b)            As of the Closing Date, immediately after giving effect to the consummation of the Transactions that occur on the Closing Date, none of the Borrowers intends to, and none of the Borrowers believes that they or any of their subsidiaries will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing and amounts of cash to be received by it or any such subsidiary and the timing and amounts of cash to be payable on or in respect of its Indebtedness or the Indebtedness of any such subsidiary.

Section 3.20          Labor Matters. Except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect: (a) there are no strikes or other labor disputes pending or threatened against the ~~Borrower~~Borrowers or any of ~~its~~the Subsidiaries; (b) the hours worked and payments made to employees of the ~~Borrower and its~~Borrowers and any of the Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable law in a relevant jurisdiction dealing with such matters; and (c) all payments due from the U.S. Borrower or any of its Subsidiaries or for which any claim may be made against the ~~Borrower~~Borrowers or any of ~~its~~the Subsidiaries, on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of ~~the~~such Borrower or such Subsidiary to the extent required by GAAP. Except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, the consummation of the Transactions will not give rise to a right of termination or right of renegotiation on the part of any union under any material collective bargaining agreement to which the ~~Borrower~~Borrowers or any of ~~its~~the Subsidiaries (or any predecessor) is a party or by which the ~~Borrower~~Borrowers or any of ~~its~~the Subsidiaries (or any predecessor) is bound.

Section 3.21          Insurance. Schedule 3.21 sets forth a true, complete and correct description, in all material respects, of all material insurance (excluding any title insurance) maintained by or on behalf of the ~~Borrower~~Borrowers or the Subsidiaries as of the Closing Date. As of such date, such insurance is in full force and effect.

Section 3.22          No Default. No Default or Event of Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

Section 3.23          Intellectual Property; Licenses, Etc. Except as would not reasonably be expected to have a Material Adverse Effect or as set forth in Schedule 3.23, (a) the U.S. Borrower and each of its Subsidiaries owns, or possesses the right to use in all material respects, all Intellectual Property used in the present conduct of their respective businesses, (b) to the knowledge of ~~the~~each Borrower, the U.S. Borrower and its Subsidiaries are not, in the conduct of their respective businesses, infringing upon, misappropriating or otherwise violating Intellectual Property of any person~~,~~  and (c) no claim or litigation regarding any of the Intellectual Property owned by the U.S. Borrower and its Subsidiaries is pending or, to the knowledge of ~~the~~each Borrower, threatened in writing.

Section 3.24          Senior Debt. The Loan Obligations constitute “Senior Debt” (or the equivalent thereof) under the documentation governing any Material Indebtedness of any Loan Party permitted to be incurred hereunder constituting Indebtedness that is subordinated in right of payment to the Loan Obligations.

Section 3.25          USA PATRIOT Act; Anti-Money Laundering Laws; Sanctions; Foreign Corrupt Practices Act.

(a)            No Loan Party or Subsidiary or, to the knowledge of any Loan Party, none of the respective officers, directors, employees or agents of such Loan Party or such Subsidiary has violated or is in violation of any Prescribed Laws applicable to it.

(b)            The Loan Parties and the Subsidiaries have implemented and maintain in effect policies and procedures reasonably designed to ensure compliance by the Loan Parties and the Subsidiaries and their respective directors, officers, employees and agents with the Prescribed Laws.

(c)            None of the Loan Parties or the Subsidiaries or any of their respective directors, officers, employees or agents is a person that is, or is owned or controlled by persons that are: (i) a Sanctioned Person, (ii) located, organized or resident in a Sanctioned Country, or (iii) has been previously indicted for or convicted of any violation of any of the Prescribed Laws.

(d)            None of the Loan Parties, nor any Subsidiary of any Loan Party, nor any of their respective officers, nor, to the knowledge of any Loan Party, upon reasonable inquiry, any of their respective directors, employees or agents, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any person to improperly influence official action, to obtain or retain business or otherwise to secure any improper advantage, in each case, in violation of Anti-Corruption Laws.

(e)            The Borrowers represent and covenant that they will not, and will not permit any Subsidiary to, directly or indirectly, use the proceeds of any Borrowing or Letter of Credit, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or any other Person, to fund any activities of or business with any Person that, at the time of such funding, is a Sanctioned Person, or in any country or territory that, at the time of such funding, is a Sanctioned Country~~, to the extent that such activities or business would be prohibited by any Prescribed Laws,~~  or in any other manner that ~~will result in~~would constitute or give rise to a violation of Prescribed Laws applicable to any Person party to this Agreement.

(f)            This Section 3.25 shall not be interpreted or applied in relation to any Loan Party or any Lender to the extent that the representations made under this Section 3.25 violate or expose such entity or any director, officer or employee thereof to any liability under any anti-boycott or blocking law, regulation or statute that is in force from time to time in the European Union (and/or any of its member states) or the United Kingdom that are applicable to such entity (including EU Regulation (EC) 2271/96 and section 7 of the German Foreign Trade Regulation (Außenwirtschaftsverordnung – AWV) in connection with the German Foreign Trade Law (Außenwirtschaftsgesetz)).

Section 3.26          Financial Assistance. On the date on which each Australian Loan Party enters into the Loan Documents to which it is a party, and after giving effect to the transactions contemplated thereby, the execution and delivery by each such Australian Loan Party of any Loan Document to which it is a party will not contravene Part 2J.3 of the Australian Corporations Act.

Section 3.27          Outbound Investment Rules. No Loan Party is a ‘covered foreign person’ as that term is used in the Outbound Investment Rules. No Loan Party currently engages, or has any present intention to engage in the future, directly or indirectly, in (i) a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, (ii) any activity or transaction that would constitute a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, if the U.S. Borrower were a U.S. Person or (iii) any other activity that would cause the Administrative Agent or any Lender to be in violation of the Outbound Investment Rules or cause the Administrative Agent or any Lender to be legally prohibited by the Outbound Investment Rules from performing under this Agreement.

Article IV

Conditions of Lending

The obligations of (a) the Lenders (including the Swingline Lender) to make Loans and (b) any Issuing Bank to issue, amend, extend or renew Letters of Credit or increase the stated amounts of Letters of Credit hereunder (each, a “Credit Event”) are subject to the satisfaction (or waiver in accordance with Section 9.08) of the following conditions:

Section 4.01          All Credit Events. On the date of each Borrowing and on the date of each issuance, amendment, extension or renewal of a Letter of Credit (in each case, other than pursuant to an Incremental Assumption Agreement):

(a)            The ~~applicable~~ Administrative Agent shall have received, in the case of a Borrowing, a Borrowing Request as required by Section 2.03 (or a Borrowing Request shall have been deemed given in accordance with the last paragraph of Section 2.03) or, in the case of the issuance of a Letter of Credit, the applicable Issuing Bank and the ~~Revolver~~ Administrative Agent shall have received a notice requesting the issuance of such Letter of Credit as required by Section 2.05(b).

(b)            (i) In the case of each Credit Event that occurs on the Closing Date, the Major Representations shall be true and correct; and (ii) in the case of each Credit Event that occurs after the Closing Date (other than an amendment, extension or renewal of a Letter of Credit without any increase in the stated amount of such Letter of Credit), the representations and warranties set forth in the Loan Documents shall be true and correct in all material respects as of such date (except to the extent such representations and warranties are qualified by “materiality” or “Material Adverse Effect,” in which case such representations and warranties shall be true and correct in all respects as of such date), in each case, with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date).

(c)            (i) In the case of each Credit Event that occurs on the Closing Date, no Major Default shall have occurred and be continuing or would occur as a result thereof, and (ii) in the case of each Borrowing or other Credit Event that occurs after the Closing Date, at the time of and immediately after such Borrowing or issuance, amendment, extension or renewal of a Letter of Credit (other than (x) an amendment, extension or renewal of a Letter of Credit without any increase in the stated amount of such Letter of Credit or (y) an Other Term Loan or Other Revolving Loan as set forth in Section 2.21(c)), as applicable, no Event of Default or Default shall have occurred and be continuing.

(d)            Each Borrowing and other Credit Event that occurs after the Closing Date shall be deemed to constitute a representation and warranty by the Borrowers on the date of such Borrowing, issuance, amendment, extension or renewal as applicable, as to the matters specified in paragraphs (b)(ii) and (c)(ii) of this Section 4.01.

Section 4.02          First Credit Event. On or prior to the Closing Date:

(a)            The Administrative ~~Agents~~Agent (or ~~their~~its counsel) shall have received from each of the Borrowers, the Issuing Banks and the Lenders (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence reasonably satisfactory to the Administrative ~~Agents~~Agent (which may include delivery of a signed signature page of this Agreement by electronic transmission (e.g., “pdf”)) that such party has signed a counterpart of this Agreement.

(b)            The Administrative ~~Agents~~Agent shall have received, on behalf of themselves, the Collateral Agent, the Lenders, the Swingline Lender and each Issuing Bank, a written opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP, as special New York and Delaware counsel for the Loan Parties, Barnes & Thornburg LLP, as special Indiana counsel for the Loan Parties, Verrill Dana LLP, as special Maine counsel for the Loan Parties, King & Wood Mallesons, as special Australian counsel for the Administrative ~~Agents~~Agent, the Collateral Agent and the Arrangers, Blake, Cassels & Graydon LLP, as special Canadian counsel for the Loan Parties, Hengeler Mueller, as special German counsel for the Loan Parties, Milbank LLP, as special German counsel for the Administrative ~~Agents~~Agent, the Collateral Agent and the Arrangers, Homburger AG, as special Swiss counsel for the Loan Parties, Walder Wyss AG, as special Swiss counsel for the Administrative ~~Agents~~Agent, the Collateral Agent and the Arrangers~~,~~  and Milbank LLP, as special English counsel for the Administrative ~~Agents~~Agent, the Collateral Agent and the Arrangers, (A) dated the Closing Date, (B) addressed to each Issuing Bank, the Administrative ~~Agents~~Agent, the Collateral Agent and the Lenders on the Closing Date and (C) in form and substance reasonably satisfactory to the Administrative ~~Agents~~Agent covering such matters relating to the Loan Documents as the Administrative ~~Agents~~Agent shall reasonably request.

(c)            The Administrative ~~Agents~~Agent shall have received a certificate of the Secretary, Assistant Secretary, Director or similar officer of each Loan Party (other than each Australian Loan Party) dated the Closing Date and certifying:

(i)            a copy of the memorandum, certificate or articles of incorporation, certificate of limited partnership, certificate of formation or other equivalent constituent and governing documents, including all amendments thereto, of such Loan Party, (1) in the case of a corporation, certified (to the extent available in any non-U.S. jurisdiction) as of a recent date by the Secretary of State (or other similar official or Governmental Authority in the case of any Loan Party organized outside the United States of America) of the jurisdiction of its organization, or (2) otherwise certified by the Secretary, Assistant Secretary, Director or similar officer of such Loan Party or other person duly authorized by the constituent documents of such Loan Party,

(ii)           with the exception of any English Loan Party or German Loan Party, a certificate as to the good standing (to the extent such concept or a similar concept exists under the laws of such jurisdiction) of such Loan Party as of a recent date from such Secretary of State (or other similar official or Governmental Authority in the case of any Loan Party organized outside the United States of America),

(iii)           that attached thereto is a true and complete copy of the by-laws (or partnership agreement, limited liability company agreement, constitution or other equivalent constituent and governing documents) (to the extent such concept or a similar concept exists under the laws of such Loan Party’s jurisdiction of formation) of such Loan Party as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (iv) below,

(iv)          that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors (or equivalent governing body) of such Loan Party (other than a German Loan Party unless required by law) (or its managing general partner or managing member), and, if required by law or customary in the jurisdiction of incorporation of such Loan Party (including, without limitation, England and Germany), the shareholders and other relevant corporate body, approving the Transactions, authorizing the execution, delivery and performance of the Loan Documents dated prior to or as of the Closing Date to which such person is a party and, in the case of the Borrowers, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect on the Closing Date,

(v)           as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party,

(vi)          with the exception of any English Loan Party or German Loan Party, as to the absence of any pending proceeding for the dissolution or liquidation of such Loan Party or, to the knowledge of such person, threatening the existence of such Loan Party,

(vii)         that attached thereto is a true and complete copy of (i) the companies register or commercial register, list of shareholders and the rules of procedure of any corporate body of such Loan Party (in each case, to the extent such concept or a similar concept exists under the laws of such Loan Party’s jurisdiction of formation and delivery of such document in a formalities certificate is customary in the relevant jurisdiction) of such Loan Party as in effect as at the Closing Date, and

(viii)        except for any German Loan Party, confirming that, subject to the guarantee limitations set out in this Agreement, borrowing or guaranteeing or securing (as appropriate) the Commitments would not cause any borrowing, guarantee, security or other similar limit binding on it to be exceeded.

(d)            The Administrative ~~Agents~~Agent shall have received a completed Perfection Certificate, dated the Closing Date and signed by a Responsible Officer of each Borrower, together with all attachments contemplated thereby, and the results of a search of the Uniform Commercial Code (or equivalent), tax and judgment filings made with respect to the Loan Parties in the jurisdictions contemplated by the Perfection Certificate and copies of the financing statements (or similar documents) disclosed by such search and evidence reasonably satisfactory to the Administrative ~~Agents~~Agent that the Liens indicated by such financing statements (or similar documents) are Permitted Liens or have been, or will be simultaneously or substantially concurrently with the closing under this Agreement, released (or arrangements reasonably satisfactory to the Administrative ~~Agents~~Agent for such release shall have been made).

(e)            The Acquisition shall have been consummated or shall be consummated simultaneously or substantially concurrently with the closing under this Agreement in all material respects pursuant to the Acquisition Agreement as in effect on August 20, 2019 (without any amendment, modification or waiver to, or consent under, any of the provisions thereof that would be materially adverse to the Lenders, ~~Agents~~Agent or Arrangers without the consent of the Administrative ~~Agents~~Agent (such consent not to be unreasonably withheld, conditioned or delayed)); it being understood and agreed that (i) any reduction in the purchase price pursuant to any adjustment mechanism set forth in the Acquisition Agreement as in effect on August 20, 2019 shall be deemed not to be materially adverse to the Lenders, Agents or Arrangers, (ii) any reduction in the purchase price, other than as a result of any such adjustment mechanism referred to in the foregoing clause (i), that is (x) equal to or greater than 10% of the total consideration payable under the Acquisition Agreement or (y) less than 10% of the total consideration payable under the Acquisition Agreement and not applied to reduce the Term Loan Commitments hereunder, in each case, shall be deemed materially adverse to the Lenders, ~~Agents~~Agent and Arrangers, (iii) any purchase price or similar adjustment mechanism shall not be considered an amendment or waiver of the Acquisition Agreement, (iv) any amendment, modification or waiver to, or consent under, the definition of “Blue Material Adverse Effect” (as defined in the Acquisition Agreement as in effect on August 20, 2019) shall be deemed materially adverse to the Lenders, ~~Agents~~Agent and Arrangers and (v) any amendment, modification or waiver to Section 8.2(b) of the Acquisition Agreement (with respect to a failure by the Seller to duly perform the covenants set forth in Sections 5.4(a) and/or 5.21(a)(i) or (ii) of the Acquisition Agreement) shall be deemed materially adverse to the Lenders, ~~Agents~~Agent and Arrangers.

(f)            After giving effect to the Transactions, all indebtedness under each of the Existing Revolving Credit Agreement and the Existing Term Credit Agreement will be repaid, prepaid or discharged (other than in respect of Existing Roll-Over Letters of Credit and letters of credit that are backstopped by Letters of Credit or cash collateralized by the Borrower) and all commitments thereunder will be terminated.

(g)            The Administrative ~~Agents~~Agent shall have received the financial statements referred to in Section 3.05.

(h)            Since the date of the Acquisition Agreement, no change, effect, event, occurrence or development resulting in the occurrence of a “Blue Material Adverse Effect” (as defined in the Acquisition Agreement as in effect on August 20, 2019 (or as amended, modified or waived with the consent of the Administrative ~~Agents~~Agent in accordance with Section 4.02(e))) shall have occurred.

(i)             The Administrative ~~Agents~~Agent shall have received a solvency certificate substantially in the form of Exhibit C and signed by a Financial Officer of the U.S. Borrower confirming the solvency of the Borrowers and their Subsidiaries on a consolidated basis after giving effect to the Transactions that occur on the Closing Date.

(j)             The ~~Agents~~Agent shall have received all fees payable thereto or to any Lender on or prior to the Closing Date and, to the extent invoiced at least three Business Days prior to the Closing Date, reimbursement or payment of all reasonable and documented out-of-pocket expenses (including reasonable fees, charges and disbursements of Milbank LLP, Osler, Hoskin and Harcourt LLP, King & Wood Mallesons and Walder Wyss Ltd.) required to be reimbursed or paid by the Loan Parties hereunder or under any Loan Document on or prior to the Closing Date (which amounts may be offset against the proceeds of the Loans).

(k)            Except as set forth in Schedule 5.12 (which, for the avoidance of doubt, shall override the applicable clauses of the definition of “Collateral and Guarantee Requirement”) and subject to the grace periods and post-closing periods set forth in such definition, the Collateral and Guarantee Requirement shall be satisfied (or waived) as of the Closing Date.

(l)             The Administrative ~~Agents~~Agent shall have received all documentation and other information required by Section 3.25 no later than three (3) business days in advance of the Closing Date, to the extent such information has been requested not less than ten (10) days prior to the Closing Date. Upon the reasonable request of any Lender made at least ten (10) days prior to the Closing Date, the Borrowers shall have provided to such Lender the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including the USA PATRIOT Act, Beneficial Ownership Certification and the Canada PCTFA, in each case at least three (3) business days prior to the Closing Date (including, without limitation, a Beneficial Ownership Certification for any Borrower that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation).

(m)           The Borrower Representative shall have delivered to the Administrative ~~Agents~~Agent (i) audited consolidated balance sheets of the U.S. Borrower as of the end of, and related statements of income, shareholders’ equity and cash flows of the U.S. Borrower for the fiscal year of the U.S. Borrower ended December 31, 2016, prepared in accordance with GAAP and (ii) unaudited combined balance sheets of the Borrower as of the end of, and related statements of income, shareholders’ equity and cash flows of the Borrower for, the fiscal quarters of the U.S. Borrower ended March 31, 2019, June 30, 2019 and September 30, 2019, in each case prepared in accordance with GAAP.

(n)            The Borrower Representative shall have delivered to the Administrative ~~Agents~~Agent a certificate dated as of the Closing Date, to the effect set forth in Sections 4.01(b)(i), 4.01(c)(i), 4.02(e), 4.02(f) and 4.02(h) hereof.

(o)            The Administrative ~~Agents~~Agent shall have received, in respect of each Australian Loan Party, a verification certificate dated as of the Closing Date and signed by a director of such Australian Loan Party, (i) certifying the following items: (A) a copy of the constitution (or other equivalent constituent and governing documents) of such Australian Loan Party, (B) a copy of a true, complete and up-to-date extract board resolutions (or equivalent) approving the entry by such Australian Loan Party into, among others, the Loan Documents, (C) a copy of a true, complete and up-to-date shareholders’ resolutions (or equivalent) approving the resolutions referred to under (B) (if required), (D) any power of attorney under which such Australian Loan Party is signing the Loan Documents (if applicable) and (E) a true and complete specimen of signatures for each of the directors or authorized signatories having executed for and on behalf of such Australian Loan Party the Loan Documents and (ii) confirming that: (A) such Australian Loan Party is solvent and (B) such Australian Loan Party is not prevented by Chapter 2E of the Australian Corporations Act from entering into the Loan Documents.

For purposes of determining compliance with the conditions specified in Section 4.01 and this Section 4.02, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of the ~~applicable~~ Administrative Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Lender prior to the Closing Date specifying its objection thereto and, in the case of a Borrowing, such Lender shall not have made available to the ~~applicable~~ Administrative Agent such Lender’s ratable portion of the initial Borrowing.

For the avoidance of doubt, (i) there is no representation or warranty relating to the Acquired Business the accuracy of which is a condition to any Credit Event that occurs on the Closing Date or otherwise any condition precedent directly or indirectly relating to the Acquired Business, the satisfaction of which is a condition precedent to any Credit Event that occurs on the Closing Date, and (ii) no procurement obligation or any other matter or circumstance in respect of, or breach by, any member of the Acquired Business shall relate to a Loan Party for purposes of any Major Default, Major Representation or Major Undertaking; provided~~,~~  that, immediately upon any Credit Event that occurs on the Closing Date, all rights, remedies and entitlements of the Secured Parties under the Loan Documents shall be available notwithstanding that they may not have been used or been available for use as a condition to any Credit Event that occurs on the Closing Date.

Notwithstanding anything to the contrary in this Agreement or in any other Loan Document, it is understood that to the extent any security interest in the intended Collateral or any deliverable (including those referred to in Sections 4.02(d) and (k)) related to the perfection of security interests in the intended Collateral (other than any Collateral the security interest in which may be perfected by the filing of a UCC or PPSA financing statement (or the equivalent in any other applicable jurisdiction) or the possession of the stock certificates (if any) of the Borrowers or any Subsidiary Loan Parties (to the extent, with respect to the Acquired Business, such stock certificates are received by the Purchaser from the Seller on or prior to the Closing Date after the Purchaser has used commercially reasonably efforts to do so)) is not or cannot be provided and/or perfected on the Closing Date (1) without undue burden or expense or (2) after the Borrowers have used commercially reasonable efforts to do so, then the provision and/or perfection of such security interest(s) or deliverable shall not constitute a condition precedent to the availability of the Commitments on the Closing Date but, to the extent otherwise required hereunder, shall be delivered after the Closing Date in accordance with Section 5.12.

Article V

Affirmative Covenants

Each of the Borrowers jointly and severally covenants and agrees with each Lender that, until the Termination Date, unless the Required Lenders shall otherwise consent in writing, the Borrowers will cause each of the Subsidiaries to:

Section 5.01          Existence; Business and Properties; Performance. (a) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except, in the case of a Subsidiary of the Borrowers, where the failure to do so would not reasonably be expected to have a Material Adverse Effect, and except as otherwise permitted under Section 6.05, and except for the liquidation or dissolution of Subsidiaries if the assets of such Subsidiaries to the extent they exceed estimated liabilities are acquired by a Borrower or a Wholly Owned Subsidiary of the Borrowers in such liquidation or dissolution; provided, that Subsidiary Loan Parties may not be liquidated into Subsidiaries that are not Loan Parties (except in each case as permitted under Section 6.05).

(b)            Except where the failure to do so would not reasonably be expected to have a Material Adverse Effect, do or cause to be done all things necessary to (i) lawfully obtain, preserve, renew, extend and keep in full force and effect the permits, franchises, authorizations, Intellectual Property, licenses and rights with respect thereto necessary to the normal conduct of its business, and (ii) at all times maintain, protect and preserve all tangible property necessary to the normal conduct of its business and keep such property in good repair, working order and condition (ordinary wear and tear excepted), from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith, if any, may be properly conducted at all times (in each case except as permitted by this Agreement).

(c)            Pay and discharge, and cause each Subsidiary Loan Party to pay and discharge, as the same shall become due and payable, all its obligations and liabilities, including (a) all lawful claims which, if unpaid, would by law become a Lien upon its property and (b) except as prohibited hereunder, all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness, except, in each case, to the extent that (i) any such obligation is being contested in good faith and by appropriate actions for which appropriate reserves have been established in accordance with GAAP or (ii) the failure to discharge such obligations and liabilities, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

Section 5.02          Insurance. (a) Maintain, with financially sound and reputable insurance companies, insurance (subject to customary deductibles and retentions) in such amounts and against such risks as are customarily maintained by similarly situated companies engaged in the same or similar businesses operating in the same or similar locations and with respect to insurance of the ~~Borrower~~Borrowers and the Subsidiary Loan Parties, and cause the ~~Borrower~~Borrowers and the Subsidiary Loan Parties to be listed as insured and the applicable Collateral Agent to be listed as a co-loss payee on property and property casualty policies and as an additional insured on liability policies (to the extent customary in the relevant jurisdiction) (in form and substance and as agreed with or waived by the N.A. Collateral Agent). Notwithstanding the foregoing, the Loan Parties and the Subsidiaries may self-insure with respect to such risks with respect to which companies of established reputation engaged in the same general line of business in the same general area usually self-insure.

(b)            [Reserved.]

(c)            If any portion of any Mortgaged Property is at any time located in an area in the United States specifically identified by the Federal Emergency Management Agency (or any successor agency) as a special flood hazard area (each a “Special Flood Hazard Area”) with respect to which flood insurance has been made available under the Flood Insurance Laws, then the U.S. Borrower shall, or shall cause each applicable Subsidiary Loan Party (i) maintain, or cause to be maintained, with a financially sound and reputable insurer, flood insurance in an amount and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws and (ii) deliver to the N.A. Collateral Agent evidence of such compliance in form and substance reasonably acceptable to the Administrative ~~Agents~~Agent.

(d)            In connection with the covenants set forth in this Section 5.02, it is understood and agreed that:

(i)            the Administrative ~~Agents, the Collateral~~ Agent, the Collateral Agents, the Lenders, the Issuing Banks and their respective agents or employees shall not be liable for any loss or damage insured by the insurance policies required to be maintained under this Section 5.02, it being understood that (A) the Loan Parties shall look solely to their insurance companies or any other parties other than the aforesaid parties for the recovery of such loss or damage and (B) such insurance companies shall have no rights of subrogation against the Administrative ~~Agents, the Collateral~~ Agent, the Collateral Agents, the Lenders, any Issuing Bank or their agents or employees. If, however, the insurance policies, as a matter of the internal policy of such insurer, do not provide waiver of subrogation rights against such parties, as required above, then the U.S. Borrower, on behalf of itself and behalf of each of its Subsidiaries, hereby agrees, to the extent permitted by law, to waive, and further agrees to cause each of their Subsidiaries to waive, its right of recovery, if any, against the Administrative ~~Agents, the Collateral~~ Agent, the Collateral Agents, the Lenders, any Issuing Bank and their agents and employees;

(ii)           the designation of any form, type or amount of insurance coverage by the ~~Collateral~~Administrative Agent (including acting in the capacity as the ~~Collateral~~Administrative Agent) under this Section 5.02 shall in no event be deemed a representation, warranty or advice by the Collateral ~~Agent~~Agents or the Lenders that such insurance is adequate for the purposes of the business of the Borrowers and the Subsidiaries or the protection of their properties; and

(iii)          except with respect to subsection (c) above and with respect to any Material Real Property encumbered by a Mortgage after the Closing Date pursuant to Section 5.10, the amount and type of insurance that the U.S. Borrower and its Subsidiaries has in effect as of the Closing Date satisfies for all purposes the requirements of this Section 5.02.

Section 5.03          Taxes. Pay its obligations in respect of all Taxes, imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, except where (i) the amount or validity thereof is being contested in good faith by appropriate proceedings and such person, as applicable, has set aside on its books adequate reserves therefor in accordance with GAAP or (ii) the failure to make payment could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

Section 5.04          Financial Statements, Reports, etc. Furnish to the Administrative ~~Agents~~Agent (which will promptly furnish such information to the Lenders):

(a)            within the time period specified in the SEC’s rules and regulations for non-accelerated filers with respect to the filing of annual reports on Form 10-K (or any successor or comparable form) if the U.S. Borrower had been a reporting company under the Exchange Act, a consolidated balance sheet and related statements of operations, cash flows and owners’ equity showing the financial position of the U.S. Borrower and its Subsidiaries as of the close of each fiscal year and the consolidated results of their operations during such year and setting forth in comparative form the corresponding figures for the prior fiscal year, which consolidated balance sheet and related statements of operations, cash flows and owners’ equity shall be accompanied by customary management’s discussion and analysis and audited by independent public accountants of recognized national standing and accompanied by an opinion of such accountants (which opinion shall not be qualified as to scope of audit or as to the status of the Borrowers or any Material Subsidiary as a going concern, other than solely with respect to, or resulting solely from, an upcoming maturity date under any series of Indebtedness occurring within one year from the time such opinion is delivered or any potential inability to satisfy a financial maintenance covenant on a future date or in a future period) to the effect that such consolidated financial statements fairly present, in all material respects, the financial position and results of operations of the U.S. Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP (it being understood that the delivery by the U.S. Borrower (or any direct or indirect parent thereof) of annual reports on Form 10-K (or any successor or comparable form, as applicable, filed with the SEC), in each case of the U.S. Borrower and its consolidated Subsidiaries (or any direct or indirect parent thereof, as applicable) shall satisfy the requirements of this Section 5.04(a) to the extent such annual reports include the information specified herein);

(b)            within the time period specified in the SEC’s rules and regulations for non-accelerated filers with respect to the filing of quarterly reports on Form 10-Q (or any successor or comparable form) if the U.S. Borrower had been a reporting company under the Exchange Act (commencing with the fiscal quarter ending September 30, 2020), a consolidated balance sheet and related statements of operations and cash flows showing the financial position of the U.S. Borrower and its Subsidiaries as of the close of each fiscal quarter and the consolidated results of their operations during such fiscal quarter and the then-elapsed portion of the fiscal year and setting forth in comparative form the corresponding figures for the corresponding periods of the prior fiscal year, all of which shall be in reasonable detail, which consolidated balance sheet and related statements of operations and cash flows shall be accompanied by customary management’s discussion and analysis and which consolidated balance sheet and related statements of operations and cash flows shall be certified by a Financial Officer of the U.S. Borrower on behalf of the Borrower as fairly presenting, in all material respects, the financial position and results of operations of the U.S. Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP (subject to normal year-end audit adjustments and the absence of footnotes) (it being understood that the delivery by the U.S. Borrower (or any direct or indirect parent thereof) of quarterly reports on Form 10-Q (or any successor or comparable form, as applicable, filed with the SEC), in each case of the U.S. Borrower and its consolidated Subsidiaries (or any direct or indirect parent thereof, as applicable) shall satisfy the requirements of this Section 5.04(b) to the extent such quarterly reports include the information specified herein);

(c)            (x) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the U.S. Borrower (i) certifying that no Event of Default or Default has occurred since the date of the last certificate delivered pursuant to this Section 5.04(c) or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto, (ii) commencing with the fiscal quarter ended September 30, 2020, setting forth computations in reasonable detail demonstrating compliance with ~~the Financial Covenants,~~Section 6.11(a), (iii) commencing with the fiscal quarter ended December 31, 2025, setting forth computations in reasonable detail demonstrating compliance with Sections 6.11(b) and 6.11(c) and (y) concurrently with any delivery of financial statements under clause (a) above, if the accounting firm is not restricted from providing such a certificate by its policies office, a certificate of the accounting firm opining on or certifying such statements stating whether they obtained knowledge during the course of their examination of such statements of any Default or Event of Default (which certificate may be limited to accounting matters and disclaim responsibility for legal interpretations);

(d)            promptly after the same become publicly available, copies of all periodic and other publicly available reports, proxy statements and, to the extent requested by ~~either~~the Administrative Agent, other materials filed by the Borrowers or any of the Subsidiaries with the SEC; provided, however, that such reports, proxy statements, filings and other materials required to be delivered pursuant to this clause (d) shall be deemed delivered for purposes of this Agreement when posted to the website of the U.S. Borrower (or any Parent Entity referred to in Section 5.04(h)) or the website of the SEC and, written notice of such posting has been delivered to the Administrative ~~Agents)~~Agent;

(e)            within 120 days (or such later date as the Administrative ~~Agents~~Agent may agree in ~~their~~its reasonable discretion) after the beginning of each fiscal year, a reasonably detailed consolidated annual budget for such fiscal year (commencing with the fiscal year ending December 31, 2021) and, as soon as available, significant revisions, if any, of such budget and annual projections with respect to such fiscal year, including a description of underlying assumptions with respect thereto (collectively, the “Budget”); which Budget shall in each case be accompanied by the statement of a Financial Officer of the U.S. Borrower to the effect that the Budget is based on assumptions believed by such Financial Officer to be reasonable as of the date of delivery thereof; and

(f)            promptly, from time to time, such other customary information regarding the operations, business affairs and financial condition of the ~~Borrowers~~U.S. Borrower or any of ~~the~~its Subsidiaries (including without limitation with respect to compliance with the USA PATRIOT Act, the Beneficial Ownership Regulation, the Canada PCTFA or other applicable anti-money laundering laws), or compliance with the terms of any Loan Document, or such consolidating financial statements of the U.S. Borrower or its Subsidiaries, as in each case the Administrative ~~Agents~~Agent may reasonably request (for themselves or on behalf of the applicable Lenders).

In the event that any Parent Entity reports on a consolidated basis, such consolidated reporting at any Parent Entity’s level in a manner consistent with that described in clauses (a) and (b) of this Section 5.04 for the U.S. Borrower (together with a reconciliation showing the adjustments necessary to determine compliance by the U.S. Borrower and its Subsidiaries with the Financial Covenant) will satisfy the requirements of such paragraphs.

~~Each~~The Borrower Representative hereby acknowledges and agrees that all financial statements furnished pursuant to clauses (a), (b) and (d) above are hereby deemed to be Borrower Materials suitable for distribution, and to be made available, to Public Lenders as contemplated by Section 9.17 and may be treated by the Administrative ~~Agents~~Agent and the Lenders as if the same had been marked “PUBLIC” in accordance with such paragraph (unless the Borrower Representative otherwise notifies the Administrative ~~Agents~~Agent in writing on or prior to delivery thereof).

Section 5.05          Litigation and Other Notices. Furnish to the Administrative ~~Agents~~Agent (which will promptly thereafter furnish to the applicable Lenders) written notice of the following promptly after any Responsible Officer of ~~the Borrowers~~any Borrower obtains actual knowledge thereof:

(a)            any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) proposed to be taken with respect thereto;

(b)            the filing or commencement of, or any written threat or notice of intention of any person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority or in arbitration, against the Borrowers or any of the Subsidiaries as to which an adverse determination is reasonably probable and which, if adversely determined, would reasonably be expected to have a Material Adverse Effect;

(c)            any other development specific to the Borrowers or any of the Subsidiaries that is not a matter of general public knowledge and that has had, or would reasonably be expected to have, a Material Adverse Effect; and

(d)            the occurrence of any ERISA Event, the imposition of a statutory deemed trust or Lien on any Loan Party or its property in connection with a Canadian Pension Plan (excluding inchoate liens for amounts required to be remitted but not yet due under a Canadian Pension Plan), or, with respect to a Foreign Plan or Canadian Benefit Plan, a termination, withdrawal or noncompliance with applicable law or plan terms that, together with all other ERISA Events or aforementioned events with respect to Canadian Benefit Plans and Foreign Plans that have occurred, would reasonably be expected to have a Material Adverse Effect.

Section 5.06          Compliance with Laws. Comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect; provided, that this Section 5.06 shall not apply to compliance with Environmental Laws, which are the subject of Section 5.09, or to laws related to Taxes, which are the subject of Section 5.03, or to laws related to the Prescribed Laws, which are the subject of Section 5.16.

Section 5.07          Maintaining Records; Access to Properties and Inspections. Maintain all financial records in accordance with GAAP (it being understood and agreed that each Subsidiary may maintain financial records in conformity with generally accepted accounting principles that are applicable in its jurisdiction of organization) and permit any persons designated by the Administrative ~~Agents~~Agent to visit and inspect the financial records and the properties of the Borrowers or any of the Subsidiary Loan Parties at reasonable times, upon reasonable prior notice to the Borrower Representative, and as often as reasonably requested and to make extracts from and copies of such financial records, and permit any persons designated by the Administrative ~~Agents~~Agent upon reasonable prior notice to the Borrower Representative to discuss the affairs, finances and condition of the U.S. Borrower or any of the Subsidiaries with the officers thereof and independent accountants therefor (so long as the Borrower Representative has the opportunity to participate in any such discussions with such accountants), in each case, subject to reasonable requirements of confidentiality, including requirements imposed by law or by contract~~).~~

Section 5.08          Use of Proceeds. Use the proceeds of the Loans made and Letters of Credit issued in the manner contemplated by Sections 3.12 and 3.25(e).

Section 5.09          Compliance with Environmental Laws. Comply, and make reasonable efforts to cause all lessees and other persons occupying or using its properties to comply, with all Environmental Laws applicable to its operations, business and properties; and obtain and renew all Environmental Permits required for its operations, business and properties, in each case in accordance with Environmental Laws, except, in each case with respect to this Section 5.09, to the extent the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 5.10          Further Assurances; Additional Security. Subject to the Agreed Guarantee and Security Principles (solely in the case of any Loan Parties organized outside of the United States):

(a)            Execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, Mortgages and other documents and recordings of Liens in stock registries if required by applicable law), that the ~~Collateral~~Administrative Agent may reasonably request (including, without limitation, those required by applicable law), to satisfy the Collateral and Guarantee Requirement and to cause the Collateral and Guarantee Requirement to be and remain satisfied, all at the expense of the Loan Parties and provide to the applicable Collateral Agent, from time to time upon reasonable request by the ~~Collateral Agent evidence reasonably satisfactory to the Collateral~~Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents subject in each case to paragraph (g) below.

(b)            If any asset (other than Real Property) that has an individual fair market value (as determined in good faith by the Borrower Representative) in an amount greater than $20,000,000 is acquired by the Borrowers or any Subsidiary Loan Party after the Closing Date or owned by an entity at the time it becomes a Subsidiary Loan Party (in each case other than (x) assets constituting Collateral under a Security Document that become subject to the Lien of such Security Document upon acquisition thereof, (y) assets that are not required to become subject to Liens in favor of the applicable Collateral Agent pursuant to the Security Documents and the Collateral and Guarantee Requirement and (z) assets constituting Excluded Property), ~~the Borrowers~~such Borrower or such Subsidiary Loan Party, as applicable, will (i) notify the applicable Collateral Agent of such acquisition or ownership as promptly as practicable (and in any event within 30 Business Days) (or such longer period as the ~~Collateral~~Administrative Agent may agree in its reasonable discretion) and (ii) subject (where applicable) to the Agreed Guarantee and Security Principles and the provisions of the Security Documents and the Collateral and Guarantee Requirement, cause as promptly as practicable (and in any event within 30 Business Days) (or such longer period as the ~~Collateral~~Administrative Agent may agree in its reasonable discretion) such asset to be subjected to a Lien (subject to any Permitted Liens) securing the Obligations by, and take, and cause the Subsidiary Loan Parties to take, such actions as shall be reasonably requested by the ~~Collateral~~Administrative Agent to grant and perfect such Liens, including actions described in clause (a) of this Section 5.10, all at the expense of the Loan Parties, subject to clause (g) below.

(c)            Within 120 days after the acquisition of any Material Real Property after the Closing Date (or such later date as the ~~Collateral~~Administrative Agent may agree in its reasonable discretion), (i) grant and cause each of the Subsidiary Loan Parties to grant to the applicable Collateral Agent security interests in, and Mortgages on, such Material Real Property in a form reasonably acceptable to the Borrower ~~and the~~Representative, the Administrative Agent and the applicable Collateral Agent, which security interest and mortgage shall constitute valid and enforceable Liens subject to no other Liens except Permitted Liens, (ii) record or file, and cause each such Subsidiary Loan Party to record or file, the Mortgage or instruments related thereto in such manner and in such places as is required by law to establish, perfect, preserve and protect the Liens in favor of the applicable Collateral Agent (for the benefit of the Secured Parties) required to be granted pursuant to the Mortgages and pay, and cause each such Subsidiary Loan Party to pay, in full, all Taxes, fees and other charges required to be paid in connection with such recording or filing, in each case subject to clause (g) below, (iii) deliver to the Collateral ~~Agent~~Agents an updated Schedule 1.01(E) reflecting such Mortgaged Properties and (iv) unless otherwise waived by the ~~Collateral~~Administrative Agent, with respect to each such Mortgage, cause the requirements set forth in clauses (f) and (g) of the definition of “Collateral and Guarantee Requirement” to be satisfied with respect to such Material Real Property.

(d)            If any additional direct or indirect Subsidiary of the U.S. Borrower is formed or acquired after the Closing Date (with any Subsidiary Redesignation resulting in an Unrestricted Subsidiary becoming a Subsidiary or any Excluded Subsidiary ceasing to be an Excluded Subsidiary being deemed to constitute the acquisition of a Subsidiary) and if such Subsidiary is a Subsidiary Loan Party, within 15 Business Days after the date such Subsidiary is formed or acquired (or such longer period as the ~~Collateral~~Administrative Agent may agree in its reasonable discretion), notify the applicable Collateral Agent thereof and, within 20 Business Days (in the case of a Domestic Subsidiary) or 50 Business Days (in the case of a Foreign Subsidiary) after the date such Subsidiary is formed or acquired or such longer period as the ~~Collateral~~Administrative Agent may agree in its reasonable discretion (or, with respect to Material Real Property or insurance, within 120 days after such formation or acquisition or such longer period as set forth therein or as the ~~Collateral~~Administrative Agent may agree in its reasonable discretion, as applicable), cause the Collateral and Guarantee Requirement to be satisfied with respect to such Subsidiary and with respect to any Equity Interest in or Indebtedness of such Subsidiary owned by or on behalf of any Loan Party, subject to clause (g) below.

(e)            [Reserved].

(f)            Furnish to the applicable Collateral Agent prompt (and in any event within 20 days after such change or such longer period as may be acceptable to the Administrative ~~Agents~~Agent) written notice of any change (A) in any Loan Party’s corporate or organization name or number, (B) in any Loan Party’s identity or organizational structure, (C) in any Loan Party’s organizational identification number (to the extent relevant in the applicable jurisdiction of organization), (D) in any Loan Party’s jurisdiction of organization, (E) in the location of the chief executive office, registered office of any Loan Party (to the extent relevant in the applicable jurisdiction of organization) or (F) the location of any tangible Collateral of a Loan Party to a different Canadian province or territory other than Canadian provinces or territories where such tangible Collateral of such Loan Party is located as of the Closing Date; provided, all filings have been made, or will have been made within 30 days following such change (or such longer period as the ~~Collateral~~Administrative Agent may agree in its reasonable discretion), under the Uniform Commercial Code, the PPSA, or equivalent in any applicable jurisdiction that are required in order for the applicable Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral in which a security interest may be perfected by such filing, for the benefit of the Secured Parties.

(g)            The Collateral and Guarantee Requirement and the other provisions of this Section 5.10 and the other Loan Documents with respect to Collateral need not be satisfied with respect to any of the following (collectively, the “Excluded Property”): (i) any Real Property other than Material Real Property, (ii) motor vehicles and other assets subject to certificates of title, letter of credit rights and commercial tort claims with a value of less than $20,000,000 (in each case, other than to the extent such rights can be perfected by filing a UCC-1 or PPSA financing statement or equivalent without listing VINs, serial numbers or similar), (iii) those assets over which pledges and security interests are prohibited by applicable law, rule, regulation or contractual obligation (with respect to any such contractual obligation, only to the extent such restriction is permitted under Section 6.09(c) and such restriction is binding on such assets (1) on the Closing Date or (2) on the date of the acquisition thereof and not entered into in contemplation thereof (other than in connection with the incurrence of Indebtedness of the type contemplated by Section 6.01(i)) (in each case, except to the extent such prohibition is unenforceable after giving effect to the applicable anti-assignment provisions of Article 9 of the Uniform Commercial Code, the PPSA, or other applicable law notwithstanding such prohibitions)) or which could require governmental (including regulatory) consent, approval, license or authorization to be pledged (unless such consent, approval, license or authorization has been received) (in each case, except to the extent such prohibition is unenforceable after giving effect to the applicable anti-assignment provisions of Article 9 of the Uniform Commercial Code, the PPSA, or other applicable law notwithstanding such prohibitions), (iv) [reserved], (v) any lease, license or other agreement to the extent that a grant of a security interest therein would violate or invalidate such lease, license or agreement or create a right of termination in favor of any other party thereto (other than the Borrowers or any Guarantor) after giving effect to the applicable anti-assignment provisions of Article 9 of the Uniform Commercial Code, the PPSA, or other applicable laws, (vi) those assets as to which the Administrative ~~Agents~~Agent and the Borrower Representative reasonably agree that the cost or other consequence (including any material and adverse tax consequences) of obtaining such a security interest or perfection thereof are excessive in relation to the value afforded thereby, (vii) any governmental licenses or state, provincial or local licenses, franchises, charters and authorizations, to the extent security interests in such licenses, franchises, charters or authorizations are prohibited or restricted thereby after giving effect to the applicable anti-assignment provisions of Article 9 of the Uniform Commercial Code, the PPSA, or other applicable laws, (viii) any “intent-to-use” applications for trademark or service mark registrations filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. §1051, unless and until an Amendment to Allege Use or a Statement of Use under Section 1(c) or 1(d) of the Lanham Act has been filed, (ix) other customary exclusions under applicable local law or in applicable local jurisdictions set forth in the Agreed Guarantee and Security Principles, any applicable Security Documents or otherwise separately agreed in writing between the ~~Collateral~~Administrative Agent and the Borrower Representative, (x) Securitization Assets sold to any Special Purpose Securitization Subsidiary or otherwise pledged, factored, transferred or sold, including in connection with any Permitted Securitization Financing, and any other assets subject to Liens securing Permitted Securitization Financings, (xi) any Excluded Securities, (xii) any Third Party Funds and/or segregated tax accounts, including, without limitation, sales tax accounts, (xiii) any equipment or other asset that is subject to a Lien permitted by any of clauses (c), (i), (j) or (mm) of Section 6.02 or is otherwise subject to a purchase money debt or a Capitalized Lease Obligation, in each case, as permitted by Section 6.01, if the contract or other agreement providing for such debt or Capitalized Lease Obligation prohibits or requires the consent of any person (other than the Borrower or any Guarantor) as a condition to the creation of any other security interest on such equipment or asset and, in each case, such prohibition or requirement is permitted hereunder (after giving effect to the applicable anti-assignment provisions of Article 9 of the Uniform Commercial Code, the PPSA, or other applicable laws), (xiv) all leasehold interests in real property; (xv) any property set forth on Schedule 5.10, and (xvi) any other exceptions mutually agreed upon between the Borrower Representative and the ~~Collateral~~Administrative Agent; provided, that the Borrower Representative may in its sole discretion elect to exclude any property from the definition of “Excluded Property.” Notwithstanding anything herein to the contrary in this Agreement or any other Loan Document, (A) the ~~Collateral~~Administrative Agent may grant extensions of time or waivers of requirements for the creation or perfection of security interests or other Liens in or the obtaining of insurance (including title insurance) or surveys with respect to particular assets (including extensions beyond the Closing Date for the perfection of security interests in the assets of the Loan Parties on such date) where it reasonably determines, in consultation with the Borrower Representative, that perfection or obtaining of such items cannot be accomplished without undue effort or expense or by the time or times at which it would otherwise be required by this Agreement or the other Loan Documents, (B) except as set forth in the Agreed Guarantee and Security Principles, no control agreement or control, lockbox or similar arrangement shall be required with respect to any deposit accounts, securities accounts or commodities accounts, (C) no landlord, mortgagee or bailee waivers shall be required, (D) no security documents governed by, or perfection actions under, the law of a jurisdiction other than a Security Jurisdiction shall be required, (E) no notice shall be required to be sent to account debtors or other contractual third parties prior to an Event of Default unless required for perfection or customary in the Security Jurisdiction or other jurisdiction at the election of the Borrower Representative, (F) Liens required to be granted from time to time pursuant to, or any other requirements of, the Collateral and Guarantee Requirement and the Security Documents shall be subject to (x) exceptions and limitations set forth in the Security Documents and (y) in the case of Loan Parties organized outside of the United States, the Agreed Guarantee and Security Principles, (G) to the extent any Mortgaged Property is located in a jurisdiction with mortgage recording or similar tax, the amount secured by the Security Document with respect to such Mortgaged Property shall be limited to the fair market value of such Mortgaged Property as determined in good faith by the Borrower Representative (subject to any applicable laws in the relevant jurisdiction or such lesser amount agreed to by the Administrative ~~Agents~~Agent) and (H) the amount secured by each Mortgaged Property shall be limited to (together with the aggregate amount of Value (as defined in the Senior Unsecured Notes Indenture) in respect of all Sale and Leaseback Transactions (as defined in the Senior Unsecured Notes Indenture) entered into after the Closing Date with respect to Principal Properties (as defined in the Senior Unsecured Notes Indenture)) the maximum amount that would not cause the Senior Unsecured Notes to be secured by a Lien on such Mortgaged Property.

Section 5.11          Ratings. Exercise commercially reasonable efforts to maintain (a) public corporate family and public corporate credit ratings for the U.S. Borrower and (b) public facility ratings for the Term Loans (but, in each case, not a specific rating) from Moody’s and S&P.

Section 5.12          Post-Closing. Take all necessary actions to satisfy the items described on Schedule 5.12 within the applicable period of time specified in such Schedule (or such longer period as the ~~Collateral~~Administrative Agent may agree in its reasonable discretion).

Section 5.13          Centre of Main Interests and Establishments. ~~The~~None of the Borrowers shall, and each Borrower shall ~~not, and shall~~ procure that, neither ~~an~~any European Loan Party nor any English Loan Party, without the prior written consent of the Administrative ~~Agents~~Agent, take any action that shall cause its centre of main interests (as that term is used in Article 3(1) of the Insolvency Regulation) to be situated outside of its jurisdiction of incorporation, or cause it to have an establishment (as that term is used in Article 2(h) of the Insolvency Regulation) situated outside of its jurisdiction of incorporation.

Section 5.14          Lender Meetings. Upon the reasonable request of ~~any~~the Administrative Agent, participate in a telephonic meeting of the Administrative ~~Agents~~Agent and the Lenders no more than once each fiscal quarter to be held at such time as may be agreed upon by the Borrower and the Administrative ~~Agents~~Agent (it being agreed that any earnings call or similar conference call with the analysts, investors and/or the media by the Borrower or any Parent Entity is deemed to satisfy this requirement).

Section 5.15          [Reserved].

Section 5.16          Compliance with USA PATRIOT Act, FCPA, Sanctions, Anti-Terrorism and Anti-Money Laundering Laws.

(a)            ~~Maintain~~Comply with, and maintain in effect and enforce, policies and procedures reasonably designed to ensure compliance in all material respects with Anti-Money Laundering Laws, and in all respects with Anti-Corruption Laws, Anti-Money Laundering Laws and applicable Sanctions in connection with the U.S. Borrower’s or its Subsidiaries’ business operations.

(b)            This Section 5.16 shall not be interpreted or applied in relation to any Loan Party or any Lender to the extent that the covenants made under Section 5 violate or expose such entity or any director, officer or employee thereof to any liability under any anti-boycott or blocking law, regulation or statute that is in force from time to time in the European Union (and/or any of its member states) or the United Kingdom that are applicable to such entity (including EU Regulation (EC) 2271/96 and section 7 of the German Foreign Trade Regulation (Außenwirtschaftsverordnung – AWV) in connection with the German Foreign Trade Law (Außenwirtschaftsgesetz)).

Article VI

Negative Covenants

Each of the Borrowers jointly and severally covenants and agrees with each Lender that, until the Termination Date, unless the Required Lenders (or, in the case of Section 6.11(a), the Required Revolving Facility Lenders or, in the case of Section 6.11(b), the Required TLA Facility Lenders, or, in the case of Section 6.11(c), the Required FCTL Lenders) shall otherwise consent in writing, each of the ~~Co-Borrowers~~Borrowers will not, and the ~~Borrower~~Borrowers will not permit any of ~~the~~their Subsidiaries to:

Section 6.01          Indebtedness. Incur, create, assume or permit to exist any Indebtedness, except:

(a)            (i) Indebtedness existing or committed on the ~~Closing~~Amendment No. 3 Effective Date (provided, that any such Indebtedness that is (x) not intercompany Indebtedness and (y) in excess of $10,000,000 shall be set forth on Schedule 6.01) and (ii) any Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness (other than intercompany Indebtedness Refinanced with Indebtedness owed to a person not affiliated with a Borrower or any Subsidiary);

(b)            (i) Indebtedness created hereunder (including pursuant to Section 2.21 and including under the 2025 TLA Euro Facility) and under the other Loan Documents and (ii) any Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness;

(c)            Indebtedness of the Borrower or any Subsidiary pursuant to Hedging Agreements entered into for non-speculative purposes;

(d)            Indebtedness in respect of self-insurance and Indebtedness and other obligations owed to (including obligations in respect of letters of credit or bank guarantees or similar instruments for the benefit of) any person providing workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance to the Borrowers or any Subsidiary, pursuant to reimbursement or indemnification obligations to such person, in each case in the ordinary course of business or consistent with past practice or industry norm;

(e)            Indebtedness of the Borrower to any Subsidiary and of any Subsidiary to the Borrower or any other Subsidiary; provided, that Indebtedness owed by any Loan Party to any Subsidiary that is not a Loan Party incurred pursuant to this Section 6.01(e) shall be subordinated to the Loan Obligations under this Agreement on subordination terms described in the intercompany note substantially in the form of Exhibit I hereto or on substantially identical subordination terms or other subordination terms reasonably satisfactory to the Administrative ~~Agents~~Agent and the Borrower;

(f)            Indebtedness in respect of performance bonds, bid bonds, appeal bonds, surety bonds, performance and completion guarantees and similar obligations, in each case provided in the ordinary course of business or consistent with past practice or industry norm, including those incurred to secure health, safety and environmental obligations in the ordinary course of business or consistent with past practice or industry norm;

(g)            Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds, in each case, incurred in the ordinary course of business or other cash management services incurred in the ordinary course of business or consistent with past practice or industry norm;

(h)            (i) Indebtedness of a Subsidiary acquired after the Closing Date or a person merged or consolidated with the Borrower or any Subsidiary after the Closing Date and Indebtedness otherwise incurred or assumed by the Borrower or any Subsidiary in connection with the acquisition of assets or Equity Interests (including a Permitted Business Acquisition), where such acquisition, merger or consolidation is not prohibited by this Agreement; provided that (w) in the case of any such Indebtedness secured by Liens that are Other First Liens, the Net First Lien Leverage Ratio on a Pro Forma Basis immediately after giving effect to such acquisition, merger or consolidation, the incurrence or assumption of such Indebtedness and the use of proceeds thereof and any related transactions is (I) not greater than the Closing Date Net First Lien Leverage Ratio or (II) solely with respect to Indebtedness incurred or assumed under this clause (h)(i), no greater than the Net First Lien Leverage Ratio in effect immediately prior thereto, (x) in the case of any such Indebtedness secured by Liens that are Junior Liens, the Net Secured Leverage Ratio on a Pro Forma Basis immediately after giving effect to such acquisition, merger or consolidation, the incurrence or assumption of such Indebtedness and the use of proceeds thereof and any related transactions is (I) not greater than 0.25 to 1.00 above the Closing Date Net Secured Leverage Ratio or (II) solely with respect to Indebtedness incurred or assumed under this clause (h)(i), no greater than the Net Secured Leverage Ratio in effect immediately prior thereto, (y) in the case of any such Indebtedness that is unsecured, either (A) the Interest Coverage Ratio on a Pro Forma Basis immediately after giving effect to such acquisition, merger or consolidation, the incurrence or assumption of such Indebtedness and the use of proceeds thereof and any related transactions is (I) not less than 2.00 to 1.00 or (II) solely with respect to any such Indebtedness incurred or assumed under this clause (h)(i), no less than the Interest Coverage Ratio in effect immediately prior thereto or (B) the Net Total Leverage Ratio on a Pro Forma Basis immediately after giving effect to such acquisition, merger or consolidation, the incurrence or assumption of such Indebtedness and the use of proceeds thereof and any related transactions is (I) not greater than 0.50 to 1.00 above the Closing Date Net Total Leverage Ratio or (II) solely Indebtedness incurred or assumed under this clause (h)(i), no greater than the Net Total Leverage Ratio in effect immediately prior thereto and (z) in the case of any such Indebtedness incurred or assumed under this clause (h)(i) by a Subsidiary other than a Subsidiary Loan Party that is incurred in contemplation of such acquisition, merger or consolidation, the aggregate outstanding principal amount of such Indebtedness immediately after giving effect to such acquisition, merger or consolidation, the incurrence of such Indebtedness and the use of proceeds thereof and any related transactions shall not exceed, when taken together with all amounts incurred or assumed pursuant to this clause (h)(z), and clauses (q)(i), (r)(i) and (s)(i) of this Section 6.01, the greater of $300,000,000 and 0.25 times the EBITDA calculated on a Pro Forma Basis for the then most recently ended Test Period; provided, further, that any Indebtedness for borrowed money incurred in the form of term loans and in the same currency pursuant to this clause (h)(i) that is incurred in contemplation of such acquisition, merger or consolidation and that is secured by Liens on Collateral that are Other First Liens shall be subject to the last paragraph of Section 6.02; and provided, further, that the incurrence of any Indebtedness for borrowed money pursuant to this clause (h)(i) shall be subject to the last paragraph of Section 6.01; and (ii) any Permitted Refinancing Indebtedness incurred to Refinance any such Indebtedness;

(i)             (i) Capitalized Lease Obligations, mortgage financings and other Indebtedness incurred by the Borrower or any Subsidiary prior to or within 270 days after the acquisition, lease, construction, installation, repair, replacement or improvement of the respective property (real or personal), equipment or other asset (whether through the direct purchase of property or the Equity Interest of any person owning such property) permitted under this Agreement in order to finance such acquisition, lease, construction, installation, repair, replacement or improvement, in an aggregate principal amount outstanding that immediately after giving effect to the incurrence of such Indebtedness and the use of proceeds thereof, together with the aggregate principal amount of any other Indebtedness outstanding pursuant to this Section 6.01(i), would not exceed the greater of $240,000,000 and ~~0.20~~0.30 times the EBITDA calculated on a Pro Forma Basis for the then most recently ended Test Period and (ii) any Permitted Refinancing Indebtedness in respect of the foregoing;

(j)             (i) Capitalized Lease Obligations and any other Indebtedness incurred by the Borrower or any Subsidiary arising from any Sale and Lease-Back Transaction that is permitted under Section 6.03 and (ii) any Permitted Refinancing Indebtedness in respect of the foregoing;

(k)            (i) Indebtedness of the Borrower or any Subsidiary, in an aggregate principal amount outstanding that, immediately after giving effect to the incurrence of such Indebtedness and the use of proceeds thereof, together with the aggregate principal amount of any other Indebtedness outstanding pursuant to this Section 6.01(k), would not exceed the greater of $300,000,000 and ~~0.25~~0.35 times the EBITDA calculated on a Pro Forma Basis for the then most recently ended Test Period and (ii) any Permitted Refinancing Indebtedness in respect thereof;

(l)             Indebtedness of a Borrower or any Subsidiary in an aggregate outstanding principal amount not greater than 200% of the amount of net cash proceeds received by a Borrower from (x) the issuance or sale of its Qualified Equity Interests or (y) a contribution to its common equity with the net cash proceeds from the issuance and sale by a Parent Entity of its Qualified Equity Interests or a contribution to its common equity (in each case of (x) and (y), other than proceeds from the sale of Equity Interests to, or contributions from, a Borrower or any of its Subsidiaries), to the extent such net cash proceeds do not constitute Excluded Contributions or Permitted Cure Securities;

(m)           Guarantees (i) by the Borrower or any Subsidiary Loan Party of any Indebtedness of the Borrower or any Subsidiary Loan Party permitted to be incurred under this Agreement, (ii) by the Borrower or any Subsidiary Loan Party of Indebtedness otherwise permitted hereunder of any Subsidiary that is not a Subsidiary Loan Party, (iii) by any Subsidiary that is not a Subsidiary Loan Party of Indebtedness of another Subsidiary that is not a Subsidiary Loan Party, and (iv) by the Borrower of Indebtedness of Subsidiaries that are not Subsidiary Loan Parties incurred for working capital purposes in the ordinary course of business or consistent with past practice or industry norm on ordinary business terms so long as such Indebtedness is permitted to be incurred under Section 6.01; provided, that Guarantees by the Borrower or any Subsidiary Loan Party under this Section 6.01(m) of any other Indebtedness of a person that is subordinated to other Indebtedness of such person shall be subordinated to the Loan Obligations to at least the same extent as such underlying Indebtedness is subordinated;

(n)            Indebtedness arising from agreements of the Borrower or any Subsidiary providing for indemnification, adjustment of purchase, or acquisition price or similar obligations (including earn-outs), in each case, incurred or assumed in connection with the Transactions, any Permitted Business Acquisition, other Investments, any New Projects or the disposition of any business, assets or a Subsidiary not prohibited by this Agreement;

(o)            Indebtedness in respect of letters of credit, bank guarantees, warehouse receipts or similar instruments issued to support performance obligations and trade letters of credit (other than obligations in respect of other Indebtedness) in the ordinary course of business or consistent with past practice or industry norm;

(p)            Guarantees by a Borrower or any Subsidiary of Indebtedness under customer financing lines of credit entered into in the ordinary course of business or consistent with past practice or industry norm;

(q)            (i) Indebtedness secured by Liens that are Other First Liens so long as immediately after giving effect to the incurrence of such Indebtedness and the use of proceeds thereof, the Net First Lien Leverage Ratio on a Pro Forma Basis is not greater than the Closing Date Net First Lien Leverage Ratio; provided, that (x) the aggregate principal amount of Indebtedness outstanding under this clause (q)(i) at such time that is incurred by a Subsidiary other than a Subsidiary Loan Party shall not exceed, when taken together with the aggregate principal amount of any other Indebtedness outstanding pursuant to Section 6.01(h), this clause (q)(i), Section 6.01(r)(i) and Section 6.01(s)(i) that are incurred by Subsidiaries other than the Subsidiary Loan Parties, the greater of $300,000,000 and 0.25 times the EBITDA calculated on a Pro Forma Basis for the then most recently ended Test Period and (y) the incurrence of any Indebtedness for borrowed money in the form of term loans pursuant to this clause (q)(i) shall be subject to the last paragraph of Section 6.02; provided, further, that the incurrence of any Indebtedness for borrowed money pursuant to this clause (q)(i) shall be subject to the last paragraph of Section 6.01 and (ii) any Permitted Refinancing Indebtedness in respect thereof;

(r)            (i) Indebtedness secured by Liens that are Junior Liens so long as immediately after giving effect to the incurrence of such Indebtedness and the use of proceeds thereof, the Net Secured Leverage Ratio on a Pro Forma Basis is not greater than 0.25 to 1.00 above the Closing Date Net Secured Leverage Ratio; provided, that the aggregate principal amount of Indebtedness outstanding under this clause (r)(i) at such time that is incurred by a Subsidiary other than a Subsidiary Loan Party shall not exceed, when taken together with the aggregate principal amount of any other Indebtedness outstanding pursuant to Section 6.01(h), Section 6.01(q)(i), this Section 6.01(r)(i) and Section 6.01(s)(i) that are incurred by Subsidiaries other than the Subsidiary Loan Parties, the greater of $300,000,000 and 0.25 times the EBITDA calculated on a Pro Forma Basis for the then most recently ended Test Period; provided, further, that the incurrence of any Indebtedness for borrowed money pursuant to this clause (r)(i) shall be subject to the last paragraph of Section 6.01, and (ii) any Permitted Refinancing Indebtedness in respect thereof;

(s)            (i) unsecured Indebtedness so long as immediately after giving effect to the incurrence of such Indebtedness and the use of proceeds thereof, (A) the Interest Coverage Ratio on a Pro Forma Basis is not less than 2.00 to 1.00 or (B) the Net Total Leverage Ratio on a Pro Forma Basis is not greater than 0.50 to 1.00 above the Closing Date Net Total Leverage Ratio; provided, that the aggregate principal amount of Indebtedness outstanding under this clause (s)(i) at such time that is incurred by a Subsidiary other than a Subsidiary Loan Party shall not exceed, when taken together with the aggregate principal amount of any other Indebtedness outstanding pursuant to Section 6.01(h), Section 6.01(q)(i), Section 6.01(r)(i) and this Section 6.01(s)(i) that are incurred by Subsidiaries other than the Subsidiary Loan Parties, the greater of $300,000,000 and 0.25 times the EBITDA calculated on a Pro Forma Basis for the then most recently ended Test Period; provided, further, that the incurrence of any Indebtedness for borrowed money pursuant to this clause (s)(i) shall be subject to the last paragraph of Section 6.01 and (ii) any Permitted Refinancing Indebtedness in respect thereof;

(t)            (i) Indebtedness of Subsidiaries that are not Subsidiary Loan Parties in an aggregate principal amount outstanding that, immediately after giving effect to the incurrence of such Indebtedness and the use of proceeds thereof, would not exceed the greater of $240,000,000 and ~~0.20~~0.30 times the EBITDA calculated on a Pro Forma Basis for the then most recently ended Test Period and (ii) any Permitted Refinancing Indebtedness in respect thereof;

(u)            Indebtedness incurred in the ordinary course of business or consistent with past practice or industry norm in respect of obligations of a Borrower or any Subsidiary to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services; provided, that such obligations are incurred in connection with open accounts extended by suppliers on customary trade terms in the ordinary course of business or consistent with past practice or industry norm and not in connection with the borrowing of money or any Hedging Agreements;

(v)            Indebtedness representing deferred compensation to employees, consultants or independent contractors of a Borrower (or, to the extent such work is done for a Borrower or its Subsidiaries, any direct or indirect parent thereof) or any Subsidiary incurred in the ordinary course of business or consistent with past practice or industry norm;

(w)            (i) Indebtedness, including in respect of the Senior Unsecured Notes, in an aggregate principal amount outstanding pursuant to this Section 6.01(w)(i) not to exceed $2,000,000,000, (ii) Indebtedness, including in respect of the Amortizing Notes, in an aggregate principal amount outstanding pursuant to this Section 6.01(w)(ii) not to exceed $79,207,700 and (iii) any Permitted Refinancing Indebtedness in respect thereof;

(x)            Indebtedness incurred by a Special Purpose Securitization Subsidiary in connection with Permitted Securitization Financings that is not recourse to the Borrower or any Subsidiary thereof other than a Special Purpose Securitization Subsidiary;

(y)            obligations in respect of Cash Management Agreements (other than bi-lateral letter of credit facilities);

(z)            (i) Refinancing Notes and (ii) any Permitted Refinancing Indebtedness incurred in respect thereof;

(aa)          (i) Indebtedness in an aggregate principal amount outstanding not to exceed at the time of incurrence the Incremental Amount available at such time; provided that the incurrence of any Indebtedness for borrowed money pursuant to this clause (aa)(i) shall be subject to the last paragraph of Section 6.01 and the incurrence of any Indebtedness for borrowed money in the form of term loans pursuant to this clause (aa)(i) secured by Liens that are Other First Liens shall be subject to the last paragraph of Section 6.02, and (ii) any Permitted Refinancing Indebtedness in respect thereof;

(bb)         Indebtedness in respect of letters of credit, bank guarantees or similar instruments issued in connection with licensing or regulatory requirements;

(cc)          (i) Indebtedness of, incurred on behalf of, or representing Guarantees of Indebtedness of, joint ventures in an aggregate principal amount outstanding that, immediately after giving effect to the incurrence of such Indebtedness and the use of proceeds thereof, together with the aggregate principal amount of any other Indebtedness outstanding pursuant to this Section 6.01(cc), would not exceed the greater of $180,000,000 and 0.15 times the EBITDA calculated on a Pro Forma Basis for the then most recently ended Test Period, and (ii) any Permitted Refinancing Indebtedness in respect thereof;

(dd)          Indebtedness issued by a Borrower or any Subsidiary to current or former officers, directors and employees of the Borrower or any such Subsidiary (or of any Parent Entity), or to their respective estates, spouses or former spouses to finance the purchase or redemption of Equity Interests of the Borrower or any Parent Entity permitted by Section 6.06;

(ee)          Indebtedness consisting of obligations of a Borrower or any Subsidiary under deferred compensation or other similar arrangements incurred by such person in connection with the Transactions and Permitted Business Acquisitions or any other Investment permitted hereunder;

(ff)           Indebtedness of the U.S. Borrower or any Subsidiary to or on behalf of any joint venture (regardless of the form of legal entity) that is not a Subsidiary arising in the ordinary course of business or consistent with past practice in connection with the cash management operations (including with respect to intercompany self-insurance arrangements) of the U.S. Borrower and its Subsidiaries;

(gg)         Indebtedness consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business or consistent with past practice or industry norm;

(hh)         Indebtedness supported by a Letter of Credit, in a principal amount not in excess of the stated amount of such Letter of Credit (or a letter of credit issued under any other revolving credit or letter of credit facility permitted by Section 6.01);

(ii)            customer deposits and advance payments received in the ordinary course of business from customers for goods and services purchased in the ordinary course of business;

(jj)            Indebtedness arising from or in connection with any cross guarantee pursuant to Part 2M of the Australian Corporations Act or any equivalent provision given from time to time, provided that the only parties to such cross guarantee are Subsidiaries or the Borrower;

(kk)          Indebtedness or guarantees arising under a TFA or TSA;

(ll)            (i) any Indebtedness and/or guarantee that arises under and pursuant to a liability statement pursuant to section 2:403(1)(f) of the DCC (and any residual liability (overblijvende aansprakelijkheid) under such statement arising pursuant to article 2:404 (2) of the DCC) and/or (ii) any Indebtedness, including any joint and several liability and/or any netting or set-off arrangement, arising by operation of law as a result of the existence or establishment of a fiscal unity (fiscale eenheid) for Dutch corporate income tax and/or VAT purposes;

(mm)        any guarantee or joint or several liability arising under a fiscal unity (fiscale eenheid) for Dutch corporate tax and/or VAT purposes; and

(~~ll~~nn)       all premium (if any, including tender premiums) expenses, defeasance costs, interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (a) through (~~kk~~mm) above or refinancings thereof.

For purposes of determining compliance with this Section 6.01 or Section 6.02, the amount of any Indebtedness denominated in any currency other than Dollars shall be calculated based on customary currency exchange rates in effect, in the case of such Indebtedness incurred (in respect of term Indebtedness) or committed (in respect of revolving Indebtedness) on or prior to the Closing Date, on the Closing Date and, in the case of such Indebtedness incurred (in respect of term Indebtedness) or committed (in respect of revolving Indebtedness) after the Closing Date, on the date on which such Indebtedness was incurred (in respect of term Indebtedness) or committed (in respect of revolving Indebtedness); provided, that if such Indebtedness is incurred to refinance other Indebtedness denominated in a currency other than Dollars (or in a different currency from the Indebtedness being refinanced), and such refinancing would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed (i) the outstanding or committed principal amount, as applicable, of such Indebtedness being refinanced plus (ii) the aggregate amount of fees, underwriting discounts, premiums (including tender premiums), accrued interest, defeasance costs and other costs and expenses incurred in connection with such refinancing.

Further, for purposes of determining compliance with this Section 6.01, (A) Indebtedness need not be permitted solely by reference to one category of permitted Indebtedness (or any portion thereof) described in Sections 6.01(a) through (~~ll~~nn) (including, for the avoidance of doubt, with respect to the clauses set forth in the definition of “Incremental Amount”) but may be permitted in part under any combination thereof, (B) in the event that an item of Indebtedness (or any portion thereof) meets the criteria of one or more of the categories of permitted Indebtedness (or any portion thereof) described in Sections 6.01(a) through (~~ll~~nn) (including, for the avoidance of doubt, with respect to the clauses set forth in the definition of “Incremental Amount”), the Borrower Representative may, in its sole discretion, divide, classify or reclassify, or later divide, classify or reclassify (as if incurred at such later time), such item of Indebtedness (or any portion thereof) in any manner that complies with this Section 6.01 and at the time of incurrence, division, classification or reclassification will be entitled to only include the amount and type of such item of Indebtedness (or any portion thereof) in one of the above clauses (or any portion thereof) and such item of Indebtedness (or any portion thereof) shall be treated as having been incurred or existing pursuant to only such clause or clauses (or any portion thereof) without giving pro forma effect to such item (or any portion thereof) when calculating the amount of Indebtedness (or any portion thereof) that may be incurred, divided, classified or reclassified pursuant to any other clause (or any portion thereof) at such time; provided, that (x) all Indebtedness outstanding on the ~~Closing~~Amendment No. 3 Effective Date under this Agreement shall at all times be deemed to have been incurred pursuant to clause (b) of this Section 6.01 and (y) all Indebtedness outstanding on the ~~Closing~~Amendment No. 3 Effective Date under the Senior Unsecured Notes shall at all times be deemed to have been incurred pursuant to clause (w)(i) of this Section 6.01, (C) in connection with (1) the incurrence of revolving loan Indebtedness under this Section 6.01 or (2) any commitment relating to the incurrence of Indebtedness under this Section 6.01 and the granting of any Lien to secure such Indebtedness, the Borrower or applicable Subsidiary may designate the incurrence of such Indebtedness and the granting of such Lien therefor as having occurred on the date of first incurrence of such revolving loan Indebtedness or commitment (such date, the “Deemed Date”), and any related subsequent actual incurrence and the granting of such Lien therefor will be deemed for purposes of this Section 6.01 and Section 6.02 of this Agreement to have been incurred or granted on such Deemed Date, including, without limitation, for purposes of calculating usage of any baskets hereunder (if applicable), the Net Total Leverage Ratio, the Net Secured Leverage Ratio, the Net First Lien Leverage Ratio, the Interest Coverage Ratio and EBITDA (and all such calculations, without duplication, on the Deemed Date and on any subsequent date until such commitment is funded or terminated or such election is rescinded without the incurrence thereby shall be made on a Pro Forma Basis after giving effect to the deemed incurrence, the granting of any Lien therefor and related transactions in connection therewith) and (D) for purposes of calculating the Interest Coverage Ratio, the Net Secured Leverage Ratio and the Net First Lien Leverage Ratio under Section 6.01(h), (q), (r), (s) and/or (aa) on any date of incurrence of Indebtedness pursuant to such Section 6.01(h), (q), (r), (s) and/or (aa), the net cash proceeds funded by financing sources upon the incurrence of such Indebtedness incurred at such time of calculation shall not be netted against the applicable amount of Consolidated Debt for purposes of such calculation of the Interest Coverage Ratio, the Net Secured Leverage Ratio or the Net First Lien Leverage Ratio, as applicable, at such time. In addition, with respect to any Indebtedness that was permitted to be incurred hereunder on the date of such incurrence, any Increased Amount of such Indebtedness shall also be permitted hereunder after the date of such incurrence.

This Agreement will not treat (1) unsecured Indebtedness as subordinated or junior to secured Indebtedness merely because it is unsecured or (2) senior Indebtedness as subordinated or junior to any other senior Indebtedness merely because it has a junior priority with respect to the same collateral.

With respect to any Indebtedness for borrowed money incurred under Section 6.01(h)(i) (solely to the extent set forth therein), 6.01(q)(i), 6.01(r)(i), 6.01(s)(i) and 6.01(aa)(i), (A) in the form of term Indebtedness, (1) the stated maturity date of any such Indebtedness shall be (x) in the case of such term Indebtedness that would qualify as “Additional Term A Loans” if incurred under Section 2.21(a) of this Agreement, no earlier than (I) the Revolving Facility Maturity Date and (II) the date that is two years earlier than the Term Facility Maturity Date and (y) otherwise, no earlier than the Latest Term Facility Maturity Date, in each case, as in effect at the time such Indebtedness is incurred and (2) the Weighted Average Life to Maturity of such Indebtedness shall (other than in the case of Additional Term A Loans) be no shorter than the remaining Weighted Average Life to Maturity of the latest maturing Term Loans in effect at the time such Indebtedness is incurred, (B) in the form of revolving Indebtedness, (1) the stated maturity date of any such Indebtedness shall be no earlier than the Revolving Facility Maturity Date as in effect at the time such Indebtedness is incurred and (2) the Weighted Average Life to Maturity of such Indebtedness shall be no shorter than the remaining Weighted Average Life to Maturity of the Revolving Facility Loans in effect at the time such Indebtedness is incurred. With respect to any Indebtedness for borrowed money incurred under Section 6.01(aa)(i), (A) there shall be no obligor of such Indebtedness that is not a Loan Party, and (B) such Indebtedness that is secured (i) shall not be secured by any assets not securing the Loan Obligations, (ii) shall be subject to the relevant Intercreditor Agreement(s) and (iii) shall be subject to security agreements relating to such Indebtedness that are substantially the same as the Security Documents (with such differences as are reasonably satisfactory to the Administrative Agent, the applicable Collateral Agent and the Borrower). With respect to any Indebtedness for borrowed money incurred under Section 6.01(h)(i) (solely to the extent set forth therein), 6.01(q)(i), 6.01(r)(i), 6.01(s)(i) and 6.01(aa)(i), in each case, (A) if such Indebtedness is in the form of term loans, the mandatory prepayment terms, taken as a whole, shall be no more favorable to the lenders or holders of such Indebtedness than those applicable to the Term Loans (except to the extent such terms apply solely to any period after the Term Facility Maturity Date) as determined by the Borrower Representative in good faith and (B) solely to the extent required by the applicable documentation for such Indebtedness, no Default or Event of Default shall have occurred and be continuing or would result from the incurrence thereof.

Section 6.02          Liens. Create, incur, assume or permit to exist any Lien on any property or assets (including stock or other securities of any person) of the Borrowers or any Subsidiary at the time owned by it or on any income or revenues or rights in respect of any thereof, except the following (collectively, “Permitted Liens”):

(a)            Liens on property or assets of a Borrower and the Subsidiaries existing on the ~~Closing~~Amendment No. 3 Effective Date (or created following the ~~Closing~~Amendment No. 3 Effective Date pursuant to agreements in existence on the ~~Closing~~Amendment No. 3 Effective Date (or refinancings thereof) requiring the creation of such Liens) and, to the extent securing Indebtedness in an aggregate principal amount in excess of $10,000,000, set forth on Schedule 6.02(a) and any modifications, replacements, renewals or extensions thereof; provided, that such Liens shall secure only those obligations that they secure on the ~~Closing~~Amendment No. 3 Effective Date (and any Permitted Refinancing Indebtedness in respect of such obligations permitted by Section 6.01) and shall not subsequently apply to any other property or assets of a Borrower or any Subsidiary other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien, and (B) proceeds and products thereof;

(b)           any Lien created under the Loan Documents (including Liens created under the Security Documents securing obligations in respect of Secured Hedge Agreements and Secured Cash Management Agreements and including Liens ) or permitted in respect of any Mortgaged Property by the terms of the applicable Mortgage;

(c)            any Lien on any property or asset of the Borrower or any Subsidiary securing Indebtedness or Permitted Refinancing Indebtedness permitted by Section 6.01(h); provided, that (i) in the case of Liens that do not extend to the Collateral, such Lien does not apply to any other property or assets of the Borrower or any of the Subsidiaries not securing such Indebtedness at the date of the acquisition of such property or asset and accessions and additions thereto and proceeds and products thereof (other than after-acquired property required to be subjected to such Lien pursuant to the terms of such Indebtedness (and refinancings thereof)), (ii) in the case of Liens on the Collateral that are (or are intended to be) junior in priority to the Liens securing the Obligations, such Liens shall be subject to a Permitted Junior Intercreditor Agreement and (iii) in the case of Liens on the Collateral that are (or are intended to be) pari passu with the Liens securing the Obligations, (x) such Liens shall be subject to a Permitted Pari Passu Intercreditor Agreement and (y) any Indebtedness for borrowed money incurred in the form of term loans that are incurred in contemplation of an acquisition, merger or consolidation and that are secured by such Liens shall be subject to the last paragraph of Section 6.02;

(d)            Liens for Taxes, assessments or other governmental charges or levies not yet delinquent by more than 30 days or that are being contested in compliance with Section 5.03;

(e)            Liens imposed by law such as landlord’s (including for this purpose landlord’s Liens created pursuant to the applicable lease), carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, supplier’s, construction or other like Liens, securing obligations that are not overdue by more than 30 days or that are being contested in good faith by appropriate proceedings and in respect of which, if applicable, the Borrower or any Subsidiary shall have set aside on its books reserves in accordance with GAAP;

(f)            (i) pledges and deposits and other Liens made in the ordinary course of business in compliance with the Federal Employers Liability Act or any other workers’ compensation, unemployment insurance, employers’ health tax and other social security laws or regulations and deposits securing liability to insurance carriers under insurance or self-insurance arrangements in respect of such obligations and (ii) pledges and deposits and other Liens securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to the Borrower or any Subsidiary;

(g)           deposits and other Liens to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than Capitalized Lease Obligations), statutory obligations, surety, indemnity, warranty, release, appeal or similar bonds, performance and return of money bonds, bids, leases, government contracts, trade contracts, agreements with utilities, and other obligations of a like nature (including letters of credit in lieu of any such bonds or to support the issuance thereof) incurred in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business;

(h)           zoning restrictions, easements, survey exceptions, trackage rights, leases (other than Capitalized Lease Obligations), licenses, special assessments, rights-of-way, covenants, conditions, servitudes, declarations, homeowners’ associations and similar agreements and other restrictions (including minor defects and irregularities in title and similar encumbrances) on or with respect to the use of Real Property, servicing agreements, development agreements, site plan agreements and other similar encumbrances incurred in the ordinary course of business and title defects or irregularities that are of a minor nature and that, in the aggregate, do not interfere in any material respect with the ordinary conduct of the business of the Borrower or any Subsidiary;

(i)             Liens securing Indebtedness permitted by Section 6.01(i) or (j); provided, that such Liens do not apply to any property or assets of a Borrower or any Subsidiary other than the property or assets acquired, leased, constructed, replaced, repaired or improved with such Indebtedness (or the Indebtedness Refinanced thereby) or Disposed of in the applicable Sale and Lease-Back Transaction, and accessions and additions thereto, proceeds and products thereof, customary security deposits and related property; provided, further, that individual financings provided by one lender may be cross-collateralized to other financings provided by such lender (and its Affiliates) (it being understood that with respect to any Liens on the Collateral being incurred under this clause (i) to secure Permitted Refinancing Indebtedness, if Liens on the Collateral securing the Indebtedness being Refinanced (if any) were Junior Liens, then any Liens on such Collateral being incurred under this clause (i) to secure Permitted Refinancing Indebtedness shall also be Junior Liens);

(j)             Liens arising out of Sale and Lease-Back Transactions permitted under Section 6.03, so long as such Liens attach only to the property Disposed of and being leased in such transaction and any accessions and additions thereto, proceeds and products thereof, customary security deposits and related property;

(k)            Liens securing judgments that do not constitute an Event of Default under Section 7.01(j) and notices of lis pendens and associated rights related to litigation;

(l)             Liens disclosed by the title insurance policies, title opinions or equivalent foreign documentation delivered on or subsequent to the Closing Date and pursuant to the Collateral and Guarantee Requirement, Section 5.10 or Schedule 5.12 and any replacement, extension or renewal of any such Lien; provided, that such replacement, extension or renewal Lien shall not cover any property other than the property that was subject to such Lien prior to such replacement, extension or renewal and any accessions and additions thereto or proceeds and products thereof and related property; provided, further, that the Indebtedness and other obligations secured by such replacement, extension or renewal Lien are permitted by this Agreement;

(m)           any interest or title of a lessor or sublessor under any leases or subleases entered into by the Borrower or any Subsidiary in the ordinary course of business;

(n)            Liens that are (i) contractual or statutory rights of set-off (and related pledges) or similar rights relating to the establishment of depository relations with banks and other financial institutions not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposits, cash management (including controlled disbursement accounts or services) or foreign currency exchanges services, sweep accounts, reserve accounts, commodity or trading accounts, or similar accounts of the Borrower or any Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrower or any Subsidiary, including with respect to credit cards, credit card processing services, debit cards, purchase cards, ACH transactions, and similar obligations or (iii) relating to purchase orders and other agreements entered into with customers, suppliers or service providers of the Borrower or any Subsidiary in the ordinary course of business;

(o)            Liens (i) arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights, (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business, (iii) encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to brokerage accounts incurred in the ordinary course of business and not for speculative purposes, (iv) in respect of Third Party Funds ~~or~~, (v) in favor of credit card companies pursuant to agreements therewith or (vi) on the Equity Interests of any Farm Credit System Institution that is a Lender required to be purchased from time to time by a Borrower by such Lender;

(p)            Liens securing obligations in respect of trade-related letters of credit, bankers’ acceptances, bank guarantees or similar obligations and completion guarantees permitted under Section 6.01(f) or (o) and covering the property (or the documents of title in respect of such property) financed by such letters of credit, bankers’ acceptances, bank guarantees or similar obligations and completion guarantees and the proceeds and products thereof;

(q)            leases or subleases, licenses or sublicenses (including with respect to Intellectual Property) granted to others in the ordinary course of business not interfering in any material respect with the business of the U.S. Borrower and its Subsidiaries, taken as a whole;

(r)            Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(s)            Liens solely on any cash earnest money deposits made by a Borrower or any of the Subsidiaries in connection with any letter of intent or purchase agreement in respect of any Investment permitted hereunder;

(t)            (i) Liens with respect to property or assets of any Subsidiary that is not a Loan Party securing obligations of a Subsidiary that is not a Loan Party permitted under Section 6.01 and (ii) Liens with respect to property or assets of the applicable joint venture or the Equity Interests of such joint venture securing Indebtedness permitted under Section 6.01(cc) (it being understood that with respect to any Liens on the Collateral being incurred under this clause (t)(ii) to secure Permitted Refinancing Indebtedness, if Liens on the Collateral securing the Indebtedness being Refinanced (if any) were Junior Liens, then any Liens on such Collateral being incurred under this clause (t)(ii) to secure Permitted Refinancing Indebtedness shall also be Junior Liens);

(u)            Liens on any amounts held by a trustee or agent under any indenture or other debt agreement issued in escrow pursuant to customary escrow arrangements pending the release thereof, or under any indenture or other debt agreement pursuant to customary discharge, redemption or defeasance provisions;

(v)           the prior rights of consignees and their lenders under consignment arrangements entered into in the ordinary course of business;

(w)           agreements to subordinate any interest of a Borrower or any Subsidiary in any accounts receivable or other proceeds arising from inventory consigned by a Borrower or any of its Subsidiaries pursuant to an agreement entered into in the ordinary course of business;

(x)            Liens arising from precautionary Uniform Commercial Code financing statements (or the foreign equivalent) regarding operating leases or other obligations not constituting Indebtedness or purported Liens evidenced by the filing of precautionary Uniform Commercial Code financing statements or equivalent filings;

(y)            Liens on (i) Equity Interests of, or loans to, joint ventures (A) securing obligations of such joint venture or (B) pursuant to the relevant joint venture agreement or arrangement and (ii) Equity Interests of, or loans to, Unrestricted Subsidiaries;

(z)            Liens on securities that are the subject of repurchase agreements constituting Permitted Investments under clause (c) of the definition thereof;

(aa)          Liens in respect of Permitted Securitization Financings that extend only to the assets subject thereto and Equity Interests of Special Purpose Securitization Subsidiaries;

(bb)         Liens securing insurance premiums financing arrangements; provided, that such Liens are limited to the applicable unearned insurance premiums;

(cc)          in the case of Real Property that constitutes a leasehold interest, any Lien to which the fee simple interest (or any superior leasehold interest) is subject;

(dd)          Liens securing Indebtedness or other obligation (i) of a Borrower or a Subsidiary in favor of a Borrower or any Subsidiary Loan Party and (ii) of any Subsidiary that is not Loan Party in favor of any Subsidiary that is not a Loan Party;

(ee)          Liens (i) on not more than $100,000,000 of deposits securing Hedging Agreements entered into for non-speculative purposes and (ii) on cash or Permitted Investments securing Hedging Agreements in the ordinary course of business submitted for clearing in accordance with applicable Requirements of Law;

(ff)           Liens on goods or inventory the purchase, shipment or storage price of which is financed by a documentary letter of credit, bank guarantee or bankers’ acceptance issued or created for the account of the Borrower or any Subsidiary in the ordinary course of business; provided, that such Lien secures only the obligations of the Borrower or such Subsidiaries in respect of such letter of credit, bank guarantee or banker’s acceptance to the extent permitted under Section 6.01;

(gg)          Junior Liens, so long as immediately after giving effect to the incurrence of the Indebtedness secured by such Junior Liens and the use of proceeds thereof, the Net Secured Leverage Ratio on a Pro Forma Basis is not greater than 0.25 to 1.00 above the Closing Date Net Secured Leverage Ratio;

(hh)         Other First Liens, so long as immediately after giving effect to the incurrence of the Indebtedness secured by such Other First Liens and the use of proceeds thereof, the Net First Lien Leverage Ratio on a Pro Forma Basis is not greater than the Closing Date Net First Lien Leverage Ratio; provided, that any Indebtedness for borrowed money in the form of term loans secured by such Liens shall be subject to the last paragraph of Section 6.02;

(ii)            (i) Other First Liens, so long as such Other First Liens secure Indebtedness permitted by Section 6.01(b)(i), 6.01(h)(i)(w), 6.01(q)(i), 6.01(z)(i) or 6.01(aa)(i) (and, in each case, Permitted Refinancing Indebtedness in respect thereof), (ii) Liens on Collateral that are Junior Liens, so long as such Junior Liens secure Indebtedness permitted by Section 6.01(b)(i), 6.01(h)(i)(x), 6.01(i)(i), 6.01(r)(i), 6.01(z)(i) or 6.01(aa)(i) (and, in each case, Permitted Refinancing Indebtedness in respect thereof) and (iii) Liens to secure Indebtedness permitted by Section 6.01(i) (and Liens securing Permitted Refinancing Indebtedness in respect thereof);

(jj)            Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale or purchase of goods by a Borrower or any of the Subsidiaries in the ordinary course of business or consistent with past practice or industry norm;

(kk)          Liens to secure any Indebtedness issued or incurred to Refinance (or successive Indebtedness issued or incurred for subsequent Refinancings) as a whole, or in part, any Indebtedness secured by any Lien permitted by this Section 6.02; provided, however, that (u) with respect to any Liens on the Collateral being incurred under this clause (kk), if Liens on the Collateral securing the Indebtedness being Refinanced (if any) were Junior Liens, then such Liens on such Collateral being incurred under this clause (kk) shall also be Junior Liens, (v) with respect to any Liens on the Collateral being incurred under this clause (kk), if Liens on the Collateral securing the Indebtedness being Refinanced (if any) were Other First Liens, then such Liens on such Collateral being incurred under this clause (kk) may also be Other First Liens or Junior Liens, (w) (other than Liens contemplated by the foregoing clauses (u) and (v)) such new Lien shall be limited to all or part of the same type of property that secured the original Lien (plus improvements on and accessions to such property, proceeds and products thereof, customary security deposits and any other assets pursuant to after-acquired property clauses to the extent such assets secured (or would have secured) the Indebtedness being Refinanced), (x) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount (or accreted value, if applicable) or, if greater, committed amount of the applicable Indebtedness at the time the original Lien became a Lien permitted hereunder, (B) unpaid accrued interest and premium (including tender premiums) and (C) an amount necessary to pay any associated underwriting discounts, defeasance costs, fees, commissions and expenses, (y) on the date of the incurrence of the Indebtedness secured by such Liens, the grantors of any such Liens shall be no different from the grantors of the Liens securing the Indebtedness being Refinanced or grantors that would have been obligated to secure such Indebtedness or a Loan Party, and (z) if the lenders or holders (or an agent or trustee therefor) of the Indebtedness secured by such Liens were required by the terms hereof to become party to an Intercreditor Agreement, the lenders or holders (or an agent or trustee therefor) of such Refinancing Indebtedness shall be so required to become party to an Intercreditor Agreement;

(ll)            Liens with respect to property or assets of the Borrower or any Subsidiary securing obligations in an aggregate outstanding principal amount outstanding that, immediately after giving effect to the incurrence of such Liens, would not exceed the greater of $300,000,000 and ~~0.25~~0.35 times the EBITDA calculated on a Pro Forma Basis for the then most recently ended Test Period;

(mm)        Liens on property of, or on Equity Interests or Indebtedness of, any person existing at the time (A) such person becomes a Subsidiary of a Borrower or (B) such person or property is acquired by a Borrower or any Subsidiary; provided that (i) such Liens do not extend to any other assets of a Borrower or any Subsidiary (other than accessions and additions thereto and proceeds or products thereof and other than after-acquired property) and (ii) such Liens secure only those obligations which they secure on the date such person becomes a Subsidiary or the date of such acquisition (and any extensions, renewals, replacements or refinancings thereof);

(nn)          Liens securing obligations in respect of letters of credit, bank guarantees or similar instruments issued in connection with licensing or regulatory requirements in an aggregate face amount at the time of incurrence of such letters of credit, bank guarantees or similar instrument not to exceed $120,000,000;

(oo)         Liens of a collection bank arising under Section 4-210 of the Uniform Commercial Code in effect in the State of New York or similar provisions in similar codes, statutes or laws in other jurisdictions on items in the course of collection;

(pp)         Liens on equipment of the Borrower or any Subsidiary granted in the ordinary course of business or consistent with past practice or industry norm;

(qq)         [reserved];

(rr)           Liens that are deemed security interests under the Australian PPSA that do not, in substance, secure payment or performance of an obligation; ~~and~~

(ss)          any Liens and/or right of set-off the general terms and conditions (algemene bankvoorwaarden) or any member of the Dutch Bankers’ Association (Nederlandse Vereniging van Banken) or any foreign equivalent thereof;

(~~ss~~tt)       movable hypothecs granted under the laws of the Province of Québec to secure obligations under leases or subleases for Real Property (in each case limited to the property and assets located from time to time in the premises which are the subject of the lease or sublease secured by such movable hypothec)~~.~~; and

(uu)          Liens, including any joint and several liability and/or any netting or set-off arrangement, arising by operation of law as a direct result of a fiscal unity (fiscale eenheid) for Dutch corporate income tax and/or VAT purposes.

For purposes of determining compliance with this Section 6.02, (A) a Lien securing an item of Indebtedness need not be permitted solely by reference to one category of permitted Liens (or any portion thereof) described in Sections 6.02(a) through (~~ss~~uu) but may be permitted in part under any combination thereof and (B) in the event that a Lien securing an item of Indebtedness (or any portion thereof) meets the criteria of one or more of the categories of permitted Liens (or any portion thereof) described in Sections 6.02(a) through (~~ss~~uu), the Borrower Representative may, in its sole discretion, divide, classify or reclassify, or later divide, classify or reclassify (as if incurred at such later time), such Lien securing such item of Indebtedness (or any portion thereof) in any manner that complies with this Section 6.02 and at the time of incurrence, division, classification or reclassification will be entitled to only include the amount and type of such Lien or such item of Indebtedness secured by such Lien (or any portion thereof) in one of the above clauses (or any portion thereof) and such Lien securing such item of Indebtedness (or any portion thereof) will be treated as being incurred or existing pursuant to only such clause or clauses (or any portion thereof) without giving pro forma effect to such item (or any portion thereof) when calculating the amount of Liens or Indebtedness (or any portion thereof) that may be incurred, divided, classified or reclassified pursuant to any other clause (or any portion thereof) at such time; provided, that all Liens securing Indebtedness permitted by Section 6.01(b) shall at all times be deemed to have been created under Section 6.02(b) or Section 6.02(ii). In addition, with respect to any revolving loan Indebtedness or commitment to incur Indebtedness that is designated to be incurred on any Deemed Date pursuant to clause (C) of the third to last paragraph of Section 6.01, any Lien that does or that shall secure such Indebtedness may also be designated by the Borrower or any Subsidiary to be incurred on such Deemed Date and, in such event, any related subsequent actual incurrence of such Lien shall be deemed for purposes of Section 6.01 and 6.02 of this Agreement, without duplication, to be incurred on such prior date (and on any subsequent date until such commitment is funded or terminated or such election is rescinded or until such time as the related Indebtedness is no longer deemed outstanding pursuant to clause (C) of the third to last paragraph of Section 6.01), including for purposes of calculating usage of any Permitted Lien. In addition, with respect to any Lien securing Indebtedness that was permitted to secure such Indebtedness at the time of the incurrence of such Indebtedness, such Lien shall also be permitted to secure any Increased Amount of such Indebtedness.

Subject to the MFN Exception, with respect to (x) Indebtedness for borrowed money incurred in Dollars prior to the six-month anniversary of the ~~Closing~~Amendment No. 3 Effective Date in the form of term loans that are secured by Liens on the Collateral that are Other First Liens incurred under Section 6.02(c) (to the extent set forth therein) or Section 6.02(hh) or (y) any Indebtedness for borrowed money incurred (but not assumed) in the form of term loans pursuant to Section 6.01(h)(i)(w) (to the extent set forth therein) or any Indebtedness for borrowed money in the form of term loans incurred pursuant to Section 6.01(q)(i) or Section 6.01(aa)(i), in each case, prior to the six-month anniversary of the ~~Closing~~Amendment No. 3 Effective Date that is secured by Liens on the Collateral that are Other First Liens (any such Indebtedness, “Pari Term Loans”), in each case, if the All-in Yield in respect of such Pari Term Loans exceeds the All-in Yield in respect of ~~Term~~the 2025 Refinancing TLB Loans on the ~~Closing~~Amendment No. 3 Effective Date by more than 0.75% (such difference, the “Pari Yield Differential”), then the Applicable Margin (or “SOFR floor” as provided in the following proviso) applicable to such ~~Term~~2025 Refinancing TLB Loans on the ~~Closing~~Amendment No. 3 Effective Date shall be increased such that after giving effect to such increase, the ~~Dollar~~ Pari Yield Differential shall not exceed 0.75%; provided, that, to the extent any portion of the ~~Dollar~~ Pari Yield Differential is attributable to a higher “SOFR floor” being applicable to such Dollar denominated Pari Term Loans, such floor shall only be included in the calculation of the ~~Dollar~~ Pari Yield Differential to the extent such floor is greater than the Adjusted Term SOFR Rate in effect for an Interest Period of three months’ duration at such time, and, with respect to such excess, the “SOFR floor” applicable to such outstanding ~~Term~~2025 Refinancing TLB Loans shall be increased to an amount not to exceed the “SOFR floor” applicable to such Pari Term Loans prior to any increase in the Applicable Margin applicable to such Dollar denominated ~~Term~~2025 Refinancing TLB Loans.

Section 6.03          Sale and Lease-Back Transactions. Enter into any arrangement, directly or indirectly, with any person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter, as part of such transaction, rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred (a “Sale and Lease-Back Transaction”); provided, that a Sale and Lease-Back Transaction shall be permitted (a) with respect to (i) Excluded Property, (ii) property owned by the Borrower or any Subsidiary Loan Party that is acquired after the Closing Date so long as such Sale and Lease-Back Transaction is consummated within 365 days of the acquisition of such property, (iii) property owned by any Subsidiary that is not a Loan Party regardless of when such property was acquired, and (b) with respect to any other property owned by the Borrower or any Subsidiary Loan Party, (x) if such Sale and Lease-Back Transaction is of property owned by the Borrower or any Subsidiary Loan Party as of the Closing Date, the Net Proceeds therefrom are used to prepay the Term Loans to the extent required by Section 2.11(b) and (y) with respect to any Sale and Lease-Back Transaction pursuant to this clause (b) with Net Proceeds in excess of $36,000,000 individually or $96,000,000 in the aggregate in any fiscal year, the requirements of the second to last paragraph of Section 6.05 shall apply to such Sale and Lease-Back Transaction to the extent provided therein, in each case of the foregoing clauses (a) and (b), not to exceed an aggregate amount of cash (or Designated Non-Cash Consideration) received for all such Sale and Lease-Back Transactions equal to the greater of $240,000,000 and 0.20 times the EBITDA calculated on a Pro Forma Basis for the then most recently ended Test Period.

Section 6.04          Investments, Loans and Advances. (i) Purchase or acquire (including pursuant to any merger with a person that is not a Wholly Owned Subsidiary immediately prior to such merger) any Equity Interests, evidences of Indebtedness or other securities of any other person, (ii) make any loans or advances to or Guarantees of the Indebtedness of any other person (other than in respect of (A) intercompany liabilities incurred in connection with the cash management, tax and accounting operations of the U.S. Borrower and the Subsidiaries and (B) intercompany loans, advances or Indebtedness having a term not exceeding 364 days (inclusive of any roll-overs or extensions of terms) and made in the ordinary course of business or consistent with past practice or industry norm), or (iii) purchase or otherwise acquire, in one transaction or a series of related transactions, (x) all or substantially all of the property and assets or business of another person or (y) assets constituting a business unit, line of business or division of such person (each of the foregoing, an “Investment”), except:

(a)            the Transactions;

(b)            (i) Investments by the Borrower or any Subsidiary in the Equity Interests of the Borrower or any Subsidiary (or any entity that will become a Subsidiary as a result of such Investment); (ii) intercompany loans from the Borrower or any Subsidiary to the Borrower or any Subsidiary; and (iii) Guarantees by the Borrower or any Subsidiary of Indebtedness otherwise permitted hereunder of the Borrower or any Subsidiary;

(c)            Permitted Investments and Investments that were Permitted Investments when made;

(d)            Investments arising out of the receipt by the Borrower or any Subsidiary of non-cash consideration for the Disposition of assets permitted under Section 6.05;

(e)            loans and advances to, or Guarantees of Indebtedness of, officers, directors, employees or consultants of the Borrower or any Subsidiary (i) in the ordinary course of business in an aggregate outstanding amount (valued at the time of the making thereof, and without giving effect to any subsequent change in value) not to exceed the greater of $35,000,000 and 0.04 times the EBITDA calculated on a Pro Forma Basis for the then most recently ended Test Period, (ii) in respect of payroll payments and expenses in the ordinary course of business or consistent with past practice, (iii) for business-related travel expenses, moving expenses and other similar expenses, in each case, incurred in the ordinary course of business or consistent with past practice or industry norm and (iv) in connection with such person’s purchase of Equity Interests of the Borrower, any Parent Entity solely to the extent that the amount of such loans and advances shall be contributed to the Borrower in cash as common equity;

(f)            accounts receivable, security deposits and prepayments arising and trade credit granted in the ordinary course of business or consistent with past practice or industry norm and any assets or securities received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss and any prepayments and other credits to suppliers made in the ordinary course of business or consistent with past practice or industry norm;

(g)            Hedging Agreements entered into for non-speculative purposes;

(h)            Investments existing on, or contractually committed as of, the ~~Closing~~Amendment No. 3 Effective Date and, to the extent any such Investment is in excess of $10,000,000, set forth on Schedule 6.04 and any extensions, renewals, replacements or reinvestments thereof, so long as the aggregate amount of all Investments pursuant to this clause (h) is not increased at any time above the amount of such Investment existing or committed on the ~~Closing~~Amendment No. 3 Effective Date (other than pursuant to an increase as required by the terms of any such Investment or contractual commitment as in existence on the ~~Closing~~Amendment No. 3 Effective Date or as otherwise permitted by this Section 6.04);

(i)             Investments resulting from pledges and deposits under Sections 6.02(f), (g), (o), (r), (s), (ee) and (nn);

(j)             Investments by the Borrower or any Subsidiary in an aggregate outstanding amount (valued at the time of the making thereof, and without giving effect to any subsequent change in value) not to exceed the sum of (X) the greater of $600,000,000 and ~~0.50~~0.60 times the EBITDA calculated on a Pro Forma Basis for the then most recently ended Test Period, plus (Y) so long as no Event of Default has occurred and is continuing or would result therefrom, any portion of the Cumulative Credit on the date of such election that the Borrower elects to apply to this Section 6.04(j)(Y), which such election shall (unless such Investment is made pursuant to clause (a) of the definition of “Cumulative Credit”) be set forth in a written notice of a Responsible Officer thereof, which notice shall set forth calculations in reasonable detail the amount of Cumulative Credit immediately prior to such election and the amount thereof elected to be so applied, and plus (Z) an amount equal to any returns (including dividends, interest, distributions, returns of principal, profits on sale, repayments, income and similar amounts) actually received in respect of any such Investment pursuant to clause (X); provided, that if any Investment pursuant to this Section 6.04(j) is made in any person that was not a Subsidiary on the date on which such Investment was made but becomes a Subsidiary thereafter, then such Investment may, at the option of the Borrower, upon such person becoming a Subsidiary and so long as such person remains a Subsidiary, be deemed to have been made pursuant to Section 6.04(b) and not in reliance on this Section 6.04(j);

(k)            Investments constituting Permitted Business Acquisitions;

(l)             intercompany loans between Subsidiaries that are not Loan Parties and Guarantees by Subsidiaries that are not Loan Parties permitted by Section 6.01(m);

(m)           Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with or judgments against, customers and suppliers, in each case in the ordinary course of business or consistent with past practice or industry norm or Investments acquired by the Borrower or a Subsidiary as a result of a foreclosure by the Borrower or any of the Subsidiaries with respect to any secured Investments or other transfer of title with respect to any secured Investment in default;

(n)            Investments of a Subsidiary acquired after the Closing Date or of a person merged into a Borrower or merged into or consolidated with a Subsidiary after the Closing Date, in each case, (i) to the extent such acquisition, merger or consolidation is permitted under this Section 6.04, (ii) in the case of any acquisition, merger or consolidation, in accordance with Section 6.05 and (iii) to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;

(o)            acquisitions by the Borrower of obligations of one or more officers or other employees of any Parent Entity, the U.S. Borrower or its Subsidiaries in connection with such officer’s or employee’s acquisition of Equity Interests of any Parent Entity, so long as no cash is actually advanced by the Borrower or any of the Subsidiaries to such officers or employees in connection with the acquisition of any such obligations;

(p)            Guarantees by the Borrower or any Subsidiary of operating leases (other than Capitalized Lease Obligations) or of other obligations that do not constitute Indebtedness, in each case entered into by the Borrower or any Subsidiary in the ordinary course of business or consistent with past practice or industry norm;

(q)           Investments to the extent that payment for such Investments is made with Equity Interests of the Borrower, any Parent Entity; provided, that the issuance of such Equity Interests are not included in any determination of the Cumulative Credit;

(r)            Investments in the Equity Interests of one or more newly formed persons that are received in consideration of the contribution by any Parent Entity, the Borrower or the applicable Subsidiary of assets (including Equity Interests and cash) to such person or persons; provided, that (i) the fair market value of such assets, determined in good faith by the Borrower, so contributed pursuant to this clause (r) shall not in the aggregate exceed $60,000,000 and (ii) in respect of each such contribution, a Responsible Officer of the U.S. Borrower shall certify (x) that immediately after giving effect to such contribution, no Default or Event of Default shall have occurred and be continuing or would result therefrom, (y) the fair market value (as determined in good faith by the Borrower Representative) of the assets so contributed and (z) that the requirements of clause (i) of this proviso remain satisfied;

(s)            Investments consisting of Restricted Payments permitted under Section 6.06;

(t)            Investments in the ordinary course of business or consistent with past practice or industry norm consisting of Uniform Commercial Code Article 3 endorsements for collection or deposit and Uniform Commercial Code Article 4 customary trade arrangements with customers;

(u)            ~~[reserved];~~to the extent constituting Investments, purchases and acquisitions of the Equity Interests of any Farm Credit System Institution that is a Lender that are required to be made pursuant to the governing documents of such Lender in order for such Lender to be a “Lender” hereunder;

(v)            Guarantees permitted under Section 6.01 (except to the extent such Guarantee is expressly subject to this Section 6.04);

(w)           advances in the form of a prepayment of expenses, so long as such expenses are being paid in accordance with customary trade terms of a Borrower or such Subsidiary;

(x)            Investments by the U.S. Borrower and its Subsidiaries, including loans to any direct or indirect parent of the Borrower, if the Borrower or any other Subsidiary would otherwise be permitted to make a Restricted Payment in such amount (provided, that the amount of any such Investment shall also be deemed to be a Restricted Payment under the appropriate clause of Section 6.06 for all purposes of this Agreement);

(y)            Investments consisting of Securitization Assets or arising as a result of Permitted Securitization Financings, including Investments of funds held in accounts permitted or required by the arrangements governing a Permitted Securitization Financing or any related Indebtedness, in each case that the Borrower determines in good faith to be necessary to effectuate any Permitted Securitization Financing;

(z)            ~~[reserved];~~Investments:

(i)	made in furtherance of collaboration, development, promotion, marketing, distribution, supply, research or similar arrangements with respect to pharmaceutical or other therapeutic products, diagnostic products or medical device businesses products, including payments for shared development costs, reimbursements for product development or for patent, regulatory, manufacturing or commercialization expenses, or other payments or Investments paid to a Person in the pharmaceutical industry with a view toward exercising the U.S. Borrower’s or any Restricted Subsidiary’s rights or developing the U.S. Borrower’s or any Restricted Subsidiary’s business in the ordinary course of business and in a manner consistent with standard industry practices (in the U.S. Borrower’s good faith judgment)

(ii)	constituting any customary upfront milestone, marketing, revenue sharing, royalty, profit sharing or other funding payment in the ordinary course of business to another Person in connection with obtaining a right to receive royalty or other payments in the future; or

(iii)	consisting of the licensing (or equivalent thereof), acquisition, sale or contribution of Intellectual Property Rights or proprietary materials pursuant to pharmaceutical or therapeutic product licensing, collaboration, development, promotion, distribution, marketing, supply, research or similar arrangements with other Persons made in the ordinary course of business, in a manner consistent with industry practice (in Borrower’s good faith judgment) or not exceeding at any time outstanding an aggregate principal amount of the greater of (A) $100,000,000 and (B) 10% of LTM EBITDA;

(aa)          to the extent constituting Investments, purchases and acquisitions of inventory, supplies, materials and equipment or purchases of contract rights or licenses or leases of Intellectual Property, in each case in the ordinary course of business or consistent with past practice or industry practice or the contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

(bb)          Investments received substantially contemporaneously in exchange for Equity Interests of the Borrower or any Parent Entity; provided, that the issuance of such Equity Interests are not included in any determination of the Cumulative Credit;

(cc)          Investments in joint ventures; provided that the aggregate outstanding amount (valued at the time of the making thereof, and without giving effect to any subsequent changes in value) of Investments made after the Closing Date pursuant to this Section 6.04(cc) shall not exceed the sum of (X) the greater of $180,000,000 and ~~0.15~~0.21 times the EBITDA calculated on a Pro Forma Basis for the then most recently ended Test Period, plus (Y) an aggregate amount equal to any returns (including dividends, interest, distributions, returns of principal, profits on sale, repayments, income and similar amounts) actually received in respect of any such Investment; provided, that if any Investment pursuant to this Section 6.04(cc) is made in any person that was not a Subsidiary on the date on which such Investment was made but becomes a Subsidiary thereafter, then such Investment may, at the option of a Borrower, upon such person becoming a Subsidiary and so long as such person remains a Subsidiary, be deemed to have been made pursuant to Section 6.04(b) and not in reliance on this Section 6.04(cc);

(dd)         Investments in Similar Businesses in an aggregate outstanding amount (valued at the time of the making thereof, and without giving effect to any subsequent changes in value) not to exceed the sum of (X) the greater of $300,000,000 and ~~0.25~~0.35 times the EBITDA calculated on a Pro Forma Basis for the then most recently ended Test Period plus (Y) an amount equal to any returns (including dividends, interest, distributions, returns of principal, profits on sale, repayments, income and similar amounts) actually received in respect of any such Investment; provided, that if any Investment pursuant to this Section 6.04(dd) is made in any person that was not a Subsidiary on the date on which such Investment was made but becomes a Subsidiary thereafter, then such Investment may, at the option of a Borrower, upon such person becoming a Subsidiary and so long as such person remains a Subsidiary, be deemed to have been made pursuant to Section 6.04(b) and not in reliance on this Section 6.04(dd);

(ee)          Investments in any Unrestricted Subsidiaries after giving effect to the applicable Investments, in an aggregate outstanding amount (valued at the time of the making thereof, and without giving effect to any subsequent changes in value) not to exceed the sum of (X) the greater of $120,000,000 and ~~0.10~~0.14 times the EBITDA calculated on a Pro Forma Basis for the then most recently ended Test Period plus (Y) an amount equal to any returns (including dividends, interest, distributions, returns of principal, profits on sale, repayments, income and similar amounts) actually received in respect of any such Investment; provided, that if any Investment pursuant to this Section 6.04(ee) is made in any person that was not a Subsidiary on the date on which such Investment was made but becomes a Subsidiary thereafter, then such Investment may, at the option of a Borrower, upon such person becoming a Subsidiary and so long as such person remains a Subsidiary, be deemed to have been made pursuant to Section 6.04(b) and not in reliance on this Section 6.04(ee);

(ff)           any Investment may be made so long as, no Event of Default under Section 7.01(b), (c), (h) or (i) has occurred and is continuing or would result therefrom and after giving effect to such Investment, the Net Total Leverage Ratio on a Pro Forma Basis would not exceed the ratio that is equal to 0.50 to 1.00 below the Closing Date Net Total Leverage Ratio;

(gg)          without prejudice to paragraph (b) above, Investments made for the purposes of, in connection with, pursuant to and/or as contemplated in (as the case may be) the Acquisition Agreement, including, without limitation, any (i) Investments by the U.S. Borrower or any of its subsidiaries in the Equity Interests of any other subsidiary of the U.S. Borrower (or any entity that will become a subsidiary as a result of such Investment); and (ii) intercompany loans from the U.S. Borrower or any of its subsidiaries to any subsidiary of the U.S. Borrower; and

(hh)          Investments made (i) in connection with the exercise of any subscriptions, options, warrants, calls, puts or other rights or commitments pursuant to agreements set forth on Schedule 3.08(b) or (ii) in satisfaction of obligations under joint venture agreements existing on the ~~Closing~~Amendment No. 3 Effective Date.

The amount of Investments that may be made at any time pursuant to Section 6.04(j) or 6.04(dd) (such Sections, the “Related Sections”) may, at the election of the Borrower, be increased by the amount of Investments that could be made at such time under the other Related Section; provided, that the amount of each such increase in respect of one Related Section shall be treated as having been used under the other Related Section.

The amount of any Investment made other than in the form of cash or cash equivalents shall be the fair market value thereof, which shall be determined in good faith by the Borrower and may be determined either, at the option of the U.S. Borrower, at the time of such Investment or as of the date of the definitive agreement with respect to such Investment, and without giving effect to any subsequent change in value.

For purposes of determining compliance with this covenant, (A) an Investment need not be permitted solely by reference to one category of permitted Investments (or portion thereof) described in the above clauses but may be permitted in part under any combination thereof and (B) in the event that an Investment (or any portion thereof) meets the criteria of one or more of the categories of permitted Investments (or any portion thereof) described in the above clauses, the U.S. Borrower may, in its sole discretion, classify or reclassify, or later divide, classify or reclassify, such permitted Investment (or any portion thereof) in any manner that complies with this covenant and at the time of classification or reclassification will be entitled to only include the amount and type of such Investment (or any portion thereof) in one of the categories of permitted Investments (or any portion thereof) described in the above clauses.

Section 6.05          Mergers, Consolidations, Sales of Assets and Acquisitions. Merge into, or consolidate or amalgamate with any other person, or permit any other person to merge into or consolidate with it, or Dispose of (in one transaction or in a series of related transactions) all or any part of its assets (whether now owned or hereafter acquired), or Dispose of any Equity Interests of any Subsidiary, or purchase, lease or otherwise acquire (in one transaction or a series of related transactions) all of the assets of any other person or division or line of business of a person, except that this Section 6.05 shall not prohibit:

(a)            (i) the purchase and Disposition of inventory, or the sale of receivables pursuant to non-recourse factoring arrangements, in each case in the ordinary course of business by the Borrower or any Subsidiary or the conversion of accounts receivable to notes receivable, (ii) the acquisition or lease (pursuant to an operating lease) of any other asset in the ordinary course of business the Borrower or any Subsidiary or, with respect to operating leases, otherwise for fair market value on market terms (as determined in good faith by the Borrower Representative), (iii) the Disposition of surplus, obsolete, damaged or worn out equipment or other property by a Borrower or any Subsidiary in the ordinary course of business or consistent with past practice or industry norm or determined in good faith by the Borrower to be no longer used or useful or necessary in the operation of the business of a Borrower or any Subsidiary, (iv) assignments by a Borrower and any Subsidiary in connection with insurance arrangements of their rights and remedies under, and with respect to, the Acquisition Agreement in respect of any breach by the applicable entity of its representations and warranties set forth therein or (v) the Disposition of Permitted Investments in the ordinary course of business;

(b)            if at the time thereof and immediately after giving effect thereto, no Event of Default shall have occurred and be continuing or would result therefrom, (i) the merger, consolidation or amalgamation of any Subsidiary with or into a Borrower in a transaction in which such Borrower is the survivor, (ii) the merger, consolidation or amalgamation of any Subsidiary with or into any Subsidiary Loan Party in a transaction in which the surviving or resulting entity is or becomes a Subsidiary Loan Party and, in the case of each of clauses (i) and (ii), no person other than a Borrower or a Subsidiary Loan Party receives any consideration (unless otherwise permitted by Section 6.04), (iii) the merger, consolidation or amalgamation of any Subsidiary that is not a Subsidiary Loan Party with or into any other Subsidiary that is not a Subsidiary Loan Party, (iv) the liquidation or dissolution or change in form of entity of any Subsidiary if the Borrower determines in good faith that such liquidation, dissolution or change in form is advisable or in the best interests of the Borrowers and is not materially disadvantageous to the Lenders, (v) any Subsidiary may merge, consolidate or amalgamate with any other person in order to effect an Investment permitted pursuant to Section 6.04 so long as the continuing or surviving person shall be a Subsidiary, (unless otherwise permitted by Section 6.04) and which together with each of its Subsidiaries shall have complied with any applicable requirements of Section 5.10 or (vi) any Subsidiary may merge, consolidate or amalgamate with any other person in order to effect an Asset Sale otherwise permitted pursuant to this Section 6.05;

(c)            Dispositions to a Borrower or a Subsidiary (upon voluntary liquidation or otherwise); provided, that any Dispositions by a Loan Party to a Subsidiary that is not a Subsidiary Loan Party in reliance on this clause (c) shall be made in compliance with Section 6.04;

(d)            Sale and Lease-Back Transactions permitted by Section 6.03;

(e)            (i) Investments permitted by Section 6.04, Permitted Liens and Restricted Payments permitted by Section 6.06 and (ii) any Disposition made pursuant to the Acquisition Agreement or consummated or required to be consummated in connection with the Transactions;

(f)            Dispositions of defaulted receivables in the ordinary course of business and not as part of an accounts receivables financing transaction;

(g)           other Dispositions of assets; provided, that the Net Proceeds thereof, if any, are applied in accordance with Section 2.11(b) to the extent required thereby;

(h)            Permitted Business Acquisitions (including any merger, consolidation or amalgamation in order to effect a Permitted Business Acquisition); provided, that following any such merger, consolidation or amalgamation involving a Borrower, such Borrower is the surviving entity or the requirements of Section 6.05(o) are otherwise complied with;

(i)             leases, assignments, licenses or subleases or sublicenses of any real or personal property (including Intellectual Property) in the ordinary course of business or consistent with past practice;

(j)             Dispositions of inventory or Dispositions or abandonment of Intellectual Property of a Borrower and its Subsidiaries determined in good faith by the management of the Borrower to be no longer useful or necessary in the operation of the business of a Borrower or any of the Subsidiaries;

(k)            acquisitions and purchases made with the proceeds of any Asset Sale pursuant to the first proviso of clause (a) of the definition of “Net Proceeds” (it being understood that any acquisitions and purchases made pursuant to this Section 6.05(k), to the extent constituting Investments, must comply with the limitations of Section 6.04);

(l)             the purchase and Disposition (including by capital contribution) of (i) Securitization Assets (including pursuant to Permitted Securitization Financings) and (ii) any other Securitization Assets subject to Liens securing Permitted Securitization Financings;

(m)           to the extent constituting a Disposition, any termination, settlement, extinguishment or unwinding of obligations in respect of any Hedging Agreement;

(n)            any exchange of assets for services and/or other assets used or useful in a Similar Business of comparable or greater value; provided, that (A) no Default or Event of Default exists or would result therefrom, (B) the Net Proceeds, if any, thereof are applied in accordance with Section 2.11(b) to the extent required thereby and (C) with respect to any exchange of assets for services, immediately after giving effect thereto, the ~~Borrower~~Borrowers shall be in Pro Forma Compliance;

(o)            if at the time thereof and immediately after giving effect thereto no Event of Default shall have occurred and be continuing or would result therefrom, any Subsidiary or any other person may be merged, amalgamated or consolidated with or into a Borrower, provided that (A) such Borrower shall be the surviving entity or (B) if the surviving entity is not a Borrower (such other person, the “Successor Borrower”), (1) the Successor Borrower shall be an entity organized or existing under the laws of the United States, any state thereof, the District of Columbia or any territory thereof, (2) the Successor Borrower shall expressly assume all the obligations of such Borrower under this Agreement and the other Loan Documents pursuant to a supplement hereto or thereto in form reasonably satisfactory to the Administrative ~~Agents~~Agent, (3) each Guarantor, unless it is the other party to such merger or consolidation, shall have by a supplement to the applicable agreement, confirmed that its guarantee thereunder shall apply to any Successor Borrower’s obligations under this Agreement, (4) each Subsidiary Loan Party, unless it is the other party to such merger or consolidation, shall have by a supplement to any applicable Security Document, affirmed that its obligations thereunder shall apply to its guarantee as reaffirmed pursuant to clause (3), (5) each mortgagor of a Mortgaged Property, unless it is the other party to such merger or consolidation, shall have affirmed that its obligations under the applicable Mortgage shall apply to its guarantee as reaffirmed pursuant to clause (3) ~~and~~, (6) the Successor Borrower shall have delivered to the Administrative ~~Agents~~Agent (x) an officer’s certificate stating that such merger or consolidation does not violate this Agreement or any other Loan Document and (y) if requested by ~~either~~the Administrative Agent, an opinion of counsel to the effect that such merger or consolidation does not violate this Agreement or any other Loan Document and covering such other matters as are contemplated by the Collateral and Guarantee Requirement to be covered in opinions of counsel (it being understood that if the foregoing are satisfied, the Successor Borrower will succeed to, and be substituted for, such Borrower under this Agreement)~~;~~ and (7) the Successor Borrower shall provide the documentation and other information reasonably requested in writing by the Lenders and the Agents that they reasonably determine is required by regulatory authorities under applicable “know your customer”, sanctions, anti-terrorism and anti-money-laundering rules and regulations, including the PATRIOT Act, in each case at least three Business Days prior to the effectiveness of such merger, consolidation or amalgamation (or such shorter period as the Administrative Agent shall otherwise agree);

(p)            any disposition in the ordinary course of business, including dispositions of Investments in joint ventures to the extent required by, or made pursuant to buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(q)            Dispositions in connection with the exercise of any subscriptions, options, warrants, puts, calls or other rights or commitments pursuant to agreements set forth on Schedule 3.08(b);

(r)            Dispositions of Intellectual Property among the U.S. Borrower and its Subsidiaries for the purposes of improving operational efficiency of the Borrowers and the Subsidiaries, or in the ordinary course or as otherwise deemed appropriate by a Loan Party in its reasonable business judgment so long as such Disposition would not materially impair the ability of the Loan Parties to meet their ongoing payment obligations under the Loan Documents; ~~and~~

(s)            any Antitrust Divestiture~~.~~;

(t)            Dispositions of any property of assets with a fair market value not to exceed $10,000,000 in the aggregate for all such transactions in any fiscal year; and

(u)            Dispositions described in Section 6.04(z) or (aa), regardless of whether such Dispositions constitute Investments.

Notwithstanding anything to the contrary contained in Section 6.05 above, no Disposition of assets under Section 6.05(g), or (s) or, solely with respect to Sale and Lease-Back Transactions referred to in clause (b)(y) of Section 6.03, under Section 6.05(d), shall be permitted unless (i) such Disposition is for fair market value (as determined in good faith by the Borrower Representative), or if not for fair market value, the shortfall is permitted as an Investment under Section 6.04, and (ii) at least 75% of the proceeds of such Disposition (except to Loan Parties) consist of cash or Permitted Investments (other than Permitted Investments described in clause (m) of the definition thereof); provided, that the provisions of this clause (ii) shall not apply to any individual transaction or series of related transactions involving assets with a fair market value (as determined in good faith by the Borrower Representative) of less than $90,000,000 or to other transactions involving assets with a fair market value (as determined in good faith by the Borrower Representative) of not more than the greater of $180,000,000 and 0.15 times the EBITDA calculated on a Pro Forma Basis for the then most recently ended Test Period in the aggregate for all such transactions during the term of this Agreement; provided, further, that for purposes of this clause (ii), each of the following shall be deemed to be cash: (a) the amount of any liabilities (as shown on the U.S. Borrower’s or such Subsidiary’s most recent balance sheet or in the notes thereto) (other than liabilities that are by their terms subordinated to the Loan Obligations) that are assumed by the transferee of any such assets or are otherwise cancelled in connection with such transaction, (b) any notes or other obligations or other securities or assets received by such Borrower or such Subsidiary from the transferee that are converted by such Borrower or such Subsidiary into cash within 180 days after receipt thereof (to the extent of the cash received), (c) any Designated Non-Cash Consideration received by such Borrower or any of its Subsidiaries in such Disposition having an aggregate fair market value (as determined in good faith by the Borrower Representative), taken together with all other Designated Non-Cash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed the greater of $300,000,000 and ~~0.25~~0.35 times the EBITDA calculated on a Pro Forma Basis for the Test Period ended immediately prior to the receipt of such Designated Non-Cash Consideration (with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value), (d) the amount of Indebtedness (other than Indebtedness that is subordinated in right of payment to the Loan Obligations) of any Subsidiary that is no longer a Subsidiary as a result of such Asset Sale, to the extent that any Borrower and each other Subsidiary are released from any guarantee of payment of such Indebtedness in connection with the Asset Sale and (e) consideration consisting of Indebtedness of a Borrower or a Subsidiary (other than Indebtedness that is subordinated in right of payment to the Loan Obligations) received from persons who are not a Borrower or a Subsidiary in connection with the Asset Sale and that is cancelled.

For purposes of this Agreement, the fair market value of any assets acquired, leased, exchanged, Disposed of, sold, conveyed or transferred by a Borrower or any Subsidiary shall be determined in good faith by the U.S. Borrower and may be determined either, at the option of the U.S. Borrower, at the time of such acquisition, lease, exchange, Disposition, sale, conveyance or transfer, as applicable, or as of the date of the definitive agreement with respect to such acquisition, lease, exchange, Disposition, sale, conveyance or transfer, as applicable.

For purposes of determining compliance with this covenant, (A) a Disposition need not be permitted solely by reference to one category of permitted Disposition (or portion thereof) described in the above clauses but may be permitted in part under any combination thereof and (B) in the event that a Disposition (or any portion thereof) meets the criteria of one or more of the categories of permitted Dispositions (or any portion thereof) described in the above clauses, the U.S. Borrower may, in its sole discretion, classify or reclassify, or later divide, classify or reclassify, such permitted Disposition (or any portion thereof) in any manner that complies with this covenant and at the time of classification or reclassification will be entitled to only include the amount and type of such Disposition (or any portion thereof) in one of the categories of permitted Disposition (or any portion thereof) described in the above clauses.

Section 6.06          Dividends, Distributions and Payments of Certain Indebtedness. Declare or pay any dividend or make any other distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, with respect to any of its Equity Interests (other than dividends and distributions on Equity Interests payable solely by the issuance of additional Qualified Equity Interests of the person paying such dividends or distributions) or directly or indirectly redeem, purchase, retire or otherwise acquire for value (or permit any Subsidiary to purchase or acquire) any of the U.S. Borrower’s Equity Interests or set aside any amount for any such purpose (other than through the issuance of additional Qualified Equity Interests of the person redeeming, purchasing, retiring or acquiring such shares) (all of the foregoing, “Restricted Payments”); provided, however, that:

(a)            Restricted Payments may be made to the U.S. Borrower or any Wholly Owned Subsidiary of the U.S. Borrower (or, in the case of non-Wholly Owned Subsidiaries, to the U.S. Borrower or any Subsidiary that is a direct or indirect parent of such Subsidiary and to each other owner of Equity Interests of such Subsidiary on a pro rata basis (or more favorable basis from the perspective of the U.S. Borrower or such Subsidiary) based on their relative ownership interests);

(b)            the U.S. Borrower may make Restricted Payments in respect of (i) general corporate operating, overhead, legal, accounting and other professional fees and expenses of, or attributable to, the Borrowers and the Subsidiaries, to any Parent Entity, (ii) fees and expenses related to any public offering or private placement of debt or equity securities of any Parent Entity whether or not consummated, (iii) franchise and similar taxes and other fees and expenses in connection with the maintenance of their (or any Parent Entity’s) existence and their (or any Parent Entity’s indirect) ownership of the Borrowers, (iv) payments permitted by Section 6.07(b) (other than clause (vii)) and (v) customary salary, bonus, severance and other benefits payable to, and indemnities provided on behalf of, officers, directors, employees and consultants of any Parent Entity; provided that in the case of clauses (i), (ii) and (iii), the amount of such Restricted Payments shall not exceed the portion of any amounts referred to in such clauses (i), (ii) and (iii) that are allocable to the U.S. Borrower and the Subsidiaries;

(c)            The purchase or redemption of (or Restricted Payments to any Parent Entity the proceeds of which are used to purchase or redeem) the Equity Interests of any Parent Entity or the U.S. Borrower (including related stock appreciation rights or similar securities) held by then present or former directors, consultants, officers or employees of the Borrowers or any of the Subsidiaries or by any Plan or any shareholders’ agreement then in effect upon such person’s death, disability, retirement or termination of employment or under the terms of any such Plan or any other agreement under which such shares of stock or related rights were issued; provided, that the aggregate amount of such purchases or redemptions (or Restricted Payments to fund such purchases or redemptions) under this clause (c) shall not exceed an amount in any fiscal year equal to the greater of $60,000,000 and 0.06 times the EBITDA calculated on a Pro Forma Basis for the Test Period ended immediately prior to the date of such Restricted Payment (plus (x) the amount of net proceeds contributed to the Borrowers that were (I) received by the U.S. Borrower during such calendar year from sales of Equity Interests of the U.S. Borrower to directors, consultants, officers or employees of such Parent Entity, the Borrowers or any Subsidiary in connection with permitted employee compensation and incentive arrangements or (II) received by any Parent Entity during such calendar year from sales of Equity Interests of such Parent Entity to directors, consultants, officers or employees of such Parent Entity, the Borrowers or any Subsidiary in connection with permitted employee compensation and incentive arrangements; provided, in the case of clauses (I) and (II), that such proceeds are not included in any determination of the Cumulative Credit, (y) the amount of net proceeds of any key-man life insurance policies received during such calendar year, and (z) the amount of any cash bonuses otherwise payable to members of management, directors or consultants of any Parent Entity, the ~~Borrower~~Borrowers or the Subsidiaries in connection with the Transactions that are foregone in return for the receipt of Equity Interests), which, if not used in any year, may be carried forward up to two subsequent calendar years; and provided, further, that cancellation of Indebtedness owing to a Borrower or any Subsidiary from members of management of any Parent Entity, the ~~Borrower~~Borrowers or their Subsidiaries in connection with a repurchase of Equity Interests of any Parent Entity will not be deemed to constitute a Restricted Payment for purposes of this Section 6.06;

(d)            any person may make non-cash repurchases of Equity Interests deemed to occur upon exercise of stock options if such Equity Interests represent a portion of the exercise price of such options;

(e)           Restricted Payments may be made in an aggregate amount equal to a portion of the Cumulative Credit on the date of such election that the Borrower elects to apply to this Section 6.06(e), which such election shall (unless such Restricted Payment is made pursuant to clause (a) of the definition of “Cumulative Credit”) be set forth in a written notice of a Responsible Officer of the U.S. Borrower, which notice shall set forth calculations in reasonable detail the amount of Cumulative Credit immediately prior to such election and the amount thereof elected to be so applied; provided, that no Event of Default shall have occurred and be continuing or would result therefrom;

(f)            Restricted Payments may be made in connection with the consummation of the Transactions;

(g)           Restricted Payments may be made to pay, or to allow any Parent Entity to make payments, in cash, in lieu of the issuance of fractional shares, upon the exercise of warrants or upon the conversion or exchange of Equity Interests of any such person;

(h)           Restricted Payments may be made to pay, or to allow any Parent Entity to pay, dividends and make distributions to, or repurchase or redeem shares from, its equity holders in an amount per annum no greater than 7.0% of the Market Capitalization; provided, that no Event of Default shall have occurred and be continuing or would result therefrom;

(i)            Restricted Payments may be made to any Parent Entity to finance any Investment that if made by a Borrower or any Subsidiary directly would be permitted to be made pursuant to Section 6.04; provided, that (A) such Restricted Payment shall be made substantially concurrently with the closing of such Investment and (B) such parent shall, immediately following the closing thereof, cause (1) all property acquired (whether assets or Equity Interests) to be contributed to a Borrower or a Subsidiary or (2) the merger, consolidation or amalgamation (to the extent permitted in Section 6.05) of the person formed or acquired into a Borrower or a Subsidiary in order to consummate such Permitted Business Acquisition or Investment, in each case, in accordance with the requirements of Section 5.10;

(j)            Restricted Payments may be made in an aggregate amount not to exceed, to the extent made after the Amendment No. 3 Effective Date, the greater of $300,000,000 and ~~0.25~~0.35 times the EBITDA calculated on a Pro Forma Basis for the Test Period ended immediately prior to the date of such Restricted Payment; provided, that no Event of Default shall have occurred and be continuing;

(k)           Restricted Payments may be made to the extent required by the Acquisition Agreement (as in effect on the Closing Date);

(l)            Restricted Payments may be made in an aggregate amount not to exceed the aggregate amount of Excluded Contributions;

(m)          any Restricted Payment may be made so long as no Default or Event of Default has occurred and is continuing or would result therefrom and after giving effect to such Restricted Payment, the Net Total Leverage Ratio on a Pro Forma Basis would not exceed the ratio that is equal to 0.75 to 1.00 below the Closing Date Net Total Leverage Ratio;

(n)           purchases of Securitization Assets pursuant to a Permitted Securitization Financing; ~~and~~

(o)           for any taxable period for which the Borrower and/or any of its Subsidiaries are members of a consolidated, combined or similar income tax or VAT group for U.S. federal and/or applicable state, local or foreign income Tax purposes of which a direct or indirect parent of the Borrower or a subsidiary of the U.S. Borrower is the common parent (a “Tax Group”), Restricted Payments not in excess of the portion of any U.S. federal, state, local or foreign income Taxes or VAT (as applicable) of such Tax Group for such taxable period that are attributable to the income or supplies and services of the Borrower and/or its applicable Subsidiaries; provided that (i) the amount of such Restricted Payments for any taxable period shall not exceed the amount of such Taxes that the Borrower and/or its applicable Subsidiaries would have paid had the Borrower and/or such Subsidiaries been a stand-alone taxpayer (or a stand-alone group) and (ii) Restricted Payments in respect of an Unrestricted Subsidiary shall be permitted only to the extent that cash distributions were made by such Unrestricted Subsidiary to the U.S. Borrower or any of its Subsidiaries for such purpose~~.~~; and

(p)           dividends, repayments of equity, reductions of capital, loans or any other distribution to a Loan Party acting as parent company (moedermaatschappij) of a fiscal unity (fiscale eenheid) for Dutch corporate income tax and/or VAT purposes or to a Subsidiary in case a Subsidiary is indirectly held by a Loan Party acting as parent company for Dutch corporate income tax and/or VAT purposes by a Loan Party or a Subsidiary that is a member of the same fiscal unity.

Notwithstanding anything herein to the contrary, the foregoing provisions of Section 6.06 will not prohibit the payment of any Restricted Payment or the consummation of any redemption, purchase, defeasance or any payment or other payment within 60 days after the date of declaration thereof or the giving of notice, as applicable, if at the date of declaration or the giving of such notice such Restricted Payment or redemption, purchase, defeasance or other payment would have complied with the provisions of this Agreement.

The amount of any Restricted Payment made other than in the form of cash or cash equivalents shall be the fair market value thereof, which shall be determined in good faith by the Borrower and may be determined either, at the option of the Borrower, at the time of such Restricted Payment or as of the date of the definitive agreement with respect to such Restricted Payment.

For purposes of determining compliance with this covenant, (A) a Restricted Payment need not be permitted solely by reference to one category of permitted Restricted Payments (or any portion thereof) described in the above clauses but may be permitted in part under any combination thereof and (B) in the event that a Restricted Payment (or any portion thereof) meets the criteria of one or more of the categories of permitted Restricted Payments (or any portion thereof) described in the above clauses, the Borrower Representative may, in its sole discretion, classify or reclassify, or later divide, classify or reclassify, such permitted Restricted Payment (or any portion thereof) in any manner that complies with this covenant and at the time of classification or reclassification will be entitled to only include the amount and type of such Restricted Payment (or any portion thereof) in one of the categories of permitted Restricted Payments (or any portion thereof) described in the above clauses.

Section 6.07      Transactions with Affiliates. (a) Sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transaction with, any of its Affiliates (other than the Borrowers and the Subsidiaries or any person that becomes a Subsidiary as a result of such transaction) in a transaction (or series of related transactions) involving aggregate consideration in excess of $100,000,000, unless such transaction is (i) otherwise permitted (or required) under this Agreement or (ii) upon terms that are substantially no less favorable, when taken as a whole, to a Borrower or such Subsidiary, as applicable, than would be obtained in a comparable arm’s-length transaction with a person that is not an Affiliate, as determined by the Board of Directors of such Borrower or such Subsidiary in good faith.

(b)           The foregoing clause (a) shall not prohibit, to the extent otherwise permitted under this Agreement,

(i)             any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, equity purchase agreements, stock options and stock ownership plans approved by the Board of Directors of any Parent Entity or of a Borrower,

(ii)            (x) loans or advances to employees or consultants of any Parent Entity, any Borrower or any of the Subsidiaries in accordance with Section 6.04(e) and (y) the cancellation of such loans or advances and other payments to employees or consultants if such cancellation or payment is approved by a majority of the Disinterested Directors of the Board of Directors of Borrower in good faith, made in compliance with applicable laws and otherwise permitted under this Agreement,

(iii)           transactions among the Borrowers or the Subsidiaries or any entity that becomes a Subsidiary as a result of such transaction (including via merger, consolidation or amalgamation in which a Borrower or a Subsidiary is the surviving entity),

(iv)           the payment of fees, reasonable out-of-pocket costs and indemnities and employment and severance arrangements provided to, or on behalf of or for the benefit of, directors, officers, consultants and employees of any Parent Entity, the Borrowers and the Subsidiaries in the ordinary course of business (limited, in the case of any Parent Entity, to the portion of such fees and expenses that are allocable to the U.S. Borrower and its Subsidiaries (which (x) shall be 100% for so long as such Parent Entity, as the case may be, owns no assets other than the Equity Interests of the Borrowers, any Parent Entity and assets incidental to the ownership of a Borrower and its Subsidiaries and (y) in all other cases shall be as determined in good faith by management of the Borrower Representative)),

(v)            the Transactions and any transactions pursuant to the Transaction Documents and permitted transactions, agreements and arrangements in existence or contemplated on the ~~Closing~~Amendment No. 3 Effective Date and, to the extent involving aggregate consideration in excess of $10,000,000, set forth on Schedule 6.07 or any amendment thereto or replacement thereof or similar arrangement to the extent such amendment, replacement or arrangement is not materially adverse to the Lenders when taken as a whole (as determined by the Borrower Representative in good faith),

(vi)           (A) any employment agreements entered into by the Borrowers or any of the Subsidiaries in the ordinary course of business, (B) any subscription agreement or similar agreement pertaining to the repurchase of Equity Interests pursuant to put/call rights or similar rights with employees, officers or directors, and (C) any employee compensation, benefit plan or arrangement, any health, disability or similar insurance plan which covers employees, and any reasonable employment contract and transactions pursuant thereto,

(vii)          Restricted Payments permitted under Section 6.06, including payments to any Parent Entity, and Investments permitted under Section 6.04,

(viii)         [reserved],

(ix)            [reserved],

(x)             transactions for the purchase or sale of goods, equipment, products, parts and services (including property management and similar services) entered into in the ordinary course of business,

(xi)            any transaction in respect of which the Borrower delivers to the Administrative ~~Agents~~Agent a letter addressed to the Board of Directors of the Borrower from an accounting, appraisal or investment banking firm, in each case of nationally recognized standing that is in the good faith determination of the Borrower qualified to render such letter, which letter states that (i) such transaction is on terms that are substantially no less favorable, when taken as a whole, to such Borrower or such Subsidiary, as applicable, than would be obtained in a comparable arm’s-length transaction with a person that is not an Affiliate or (ii) such transaction is fair, when taken as a whole, to such Borrower or such Subsidiary, as applicable, from a financial point of view,

(xii)           the payment of all fees, expenses, bonuses and awards related to the Transactions,

(xiii)          transactions with joint ventures for the purchase or sale of goods, equipment, products, parts and services entered into in the ordinary course of business or consistent with past practice or industry norm,

(xiv)         [reserved],

(xv)          the issuance, sale or transfer of Equity Interests of a Borrower or any Subsidiary to any Parent Entity and capital contributions by any Parent Entity to a Borrower or any Subsidiary,

(xvi)         the issuance, sale or transfer of Equity Interests to the management of any Parent Entity, the Borrower or any Subsidiary in connection with the Transactions,

(xvii)        payments by any Parent Entity, the U.S. Borrower and the Subsidiaries pursuant to a tax sharing agreement or arrangement (whether written or as a matter of practice) that complies with Section 6.06(o), and entering into any agreements (e.g., domination agreements) necessary to establish such Tax Group in Germany as described in Section 6.06(o),

(xviii)       sales of Securitization Assets to a Special Purpose Securitization Subsidiary pursuant to any Permitted Securitization Financing,

(xix)          payments, loans (or cancellation of loans) or advances to employees or consultants that are (i) approved by a majority of the Disinterested Directors of any Parent Entity or the Borrower in good faith, (ii) made in compliance with applicable law and (iii) otherwise permitted under this Agreement,

(xx)           transactions with customers, clients or suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business or consistent with past practice or industry norm otherwise in compliance with the terms of this Agreement that are fair to a Borrower or the Subsidiaries (in the good faith determination of the Borrower),

(xxi)          transactions between ~~the~~any Borrower or any of the Subsidiaries and any person, a director of which is also a director of the Borrower or any direct or indirect parent company of the Borrower; provided, however, that (A) such director abstains from voting as a director of the Borrower or such direct or indirect parent company, as the case may be, on any matter involving such other person and (B) such person is not an Affiliate of the Borrower for any reason other than such director’s acting in such capacity,

(xxii)         transactions permitted by, and complying with, the provisions of Section 6.05, ~~and~~

(xxiii)        intercompany transactions undertaken in good faith (as certified by a Responsible Officer of the U.S. Borrower) for the purpose of improving the consolidated tax efficiency of the Borrowers and the Subsidiaries and not for the purpose of circumventing any covenant set forth herein~~.~~, and

(xxiv)        the existence or establishment of a fiscal unity (fiscale eenheid) for Dutch corporate income tax or VAT purposes.

Section 6.08      Business of the U.S. Borrower and the Subsidiaries. Notwithstanding any other provisions hereof, engage at any time to any material respect in any business or business activity substantially different from any business or business activity conducted by any of them on the Closing Date or any Similar Business, and in the case of a Special Purpose Securitization Subsidiary, Permitted Securitization Financings.

Section 6.09      Limitation on Payments and Modifications of Indebtedness; Modifications of Certificate of Incorporation, By-Laws and Certain Other Agreements; etc. (a) Amend or modify in any manner materially adverse to the Lenders when taken as a whole (as determined in good faith by the Borrower Representative), or grant any waiver or release under or terminate in any manner (if such granting or termination shall be materially adverse to the Lenders when taken as a whole (as determined in good faith by the Borrower Representative)), the memorandum, constitution, articles or certificate of incorporation or association, by-laws, limited liability company operating agreement, partnership agreement or other organizational documents of any Loan Party.

(b)           (i) Make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of, or in respect of, principal of or interest on any Junior Financing, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination in respect of any Junior Financing, except for:

 (A)            Refinancings with any Indebtedness permitted to be incurred under Section 6.01;

 (B)             payments of regularly-scheduled interest and fees due thereunder, other non-principal payments thereunder, any mandatory prepayments of principal, interest and fees thereunder, scheduled payments thereon necessary to avoid the Junior Financing from constituting “applicable high yield discount obligations” within the meaning of Section 163(i)(l) of the Code, and, to the extent this Agreement is then in effect, principal on the scheduled maturity date of any Junior Financing (or within twelve months thereof);

 (C)             payments or distributions in respect of all or any portion of the Junior Financing with the proceeds contributed to the Borrowers from the issuance, sale or exchange by any Parent Entity of Equity Interests that are not Disqualified Stock made within eighteen months prior thereto; provided, that such proceeds are not included in any determination of the Cumulative Credit or Excluded Contributions;

 (D)            the conversion or exchange of any Junior Financing to Equity Interests of the Borrower, any Parent Entity;

 (E)             so long as (x) no Event of Default has occurred and is continuing and (y) on a Pro Forma Basis after giving effect to such payments or distributions, the Interest Coverage Ratio is not less than 2.00 to 1.00, payments or distributions in respect of Junior Financings prior to any scheduled maturity made, in an aggregate amount, not to exceed a portion of the Cumulative Credit on the date of such election that the Borrower elects to apply to this Section 6.09(b)(i)(E), which such election shall (unless such payment or distribution is made pursuant to clause (a) of the definition of “Cumulative Credit”) be set forth in a written notice of a Responsible Officer thereof, which notice shall set forth calculations in reasonable detail of the amount of Cumulative Credit immediately prior to such election and the amount thereof elected to be so applied;

 (F)             payments and distributions in an aggregate amount (valued at the time of the making thereof, and without giving effect to any subsequent change in value) not to exceed the greater of $300,000,000 and 0.25 times the EBITDA calculated on a Pro Forma Basis for the then most recently ended Test Period; provided, that no Event of Default shall have occurred and be continuing; and

 (G)             any payment or distribution in respect of Junior Financing may be made so long as no Default or Event of Default has occurred and is continuing or would result therefrom and, after giving effect to such payment or distribution, the Net Total Leverage Ratio on a Pro Forma Basis would not exceed the ratio that is 0.75 to 1.00 below the Closing Date Net Total Leverage Ratio; or

(ii)           Amend or modify, or permit the amendment or modification of, any provision of any Junior Financing that constitutes Material Indebtedness, or any agreement, document or instrument evidencing or relating thereto, other than amendments or modifications that (A) are not materially adverse to Lenders when taken as a whole (as determined in good faith by the Borrower Representative) and that do not affect the subordination or payment provisions thereof (if any) in a manner adverse to the Lenders when taken as a whole (as determined in good faith by the Borrower Representative) or (B) otherwise comply with the definition of “Permitted Refinancing Indebtedness.”

(c)           Permit any Subsidiary to enter into any agreement or instrument that by its terms restricts (i) the payment of dividends or distributions or the making of cash advances to the Borrower or any Subsidiary that is a direct or indirect parent of such Subsidiary or (ii) the granting of Liens by the Borrowers or such Subsidiary that is a Loan Party pursuant to the Security Documents, in each case other than those arising under any Loan Document, except, in each case, restrictions existing by reason of:

(A)             restrictions imposed by applicable law;

(B)              contractual encumbrances or restrictions in effect on the ~~Closing~~Amendment No. 3 Effective Date, including under Indebtedness existing on the ~~Closing~~Amendment No. 3 Effective Date and set forth on Schedule 6.01, the Senior Unsecured Note Documents, any Refinancing Notes or any agreements related to any Permitted Refinancing Indebtedness in respect of any such Indebtedness and, in each case, any similar contractual encumbrances or restrictions and any amendment, modification, supplement, replacement or refinancing of such agreements or instruments that does not materially expand the scope of any such encumbrance or restriction (as determined in good faith by the Borrower Representative);

(C)              any restriction on a Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of the Equity Interests or assets of a Subsidiary pending the closing of such sale or disposition;

(D)             customary provisions in joint venture agreements and other similar agreements applicable to joint ventures entered into in the ordinary course of business or consistent with past practice or industry norm;

(E)              any restrictions imposed by any agreement relating to secured Indebtedness permitted by this Agreement to the extent that such restrictions apply only to the property or assets securing such Indebtedness;

(F)              any restrictions imposed by any agreement relating to Indebtedness incurred pursuant to Section 6.01 or Permitted Refinancing Indebtedness in respect thereof, to the extent such restrictions are not materially more restrictive, taken as a whole, than the restrictions contained in this Agreement or are market terms at the time of issuance (in each case as determined in good faith by the Borrower Representative);

(G)              customary provisions contained in leases or licenses of Intellectual Property and other similar agreements entered into in the ordinary course of business or consistent with past practice;

(H)             customary provisions restricting subletting or assignment (including any change of control deemed an assignment) of any lease governing a leasehold interest;

(I)               customary provisions restricting assignment of any agreement entered into in the ordinary course of business;

(J)               customary restrictions and conditions contained in any agreement relating to the sale, transfer, lease or other disposition of any asset permitted under Section 6.05 pending the consummation of such sale, transfer, lease or other disposition;

(K)              customary restrictions and conditions contained in the document relating to any Lien, so long as (1) such Lien is a Permitted Lien and such restrictions or conditions relate only to the specific asset subject to such Lien, and (2) such restrictions and conditions are not created for the purpose of avoiding the restrictions imposed by this Section 6.09;

(L)               customary net worth provisions imposed by suppliers, customers or landlords of Real Property under contracts entered into in the ordinary course of business or consistent with past practice or industry norm or customary restrictions on cash or other deposits or net worth arising in connection with any Liens permitted under Section 6.02 so long as the Borrower has determined in good faith that such net worth provisions would not reasonably be expected to impair the ability of a Borrower and its Subsidiaries to meet their ongoing obligations under the Loan Documents;

(M)             any agreement in effect at the time such subsidiary becomes a Subsidiary, so long as such agreement was not entered into in contemplation of such person becoming a Subsidiary;

(N)              restrictions in agreements representing Indebtedness permitted under Section 6.01 of a Subsidiary that is not a Subsidiary Loan Party;

(O)              customary restrictions contained in leases, subleases, licenses or Equity Interests or asset sale agreements otherwise permitted hereby as long as such restrictions relate to the Equity Interests and assets subject thereto;

(P)               restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business;

(Q)              restrictions contained in any Permitted Securitization Document with respect to any Special Purpose Securitization Subsidiary that are, in the good faith determination of the Borrower, necessary or advisable to effect any Permitted Securitization Financing; and

(R)              any encumbrances or restrictions of the type referred to in Sections 6.09(c)(i) and 6.09(c)(ii) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of or similar arrangements to the contracts, instruments or obligations referred to in clauses (A) through (Q) above; provided, that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements, refinancings or similar arrangements are, in the good faith judgment of the Borrower, not materially more restrictive with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions as contemplated by such provisions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement, refinancing or similar arrangement.

Section 6.10      Fiscal Year. In the case of the U.S. Borrower, permit any change to its fiscal year without prior notice to the Administrative ~~Agents~~Agent, in which case, the U.S. Borrower and the Administrative ~~Agents~~Agent will, and are hereby authorized by the Lenders to, make any adjustments to this Agreement that are necessary to reflect such change in fiscal year.

Section 6.11      Financial Covenant. (a) With respect to the Revolving Facility only, at any time that any Revolving Facility Commitments, Revolving Facility Borrowings or Revolving Facility Credit Exposure is outstanding, (~~a~~i) permit the Net Total Leverage Ratio as of the last day of any fiscal quarter (beginning with the end of the fiscal quarter ending September 30, 2020) to exceed 7.71 to 1.00 or (~~b~~ii) permit the Interest Coverage Ratio to be less than 2.00 to 1.00 as of the last day of any fiscal quarter (beginning with the end of the fiscal quarter ending September 30, 2020)~~.~~; and

(b) With respect to the 2025 Euro TLA Facility only, at any time that any 2025 Euro TLA Loans are outstanding, (i) permit the Net Total Leverage Ratio as of the last day of any fiscal quarter (beginning with the end of the fiscal quarter ending after the Amendment No. 3 Effective Date) to exceed 7.71 to 1.00 or (ii) permit the Interest Coverage Ratio to be less than 2.00 to 1.00 as of the last day of any fiscal quarter (beginning with the end of the fiscal quarter ending after the Amendment No. 3 Effective Date).

(c) With respect to the Farm Credit Term Facilities only, at any time that any Farm Credit Term Loans are outstanding, (i) permit the Net Total Leverage Ratio as of the last day of any fiscal quarter (beginning with the end of the fiscal quarter ending after the Amendment No. 3 Effective Date) to exceed 7.71 to 1.00 or (ii) permit the Interest Coverage Ratio to be less than 2.00 to 1.00 as of the last day of any fiscal quarter (beginning with the end of the fiscal quarter ending after the Amendment No. 3 Effective Date).

Section 6.12      Material Intellectual Property. ~~Unless the Required Revolving Facility Lenders shall have otherwise consented, each~~Each Borrower and Restricted Subsidiary (i) shall not Dispose of any Material Intellectual Property to any Unrestricted Subsidiary and (ii) shall not permit any Investment in the form of a contribution by a Borrower or a Restricted Subsidiary of Material Intellectual Property owned by such Borrower or a Restricted Subsidiary to any Unrestricted Subsidiary; provided, that a non-exclusive license of Material Intellectual Property may be granted to an Unrestricted Subsidiary to permit such Person to use such Material Intellectual Property. No Restricted Subsidiary may be designated as an Unrestricted Subsidiary if it owns, or has an exclusive license of, Material Intellectual Property.

Section 6.13      Amendment No. 2 Covenants. Unless the Required Revolving Facility Lenders shall have otherwise consented, from and after the Amendment No. 2 Effective Date until the earlier of the (i) Specified Asset Sale Condition Satisfaction Date and (ii) Specified Net Total Leverage Ratio Satisfaction Date:

(a)           With respect to Section 1.01 and the definition of “Pro Forma Basis”, any adjustments to reflect operating expense reductions and other operating improvements, synergies or cost savings or any anticipated run-rate EBITDA reasonably expected to be achieved from New Projects shall together not exceed 35% of EBITDA calculated after giving effect to such addbacks for such period.

(b)           With respect to Section 6.04(j)(Y), Section 6.06(e), Section 6.09(b)(i)(E), any Restricted Payments, Investments or payments or distributions of Junior Financings made in reliance on the foregoing provisions shall be subject to the Borrower being in Pro Forma Compliance with Section 6.11.

(c)           With respect to Section 6.04(x), no Investments shall be permitted to be made in reliance thereon.

Section 6.14      Outbound Investment Rules. The Loan Parties will not (a) be or become a “covered foreign person”, as that term is defined in the Outbound Investment Rules, or (b) engage, directly or indirectly, in (i) a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, (ii) any activity or transaction that would constitute a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, if such Loan Party were a U.S. Person or (iii) any other activity that would cause the Administrative Agent or any Lender to be in violation of the Outbound Investment Rules or cause the Administrative Agent or any Lender to be legally prohibited by the Outbound Investment Rules from performing under this Agreement.

Section 6.15      No detrimental use of proceeds in Switzerland. The Borrowers confirm and undertake to ensure that no proceeds borrowed under any Loan will (i) be on-lent or made available, directly or indirectly, to any Swiss Loan Party or (ii) otherwise be used in Switzerland in each case in a manner which would constitute a “harmful use of proceeds in Switzerland” (schädliche Mittelverwendung in der Schweiz) as interpreted by the Swiss Federal Tax Administration for Swiss Withholding Tax purposes, and the Borrowers undertake to comply with the respective tax ruling request with respect to Swiss Withholding Tax dated October 15, 2025 and confirmed by the Swiss Federal Tax Administration on October 17, 2025 or any other tax ruling confirmation satisfactory to the Administrative Agent .

Article VII

Events of Default

Section 7.01      Events of Default. In case of the happening of any of the following events (each, an “Event of Default”):

(a)           any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or any certificate or document delivered pursuant hereto or thereto shall prove to have been false or misleading in any material respect (except to the extent such representation or warranty is qualified by “materiality” or “Material Adverse Effect”) when so made or deemed made and such false or misleading representation or warranty (if curable) shall remain false or misleading for a period of 30 days after notice thereof from ~~any~~the Administrative Agent to the Borrower;

(b)           default shall be made in the payment of any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

(c)           default shall be made in the payment of any interest on any Loan or the reimbursement with respect to any L/C Disbursement or in the payment of any Fee or any other amount (other than an amount referred to in clause (b) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of five Business Days;

(d)           default shall be made in the due observance or performance by a Borrower or a Subsidiary of any covenant, condition or agreement contained in, Section 5.01(a), 5.05(a) or 5.08 or in Article VI; provided, that any breach of the Financial Covenants, ~~of Section 6.12~~ or of Section 6.13 shall not, by itself, constitute an Event of Default under any Term Facility (other than, with respect to Section 6.11(b), the 2025 Euro TLA Facility, and, with respect to Section 6.11(c), the Farm Credit Term Facilities or with respect to the Financial Covenants, solely to the extent specified in the Incremental Assumption Agreement therefor, any Incremental Term Facility in the form of Additional Term A Loans) and the Term Loans (other than, with respect to ~~the~~Section 6.11(b), the 2025 Euro TLA Facility, and, with respect to Section 6.11(c), the Farm Credit Term Facilities or with respect to the Financial Covenants, solely to the extent specified in the Incremental Assumption Agreement therefor, any Other Term Loans in the form of Additional Term A Loans) may not be accelerated as a result thereof unless there are Revolving Facility Loans outstanding that have been accelerated by the Required Revolving Facility Lenders, respectively, pursuant to the penultimate sentence of this Section 7.01 as a result of such breach of ~~the Financial Covenants, of Section 6.12~~Section 6.11(a), or of Section 6.13, as applicable or there are 2025 Euro TLA Loans or Farm Credit Term Loans outstanding that have been accelerated by the Required TLA Facility Lenders or Required FCTL Lenders, respectively, pursuant to the penultimate sentence of this Section 7.01 as a result of such breach of Sections 6.11(b) or 6.11(c) or of Section 6.13, as applicable;

(e)           default shall be made in the due observance or performance by any Loan Party of any covenant, condition or agreement contained in any Loan Document (other than those specified in clauses (b), (c) and (d) above) and such default shall continue unremedied for a period of 30 days (or 60 days if such default results solely from the failure of a Subsidiary that is not a Loan Party to duly observe or perform any such covenant, condition or agreement) after notice thereof from ~~any~~the Administrative Agent to the Borrower;

(f)            (i) any event or condition occurs that (A) results in any Material Indebtedness becoming due prior to its scheduled maturity or (B) enables or permits (with all applicable grace periods having expired) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; or (ii) any Borrower or any of the Material Subsidiaries shall fail to pay the principal of any Material Indebtedness at the stated final maturity thereof; provided, that this clause (f) shall not apply to (i) any secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness or (ii) Indebtedness with respect to Permitted Securitization Financings;

(g)           there shall have occurred a Change in Control;

(h)           an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of ~~the Borrowers~~any Borrower or any of the Material Subsidiaries, or of a substantial part of the property or assets of ~~the Borrowers~~any Borrower or any Material Subsidiary, under the U.S. Bankruptcy Code, as now constituted or hereafter amended, or any other Debtor Relief Law, (ii) the appointment of a receiver, receiver or manager, trustee, custodian, sequestrator, monitor, conservator, liquidator, administrator, manager or similar official for ~~the Borrowers~~any Borrower or any of the Material Subsidiaries or for a substantial part of the property or assets of ~~the Borrowers~~any Borrower or any of the Material Subsidiaries, (iii) the winding-up or liquidation of the Borrower or any Material Subsidiary (except in a transaction permitted hereunder) or (iv) with respect to an Australian Loan Party that is a Material Subsidiary, the occurrence of an Australian Insolvency Event;

(i)            ~~the Borrowers~~any Borrower or any Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking relief under the U.S. Bankruptcy Code, as now constituted or hereafter amended, or any other Debtor Relief Law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in clause (h) above, (iii) apply for or consent to the appointment of a receiver, receiver and manager, trustee, custodian, sequestrator, monitor, conservator, administrator or similar official for ~~the Borrowers~~any Borrower or any of the Material Subsidiaries or for a substantial part of the property or assets of ~~the Borrowers~~any Borrower or any Material Subsidiary, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) become unable or admit in writing its inability, or fail generally, to pay its debts as they become due;

(j)            the failure by any Borrower or any Material Subsidiary to pay one or more final judgments aggregating in excess of $100,000,000 (to the extent not covered by insurance), which judgments are not discharged or effectively waived or stayed for a period of 60 consecutive days (or which judgments have not been bonded pending appeal within 60 days from the entry thereof), or any action shall be legally taken by a judgment creditor to levy upon assets or properties of any Borrower or any Material Subsidiary to enforce any such judgment;

(k)            (i) an ERISA Event shall have occurred, (ii) a termination, withdrawal or noncompliance with applicable law or plan terms shall have occurred with respect to a Canadian Benefit Plan or a Foreign Plan, (iii) the PBGC shall institute proceedings (including giving notice of intent thereof) to terminate any Plan or Plans, (iv) any Loan Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is being terminated, within the meaning of Title IV of ERISA, (v) any Borrower or any Subsidiary shall engage in any “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan that would subject a Borrower or any of the Subsidiaries to tax or (vi) the imposition of any statutory deemed trust or Lien on any Loan Party or its property in connection with a Canadian Pension Plan (excluding inchoate liens for amounts required to be remitted but not yet due under a Canadian Pension Plan); and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, would reasonably be expected to have a Material Adverse Effect; or

(l)            (i) any material provision of any Loan Document shall for any reason cease to be (in a manner that is material and adverse to the interests of the Lenders), or shall be asserted in writing by any Loan Party not to be a legal, valid and binding obligation of any party thereto (other than in accordance with its terms), (ii) any security interest purported to be created by any Security Document and to extend to assets that constitute a material portion of the Collateral shall cease to be, or shall be asserted in writing by any Loan Party not to be (other than, in each case, in accordance with its terms), a valid and perfected security interest (perfected as or having the priority required by this Agreement or the relevant Security Document and subject to such limitations and restrictions as are set forth herein and therein and the last paragraph of Section 4.02) in the securities, assets or properties covered thereby, except to the extent that any such loss of perfection or priority results from the limitations of foreign laws, rules and regulations (other than the laws, rules and regulations of the Security Jurisdictions) as they apply to pledges of Equity Interests in Foreign Subsidiaries or the application thereof, or from the ~~failure of the~~N.A. Collateral Agent ~~to maintain~~no longer having possession of certificates actually delivered to it representing securities pledged under the U.S. Collateral Agreement or ~~the Collateral Agent or to file~~a Uniform Commercial Code filing having lapsed because a Uniform Commercial Code continuation ~~statements~~statement was not filed in a timely manner and except to the extent that such loss is covered by a lender’s title insurance policy and the ~~Collateral~~Administrative Agent shall be reasonably satisfied with the credit of such insurer, or (iii) a material portion of the Guarantees of the Loan Parties guaranteeing the Obligations shall cease to be in full force and effect (other than in accordance with the terms thereof and subject to the last paragraph of Section 4.02), or shall be asserted in writing by Loan Party not to be in effect or not to be legal, valid and binding obligations (other than in accordance with the terms thereof); provided, that no Event of Default shall occur under this Section 7.01(l) if the Loan Parties cooperate with the Administrative Agent and the applicable Collateral Agent to replace or perfect such security interest and Lien, such security interest and Lien is replaced and the priority rights, powers and privileges of the Secured Parties are not materially adversely affected by such replacement;

then, and in every such event (other than (x) an event with respect to ~~the Borrowers~~any Borrower described in clause (h) or (i) above and (y) an event described in clause (d) above arising with respect to a failure to comply with any of the Financial ~~Covenant, Section 6.12~~Covenants or Section 6.13, unless the conditions of the proviso contained in clause (d) above have been satisfied), and at any time thereafter during the continuance of such event, the Administrative ~~Agents~~Agent, at the request of the Required Lenders, shall, by notice to the Borrower Representative, take any or all of the following actions, at the same or different times: (i) terminate forthwith the Commitments, (ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrowers accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrowers, anything contained herein or in any other Loan Document to the contrary notwithstanding and (iii) if the Loans have been declared due and payable pursuant to clause (ii) above, demand Cash Collateral pursuant to Section 2.05(j); and in any event with respect to ~~the Borrowers~~any Borrower described in clause (h) or (i) above, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the ~~Borrower~~Borrowers accrued hereunder and under any other Loan Document, shall automatically become due and payable and the ~~Revolver~~ Administrative Agent shall be deemed to have made a demand for Cash Collateral to the full extent permitted under Section 2.05(j), without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrowers, anything contained herein or in any other Loan Document to the contrary notwithstanding. In the case of an Event of Default under clause (d) above arising with respect to a failure to comply with any of the Financial ~~Covenant, Section 6.12~~Covenants or Section 6.13, unless the conditions of the proviso contained in clause (d) above have been satisfied, and at any time thereafter during the continuance of such event, subject to Section 7.03, (a) the ~~Revolver~~ Administrative Agent, at the request of the Required Revolving Facility Lenders, shall, by notice to the Borrower Representative, take either or both of the following actions, at the same or different times: (i) terminate forthwith the Revolving Facility Commitments and (ii) declare the Revolving Facility Loans then outstanding to be forthwith due and payable in whole or in part~~.~~, (b) the Administrative Agent, at the request of the Required TLA Facility Lenders, shall, by notice to the Borrower Representative, declare the 2025 Euro TLA Loans then outstanding to be forthwith due and payable in whole or in part and (c) the Administrative Agent, at the request of the Required FCTL Lenders, shall, by notice to the Borrower Representative, declare the Farm Credit Term Loans then outstanding to be forthwith due and payable in whole or in part.

For purposes of clauses (h), (i) and (j) of this Section 7.01, “Material Subsidiary” (1) shall mean any Subsidiary that would not be an Immaterial Subsidiary under clause (a) of the definition thereof and (2) shall exclude any Special Purpose Securitization Subsidiary.

Section 7.02      Treatment of Certain Payments. Subject to the terms of any applicable Intercreditor Agreement and the turn over requirement of the Secured Parties pursuant to Section 3.6 of the Subsidiary Guarantee Agreement, any amount received by the Administrative ~~Agents~~Agent or the Collateral ~~Agent~~Agents from any Loan Party (or from proceeds of any Collateral) following any acceleration of the Obligations under this Agreement or any Event of Default with respect to the ~~Borrower~~Borrowers under Section 7.01(h) or (i), in each case that is continuing, shall be applied: (i) first, ratably, to pay any fees, indemnities or expense reimbursements (including attorney’s fees and expenses) then due to the Administrative ~~Agents or the~~Agent and each Collateral Agent from the Borrower (other than in connection with any Secured Cash Management Agreement or Secured Hedge Agreement), (ii) second, towards payment of interest and fees then due from the Borrowers hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, (iii) third, towards payment of principal of Swingline Loans and unreimbursed L/C Disbursements then due from the Borrowers hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal of unreimbursed L/C Disbursements then due to such parties, (iv) fourth, towards payment of other Obligations (including Obligations of the Loan Parties owing under or in respect of any Secured Cash Management Agreement or Secured Hedge Agreement) then due from the Borrowers or any Loan Party, ratably among the parties entitled thereto in accordance with the amounts of such Obligations then due to such parties and (v) last, the balance, if any, after all of the Obligations have been paid in full, to the ~~Borrower~~Borrowers or as otherwise required by Requirements of Law.

Section 7.03      Right to Cure. Notwithstanding anything to the contrary contained in Section 7.01, in the event that the ~~Borrower fails~~Borrowers fail (or, but for the operation of this Section 7.03, would fail) to comply with the requirements of the Financial Covenants, from the last day of the applicable fiscal quarter until the expiration of the 10th Business Day subsequent to the date the certificate calculating such Financial Covenants is required to be delivered pursuant to Section 5.04(c), the U.S. Borrower and any Parent Entity shall have the right to issue Permitted Cure Securities for cash or otherwise receive cash contributions to the capital of such entities, and in each case, to contribute any such cash to the capital of the Borrower (collectively, the “Cure Right”), and upon the receipt by the U.S. Borrower of such cash (the “Cure Amount”), pursuant to the exercise of the Cure Right, the Financial Covenants shall be recalculated giving effect to a pro forma adjustment by which EBITDA shall be increased with respect to such applicable quarter and any four-quarter period that contains such quarter, solely for the purpose of measuring the Financial Covenants and not for any other purpose under this Agreement, by an amount equal to the Cure Amount; provided, that (i) in each four consecutive fiscal quarter period there shall be at least two fiscal quarters in which a Cure Right is not exercised, (ii) a Cure Right shall not be exercised more than five times during the term of the Revolving Facility, (iii) for purposes of this Section 7.03, the Cure Amount shall be no greater than the amount required for purposes of complying with the Financial Covenants and (iv) there shall be no pro forma reduction in Indebtedness with the proceeds of the exercise of the Cure Right for determining compliance with the Financial Covenants for the fiscal quarter in respect of which such Cure Right is exercised (either directly through prepayment or indirectly as a result of the netting of unrestricted cash). If, after giving effect to the adjustments in this Section 7.03, the Applicable Borrower shall then be in compliance with the requirements of the Financial Covenants, the Applicable Borrower shall be deemed to have satisfied the requirements of the Financial Covenants as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default of the Financial Covenants that had occurred shall be deemed cured for the purposes of this Agreement.

Section 7.04      Clean-Up Period. For the purpose of this Agreement, for the period from the Closing Date until the date falling 90 days after the Closing Date (the “Clean-Up Period”), no Default or Event of Default would be deemed to arise from a breach of representation or warranty or a breach of covenant or other circumstance that would have been a Default or Event of Default (but for this provision) only by reason of circumstances relating exclusively to the Acquired Business (or any obligation to procure compliance by the Acquired Business or the Seller), provided that such Default or Event of Default: (i) is capable of being remedied within the Clean-Up Period and the Borrower is taking appropriate steps to remedy such Default or Event of Default; (ii) does not have a Material Adverse Effect; and (iii) was not procured or approved by the Borrower. Notwithstanding the above, if the relevant circumstances are continuing after the expiry of the Clean-Up Period, there shall be an immediate Default or Event of Default, as applicable, and all rights and remedies which would apply with regard thereto but for this Section 7.04 shall arise and be exercisable.

Article VIII

The Agents

Section 8.01      Appointment. (a) Each Lender (in its capacities as a Lender and the Swingline Lender (if applicable) and on behalf of itself and its Affiliates as potential counterparties to Secured Cash Management Agreements and Secured Hedge Agreements) and each Issuing Bank (in such capacities and on behalf of itself and its Affiliates as potential counterparties to Secured Cash Management Agreements and Secured Hedge Agreements) hereby irrevocably designates and appoints (i) the ~~applicable~~ Administrative Agent as the administrative agent of such Lender under this Agreement and the other Loan Documents ~~and~~, (ii) the N.A. Collateral Agent as the ~~agent~~U.S. and Canadian collateral agent (solely with respect to the N.A. Collateral) of such Lender and the other Secured Parties under ~~the Security Documents, each~~this Agreement and the other Loan Documents and (iii) the Non-N.A. Collateral Agent as the non-U.S. and non-Canadian collateral agent (solely with respect to the Non-N.A. Collateral) of such Lender and the other Secured Parties under this Agreement and the other Loan Documents. Each such Lender irrevocably authorizes ~~each~~the Administrative Agent, the N.A. Collateral Agent and the Non-N.A. Collateral Agent, each, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the ~~applicable~~ Administrative Agent and to the applicable Collateral Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. In addition, to the extent required under the laws of any jurisdiction other than the United States of America, each of the Lenders, and the Issuing Banks and the other Secured Parties hereby grants to ~~the~~each Collateral Agent any required powers of attorney to execute any Security Document governed by the laws of such jurisdiction on such Lender’s or Issuing Bank’s or such other Secured Party’s behalf. Notwithstanding any provision to the contrary elsewhere in this Agreement, no Agent shall have any duties or responsibilities, except those expressly set forth ~~herein~~in the Loan Documents to which it is a party, or any fiduciary relationship with any Lender or Issuing Bank (or other Secured Party) or any other person, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against any Agent.

(b)           In furtherance of the foregoing, each Lender (in its capacities as a Lender) and the Swingline Lender (if applicable and on behalf of itself and its Affiliates as potential counterparties to Secured Cash Management Agreements or Secured Hedge Agreements), each Issuing Bank (in such capacities and on behalf of itself and its Affiliates as potential counterparties to Secured Cash Management Agreements and Secured Hedge Agreements) and, by accepting the benefit of this Agreement, each non-Lender Hedge Bank party to a Secured Hedge Agreement and each non-Lender Cash Management Bank party to a Secured Cash Management Agreement, hereby acknowledges the rights, powers, immunities and indemnities of each Collateral Agent under this Agreement and the other Loan Documents and appoints and authorizes ~~the~~each Collateral Agent to act as the collateral agent of such Lender for solely purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, any agent, custodian, attorney-in-fact or Subagents appointed by ~~the~~any Collateral Agent ~~pursuant to Section 8.03~~under this Agreement or the other Loan Documents for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Documents, or for exercising any rights or remedies ~~thereunder at the direction of the Collateral Agent~~under this Agreement or the other Loan Documents, shall be entitled to the benefits of this Article VIII (including, without limitation, Section 8.08) as though any such agent, custodian, attorney-in-fact or Subagent were an “Agent” under the Loan Documents, as if set forth in full herein with respect thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Collateral ~~Agent~~Agents shall not have any duties or responsibilities except those expressly set forth herein, or any fiduciary relationship with any of the Secured Parties, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against ~~the~~any Collateral Agent.

(c)           Terms in connection with Security Documents governed by English law:

(i)	To the extent that English law is applicable to the duties of the Non-N.A. Collateral Agent under any of the Loan Documents, Section 1 of the Trustee Act 2000 of the United Kingdom shall not apply to the duties of the Non-N.A. Collateral Agent in relation to the trusts constituted by that Loan Document; where there are inconsistencies between the Trustee Act 1925 or the Trustee Act 2000 of the United Kingdom and the provisions of this Agreement or such Loan Document, the provisions of this Agreement or such Loan Document shall, to the extent permitted by applicable law, prevail and, in the case of any inconsistency with the Trustee Act 2000 of the United Kingdom, the provisions of this Agreement and any Loan Document shall constitute a restriction or exclusion for the purposes of that Act.

(ii)	The Non-N.A. Collateral Agent declares that it shall hold the Collateral governed by English law on trust for the relevant Secured Parties on the terms contained in this Agreement.

The rights, powers, authorities and discretions given to the Non-N.A. Collateral Agent by this Agreement and the other Loan Documents governed by English law shall be supplemental to the Trustee Act 1925 and the Trustee Act 2000 and in addition to any which may be vested in the Non-N.A. Collateral Agent by general law or otherwise.

(d)           Terms in connection with Security Documents governed by the laws of the Province of Québec:

(i)             Without limiting the powers of the N.A. Collateral Agent, each of the Secured Parties hereby irrevocably constitutes the N.A. Collateral Agent as the hypothecary representative (within the meaning of Article 2692 of the Civil Code of Québec) for the Secured Parties in order to hold any hypothecs granted on any Collateral pursuant to any deeds of hypothec governed by the laws of the Province of Québec in order to secure obligations of any Loan Party.

(ii)            [Reserved].

(iii)           The appointment of the N.A. Collateral Agent as hypothecary representative for the benefit of the Secured Parties, shall be deemed to have been ratified and confirmed by each Secured Party by its acceptance of the benefits under the Loan Documents. Each successor N.A. Collateral Agent under this Agreement shall automatically (and without any further act or formality) become the successor hypothecary representative for the purposes of all deeds of hypothec referred to above.

(iv)           The N.A. Collateral Agent acting as hypothecary representative shall have the same rights, powers, immunities, indemnities and exclusions from liability as are prescribed in favor of the N.A. Collateral Agent in this Agreement, which shall apply mutatis mutandis to the N.A. Collateral Agent acting in its capacity as hypothecary representative.

(v)            This Section 8.01(~~c~~d) shall be governed and construed in accordance with the laws of the Province of Québec.

(~~d~~e)      Terms in connection with German Security Documents:

(i)             Each Secured Party hereby appoints the Non-N.A. Collateral Agent as trustee (Treuhänder) and administrator for the purpose of accepting and administering the Collateral governed by German law (“German Collateral”) for and on behalf of the other Secured Parties.

(ii)            The Non-N.A. Collateral Agent shall:

 (A)            hold and administer any German Collateral which is a land charge, security assignment (Sicherungseigentum / Sicherungsabtretung / Sicherungsgrundschuld) or otherwise transferred under a non-accessory security right (nicht-akzessorische Sicherheit) as trustee (treuhänderisch) for the benefit of the Secured Parties; and

 (B)             administer any German Collateral which is pledged (Verpfändung) or otherwise transferred to any Secured Party under an accessory security right (akzessorische Sicherheit) as agent.

(iii)           Each of the Secured Parties hereby authorizes the Non-N.A. Collateral Agent (~~whether or not by~~directly or through ~~employees or~~its agents or designees):

 (A)            to exercise such rights, remedies~~,~~ and powers ~~and discretions~~ as are specifically delegated to or conferred upon the Non-N.A. Collateral Agent under the German Security Documents together with such powers and discretions as are reasonably incidental thereto;

 (B)             to take such action on its behalf as the Non-N.A. Collateral Agent may from time to time be authorised under or in accordance with the German Security Documents, in each case, acting at the direction of the Required Lenders; and

 (C)             to accept as its representative (Stellvertreter) any pledge or other creation of any accessory security right granted in favor of ~~such~~the Non-N.A. Collateral Agent for the benefit of Secured Parties in connection with the Loan Documents governed by German law and to agree to and execute on its behalf as its representative (Stellvertreter) any amendments and/or alterations to any German Security Documents which creates a pledge or any other accessory security right (akzessorische Sicherheit) including the release or confirmation of release of such German Security Documents, in each case, in accordance with the terms of this Agreement.

(iv)           To the fullest extent legally possible, each of the Secured Parties hereby releases the Non-N.A. Collateral Agent from any restrictions on representing several persons and self-dealing under any applicable law, and in particular from the restrictions of section 181 German Civil Code (Bürgerliches Gesetzbuch), to enable it to make use of any authorization granted under this Agreement and to perform its duties and obligations as the Non-N.A. Collateral Agent hereunder and under the German Security Documents. A Secured Party which is barred from its constitutional documents or by-laws from granting such exemption shall notify the Non-N.A. Collateral Agent and the Administrative Agent in writing, accordingly.

(v)            Each Secured Party hereby, and any Secured Party becoming a party to this Agreement after the date hereof, upon becoming a party ratifies and approves all acts and declarations previously done by the Non-N.A. Collateral Agent on such Secured Party’s behalf.

(vi)           At the request of the Non-N.A. Collateral Agent, each other Secured Party shall provide the Collateral Agent with a separate written power of attorney (Spezialvollmacht) for the purposes of executing any relevant agreements and documents on its behalf.

(vii)          Each Secured Party hereby authorizes the Non-N.A. Collateral Agent to (sub-) delegate any powers granted to it under this Section 8.01 to any ~~attorney~~subagent or attorney-in-fact it may elect in its discretion and to grant powers of attorney to any such attorney (including the exemption from self-dealing and representing several persons (in particular from the restrictions of section 181 of the German Civil Code (Bürgerliches Gesetzbuch) (in each case to the extent legally possible))).

This Section 8.01(~~d~~e) shall be governed and construed in accordance with the laws of Germany.

(~~e~~f)          The provisions of this Article VIII (except Section 8.10 and clause (a) of the second paragraph of Section 8.13) are solely for the benefit of the Administrative ~~Agents~~Agent, the Collateral ~~Agent~~Agents (including in its capacity as hypothecary representative), the Lenders and each Issuing Bank, and none of the Borrowers nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions.

(~~f~~g)         [Reserved].

(~~g~~h)        Notwithstanding the above, with respect to Swiss Security Documents, the Non-N.A. Collateral Agent shall:

(i) hold and administer any such non-accessory Collateral (nicht-akzessorische Sicherheit) governed by Swiss law ~~as fiduciary (treuhänderisch) in its own name but~~in its capacity as Non-N.A. Collateral Agent for the benefit of the Secured Parties; and

(ii) hold and administer any accessory Collateral (akzessorische Sicherheit) governed by Swiss law as direct representative (direkter Stellvertreter) in ~~the name and on behalf~~its capacity as Non-N.A. Collateral Agent of the Secured Parties.

(~~h~~i) Each Secured Party (other than the Non-N.A. Collateral Agent) hereby appoints the Non-N.A. Collateral Agent as its direct representative (direkter Stellvertreter) in its capacity as Non-N.A. Collateral Agent and authorizes the Collateral Agent (~~whether or not by~~directly or through ~~employees or agents)~~its agents or other designees), acting at the direction of the Required Lenders to:

(i) exercise such rights, remedies, and powers ~~and discretions~~ as are specifically delegated to or conferred upon the Non-N.A. Collateral Agent under the relevant Swiss Security Documents together with such powers ~~and discretions~~ as are reasonably incidental thereto;

(ii) take such action on its behalf as may from time to time be authorised under or in accordance with the relevant Swiss Security Documents; and

(iii) accept, enter into and execute as its direct representative (direkter Stellvertreter) any pledge or other creation of any accessory security right granted in favor of ~~such~~the Non-N.A. Collateral Agent for the benefit of the Secured ~~Party~~Parties in connection with the Loan Documents under Swiss law and to agree to and execute in its name and on its behalf as its direct representative (direkter Stellvertreter) any amendments, confirmations and/or alterations to any Swiss Security Document governed by Swiss law which creates a pledge or any other accessory security right (akzessorische Sicherheit) including the release or confirmation of release of such Collateral.

Section 8.02      ~~Term Loan Administrative Agent and Revolver Administrative Agent~~[Reserved.]

~~. Each Lender, Agent, Issuing Bank and any other party hereto agree that (i) the Term Loan Administrative Agent shall be the administrative agent with respect to the Term Loans and the Term Lenders and shall exercise such duties, rights and responsibilities set forth herein applicable to the Term Loans and the Term Lenders and (ii) the Revolver Administrative Agent shall be the administrative agent with respect to the Revolving Facility Loans, Revolving Facility Commitments, Revolving Facility Lenders, Swingline Loans, Swingline Lenders, Letters of Credit and Issuing Banks and shall exercise such duties, rights and responsibilities set forth herein applicable to the Revolving Facility Loans, Revolving Facility Commitments, Revolving Facility Lenders, Swingline Loans, Swingline Lenders, Letters of Credit and Issuing Banks.~~

Section 8.03      Delegation of Duties. ~~Each~~The Administrative Agent and ~~the~~each Collateral Agent may execute any of their respective duties under this Agreement and the other Loan Documents (including for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof)) by or through agents, subagents ~~(~~, custodians, consultants, advisors (including a subagent which is a non-U.S. Affiliate of such Agent), employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. No Agent shall be responsible for the ~~negligence or misconduct~~acts or omissions of any agents, employees or attorneys-in-fact selected by it ~~with reasonable care.~~without gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction. Each Agent may also from time to time, when it deems it to be necessary or desirable, appoint one or more trustees, co-trustees, collateral co-agents, collateral subagents (including a subagent which is a non-U.S. Affiliate of such Agent) or attorneys-in-fact (each, a “Subagent”) with respect to all or any part of the Collateral; provided that no such Subagent shall be authorized to take any action with respect to any Collateral unless and except to the extent expressly authorized in writing by the ~~applicable~~ Administrative Agent or the applicable Collateral Agent, as applicable. Should any instrument in writing from a ~~Borrowers~~Borrower or any other Loan Party be required by any Subagent so appointed by an Agent to more fully or certainly vest in and confirm to such Subagent such rights, powers, privileges and duties, such Borrowers shall, or shall cause such Loan Party to, execute, acknowledge and deliver any and all such instruments promptly upon request by such Agent. If any Subagent, or successor thereto, shall become incapable of acting, resign or be removed, all rights, powers, privileges and duties of such Subagent, to the extent permitted by law, shall automatically vest in and be exercised by the ~~applicable~~ Administrative Agent and/or the applicable Collateral Agent until the appointment of a new Subagent. No Agent shall be responsible for the ~~negligence or misconduct~~acts or omissions of any agent, employees, attorney-in-fact or Subagent that it selects ~~with reasonable care. Each~~without gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction. Each of the Administrative Agent, the Collateral ~~Agent~~Agents and any such Subagent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article VIII shall apply to any such subagent and to the Related Parties of ~~each~~the Administrative Agent, the Collateral ~~Agent~~Agents and any such Subagent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent and each Collateral Agent.

Section 8.04      Exculpatory Provisions. None of the Agents, or their respective Affiliates or any of their respective officers, directors, employees, agents, attorneys-in-fact or ~~affiliates~~other Related Parties shall be (a) liable for any action ~~lawfully~~ taken or omitted to be taken by it or such person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and ~~nonappealable~~non-appealable decision of a court of competent jurisdiction to have resulted from its or such person’s own gross negligence or willful misconduct) or (b) responsible in any manner ~~to any of the Lenders~~ for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by any Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party or other person a party thereto to perform its obligations hereunder or thereunder. No Agent shall be under any obligation to ~~any Lender to~~ ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party. The Collateral Agents shall not have any duty to take any discretionary action or exercise any discretionary powers, and shall not be required to exercise any discretion or take any action, but shall be required to act or refrain from acting (and shall be fully protected in so acting or refraining from acting) as directed in writing by the Required Lenders (or the Majority Lenders or the Required Revolving Facility Lenders or such other number or percentage of the Lenders, in each case, as expressly required under this Agreement). No Collateral Agent shall be required to take any action: (i) unless it is furnished with indemnification satisfactory to such Collateral Agent with respect thereto; (ii) that, in its opinion or the opinion of its counsel, may expose such Collateral Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any debtor relief law, (iii) if such action would subject such Collateral Agent to a tax in any jurisdiction where it is not then subject to a tax or (iv) if such action would require such Collateral Agent to qualify to do business in any jurisdiction where it is not then so qualified. For the avoidance of doubt, any action or omission by such Collateral Agent taken or omitted to be taken with the consent, or at the direction, of the Required Lenders (or the Majority Lenders or the Required Revolving Facility Lenders or such other number or percentage of the Lenders, in each case, as expressly required under this Agreement) shall not constitute gross negligence or willful misconduct. No Agent shall have any duties or obligations except those expressly set forth herein and in the other Loan Documents to which it is a party and shall not be responsible for, nor chargeable with, knowledge of the terms and conditions of any agreement, instrument or document other than such Loan Documents to which it is a party, whether or not an original or a copy of such agreement has been provided to such Agent. Without limiting the generality of the foregoing, (a) no Agent shall be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing, and (b) no Agent shall, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, or be liable for the failure to disclose, any information relating to the Borrowers or any of their respective Affiliates that is communicated to or obtained by such Agent or any of its Affiliates in any capacity. The Agents shall be deemed not to have knowledge of any Default or Event of Default unless and until written notice describing such Default or Event of Default is given to ~~the applicable Administrative Agent~~an officer of such Agent with direct responsibility for the administration of this Agreement by a Borrower, a Lender or an Issuing Bank. No Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth ~~herein or therein or the~~in this Agreement or any other Loan Document or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Security Documents, (v) the filing, re-filing, recording, re-recording or continuing of any document, financing statement, mortgage, deed of trust, assignment, notice, instrument of further assurance or other instrument in any public office at any time or times nor to obtain or monitor any insurance in respect of the Collateral (and in no event shall the Collateral Agents be responsible for obtaining, monitoring or continuing any flood hazard determinations or flood insurance policies or for determining whether any flood hazard determinations or flood insurance policies are or should be obtained in respect of the Collateral, and each Lender shall be solely responsible for determining whether it requires that any flood hazard determinations or flood insurance policies be obtained in respect of the Collateral and that it will not rely on the Collateral Agents to make such determination or to see that any such flood hazard determinations or flood insurance policies are in fact obtained, (vi) the value or the sufficiency of any Collateral, or the satisfaction or performance of any Agreed Guarantee and Security Principles, or (~~vi~~vii) the satisfaction of any condition set forth in Article IV or elsewhere herein~~, other than to confirm receipt of items expressly required to be delivered to either~~ or any other Loan Document. Without limiting the generality of the foregoing, the Collateral Agents shall not be responsible or have any liability for, or have any duty to investigate a violation or potential violation of an Environmental Law or a Release or threat of Release of a Hazardous Material, nor shall it have any liability for any action it takes or does not take in connection with any such investigation. In connection with the exercise of any rights or remedies in respect of, or foreclosure or realization upon, any real property-related Collateral pursuant to this Agreement or any other Loan Document, no Collateral Agent shall be obligated to take title to or possession of real property in its own name, or otherwise in form or manner that may, in its reasonable judgment, expose it to liability. In the event that any Collateral Agent deems that it may be considered an “owner or operator” under any Environmental Law or otherwise cause such Collateral Agent to incur, or be exposed to, any environmental liability or liability under any other federal, state, foreign or local law, such Collateral Agent reserves the right, instead of taking such action, either to resign subject to the terms and conditions of this Agreement or arrange for the transfer of the title or control of the asset to an acquisition vehicle formed by the Administrative Agent or ~~the~~to a court appointed receiver. No Collateral Agent~~, as applicable.~~ shall be liable to any person for any environmental liability or any environmental claims or contribution actions under any Environmental Law or regulation or other by reason of such Collateral Agent’s action and conduct as authorized, empowers and directed hereunder or relating to any kind of Release or threatened Release of any Hazardous Materials of environmental concern into the environment. No Agent shall be responsible or have any liability for, or have any duty to ascertain, inquire into monitor or enforce, compliance with the provisions relating to Disqualified Lenders. No Cash Management Bank or Hedge Bank that obtains the benefits of Section 7.02, any Guarantee or any Collateral by virtue of the provisions hereof or of any Guarantee or any Security Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Without limiting the generality of the foregoing, ~~neither Administrative~~no Agent shall be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements unless ~~such~~the Administrative Agent ~~has~~and the Collateral Agent have received written notice of such Obligations, together with such supporting documentation as ~~such~~the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be. By its obtaining of the benefits of any Collateral by virtue of the provisions hereof or any Security Document, each Cash Management Bank or Hedge Bank shall be deemed to have agreed to each Agent’s rights, protections, immunities and indemnities as set forth in this Agreement and the other Loan Documents and such rights, protections, immunities and indemnities shall be equally applicable with respect to such Cash Management Bank or Hedge Bank. In connection with any action taken by any Agent, including, without limitation, with respect to any distribution of payments and collections, such Agent shall be entitled to assume (and shall have no liability for so assuming) no amounts are owing to any Cash Management Bank or Hedge Bank (and no Obligations are held by any Cash Management Bank or Hedge Bank) unless such Cash Management Bank or Hedge Bank has provided written notification to the Administrative Agent and the Collateral Agents (for further distribution to the Lenders) of the amount that is owing to it (on which each the Administrative Agent and Collateral Agent may conclusively rely).

No Collateral Agent shall have any duty as to any Collateral in its possession or in the possession of someone under its control or in the possession or control of any agent or nominee of such Collateral Agent or any income thereon or as to the preservation of rights of prior parties or any other rights pertaining thereto, except the duty to accord such of the Collateral as may be in its possession substantially the same care as it accords similar assets held for the benefit of third parties and the duty to account for monies received by it. No Collateral Agent shall be liable for the acts or omissions of any bank, depositary bank, custodian, independent counsel of any other Person or any other party selected by such Collateral Agent without gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction or selected by any other party hereto that may hold or possess Collateral or documents related to Collateral, and no Collateral Agent shall be required to monitor the performance of any such Persons holding Collateral.

No provision of this Agreement or any other Loan Document shall require any Agent to expend or risk its own funds or otherwise incur any liability, financial or otherwise, in the performance of its duties hereunder or under the other Loan Documents or in the exercise of any of its rights or powers, if it shall have grounds to believe that repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it. Notwithstanding anything contained herein to the contrary, no Agent shall be liable for any indirect, special, punitive or consequential damages (including, but not limited to, lost profits) whatsoever, even if it has been informed of the likelihood thereof and regardless of the form of action.

Notwithstanding anything contained in this Agreement or the other Loan Documents to the contrary, without limiting any rights, protections, immunities or indemnities afforded to the Collateral Agents under the Loan Documents (including without limitation this Article XII), with respect to the Non-N.A. Collateral Agent, phrases such as “satisfactory to the [Collateral][Non-N.A. Collateral] Agent,” “approved by the [Collateral][Non-N.A. Collateral] Agent,” “acceptable to the [Collateral][Non-N.A. Collateral] Agent,” “as determined by the [Collateral][Non-N.A. Collateral] Agent,” “designed by the [Collateral][Non-N.A. Collateral] Agent”, “specified by the [Collateral][Non-N.A. Collateral] Agent”, “in the [Collateral][Non-N.A. Collateral] Agent’s discretion,” “selected by the [Collateral][Non-N.A. Collateral] Agent,” “elected by the [Collateral][Non-N.A. Collateral] Agent,” “requested by the [Collateral][Non-N.A. Collateral] Agent,” “in the opinion of the [Collateral][Non-N.A. Collateral] Agent,” and phrases of similar import that authorize or permit the [Collateral][Non-N.A. Collateral] Agent to approve, disapprove, determine, act, evaluate or decline to act in its discretion shall be subject to the Non-N.A. Collateral Agent receiving a direction from the Required Lenders (or, the Majority Lenders or the Required Revolving Facility Lenders or such other number or percentage of the Lenders, in each case, as expressly required under this Agreement); provided that this provision shall not be applicable with respect to the Non-N.A. Collateral Agent’s determination of whether any document to be executed pursuant to Section 9.18 of this Agreement or Section 9.08 of the Subsidiary Guarantee Agreement is satisfactory to it with respect to its rights and duties therein.

In no event shall any Agent be responsible or liable for: (i) delays or failures in performance resulting from acts beyond its control, including, but not limited to, acts of God, strikes, lockouts, riots, acts of war, epidemics, pandemics, governmental regulations superimposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters, the unavailability of communications or computer facilities, the failure of equipment or interruption of communications or computer facilities, or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility, (ii) any delay, error omission or default of any mail, telegraph, cable or wireless agency or operator, (iii) the acts or edicts of any government or governmental agency or other group or entity exercising governmental powers or (iv) any other causes beyond such Agent’s control whether or not of the same class or kind as specified above.

For the avoidance of doubt, and notwithstanding anything herein to the contrary, the N.A. Collateral Agent shall have no responsibility, duty or liability with respect to (and shall not be deemed to have any knowledge of) the Non-N.A. Collateral and the Non-N.A. Collateral Agent shall have no responsibility, duty or liability with respect to (and shall not be deemed to have any knowledge of) the N.A. Collateral. Neither Collateral Agent shall be responsible for determining whether any Collateral constitutes N.A. Collateral or Non-N.A. Collateral; it being understood that each Collateral Agent may conclusively rely upon the determination of the Borrower Representative or the Administrative Agent with respect thereto.

Each Agent shall be afforded all of the rights, powers, immunities and indemnities set forth in this Agreement in all of the Loan Documents to which it is a signatory or beneficiary as if such rights, powers, immunities and indemnities were specifically set forth in each other Loan Document.

Section 8.05      Reliance by Agents. Each Agent shall be entitled to conclusively rely upon, and shall not incur any liability for conclusively relying upon, any notice, request, certificate, consent, statement, instrument, order document or other writing (including any electronic message, Internet or intranet website posting or other distribution) or conversation believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper person. Each Agent also may conclusively rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to any Credit Event, that by its terms must be fulfilled to the satisfaction of a Lender or any Issuing Bank, each Agent may presume that such condition is satisfactory to such Lender or Issuing Bank unless such Agent shall have received notice to the contrary from such Lender or Issuing Bank prior to such Credit Event. Each Agent may consult with legal counsel (including, but not limited to, counsel to the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. Each Agent may deem and treat the Lender specified in the Register with respect to any amount owing hereunder as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with such Agent. For the avoidance of doubt and notwithstanding anything herein or in any Loan Document to the contrary, neither Collateral Agent shall be liable for following any consent of or direction from any group of Lenders if such Collateral Agent has received a Register (as in effect on the date of determination) and has confirmed, based on such Register, that such group represents the Required Lenders (or the Majority Lenders or the Required Revolving Facility Lenders or such other number or percentage of the Lenders, in each case, as expressly required under this Agreement). Each Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such ~~advice or concurrence~~consent or direction of the Required Lenders (or~~, if so specified by this Agreement,~~ the Majority Lenders or the Required Revolving Facility Lenders~~,~~  or ~~all or~~such other number or percentage of the Lenders, in each case, as expressly required under this Agreement) as it deems appropriate ~~or~~and if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or~~, if so specified by this Agreement,~~ the Majority Lenders or the Required Revolving Facility Lenders~~,~~  or ~~all or~~such other number or percentage of the Lenders, in each case, as expressly required under this Agreement), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans. No Agent shall be liable for any action omitted to be taken by it by reason of the lack of direction or instruction required hereby for such action (including without limitation for refusing to exercise discretion or for withholding its consent in the absence of its receipt of, or resulting from a failure, delay or refusal on the part of any Lender to provide, written instruction to exercise such discretion or grant such consent from any such Lender, as applicable). No Agent shall incur any liability for (i) any failure, inability or unwillingness on the part of any party to provide accurate and complete information on a timely basis to such Agent, or otherwise on the part of any such party to comply with the terms of this Agreement or any other Loan Document, or (ii) any inaccuracy or error in the performance or observance on such Agent’s part of any of its duties hereunder or under any other Loan Document that is caused by or results from any such inaccurate, incomplete or untimely information received by it, or other failure on the part of any such other party to comply with the terms hereof.

Section 8.06      Notice of Default. No Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless a responsible officer of such Agent ~~has~~with direct responsibility for the administration of this Agreement received written notice from a Lender~~,~~ or the Borrowers referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default.” In the event that ~~either~~the Administrative Agent receives such a notice, ~~such~~the Administrative Agent shall give notice thereof to the applicable Lenders. The Administrative ~~Agents~~Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders of each Class (or, if so specified by this Agreement, the Required Revolving Facility Lenders or all or other Lenders); provided that, unless and until an Administrative Agent shall have received such directions, ~~such~~the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the applicable Lenders.

Section 8.07      Non-Reliance on Agents and Other Lenders. (a) Each Lender and Issuing Bank expressly acknowledges that neither the Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by any Agent hereafter taken, including any review of the affairs of a Loan Party or any affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by any Agent to any Lender or Issuing Bank. Each Lender and Issuing Bank represents to the Agents that it has, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of, and investigation into the business, operations, property, financial and other condition and creditworthiness of, the Loan Parties and their affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender and each Issuing Bank also represents that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates. Except for notices, reports and other documents expressly required to be furnished to the applicable Lenders by the ~~applicable~~ Administrative Agent hereunder, the Agents shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any affiliate of a Loan Party that may come into the possession of the Agents or any of their officers, directors, employees, agents, attorneys-in-fact or affiliates.

(b) Each Lender hereby agrees that (x) if the Administrative Agent notifies such Lender that the Administrative Agent has determined in its sole discretion that any funds received by such Lender from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender (whether or not known to such Lender), and demands the return of such Payment (or a portion thereof), such Lender shall promptly, but in no event later than one Business Day thereafter (or such later date as the Administrative Agent, may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Lender shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Lender under this Section 8.07(b) shall be conclusive, absent manifest error.

(i)	Each Lender hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment. Each Lender agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one Business Day thereafter (or such later date as the Administrative Agent, may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

(ii)	The Borrowers and each other Loan Party hereby agrees that (x) in the event an erroneous Payment (or portion thereof) are not recovered from any Lender that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrowers or any other Loan Party, except, in each case, to the extent such erroneous Payment is, and solely with respect to the amount of such erroneous Payment that is, comprised of funds received by the Administrative Agent from the Applicable Borrower or any other Loan Party for the purpose of making such erroneous Payment.

(iii)	Each party’s obligations under this Section 8.07(b) shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations under any Loan Document.

(c) Each Lender and Issuing Bank acknowledges that there may be a constant flow of information (including information which may be subject to confidentiality obligations in favor of the Loan Parties) between the Loan Parties and their Affiliates, on the one hand, and JPMorgan Chase Bank, N.A. and its Affiliates, on the other hand. Without limiting the foregoing, the Loan Parties or their Affiliates may provide information, including updates to previously provided information to JPMorgan Chase Bank, N.A. and/or its Affiliates acting in different capacities, including as Lender, lead bank, arranger or potential securities investor, independent of such entity’s as administrative agent hereunder. The Lenders acknowledge that neither JPMorgan Chase Bank, N.A. nor its Affiliates shall be under any obligation to provide any of the foregoing information to them. Notwithstanding anything to the contrary set forth herein or in any other Loan Document, except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein, the Administrative Agent shall not have any duty or responsibility to provide, and shall not be liable for the failure to provide, any Lender with any credit or other information concerning the Loans, the Lenders, the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates that is communicated to, obtained by, or in the possession of, the Administrative Agent or any of its Affiliates in any capacity, including any information obtained by the Administrative Agent in the course of communications among the Administrative Agent and any Loan Party, any Affiliate thereof or any other Person. Notwithstanding the foregoing, any such information may (but shall not be required to) be shared by the Administrative Agent with one or more Lenders, or any formal or informal committee or ad hoc group of such Lenders, including at the direction of a Loan Party.

Section 8.08      Indemnification. The Lenders agree to indemnify each Agent and their Related Parties and the Revolving Facility Lenders agree to indemnify each Issuing Bank and Swingline Lender, in its capacity as such (to the extent not reimbursed by the Borrowers and without limiting the obligation of the Borrowers to do so), in the amount of its pro rata share (based on its aggregate Revolving Facility Credit Exposure and, in the case of the indemnification of each Agent and their Related Parties, outstanding Term Loans and unused Commitments hereunder; provided, that the aggregate principal amount of Swingline Loans owing to the Swingline Lender and L/C Disbursements owing to any Issuing Bank shall be considered to be owed to the Revolving Facility Lenders ratably in accordance with their respective Revolving Facility Credit Exposure) (determined at the time such indemnity is sought), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements (including attorney’s fees and disbursements) of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent and their Related Parties or such Issuing Bank or Swingline Lender in any way relating to or arising out of the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent or their Related Parties, Issuing Bank or Swingline Lender under or in connection with any of the foregoing; provided, that ~~no Lender shall be liable for the payment of any portion of~~such indemnity shall not, as to any Agent, Issuing Bank, Swingline Lender or Related Party, be available to the extent that such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements ~~that~~ are ~~found by a final and nonappealable decision of~~determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted primarily from such Agent’s or such Issuing Bank’s or Swingline Lender’s or such Related Party’s gross negligence or willful misconduct. The failure of any Lender to reimburse any Agent, Issuing Bank or Swingline Lender, as the case may be, promptly upon demand for its ratable share of any amount required to be paid by the Lenders to such Agent, Issuing Bank or Swingline Lender, as the case may be, as provided herein shall not relieve any other Lender of its obligation hereunder to reimburse such Agent, Issuing Bank or Swingline Lender, as the case may be, for its ratable share of such amount, but no Lender shall be responsible for the failure of any other Lender to reimburse such Agent, Issuing Bank or Swingline Lender, as the case may be, for such other Lender’s ratable share of such amount. The agreements in this Section 8.08 shall survive the payment of the Loans and all other amounts payable hereunder and the resignation or removal of any Agent.

Section 8.09      Agent in Its Individual Capacity. Each Agent and its affiliates may make loans to, accept deposits from, and generally engage in any kind of business with any Loan Party as though such Agent were not an Agent. With respect to its Loans made or renewed by it and with respect to any Letter of Credit issued, or Letter of Credit or Swingline Loan participated in, by it, each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms “Lender” and “Lenders” shall include each Agent in its individual capacity.

Section 8.10      Successor Agents. Each Agent may resign as an Administrative Agent and/or as a Collateral Agent upon 10 days’ notice to the Lenders and the Borrower Representative, as applicable. If an Administrative Agent shall resign as Administrative Agent or ~~the~~a Collateral Agent shall resign as N.A. Collateral Agent or Non-N.A. Collateral Agent, as applicable, in each case under this Agreement and the other Loan Documents, then the Borrower Representative shall have the right, subject to the reasonable consent of the Required Lenders (so long as no Event of Default under Section 7.01(b), (c), (h) or (i) shall have occurred and be continuing, in which case the Required Lenders (or, in the case of the ~~Revolver~~ Administrative Agent, the Required Revolving Facility Lenders and (subject to the succeeding paragraph) each Issuing Bank and the Swingline Lender shall have the right)), to appoint a successor which shall be a bank, financial institution or other person with an office in the United States, or an Affiliate of any such bank, financial institution or other person with an office in the United States, whereupon such successor agent shall succeed to the rights, powers and duties of such resigning Administrative Agent or such Collateral Agent, and the term “Agent” shall mean such successor agent effective upon such appointment and approval, and the former Agent’s rights, powers and duties as Agent shall be terminated (except for such rights that expressly survive the resignation or removal of such Agent pursuant to the terms of this Agreement and the other Loan Documents), without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement or any holders of the Loans. If no successor agent has accepted appointment as Agent by the date that is 10 days following a retiring Agent’s notice of resignation, the retiring Agent’s resignation shall nevertheless thereupon become effective (except in the case of ~~the~~a Collateral Agent holding collateral security on behalf of such Secured Parties, the retiring Collateral Agent shall continue to hold such collateral security as a ~~nominee, acting as a~~non-fiduciary gratuitous bailee, until such time as a successor Collateral Agent is appointed; it being understood such retiring Collateral Agent shall have no obligation to take any action with respect to such collateral security), and the Lenders shall assume and perform all of the duties of ~~the Agent and~~such former Agent hereunder and the other Loan Documents until such time, if any, as the Borrower Representative (or the applicable Required Lenders) appoints a successor ~~agent~~Agent as provided for above. After any retiring Agent’s resignation as Agent, the provisions of this ~~Section 8.10~~Article VIII, Section 9.05 and any other provision of this Agreement and the other Loan Documents that expressly survive the resignation or removal of an Agent shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Loan Documents. Notwithstanding anything contrary contained herein or in any related document, any corporation into which an Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Agent shall be a party, or any corporation succeeding to the business of such Agent shall be the successor of such Agent hereunder without the execution or filing of any paper with any Person or any further act on the part of any Person.

Any resignation by ~~Goldman Sachs as Term Loan Administrative Agent or~~ JPMorgan as ~~Revolver~~ Administrative Agent pursuant to this Section 8.10 shall, unless ~~Goldman Sachs or~~ JPMorgan gives notice to the Borrower Representative otherwise, also constitute its resignation as Issuing Bank, and such resignations as an Issuing Bank shall become effective simultaneously with the discharge of an Administrative Agent, as applicable, from its duties and obligations as set forth in the immediately preceding paragraph (except as to already outstanding Letters of Credit, as to which the Issuing Bank shall continue in such capacities until the Obligations relating thereto shall be reduced to zero, or until the applicable successor Administrative Agent shall succeed to the roles of Issuing Bank in accordance with the next sentence and perform the actions required by the next sentence). Upon the acceptance of a successor’s appointment as an Administrative Agent hereunder, unless ~~Goldman Sachs or~~ JPMorgan~~, as applicable,~~  and such successor gives notice to the Borrower Representative otherwise, (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Bank and (ii) the successor Issuing Bank shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring Issuing Bank to effectively assume the obligations of the retiring Issuing Bank with respect to such Letters of Credit. At the time any such resignation of the Issuing Bank shall become effective, the Borrowers shall pay all unpaid fees accrued for the account of the retiring Issuing Bank pursuant to Section 2.12(b). In addition, any resignation by JPMorgan as ~~Revolver~~ Administrative Agent pursuant to this Section shall, unless JPMorgan gives notice to the Borrower Representative otherwise, also constitute its resignation as Swingline Lender, and such resignation as Swingline Lender shall become effective simultaneously with the discharge of the ~~Revolver~~ Administrative Agent from its duties and obligations as set forth in the immediately preceding paragraph (and all outstanding Swingline Loans shall be refinanced with participations by the Revolving Facility Lenders as described in Section 2.04(c) upon such resignation). Upon the acceptance of a successor’s appointment as ~~Revolver~~ Administrative Agent hereunder, such successor may be concurrently designated as an additional Swingline Lender pursuant to Section 2.04(d).

Section 8.11      Arrangers. Notwithstanding any other provision of this Agreement or any provision of any other Loan Document, each of the persons named on the cover page hereof as Joint Bookrunner, Joint Lead Arranger, Senior Managing Agent or Co-Manager is named as such for recognition purposes only, and in its capacity as such shall have no rights, duties, responsibilities or liabilities with respect to this Agreement or any other Loan Document, except that each such person and its Affiliates shall be entitled to the rights expressly stated to be applicable to them in Sections 9.05 and 9.17 (subject to the applicable obligations and limitations as set forth therein).

Section 8.12      Security Documents and Collateral Agent

~~.~~ The Lenders and the other Secured Parties authorize ~~the~~each Collateral Agent to release any Collateral and authorize the Administrative ~~Agents~~Agent to release any Guarantees in accordance with Section 9.18 or if approved, authorized or ratified in accordance with Section 9.08.

The Lenders and the other Secured Parties hereby irrevocably authorize and instruct ~~the~~each Collateral Agent to, without any further consent of any Lender or any other Secured Party, enter into (or acknowledge and consent to~~) or amend, renew, extend, supplement, restate, replace, waive~~, or otherwise ~~modify~~become a party to) (i) any First Lien/First Lien Intercreditor Agreement, any First Lien/Second Lien Intercreditor Agreement, any other Permitted Junior Intercreditor Agreement, any other Permitted Pari Passu Intercreditor Agreement or any other intercreditor agreement with the authorized representative of the holders of Indebtedness that is to be secured by a Lien on the Collateral that is ~~not prohibited~~permitted (including with respect to priority) under this Agreement and to subject the Liens on the Collateral securing the Obligations to the provisions thereof (any of the foregoing, an “Intercreditor Agreement”) and (ii) ~~in the Collateral Agent’s sole discretion,~~ any Security Document in connection with the incurrence of Indebtedness that is to be secured by a Lien on the Collateral that is ~~not prohibited~~permitted (including with respect to priority) under this Agreement. The Lenders and the other Secured Parties irrevocably agree that (x) ~~the~~each Collateral Agent may rely exclusively and conclusively on a certificate of a Responsible Officer of the U.S. Borrower ~~as to whether any~~certifying that such other Liens ~~are not prohibited~~, the transactions giving rise to such other Liens and the documents executed in connection therewith are authorized or permitted by the terms of this Agreement and the other Loan Documents and (y) any Intercreditor Agreement entered into by ~~the~~such Collateral Agent shall be binding on the Secured Parties, and each Lender and the other Secured Parties hereby agrees that it will take no actions contrary to the provisions of, if entered into and if applicable, any Intercreditor Agreement. The foregoing provisions are intended as an inducement to any provider of any Indebtedness ~~not prohibited~~permitted by Section 6.01 hereof to extend credit to the Loan Parties and such persons are intended third-party beneficiaries of such provisions. Furthermore, the Lenders and the other Secured Parties hereby authorize the Administrative ~~Agents,~~Agent and the Collateral ~~Agent~~Agents to release any Lien on any property granted to or held by an Administrative Agent or the Collateral ~~Agent~~Agents under any Loan Document (i) to the holder of any Lien on such property that is permitted by clauses (c), (i), (j) or (mm) of Section 6.02 or Section 6.02(a) (if the Liens thereunder are of a type that is contemplated by any of the foregoing clauses) in each case to the extent the contract or agreement pursuant to which such Lien is granted prohibits any other Liens on such property or (ii) that is or becomes Excluded Property; and the ~~applicable~~ Administrative Agent~~,~~ and the Collateral ~~Agent~~Agents shall do so upon reasonable request of the Applicable Borrower; provided, that prior to any such request, the Applicable Borrower shall have in each case delivered to the Administrative ~~Agents~~Agent and the applicable Collateral Agent a certificate of a Responsible Officer of the Applicable Borrower certifying (x) that such Lien is authorized or permitted under this Agreement and the other Loan Documents, (y) in the case of a request pursuant to clause (i) of this sentence, that the contract or agreement pursuant to which such Lien is granted prohibits any other Lien on such property that such contract or agreement is authorized or permitted by the terms of this Agreement and the other Loan Documents and (z) in the case of a request pursuant to clause (ii) of this sentence, that (A) such property is or has become Excluded Property and (B) if such property has become Excluded Property as a result of a contractual restriction, such restriction does not violate Section 6.09(c).

Section 8.13      Right to Realize on Collateral and Enforce Guarantees. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, (i) each ~~Administrative~~ Agent (irrespective of whether the principal of any Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether such ~~Administrative~~ Agent shall have made any demand on the Borrowers) shall be entitled and empowered, by intervention in such proceeding or otherwise (A) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of any or all of the Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Banks and the ~~Administrative~~ Agents and any Subagents allowed in such judicial proceeding, and (B) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and (ii) any custodian, receiver, receiver and manager, assignee, trustee, liquidator, sequestrator, monitor or other similar official in any such judicial proceeding is hereby authorized by each Lender and Issuing Bank to make such payments to the ~~applicable~~ Administrative Agent and, if the ~~applicable~~ Administrative Agent shall consent to the making of such payments directly to the Lenders and the Issuing Banks, to pay to the Administrative ~~Agents~~Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the ~~Administrative~~ Agents and their agents and counsel, and any other amounts due ~~the Administrative Agents~~such Agent under the Loan Documents. Nothing contained herein shall be deemed to authorize ~~either Administrative~~any Agent to authorize or consent to or accept or adopt on behalf of any Lender or Issuing Bank any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or Issuing Bank or to authorize ~~either Administrative~~any Agent to vote in respect of the claim of any Lender or Issuing Bank in any such proceeding. The provisions of this Article VIII (except Section 8.10 and clause (a) of the second paragraph of Section 8.13) are solely for the benefit of the Administrative Agent, the Collateral Agents (including the N.A. Collateral Agent in its capacity as hypothecary representative and the Non-N.A. Collateral Agent in its capacities as trustee (Treuhänder) and administrator, direct representative (direkter Stellvertreter)), the Lenders and each Issuing Bank, and none of the Borrowers nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Document (or any other similar term) with reference to any Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties.

Anything contained in any of the Loan Documents to the contrary notwithstanding, the ~~Borrower, each~~Borrowers, the Administrative Agent, ~~the~~each Collateral Agent and each Secured Party hereby agree that (a) no Secured Party (other than the Administrative Agent or the Collateral Agents, as applicable) shall have any right individually to realize upon any of the Collateral or to enforce the Guarantee of the Loan Parties guaranteeing the Obligations, it being understood and agreed that all powers, rights and remedies hereunder may be exercised ~~solely~~ by an Administrative Agent or the Collateral Agents, on behalf of the Secured Parties, as applicable in accordance with the terms hereof and the other Loan Documents and all powers, rights and remedies under ~~the Security~~this Agreement and the other Loan Documents may be exercised solely by ~~the Collateral Agent (acting, if applicable, at the direction of the applicable Administrative Agent or the Collateral Agent)~~Agents, and (b) in the event ~~of a foreclosure by the~~that a Collateral Agent is directed to foreclose on any of the Collateral pursuant to a public or private sale or other disposition, ~~the~~such Collateral Agent (acting at the direction of the Required Lenders) or any Lender may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition and ~~the~~such Collateral Agent, ~~as agent for and representative~~on behalf of the Secured Parties (but not any Lender or Lenders in its or their respective individual capacities unless the Required Lenders shall otherwise agree in writing) (and acting~~, if applicable,~~  at the direction of the ~~applicable Administrative Agent or the Collateral Agent)~~Required Lenders), via one or more acquisition vehicles, shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations (other than such Obligations owing to such Collateral Agent) as a credit on account of the purchase price for any collateral payable by ~~the~~such Collateral Agent (acting at the direction of the Required Lenders) at such sale or other Disposition.

Section 8.14      Withholding Tax. To the extent required by any applicable Requirement of Law, ~~each~~the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. If the IRS or any authority of the United States or other jurisdiction asserts a claim that an Administrative Agent did not properly withhold Tax from amounts paid to or for the account of any Lender for any reason (including because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify ~~such~~the Administrative Agent of a change in circumstances that rendered the exemption from, or reduction of, withholding Tax ineffective), such Lender shall indemnify ~~such~~the Administrative Agent (to the extent that ~~such~~the Administrative Agent has not already been reimbursed by any applicable Loan Party and without limiting the obligation of any applicable Loan Party to do so) fully for all amounts paid, directly or indirectly, by ~~such~~the Administrative Agent as Tax or otherwise, including penalties, fines, additions to Tax and interest, together with all expenses incurred, including legal expenses, allocated staff costs and any out of pocket expenses. Each Lender hereby authorizes ~~each~~the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due to ~~such~~the Administrative Agent under this Section 8.14. The agreements in this Section 8.14 shall survive the resignation of the Agent, any assignment of rights by a Lender or the termination of the Commitments and the repayment, satisfaction or discharge of all Obligations. For the avoidance of doubt, for purposes of this Section 8.14, the term “Lender” shall include any Issuing Bank.

Section 8.15      Certain ERISA Matters.

(a)            Each Lender (x) represents and warrants, as of the date such person became a Lender party hereto, ~~to,~~ and (y) covenants, from the date such person became a Lender party hereto to the date such person ceases being a Lender party hereto, for the benefit of, the Administrative ~~Agents~~Agent, the Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the ~~Borrower~~Borrowers or any other Loan Party, that at least one of the following is and will be true:

(i)            such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement,

(ii)            the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii)            (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv)            such other representation, warranty and covenant as may be agreed in writing between the ~~applicable~~ Administrative Agent, in its sole discretion, and such Lender.

(b)            In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such person became a Lender party hereto, to, and (y) covenants, from the date such person became a Lender party hereto to the date such person ceases being a Lender party hereto, for the benefit of, the Administrative ~~Agents and their respective~~Agent and its Affiliates and not, for the avoidance of doubt, to or for the benefit of the ~~Borrower~~Borrowers or any other Loan Party, that none of the Administrative ~~Agents~~Agent or any of ~~their respective~~its Affiliates is a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by ~~an~~the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

Section 8.16      Payments Set Aside. To the extent that any payment by or on behalf of the Borrowers is made to ~~an~~the Administrative Agent, an Issuing Bank or any Lender, or ~~an~~the Administrative Agent, an Issuing Bank or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by ~~such~~the Administrative Agent, such Issuing Bank or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and each Issuing Bank severally agrees to pay to ~~each~~the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by ~~such~~the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Effective Rate from time to time in effect. The obligations of the Lenders and each Issuing Bank under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

Section 8.17      Borrower Communications. (a) The Administrative Agent, the Lenders and the Issuing Banks agree that the Borrowers may, but shall not be obligated to, make any Borrower Communications to the Administrative Agent through an electronic platform chosen by the Administrative Agent to be its electronic transmission system (the “Approved Borrower Portal”).

(b)            Although the Approved Borrower Portal and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Amendment No. 3 Effective Date, a user ID/password authorization system), each of the Lenders, each of the Issuing Banks and the Borrower acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure, that the Administrative Agent is not responsible for approving or vetting the representatives or contacts of the Borrower that are added to the Approved Borrower Portal, and that there may be confidentiality and other risks associated with such distribution. Each of the Lenders, each of the Issuing Banks and the Borrower hereby approves distribution of Borrower Communications through the Approved Borrower Portal and understands and assumes the risks of such distribution.

(c)            THE APPROVED BORROWER PORTAL IS PROVIDED “AS IS” AND “AS AVAILABLE”. THE APPLICABLE PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER COMMUNICATION, OR THE ADEQUACY OF THE APPROVED BORROWER PORTAL AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED BORROWER PORTAL AND THE BORROWER COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE APPLICABLE PARTIES IN CONNECTION WITH THE BORROWER COMMUNICATIONS OR THE APPROVED BORROWER PORTAL. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT, ANY ARRANGER OR ANY OF THEIR RESPECTIVE RELATED PARTIES (COLLECTIVELY, “APPLICABLE PARTIES”) HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER, ANY ISSUING BANK OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY BORROWER’S TRANSMISSION OF BORROWER COMMUNICATIONS THROUGH THE INTERNET OR THE APPROVED BORROWER PORTAL.

“Borrower Communications” means, collectively, any Borrowing Request, Interest Election Request, notice of prepayment, notice requesting the issuance, amendment or extension of a Letter of Credit or other notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Borrower to the Administrative Agent through an Approved Borrower Portal.

(a)            Each of the Lenders, each of the Issuing Banks and the Borrowers agree that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Borrower Communications on the Approved Borrower Portal in accordance with the Administrative Agent’s generally applicable document retention procedures and policies.

(b)            Nothing herein shall prejudice the right of the Borrowers to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document

Article IX

Miscellaneous

Section 9.01      Notices; Communications. (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in Section 9.01(b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or other electronic means as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)	~~(i)~~ if to any Loan Party, ~~any Administrative Agent, the Collateral Agent, the Issuing Banks as of the Closing Date or the Swingline Lender~~ to the address, electronic mail address, facsimile number, or telephone number specified for such person on Schedule 9.01; ~~and~~

(ii)	if to the Administrative Agent or the N.A. Collateral Agent from the Borrower, to the address or addresses separately provided to the Borrower;

(iii)	if to the Non-N.A. Collateral Agent from the Borrower, to the address or addresses separately provided to the Borrower;

(iv)	if to the Issuing Banks or the Swingline Lender, at the address separately provided to the Borrower; and

(ii)            if to any other Lender or any other Issuing Bank, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire.

(b)            Notices and other communications to the Lenders and the Issuing Banks hereunder may be delivered or furnished by electronic communication (including ~~e mail~~e-mail and Internet or intranet websites, the Platform or Approved Borrower Portals) pursuant to procedures approved by ~~an~~the Administrative Agent. ~~Each~~The Administrative Agent or the Borrower Representative may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by them, provided that approval of such procedures may be limited to particular notices or communications.

(c)            Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received. Notices delivered through electronic communications to the extent provided in Section 9.01(b) above shall be effective as provided in such Section 9.01(b).

(d)            Any party hereto may change its address for notices and other communications hereunder by notice to the other parties hereto. In addition, each Lender agrees to notify the ~~applicable~~ Administrative Agent from time to time to ensure that ~~such~~the Administrative Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.

(e)            Documents required to be delivered pursuant to Section 5.04 may be delivered electronically (including as set forth in Section 9.17) and if so delivered, shall be deemed to have been delivered on the date (i) on which ~~the~~a Borrower (or any Parent Entity) posts such documents, or provides a link thereto on the website of the ~~Borrower~~Borrowers (or any Parent Entity) on the Internet at the website address listed on Schedule 9.01, or (ii) on which such documents are posted on any Parent Entity’s or the ~~Borrower’s~~Borrowers’ behalf on an Internet or intranet website, if any, to which each Lender entitled to access thereto and the ~~applicable~~ Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the ~~applicable~~ Administrative Agent); provided, that the Borrower Representative shall notify the ~~applicable~~ Administrative Agent (by electronic mail) of the posting of any such documents and provide to ~~such~~the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Except for such certificates required by Section 5.04(c), ~~each~~the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by any Parent Entity or the ~~Borrower~~Borrowers with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

Section 9.02      Survival of Agreement. All covenants, agreements, representations and warranties made by the Loan Parties herein, in the other Loan Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and each Issuing Bank and shall survive the making by the Lenders of the Loans and the execution and delivery of the Loan Documents and the issuance of the Letters of Credit, regardless of any investigation made by such persons or on their behalf, and shall continue in full force and effect until the Termination Date. Without prejudice to the survival of any other agreements contained herein (including, for the avoidance of doubt, Article VIII of this Agreement), indemnification and reimbursement obligations contained herein (including, but not limited to, pursuant to Sections 2.15, 2.16, 2.17 8.08 and 9.05~~)~~ of this Agreement) and the other Loan Documents shall survive the Termination Date.

Section 9.03      Binding Effect. This Agreement shall become effective on the Closing Date, and thereafter shall be binding upon and inure to the benefit of the Borrowers, the Administrative ~~Agents, the Collateral~~ Agent, the Collateral Agents, each Issuing Bank and each Lender and their respective permitted successors and assigns.

Section 9.04      Successors and Assigns. (a) ~~The~~To the fullest extent permitted by law, the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of an Issuing Bank that issues any Letter of Credit), except that (i) except as permitted by Section 6.05, the Borrowers may not assign or otherwise transfer any of ~~its~~their rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by ~~the Borrowers~~any Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 9.04. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of an Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in clause (d) of this Section 9.04), and, to the extent expressly contemplated hereby, the Related Parties of each of the ~~Agents~~Agent, the Issuing Banks and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement or the other Loan Documents.

(b)            (i) Subject to the conditions set forth in subclause (ii) below, any Lender may assign to one or more assignees (each, an “Assignee”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

(A)            the Borrower Representative, which consent, with respect to the assignment of a Term Loan, will be deemed to have been given if the Borrower Representative has not ~~responded~~expressly objected within ten (10) Business Days after the delivery of any request for such consent; provided, that no consent of the ~~Borrowers~~Borrower Representative shall be required (x) for an assignment of a Term Loan to a Lender, an Affiliate of a Lender, an Approved Fund, or in the case of assignments during the primary syndication of the Commitments and Loans to persons identified to and agreed by the Borrower Representative in writing prior to the ~~Closing~~Amendment No. 3 Effective Date, (y) for an assignment of a Revolving Facility Commitment or Revolving Facility Loan to a Revolving Facility Lender, an Affiliate of a Revolving Facility Lender or an Approved Fund with respect to a Revolving Facility Lender or (z) in each case, if an Event of Default under Section 7.01(b), (c), (h) or (i) has occurred and is continuing, any other person; and

(B)            (x) in the case of an assignment of a Term Loan, the ~~Term Loan~~ Administrative Agent; provided, that no consent of the ~~Term Loan~~ Administrative Agent shall be required for an assignment of all or any portion of a Term Loan to a Lender, an Affiliate of a Lender, an Approved Fund, a Borrower or an Affiliate of a Borrower made in accordance with Section 9.04(i) and (y) in the case of an assignment of a Revolving Facility Commitment or Revolving Facility Loan, the ~~Revolver~~ Administrative Agent; provided that no consent of the ~~Revolver~~ Administrative Agent shall be required for an assignment of a Revolving Facility commitment or Revolving Facility Loan to a Revolving Facility Lender, an Affiliate of a Revolving Facility Lender or an Approved Fund with respect to a Revolving Facility Lender; and

(C)            the Issuing Banks and the Swingline Lender; provided, that no consent of the Issuing Banks and Swingline Lender shall be required for an assignment of all or any portion of a Term Loan.

(ii)            Assignments shall be subject to the following additional conditions:

(A)            except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitments or Loans under any Facility, the amount of the Commitments or Loans of the assigning Lender subject to each such assignment (determined as of the trade date specified in the Assignment and Acceptance with respect to such assignment or, if no trade date is specified, the date on which the Assignment and Acceptance with respect to such assignment is delivered to the ~~applicable~~ Administrative Agent) shall not be less than (x) $1,000,000 (or ~~the Dollar Equivalent, as applicable) or an integral multiple of $1,000,000 (or the Dollar Equivalent, as applicable) in excess thereof in the case~~in the case of a 2025 Euro TLA Loan, €1,000,000) in the case of Term Loans and (y) $5,000,000 (or ~~the Dollar Equivalent, as applicable) or an integral multiple of $1,000,000 (or the Dollar Equivalent~~€5,000,000, as applicable) in ~~excess thereof in~~ the case of Revolving Facility Loans or Revolving Facility Commitments, unless each of the Borrower Representative and the ~~applicable~~ Administrative Agent otherwise consent; provided, that (1) no such consent of the Borrower Representative shall be required if an Event of Default under Section 7.01(b), (c), (h) or (i) has occurred and is continuing and (2) such amounts shall be aggregated in respect of each Lender and its Affiliates or Approved Funds (with simultaneous assignments to or by two or more Related Funds shall be treated as one assignment), if any;

(B)            the parties to each assignment shall (1) execute and deliver to the ~~applicable~~ Administrative Agent an Assignment and Acceptance via an electronic settlement system acceptable to the ~~applicable~~ Administrative Agent or (2) if previously agreed with the ~~applicable~~ Administrative Agent, manually execute and deliver to the ~~applicable~~ Administrative Agent an Assignment and Acceptance, in each case together with a processing and recordation fee of $3,500 (or €3,500 if the currency in which the Class of Loans or Commitments being assigned is denominated in Euros) (which fee may be waived or reduced in the ~~reasonable~~sole discretion of the ~~applicable~~ Administrative Agent; provided, that such fee shall be deemed waived in respect of any assignments by, to or among Goldman Sachs, Goldman Sachs Lending Partners LLC or any of their respective Affiliates);

(C)            the Assignee, if it shall not be a Lender, shall deliver to the ~~applicable~~ Administrative Agent an Administrative Questionnaire and any tax forms required to be delivered pursuant to Section 2.17; and

(D)            the Assignee shall not be a Borrower or any of the Borrowers’ Affiliates or Subsidiaries except in accordance with Section 9.04(i).

For the purposes of this Section 9.04, “Approved Fund” shall mean any person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender. Notwithstanding the foregoing or anything to the contrary herein, no Lender shall be permitted to assign or transfer any portion of its rights and obligations under this Agreement to (A) any Disqualified Lender, (B) any Defaulting Lender or any of its Subsidiaries, or any person who, upon becoming a Lender hereunder, would constitute any of the foregoing persons described in this clause (B), or (C) a natural person. Notwithstanding the foregoing, each Loan Party and the Lenders acknowledge and agree that the Administrative ~~Agents~~Agent shall not have any responsibility or obligation to determine whether any Lender or potential Lender is a Disqualified Lender and the Administrative ~~Agents~~Agent shall have no liability with respect to any assignment made to a Disqualified Lender. Any assigning Lender shall, in connection with any potential assignment, provide to the ~~Borrower~~Borrowers a copy of its request (including the name of the prospective assignee) concurrently with its delivery of the same request to the ~~applicable~~ Administrative Agent irrespective of whether or not an Event of Default under Section 7.01(b), (c), (h) or (i) has occurred and is continuing.

(iii)            Subject to acceptance and recording thereof pursuant to subclause (v) below, from and after the effective date specified in each Assignment and Acceptance the Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.05 (subject to the limitations and requirements of those Sections)). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with clause (d) of this Section 9.04 (except to the extent such participation is not permitted by such clause (d) of this Section 9.04, in which case such assignment or transfer shall be null and void).

(iv)            The ~~Term Facility~~ Administrative Agent ~~(with respect to the Term Loans and the Term Lenders) and the Revolver Administrative Agent (with respect to the Revolving Facility Loans, Revolving Facility Commitments, Revolving Facility Lenders, Swingline Loans, Swingline Lenders, Letters of Credit, L/C Disbursements and Issuing Banks), in each case~~ acting solely for this purpose as non-fiduciary ~~agents~~agent of the Borrowers, shall maintain at one of their respective offices a copy of each Assignment and Acceptance delivered to it pursuant to Section 9.04(b)(ii)(B) and a register for the recordation of the names and addresses of the applicable Lenders or Issuing Banks, as applicable, and the applicable Commitments of, and principal and interest amounts of the applicable Loans and Revolving L/C Exposure owing to, each such Lender pursuant to the terms hereof from time to time (each, a “Register”). The entries in each Register shall be conclusive absent manifest error, and the Borrowers, the ~~applicable~~ Administrative Agent, the Issuing Banks, the Swingline Lender and the Lenders shall treat each person whose name is recorded in such Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. Each Register shall be available for inspection by the Borrowers, the Issuing Banks, the Agents, the Swingline Lender and any Lender, at any reasonable time and from time to time upon reasonable prior notice; provided, that no Lender shall, in such capacity, have access to, or be otherwise permitted to review any information in the Register other than information with respect to such Lender.

(v)            Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an Assignee, the Assignee’s completed Administrative Questionnaire (unless the Assignee shall already be a Lender hereunder), the processing and recordation fee referred to in clause (b) of this Section 9.04, if applicable, and any written consent to such assignment required by clause (b) of this Section 9.04 and any applicable tax forms, the ~~applicable~~ Administrative Agent shall accept such Assignment and Acceptance and promptly record the information contained therein in the Register. No assignment, whether or not evidenced by a promissory note, shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this subclause (v).

(c)            ~~[Reserved].~~Any list of Disqualified Lenders shall be available to any Lender or Participant (as defined below) or prospective Lender or Participant on the Platform or another similar electronic system (i) to the extent the Borrowers desire to prevent any such Disqualified Lender from being a Lender or Participant or (ii) upon written request by such Lender or Participant or prospective Lender or Participant.

(d)            (i) Any Lender may, without the consent of the Borrowers or ~~either~~the Administrative Agent, sell participations in Loans and Commitments to one or more banks or other entities other than (I) any Disqualified Lender (to the extent that the list of Disqualified Lenders has been made available to all Lenders; provided, that regardless of whether the list of Disqualified Lenders has been made available to all Lenders, no Lender may sell participations in Loans or Commitments to a Disqualified Lender without the consent of the ~~Borrower~~Borrowers if the list of Disqualified Lenders has been made available to such Lender) or (II) any Defaulting Lender or any of its Subsidiaries, or any person who, upon becoming a Lender hereunder, would constitute any of the foregoing persons described in this clause (II) (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); provided, that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrowers, the Administrative ~~Agents~~Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement and the other Loan Documents; provided, that (x) such agreement may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that both (1) requires the consent of each Lender directly affected thereby pursuant to clauses (i), (ii), (iii) or (vi) of the first proviso to Section 9.08(b) and (2) directly adversely affects such Participant (but, for the avoidance of doubt, not any waiver of any Default or Event of Default) and (y) no other agreement with respect to amendment, modification or waiver may exist between such Lender and such Participant. Subject to clause (d)(iii) of this Section 9.04, the Borrowers agree that each Participant shall be entitled to the benefits of Sections 2.15, 2.16, 2.17 (subject to the limitations and requirements of those Sections including Section 2.17(d) and Section 2.19) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to clause (b) of this Section 9.04 (it being agreed that any documentation required to be provided pursuant to Section 2.17(d) shall be provided solely to the participating Lender). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.06 as though it were a Lender; provided, that such Participant shall be subject to Section 2.18(c) as though it were a Lender. Notwithstanding the foregoing, each Loan Party and the Lenders acknowledge and agree that the Administrative ~~Agents~~Agent shall not have any responsibility or obligation to determine whether any Participant or potential Participant is a Disqualified Lender and the Administrative ~~Agents~~Agent shall have no liability with respect to any participation made to a Disqualified Lender.

(ii)            Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts and interest amounts of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”). The entries in the Participant Register shall be conclusive absent manifest error, and each party hereto shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. Without limitation of the requirements of this Section 9.04(d), no Lender shall have any obligation to disclose all or any portion of a Participant Register to any person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans or other Loan Obligations under any Loan Document), except to the extent that such disclosure is necessary to establish that such Commitment, Loan or other Loan Obligation is in registered form for U.S. federal income tax purposes or is otherwise required by applicable law. For the avoidance of doubt, ~~each~~the Administrative Agent (in its capacity as an Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(iii)            A Participant shall not be entitled to receive any greater payment under Section 2.15, 2.16 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, except to the extent that the entitlement to a greater payment results from a Change in Law after the Participant became a Participant.

(iv)            Notwithstanding anything in this subsection (d)(iv) to the contrary, any Participant that is a Farm Credit System Institution that (A) has purchased a participation from a Lender that is a Farm Credit System Institution in a minimum amount of $5,000,000 (in the aggregate across all Facilities), (B) has been designated as a voting Participant (a “Voting Participant”) in a notice (a “Voting Participant Notice”) sent by the relevant Lender (including any existing Voting Participant) to the Administrative Agent and (C) receives, prior to becoming a Voting Participant, the consent of the Administrative Agent and/or the Borrower Representative (the Administrative Agent and/or Borrower Representative consent to be required only to the extent and under the circumstances it would be required if such Voting Participant were to become a Lender pursuant to an assignment in accordance with Section 9.04(b) and such consent is not required for an assignment to an existing Voting Participant), shall be entitled to vote as if such Voting Participant were a Lender on all matters subject to a vote by Lenders, and the voting rights of the selling Lender (including any existing Voting Participant) shall be correspondingly reduced, on a dollar-for-dollar basis. Each Voting Participant Notice shall include, with respect to each Voting Participant, the information that would be included by a prospective Lender in an Assignment and Assumption. Notwithstanding the foregoing, each Farm Credit System Institution designated as a Voting Participant in Schedule 9.04(d) shall be a Voting Participant without delivery of a Voting Participant Notice and without the prior written consent of the Administrative Agent. The selling Lender and the Voting Participant shall notify the Administrative Agent and the Borrower Representative within three Business Days of any termination of, or reduction or increase in the amount of, such participation and shall promptly upon request of the Administrative Agent update or confirm there has been no change in the information set forth in Schedule 9.04(d) or delivered in connection with any Voting Participant Notice. The Borrower Representative and the Administrative Agent shall be entitled to conclusively rely on information provided by a Lender identifying itself or its participant as a Farm Credit System Institution without verification thereof and may also conclusively rely on the information set forth in Schedule 9.04(d), delivered in connection with any Voting Participant Notice or otherwise furnished pursuant to this paragraph and, unless and until notified thereof in writing by the selling Lender, may assume that there have been no changes in the identity of Voting Participants, the Dollar amount of participations, the contact information of the participants or any other information furnished to the Borrower Representative or the Administrative Agent pursuant to this paragraph. The voting rights hereunder of each Voting Participant are solely for the benefit of such Voting Participant and shall not inure to any assignee or participant of a Voting Participant.

(e)            Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or other central bank or, with respect to any Lender that is a Farm Credit System Institution, the Federal Farm Credit Banks Funding Corporation or such other funding lender with respect to such Lender and in the case of any Lender that is an Approved Fund, any pledge or assignment to any holders of obligations owed, or securities issued, by such Lender, including to any trustee for, or any other representative of, such holders, and this Section 9.04 shall not apply to any such pledge or assignment of a security interest; provided, that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or Assignee for such Lender as a party hereto.

(f)            The Borrowers, upon receipt of written notice from the relevant Lender, agree to issue Notes to any Lender requiring Notes to facilitate transactions of the type described in clause (e) above.

(g)            Notwithstanding the foregoing, any Conduit Lender may assign any or all of the Loans it may have funded hereunder to its designating Lender without the consent of the Borrowers or the ~~applicable~~ Administrative Agent. Each of the Borrowers, each Lender and ~~each~~the Administrative Agent hereby confirms that it will not institute against a Conduit Lender or join any other person in instituting against a Conduit Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any state bankruptcy or similar law, for one year and one day after the payment in full of the latest maturing commercial paper note issued by such Conduit Lender; provided, however, that each Lender designating any Conduit Lender hereby agrees to indemnify, save and hold harmless each other party hereto and each Loan Party for any loss, cost, damage or expense arising out of its inability to institute such a proceeding against such Conduit Lender during such period of forbearance.

(h)            If the Borrowers wish to replace the Loans or Commitments under any Facility with ones having different terms, it shall have the option, with the consent of the ~~applicable~~ Administrative Agent and subject to at least three (3) Business Days’ advance notice to the Lenders under such Facility, instead of prepaying the Loans or reducing or terminating the Commitments to be replaced, to (i) require the Lenders under such Facility to assign such Loans or Commitments to the ~~applicable~~ Administrative Agent or its designees and (ii) amend the terms thereof in accordance with Section 9.08 (with such replacement, if applicable, being deemed to have been made pursuant to Section 9.08(d)). Pursuant to any such assignment, all Loans and Commitments to be replaced shall be purchased at par (plus any applicable premium) (allocated among the Lenders under such Facility in the same manner as would be required if such Loans were being optionally prepaid or such Commitments were being optionally reduced or terminated by the Borrowers), accompanied by payment of any accrued interest and fees thereon and any amounts owing pursuant to Section 9.05(b). By receiving such purchase price, the Lenders under such Facility shall automatically be deemed to have assigned the Loans or Commitments under such Facility pursuant to the terms of the form of Assignment and Acceptance attached hereto as Exhibit A, and accordingly no other action by such Lenders shall be required in connection therewith. The provisions of this clause (h) are intended to facilitate the maintenance of the perfection and priority of existing security interests in the Collateral during any such replacement.

(i)            Notwithstanding anything to the contrary in this Agreement, including Section 2.18(c) (which provisions shall not be applicable to clauses (i) or (j) of this Section 9.04), any of the U.S. Borrower or its Subsidiaries may purchase by way of assignment and become an Assignee with respect to Term Loans at any time and from time to time from Lenders in accordance with Section 9.04(b) hereof (each, a “Permitted Loan Purchase”); provided, that, in respect of any Permitted Loan Purchase, (A) no Permitted Loan Purchase shall be made from the proceeds of any extensions of credit under the Revolving Facility, (B) upon consummation of any such Permitted Loan Purchase, the Loans purchased pursuant thereto shall be deemed to be automatically and immediately cancelled and extinguished in accordance with Section 9.04(j), (C) in connection with any such Permitted Loan Purchase, any of the ~~Borrower or its~~Borrowers or their Subsidiaries, including the Co-Borrower, and such Lender that is the assignor (an “Assignor”) shall execute and deliver to the ~~Term Loan~~ Administrative Agent a Permitted Loan Purchase Assignment and Acceptance (and for the avoidance of doubt, (x) shall make the representations and warranties set forth in the Permitted Loan Purchase Assignment and Acceptance and (y) shall not be required to execute and deliver an Assignment and Acceptance pursuant to Section 9.04(b)(ii)(B)) and shall otherwise comply with the conditions to assignments under this Section 9.04 and (D) no Default or Event of Default has occurred and is continuing or would exist immediately after giving effect on a Pro Forma Basis to such Permitted Loan Purchase.

(j)            Each Permitted Loan Purchase shall, for purposes of this Agreement be deemed to be an automatic and immediate cancellation and extinguishment of such Term Loans and the Borrower Representative shall, upon consummation of any Permitted Loan Purchase, notify the ~~Term Loan~~ Administrative Agent that the Register be updated to record such event as if it were a prepayment of such Loans.

(k)            In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the ~~applicable~~ Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or ~~subparticipations~~sub-participations, or other compensating actions, including funding, with the consent of the Borrower Representative and the ~~applicable~~ Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the ~~applicable~~ Administrative Agent, each Issuing Bank, each Swingline Lender or any other Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swingline Loans in accordance with its Revolving Facility Percentage; provided, that notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Section 9.05      Expenses; Indemnity. (a) The Borrowers jointly and severally agree to pay (i) all reasonable and documented out-of-pocket expenses ~~(including Other Taxes)~~ incurred by the Administrative ~~Agents, the~~Agent, each Collateral Agent ~~or~~, the Arrangers and each of their Related Parties in connection with the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents, or by ~~an~~the Administrative Agent or ~~the~~a Collateral Agent in connection with the syndication of commitments (including the obtaining and maintaining of CUSIP numbers for the Loans) or the administration of this Agreement and any amendments, modifications or waivers of the provisions hereof or thereof, including (i) in connection with post-closing searches to confirm that security filings and recordations have been properly made and including any costs and expenses of any service provider performing such searches, (ii) all reasonable out of pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, (iii) expenses incurred in connection with due diligence, (iv) the reasonable fees, charges and disbursements of Milbank LLP, Osler, Hoskin and Harcourt LLP, King & Wood Mallesons and Walder Wyss Ltd., counsel for the Administrative ~~Agents~~Agent, the N.A. Collateral Agent and the Arrangers, and Seward & Kissel LLP, counsel for the Non-N.A. Collateral Agent and, if necessary, the reasonable fees, charges and disbursements of one local counsel per jurisdiction (and, in the case of the Non-N.A. Collateral Agent, in the event of an actual or perceived conflict of interest, the reasonable fees and charges and disbarments of one local counsel per jurisdiction), and (v) all reasonable and documented out-of-pocket expenses ~~(including Other Taxes)~~ incurred by ~~the Agents~~each Agent, any Issuing Bank ~~or~~and any Lender in connection with the enforcement of their rights in connection with this Agreement and the other Loan Documents, in connection with the Loans made or the Letters of Credit issued hereunder, including the fees, charges and disbursements of a single counsel for ~~all such~~the Non-N.A. Collateral Agent and the fees charges, and, if necessary, a single local counsel in each appropriate jurisdiction for the Non-N.A. Collateral Agent, and disbursements of a single counsel for all such other persons, taken as a whole, and, if necessary, a single local counsel in each appropriate jurisdiction for all such persons, taken as a whole (and, in the case of an actual or perceived conflict of interest where such person affected by such conflict informs the Borrowers of such conflict and thereafter retains its own counsel with the ~~Borrower’s~~Borrower Representative’s prior written consent (not to be unreasonably withheld), of another firm of counsel for such affected person).

(b)            The Borrowers jointly and severally agree to indemnify the Administrative ~~Agents, the~~Agent, each Collateral Agent, the Arrangers, the Joint Bookrunners, each Issuing Bank, each Lender, each of their respective Affiliates, successors and assigns, and each of their respective directors, officers, employees, agents, trustees, advisors, controlling persons, representatives ~~and~~, members and other Related Parties (each such person being called an “Indemnitee”) against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and expenses, joint or several, including reasonable counsel fees, charges and disbursements (limited to ~~not more than~~one counsel for the Non-N.A. Collateral Agent and each of its Affiliates, successors and assigns, and each of their respective directors, officers, employees, agents, trustees, advisors, controlling persons, representatives, members and other Related Parties and one counsel for all such other Indemnitees, taken as a whole, and, if necessary, a single local counsel in each appropriate jurisdiction for ~~all such~~the Non-N.A. Collateral Agent each of its respective Affiliates, successors and assigns, and each of their respective directors, officers, employees, agents, trustees, advisors, controlling persons, representatives, members and other Related Parties and a single local counsel in each appropriate jurisdiction for all such other Indemnitees, taken as a whole (and, in the case of an actual or perceived conflict of interest where the Indemnitee affected by such conflict informs the Borrowers of such conflict and thereafter retains its own counsel ~~with the Borrower’s prior written consent (not to be unreasonably withheld or delayed)~~, of another firm of counsel for such affected Indemnitee)), incurred by or asserted by or against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto and thereto of their respective obligations thereunder or the consummation of the Transactions and the other transactions contemplated hereby, (ii) the use of the proceeds of the Loans or the use of any Letter of Credit (including any refusal by any Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any violation of or liability under or otherwise relating to Environmental Laws by the Borrowers or any Subsidiary, (iv) any actual or alleged presence, Release or threatened Release of or exposure to Hazardous Materials at, under, on, from or to any property currently or formerly owned, leased or operated by the Borrowers or any Subsidiary or (v) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto and regardless of whether such matter is initiated by a third party or by Borrowers or any of the subsidiaries or Affiliates; provided, that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from the gross negligence~~, bad faith~~  or willful misconduct of such Indemnitee or any of its Related Parties, (y) ~~arose from~~solely with respect to the Indemnitees other than the Non-N.A. Collateral Agent (and each of its Affiliates, successors and assigns, and each of their respective directors, officers, employees, agents, trustees, advisors, controlling persons, representatives, members and other Related Parties) arose from such Indemnitees bad faith or a material breach of such Indemnitee’s or any of its Related Parties’ obligations under any Loan Document (as determined by a court of competent jurisdiction in a final, non-appealable judgment) or (z) arose from any claim, actions, suits, inquiries, litigation, investigation or proceeding that does not involve an act or omission of any Borrower or any of its Affiliates and is brought by an Indemnitee against another Indemnitee (other than any claim, actions, suits, inquiries, litigation, investigation or proceeding by or against any Agent, Issuing Bank, or Arranger in its capacity as such). None of the Indemnitees (or any of their respective affiliates) shall be responsible or liable to the U.S. Borrower or any of its subsidiaries, Affiliates or stockholders or any other person or entity for any special, indirect, consequential or punitive damages, which may be alleged as a result of the Facilities or the Transactions. The provisions of this Section 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of an Administrative Agent, the Collateral Agent, any Arranger, any Issuing Bank or any Lender. All amounts due under this Section 9.05 shall be payable within 30 days after written demand therefor accompanied by reasonable documentation with respect to any reimbursement, indemnification or other amount requested.

(c)            ~~Except as expressly provided in Section 9.05(a) with respect to Other Taxes, which shall not be duplicative with any amounts paid pursuant to Section 2.17, this~~This Section 9.05 shall not apply to any Taxes (other than Taxes that represent losses, claims, damages, liabilities and related expenses resulting from a non-Tax claim), which shall be governed exclusively by Section 2.17 and, to the extent set forth therein, Section 2.15.

(d)            To the fullest extent permitted by applicable law, none of the Borrowers or the Subsidiaries shall assert, and hereby waive, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No ~~Indemnitee~~Lender-Related Person shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby (including the Internet, any Platform and any Approved Borrower Portal).

(e)            The agreements in this Section 9.05 shall survive the resignation of an Administrative Agent, ~~the~~any Collateral Agent or any Issuing Bank, the replacement of any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all the other Obligations and the termination of this Agreement.

Section 9.06      Right of Set-off. If an Event of Default shall have occurred and be continuing, each Lender and each Issuing Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Indebtedness at any time owing by such Lender or such Issuing Bank to or for the credit or the account of the Borrowers or any Subsidiary against any of and all the obligations of the Borrowers or any Subsidiary now or hereafter existing under this Agreement or any other Loan Document held by such Lender or such Issuing Bank, irrespective of whether or not such Lender or such Issuing Bank shall have made any demand under this Agreement or such other Loan Document and although the obligations may be unmatured; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the ~~applicable~~ Administrative Agent for further application in accordance with the provisions of Section 2.22 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative ~~Agents~~Agent, each Issuing Bank and the Lenders, and (y) the Defaulting Lender shall provide promptly to the ~~applicable~~ Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. Each Lender that exercises such right of set-off shall give prompt notice to the Borrower Representative; provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender and each Issuing Bank under this Section 9.06 are in addition to other rights and remedies (including other rights of set-off) that such Lender or such Issuing Bank may have.

Section 9.07      Applicable Law. THIS AGREEMENT (INCLUDING SECTION 9.15 BUT EXCLUDING SECTION 8.01(c)) AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT) AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSES OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (OTHER THAN AS EXPRESSLY SET FORTH IN OTHER LOAN DOCUMENTS) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY PRINCIPLE OF CONFLICTS OF LAW THAT COULD REQUIRE THE APPLICATION OF ANY OTHER LAW; PROVIDED THAT THE INTERPRETATION OF THE DEFINITION OF “BLUE MATERIAL ADVERSE EFFECT” AS DEFINED IN THE ACQUISITION AGREEMENT, AND WHETHER OR NOT A BLUE MATERIAL ADVERSE EFFECT HAS OCCURRED (IN EACH CASE SOLELY FOR PURPOSES OF SECTION 4.02 OF THIS AGREEMENT) SHALL BE GOVERNED BY THE LAWS OF THE FEDERAL REPUBLIC OF GERMANY, EXCLUDING ITS CONFLICT OF LAWS PROVISIONS AND EXCLUDING THE UN CONVENTION ON THE INTERNATIONAL SALE OF GOODS.

Section 9.08      Waivers; Amendment. (a) No failure or delay of an ~~Administrative~~ Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of each ~~Administrative~~ Agent, each Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrowers or any other Loan Party therefrom shall in any event be effective unless the same shall be permitted by clause (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrowers or any other Loan Party in any case shall entitle such person to any other or further notice or demand in similar or other circumstances.

(b)            Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except (x) as provided in Section 2.21, (y) in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrowers, the Administrative ~~Agents~~Agent and the Required Lenders (or, (A) in respect of any waiver, amendment or modification of Section 6.11(a) (or any Default or Event of Default in respect thereof) or of Section 4.01 after the Closing Date, the Required Revolving Facility Lenders voting as a single Class, ~~rather than the Required Lenders, or~~ (B) in respect of any waiver, amendment or modification of Section 6.11(b) (or any Default or Event of Default in respect thereof), the Required TLA Facility Lenders voting as a single Class, rather than the Required Lenders, (C) in respect of any waiver, amendment or modification of Section 6.11(c) (or any Default or Event of Default in respect thereof), the Required FCTL Lenders voting as a single Class, rather than the Required Lenders, or (D) in respect of any waiver, amendment or modification of Section 2.11(b) or (c), the Required Prepayment Lenders, rather than the Required Lenders), and (z) in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by each Loan Party thereto and the Administrative ~~Agents~~Agent and consented to by the Required Lenders; provided, however, that no such agreement shall:

(i)            decrease or forgive the principal amount of, or extend the final maturity of, or decrease the rate of interest on, any Loan or any L/C Disbursement, or extend the stated expiration of any Letter of Credit beyond the applicable Revolving Facility Maturity Date (except as provided in Section 2.05(c)), without the prior written consent of each Lender directly adversely affected thereby (which, notwithstanding the foregoing, such consent of such Lender directly adversely affected thereby shall be the only consent required hereunder to make such modification); provided, that any amendment to the financial definitions in this Agreement shall not constitute a reduction in the rate of interest for purposes of this clause (i),

(ii)            increase or extend the Commitment of any Lender, or decrease the Commitment Fees, L/C Participation Fees or any other Fees of any Lender without the prior written consent of such Lender (which, notwithstanding the foregoing, such consent of such Lender shall be the only consent required hereunder to make such modification); provided, that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default, mandatory prepayments or of a mandatory reduction in the aggregate Commitments shall not constitute an increase or extension of the Commitments of any Lender for purposes of this clause (ii),

(iii)            extend or waive any Term Loan Installment Date or reduce the amount due on any Term Loan Installment Date or extend any date on which payment of interest on any Loan or any L/C Disbursement or any Fees is due, without the prior written consent of each Lender directly adversely affected thereby (which, notwithstanding the foregoing, such consent of such Lender directly adversely affected thereby shall be the only consent required hereunder to make such modification),

(iv)            amend the provisions of Section 2.18, 7.02 or any other provision of this Agreement or any other Loan Document regarding pro rata sharing and payments, in each case, in a manner that by its terms modifies the application of such payments required thereby, without the prior written consent of each Lender adversely affected thereby (which, notwithstanding the foregoing, such consent of such Lender directly adversely affected thereby shall be the only consent required hereunder to make such modification),

(v)            amend or modify the provisions of this Section 9.08 or the definition of the terms “Required Lenders,” “Majority Lenders,” “Required Revolving Facility Lenders”, “Required FCTL Lenders”, “Required Prepayment Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the prior written consent of each Lender adversely affected thereby, in each case except, for the avoidance of doubt, as otherwise provided in Section 9.08(d) and (e) (it being understood that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the Loans and Commitments are included on the Closing Date),

(vi)            release all or substantially all of the Collateral or all or substantially all of the value of the Guarantees of the Obligations by the Borrowers or the Subsidiary Loan Parties, unless, in each case to the extent sold or otherwise disposed of in a transaction permitted by this Agreement, without the prior written consent of each Lender other than a Defaulting Lender,

(vii)            effect any waiver, amendment or modification that by its terms adversely affects the rights in respect of payments or collateral of Lenders participating in any Facility differently from those of Lenders participating in another Facility, without the consent of the Majority Lenders participating in the adversely affected Facility except, for the avoidance of doubt, as otherwise provided in Section 9.08(d) and (e) (it being agreed that the Required Lenders may waive, in whole or in part, any prepayment or Commitment reduction required by Section 2.11 so long as the application of any prepayment or Commitment reduction still required to be made is not changed);

(viii) without the prior written consent of each Lender directly and adversely affected thereby, (x) contractually subordinate the Obligations hereunder in right of payment to any other Indebtedness for borrowed money, or (y) contractually subordinate the Liens securing the Obligations hereunder on all or substantially all of the Collateral to Liens on all or substantially all of the Collateral securing other Indebtedness for borrowed money (any such other Indebtedness for borrowed money or other obligations to which such Liens securing any of the Obligations hereunder or such Obligations hereunder, as applicable, are subordinated, “Senior Indebtedness”), either the case of subclause (x) or (y), unless each directly and adversely Lender has been offered a bona fide opportunity to fund or otherwise provide its pro rata share (based on the amount of Obligations hereunder that are directly and adversely affected thereby held by each Lender) of the Senior Indebtedness on the same terms (other than bona fide backstop fees and reimbursement of counsel fees and other expenses in connection with the negotiation of the terms of such transaction; such fees and expenses, “Ancillary Fees”) as offered to all other providers (or their Affiliates) of the Senior Indebtedness pursuant to a written offer made to each such adversely affected Lender describing the material terms of the arrangements pursuant to which the Senior Indebtedness is to be provided, which offer shall remain open to each adversely affected Lender for a reasonable period of time (it being understood that this Section 9.08(b)(viii) shall not apply to the incurrence of (A) debtor-in-possession financing or (B) Indebtedness that is expressly permitted by this Agreement to be senior to the Obligations hereunder and/or secured by a Lien that is senior to the Liens securing the Obligations hereunder, in each case on the Amendment No. 3 Effective Date), provided, further, that no such agreement shall amend, modify or otherwise affect the rights ~~or~~, duties ~~of an Administrative~~obligations, fees, immunities or indemnities of an Agent, Swingline Lender or an Issuing Bank hereunder without the prior written consent of such ~~Administrative~~ Agent, the Swingline Lender or such Issuing Bank acting as such at the effective date of such agreement, as applicable. Each Lender shall be bound by any waiver, amendment or modification authorized by this Section 9.08 and any consent by any Lender pursuant to this Section 9.08 shall bind any Assignee of such Lender.

Notwithstanding anything to the contrary herein, no Defaulting Lender shall have the right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be affected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender.

(c)            Without the consent of any Lender or Issuing Bank, the Loan Parties and the Administrative ~~Agents~~Agent may and~~/or~~ each Collateral Agent may ~~(in their respective sole discretion)~~ enter into any amendment, modification or waiver of any Loan Document, or enter into any new agreement or instrument, to effect the granting, perfection, protection, expansion or enhancement of any security interest in any Collateral or additional property to become Collateral for the benefit of the Secured Parties, to include holders of Other First Liens in the benefit of the Security Documents in connection with the incurrence of any Other First Lien Debt, or as required by local law to give effect to, or protect any security interest for the benefit of the Secured Parties, in any property or so that the security interests therein comply with applicable law or this Agreement or in each case to otherwise enhance the rights or benefits of any Lender under any Loan Document.

(d)            Notwithstanding the foregoing, this Agreement may be amended (or amended and restated) with the written consent of the (a)(x) Required Prepayment Lenders, the ~~Term Loan~~ Administrative Agent and the Borrowers to permit additional extensions of credit to be outstanding hereunder from time to time and the accrued interest and fees and other obligations in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans and the accrued interest and fees and other obligations in respect thereof and (y) Required Revolving Facility Lenders, the ~~Revolver~~ Administrative Agent and the Borrowers to permit additional extensions of credit to be outstanding hereunder from time to time and the accrued interest and fees and other obligations in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Revolving Facility Loans and the accrued interest and fees and other obligations in respect thereof and (b) Required Lenders, the Administrative Agent and the Borrowers to include appropriately the holders of such extensions of credit in any determination of the requisite lenders required hereunder, including Required Lenders, Required Prepayment Lenders and the Required Revolving Facility Lenders.

(e)            Notwithstanding the foregoing, technical and conforming modifications to the Loan Documents may be made with the consent of ~~the~~each Borrower and the Administrative ~~Agents~~Agent (but without the consent of any Lender) to the extent necessary (A) to integrate any Incremental Term Loan Commitments or Incremental Revolving Facility Commitments in a manner consistent with Section 2.21, including, with respect to Other Revolving Loans or Other Term Loans, as may be necessary to establish such Incremental Term Loan Commitments or Revolving Facility Commitments as a separate Class or tranche from the existing Commitments or Incremental Revolving Facility Commitments, as applicable, and, in the case of Extended Term Loans, to reduce the amortization schedule of the related existing Class of Term Loans proportionately, (B) to integrate any Other First Lien Debt or (C) to cure any ambiguity, omission, defect or inconsistency.

(f)            Each of the parties hereto hereby agrees that the ~~Term Loan~~ Administrative Agent may take any and all action as may be necessary to ensure that all Term Loans established pursuant to Section 2.21 after the Closing Date that will be included in an existing Class of Term Loans outstanding on such date (an “Applicable Date”), when originally made, are included in each Borrowing of outstanding Term Loans of such Class (the “Existing Class Loans”), on a pro rata basis, and/or to ensure that, immediately after giving effect to such new Term Loans (the “New Class Loans” and, together with the Existing Class Loans, the “Class Loans”), each Lender holding Class Loans will be deemed to hold its Pro Rata Share of each Class Loan on the Applicable Date (but without changing the amount of any such Lender’s Term Loans), and each such Lender shall be deemed to have effectuated such assignments as shall be required to ensure the foregoing. The “Pro Rata Share” of any Lender on the Applicable Date is the ratio of (1) the sum of such Lender’s Existing Class Loans immediately prior to the Applicable Date plus the amount of New Class Loans made by such Lender on the Applicable Date over (2) the aggregate principal amount of all Class Loans on the Applicable Date.

(g)            With respect to the incurrence of any secured or unsecured Indebtedness (including any intercreditor agreement relating thereto), the Applicable Borrower may elect (in its discretion, but shall not be obligated) to deliver to the Administrative ~~Agents~~Agent a certificate of a Responsible Officer at least three Business Days prior to the incurrence thereof (or such shorter time as the Administrative ~~Agents~~Agent may agree in ~~their~~its reasonable discretion), together with either drafts of the material documentation relating to such Indebtedness or a description of such Indebtedness (including a description of the Liens intended to secure the same or the subordination provisions thereof, as applicable) in reasonably sufficient detail to be able to make the determinations referred to in this paragraph, which certificate shall either, at the Applicable Borrower’s election, (x) state that the Applicable Borrower has determined in good faith that such Indebtedness satisfies the requirements of the applicable provisions of Sections 6.01 and 6.02 (taking into account any other applicable provisions of this Section 9.08), in which case such certificate shall be conclusive evidence thereof, or (y) request the Administrative ~~Agents~~Agent to confirm, based on the information set forth in such certificate and any other information reasonably requested by the Administrative ~~Agents~~Agent, that such Indebtedness satisfies such requirements, in which case the Administrative ~~Agents~~Agent may determine whether, in their reasonable judgment, such requirements have been satisfied (in which case they shall deliver to the Borrower Representative a written confirmation of the same), with any such determination of the Administrative ~~Agents~~Agent to be conclusive evidence thereof, and the Lenders hereby authorize the Administrative ~~Agents~~Agent to make such determinations.

(h)            Notwithstanding the foregoing, (i) this Agreement may be amended, waived or otherwise modified with the written consent of the Required Revolving Facility Lenders, the ~~Revolver~~ Administrative Agent and the Applicable Borrowers with respect to the provisions of Section 4.01, solely as they relate to the Revolving Facility Loans, Swingline Loans and Letters of Credit ~~and~~, (ii) this Agreement may be amended, waived or otherwise modified with the written consent of the Required Revolving Facility Lenders, the ~~Revolver~~ Administrative Agent and the Applicable Borrowers with respect to the provisions of Sections 6.11(a) (or Article VII or any other provision incorporating such Section 6.11(a) with respect to the effects thereof), 6.13 and (iii) this Agreement may be amended, waived or otherwise modified with the written consent of the Required TLA Facility Lenders, the Administrative Agent and the Applicable Borrowers with respect to the provisions of Sections 6.11(b) (or Article VII or any other provision incorporating such Section 6.11(b) with respect to the effects thereof), ~~6.12 or 6.13.~~and (iv) this Agreement may be amended, waived or otherwise modified with the written consent of the Required FCTL Lenders, the Administrative Agent and the Applicable Borrowers with respect to the provisions of Sections 6.11(c) (or Article VII or any other provision incorporating such Section 6.11(c) with respect to the effects thereof).

(i)            Notwithstanding the foregoing, this Agreement may be amended, with the written consent of each Revolving Facility Lender or each applicable Incremental Term Lender, as applicable, the ~~applicable~~ Administrative Agent and the Applicable Borrowers to the extent necessary to integrate any Alternate Currency.

(j)            Further, notwithstanding anything to the contrary in this Section 9.08, the Borrower and the Administrative ~~Agents~~Agent, in their sole discretion (or the N.A. Collateral Agent, in its sole discretion, as applicable), shall be permitted to amend, restate or otherwise modify any Loan Document in order to (i) comply with local law or the advice of local counsel or (ii) to cause any Loan Document (other than this Agreement) to be consistent with this Agreement and the other Loan Documents, and, in each case, such amendment shall become effective without any further action or consent of any other party to any Loan Document. Notwithstanding anything contained herein to the contrary, the Non-N.A. Collateral Agent shall not be bound to any amendment, modification or waiver of this Agreement or the other Loan Documents that affects its rights, responsibilities, duties, fees, immunities, or indemnities without its express written consent.

(k)            Any amendment, waiver or modification of any term or provision of this Agreement or any other Loan Document that by its terms directly affects Lenders under one or more Classes and does not directly and adversely affect Lenders under one or more other Classes may be effected by an agreement or agreements in writing entered into by the ~~Borrower~~Applicable Borrowers and the requisite number or percentage in interest of each affected Class of Lenders that would be required to consent thereto under Section 9.08(b) if such Class of Lenders were the only Class of Lenders hereunder at the time.

~~(l)            From the Amendment No. 2 Effective Date, without the prior written consent of each Revolving Facility Lender directly and adversely affected thereby, this Agreement may not be amended, waived or otherwise modified to (x) contractually subordinate the Obligations under the 2024 Extended Revolving Facility in right of payment to any other Indebtedness for borrowed money, or (y) contractually subordinate the Liens securing the Obligations under the 2024 Extended Revolving Facility on all or substantially all of the Collateral to Liens on all or substantially all of the Collateral securing other Indebtedness for borrowed money (any such other Indebtedness for borrowed money or other obligations to which such Liens securing any of the Obligations under the 2024 Extended Revolving Facility or such Obligations under the 2024 Extended Revolving Facility, as applicable, are subordinated, “Senior Indebtedness”),either the case of subclause (x) or (y), unless each directly and adversely affected Revolving Facility Lender has been offered a bona fide opportunity to fund or otherwise provide its pro rata share (based on the amount of Obligations under the 2024 Extended Revolving Facility that are directly and adversely affected thereby held by each Revolving Facility Lender) of the Senior Indebtedness on the same terms (other than bona fide backstop fees and reimbursement of counsel fees and other expenses in connection with the negotiation of the terms of such transaction; such fees and expenses, “Ancillary Fees”) as offered to all other providers (or their Affiliates) of the Senior Indebtedness pursuant to a written offer made to each such adversely affected Revolving Facility Lender describing the material terms of the arrangements pursuant to which the Senior Indebtedness is to be provided, which offer shall remain open to each adversely affected Revolving Facility Lender for a reasonable period of time (it being understood that this Section 9.08(l) shall not apply to the incurrence of (A) debtor-in-possession financing or (B) Indebtedness that is expressly permitted by this Agreement to be senior to the Obligations under the 2024 Extended Revolving Facility and/or secured by a Lien that is senior to the Liens securing the Obligations under the 2024 Extended Revolving Facility, in each case on the Amendment No. 2 Effective Date).~~

Section 9.09      Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the applicable interest rate, together with all fees and charges that are treated as interest under applicable law (collectively, the “Charges”), as provided for herein or in any other document executed in connection herewith, or otherwise contracted for, charged, received, taken or reserved by any Lender or any Issuing Bank, shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by such Lender in accordance with applicable law, the rate of interest payable hereunder, together with all Charges payable to such Lender or such Issuing Bank, shall be limited to the Maximum Rate; provided, that such excess amount shall be paid to such Lender or such Issuing Bank on subsequent payment dates to the extent not exceeding the legal limitation. Without limiting the generality of the foregoing, if any provision of this Agreement or of any of the other Loan Documents would obligate ~~the~~a Borrower or any other Loan Party to make any payment of interest or other amount payable to any Lender in an amount or calculated at a rate which would be prohibited by applicable law or would result in receipt by such Lender of interest at a criminal rate (as such terms are construed under the Criminal Code (Canada)) then, notwithstanding such provisions, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by applicable law or so result in a receipt by such Lender of interest at a criminal rate, such adjustment to be effected, to the extent necessary, as follows: firstly by reducing the amount or rate of interest required to be paid by such Lender and thereafter, by reducing any fees, commissions, premiums and other amounts required to be paid to such Lender which would constitute “interest” for purposes of Section 346 of the Criminal Code (Canada).

Section 9.10      Entire Agreement. This Agreement, the other Loan Documents and the agreements regarding certain Fees referred to herein constitute the entire contract between the parties relative to the subject matter hereof. Any previous agreement among or representations from the parties or their Affiliates with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents. Notwithstanding the foregoing, the Fee Letter and the ~~Revolver~~Collateral Agency Fee Letter shall survive the execution and delivery of this Agreement and remain in full force and effect. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any party other than the parties hereto and thereto any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

Section 9.11      WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY LEGAL PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.

Section 9.12      Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 9.13      Counterparts; Electronic Execution of Assignments and Certain Other Documents.

(a)            This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which, when taken together, shall constitute but one contract, and shall become effective as provided in Section 9.03. Delivery of an executed counterpart to this Agreement by electronic transmission pursuant to procedures approved by the Administrative ~~Agents~~Agent shall be as effective as delivery of a manually signed original. Any signature to this Agreement may be delivered by facsimile, electronic mail (including pdf) or any electronic signature complying with the U.S. federal ESIGN Act of 2000 or the New York Electronic Signature and Records Act or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes to the fullest extent permitted by applicable law. For the avoidance of doubt, the foregoing also applies to any amendment, extension or renewal of this Agreement or any document, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 9.01), certificate, request, statement, disclosure or authorization related to this Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”). Each of the parties executing the Agreement through electronic means represents and warrants to the other parties that it has the corporate capacity and authority to execute the Agreement through electronic means and there are no restrictions for doing so in that party’s constitutive documents.

(b)            The words “execution,” “execute,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation Assignment and Acceptances, amendments, Borrowing Requests, waivers and consents) shall be deemed to include ~~electronic signatures~~Electronic Signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the ~~applicable~~ Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act, the Electronic Commerce Act (Ontario) or any other similar provincial laws; provided, that notwithstanding anything contained herein to the contrary, the Administrative ~~Agents are~~Agent is under no obligation to agree to accept ~~electronic signatures~~Electronic Signatures in any form or in any format unless expressly agreed to by the Administrative ~~Agents~~Agent pursuant to procedures approved by ~~them.~~it; provided, further, without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of the Borrowers or any other Loan Party without further verification thereof and without any obligation to review the appearance or form of any such Electronic signature and (ii) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, the Borrowers and each Loan Party hereby (A) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders, the Borrowers and the Loan Parties, Electronic Signatures transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement, any other Loan Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (B) the Administrative Agent and each of the Lenders may, at its option, create one or more copies of this Agreement, any other Loan Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (C) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document and/or any Ancillary Document based solely on the lack of paper original copies of this Agreement, such other Loan Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto and (D) waives any claim against any Lender-Related Person for any losses, claims (including intraparty claims), demands, damages or liabilities of any kind arising solely from the Administrative Agent’s and/or any Lender’s reliance on or use of Electronic Signatures and/or transmissions by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page, including any losses, claims (including intraparty claims), demands, damages or liabilities of any kind arising as a result of the failure of any Borrower and/or any Loan Party to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.

Section 9.14      Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

Section 9.15      Jurisdiction; Consent to Service of Process. (a) ~~the~~The Borrowers and each other Loan Party irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against ~~either~~the Administrative Agent, the Collateral ~~Agent~~Agents, any Issuing Bank, any Lender, or any Affiliate of the foregoing in any way relating to this Agreement or any other Loan Document (unless expressly provided to the contrary in another Loan Document in respect of such other Loan Document) or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York sitting in New York County, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Loan Document shall affect any right that ~~either~~the Administrative Agent, the Collateral ~~Agent~~Agents, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Borrower or any other Loan Party or its properties in the courts of any jurisdiction.

(b)            Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c)            By the execution and delivery of this Agreement, each Loan Party agrees that service of process upon such Loan Party and written notice of said service to any Loan Party in accordance with the manner provided for notices in Section 9.01 shall be deemed in every respect effective service of process upon such Loan Party, in any such suit or proceeding. To the extent that any Loan Party has or hereafter may acquire any immunity from jurisdiction of any court of (i) any jurisdiction in which it owns or leases property or assets, or (ii) the United States or the State of New York or any political subdivision thereof or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property and assets or this Agreement or any of the other Loan Documents or actions to enforce judgments in respect of any thereof, such Loan Party hereby irrevocably waives such immunity in respect of its obligations under the above-referenced documents, to the extent permitted by law. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

Section 9.16      Confidentiality. Each of the Lenders, each Issuing Bank and each of the ~~Agents~~Agent agrees that it shall maintain in confidence any information relating to any Parent Entity, the ~~Borrower~~Borrowers and any Subsidiary furnished to it by or on behalf of any Parent Entity, ~~the~~any Borrower or any Subsidiary (other than information that (a) has become generally available to the public other than as a result of a disclosure by such party, (b) has been independently developed by such Lender, such Issuing Bank or such Agent without violating this Section 9.16 or (c) was available to such Lender, such Issuing Bank or such Agent from a third party having, to such person’s knowledge, no obligations of confidentiality to any Parent Entity, the Borrower or any other Loan Party) and shall not reveal the same other than to its directors, trustees, officers, employees, agents and advisors with a need to know and any numbering, administration or settlement service providers or to any person that approves or administers the Loans on behalf of such Lender (so long as each such person shall have been instructed to keep the same confidential in accordance with this Section 9.16), except: (A) to the extent necessary to comply with law or any legal process or the requirements of any Governmental Authority, the National Association of Insurance Commissioners or of any securities exchange on which securities of the disclosing party or any Affiliate of the disclosing party are listed or traded, (B) as part of normal reporting or review procedures to, or examinations by, Governmental Authorities or regulatory or self-regulatory authorities, including the National Association of Insurance Commissioners or the Financial Industry Regulatory Authority, Inc., (C) to its parent companies, Affiliates or auditors and their respective representatives (so long as each such person shall have been instructed to keep the same confidential in accordance with this Section 9.16), (D) in order to enforce its rights under any Loan Document in a legal proceeding, (E) to any pledgee under Section 9.04(d) or any other prospective assignee of, or prospective Participant in, any of its rights under this Agreement (so long as such person shall have been instructed to keep the same confidential in accordance with this Section 9.16), (F) to any direct or indirect contractual counterparty in Hedging Agreements or such contractual counterparty’s professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this Section 9.16), (G) for purposes of establishing a “due diligence” defense, (H) to any rating agency, (I) to the Lenders’ credit insurers and (J) to the extent such information was already in the possession of the applicable Lender, Issuing Bank or Agent prior to any duty or other undertaking of confidentiality entered into by such person in connection with the Transactions; provided that, in the case of clauses (E) and (F) and solely to the extent that the list of Disqualified Lenders has been made available to all Lenders, no information may be provided to any Disqualified Lender ~~or person who is known to be acting for a Disqualified Lender~~. In addition, each of the Agents, the Arrangers, the Issuing Banks and the Lenders may disclose the existence of this Agreement and information about this Agreement to the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Loans, market data collectors, similar service providers to the lending industry, and service providers to the Agents, the Arrangers, the Issuing Banks and the Lenders in connection with the administration and management of this Agreement and the other Loan Documents. To the extent permitted by section 275 of the Australian PPSA, the parties agree to keep all information of the kind mentioned in section 275(1) of the Australian PPSA confidential and not to disclose that information to any other person, other than to the extent permitted hereunder.

For the avoidance of doubt, nothing in this Section 9.16 shall prohibit any Person from voluntarily disclosing or providing any information within the scope of this confidentiality provision to any governmental, regulatory or self-regulatory organization (any such entity, a “Regulatory Authority”) to the extent that any such prohibition on disclosure set forth in this Section 9.16 shall be prohibited by the laws or regulations applicable to such Regulatory Authority.

Section 9.17      Platform; Borrower Materials. The Borrowers hereby acknowledge that (a) the Administrative ~~Agents and/or the Arrangers~~Agent will make available to ~~(i)~~ the Lenders and the Issuing Banks ~~materials and/or~~any notice, demand, communication, information, document or other material provided by or on behalf of ~~the Borrowers hereunder~~any Borrower or any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Administrative Agent, any Lender or any Issuing Bank by means of electronic communications pursuant to this Section, including through an approved Platform (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks, SyndTrak or another similar electronic system (the “Platform”) ~~and (ii) each Administrative Agent will make available to the other Administrative Agent, and may otherwise communicate with the other Administrative Agent with respect to, any Borrower Materials or such other information that may be relevant to such other Administrative Agent in order for such Agent to exercise its duties, rights and responsibilities pursuant to this Agreement and the Loan Documents,~~, and (b) certain of the Lenders may be “public-side” Lenders (i.e., ~~Lenders that do not wish to receive material non-public information with respect to~~a Lender whose representatives may trade in securities of the Borrower or its ~~securities)~~controlling person or any of its subsidiaries while in possession of the financial statements provided by the Borrower under the terms of this Agreement) (each, a “Public Lender”). The Borrowers ~~hereby agree that they will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (i) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof, (ii) by marking Borrower Materials “PUBLIC,” the Borrowers shall be deemed to have authorized the Administrative Agents, the Arrangers, the Issuing Banks and the Lenders to treat such Borrower Materials as solely containing information that is either (A) publicly available information or (B) not material (although it may be sensitive and proprietary) with respect to the Borrower or their securities for purposes of United States Federal and state securities laws (provided, however, that such Borrower Materials shall be treated as set forth in Section 9.16, to the extent such Borrower Materials constitute information subject to the terms thereof), (iii) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor;” and (iv) the Administrative Agents and the Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.”~~represents and warrants that each of it and its Controlling and Controlled entities, in each case, if any (collectively with the Borrowers, the “Relevant Entities”), either (i) has no SEC registered or unregistered, publicly traded securities outstanding, or (ii) files its financial statements with the SEC and/or makes its financial statements available to potential holders of its securities, and, accordingly, the Borrower hereby (i) authorizes the Administrative Agent to make the financial statements to be provided under Sections 5.01(a) and (b) above, along with the Loan Documents, available to Public Lenders and (ii) agrees that at the time such financial statements are provided hereunder, they shall already have been made available to holders of any such securities. The Borrower Representative will not request that any material be posted to Public Lenders without expressly representing and warranting to the Administrative Agent in writing that such materials do not constitute material non-public information within the meaning of the federal securities laws or that the Relevant Entities have no outstanding SEC registered or unregistered, publicly traded securities. Notwithstanding anything herein to the contrary, in no event shall the Borrower Representative request that the Administrative Agent make available to Public-Siders budgets or any certificates, reports or calculations with respect to the Applicable Borrower’s compliance with the covenants contained herein.

Section 9.18      Release of Liens and Guarantees.

(a)            The Lenders, the Issuing Banks and the other Secured Parties hereby irrevocably agree that the Liens granted to the applicable Collateral Agent by the Loan Parties on any Collateral shall be automatically released: (i) in full upon the occurrence of the Termination Date as set forth in Section 9.18(d) below; (ii) upon the Disposition of such Collateral by any Loan Party to a person that is not (and is not required to become) a Loan Party in a transaction not prohibited by this Agreement ~~(and the Collateral Agent may rely conclusively on a certificate to that effect provided to it by any Loan Party upon its reasonable request without further inquiry)~~, provided, that, for the avoidance of doubt, with respect to any disposal consisting of an operating lease or license, the underlying property retained by such Loan Party will not be so released, (iii) to the extent that such Collateral comprises property leased to a Loan Party, upon termination or expiration of such lease ~~(and the Collateral Agent may rely conclusively on a certificate to that effect provided to it by any Loan Party upon its reasonable request without further inquiry)~~, (iv) if the release of such Lien is approved, authorized or ratified in writing by the Required Lenders (or such other percentage of the Lenders whose consent may be required in accordance with ~~Section 9.08~~the terms of this Agreement), (v) to the extent that the property constituting such Collateral is owned by any Guarantor, upon the release of such Guarantor from its obligations under the Subsidiary Guarantee Agreement in accordance therewith or clause (b) below, (vi) as provided in Section 8.12 (and the applicable Collateral Agent may rely conclusively on a certificate to that effect provided to it by any Loan Party upon its reasonable request without further inquiry~~), (vi) as provided in Section 8.12 (and the Collateral Agent may rely conclusively on a certificate to that effect provided to it by any Loan Party upon its reasonable request without further inquiry)~~, (vii) as required by the applicable Collateral Agent (acting at the direction of the Required Lenders) to effect any Disposition of Collateral in connection with any exercise of remedies of ~~the~~such Collateral Agent and the other Secured Parties pursuant to the Security Documents and (viii) on the first date that the U.S. Borrower’s public corporate family rating from Credit Rating Agencies are Baa3 and BBB-, respectively, or greater (in each case, with stable or greater outlook); provided, that, following a release of the Liens granted ~~to~~by the applicable Collateral Agent pursuant to this Section 9.18(a)(viii) (a “Collateral Release Event”), if on any date after such release any Indebtedness in an aggregate principal amount in excess of $25,000,000 is secured by any assets that constituted Collateral prior to such release of Liens, the U.S. Borrower and the other Loan Parties shall, within 5 Business Days after such date, re-grant the Liens on such assets and otherwise satisfy the Collateral and Guarantee Requirement with respect thereto, in each case, subject to Section 5.10. The Collateral Agents shall have no obligation to independently determine or verify if a Collateral Release Event or any other event described in this Section 9.18(a) has occurred. Any such release (other than pursuant to clause (i) above) shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those being released) upon (or obligations (other than those being released) of the Loan Parties in respect of) all interests retained by the Loan Parties, including the proceeds of any Disposition, all of which shall continue to constitute part of the Collateral except to the extent otherwise released in accordance with the provisions of the Loan Documents.

(b)            In addition, the Lenders, the Issuing Banks and the other Secured Parties hereby irrevocably agree that the Guarantors shall be automatically released from the Subsidiary Guarantee Agreement upon consummation of any transaction not prohibited hereunder resulting in such Loan Party ceasing to exist or constitute a Loan Party or otherwise becoming an Excluded Subsidiary ~~(and the Collateral Agent may rely conclusively on a certificate to that effect provided to it by any Loan Party upon its reasonable request without further inquiry)~~; provided that if any Guarantor qualifies as an Excluded Subsidiary pursuant to clause (b) of the definition of such term, such Guarantor shall only be released from the Subsidiary Guarantee Agreement if such guarantor so qualifies as a result of a transaction not undertaken for the primary purpose of obtaining the release of such Guarantor from its obligations under the Loan Documents (and any Liens granted by it thereunder).

(c)            The Lenders, the Issuing Banks and the other Secured Parties hereby authorize the Administrative ~~Agents~~Agent and the Collateral ~~Agent~~Agents, as applicable, to execute and deliver any instruments, documents, and agreements ~~necessary or desirable~~prepared by and reasonably requested by the Borrower Representative (in form and substance satisfactory to such Agent with respect to its rights and duties therein, and without representation, recourse or warranty) to evidence and confirm the release of any Guarantor or Collateral pursuant to the foregoing provisions of this Section 9.18 and to return to the ~~Borrowers~~Borrower Representative all possessory collateral (including share certificates (if any)) held by it in respect of any Collateral so released, all without the further consent or joinder of any Lender or any other Secured Party. Any representation, warranty or covenant contained in any Loan Document relating to any such Collateral or Guarantor shall no longer be deemed to be made. In connection with any release hereunder, the Administrative ~~Agents~~Agent and the applicable Collateral Agent shall promptly (and the Secured Parties hereby authorize the Administrative ~~Agents~~Agent and the applicable Collateral Agent to) take such action and execute any such documents as may be prepared by and reasonably requested by the Borrower ~~and at the Borrower’s~~Representative (in form and substance satisfactory to such Agent, with respect to its rights and duties therein, and without representation, recourse or warranty) and at the Borrowers’ expense in connection with the release of any Liens created by any Loan Document in respect of such Subsidiary, property or asset~~; provided, that~~. Notwithstanding anything contained herein to the contrary, neither the Administrative ~~Agents shall have received~~Agent nor the applicable Collateral Agent shall be required to execute or deliver any release, instrument or other document under this Section 9.18 unless and until such Agent receives a certificate of a Responsible Officer of the ~~Borrower containing such certifications as the Administrative Agents shall reasonably request and any such release shall be without recourse to or warranty by the Administrative Agents or Collateral Agent.~~U.S. Borrower (upon which certificate such Agent may conclusively rely and be fully protected in so relying upon) certifying that such release (and the execution of any documents requested by such Agent) is authorized or permitted by the terms of this Agreement and the other Loan Documents and all conditions precedent to such release or transactions have been satisfied.

(d)            Notwithstanding anything to the contrary contained herein or any other Loan Document, on the Termination Date, all Liens granted to the Collateral ~~Agent~~Agents by the Loan Parties on any Collateral and all obligations of the Borrowers and the other Loan Parties under any Loan Documents (other than such obligations that expressly survive the Termination Date pursuant to the terms hereof) shall, in each case, be automatically released and, upon request of the Borrower Representative, the Administrative ~~Agents~~Agent and/or the Collateral ~~Agent,~~Agents as applicable, shall (without notice to, or vote or consent of, any Secured Party) take such actions as shall be ~~required~~requested and reasonably necessary to evidence the release ~~its~~of such Agent’s security interest in ~~all~~the Collateral (including returning to the Applicable Borrower all possessory collateral (including all share certificates (if any)) held by it in respect of any Collateral), and to evidence the release of all obligations under any Loan Document (other than such obligations that expressly survive the Termination Date pursuant to the terms hereof), whether or not on the date of such release there may be any (i) obligations in respect of any Secured Hedge Agreements or any Secured Cash Management Agreements and (ii) any contingent indemnification obligations or expense reimburse claims not then due; provided, ~~that~~ the ~~Administrative~~applicable Agents shall have received a certificate of a Responsible Officer of the U.S. Borrower containing such certifications as the Administrative ~~Agents~~Agent and the Collateral ~~Agent~~Agents shall reasonably request. Any such release of obligations shall be deemed subject to the provision that such obligations shall be reinstated if after such release any portion of any payment in respect of the obligations guaranteed thereby shall be rescinded, avoided, or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrowers or any Guarantor, or upon or as a result of the appointment of a receiver, receiver and manager, monitor, intervenor or conservator of, or trustee or similar officer for, the Borrowers or any Guarantor or any substantial part of its property, or otherwise, all as though such payment had not been made. The Borrowers agree to pay all reasonable and documented out-of-pocket expenses (including reasonable and documented attorney’s fees and expenses) incurred by the Administrative ~~Agents or the~~Agent or any Collateral Agent (and their respective ~~representatives~~Related Parties) in connection with taking such actions to release security interest in all Collateral and all obligations under the Loan Documents as contemplated by this Section 9.18(d).

(e)            Obligations of the Borrowers or any of its Subsidiaries under any Secured Cash Management Agreement or Secured Hedge Agreement (after giving effect to all netting arrangements relating to such Secured Hedge Agreements) shall be secured and guaranteed pursuant to the Security Documents only to the extent that, and for so long as, the other Obligations are so secured and guaranteed. No person shall have any voting rights under any Loan Document solely as a result of the existence of obligations owed to it under any such Secured Hedge Agreement or Secured Cash Management Agreement. For the avoidance of doubt, no release of Collateral or Guarantors effected in the manner permitted by this Agreement shall require the consent of any holder of obligations under Secured Hedge Agreements or any Secured Cash Management Agreements.

Section 9.19      Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which, in accordance with normal banking procedures, the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Borrowers in respect of any such sum due from it to the Administrative Agent or the Lenders hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent may, in accordance with normal banking procedures, purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent from the Borrowers in the Agreement Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or the person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent in such currency, the Administrative Agent agrees to return the amount of any excess to such Borrowers (or to any other person who may be entitled thereto under applicable law).

Section 9.20      USA PATRIOT Act Notice. Each Lender that is subject to the USA PATRIOT Act and the Beneficial Ownership Regulation and ~~each~~the Administrative Agent (for itself and not on behalf of any Lender) and each Collateral Agent hereby notifies the Borrowers that pursuant to the requirements of the USA PATRIOT Act and the Beneficial Ownership Regulation, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender ~~or such~~, the Administrative Agent and each Collateral Agent, as applicable, to identify each Loan Party in accordance with the USA PATRIOT Act and the Beneficial Ownership Regulation.

Section 9.21      No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby, the Borrowers acknowledge and agree that: (i) the credit facilities provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm’s-length commercial transaction between the Borrowers, the other Loan Parties and their respective Affiliates, on the one hand, and the Agents, the Arrangers and the Lenders, on the other hand, and the Borrowers and the other Loan Parties are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof); (ii) in connection with the process leading to such transaction, each Agent, each Arranger and each Lender is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for the Borrowers, any Loan Party or any of their respective Affiliates, stockholders, creditors or employees or any other person; (iii) none of the Agents, any Arranger or any Lender has assumed or will assume an advisory, agency or fiduciary responsibility, it being understood that acting as a trustee or fiduciary (Treuhänder) under the Swiss Security Documents or the German Security Documents would not constitute such responsibility, in favor of the Borrowers or any other Loan Party with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether any Agent, any Joint Lead Arranger or any Lender has advised or is currently advising the Borrowers or any other Loan Party or their respective Affiliates on other matters) and none of the Agents, any Arranger or any Lender has any obligation to the Borrowers, the other Loan Parties or their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; (iv) the Agents, the Arrangers, the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrowers and the other Loan Parties and their respective Affiliates, and none of the Agents, any Arranger or any Lender has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Agents, the Arrangers and the Lenders have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and the Borrowers and the other Loan Parties have consulted their own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate. The Borrowers each hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against the Agents, the Arrangers and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty.

Section 9.22      Agency of the Borrower for the Loan Parties. Each of the other Loan Parties hereby appoints the Borrower as its agent for all purposes relevant to this Agreement and the other Loan Documents, including the giving and receipt of notices and the execution and delivery of all documents, instruments and certificates contemplated herein and therein and all modifications hereto and thereto. For purposes of the foregoing authorization of the Borrower, each German Loan Party, to the fullest extent legally possible, hereby releases the Borrower from any restrictions on representing several persons and self-dealing under section 181 of the German Civil Code (Bürgerliches Gesetzbuch).

Section 9.23      No Liability of the Issuing Banks. The Borrowers assume all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit. Neither any Issuing Bank nor any of its officers or directors shall be liable or responsible for: (a) the use that may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by such Issuing Bank against presentation of documents that do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to the Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, except that the Borrowers shall have a claim against such Issuing Bank, and such Issuing Bank shall be liable to the Borrowers, to the extent of any direct, but not consequential, damages suffered by the Borrowers that the Borrowers prove were caused by (i) such Issuing Bank’s willful misconduct or gross negligence as determined in a final, non-appealable judgment by a court of competent jurisdiction in determining whether documents presented under any Letter of Credit comply with the terms of the Letter of Credit or (ii) such Issuing Bank’s willful failure to make lawful payment under a Letter of Credit after the presentation to it of a draft and certificates strictly complying with the terms and conditions of the Letter of Credit. In furtherance and not in limitation of the foregoing, such Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

Section 9.24      Acknowledgment and Consent to Bail-In of Affected Financial Institutions. Solely to the extent any Lender or Issuing Bank that is an Affected Financial Institution is a party to this Agreement and notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender or Issuing Bank that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)            the application of any Write-Down and Conversion Powers by the Applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender or Issuing Bank that is the Affected Financial Institution; and

(b)            the effects of any Bail-In Action on any such liability, including, if applicable:

(i)            a reduction in full or in part or cancellation of any such liability;

(ii)            a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)            the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

Section 9.25      No Swiss Borrowers. Notwithstanding anything to the contrary contained in this Agreement, no Loan Party that is incorporated in Switzerland and/or having its registered office in Switzerland and/or qualifying as a Swiss resident pursuant to article 9 of the Swiss Withholding Tax Act shall become a Borrower or Co-Borrower under this Agreement.

Section 9.26      Exclusion of the Australian PPSA Provisions.

(a)            For the purposes of sections 115(1) and 115(7) of the Australian PPSA:

(i)            each Secured Party with the benefit of the security interest need not comply with sections 95, 118, 121(4), 125, 130, 132(3)(d) or 132(4) of the Australian PPSA; and

(ii)            sections 142 and 143 of the Australian PPSA are excluded;

(b)            For the purposes of section 115(7) of the Australian PPSA, each Secured Party with the benefit of the security interest need not comply with sections 132 and 137(3);

(c)            Each Party waives its right to receive from any Secured Party any notice required under the Australian PPSA (including a notice of a verification statement); and

(d)            If a Secured Party with the benefit of a security interest exercises a right, power or remedy in connection with it, that exercise is taken not to be an exercise of a right, power or remedy under the Australian PPSA unless the Secured Party states otherwise at the time of exercise. However, this Section does not apply to a right, power or remedy which can only be exercised under the Australian PPSA.

Section 9.27      Acknowledgment Regarding any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Hedging Agreement or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States): in the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

Section 9.28      Material Non-Public Information. (a) EACH LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN SECTION 9.16 FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE BORROWER AND ITS RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

(b) ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE BORROWER OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE BORROWERS, THE LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWER AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW.

Section 9.29      Appointment of Service of Process Agent

Each Loan Party that is organized under the laws of a jurisdiction outside the United States hereby appoints the U.S. Borrower as its agent for service of process in any matter related to this Agreement or the other Loan Documents, and the U.S. Borrower duly accepts such appointment.

Section 9.30      Designation of Borrowers or Co-Borrowers under Incremental Facilities

From time to time, the U.S. Borrower may designate any Restricted Subsidiary organized in a Permitted Jurisdiction as a borrower or a co-borrower under any Incremental Facility (subject to the consent of the Lenders providing the Incremental Commitments with respect to such Incremental Facility) and amend this Agreement pursuant to Section 9.08(j), provided that such Restricted Subsidiary shall provide the documentation and other information reasonably requested in writing by the Lenders or the Administrative Agent and the Non-N.A. Collateral Agent, including such documentation and other information that they reasonably determine is required by regulatory authorities under applicable “know your customer”, sanctions, anti-terrorism and anti-money-laundering rules and regulations, including the PATRIOT Act, in each case at least three Business Days prior to the effectiveness of such merger, consolidation or amalgamation (or such shorter period as the Administrative Agent shall otherwise agree).

Section 9.31      Certain Farm Credit Matters

(a)            Waiver of Borrower’s Rights Under Farm Credit Law.  Each Borrower acknowledges and agrees that, to the extent the provisions of the Agricultural Credit Act of 1987, including, without limitation, 12 U.S.C. §§ 2199 through 2202e, and the implementing Farm Credit Administration regulations, 12 C.F.R. § 617.7000, et seq. (collectively, the “Farm Credit Law”) apply to a Borrower or to the transactions contemplated by this Agreement or the other Loan Documents, each Borrower hereby irrevocably waives, relinquishes and agrees not to assert at any time any and all rights that such Borrower may be afforded under the Farm Credit Law (“Borrower Rights”), including but not limited to all statutory or regulatory rights of a borrower to disclosure of effective interest rates, differential interest rates, review of credit decisions, distressed loan restructuring, and rights of first refusal. Each Borrower acknowledges and agrees that the waiver of Borrower Rights provided by this Section 9.31 is knowingly and voluntarily made after each Borrower has consulted with legal counsel of its choice and has been represented by counsel of its choice in connection with the negotiation of this Agreement and the waiver of Borrower Rights set forth in this Section 9.31. Each Borrower acknowledges that its waiver of Borrower Rights set forth in this Section 9.31 is based on its recognition that such waiver is material to induce the Agents and the Lenders to participate in the extensions of credit contemplated by this Agreement and the other Loan Documents and to provide extensions of credit to the Borrowers. Nothing contained in this Section 9.31, nor the delivery to any Borrower of any summary of any rights under, or any notice pursuant to, the Farm Credit Law shall be deemed to be, or be construed to indicate the determination or agreement by any Borrower, any Agent or any Lender that the Farm Credit Law, or any rights thereunder, are or will be applicable to any Borrower or to the transactions contemplated by this Agreement and the other Loan Documents. It is the intent of each Borrower that the waiver of Borrower Rights contained in this Section 9.31 complies with and meets all requirements of 12 C.F.R. § 617.7010(c).

(b)            Farm Credit Equity and Eligibility.

(i)            So long as a Farm Credit System Institution (as defined below) is a Lender under this Agreement, each Borrower will acquire equity in such Farm Credit System Institution in such amounts and at such times as such Farm Credit System Institution may require in accordance with such Farm Credit System Institution’s Bylaws and Capital Plan (or their equivalent) (as each may be amended from time to time), except that the maximum amount of equity that such Borrower shall be required pursuant to this sentence to purchase in such Farm Credit System Institution in connection with the Loans made by such Farm Credit System Institution shall not exceed the maximum amount required by the Bylaws and the Capital Plan (or the equivalent) on the Amendment No. 3 Effective Date (or such other date that such Farm Credit System Institution initially becomes a Lender, as applicable), and at all times maintain its eligibility to be a borrower of loans from a Farm Credit System Institution. Each Borrower acknowledges receipt of documents from each Farm Credit System Institution that describe the nature of such Borrower’s cash patronage, stock and other equities in such Farm Credit System Institution acquired in connection with its patronage loan from such Farm Credit System Institution (the “Farm Credit Equities”) as well as capitalization requirements, and agrees to be bound by the terms thereof. As used herein, “Farm Credit System Institution” means any farm credit bank, any federal land bank association, agricultural credit association, federal land credit association, any production credit association, the banks for cooperatives, and such other institutions as may be subject to regulation by the Farm Credit Administration, including, without limitation, any federally-chartered Farm Credit System lending institution organized under the Farm Credit Act of 1971, as the same may be amended or supplemented from time to time.

(ii)            Each party hereto acknowledges and agrees that each Farm Credit System Institution’s Bylaws and capital plans (or their equivalent) (as each may be amended from time to time) shall govern (A) the rights and obligations of the parties with respect to the Farm Credit Equities and any patronage refunds or other distributions made on account thereof or on account of any Borrower’s patronage with such Farm Credit System Institution, (B) any Borrower’s eligibility for patronage distributions from such Farm Credit System Institution (in the form of Farm Credit Equities and cash) and (C) patronage distributions, if any, in the event of a sale of a participation interest. Each Farm Credit System Institution reserves the right to assign or sell participations in all or any part of its Commitments or outstanding Loans hereunder on a non-patronage basis.

(iii)            Each party hereto further acknowledges and agrees that each Farm Credit System Institution has a statutory first lien pursuant to the Farm Credit Act of 1971, as the same may be amended or supplemented from time to time, on all Farm Credit Equities that any Borrower may now own or hereafter acquire, which statutory lien shall be for such Farm Credit System Institution’s sole and exclusive benefit. The Farm Credit Equities shall not constitute security for the Obligations due to any other party hereto. To the extent that any of the Loan Documents create a Lien on the Farm Credit Equities or on patronage accrued by any Farm Credit System Institution that is a Lender for the account of a Borrower (including, in each case, proceeds thereof), such Lien shall be for such Lender’s sole and exclusive benefit and shall not be subject to pro rata sharing hereunder. Neither the Farm Credit Equities nor any accrued patronage shall be offset against the Obligations except that, in the event of an Event of Default, a Farm Credit System Institution may elect, solely at its discretion, to apply the cash portion of any patronage distribution or retirement of equity to amounts owed to such Farm Credit System Institution under this Agreement, whether or not such amounts are currently due and payable. Each Borrower acknowledges that any corresponding tax liability associated with such application is the sole responsibility of such Borrower. No Farm Credit System Institution shall have any obligation to retire any Farm Credit Equities upon any Event of Default, Default or any other default by any Borrower or any other Loan Party, or at any other time, either for application to the Obligations or otherwise.

[Signature Pages Intentionally Omitted]

ANNEX III

Form of Assignment and Acceptance

[See attached]

EXHIBIT A

FORM OF ASSIGNMENT AND ACCEPTANCE

Reference is made to the Credit Agreement, dated as of August 1, 2020 (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Elanco Animal Health Incorporated, an Indiana corporation (the “Borrower”), Elanco US Inc., a Delaware corporation (the “Co-Borrower”) and Elanco Financing (Netherlands) B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) under Dutch law, having its official seat in Utrecht, the Netherlands, and registered in the Dutch trade register under number 77870263 (the “Dutch Borrower” and, together with the Borrower and the Co-Borrower, the “Borrowers”), the Subsidiary Loan Parties party thereto, the Lenders and the Issuing Banks from time to time party thereto, JPMorgan Chase Bank, N.A., as administrative agent for the Lenders (acting through such of its affiliates or branches as it deems necessary, together with its successors and permitted assigns in such capacity and any sub-agent, the “Administrative Agent”) and as U.S. and Canadian collateral agent (together with its successors and permitted assigns in such capacity and any sub-agent, in such capacities, the “N.A. Collateral Agent”) for the Secured Parties, Wilmington Trust, National Association, as non-U.S. and non-Canadian collateral agent (together with its successors and permitted assigns in such capacity and any sub-agent, in such capacities, the “Non-N.A. Collateral Agent”) for the Secured Parties. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

1.       The Assignor hereby sells and assigns, without recourse, to the Assignee, and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the Effective Date set forth below (the “Effective Date”) (but not prior to the registration of the information contained herein in the Register pursuant to Section 9.04(b)(v) of the Credit Agreement), the interests set forth below (the “Assigned Interest”) in the Assignor’s rights and obligations under the Credit Agreement and the other Loan Documents, including, without limitation, the amounts and percentages set forth below of (i) the Commitments of the Assignor on the Effective Date set forth below and (ii) the Loans owing to the Assignor which are outstanding on the Effective Date. Each of the Assignor and the Assignee hereby makes and agrees to be bound by all the representations, warranties and agreements set forth in Exhibit A hereto. From and after the Effective Date (i) the Assignee shall be a party to and be bound by the provisions of the Credit Agreement and, to the extent of the interests assigned by this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the Loan Documents and (ii) the Assignor shall, to the extent of the interests assigned by this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

2.       Pursuant to Section 9.04(b)(ii) of the Credit Agreement, this Assignment and Acceptance is being delivered to the Administrative Agent together with (i) if required by Section 9.04(b)(ii)(B) of the Credit Agreement, a processing and recordation fee of [$3,500]1 [€3,500]2 and (ii) if the Assignee is not already a Lender under the Credit Agreement, a completed Administrative Questionnaire and any tax forms required to be delivered pursuant to Section 2.17 of the Credit Agreement.

3.       This Assignment and Acceptance and any claims, controversy, dispute or causes of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Assignment and Acceptance shall be construed in accordance with and governed by the laws of the State of New York, without regard to any principle of conflicts of law that could require the application of any other law.

1 If the currency in which the Class of Loans or Commitments being assigned is denominated in Dollars.

2 If the currency in which the Class of Loans or Commitments being assigned is denominated in Euros.

Date of Assignment:

Legal Name of Assignor (“Assignor”):

Legal Name of Assignee (“Assignee”):

Assignee’s Address for Notices:

Effective Date of Assignment:

Facility/Commitment	Principal Amount Assigned3 4	Percentage Assigned of Commitment (set forth, to at least 8 decimals, as a percentage of the Facility and the Aggregate Commitments of all Lenders thereunder)
Term Loans	[$][€][Other]	%
Revolving Facility Loans/Revolving Facility Commitments	[$][€][Other]	%

[Remainder of page intentionally left blank; signature page follows]

3 Minimum amount of Commitments and/or Loans assigned is governed by Section 9.04(b)(ii)(A) of the Credit Agreement.

4 [Include only in respect of assignments under the 2025 Euro TLA Loans: WARNING. PLEASE SEEK DUTCH LEGAL ADVICE (I) UNTIL THE INTERPRETATION OF THE TERM “PUBLIC” (AS REFERRED TO IN ARTICLE 4.1(1) OF THE CAPITAL REQUIREMENTS REGULATION (EU/575/2013)) HAS BEEN PUBLISHED BY THE COMPETENT AUTHORITY, IF ANY AMOUNT LENT TO A DUTCH BORROWER IS TO BE TRANSFERRED WHICH IS LESS THAN EUR 100,000 (OR THE FOREIGN CURRENCY EQUIVALENT THEREOF) AND (II) AS SOON AS THE INTERPRETATION OF THE TERM “PUBLIC” HAS BEEN PUBLISHED BY THE COMPETENT AUTHORITY, IF THE NEW LENDER IS CONSIDERED TO BE PART OF THE PUBLIC ON THE BASIS OF SUCH INTERPRETATION.]

The terms set forth above are hereby agreed to:	Accepted[5]

_________________________, as Assignor	[JPMORGAN CHASE BANK, N.A., as Administrative Agent][6] [7]

by:
Name:	by:
Title:		Name:
Title:
_________________________, as Assignee

by:	by:
Name:		Name:
Title:		Title:

[INSERT NAME, as an Issuing Bank] [8]

by:
Name:
Title:

[Signature Page to the Assignment and Acceptance]

5             To be completed to the extent consents are required under Section 9.04(b)(i) of the Credit Agreement.

6             Consent of the Administrative Agent shall not be required for an assignment of all or any portion of a Term Loan to a Lender, an Affiliate of a Lender, an Approved Fund, a Borrower or an Affiliate of a Borrower made in accordance with Section 9.04(i) of the Credit Agreement.

7             Consent of the Administrative Agent shall not be required for an assignment of a Revolving Facility Commitment or Revolving Facility Loan to a Revolving Facility Lender, an Affiliate of a Revolving Facility Lender or an Approved Fund with respect to a Revolving Facility Lender.

8             Consent of the Issuing Banks or Swingline Lender shall not be required for an assignment of all or any portion of a Term Loan.

[ELANCO ANIMAL HEALTH INCORPORATED, as Borrower Representative] [9]

By:
Name:
Title:
Date:

9               Consent of any Borrower Representative shall not be required (i) for an assignment of a Term Loan to a Lender, an Affiliate of a Lender or an Approved Fund or (ii) for an assignment of a Revolving Facility Commitment or Revolving Facility Loan to a Revolving Facility Lender, an Affiliate of a Revolving Facility Lender or an Approved Fund with respect to a Revolving Facility Lender, or, in each case, if an Event of Default under Sections 7.01(b), (c), (h) or (i) of the Credit Agreement has occurred and is continuing. Consent of the Borrowers, with respect to the assignment of a Term Loan, shall be deemed to have been given if the Borrower Representative has not responded within ten (10) Business Days after the delivery of any request for such consent.

EXHIBIT A

REPRESENTATIONS AND WARRANTIES

Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

By executing and delivering this Assignment and Acceptance, the assigning Lender hereunder and the Assignee hereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows:

1.     Such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned hereby free and clear of any adverse claim and that its applicable Commitment, and the outstanding balances of its [Term Loans] [Revolving Facility Loans], in each case without giving effect to assignments hereof which have not become effective, are as set forth in such Assignment and Acceptance.

2.     Except as set forth in (1) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto, or the financial condition of the Borrowers or any Subsidiary or the performance or observance by the Borrowers or any Subsidiary of any of their obligations under the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto.

3.     The Assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance.

4.     The Assignee represents and warrants that (a) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (b) it meets all the requirements to be an assignee under Section 9.04 of the Credit Agreement (subject to such consents, if any, as may be required thereunder), and (c) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder.

5.     The Assignee confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements referred to in Section 3.05 (or delivered pursuant to Section 5.04) of the Credit Agreement, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance.

6.     The Assignee is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest, it experienced in acquiring assets of such type, and it will independently and without reliance upon any Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement.

7.     The Assignee appoints and authorizes the Administrative Agent and Collateral Agents to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to such Agent by the terms of the Credit Agreement, together with such powers as are reasonably incidental thereto.

8.     The Assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.

ANNEX IV

Resignation and Appointment Agreement

[See attached]

Execution Version

AGENCY RESIGNATION, APPOINTMENT AND ASSUMPTION AGREEMENT

This AGENCY RESIGNATION, APPOINTMENT AND ASSUMPTION AGREEMENT, dated as of October 31, 2025 (this “Agreement”), is entered into among GOLDMAN SACHS BANK USA (acting through such of its branches and affiliates as it deems appropriate, “GS”), as Administrative Agent and Collateral Agent under the Existing Credit Agreement (as defined below) (in such capacities, the “Resigning Agent”), JPMORGAN CHASE BANK, N.A. (acting through such of its branches and affiliates as it deems appropriate, “JPMorgan”), in its capacity as successor Administrative Agent and successor U.S. and Canadian collateral agent with respect to the N.A. Collateral (as defined in the Credit Agreement (as defined below)) (in such capacities, the “Successor Agent”), WILMINGTON TRUST, NATIONAL ASSOCIATION, in its capacity as successor non-U.S. and non-Canadian collateral agent and security trustee with respect to the Non-N.A. Collateral (as defined in the Credit Agreement (as defined below)) (in such capacity, the “Successor Non-N.A. Collateral Agent”), Elanco Animal Health Incorporated, a corporation formed under the laws of Indiana (the “Borrower”), Elanco US Inc. (the “Co-Borrower” and together with the Borrower, the Existing Borrowers), a corporation formed under the laws of Delaware, the other Loan Parties under the Existing Credit Agreement (as defined below).

Reference is made to that certain (i) Amendment No. 3 to Credit Agreement, dated as of October 31, 2025 (the “Third Amendment”), by and among the Borrowers, ELANCO FINANCING (NETHERLANDS) B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) under Dutch law, having its official seat in Utrecht, the Netherlands, and registered in the Dutch trade register under number 77870263 (the “Dutch Borrower”), the SUBSIDIARY LOAN PARTIES party thereto, the LENDERS and the ISSUING BANKS party thereto, the Successor Agent, and Successor Non-N.A. Collateral Agent and (ii) that certain Credit Agreement, dated as of August 1, 2020 (as amended by Amendment No. 1 to Credit Agreement, dated as of March 31, 2023, as further amended by the Amendment No. 2 to Credit Agreement, dated as of July 3, 2024 and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement”; the Existing Credit Agreement, as amended by the Third Amendment, the “Credit Agreement”), by and among the Existing Borrowers, the Resigning Agent, each Issuing Bank from time to time party thereto, the lenders from time to time party thereto and the other agents and arrangers from time to time party thereto. Capitalized terms not otherwise defined in this Agreement shall have the same meanings as specified in the Third Amendment or the Credit Agreement, as applicable.

RECITALS

WHEREAS, pursuant to the Third Amendment, the Required Lenders have approved the resignation of the Resigning Agent as the Administrative Agent and Collateral Agent (each as defined in the Existing Credit Agreement);

WHEREAS, the Required Lenders desire to appoint (i) JPMorgan to act as the Successor Agent under the Credit Agreement and the other Applicable Loan Documents (as defined below) and (ii) Wilmington Trust, National Association to act as the Successor Non-N.A. Collateral Agent under the Credit Agreement and the other Applicable Loan Documents (as defined below); and

WHEREAS, the Successor Agent has agreed to accept its appointments and to serve as the Administrative Agent and N.A. Collateral Agent under the Credit Agreement and the applicable other Applicable Loan Documents and the Successor Non-N.A. Collateral Agent has agreed to accept its appointment and to serve as the Non-N.A. Collateral Agent under the Credit Agreement and the applicable other Applicable Loan Documents.

NOW, THEREFORE, the parties agree as follows:

1.             Resignation. Pursuant to Section 8.10 of the Credit Agreement, the Resigning Agent hereby resigns as Administrative Agent and Collateral Agent under the Credit Agreement and the other Loan Documents, effective upon the Effective Date (as defined below). On the Effective Date, the Resigning Agent’s rights, powers and duties (other than as expressly provided herein) as Administrative Agent and Collateral Agent shall be terminated, without any further act or deed on the part of the Resigning Agent or any of the parties to the Credit Agreement, the Required Lenders or any other Secured Party under the Credit Agreement or the other Loan Documents.

2.             Appointments. Effective as of the Effective Date, (A)(i) the Required Lenders by their execution of the Third Amendment, simultaneously with the execution of this Agreement, appointed, in accordance with Section 8.10 of the Credit Agreement, this Agreement and the Third Amendment, the Successor Agent as the Administrative Agent and N.A. Collateral Agent under the Credit Agreement and any other Applicable Loan Documents (as defined below), (ii) the Successor Agent hereby accepts its appointment as the Administrative Agent and N.A. Collateral Agent under the Credit Agreement and any other Applicable Loan Documents (as defined below) and (iii) the Successor Agent, as the Administrative Agent and N.A. Collateral Agent, shall succeed to, and be vested with, all of the rights, powers and duties of the Administrative Agent and the N.A. Collateral Agent, as the case may be, under the Credit Agreement and any other Applicable Loan Documents (as defined below) (excluding the rights, claims and obligations under Sections 8.01(c), 8.01(e), 8.01(h) and 8.01(i) of the Credit Agreement and Section 12 of the Subsidiary Guarantee Agreement) and (B) the Required Lenders by their execution of the Third Amendment, simultaneously with the execution of this Agreement, appointed, in accordance with Section 8.10 of the Credit Agreement, this Agreement and the Third Amendment, the Successor Non-N.A. Collateral Agent as the Non-N.A. Collateral Agent under the Credit Agreement and the Applicable Loan Documents (as defined below) to which it shall be party pursuant to this Agreement and the Third Amendment, (ii) the Successor Non-N.A. Collateral Agent hereby accepts its appointment as the Non-N.A. Collateral Agent under the Credit Agreement and the Applicable Loan Documents (as defined below) to which it shall be party pursuant to this Agreement and the Third Amendment, (iii) the Successor Non-N.A. Collateral Agent, as the Non-N.A. Collateral Agent, shall succeed to, and be vested with, all of the rights, powers and duties of the Resigning Agent, solely in its capacity as Collateral Agent with respect to the non-U.S. and non-Canadian Collateral under the Credit Agreement (including, for the avoidance of doubt, the rights and obligations under Sections 8.01(c), 8.01(e), 8.01(h) and 8.01(i) of the Credit Agreement), the Agents under the Subsidiary Guarantee Agreement (including, for the avoidance of doubt, the rights claims and obligations under section 12 of the Subsidiary Guarantee Agreement) and any other Applicable Loan Documents (as defined below) and (iv) the Successor Non-N.A. Collateral Agent, as the Non-N.A. Collateral Agent, shall succeed to Section 12 of the Subsidiary Guarantee Agreement and under any other Applicable Loan Documents. “Applicable Loan Documents” shall mean (i) with respect to the Administrative Agent, all Loan Documents, other than Security Documents, (ii) with respect to the N.A. Collateral Agent, all Loan Documents set forth on Schedule II(a) and (b) hereto (as amended, restated, amended and restated, supplemented or otherwise modified from time to time) and any other Security Documents that relate to Collateral and Guarantees under the laws of the United States of America or Canada, any state or province thereof or the District of Columbia and (iii) with respect to the Non-N.A. Collateral Agent, all Loan Documents set forth on Schedule II(a) and (c) hereto (as amended, restated, amended and restated, supplemented or otherwise modified from time to time) and any other Security Documents that relate to Collateral and Guarantees under the law of any jurisdiction other than Canada and the United States of America or Canada, any state or province thereof or the District of Columbia.

3.             Resigning Hypothecary Representative and Succeeding Hypothecary Representative.

Effective as of the Effective Date,

(a)        the Resigning Agent, acting in its capacity as resigning hypothecary representative (within the meaning of article 2692 of the Civil Code of Québec) under the Credit Agreement and the Loan Documents (in such capacity, the “Resigning Hypothecary Representative”), hereby resigns as hypothecary representative and assigns, transfers and delegates to the Successor Agent, acting in its capacity as successor hypothecary representative under the Credit Agreement and the Loan Documents (in such capacity, the “Succeeding Hypothecary Representative”), all of the Resigning Hypothecary Representative’s respective rights, remedies, duties and other obligations under the Credit Agreement and each of the Loan Documents thereunder (excluding the rights, claims and obligations under Sections 8.01(c), 8.01(e), 8.01(h) and 8.01(i) of the Credit Agreement and Section 12 of the Subsidiary Guarantee Agreement), and including, without limitation, in its respective capacities as a secured party, grantee, mortgagee, beneficiary, assignee and all other similar capacities, if any, in which the Resigning Hypothecary Representative was granted Assigned Interests (as defined below); and

(b)        the Succeeding Hypothecary Representative is hereby appointed as hypothecary representative under the Credit Agreement and the other Loan Documents related thereto and the Succeeding Hypothecary Representative hereby accepts such appointment and agrees to act as hypothecary representative under the Credit Agreement and the other Loan Documents related thereto.

From and after the Effective Date, the Succeeding Hypothecary Representative shall have the same rights, remedies, duties and obligations, and the same benefits in such capacity under the Credit Agreement and each Loan Document thereunder, as if it were the original hypothecary representative thereunder and the Resigning Hypothecary Representative’s appointment, rights, remedies, duties and other obligations shall be terminated, provided that nothing in this Agreement shall be deemed a termination of the provisions of, or any of the Resigning Hypothecary Representative’s rights under, the Loan Documents that are expressly stated in any section of any Loan Documents to survive the Resigning Hypothecary Representative’s resignation. For the avoidance of doubt, notwithstanding anything to the contrary contained in this Agreement or otherwise, the Resigning Hypothecary Representative and each affiliate thereof and each director, officer, employee, agent, trustee, representative, attorney, accountant and each insurance, environmental, legal, financial and other advisor and other consultants and agents of or to the Resigning Hypothecary Representative or any of its affiliates shall retain the benefit of all provisions of the Credit Agreement and each of the Loan Documents and applicable privileges with respect to any actions taken or omitted to be taken while the Resigning Hypothecary Representative was, or because the Resigning Hypothecary Representative had been, acting as the hypothecary representative under the Credit Agreement and such Loan Documents.

 4.           Delineation of Responsibilities. The parties hereto agree that neither GS, in its individual capacity and in its capacity as the Resigning Agent, nor any of its Affiliates, shall bear any responsibility or liability for any actions taken or omitted to be taken by the Successor Agent or the Successor Non-N.A. Collateral Agent or otherwise under this Agreement, the Credit Agreement or the other Loan Documents or the transactions contemplated thereby. The parties hereto agree that, each of the Successor Agent and the Successor Non-N.A. Collateral Agent, each in its individual capacity and in its capacity as the Successor Agent or the Successor Non-N.A. Collateral Agent, as applicable, shall bear no responsibility or liability for any event, circumstance, condition or actions existing or occurring prior to the Effective Date or taken or omitted to be taken by GS in its capacity as the Resigning Agent or otherwise under this Agreement, the Credit Agreement, and the other Loan Documents or the transactions contemplated thereby.

5.            Covenants/Representations of the Resigning Agent. (I) The Resigning Agent hereby certifies on and as of the Effective Date that:

(a)        Disbursement Status. Schedule I hereto sets forth a true and correct schedule, as of the Effective Date, of the outstanding principal amount of, and any accrued and unpaid interest payable on, the extensions of credit and Term Loans. The Resigning Agent has delivered to the Successor Agent a true and correct copy of the Register as of the Effective Date.

(b)        Documents. (i) Schedule II(a) hereto sets forth each material Applicable Loan Document (other than any fee letter, engagement letter, fronting letter or similar agreement) to which the Resigning Agent is a party and to which the Successor Agent and the Successor Non-N.A. Collateral Agent will become a party to, (ii) Schedule II(b) hereto sets forth each material Applicable Loan Document (other than any fee letter, engagement letter, fronting letter or similar agreement) to which the Resigning Agent is a party and to which the Successor Agent (but not the Successor Non-N.A. Collateral Agent) will become a party to and (iii) Schedule II(c) hereto sets forth each material Applicable Loan Document (other than any fee letter, engagement letter, fronting letter or similar agreement) to which the Resigning Agent is a party and to which the Successor Non-N.A. Collateral Agent (but not the Successor Agent) will become a party. Executed versions of each such Loan Document, together with all exhibits and schedules thereto which are in the possession of the Resigning Agent, have been delivered to the Successor Agent or the Successor Non-N.A. Collateral Agent, as applicable, on or prior to the Effective Date. As of the Effective Date, there have been no material amendments or supplements to such Loan Documents to which the Resigning Agent has knowledge, except as otherwise provided to the Successor Agent and the Successor Non-N.A. Collateral Agent and as set forth on such Schedule II.

(c)        Defaults, Waivers, Reservation of Rights. The Resigning Agent has not, as of the Effective Date, (i) received from the Borrower Representative any notice of a Default or Event of Default that is, to the knowledge of the Resigning Agent, continuing under the Credit Agreement or any other Loan Document or (ii) sent any letters or notices to the Borrowers or Subsidiary Loan Parties purporting to reserve any of its rights under the Credit Agreement and the other Loan Documents.

(d)        Collateral. To the knowledge of the Resigning Agent, Schedule IV sets forth all possessory Collateral held by the Resigning Agent as of the Effective Date.

(e)        Authority. It is duly authorized to execute and perform its obligations under this Agreement.

(II)          The Resigning Agent agrees that from and after the Effective Date, it shall use commercially reasonable efforts to deliver, or cause to be delivered, promptly to the Successor Agent and the Successor Non-N.A. Collateral Agent, copies of any material written notices and other written requests delivered by any Lender to the Resigning Agent after the Effective Date.

6.             Covenants/Representations of the Loan Parties.

(I) Each Loan Party hereby certifies on, and as of, the Effective Date that:

(a)           Documents. Schedule II hereto sets forth each material Loan Document (other than any fee letter, engagement letter, fronting letter or similar agreement). As of the Effective Date, there have been no amendments, modifications, supplements, waivers or consents to such Loan Documents, except as otherwise provided to the Successor Agent or the Successor Non-N.A. Collateral Agent, as applicable.

(b)           Defaults, Waivers, Reservation of Rights. There is no Default or Event of Default that is continuing under the Credit Agreement or any other Loan Document other than as set forth on Exhibit A.

(c)           Collateral. To the knowledge of the Loan Parties, Schedule III sets forth all security filings, Mortgages and other filings or documents related to the Liens on the Collateral, excluding expired security filings related to the Liens on the Collateral.

(d)          Secured Parties. There are no Cash Management Banks or Hedge Banks constituting Secured Parties under the Credit Agreement.

(e)           Authorization. The execution, delivery and performance by each Loan Party of this Agreement (a) are within such Loan Party’s corporate or other organizational power and (b) have been duly authorized by all necessary corporate or other organizational action of such Loan Party.

7.             Covenants/Representation of the Agents. The Successor Agent (i) agrees that it will, independently and without reliance upon the Resigning Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement and the other Applicable Loan Documents and (ii) agrees to be bound by the provisions of the Credit Agreement and the Applicable Loan Documents and will perform in accordance with its terms all the respective obligations which by the terms of the Credit Agreement and the Applicable Loan Documents are required to be performed by it as the Successor Agent. Each of the Successor Agent and the Successor Non-N.A. Collateral Agent represents and warrants that it is duly authorized to execute this Agreement and to perform its respective obligations under this Agreement, the Credit Agreement and the Applicable Loan Documents.

8.             Collateral. As of the Effective Date, the Resigning Agent, in its capacity as Collateral Agent under the Existing Credit Agreement and the other Loan Documents, shall be deemed to assign, transfer, and convey to: (i) the Successor Agent, in its capacity as N.A. Collateral Agent, each of the Liens, powers of attorney, mortgages, security interests and other rights, titles, indemnities, interests, privileges, demands, and charges in the N.A. Collateral (as defined in the Credit Agreement, as amended by the Third Amendment) granted to the Resigning Agent under the Loan Documents in its capacity as Collateral Agent under the Existing Credit Agreement and (ii) the Non-N.A. Collateral Agent, each of the Liens, powers of attorney, mortgages, security interests and other rights, titles, indemnities, interests, privileges, demands, and charges in the Non-N.A. Collateral (as defined in the Credit Agreement, as amended by the Third Amendment) granted to the Resigning Agent under the Loan Documents in its capacity as Collateral Agent under the Existing Credit Agreement or “security trustee” under the Applicable Loan Documents. Each of the Successor Agent and Successor Non-N.A. Collateral Agent, as a “security trustee” under the Applicable Loan Documents, shall be deemed to accept such assignment, transfer and conveyance and powers of attorney, mortgages, security interests and other rights, titles, indemnities, interests, privileges, demands, and charges granted to the Resigning Agent, for the benefit of the Secured Parties. The Resigning Agent hereby transfers each Parallel Debt Obligations (as defined in Section 12 of the Subsidiary Guarantee Agreement) and its rights and obligations pursuant to Sections 8.01(c), 8.01(e), 8.01(h) and 8.01(i) of the Credit Agreement to the Successor Non-N.A. Collateral Agent. Each Borrower and each of the other Loan Parties confirms and agrees that each of the Liens on the Collateral and security interests in the Collateral granted to the Administrative Agent or Collateral Agent under the Existing Credit Agreement and any of the Applicable Loan Documents shall, from and after the Effective Date, be continuing Liens and security interests in favor of the Successor Agent, solely with respect to the N.A. Collateral (as defined in the Credit Agreement, as amended by the Third Amendment) and solely with respect to the Non-N.A. Collateral (as defined in the Credit Agreement, as amended by the Third Amendment) the Successor Non-N.A. Collateral Agent, in each case, for the benefit of the Secured Parties.

Upon the Effective Date (or in the case of the Australian PPSR registrations referred to below, within 10 Business Days after the Effective Date), the Required Lenders shall prepare, file, record, amend, assign, endorse and/or execute as applicable (i) any UCC assignments or amendments with respect to the UCC financing statements or amendments with respect to the Australian PPSR registrations, (ii) any assignments, amendments or replacements with respect to the existing Mortgages and (iii) assignments or amendments or other documents with respect to any other filings, account control agreements, supplements, certificates of title or other documents in each case in respect of the Collateral as may be necessary, or requested by the Resigning Agent, Successor Agent or the Successor Non-N.A. Collateral Agent, (clauses (i) – (iii) collectively, the “Collateral Assignments”), in the case of each Collateral Assignment, in form and substance reasonably satisfactory to the Borrower Representative, the Resigning Agent and the Successor Agent or the Successor Non-N.A. Collateral Agent, as applicable, to effect the replacement of the Resigning Agent, as secured party thereunder, with the Successor Agent or the Successor Non-N.A. Collateral Agent, as applicable (it being agreed that any such Collateral Assignments shall be made without any representations, recourse or warranties from the Resigning Agent, the Successor Agent or the Successor Non-N.A. Collateral Agent).

On and after the Effective Date: (i) any Collateral held by the Resigning Agent (including, without limitation, any Collateral in the possession or control (as defined in the UCC) of the Resigning Agent or any agent or bailee thereof) for the benefit of the Secured Parties shall be deemed to be held by the Resigning Agent solely as sub-agent of or bailee for the Successor Agent or the Successor Non-N.A. Collateral Agent, as applicable, for the benefit of the Successor Agent or the Successor Non-N.A. Collateral Agent, as applicable, and the Secured Parties until such time as the Collateral in its possession is delivered to the Successor Agent or Successor Non-N.A. Collateral Agent, as applicable and as all Collateral Assignments have been completed and any and all consents which may be required in connection with the transfer contemplated by this Agreement and the Third Amendment are obtained such that the Successor Agent (solely with respect to the N.A. Collateral (as defined in the Credit Agreement, as amended by the Third Amendment)) or the Successor Non-N.A. Collateral Agent (solely with respect to the Non-N.A. Collateral (as defined in the Credit Agreement, as amended by the Third Amendment), as applicable, shall be named as secured party on behalf of the Secured Parties in all UCC financing statements, Australian PPSR registrations, Mortgages, certificates of title, account control agreements and any other filings reasonably necessary to ensure continued perfection in such Collateral on behalf of the Secured Parties; (ii) any reference to the Resigning Agent on any publicly or nonpublicly filed document, to the extent such filing relates to the Liens and security interests in the Collateral assigned hereby, shall, until such filing is modified to reflect the interests of the Successor Agent (solely with respect to the N.A. Collateral (as defined in the Credit Agreement, as amended by the Third Amendment)) or the Successor Non-N.A. Collateral Agent (solely with respect to the Non-N.A. Collateral (as defined in the Credit Agreement, as amended by the Third Amendment), as applicable, with respect to such Liens and security interests, constitute a reference to the Resigning Agent as sub-agent of the Successor Agent or the Successor Non-N.A. Collateral Agent, as applicable (unless no such modification to such filing is necessary to reflect the appointment of the Successor Agent or the Successor Non-N.A. Collateral Agent, as applicable); (iii) any reference to the Resigning Agent as an additional insured and/or loss payee under any insurance (including title insurance) required to be maintained pursuant to the Loan Documents shall, until the Successor Agent (solely with respect to the N.A. Collateral (as defined in the Credit Agreement, as amended by the Third Amendment)) or the Successor Non-N.A. Collateral Agent (solely with respect to the Non-N.A. Collateral (as defined in the Credit Agreement, as amended by the Third Amendment), as applicable, is substituted as additional insured and/or loss payee thereunder (in form and substance and as agreed with or waived by the Required Lenders), constitute a reference to the Resigning Agent as sub-agent of the Successor Agent or the Successor Non-N.A. Collateral Agent, as applicable; and (iv) any reference to the Resigning Agent in any pledge agreement, security agreement, guarantee, mortgage, intellectual property security agreement, account control agreement or other Security Document shall, until the Successor Agent (solely with respect to the N.A. Collateral (as defined in the Credit Agreement, as amended by the Third Amendment)) or the Successor Non-N.A. Collateral Agent (solely with respect to the Non-N.A. Collateral (as defined in the Credit Agreement, as amended by the Third Amendment), as applicable, is substituted thereunder (whether by operation of law or by subsequent amendment, assignment, filing or other instrument), constitute a reference to the Resigning Agent as sub-agent of the Successor Agent or the Successor Non-N.A. Collateral Agent, as applicable, and, in each case of clauses (i), (ii), (iii) and (iv), the parties hereto agree that the sub-agency constituted hereby is, solely for the purposes of maintaining the priority and perfection of the Liens on the Collateral (it being understood, however, that the Resigning Agent shall have no responsibility or obligation to take any action to maintain the priority or perfection of such Liens, except as set forth in this Agreement) and the Resigning Agent’s role as such sub-agent shall impose no duties, obligations, or liabilities on the Resigning Agent, including, without limitation, any duty to take any type of direction regarding any action to be taken against such Collateral, whether such direction comes from the Successor Agent, the Successor Non-N.A. Collateral Agent, the Required Lenders or otherwise, and, without limiting the generality of Section 11(c) below, the Resigning Agent shall have the full benefit of the indemnifications and exculpations provided for in the Credit Agreement including, without limitation, Article VIII and Section 9.05 of the Credit Agreement while serving in such capacity, the provisions of which are incorporated herein mutatis mutandis. Each of the Successor Agent (solely with respect to the N.A. Collateral (as defined in the Credit Agreement, as amended by the Third Amendment) and the Successor Non-N.A. Collateral Agent (solely with respect to the Non-N.A. Collateral (as defined in the Credit Agreement, as amended by the Third Amendment) agrees to take possession of any possessory collateral delivered to the Successor Agent or the Successor Non-N.A. Collateral Agent, as applicable, on or after the Effective Date upon tender thereof by the Resigning Agent (including, for the avoidance of doubt, the possessory collateral set forth on Schedule IV). The Loan Parties, the Successor Agent and the Successor Non-N.A. Collateral Agent agree that they shall, as promptly as practicable following the Effective Date, effect the substitutions of the Successor Agent and the Successor Non-N.A. Collateral Agent as described above. It is acknowledged and agreed by each of the parties hereto (and by the Required Lenders by their execution of the Third Amendment) that the Successor Agent and Successor Non-N.A. Collateral Agent has made no determination as to (i) the validity, enforceability, effectiveness or priority of any Liens granted or purported to be granted pursuant to the Credit Agreement and the Loan Documents or (ii) the accuracy or sufficiency of the documents, filings, recordings and other actions taken to create, perfect or maintain the existence, perfection or priority of the Liens granted or purported to be granted pursuant to the Credit Agreement and the Loan Documents. The Successor Agent and the Successor Non-N.A. Collateral Agent shall be entitled to assume that, as of the date hereof, all Liens purported to be granted and perfected pursuant to the Credit Agreement and the Loan Documents are valid and perfected Liens having the priority intended by the Loan Parties, the Lenders and the other Secured Parties under the Credit Agreement and the Loan Documents. In no event shall the Successor Non-N.A. Collateral Agent be responsible or liable for the creation, perfection or priority of any Lien or security interest created or purported to be created under the Credit Agreement and the Loan Documents (including with respect to assignments of any Liens). In furtherance of the foregoing, in no event shall the Successor Non-N.A. Collateral Agent be responsible for, or have any duty to ascertain or inquire into, or ensure or be responsible for, the creation, validity, priority or perfection of any lien or security interest purported to be transferred, assigned or conveyed pursuant to this Agreement, the Credit Agreement or the Loan Documents.

Notwithstanding anything to the contrary in this Agreement, the parties agree that any amendments to the Mortgages encumbering Material Real Property shall be delivered as post-closing items in accordance with Section 12 hereof and shall not be required as a condition to, or concurrently with, the Effective Date.

Notwithstanding anything to the contrary in the Credit Agreement or in any other Loan Document, neither the Successor Agent, the Successor Non-N.A. Collateral Agent nor the Resigning Agent shall be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of any of its rights or powers hereunder, under the Credit Agreement or under any other Loan Document.

Each of the Successor Agent and the Successor Non-N.A. Collateral Agent shall be entitled to conclusively rely upon, and shall not incur any liability for relying upon, the information set forth herein and the records and other information supplied to it by the Resigning Agent, the Loan Parties, any Lender or any of their respective Affiliates (and may assume such information is a true, complete and correct set of all documents and information necessary or advisable for the Successor Agent and the Successor Non-N.A. Collateral Agent to perform its duties and obligations under the Credit Agreement and the other Loan Documents), and in no event shall the Successor Agent or the Successor Non-N.A. Collateral Agent have any liability in respect of the calculations, determinations or distributions made by the Lender, any of the Loan Parties or the Resigning Agent prior to the Effective Date, nor shall the Successor Agent have any liability with respect to any calculation, determination or distribution that is made by it based in whole or in part on information supplied to it by the Resigning Agent, any Lender, any of the Loan Parties or any of their respective Affiliates. For the avoidance of doubt and notwithstanding anything contained in any Loan Document, the Successor Non-N.A. Collateral Agent shall not be required or obligated to extend credit to any Person or pay any cost or expense of, or fee to, any Person, including, without limitation, the Resigning Agent or the Lenders.

Notwithstanding anything to the contrary, in respect of the Swiss Security Documents (as defined below), (I) the Loan Parties and the Resigning Agent acknowledge and agree that with effect as of the Effective Date pursuant to a Swiss law governed security confirmation and transfer agreement dated on or around the date hereof by and between Elanco International, Inc., Elanco Europe GmbH, Elanco Financing SA, Elanco Tiergesundheit AG, the Resigning Agent and the Successor Non-N.A. Collateral Agent (the “Swiss Confirmation and Transfer Agreement”), (a) the Resigning Agent ceases to be a party to the Swiss Security Documents, and (b) the Successor Non-N.A. Collateral Agent replaces the Resigning Agent as Collateral Agent under the Swiss Security Documents; (II) the Resigning Agent agrees to transfer and assign, with effect as of the Effective Date pursuant to the Swiss Confirmation and Transfer Agreement, to the Successor Non-N.A. Collateral Agent, all its rights and obligations as Administrative Agent under or in connection with the Swiss Security Documents (the "Swiss Transferring Rights and Obligations"), and the Successor Non-N.A. Collateral Agent agrees to assume, with effect as of the Effective Date pursuant to the Swiss Confirmation and Transfer Agreement, the Swiss Transferring Rights and Obligations; (III) the relevant parties acknowledge and agree that, with effect as of the Effective Date, all references in the Swiss Security Documents to the "Collateral Agent" shall be read and construed as references to the Successor Non-N.A. Collateral Agent.

9.            Further Assurances. The Resigning Agent agrees that, following the Effective Date, the Resigning Agent shall, unless such action would expose the Resigning Agent or any of its officers, directors, employees, agents, attorneys and other representatives to personal liability or would be contrary to applicable law or regulation or the Loan Documents (in each case, as reasonably determined by the Resigning Agent) (i) furnish additional releases, amendment or termination statements, assignments, acknowledgements, such other customary documents, instruments and agreements and such other information as may be reasonably requested by the Borrowers, the Successor Agent or the Successor Non-N.A. Collateral Agent from time to time in each case as are necessary in order to effect the matters covered hereby, (ii) take such actions with respect to the Collateral as may be reasonably requested by the Borrowers, the Successor Agent or the Successor Non-N.A. Collateral Agent from time to time in order to effect the matters covered hereby, and (iii) at the sole cost and expense of the Borrower, promptly turn over to the Successor Agent or the Successor Non-N.A. Collateral Agent, as applicable, any possessory Collateral that comes into its possession on or after the Effective Date; provided that any document, instrument or agreement to be furnished or executed by, or other action to be taken by, the Resigning Agent shall be reasonably satisfactory to it, and the Resigning Agent shall be reasonably satisfied that the delivery of any information requested of it would not breach any confidentiality restrictions binding on it. Without in any way limiting the Borrowers’ obligations under the Loan Documents, the Borrowers shall promptly reimburse the Resigning Agent for all reasonable and documented out-of-pocket costs and expenses (including reasonable and documented attorney’s fees) incurred by the Resigning Agent in connection with any actions taken from time to time pursuant to, or related to, this Agreement and the transactions and actions contemplated hereunder. All other provisions of the Credit Agreement providing for the payment of fees and expenses of, and providing indemnities for the benefit of, the Resigning Agent shall remain in full force and effect for the benefit of the Resigning Agent (including, for the avoidance of doubt Article VIII and Section 9.05 of the Credit Agreement).

10.           Return of Payments.

(a)        In the event that, on or after the Effective Date, the Resigning Agent receives any principal, interest or other amount owing to any Lender, the Successor Agent or the Successor Non-N.A. Collateral Agent under any Loan Document, the Resigning Agent agrees that such payment shall be held in trust for the Successor Agent or the Successor Non-N.A. Collateral Agent, as applicable, and the Resigning Agent shall promptly return without setoff or counterclaim such payment to the Successor Agent or the Successor Non-N.A. Collateral Agent, as applicable, for payment to the Person entitled thereto.

(b)        In the event that, on or after the Effective Date, the Successor Agent or the Successor Non-N.A. Collateral Agent receives any principal, interest or other amount owing to the Resigning Agent under any Loan Document, the Successor Agent and the Successor Non-N.A. Collateral Agent agree that such payment shall be held in trust for the Resigning Agent and the Successor Agent or Successor Non-N.A. Collateral Agent, as applicable, shall promptly return without setoff or counterclaim such payment to the Resigning Agent.

11.           Miscellaneous.

(a)         Conditions to Effectiveness. This Agreement shall be effective as of the date (the “Effective Date”) that the following conditions have been met: (i) the Loan Parties, the Resigning Agent, the Successor Agent and the Successor Non-N.A. Collateral Agent shall have received this Agreement, executed and delivered by a duly authorized officer of the Loan Parties, Resigning Agent, the Successor Agent and the Successor Non-N.A. Collateral Agent, respectively, (ii) the Successor Agent and the Successor Non-N.A. Collateral Agent (or their counsel their behalf) shall have received electronic copies of the Loan Documents described in Schedule II hereto, as applicable, (iii) the Third Amendment shall have been executed and delivered by the Required Lenders, (iv) the Successor Agent shall have received that certain Successor Agent Fee Letter, dated as of the date hereof (the “Successor Agent Fee Letter”), executed and delivered by a duly authorized officer of the Borrower Representative (it being understood and agreed that with respect to the Fee Letter (as defined in the Existing Credit Agreement) previously delivered to GS the obligation of the Borrowers to pay the fees described in paragraph 2 thereof is hereby terminated in all respects), (v) the Successor Agent shall have received from the Borrowers payment in immediately available funds of any amounts payable pursuant to the terms of the Successor Agent Fee Letter, and any other amounts payable to it as Successor Agent (including, to the extent an invoice therefor is received at least three business days prior to the Effective Date (the “Invoice Date”) or, if invoiced after the Invoice Date, within 30 days following receipt of the relevant invoice), for all reasonable and documented out-of-pocket expenses (but limited, in the case of legal fees and expenses, to (i) the reasonable fees, charges and disbursements of one outside counsel and (ii) if reasonably necessary, the fees, charges and disbursements of one local counsel in any relevant material local jurisdiction) in order to effect the matters covered hereby, (v) the Successor Non-N.A. Collateral Agent shall have received that certain Successor Non-N.A. Collateral Agent Fee Letter, dated as of the date hereof (the “Successor Non-N.A. Collateral Agent Fee Letter”), executed and delivered by a duly authorized officer of the Borrower Representative, (vi) the Successor Non-N.A. Collateral Agent shall have received from the Borrowers payment in immediately available funds of any amounts payable pursuant to the terms of the Successor Non-N.A. Collateral Agent Fee Letter, and any other amounts payable to it as Successor Non-N.A. Collateral Agent (including, to the extent an invoice therefor is received prior to the Invoice Date or, if invoiced after the Invoice Date, within 30 days following receipt of the relevant invoice), for all reasonable and documented out-of-pocket expenses (but limited, in the case of legal fees and expenses, to (i) the reasonable fees, charges and disbursements of one outside counsel and (ii) if reasonably necessary, the fees, charges and disbursements of one local counsel in any relevant material local jurisdiction) in order to effect the matters covered hereby, (vii) the Resigning Agent shall have received from the Borrowers payment in immediately available funds of all accrued and unpaid amounts payable to it as the Resigning Agent pursuant to the Loan Documents (including, to the extent an invoice therefor is received prior to the Invoice Date or, if invoiced after the Invoice Date, within 30 days following receipt of the relevant invoice), for all reasonable and documented out-of-pocket expenses (but limited, in the case of legal fees and expenses, to (i) the reasonable fees, charges and disbursements of one outside counsel and (ii) if reasonably necessary, the fees, charges and disbursements of one local counsel in any relevant material local jurisdiction) incurred by the Resigning Agent in order to effect the matters covered hereby and (viii) the Successor Non-N.A. Collateral Agent and the Resigning Agent have executed and delivered, as at the date hereof, the document entitled “Deed of Retirement and Appointment of Security Trustee”.

(b)        Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(c)        Continuing Effect; No Other Waivers or Amendments. This Agreement shall not constitute an amendment to or waiver of any provision of the Credit Agreement or the other Loan Documents and shall not be construed as a consent to any action on the part of the Borrowers, or any other subsidiary of the Borrowers that would require an amendment, waiver or consent of the Administrative Agent or any Lender. This Agreement shall not constitute a novation of the Credit Agreement or any other Loan Document. The provisions of the Credit Agreement and the other Loan Documents are and shall remain in full force and effect in accordance with their terms. After the Effective Date, as set forth in Section 8.10 of the Credit Agreement, the provisions of Article VIII and Section 9.05 of the Credit Agreement shall inure to the benefit of the Resigning Agent (and, as and to the extent provided therein, its Related Parties) as to any actions taken or omitted to be taken while it was Administrative Agent or under the Credit Agreement and the other Loan Documents, and it is understood and agreed that each of the Successor Agent and the Successor Non-N.A. Collateral Agent (a) shall have no responsibility or liability whatsoever for any actions taken or failures to take action (including without limitation any matters relating to payments, computations and accruals) for the period prior to the Effective Date and (b) shall receive all of the benefits, indemnifications and exculpations provided for in the Credit Agreement (including without limitation under the provisions of Article VIII and Section 9.05 of the Credit Agreement) that are stated therein to apply to the Administrative Agent and a Collateral Agent from and after the Effective Date; it being understood and agreed that none of the Resigning Agent nor any of its Related Parties shall have any additional liability (express or implied) by operation of preceding clauses (a) and (b). The Resigning Agent shall retain all claims and rights to indemnification under the Credit Agreement and the other Loan Documents for acts, omissions, events or circumstances occurring or existing on or prior to the Effective Date in its capacity as Resigning Agent under the Credit Agreement and the other Loan Documents.

(d)        Reserved.

(e)         Privileged Information. It is the intention and understanding of the Resigning Agent, the Successor Agent and the Successor Non-N.A. Collateral Agent that any exchange of information under this Agreement that is otherwise protected against disclosure by privilege, doctrine or rule of confidentiality (such information, “Privileged Information”), whether before or after the Effective Date (i) shall not waive any applicable privilege, doctrine or rule of protection from disclosure, (ii) shall not diminish the confidentiality of the Privileged Information and (iii) shall not be asserted as a waiver of any such privilege, doctrine or rule by the Resigning Agent, the Successor Agent or the Successor Non-N.A. Collateral Agent. The Resigning Agent makes no representation or warranty and assumes no responsibility with respect to (a) any statements, warranties or representations made in or in connection with the Credit Agreement and the other Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, the Credit Agreement and the other Loan Documents or any other instrument or document furnished pursuant thereto, or (b) the financial condition of the Borrowers or the performance or observance by the Borrowers of any of its obligations under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant thereto.

(f)          Notice.

(i)         The following address are to be used for purposes of communications to the Successor Agent by the Resigning Agent:

JPMorgan Chase Bank, N.A.

500 Stanton Christiana Rd.

NCC5 / 1st Floor

Newark, DE 19713

Attention: Loan & Agency Services Group

(ii)        The following address are to be used for purposes of communications to the Successor Non-N.A. Collateral Agent by the Resigning Agent:

Wilmington Trust, National Association

77 Upper Rock Circle, 8th floor

Rockville, MD 20850

Attention: Loan Agency Group – Elanco - Teisha Wright

Email: twright4@wilmingtontrust.com

With a copy to (which shall not constitute notice)

Seward & Kissel LLP

1 Battery Park Plaza

New York, NY 10004

Attention: Gregg Bateman

Email: bateman@sewkis.com

(iii)        The following address is to be used for any communications from the Successor Agent or the Successor Non-N.A. Collateral Agent to the Resigning Agent in connection with this Agreement, the Credit Agreement or the other Loan Documents:

Goldman Sachs Bank USA

200 West Street

New York, NY 10282

Attention: Bank Debt Portfolio Group

Telephone: (212) 902-5717

E-mail: Luke.Qiu@gs.com

(g)        Counterparts. This Agreement may be executed in any number of separate counterparts by the parties hereto (including by telecopy or via electronic mail), each of which counterparts when so executed shall be an original, but all the counterparts shall together constitute one and the same agreement. Delivery of an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission shall have the same force and effect as the delivery of an original executed counterpart of this Agreement. It is understood and agreed that, subject to any Requirement of Law, the words “execution”, “signed”, “signature”, “delivery” and words of like import in or relating to this Agreement shall be deemed to include any Electronic Signature, delivery or the keeping of any record in electronic form, each of which shall have the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system to the extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act or any similar state laws based on the Uniform Electronic Transactions Act.

(h)        GOVERNING LAW; VENUE. SUBJECT TO THE PARAGRAPHS BELOW, THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT, WHETHER IN TORT, CONTRACT (AT LAW OR IN EQUITY) OR OTHERWISE, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT SECTIONS 9.11 AND 9.15 OF THE CREDIT AGREEMENT APPLY TO THIS AGREEMENT, MUTATIS MUTANDIS.

IF AND TO THE EXTENT THIS AGREEMENT RELATES TO THE SWISS SECURITY DOCUMENTS, THE RELEVANT PROVISIONS IN THIS AGREEMENT (INCLUDING, WITHOUT LIMITATION, THE FOURTH PARAGRAPH IN SECTION 8) SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH SWISS LAW (INCLUDING ALL IN REM ASPECTS).

12.        Post-Closing. Borrowers shall deliver, or caused to be delivered, to Successor Agent, with respect to Material Real Property within ten (10) Business Days after the date of this Agreement (or such later date or dates as may be approved by Successor Agent in its reasonable discretion), amendments to the Mortgages encumbering such Material Real Property executed by the owner of such Material Real Property, to be negotiated in good faith by Borrower and Successor Agent.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective duly authorized officers as of the date first above written.

THE RESIGNING AGENT

GOLDMAN SACHS BANK USA, as the Resigning Agent

By:	/s/ Luke Qiu
Name:	Luke Qiu
Title:	Authorized Signatory

[Signature Page to Agency Resignation Agreement]

THE SUCCESSOR AGENT

JPMORGAN CHASE BANK, N.A., as the Successor Agent

By:	/s/ William R. Doolittle
	Name:	William R. Doolittle
	Title:	Executive Director

[Signature Page to Agency Resignation Agreement]

THE SUCCESSOR NON-N.A. COLLATERAL AGENT

WILMINGTON TRUST, NATIONAL ASSOCIATION, as the Successor Non-N.A. Collateral Agent

By:	/s/ Joseph B. Feil
	Name:	Joseph B. Feil
	Title:	Vice President

[Signature Page to Agency Resignation Agreement]

LOAN PARTIES:

ELANCO ANIMAL HEALTH INCORPORATED, as Borrower

By:	/s/ Eric Seremet
Name:	Eric Seremet
Title:	Treasurer

ELANCO US, INC, as Co-Borrower

By:	/s/ Eric Seremet
Name:	Eric Seremet
Title:	Treasurer

[Signature Page to Agency Resignation Agreement]

GUARANTORS:

ELANCO INTERNATIONAL, INC. LOHMANN ANIMAL HEALTH INTERNATIONAL, INC. EXPERT PET CARE, INC.

By:	/s/ Eric Seremet
Name:	Eric Seremet
Title:	Treasurer

[Signature Page to Agency Resignation Agreement]

ELANCO EUROPE GMBH

By:	/s/ Stefan Gebauer
Name:	Stefan Gebauer
Title:	Member of the board of managing directors

ELANCO TIERGESUNDHEIT AG

By:	/s/ Stefan Gebauer
Name:	Stefan Gebauer
Title:	Member of the board of directors

ELANCO FINANCING SA

By:	/s/ Stefan Gebauer
Name:	Stefan Gebauer
Title:	Member of the board of directors

[Signature Page to Agency Resignation Agreement]

ELANCO ANIMAL HEALTH GMBH

By:	/s/ Liska Vehling
Name:	Liska Vehling
Title:	Managing Director

ELANCO GMBH

By:	/s/ Stefan Gebauer
Name:	Stefan Gebauer
Title:	Managing Director

ELANCO DEUTSCHLAND GMBH

By:	/s/ Inga Drosse
Name:	Inga Drosse
Title:	Managing Director

KVP PHARMA+VETERINÄR PRODUKTE GMBH

By:	/s/ F. Küpker
Name:	Dr. F. Küpker
Title:	Managing Director

LOHMANN ANIMAL HEALTH GMBH

By:	/s/ Luise Gryschok
Name:	Luise Gryschok
Title:	Managing Director

[Signature Page to Agency Resignation Agreement]

ELANCO CANADA LIMITED

By:	/s/ Wa (Brianna) Niu
Name:	Wa (Brianna) Niu
Title:	CFO – Canada

[Signature Page to Agency Resignation Agreement]

ELANCO UK AH LIMITED

By:	/s/ Matthew Frost
Name:	Matthew Frost
Title:	Director

[Signature Page to Agency Resignation Agreement]

Executed by Elanco Australia Holding Pty Limited in accordance with section 127 of the Corporations Act 2001 (Cth) by:

/s/ LANCE REN WILLIAMS	/s/ VICTORIO ENRICO GUEVARA
Signature of director	Signature of director/secretary

LANCE REN WILLIAMS	VICTORIO ENRICO GUEVARA
Name of director (print)	Name of director/secretary (print)

Executed by Elanco Australasia Pty Ltd in accordance with section 127 of the Corporations Act 2001 (Cth) by:

/s/ LANCE REN WILLIAMS	/s/ VICTORIO ENRICO GUEVARA
Signature of director	Signature of director/secretary

LANCE REN WILLIAMS	VICTORIO ENRICO GUEVARA
Name of director (print)	Name of director/secretary (print)

[Signature Page to Agency Resignation Agreement]